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              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.,
                                    Depositor

                          MIDLAND LOAN SERVICES, INC.,
                                 Master Servicer

                             CLARION PARTNERS, LLC,
                                Special Servicer

                             WELLS FARGO BANK, N.A.,
                                     Trustee

                         POOLING AND SERVICING AGREEMENT

                           Dated as of August 1, 2004

                                 $1,639,437,484
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2004-C3

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                                              TABLE OF CONTENTS

                                                                                                       Page
                                                                                                       ----
                                                  ARTICLE I
                                                 DEFINITIONS

SECTION 1.05.    Certain Considerations Regarding Reimbursements of Nonrecoverable
                   Advances and Workout-Delayed Reimbursement Amounts....................................83

                                                 ARTICLE II
                           CONVEYANCE OF LOANS; ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01.    Conveyance of Loans.....................................................................87
SECTION 2.02.    Acceptance by Trustee...................................................................91
SECTION 2.03.    Representations, Warranties and Covenants of the Depositor; Repurchase
                   and Substitution of Loans by the Responsible Parties for Defects in
                   Mortgage Files, Breaches of Representations and Warranties and Other
                   Matters...............................................................................93
SECTION 2.04.    Issuance of Uncertificated Lower-Tier Interests; Execution of
                   Certificates..........................................................................98

                                                 ARTICLE III
                               ADMINISTRATION AND SERVICING OF THE TRUST FUND

SECTION 3.04.    The Collection Account, Distribution Account and Excess Interest
                   Distribution Account.................................................................107
SECTION 3.05.    Permitted Withdrawals from the Collection Account and the Distribution
                   Account..............................................................................112
SECTION 3.06.    Investment of Funds in the Collection Account, Junior Loan Custodial
                   Accounts, Servicing Accounts, Cash Collateral Accounts, Lock-Box
                   Accounts, REO Accounts, Distribution Account, Interest Reserve
                   Account and Excess Liquidation Proceeds Account......................................119
SECTION 3.07.    Maintenance of Insurance Policies; Errors and Omissions and Fidelity
                   Coverage.............................................................................121
SECTION 3.08.    Enforcement of Due-On-Sale and Due-On-Encumbrance Clauses; Assumption

                                       -i-

SECTION 3.19.    Additional Obligations of the Master Servicer and the Special Servicer;
                   Inspections; Appraisals..............................................................151
SECTION 3.20.    Modifications, Waivers, Amendments and Consents........................................155
SECTION 3.21.    Transfer of Servicing Between Master Servicer and Special Servicer;

SECTION 3.26.    Reports to the Securities and Exchange Commission; Available

SECTION 3.29.    Limitations on and Authorizations of the Master Servicer and the

                                                 ARTICLE IV
                                       PAYMENTS TO CERTIFICATEHOLDERS

SECTION 4.01.    Distributions..........................................................................198
SECTION 4.02.    Statements to Certificateholders; Reports by Trustee; Other Information

                                                  ARTICLE V
                                              THE CERTIFICATES

                                      -ii-

                                                 ARTICLE VI
                         THE DEPOSITOR, THE MASTER SERVICER AND THE SPECIAL SERVICER

SECTION 6.01.    Liability of the Depositor, the Master Servicer and the Special
                   Servicer.............................................................................224
SECTION 6.02.    Merger, Consolidation or Conversion of the Depositor, the Master
                   Servicer or the Special Servicer.....................................................224
SECTION 6.03.    Limitation on Liability of the Trustee, the Depositor, the Master
                   Servicer, the Special Servicer and Others............................................224
SECTION 6.04.    Master Servicer and Special Servicer Not to Resign.....................................226
SECTION 6.05.    Rights of the Depositor in Respect of the Master Servicer and the
                   Special Servicer.....................................................................227

                                                 ARTICLE VII
                                                   DEFAULT

                                                ARTICLE VIII
                                           CONCERNING THE TRUSTEE

SECTION 8.05.    Fees and Expenses of Trustee; Reimbursements and Other Payments to

                                                 ARTICLE IX
                                                 TERMINATION

SECTION 9.01.    Termination Upon Repurchase or Liquidation of All Loans................................246
SECTION 9.02.    Additional Termination Requirements....................................................248

                                     -iii-

                                                  ARTICLE X
                                          MISCELLANEOUS PROVISIONS

                                      -iv-

EXHIBITS

A-1            Form of Class A-1, Class A-2, Class A-3, Class A-4, Class A-5,
                 Class A-1-A, Class B, Class C and Class D Certificates
A-2            Form of Class A-X and Class A-SP Certificates
A-3            Form of Class E, Class F, Class G, Class H, Class J, Class K,
                 Class L, Class M, Class N, Class O and Class P Certificates
A-4            Form of Class V Certificate
A-5            Form of Class R Certificate
B              Mortgage Loan Schedule
C-1            List of Additional Collateral Loans
C-2            List of Mezzanine Loans
D              Form of Request for Release
E              Form of Lost Note Affidavit
F-1A           Form I of Transferor Certificate for Transfers of Non-Registered
                 Certificates
F-1B           Form II of Transferor Certificate for Transfers of Non-Registered
                 Certificates
F-1C           Form I of Transferor Certificate for Transfers of Interests in
                 Global Certificates for Classes of Non-Registered Certificates
F-1D           Form II of Transferor Certificate for Transfers of Interests in
                 Global Certificates for Classes of Non-Registered Certificates
F-2A           Form I of Transferee Certificate for Transfers of Non-Registered
                 Certificates Held in Physical Form
F-2B           Form II of Transferee Certificate for Transfers of Non-Registered
                 Certificates Held in Physical Form
F-2C           Form I of Transferee Certificate for Transfers of Interests in
                 Non-Registered Certificates Held in Book-Entry Form
F-2D           Form II of Transferee Certificate for Transfers of Interests in
                 Non-Registered Certificates Held in Book-Entry Form
G-1            Form of Transferee Certificate in Connection with ERISA
                 (Non-Registered Certificates and Non-Investment Grade
                 Certificates Held in Fully Registered, Certificated Form)
G-2            Form of Transferee Certificate in Connection with ERISA
                 (Non-Registered Certificates Held in Book-Entry Form)
H-1            Form of Residual Transfer Affidavit for Transfers of Class R
                 Certificates
H-2            Form of Transferor Certificate for Transfers of Class R
                 Certificates
I              Investor Certification
J-1            Form of Interim Certification of Trustee
J-2            Form of Final Certification of Trustee
K              Schedule of Reference Rates
L              Form of Sarbanes-Oxley Certification
M              Form of Statement to Certificateholders
N              [Reserved]
O              Form of Acknowledgement of Proposed Special Servicer

                                      -v-

         This Pooling and Servicing Agreement (this "Agreement"), is dated as of
August 1, 2004, among CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., as
Depositor, MIDLAND LOAN SERVICES, INC., as Master Servicer, CLARION PARTNERS,
LLC, as Special Servicer, and WELLS FARGO BANK, N.A., as Trustee.

                             PRELIMINARY STATEMENT:

         The Depositor intends to sell commercial mortgage pass-through certificates (collectively, the "Certificates"), to be issued under this
Agreement in multiple classes (each, a "Class"), which in the aggregate will evidence the entire beneficial ownership interest in the trust fund (the "Trust
Fund") to be created hereunder, the primary assets of which will be a pool of multifamily and commercial mortgage loans listed on Exhibit B hereto. As provided herein, the Trustee shall elect or shall cause an election to be made that each of the Upper-Tier REMIC and the Lower-Tier REMIC (each as defined herein) be treated for federal income tax purposes as a "real estate mortgage investment conduit" (a "REMIC"). The Excess Interest and the Excess Interest
Distribution Account (each as defined herein) shall not be assets of any REMIC but shall be treated as assets of a grantor trust under subpart E, Part I of subchapter J of the Code. The Class V Certificates will represent undivided beneficial interests in the portion of the Trust Fund consisting of the Excess
Interest and the Excess Interest Distribution Account. Additionally, the Trust
shall not include any Junior Loan or any interest of any Junior Loan Holder.

         As provided herein, the Trustee shall elect or cause an election to be made to treat the segregated pool of assets consisting of the Lower-Tier REMIC and the proceeds thereof as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as the "Upper-Tier REMIC". The
Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-1-A, Class A-X,
Class A-SP, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class
J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will evidence "regular interests" in the Upper-Tier REMIC created hereunder. The sole class of "residual interests" in the Upper-Tier REMIC, as well as the sole class of "residual interests" in the Lower-Tier REMIC, will be evidenced by the Class
R Certificates.

         The following table sets forth the designation, the initial
Pass-Through Rate (as defined herein), and the aggregate initial principal amount (the "Original Class Principal Balance") or notional balance ("Original
Class Notional Amount"), as applicable, for each Class of Certificates comprising the "regular interests" in the Upper-Tier REMIC:

                                UPPER-TIER REMIC

                                                                Original Class Principal Balance
                                                                     (or, in the case of the
                                                                     Class A-X or Class A-SP
                                            Initial               Certificates, Original Class
       Class Designation             Pass-Through Rate(1)               Notional Amount)
       -----------------             --------------------               ----------------

Class A-1                                 2.3580%(2)                     $     10,000,000
Class A-2                                 3.9130%(2)                     $     61,126,000
Class A-3                                 4.3020%(2)                     $    209,402,000
Class A-4                                 4.8350%(2)                     $    102,918,000
Class A-5                                 5.1130%(3)                     $    694,474,000
Class A-1-A                               4.8840%(4)                     $    338,144,000
Class A-X                                 0.0885%(5)                     $  1,639,437,484 (6)
Class A-SP                                0.8695%(7)                     $  1,509,166,000 (6)
Class B                                   5.2040%(8)                     $     45,084,000
Class C                                   5.2430%(9)                     $     14,345,000
Class D                                   5.3120%(10)                    $     28,690,000
Class E                                   5.4110%(11)                    $     16,395,000
Class F                                   5.5790%(12)                    $     20,493,000
Class G                                   5.5300%(13)                    $     16,394,000
Class H                                   5.7895%(14)                    $     22,542,000
Class J                                   4.7830%(15)                    $      8,198,000
Class K                                   4.7830%(16)                    $      6,147,000
Class L                                   4.7830%(17)                    $      8,198,000
Class M                                   4.7830%(18)                    $      6,148,000
Class N                                   4.7830%(19)                    $      6,147,000
Class O                                   4.7830%(20)                    $      2,050,000
Class P                                   4.7830%(21)                    $     22,542,484

(1)  Expressed as a rate per annum. Approximate in the case of the Class A-X,
     Class A-SP and Class H Certificates.

(2)  Fixed Pass-Through Rate.

(3)  Variable Pass-Through Rate. See definition of "Class A-5 Pass-Through Rate"
     herein.

(4)  Variable Pass-Through Rate. See definition of "Class A-1-A Pass-Through
     Rate" herein.

(5)  Variable Pass-Through Rate. See definition of "Class A-X Pass-Through Rate"
     herein.

(6)  Original Class Notional Amount. The Class A-X and Class A-SP Certificates
     will not have principal amounts and will not entitle Holders to distributions of principal.

(7)  Variable Pass-Through Rate. See definition of "Class A-SP Pass-Through
     Rate" herein.

(8)  Variable Pass-Through Rate. See definition of "Class B Pass-Through Rate"
     herein.

(9)  Variable Pass-Through Rate. See definition of "Class C Pass-Through Rate"
     herein.

(10) Variable Pass-Through Rate. See definition of "Class D Pass-Through Rate"
     herein.

(11) Variable Pass-Through Rate. See definition of "Class E Pass-Through Rate"
     herein.

(12) Variable Pass-Through Rate. See definition of "Class F Pass-Through Rate"
     herein.

                                      -2-

(13) Variable Pass-Through Rate. See definition of "Class G Pass-Through Rate"
     herein.

(14) Variable Pass-Through Rate. See definition of "Class H Pass-Through Rate"
     herein.

(15) Variable Pass-Through Rate. See definition of "Class J Pass-Through Rate"
     herein.

(16) Variable Pass-Through Rate. See definition of "Class K Pass-Through Rate"
     herein.

(17) Variable Pass-Through Rate. See definition of "Class L Pass-Through Rate"
     herein.

(18) Variable Pass-Through Rate. See definition of "Class M Pass-Through Rate"
     herein.

(19) Variable Pass-Through Rate. See definition of "Class N Pass-Through Rate"
     herein.

(20) Variable Pass-Through Rate. See definition of "Class O Pass-Through Rate"
     herein.

(21) Variable Pass-Through Rate. See definition of "Class P Pass-Through Rate"
     herein.

The Class R Certificates will not have principal amounts or notional balances and will not bear interest.

                                LOWER-TIER REMIC

         As provided herein, the Trustee shall elect or cause an election to be made to treat the segregated pool of assets consisting of the Loans (exclusive of Excess Interest thereon) and certain other related assets subject to this
Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as the "Lower-Tier REMIC". The Class LA-1-1, Class
LA-1-2, Class LA-2-1, Class LA-2-2, Class LA-3-1, Class LA-3-2, Class LA-3-3,
Class LA-4, Class LA-5-1, Class LA-5-2, Class LA-5-3, Class LA-5-4, Class
LA1A-1, Class LA1A-2, Class LA1A-3, Class LA1A-4, Class LA1A-5, Class LA1A-6,
Class LA1A-7, Class LA1A-8, Class LB, Class LC-1, Class LC-2, Class LD-1, Class
LD-2, Class LE-1, Class LE-2, Class LF, Class LG, Class LH, Class LJ, Class LK,
Class LL, Class LM, Class LN, Class LO and Class LP Lower-Tier Interests will constitute "regular interests" in the Lower-Tier REMIC (the "Uncertificated
Lower-Tier Interests") created hereunder. The sole class of "residual interests"
in the Lower-Tier REMIC, as well as the sole class of "residual interests" in the Upper-Tier REMIC, will be evidenced by the Class R Certificates.

         The following table sets forth the designation, the initial Lower-Tier
Remittance Rate (as defined herein) and the aggregate initial principal amount
(the "Original Lower-Tier Principal Amount") or notional balance (the "Original
Lower-Tier Notional Balance") for each Class of Uncertificated Lower-Tier
Interests.

                                      -3-

                             Initial Lower-Tier              Original Lower-Tier
 Class Designation            Remittance Rate(1)               Principal Amount
 -----------------            ------------------               ----------------
      LA-1-1                      5.7895%(2)                  $     8,354,000
      LA-1-2                      5.7895%(2)                  $     1,646,000
      LA-2-1                      5.7895%(2)                  $    54,288,000
      LA-2-2                      5.7895%(2)                  $     6,838,000
      LA-3-1                      5.7895%(2)                  $    52,520,000
      LA-3-2                      5.7895%(2)                  $    57,386,000
      LA-3-3                      5.7895%(2)                  $    99,496,000
       LA-4                       5.7895%(2)                  $   102,918,000
      LA-5-1                      5.7895%(2)                  $    12,997,000
      LA-5-2                      5.7895%(2)                  $    46,330,000
      LA-5-3                      5.7895%(2)                  $    54,538,000
      LA-5-4                      5.7895%(2)                  $   580,609,000
      LA1A-1                      5.7895%(2)                  $     3,058,000
      LA1A-2                      5.7895%(2)                  $    15,484,000
      LA1A-3                      5.7895%(2)                  $    15,813,000
      LA1A-4                      5.7895%(2)                  $    14,991,000
      LA1A-5                      5.7895%(2)                  $    77,337,000
      LA1A-6                      5.7895%(2)                  $    11,781,000
      LA1A-7                      5.7895%(2)                  $    10,415,000
      LA1A-8                      5.7895%(2)                  $   189,265,000
        LB                        5.7895%(2)                  $    45,084,000
       LC-1                       5.7895%(2)                  $     2,159,000
       LC-2                       5.7895%(2)                  $    12,186,000
       LD-1                       5.7895%(2)                  $    11,347,000
       LD-2                       5.7895%(2)                  $    17,343,000
       LE-1                       5.7895%(2)                  $     2,653,000
       LE-2                       5.7895%(2)                  $    13,742,000
        LF                        5.7895%(2)                  $    20,493,000
        LG                        5.7895%(2)                  $    16,394,000
        LH                        5.7895%(2)                  $    22,542,000
        LJ                        5.7895%(2)                  $     8,198,000
        LK                        5.7895%(2)                  $     6,147,000
        LL                        5.7895%(2)                  $     8,198,000
        LM                        5.7895%(2)                  $     6,148,000
        LN                        5.7895%(2)                  $     6,147,000
        LO                        5.7895%(2)                  $     2,050,000
        LP                        5.7895%(2)                  $    22,542,484

(1)  Expressed as a rate per annum. Approximate in all cases.

(2)  Variable Lower-Tier Remittance Rate. See the definition of "Lower-Tier
     Remittance Rate" herein.

         The Class R Certificates will not have principal amounts or notional balances and will not bear interest.

                                      -4-

         The parties intend that the portion of the Trust Fund representing the
Excess Interest and the Excess Interest Distribution Account shall be treated as a grantor trust under subpart E of Part 1 of subchapter J of Chapter 1 of
Subtitle A of the Code and that the Class V Certificates shall represent undivided beneficial interests in the portion of the Trust Fund consisting of the Excess Interest and the Excess Interest Distribution Account.

         As of the close of business on the Cut-off Date (as defined herein), the Loans had an aggregate principal balance, after application of all payments of principal due on or before such date, whether or not received, equal to
$1,639,437,484.

         In consideration of the mutual agreements herein contained, the
Depositor, the Master Servicer, the Special Servicer and the Trustee agree as follows:

                                      -5-

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.01. Defined Terms.

         Whenever used in this Agreement the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this
Article.

         "30/360 Basis": The accrual of interest based on a 360-day year consisting of twelve 30-day months.

         "A Loan": The Mizner Park Loan, the One Park Avenue Loan and each CBA A
Loan, each of which is senior in right of payment to the related Junior Loan(s).

         "A Note": With respect to any A Loan, the Mortgage Note included in the
Trust Fund, which is senior in right of payment to the related Junior Loan, if any, to the extent set forth in the related Intercreditor Agreement.

         "Accountant's Statement": As defined in Section 3.14.

         "Accrued Certificate Interest Amount": With respect to each
Distribution Date and each Class of Regular Certificates, an amount equal to interest for the related Interest Accrual Period at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date, accrued on the related Class Principal Balance of such Class (or, in the case of a Class of
Interest-Only Certificates, on the Class Notional Amount thereof) immediately prior to such Distribution Date. The Accrued Certificate Interest Amount for
each such Class shall be calculated on a 30/360 Basis.

         "Accrued Component Interest Amount": With respect to each Component of the Class A-X and Class A-SP Certificates for any Distribution Date, an amount equal to interest for the related Interest Accrual Period at the Class A-X Strip
Rate or Class A-SP Strip Rate, as applicable, with respect to such Component for such Distribution Date, accrued on the Component Notional Amount of such
Component outstanding immediately prior to such Distribution Date. The Accrued
Component Interest Amount for each Component shall be calculated on a 30/360
Basis.

         "Acquisition Date": With respect to any REO Property, the first day on which such REO Property is considered to be acquired by the Trust Fund and the
Lower-Tier REMIC within the meaning of Treasury regulations section
1.856-6(b)(1), which is the first day on which the Lower-Tier REMIC is treated as the owner of such REO Property (or any interest therein) for federal income tax purposes.

         "Actual/360 Basis": The accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

         "Additional Collateral": With respect to each Additional Collateral
Loan, the cash reserve or irrevocable letter of credit partially securing such
Additional Collateral Loan.

         "Additional Collateral Loan": Any of the Loans identified on Exhibit
C-1 hereto.

         "Additional Review Period": As defined in Section 3.21(e).

                                      -6-

         "Additional Servicing Compensation": As defined in Section 3.11(a).

         "Additional Trust Fund Expenses": An expense of the Trust Fund that (i)
arises out of a default on a Loan or Serviced Loan Combination or an otherwise unanticipated event, (ii) is not covered by a Servicing Advance or a corresponding collection from the related Borrower and (iii) does not represent a loss on a Loan arising from the inability of the Master Servicer and/or the
Special Servicer to collect all amounts due and owing under the Loan, including by reason of the fraud or bankruptcy of the Borrower or, to the extent not covered by insurance, a casualty of any nature at a Mortgaged Property;
provided, however, that, "Additional Trust Fund Expense" shall not include any of the foregoing amounts that have been recovered from the related Borrower or
Mortgaged Property.

         "Adjusted Lower-Tier Remittance Rate": With respect to each
Uncertificated Lower-Tier Interest that constitutes a Corresponding
Uncertificated Lower-Tier Interest for any Class A-SP Component, for any
Distribution Date up to and including the related Class A-SP Termination Date, an annual rate equal to the Reference Rate for such Distribution Date, and for any Distribution Date subsequent to the related Class A-SP Termination Date, an annual rate equal to the Pass-Through Rate in effect for such Distribution Date for the Corresponding Class of Sequential Pay Certificates in respect of such
Uncertificated Lower-Tier Interest. With respect to each Uncertificated
Lower-Tier Interest that does not constitute a Corresponding Uncertificated
Lower-Tier Interest for any Class A-SP Component, for any Distribution Date, an
annual rate equal to the Pass-Through Rate in effect for such Distribution Date for the Corresponding Class of Sequential Pay Certificates in respect of such
Uncertificated Lower-Tier Interest.

         "Advance": Any P&I Advance or Servicing Advance.

         "Adverse REMIC Event": As defined in Section 3.30(f).

         "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.
For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such
Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and
"controlled" have meanings correlative to the foregoing.

         "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

         "Alternative Adjusted Lower-Tier Remittance Rate": With respect to any
Uncertificated Lower-Tier Interest, for any Distribution Date, the rate per annum equal to the Pass-Through Rate in effect for such Distribution Date for the Corresponding Class of Sequential Pay Certificates in respect of such
Uncertificated Lower-Tier Interest.

         "Anticipated Repayment Date": With respect to any ARD Loan, designated as such on the Mortgage Loan Schedule, the date upon which such ARD Loan starts to accrue interest at its Revised Rate.

         "Appraisal": An appraisal prepared in accordance with 12 C.F.R. ss.
225.64 by an Appraiser selected by the Master Servicer or the Special Servicer, as applicable, or obtained in connection with the origination of the Loan.

                                      -7-

         "Appraisal Reduction Amount": For any Distribution Date and for any
Loan as to which an Appraisal Reduction Event has occurred, an amount calculated by the Special Servicer (and confirmed by the Master Servicer) equal to the excess, if any, of: (a) the Stated Principal Balance of such Loan; over (b) the excess, if any, of (i) the sum of (A) 90% of the Appraised Value (as such
Appraised Value may be adjusted downward by the Special Servicer in accordance with the Servicing Standard, without implying any duty to do so, based on the
Special Servicer's review of the Appraisal or such other information as the
Special Servicer deems relevant) of the related Mortgaged Property as determined
(1) with respect to any Loan with an outstanding principal balance equal to or greater than $2,000,000, by one or more Appraisals (the costs of which shall be paid by the Master Servicer as a Servicing Advance) or (2) with respect to any
Loan with an outstanding principal balance less than $2,000,000, by an Appraisal
(or an update of a prior Appraisal) (the costs of which shall be paid by the
Master Servicer as a Servicing Advance) or an internal valuation performed by the Special Servicer, plus (B) any letter of credit, reserve, escrow or similar amount held by the Master Servicer which are posted as additional security for and may be applied to payments due on the Loan in the case of default, over (ii)
the sum of (X) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on such Loan at a per annum rate equal to its
Mortgage Rate, (Y) all unreimbursed Advances in respect of such Loan, together with interest thereon at the Reimbursement Rate, and (Z) all currently due and unpaid real estate taxes and assessments, Insurance Policy premiums, ground rents and all other amounts due and unpaid with respect to such Loan, net of any amounts currently escrowed for such amounts (which taxes, assessments, premiums, ground rents and other amounts have not been subject to an Advance by the Master
Servicer or the Trustee and/or for which funds have not been escrowed); provided that, if neither a required Appraisal has been obtained nor an internal valuation is completed within the period required under Section 3.19(c) with respect to such Loan, then the Appraisal Reduction Amount shall be equal to 25%
of the Stated Principal Balance of such Loan as of the date of the related
Appraisal Reduction Event; and provided, further, that, if the related Mortgaged
Property has become an REO Property, then references to "Loan" above in this definition shall include any successor REO Loan with respect to the subject
Loan.

         In the case of each Loan Combination (or any successor REO Loans with respect thereto), including without limitation each CBA A/B Loan Pair, any
Appraisal Reduction Amount will be calculated in respect of such Loan
Combination (or any successor REO Loans with respect thereto), as if it was a single Loan (or single REO Loan), and any Appraisal Reduction Amount shall be allocated first to the related Junior Loan(s) (and, in the case of the One Park
Avenue Total Loan, such amounts so allocated shall be allocated first to the One
Park Avenue D Loan (or any successor REO Loan with respect thereto), up to the outstanding principal balance of such Junior Loan (or REO Loan), second to the
One Park Avenue C Loan (or any successor REO Loan with respect thereto), up to the outstanding principal balance of such Junior Loan (or REO Loan), and then to the One Park Avenue B Loan (or any successor REO Loan with respect thereto), up to the outstanding principal balance of such Junior Loan (or REO Loan)), and then to the Loan contained in such Loan Combination.

         Notwithstanding anything herein to the contrary, the aggregate
Appraisal Reduction Amount related to a Loan or any successor REO Loan with respect thereto will be reduced to zero as of the date such Loan or such REO
Loan (or the related REO Property) is paid in full, liquidated, repurchased or otherwise removed from the Trust Fund.

         "Appraisal Reduction Event": With respect to any Loan, the earliest of
(i) 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of such Loan (except that with respect to a
Balloon Payment, such date may extend until the Loan becomes a Specially
Serviced Loan), (ii) the date on which a reduction in the amount of Monthly
Payments on such Loan, or a change in any other material economic term of such
Loan (other than an extension of the Maturity Date for a period of six months or less), becomes effective as a result of a modification of such

                                      -8-

Loan by the Special Servicer, (iii) 60 days after a receiver has been appointed and remains undismissed for the Borrower or immediately after a receiver has been appointed for the related Mortgaged Property, (iv) 30 days after a Borrower declares bankruptcy, (v) 60 days after the Borrower has become the subject of a decree or order for a bankruptcy proceeding that shall have remained in force undischarged and unstayed, and (vi) immediately after such Loan becomes an REO
Loan; provided, however, that there shall be no reduction in P&I Advances if an
Appraisal Reduction Event shall occur on and after the date (if any) when the aggregate of the Class Principal Balances of all Classes of Sequential Pay
Certificates (other than the Class A Sequential Pay Certificates) have been reduced to zero. The Special Servicer or the Master Servicer, as applicable, shall notify the Master Servicer or the Special Servicer, as applicable, and the
Trustee (and, with respect to each Serviced Loan Combination and each CBA A/B
Loan Pair, the related Junior Loan Holder(s), as applicable) promptly upon the occurrence of any of the foregoing events.

         "Appraised Value": With respect to any Mortgaged Property, the appraised value thereof (as is) as determined by the most recent Appraisal obtained or conducted, as appropriate, pursuant to this Agreement or obtained in connection with the origination of the Loan.

         "Appraiser": An Independent MAI, state certified organization with five years of experience in properties of like kind and in the same geographic area.

         "ARD Loan": Any Loan that is designated as such on the Mortgage Loan
Schedule.

         "Asset Status Report": As defined in Section 3.21(e).

         "Assignable Primary Servicing Fee": Any Primary Servicing Fee that is payable to Midland or its permitted assignee pursuant to Section 3.11(a) and subject to reduction by the Trustee pursuant to Section 3.11(a).

         "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar instrument, executed by the related Borrower, assigning to the related mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, in the form which was duly executed, acknowledged and delivered, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.

         "Assumed Scheduled Payment": For any Due Period shall mean the following:

         (a) with respect to any Loan or Junior Loan that is delinquent in respect of its Balloon Payment (and, if applicable, any successor REO Loan with respect thereto as to which the Balloon Payment would have been past due), an amount equal to the sum of (i) the principal portion of the
     Monthly Payment that would have been due on such Loan or Junior Loan on the related Due Date based on the constant payment required by the related Note or the original amortization schedule thereof (as calculated with interest at the related Mortgage Rate), if applicable, assuming such Balloon Payment had not become due (and, if applicable, assuming the related Mortgaged
     Property had not become an REO Property), after giving effect to any modification of such Loan or Junior Loan, and (ii) one month's interest on the Stated Principal Balance of such Loan or Junior Loan (or, if applicable, any successor REO Loan with respect thereto) as of the end of such Due Period at the applicable Mortgage Rate (less the related Master
     Servicing Fee Rate and any Primary Servicing Fee Rate). The amount of the
     Assumed Scheduled Payment for any A Loan or Junior Loan shall be calculated solely by reference to the terms of

                                      -9-

     such A Loan or Junior Loan, as applicable (as modified in connection with any bankruptcy or similar proceeding involving the related Mortgagor or pursuant to a modification, waiver or amendment thereof granted or agreed to by the Master Servicer or the Special Servicer pursuant to the terms hereof) and without regard to the remittance provisions of the related
     Intercreditor Agreement; and

         (b) any REO Loan that is not delinquent in respect of its Balloon
     Payment, an amount equal to the sum of (i) the principal portion of the
     Monthly Payment that would have been due on the related Loan on the related
     Due Date based on the original amortization schedule thereof (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related Mortgaged Property had not become an REO Property, after giving effect to any modification of the related Loan, and (ii) one month's interest on the Stated Principal Balance of such REO Loan as of the end of such Due Period at the applicable Mortgage Rate (less the related Master
     Servicing Fee Rate and any Primary Servicing Fee Rate).

         "Available Distribution Amount": With respect to any Distribution Date, an amount equal to the sum (without duplication) of:

         (a) the aggregate amount received on or with respect to the Loans (and any related REO Properties) on or prior to the related Determination Date and on deposit in the Collection Account as of the close of business on the
     Business Day preceding the Master Servicer Remittance Date, exclusive of any portion of such aggregate amount that is comprised of one or more of the following amounts (without duplication):

                  (i) all Monthly Payments collected but due on a Due Date after the end of the related Due Period;

                  (ii) all Principal Prepayments, Balloon Payments, Liquidation
         Proceeds, Insurance and Condemnation Proceeds, amounts received in connection with Loan repurchases pursuant to Section 2.03(b) and other unscheduled recoveries that, in each case, are received or deemed received after the related Determination Date;

                  (iii) all amounts in the Collection Account that are payable or reimbursable to any Person from the Collection Account pursuant to clauses (iii) through (xvii), inclusive, and clauses (xix), (xx) and
         (xxi) of Section 3.05(a);

                  (iv) all amounts that are payable or reimbursable to any
         Person from the Distribution Account pursuant to clauses (iii) through
         (vi), inclusive, of Section 3.05(b);

                  (v) all Yield Maintenance Charges and all Static Prepayment
         Premiums;

                  (vi) all amounts deposited in the Collection Account in error;

                  (vii) any net interest or net investment income on funds on deposit in the Collection Account or any REO Account or in Permitted
         Investments in which such funds may be invested;

                  (viii) with respect to any Distribution Date relating to each
         Interest Accrual Period ending in each February or in any January in a year which is not a leap year, the Withheld Amounts in respect of the
         Interest Reserve Loans that are to be deposited in the

                                      -10-

         Interest Reserve Account on such Distribution Date and held for future distribution pursuant to Section 3.28;

                  (ix) all amounts received with respect to a Serviced Loan
         Combination that are required to be paid to any related Junior Loan
         Holder pursuant to the terms of the related Junior Loan and the related
         Intercreditor Agreement (which amounts will be deposited into the related Junior Loan Custodial Account pursuant to Section 3.04 and/or
         Section 3.05, and withdrawn from such accounts pursuant to Section
         3.05);

                  (x) Excess Interest; and

                  (xi) Excess Liquidation Proceeds;

         (b) if and to the extent not already included in clause (a) hereof, the aggregate amount transferred with respect to the REO Loans in the Mortgage
     Pool from any REO Account to the Collection Account for such Distribution
     Date pursuant to Section 3.16(c);

         (c) the aggregate amount of any P&I Advances made in respect of the
     Mortgage Pool by the Master Servicer and/or the Trustee, as applicable, for such Distribution Date pursuant to Section 4.03 or 7.05, which P&I Advances shall not include any related Master Servicing Fees, Primary Servicing Fees or Workout Fees;

         (d) all funds released from the Interest Reserve Account for distribution on such Distribution Date;

         (e) any and all payments required to be made by the Master Servicer pursuant to Section 3.02(d);

         (f) the aggregate amount transferred (pursuant to Section 3.04(d)) from the Excess Liquidation Proceeds Account to the Distribution Account in
     respect of such Distribution Date; and

         (g) if and to the extent not already included in clause (a) hereof, any
     Cure Payment (except for any portion thereof payable or reimbursable to the
     Master Servicer or the Special Servicer) made by any Junior Loan Holder or any CBA B Loan Holder pursuant to the terms of the related Intercreditor
     Agreement prior to or during the related Due Period and allocable to principal or interest with respect to the related Loan that is due during the related Due Period.

         Any determination of the portion of the Available Distribution Amount that is attributable to Loan Group 1 or Loan Group 2 (as contemplated by Section
4.01) shall take account of Section 1.05.

         "Balloon Loan": Any Loan or Junior Loan that by its terms provides for an amortization schedule extending materially beyond its Maturity Date or for no amortization prior to its Maturity Date.

         "Balloon Payment": With respect to any Balloon Loan and any date of determination, the scheduled payment of principal due on the Maturity Date of such Balloon Loan (less principal included in the applicable amortization schedule or scheduled Monthly Payment).

         "Bankruptcy Code": The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

                                      -11-

         "Base Interest Fraction": With respect to any Principal Prepayment or other early collection of principal on any Loan (or any successor REO Loan with respect thereto) and any of the Class A-1, Class A-2, Class A-3, Class A-4,
Class A-5, Class A-1-A, Class B, Class C, Class D, Class E, Class F, Class G and
Class H Certificates, a fraction (not greater than 1) (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the Yield Rate used in calculating the Yield Maintenance Charge with respect to such Principal Prepayment or other early collection of principal and (b) whose denominator is the amount, if any, by which the (i) Mortgage Rate on such Loan (or REO Loan) exceeds (ii) the Yield Rate (as provided by the
Master Servicer) used in calculating the Yield Maintenance Charge with respect to such Principal Prepayment or other early collection of principal; provided, however, that if such Yield Rate is greater than or equal to the lesser of (x)
the Mortgage Rate on such Loan (or REO Loan) and (y) the Pass-Through Rate described in clause (a)(i) above, then the Base Interest Fraction shall be zero.

         "Book-Entry Certificate": Any Certificate registered in the name of the
Depository or its nominee.

         "Book-Entry Non-Registered Certificate": Any Non-Registered Certificate
that constitutes a Book-Entry Certificate.

         "Borrower": With respect to any Loan, the obligor or obligors on any related Note or Notes, including, without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Note or Notes.

         "Breach": As defined in Section 2.03(b).

         "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in the states where the Collection Account, the
Distribution Account, the Trustee, the Master Servicer or the Special Servicer
are located are authorized or obligated by law or executive order to remain closed.

         "Cash Collateral Account": With respect to any Loan that has a Lock-Box
Account, any account or accounts created pursuant to the related Mortgage, Loan
Agreement, Cash Collateral Account Agreement or other Loan Document, into which account or accounts the Lock-Box Account monies are swept on a regular basis for the benefit of the Trustee as successor to the applicable Mortgage Loan Seller's interest in such Loan. Any Cash Collateral Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive all reinvestment income or gain thereon in accordance with the terms and provisions of the related Loan and Section 3.06, which Person (and not the Trust) may be taxed on all reinvestment income or gain thereon. The Master Servicer shall be permitted to make withdrawals therefrom solely for deposit into the Collection
Account or a Servicing Account, or to remit to the Borrower as required by the related Loan Documents, as applicable. To the extent not inconsistent with the terms of the related Loan, each such Cash Collateral Account shall be an
Eligible Account.

         "Cash Collateral Account Agreement": With respect to any Loan, the cash collateral account agreement, if any, between the related Mortgage Loan
Originator and the related Borrower, pursuant to which the related Cash
Collateral Account, if any, may have been established.

         "CBA A Loan": The Loans secured by the Mortgaged Properties identified on the Mortgage Loan Schedule as Highpoint Village Apartments and Whisper Hollow
Apartments,

                                      -12-

respectively, each of which Loans are senior in right of payment to the related
CBA B Loan, to the extent set forth in the related CBA Intercreditor Agreement.

         "CBA A/B Loan Pair": Any CBA A Loan together with the related CBA B
Loan.

         "CBA A/B Material Default": With respect to a CBA A/B Loan Pair, a
"Material Default" under, and within the meaning of, the related Intercreditor
Agreement.

         "CBA B Loan": With respect to each CBA A Loan, the mortgage loan secured, on a subordinate basis, by the same Mortgage on the same Mortgaged
Property as such CBA A Loan, which subordinate mortgage loan is not included in the Trust Fund.

         "CBA B Loan Holder": With respect to any CBA A/B Loan Pair,
CBA-Mezzanine Capital Finance, LLC or its successors and assigns, as the holder of the related CBA B Loan.

         "CBA Intercreditor Agreement": With respect to each CBA A/B Loan Pair, the related intercreditor agreement entered into by and between the holder of the related CBA A Loan and the related CBA B Loan Holder, as the same may be further amended from time to time in accordance with the terms thereof.

         "CERCLA": The Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended.

         "Certificate": Any one of the Depositor's Commercial Mortgage
Pass-Through Certificates, Series 2004-C3, as executed by the Trustee or
Certificate Registrar and authenticated and delivered hereunder by the
Certificate Registrar.

         "Certificate Notional Amount": With respect to any Class A-X or Class
A-SP Certificate, as of any date of determination, the then notional amount of such Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class A-X or Class A-SP Notional
Amount, as applicable.

         "Certificate Owner": With respect to a Book-Entry Certificate, the
Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

         "Certificate Principal Balance": With respect to any Sequential Pay
Certificate, as of any date of determination, the then principal balance of such
Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class Principal Balance of the
Class of Sequential Pay Certificates to which such Certificate belongs.

         "Certificate Register" and "Certificate Registrar": The register maintained and the registrar appointed pursuant to Section 5.02.

         "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register; provided, however, that solely for the purposes of giving any consent, approval or waiver pursuant to this
Agreement with respect to the rights, obligations or liabilities of the Trustee, the Master Servicer or the Special Servicer, any Certificate registered in the name of the Trustee, the Master Servicer, the Special Servicer or any Affiliate
of any of them, as applicable, shall be deemed not to be outstanding, and the
Voting Rights to which it is entitled shall not be taken into account in determining

                                      -13-

whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver has been obtained; provided that (i) such restrictions shall not apply to the selection of the Controlling Class (or the
Directing Certificateholder) or the exercise of the Special Servicer's or its
Affiliates' rights as a member of the Controlling Class and (ii) the foregoing shall not apply if the Trustee, the Master Servicer or the Special Servicer, as
the case may be, and/or their Affiliates, own the entire Class of each Class of
Certificates affected by such action, vote, consent or waiver. The Trustee shall be entitled to request and conclusively rely upon a certificate of the Master
Servicer or the Special Servicer in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to
"Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the
Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a "Holder" or
"Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

         "Class": With respect to any Certificates or Uncertificated Lower-Tier
Interests, all of the Certificates or Uncertificated Lower-Tier Interests
bearing the same alphabetical and, if applicable, numerical class designation.

         "Class A Certificate": Any Class A-1, Class A-2, Class A-3, Class A-4,
Class A-5, Class A-1-A, Class A-SP or Class A-X Certificate.

         "Class A Sequential Pay Certificate": Any Class A-1, Class A-2, Class
A-3, Class A-4, Class A-5 or Class A-1-A Certificate.

         "Class A-1 Certificate": A Certificate designated as "Class A-1" on the face thereof, substantially in the form of Exhibit A-1 hereto.

         "Class A-1 Pass-Through Rate": 2.3580% per annum.

         "Class A-2 Certificate": A Certificate designated as "Class A-2" on the face thereof, substantially in the form of Exhibit A-1 hereto.

         "Class A-2 Pass-Through Rate": 3.9130% per annum.

         "Class A-3 Certificate": A Certificate designated as "Class A-3" on the face thereof, substantially in the form of Exhibit A-1 hereto.

         "Class A-3 Pass-Through Rate": 4.3020% per annum.

         "Class A-4 Certificate": A Certificate designated as "Class A-4" on the face thereof, substantially in the form of Exhibit A-1 hereto.

         "Class A-4 Pass-Through Rate": 4.8350% per annum.

         "Class A-5 Certificate": A Certificate designated as "Class A-5" on the face thereof, substantially in the form of Exhibit A-1 hereto.

         "Class A-5 Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 5.1130% and (ii) the Weighted Average Net
Mortgage Pass-Through Rate for such Distribution Date.

                                      -14-

         "Class A-1-A Certificate": A Certificate designated as "Class A-1-A" on the face thereof, substantially in the form of Exhibit A-1 hereto.

         "Class A-1-A Components": Component A-1-A-1, Component A-1-A-2,
Component A-1-A-3, Component A-1-A-4, Component A-1-A-5, Component A-1-A-6,
Component A-1-A-7 and Component A-1-A-8.

         "Class A-1-A Pass-Through Rate": As to any Distribution Date, a per
annum rate equal to the lesser of (i) 4.8840% and (ii) the Weighted Average Net
Mortgage Pass-Through Rate for such Distribution Date.

         "Class A-SP Certificate": A Certificate designated as "Class A-SP" on the face thereof, substantially in the form of Exhibit A-2 hereto.

         "Class A-SP Component": Any of Component A-SP-A-1-2, Component
A-SP-A-2-1, Component A-SP-A-2-2, Component A-SP-A-3-1, Component A-SP-A-3-2,
Component A-SP-A-3-3, Component A-SP-A-4, Component A-SP-A-5-1, Component
A-SP-A-5-2, Component A-SP-A-5-3, Component A-SP-A-5-4, Component A-SP-A1A-2,
Component A-SP-A1A-3, Component A-SP-A1A-4, Component A-SP-A1A-5, Component
A-SP-A1A-6, Component A-SP-A1A-7, Component A-SP-A1A-8, Component A-SP-B,
Component A-SP-C-1, Component A-SP-C-2, Component A-SP-D-1, Component A-SP-D-2,
Component A-SP-E-1 and Component A-SP-E-2. Each of the Class A-SP Components
constitutes a separate "regular interest" in the Upper-Tier REMIC.

         "Class A-SP Notional Amount": As of any date of determination, the sum of then Component Notional Amounts of the Class A-SP Components; provided that, for reporting purposes, the Class A-SP Notional Amount from time to time shall be calculated in accordance with the Prospectus Supplement.

         "Class A-SP Pass-Through Rate": As to any Distribution Date, the per
annum rate, expressed as a percentage, equal to the weighted average of the respective Class A-SP Strip Rates of the Class A-SP Components for (and weighted on the basis of their respective Component Notional Balances immediately prior
to) such Distribution Date; provided that, for reporting purposes, the Class
A-SP Pass-Through Rate for each Distribution Date shall be calculated in accordance with the Prospectus Supplement.

         "Class A-SP Strip Rate": With respect to any Class A-SP Component, for any Distribution Date, a rate per annum equal to the excess, if any, of (i) the lesser of the Lower-Tier Remittance Rate and the Adjusted Lower-Tier Remittance
Rate with respect to such Class A-SP Component's Corresponding Uncertificated
Lower-Tier Interest for such Distribution Date, over (ii) the Alternative
Adjusted Lower-Tier Remittance Rate with respect to such Class A-SP Component's
Corresponding Uncertificated Lower-Tier Interest for such Distribution Date.

         "Class A-SP Termination Date": With respect to any of the
Uncertificated Lower-Tier Interests specified below, the Distribution Date that occurs in the month and year indicated below:

                                      -15-

                                              Month and Year of Related
              Class Designation              Class A-SP Termination Date
              -----------------              ---------------------------
                   LA-1-2                            August 2005
                   LA-2-1                            August 2005
                   LA-2-2                            August 2006
                  LA-3-1-1                           August 2006
                  LA-3-1-2                           August 2007
                  LA-3-1-3                           August 2008
                    LA-4                             August 2008
                   LA-5-1                            August 2008
                   LA-5-2                            August 2009
                   LA-5-3                            August 2010
                   LA-5-4                            August 2011
                  LA-1-A-2                           August 2005
                  LA-1-A-3                           August 2006
                  LA-1-A-4                           August 2007
                  LA-1-A-5                           August 2008
                  LA-1-A-6                           August 2009
                  LA-1-A-7                           August 2010
                  LA-1-A-8                           August 2011
                     LB                              August 2011
                    LC-1                             August 2010
                    LC-1                             August 2011
                    LD-1                             August 2009
                    LD-2                             August 2010
                    LE-1                             August 2008
                    LE-2                             August 2009

         "Class A-X Certificate": A Certificate designated as "Class A-X" on the face thereof, substantially in the form of Exhibit A-2 hereto.

         "Class A-X Component": Any of Component A-X-A-1-1, Component A-X-A-1-2,
Component A-X-A-2-1, Component A-X-A-2-2, Component A-X-A-3-1, Component
A-X-A-3-2, Component A-X-A-3-3, Component A-X-A-4, Component A-X-A-5-1,
Component A-X-A-5-2, Component A-X-A-5-3, Component A-X-A-5-4, Component
A-X-A1A-1, Component A-X-A1A-2, Component A-X-A1A-3, Component A-X-A1A-4,
Component A-X-A1A-5, Component A-X-A1A-6, Component A-X-A1A-7, Component
A-X-A1A-8, Component A-X-B, Component A-X-C-1, Component A-X-C-2, Component
A-X-D-1, Component A-X-D-2, Component A-X-E-1, Component A-X-E-2, Component
A-X-F, Component A-X-G, Component A-X-H, Component A-X-J, Component A-X-K,
Component A-X-L, Component A-X-M, Component A-X-N, Component A-X-O and Component
A-X-P. Each Class A-X Component constitutes a separate "regular interest" in the
Upper-Tier REMIC.

         "Class A-X Notional Amount": With respect to the Class A-X
Certificates, as of any date of determination, the sum of then Component
Notional Amounts of all of the Class A-X Components.

         "Class A-X Pass-Through Rate": As to any Distribution Date, the per
annum rate, expressed as a percentage, equal to the weighted average of the respective Class A-X Strip Rates of the Class A-X Components for (and weighted on the basis of their respective Component Notional Balances immediately prior
to) for such Distribution Date.

                                      -16-

         "Class A-X Strip Rate": With respect to any Class A-X Component, for any Distribution Date, a rate per annum equal to the excess, if any, of (i) the
Lower-Tier Remittance Rate with respect to such Class A-X Component's
Corresponding Uncertificated Lower-Tier Interest for such Distribution Date, over (ii) the greater of the Adjusted Lower-Tier Remittance Rate and the
Alternative Adjusted Lower-Tier Remittance Rate with respect to such Class A-X
Component's Corresponding Uncertificated Lower-Tier Interest for such
Distribution Date.

         "Class B Certificate": A Certificate designated as "Class B" on the face thereof, substantially in the form of Exhibit A-1 hereto.

         "Class B Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 5.2040% and (ii) the Weighted Average Net
Mortgage Pass-Through Rate for such Distribution Date.

         "Class C Certificate": A Certificate designated as "Class C" on the face thereof, substantially in the form of Exhibit A-1 hereto.

         "Class C Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 5.2430% and (ii) the Weighted Average Net
Mortgage Pass-Through Rate for such Distribution Date.

         "Class D Certificate": A Certificate designated as "Class D" on the face thereof, substantially in the form of Exhibit A-1 hereto.

         "Class D Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 5.3120% and (ii) the Weighted Average Net
Mortgage Pass-Through Rate for such Distribution Date.

         "Class E Certificate": A Certificate designated as "Class E" on the face thereof, substantially in the form of Exhibit A-3 hereto.

         "Class E Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 5.4110% and (ii) the Weighted Average Net
Mortgage Pass-Through Rate for such Distribution Date.

         "Class F Certificate": A Certificate designated as "Class F" on the face thereof, substantially in the form of Exhibit A-3 hereto.

         "Class F Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 5.5790% and (ii) the Weighted Average Net
Mortgage Pass-Through Rate for such Distribution Date.

         "Class G Certificate": A Certificate designated as "Class G" on the face thereof, substantially in the form of Exhibit A-3 hereto.

         "Class G Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 5.5300% and (ii) the Weighted Average Net
Mortgage Pass-Through Rate for such Distribution Date.

         "Class H Certificate": A Certificate designated as "Class H" on the face thereof, substantially in the form of Exhibit A-3 hereto.

                                      -17-

         "Class H Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate for such
Distribution Date.

         "Class J Certificate": A Certificate designated as "Class J" on the face thereof, substantially in the form of Exhibit A-3 hereto.

         "Class J Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 4.7830% and (ii) the Weighted Average Net
Mortgage Pass-Through Rate for such Distribution Date.

         "Class K Certificate": A Certificate designated as "Class K" on the face thereof, substantially in the form of Exhibit A-3 hereto.

         "Class K Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 4.7830% and (ii) the Weighted Average Net
Mortgage Pass-Through Rate for such Distribution Date.

         "Class L Certificate": A Certificate designated as "Class L" on the face thereof, substantially in the form of Exhibit A-3 hereto.

         "Class L Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 4.7830% and (ii) the Weighted Average Net
Mortgage Pass-Through Rate for such Distribution Date.

         "Class LA-1-1 Lower-Tier Interest": A regular interest in the
Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the
Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.

         "Class LA-1-2 Lower-Tier Interest": A regular interest in the
Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the
Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.

         "Class LA-2-1 Lower-Tier Interest": A regular interest in the
Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the
Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.

         "Class LA-2-2 Lower-Tier Interest": A regular interest in the
Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the
Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.

         "Class LA-3-1 Lower-Tier Interest": A regular interest in the
Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the
Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.

         "Class LA-3-2 Lower-Tier Interest": A regular interest in the
Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the
Original Lower-Tier Principal Amount set forth in the

                                      -18-

Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance
Rate in effect from time to time.

         "Class LA-3-3 Lower-Tier Interest": A regular interest in the
Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the
Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.

         "Class LA-4 Lower-Tier Interest": A regular interest in the Lower-Tier
REMIC that is held as an asset of the Upper-Tier REMIC, has the Original
Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.

         "Class LA-5-1 Lower-Tier Interest": A regular interest in the
Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the
Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.

         "Class LA-5-2 Lower-Tier Interest": A regular interest in the
Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the
Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.

         "Class LA-5-3 Lower-Tier Interest": A regular interest in the
Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the
Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.

         "Class LA-5-4 Lower-Tier Interest": A regular interest in the
Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the
Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.

         "Class LA1A-1 Lower-Tier Interest": A regular interest in the
Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the
Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.

         "Class LA1A-2 Lower-Tier Interest": A regular interest in the
Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the
Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.

         "Class LA1A-3 Lower-Tier Interest": A regular interest in the
Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the
Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.

         "Class LA1A-4 Lower-Tier Interest": A regular interest in the
Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the
Original Lower-Tier Principal Amount set forth in

                                      -19-

the Preliminary Statement hereto and accrues interest at its Lower-Tier
Remittance Rate in effect from time to time.

         "Class LA1A-5 Lower-Tier Interest": A regular interest in the
Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the
Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.

         "Class LA1A-6 Lower-Tier Interest": A regular interest in the
Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the
Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.

         "Class LA1A-7 Lower-Tier Interest": A regular interest in the
Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the
Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.

         "Class LA1A-8 Lower-Tier Interest": A regular interest in the
Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the
Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.

         "Class LB Lower-Tier Interest": A regular interest in the Lower-Tier
REMIC that is held as an asset of the Upper-Tier REMIC, has the Original
Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.

         "Class LC Lower-Tier Interest": A regular interest in the Lower-Tier
REMIC that is held as an asset of the Upper-Tier REMIC, has the Original
Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.

         "Class LD-1 Lower-Tier Interest": A regular interest in the Lower-Tier
REMIC that is held as an asset of the Upper-Tier REMIC, has the Original
Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.

         "Class LD-2 Lower-Tier Interest": A regular interest in the Lower-Tier
REMIC that is held as an asset of the Upper-Tier REMIC, has the Original
Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.

         "Class LD-3 Lower-Tier Interest": A regular interest in the Lower-Tier
REMIC that is held as an asset of the Upper-Tier REMIC, has the Original
Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.

         "Class LE-1 Lower-Tier Interest": A regular interest in the Lower-Tier
REMIC that is held as an asset of the Upper-Tier REMIC, has the Original
Lower-Tier Principal Amount set forth in the

                                      -20-

Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance
Rate in effect from time to time.

         "Class LE-2 Lower-Tier Interest": A regular interest in the Lower-Tier
REMIC that is held as an asset of the Upper-Tier REMIC, has the Original
Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.

         "Class LF Lower-Tier Interest": A regular interest in the Lower-Tier
REMIC that is held as an asset of the Upper-Tier REMIC, has the Original
Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.

         "Class LG Lower-Tier Interest": A regular interest in the Lower-Tier
REMIC that is held as an asset of the Upper-Tier REMIC, has the Original
Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.

         "Class LH Lower-Tier Interest": A regular interest in the Lower-Tier
REMIC that is held as an asset of the Upper-Tier REMIC, has the Original
Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.

         "Class LJ Lower-Tier Interest": A regular interest in the Lower-Tier
REMIC that is held as an asset of the Upper-Tier REMIC, has the Original
Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.

         "Class LK Lower-Tier Interest": A regular interest in the Lower-Tier
REMIC that is held as an asset of the Upper-Tier REMIC, has the Original
Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.

         "Class LL Lower-Tier Interest": A regular interest in the Lower-Tier
REMIC that is held as an asset of the Upper-Tier REMIC, has the Original
Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.

         "Class LM Lower-Tier Interest": A regular interest in the Lower-Tier
REMIC that is held as an asset of the Upper-Tier REMIC, has the Original
Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.

         "Class LN Lower-Tier Interest": A regular interest in the Lower-Tier
REMIC that is held as an asset of the Upper-Tier REMIC, has the Original
Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.

         "Class LO Lower-Tier Interest": A regular interest in the Lower-Tier
REMIC that is held as an asset of the Upper-Tier REMIC, has the Original
Lower-Tier Principal Amount set forth in the

                                      -21-

Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance
Rate in effect from time to time.

         "Class LP Lower-Tier Interest": A regular interest in the Lower-Tier
REMIC that is held as an asset of the Upper-Tier REMIC, has the Original
Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.

         "Class M Certificate": A Certificate designated as "Class M" on the face thereof, substantially in the form of Exhibit A-3 hereto.

         "Class M Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 4.7830% and (ii) the Weighted Average Net
Mortgage Pass-Through Rate for such Distribution Date.

         "Class N Certificate": A Certificate designated as "Class N" on the face thereof, substantially in the form of Exhibit A-3 hereto.

         "Class N Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 4.7830% and (ii) the Weighted Average Net
Mortgage Pass-Through Rate for such Distribution Date.

         "Class Notional Amount": For any date of determination, the Class A-X
Notional Amount or the Class A-SP Notional Amount, as applicable.

         "Class O Certificate": A Certificate designated as "Class O" on the face thereof, substantially in the form of Exhibit A-3 hereto.

         "Class O Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 4.7830% and (ii) the Weighted Average Net
Mortgage Pass-Through Rate for such Distribution Date.

         "Class P Certificate": A Certificate designated as "Class P" on the face thereof, substantially in the form of Exhibit A-3 hereto.

         "Class P Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 4.7830% and (ii) the Weighted Average Net
Mortgage Pass-Through Rate for such Distribution Date.

         "Class Principal Balance": With respect to any Class of Sequential Pay
Certificates, as of any date of determination, a principal amount equal to the
Original Class Principal Balance of such Class as specified in the Preliminary
Statement hereto, as such principal amount may be permanently reduced (to not less than zero) on each Distribution Date coinciding with or preceding such date of determination by (i) any distributions of principal made with respect to such
Class of Sequential Pay Certificates on the subject Distribution Date pursuant to Section 4.01(a) and (ii) any Collateral Support Deficit allocated to such
Class of Sequential Pay Certificates on the subject Distribution Date pursuant to Section 4.04.

         "Class R Certificate": A Certificate designated as "Class R" on the face thereof, substantially in the form of Exhibit A-5 hereto.

                                      -22-

         "Class V Certificate": A Certificate designated as "Class V" on the face thereof, substantially in the form of Exhibit A-4 hereto. The Class V
Certificates have no Pass-Through Rate, Class Principal Balance or Class
Notional Amount.

         "Clearstream": Clearstream Banking, Luxembourg, or any successor.

         "Closing Date": August 25, 2004.

         "CMSA": The Commercial Mortgage Securities Association, or any
association or organization that is a successor thereto. If neither such association nor any successor remains in existence, "CMSA" shall be deemed to refer to such other association or organization as may exist whose principal membership consists of servicers, trustees, issuers, placement agents and underwriters generally involved in the commercial mortgage loan securitization industry, which is the principal such association or organization in the commercial mortgage loan securitization industry and one of whose principal purposes is the establishment of industry standards for reporting transaction-specific information relating to commercial mortgage pass-through certificates and commercial mortgage-backed bonds and the commercial mortgage loans and foreclosed properties underlying or backing them to investors holding or owning such certificates or bonds, and any successor to such other association or organization. If an organization or association described in one of the preceding sentences of this definition does not exist, "CMSA" shall be deemed to refer to such other association or organization as shall be selected by the Master Servicer and reasonably acceptable to the Trustee, the Special
Servicer and the Directing Certificateholder.

         "CMSA Bond Level File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Bond
Level File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Directing
Certificateholder otherwise consents to an alternative form of such report).

         "CMSA Collateral Summary File": A report substantially in the form of, and containing the information called for in, the downloadable form of the
"Collateral Summary File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the
Directing Certificateholder otherwise consents to an alternative form of such report).

         "CMSA Comparative Financial Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Directing Certificateholder otherwise consents to an alternative form of such report).

         "CMSA Delinquent Loan Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA
Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally
(unless the Directing Certificateholder otherwise consents to an alternative form of such report).

                                      -23-

         "CMSA Financial File": A report substantially in the form of, and containing the information called for in, the downloadable form of the
"Financial File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the
Directing Certificateholder otherwise consents to an alternative form of such report).

         "CMSA Historical Liquidation Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA
Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally
(unless the Directing Certificateholder otherwise consents to an alternative form of such report).

         "CMSA Historical Loan Modification and Corrected Mortgage Loan Report":
A report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Loan Modification and Corrected
Mortgage Loan Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the
Directing Certificateholder otherwise consents to an alternative form of such report).

         "CMSA Investor Reporting Package":

         (a) the following seven electronic files: (i) CMSA Loan Setup File,
     (ii) CMSA Loan Periodic Update File, (iii) CMSA Property File, (iv) CMSA
     Bond Level File, (v) CMSA Financial File, (vi) CMSA Collateral Summary File
     and (vii) CMSA Special Servicer Loan File;

         (b) the following nine supplemental reports: (i) CMSA Delinquent Loan
     Status Report, (ii) CMSA Historical Loan Modification and Corrected
     Mortgage Loan Report, (iii) CMSA Historical Liquidation Report, (iv) CMSA
     REO Status Report, (v) CMSA Loan Level Reserve/LOC Report, (vi) CMSA
     Comparative Financial Status Report, (vii) CMSA Servicer Watch List, (viii)
     CMSA Operating Statement Analysis Report and (ix) CMSA NOI Adjustment
     Worksheet;

         (c) the Monthly Additional Report on Recoveries and Reimbursements
     (notwithstanding that such form of report has not been adopted or recommended by the CMSA); and

         (d) such other reports as CMSA may designate as part of the "CMSA
     Investor Reporting Package" from time to time generally.

         "CMSA Loan Level Reserve/LOC Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Level Reserve/LOC Report" on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Directing
Certificateholder otherwise consents to an alternative form of such report).

                                      -24-

         "CMSA Loan Periodic Update File": A report substantially in the form of, and containing the information called for in, the downloadable form of the
"Loan Periodic Update File" available as of the Closing Date on the CMSA
Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally
(unless the Directing Certificateholder otherwise consents to an alternative form of such report). Each CMSA Loan Periodic Update File prepared by the Master
Servicer shall be accompanied by a Monthly Additional Report on Recoveries and
Reimbursements and all references herein to "CMSA Loan Periodic Update File"
shall be construed accordingly.

         "CMSA Loan Setup File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan
Setup File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Directing
Certificateholder otherwise consents to an alternative form of such report).

         "CMSA NOI Adjustment Worksheet": A report substantially in the form of, and containing the information called for in, the downloadable form of the "NOI
Adjustment Worksheet" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the
Directing Certificateholder otherwise consents to an alternative form of such report), and in any event, shall present the computations made in accordance with the methodology described in such form to "normalize" the full year net operating income or net cash flow, as applicable, and debt service coverage numbers used in the other reports required by this Agreement.

         "CMSA Operating Statement Analysis Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Directing Certificateholder otherwise consents to an alternative form of such report).

         "CMSA Property File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Property
File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Directing
Certificateholder otherwise consents to an alternative form of such report).

         "CMSA REO Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "REO
Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the
Directing Certificateholder otherwise consents to an alternative form of such report).

         "CMSA Servicer Watch List": For any Determination Date, a report substantially in the form of, and containing the information called for in, the downloadable form of the "Servicer Watch List"

                                      -25-

available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Directing Certificateholder otherwise consents to an alternative form of such report).

         "CMSA Special Servicer Loan File": A report substantially in the form of, and containing the information called for in, the downloadable form of the
"Special Servicer Loan File" available as of the Closing Date on the CMSA
Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally
(unless the Directing Certificateholder otherwise consents to an alternative form of such report).

         "CMSA Website": The CMSA's Website located at "www.cmbs.org" or such other primary website as the CMSA may establish for dissemination of its report forms.

         "Code": The Internal Revenue Code of 1986 and regulations promulgated thereunder, including proposed regulations to the extent that, by reason of their proposed effective date, could, as of the date of any determination or opinion as to the tax consequences of any action or proposed action or transaction, be applied to the Trust or the Certificates.

         "Collateral Support Deficit": As defined in Section 4.04.

         "Collection Account": One or more separate custodial accounts or, subject to Section 3.04(h), sub-accounts created and maintained by the Master
Servicer or any Sub-Servicer on behalf of the Master Servicer pursuant to
Section 3.04(a) in the name of the Trustee on behalf of the Certificateholders and (insofar as amounts on deposit therein may potentially relate to any Loan
Combination) any related Junior Loan Holder(s) (other than a CBA B Loan Holder before the occurrence of a CBA A/B Material Default), as their interests may appear, into which the amounts set forth in Section 3.04(a) shall be deposited directly, which account shall, subject to Section 3.04(h), be entitled substantially as follows: "Midland Loan Services, Inc. [or name of any successor
Master Servicer], in trust for Wells Fargo Bank, N.A. [or name of any successor
Trustee], as Trustee for the benefit of Holders of Credit Suisse First Boston
Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series
2004-C3, and each related Junior Loan Holder, as their interests appear,
Collection Account". Any such account or accounts or, subject to Section
3.04(h), sub-accounts shall be an Eligible Account and shall be part of the
Lower-Tier REMIC.

         "Commission": The Securities and Exchange Commission.

         "Component": Any of the components of the Class A-X or Class A-SP
Certificates, which components are: (a) in the case of the Class A-X
Certificates, the respective Class A-X Components; and (b) in the case of the
Class A-SP Certificates, the respective Class A-SP Components.

         "Component A-SP-A-1-2": One of the 25 components of the Class A-SP
Certificates having a Component Notional Amount equal to the then current
Lower-Tier Principal Amount of the Class LA-1-2 Lower-Tier Interest as of any
date of determination.

         "Component A-SP-A-2-1": One of the 25 components of the Class A-SP
Certificates having a Component Notional Amount equal to the then current
Lower-Tier Principal Amount of the Class LA-2-1 Lower-Tier Interest as of any
date of determination.

                                      -26-

         "Component A-SP-A-2-2": One of the 25 components of the Class A-SP
Certificates having a Component Notional Amount equal to the then current
Lower-Tier Principal Amount of the Class LA-2-2 Lower-Tier Interest as of any
date of determination.

         "Component A-SP-A-3-1": One of the 25 components of the Class A-SP
Certificates having a Component Notional Amount equal to the then current
Lower-Tier Principal Amount of the Class LA-3-1 Lower-Tier Interest as of any
date of determination.

         "Component A-SP-A-3-2": One of the 25 components of the Class A-SP
Certificates having a Component Notional Amount equal to the then current
Lower-Tier Principal Amount of the Class LA-3-2 Lower-Tier Interest as of any
date of determination.

         "Component A-SP-A-3-3": One of the 25 components of the Class A-SP
Certificates having a Component Notional Amount equal to the then current
Lower-Tier Principal Amount of the Class LA-3-3 Lower-Tier Interest as of any
date of determination.

         "Component A-SP-A-4": One of the 25 components of the Class A-SP
Certificates having a Component Notional Amount equal to the then current
Lower-Tier Principal Amount of the Class LA-4 Lower-Tier Interest as of any date of determination.

         "Component A-SP-A-5-1": One of the 25 components of the Class A-SP
Certificates having a Component Notional Amount equal to the then current
Lower-Tier Principal Amount of the Class LA-5-1 Lower-Tier Interest as of any
date of determination.

         "Component A-SP-A-5-2": One of the 25 components of the Class A-SP
Certificates having a Component Notional Amount equal to the then current
Lower-Tier Principal Amount of the Class LA-5-2 Lower-Tier Interest as of any
date of determination.

         "Component A-SP-A-5-3": One of the 25 components of the Class A-SP
Certificates having a Component Notional Amount equal to the then current
Lower-Tier Principal Amount of the Class LA-5-3 Lower-Tier Interest as of any
date of determination.

         "Component A-SP-A-5-4": One of the 25 components of the Class A-SP
Certificates having a Component Notional Amount equal to the then current
Lower-Tier Principal Amount of the Class LA-5-4 Lower-Tier Interest as of any
date of determination.

         "Component A-SP-A1A-2": One of the 25 components of the Class A-SP
Certificates having a Component Notional Amount equal to the then current
Lower-Tier Principal Amount of the Class LA1A-2 Lower-Tier Interest as of any
date of determination.

         "Component A-SP-A1A-3": One of the 25 components of the Class A-SP
Certificates having a Component Notional Amount equal to the then current
Lower-Tier Principal Amount of the Class LA1A-3 Lower-Tier Interest as of any
date of determination.

         "Component A-SP-A1A-4": One of the 25 components of the Class A-SP
Certificates having a Component Notional Amount equal to the then current
Lower-Tier Principal Amount of the Class LA1A-4 Lower-Tier Interest as of any
date of determination.

         "Component A-SP-A1A-5": One of the 25 components of the Class A-SP
Certificates having a Component Notional Amount equal to the then current
Lower-Tier Principal Amount of the Class LA1A-5 Lower-Tier Interest as of any
date of determination.

                                      -27-

         "Component A-SP-A1A-6": One of the 25 components of the Class A-SP
Certificates having a Component Notional Amount equal to the then current
Lower-Tier Principal Amount of the Class LA1A-6 Lower-Tier Interest as of any
date of determination.

         "Component A-SP-A1A-7": One of the 25 components of the Class A-SP
Certificates having a Component Notional Amount equal to the then current
Lower-Tier Principal Amount of the Class LA1A-7 Lower-Tier Interest as of any
date of determination.

         "Component A-SP-A1A-8": One of the 25 components of the Class A-SP
Certificates having a Component Notional Amount equal to the then current
Lower-Tier Principal Amount of the Class LA1A-8 Lower-Tier Interest as of any
date of determination.

         "Component A-SP-B": One of the 25 components of the Class A-SP
Certificates having a Component Notional Amount equal to the then current
Lower-Tier Principal Amount of the Class LB Lower-Tier Interest as of any date of determination.

         "Component A-SP-C-1": One of the 25 components of the Class A-SP
Certificates having a Component Notional Amount equal to the then current
Lower-Tier Principal Amount of the Class LC-1 Lower-Tier Interest as of any date of determination.

         "Component A-SP-C-2": One of the 25 components of the Class A-SP
Certificates having a Component Notional Amount equal to the then current
Lower-Tier Principal Amount of the Class LC-2 Lower-Tier Interest as of any date of determination. "Component A-SP-D-1": One of the 25 components of the Class
A-SP Certificates having a Component Notional Amount equal to the then current
Lower-Tier Principal Amount of the Class LD-1 Lower-Tier Interest as of any date of determination.

         "Component A-SP-D-2": One of the 25 components of the Class A-SP
Certificates having a Component Notional Amount equal to the then current
Lower-Tier Principal Amount of the Class LD-2 Lower-Tier Interest as of any date of determination.

         "Component A-SP-E-1": One of the 25 components of the Class A-SP
Certificates having a Component Notional Amount equal to the then current
Lower-Tier Principal Amount of the Class LE-1 Lower-Tier Interest as of any date of determination.

         "Component A-SP-E-2": One of the 25 components of the Class A-SP
Certificates having a Component Notional Amount equal to the then current
Lower-Tier Principal Amount of the Class LE-2 Lower-Tier Interest as of any date of determination.

         "Component A-X-A-1-1": One of the 37 components of the Class A-X
Certificates having a Component Notional Amount equal to the then current
Lower-Tier Principal Amount of the Class LA-1-1 Lower-Tier Interest as of any
date of determination.

         "Component A-X-A-1-2": One of the 37 components of the Class A-X
Certificates having a Component Notional Amount equal to the then current
Lower-Tier Principal Amount of the Class LA-1-2 Lower-Tier Interest as of any
date of determination.

         "Component A-X-A-2-1": One of the 37 components of the Class A-X
Certificates having a Component Notional Amount equal to the then current
Lower-Tier Principal Amount of the Class LA-2-1 Lower-Tier Interest as of any
date of determination.

                                      -28-

         "Component A-X-A-2-2": One of the 37 components of the Class A-X
Certificates having a Component Notional Amount equal to the then current
Lower-Tier Principal Amount of the Class LA-2-2 Lower-Tier Interest as of any
date of determination.

         "Component A-X-A-3-1": One of the 37 components of the Class A-X
Certificates having a Component Notional Amount equal to the then current
Lower-Tier Principal Amount of the Class LA-3-1 Lower-Tier Interest as of any
date of determination.

         "Component A-X-A-3-2": One of the 37 components of the Class A-X
Certificates having a Component Notional Amount equal to the then current
Lower-Tier Principal Amount of the Class LA-3-2 Lower-Tier Interest as of any
date of determination.

         "Component A-X-A-3-3": One of the 37 components of the Class A-X
Certificates having a Component Notional Amount equal to the then current
Lower-Tier Principal Amount of the Class LA-3-3 Lower-Tier Interest as of any
date of determination.

         "Component A-X-A-4": One of the 37 components of the Class A-X
Certificates having a Component Notional Amount equal to the then current
Lower-Tier Principal Amount of the Class LA-4 Lower-Tier Interest as of any date of determination.

         "Component A-X-A-5-1": One of the 37 components of the Class A-X
Certificates having a Component Notional Amount equal to the then current
Lower-Tier Principal Amount of the Class LA-5-1 Lower-Tier Interest as of any
date of determination.

         "Component A-X-A-5-2": One of the 37 components of the Class A-X
Certificates having a Component Notional Amount equal to the then current
Lower-Tier Principal Amount of the Class LA-5-2 Lower-Tier Interest as of any
date of determination.

         "Component A-X-A-5-3": One of the 37 components of the Class A-X
Certificates having a Component Notional Amount equal to the then current
Lower-Tier Principal Amount of the Class LA-5-3 Lower-Tier Interest as of any
date of determination.

         "Component A-X-A-5-4": One of the 37 components of the Class A-X
Certificates having a Component Notional Amount equal to the then current
Lower-Tier Principal Amount of the Class LA-5-4 Lower-Tier Interest as of any
date of determination.

         "Component A-X-A1A-1": One of the 37 components of the Class A-X
Certificates having a Component Notional Amount equal to the then current
Lower-Tier Principal Amount of the Class LA1A-1 Lower-Tier Interest as of any
date of determination.

         "Component A-X-A1A-2": One of the 37 components of the Class A-X
Certificates having a Component Notional Amount equal to the then current
Lower-Tier Principal Amount of the Class LA1A-2 Lower-Tier Interest as of any
date of determination.

         "Component A-X-A1A-3": One of the 37 components of the Class A-X
Certificates having a Component Notional Amount equal to the then current
Lower-Tier Principal Amount of the Class LA1A-3 Lower-Tier Interest as of any
date of determination.

         "Component A-X-A1A-4": One of the 37 components of the Class A-X
Certificates having a Component Notional Amount equal to the then current
Lower-Tier Principal Amount of the Class LA1A-4 Lower-Tier Interest as of any
date of determination.

                                      -29-

         "Component A-X-A1A-5": One of the 37 components of the Class A-X
Certificates having a Component Notional Amount equal to the then current
Lower-Tier Principal Amount of the Class LA1A-5 Lower-Tier Interest as of any
date of determination.

         "Component A-X-A1A-6": One of the 37 components of the Class A-X
Certificates having a Component Notional Amount equal to the then current
Lower-Tier Principal Amount of the Class LA1A-6 Lower-Tier Interest as of any
date of determination.

         "Component A-X-A1A-7": One of the 37 components of the Class A-X
Certificates having a Component Notional Amount equal to the then current
Lower-Tier Principal Amount of the Class LA1A-7 Lower-Tier Interest as of any
date of determination.

         "Component A-X-A1A-8": One of the 37 components of the Class A-X
Certificates having a Component Notional Amount equal to the then current
Lower-Tier Principal Amount of the Class LA1A-8 Lower-Tier Interest as of any
date of determination.

         "Component A-X-B": One of the 37 components of the Class A-X
Certificates having a Component Notional Amount equal to the then current
Lower-Tier Principal Amount of the Class LB Lower-Tier Interest as of any date of determination.

         "Component A-X-C-1": One of the 37 components of the Class A-X
Certificates having a Component Notional Amount equal to the then current
Lower-Tier Principal Amount of the Class LC-1 Lower-Tier Interest as of any date of determination.

         "Component A-X-C-2": One of the 37 components of the Class A-X
Certificates having a Component Notional Amount equal to the then current
Lower-Tier Principal Amount of the Class LC-2 Lower-Tier Interest as of any date of determination.

         "Component A-X-D-1": One of the 37 components of the Class A-X
Certificates having a Component Notional Amount equal to the then current
Lower-Tier Principal Amount of the Class LD-1 Lower-Tier Interest as of any date of determination.

         "Component A-X-D-2": One of the 37 components of the Class A-X
Certificates having a Component Notional Amount equal to the then current
Lower-Tier Principal Amount of the Class LD-2 Lower-Tier Interest as of any date of determination.

         "Component A-X-E-1": One of the 37 components of the Class A-X
Certificates having a Component Notional Amount equal to the then current
Lower-Tier Principal Amount of the Class LE-1 Lower-Tier Interest as of any date of determination.

         "Component A-X-E-2": One of the 37 components of the Class A-X
Certificates having a Component Notional Amount equal to the then current
Lower-Tier Principal Amount of the Class LE-2 Lower-Tier Interest as of any date of determination.

         "Component A-X-F": One of the 37 components of the Class A-X
Certificates having a Component Notional Amount equal to the then current
Lower-Tier Principal Amount of the Class LF Lower-Tier Interest as of any date of determination.

         "Component A-X-G": One of the 37 components of the Class A-X
Certificates having a Component Notional Amount equal to the then current
Lower-Tier Principal Amount of the Class LG Lower-Tier Interest as of any date of determination.

                                      -30-

         "Component A-X-H": One of the 37 components of the Class A-X
Certificates having a Component Notional Amount equal to the then current
Lower-Tier Principal Amount of the Class LH Lower-Tier Interest as of any date of determination.

         "Component A-X-J": One of the 37 components of the Class A-X
Certificates having a Component Notional Amount equal to the then current
Lower-Tier Principal Amount of the Class LJ Lower-Tier Interest as of any date of determination.

         "Component A-X-K": One of the 37 components of the Class A-X
Certificates having a Component Notional Amount equal to the then current
Lower-Tier Principal Amount of the Class LK Lower-Tier Interest as of any date of determination.

         "Component A-X-L": One of the 37 components of the Class A-X
Certificates having a Component Notional Amount equal to the then current
Lower-Tier Principal Amount of the Class LL Lower-Tier Interest as of any date of determination.

         "Component A-X-M": One of the 37 components of the Class A-X
Certificates having a Component Notional Amount equal to the then current
Lower-Tier Principal Amount of the Class LM Lower-Tier Interest as of any date of determination.

         "Component A-X-N": One of the 37 components of the Class A-X
Certificates having a Component Notional Amount equal to the then current
Lower-Tier Principal Amount of the Class LN Lower-Tier Interest as of any date of determination.

         "Component A-X-O": One of the 37 components of the Class A-X
Certificates having a Component Notional Amount equal to the then current
Lower-Tier Principal Amount of the Class LO Lower-Tier Interest as of any date of determination.

         "Component A-X-P": One of the 37 components of the Class A-X
Certificates having a Component Notional Amount equal to the then current
Lower-Tier Principal Amount of the Class LP Lower-Tier Interest as of any date of determination.

         "Component Notional Amount": With respect to each Component and any date of determination, an amount equal to the then Lower-Tier Principal Amount of its Corresponding Uncertificated Lower-Tier Interest.

         "Controlling Class": As of any date of determination, the most subordinate Class of Sequential Pay Certificates then outstanding that has a
Class Principal Balance at least equal to 25% of the initial Class Principal
Balance of such Class; or, if no such Class exists, the most subordinate Class of Sequential Pay Certificates then outstanding that has a Class Principal
Balance greater than zero. As of the Closing Date, the Controlling Class shall be the Class P Certificates. For purposes of this definition, the respective
Classes of the Class A Sequential Pay Certificates shall be treated as a single
Class and, if appropriate under the terms of this definition, shall collectively constitute the Controlling Class.

         "Controlling Class Certificateholder": Each Holder (or Certificate
Owner, if applicable) of a Certificate of the Controlling Class as certified by the Certificate Registrar to the Trustee from time to time.

         "Corporate Trust Office": The corporate trust office of the Trustee at which at any particular time its asset-backed securities trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at, with respect to

                                      -31-

Certificate transfers and surrenders, at Sixth Street and Marquette Avenue,
Minneapolis, Minnesota 55479-0113 and, for all other purposes, at 9062 Old
Annapolis Road, Columbia, Maryland 21045-1951, or at such other address as the
Trustee or Certificate Registrar may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer and the Special
Servicer.

         "Corrected Loan": Any Specially Serviced Loan that has become current and remained current for three consecutive Monthly Payments (for such purposes taking into account any modification or amendment of the subject Loan or Junior
Loan, as the case may be) and as to which Loan or Junior Loan, as the case may be, the Special Servicer has returned servicing to the Master Servicer pursuant to Section 3.21(a).

         "Corresponding Class A-SP Component": With respect to any
Uncertificated Lower-Tier Interest, the Class A-SP Component that has an alphabetic or alphanumeric designation that, with the replacement of "A-SP-"
with "L" at the beginning of such designation, is the same as the alphabetic or alphanumeric, as applicable, designation for such Uncertificated Lower-Tier
Interest.

         "Corresponding Class A-X Component": With respect to any Uncertificated
Lower-Tier Interest, the Class A-X Component that has an alphabetic or alphanumeric designation that, with the replacement of "A-X-" with "L" at the beginning of such designation, is the same as the alphabetic or alphanumeric, as applicable, designation for such Uncertificated Lower-Tier Interest.

         "Corresponding Class of Certificates": With respect to any
Uncertificated Lower-Tier Interest, the Corresponding Class of Sequential Pay
Certificates.

         "Corresponding Class of Sequential Pay Certificates": With respect to any Uncertificated Lower-Tier Interest, the Class of Sequential Pay Certificates
that has an alphabetic or alphanumeric designation that, with the addition of
"L" at the beginning of such designation, is the same as the alphabetic or alphanumeric, as applicable, designation for such Uncertificated Lower-Tier
Interest; provided that (i) the Class A-1 Certificates shall be the
Corresponding Class of Sequential Pay Certificates with respect to each of the
Class LA-1-1 and Class LA-1-2 Lower-Tier Interests, (ii) the Class A-2
Certificates shall be the Corresponding Class of Sequential Pay Certificates
with respect to each of the Class LA-2-1 and Class LA-2-2 Lower-Tier Interests,
(iii) the Class A-3 Certificates shall be the Corresponding Class of Sequential
Pay Certificates with respect to each of the Class LA-3-1, Class LA-3-2 and
Class LA-3-3 Lower-Tier Interests, (iv) the Class A-5 Certificates shall be the
Corresponding Class of Sequential Pay Certificates with respect to each of the
Class LA-5-1, Class LA-5-2, Class LA-5-3 and Class LA-5-4 Lower-Tier Interests,
(v) the Class C Certificates shall be the Corresponding Class of Sequential Pay
Certificates with respect to each of the Class LC-1 and Class LC-2 Lower-Tier
Interests, (vi) the Class D Certificates shall be the Corresponding Class of
Sequential Pay Certificates with respect to each of the Class LD-1 and Class
LD-2 Lower-Tier Interests and (vii) the Class E Certificates shall be the
Corresponding Class of Sequential Pay Certificates with respect to each of the
Class LE-1 and Class LE-2 Lower-Tier Interests.

         "Corresponding Uncertificated Lower-Tier Interest": With respect to:
(a) any Class of Sequential Pay Certificates, the Uncertificated Lower-Tier
Interest that has an alphabetic or alphanumeric designation that, with the deletion of "L", is the same as the alphabetic or alphanumeric, as applicable, designation for such Class of Sequential Pay Certificates (provided that (i) the
Class LA-1-1 and Class LA-1-2 Lower-Tier Interests shall each be a Corresponding
Uncertificated Lower-Tier Interest with respect to the Class A-1 Certificates,
(ii) the Class LA-2-1 and Class LA-2-2 Lower-Tier Interests shall each be a
Corresponding Uncertificated Lower-Tier Interest with respect to the Class A-2
Certificates, (iii) the Class LA-3-1, Class L-A-3-2 and Class LA-3-3 Lower-Tier
Interests shall each be a

                                      -32-

Corresponding Uncertificated Lower-Tier Interest with respect to the Class A-3
Certificates, (iv) the Class LA-5-1, Class LA-5-2, Class LA-5-3 and Class LA-5-4
Lower-Tier Interests shall be a Corresponding Uncertificated Lower-Tier Interest with respect to the Class A-5 Certificates, (v) the Class LC-1 and Class LC-2
Lower-Tier Interests shall each be a Corresponding Uncertificated Lower-Tier
Interest with respect to the Class C Certificates, (vi) the Class LD-1 and Class
LD-2 Lower-Tier Interests shall each be a Corresponding Uncertificated
Lower-Tier Interest with respect to the Class D Certificates and (vii) the Class
LE-1 and Class LE-2 Lower-Tier Interests shall each be a Corresponding
Uncertificated Lower-Tier Interest with respect to the Class E Certificates);
(b) any Class A-SP Component, the Uncertificated Lower-Tier Interest that has an alphabetic or alphanumeric designation that, with the replacement of "L" with
"A-SP-" at the beginning of such designation, is the same as the alphabetic or alphanumeric, as applicable, designation for such Class A-SP Component; and (c)
any Class A-X Component, the Uncertificated Lower-Tier Interest that has an alphabetic or alphanumeric designation that, with the replacement of "L" with
"A-X-" at the beginning of such designation, is the same as the alphabetic or alphanumeric, as applicable, designation for such Class A-X Component.

         "Crossed Group": Any group of Loans that is cross-defaulted and cross-collateralized with each other.

         "Crossed Loan": Any Loan which is cross-defaulted and
cross-collateralized with any other Loan.

         "Crossed Loan Repurchase Criteria": (i) The Debt Service Coverage Ratio
for all related Crossed Loans remaining in the Trust Fund for the four calendar quarters immediately preceding the repurchase or substitution is not less than the greater of (a) the Debt Service Coverage Ratio for all such related Crossed
Loans, together with the affected Crossed Loan, for the four calendar quarters immediately preceding the repurchase or substitution and (b) 1.25x, (ii) the
Loan-to-Value Ratio for any related Crossed Loans remaining in the Trust Fund determined at the time of repurchase or substitution based upon an Appraisal obtained by the Special Servicer at the expense of the related Responsible Party is not greater than the least of (a) the Loan-to-Value Ratio for all such related Crossed Loans, together with the affected Crossed Loan, as set forth in the tables on Exhibit A-1 to the Prospectus Supplement, (b) the Loan-to-Value
Ratio for all such related Crossed Loans, together with the affected Crossed
Loan, determined at the time of repurchase or substitution based upon an
Appraisal obtained by the Special Servicer at the expense of the related
Responsible Party and (c) 75%, and (iii) the Trustee receives an Opinion of
Counsel (at the expense of the related Responsible Party) to the effect that such repurchase or substitution will not result in the imposition of a tax on the Trust Fund or its assets, income or gain, cause the remaining Crossed Loans to have been significantly modified under the REMIC Provisions or cause any
Trust REMIC to fail to qualify as a REMIC for federal or applicable state tax purposes at any time that any of the Certificates are outstanding.

         "CSFB Loans": The mortgage loans transferred to the Depositor pursuant to the CSFB Mortgage Loan Purchase Agreement and identified on Schedule II thereto, together with any mortgage loans substituted in replacement thereof pursuant to the CSFB Mortgage Loan Purchase Agreement.

         "CSFB Mortgage Loan Purchase Agreement": The agreement between the
Depositor as purchaser and the CSFB Mortgage Loan Seller as seller, dated as of
August 11, 2004, relating to the transfer of all of the CSFB Mortgage Loan
Seller's right, title and interest in and to the mortgage loans identified on
Schedule II thereto.

         "CSFB Mortgage Loan Seller": Column Financial, Inc., a Delaware
corporation, and its successors in interest.

                                      -33-

         "Cure Event": The exercise by any Junior Loan Holder or any CBA B Loan
Holder of the cure rights set forth in the related Intercreditor Agreement whether for one month, or for consecutive months in the aggregate.

         "Cure Payments": With respect to any Loan Combination, as to which the related Intercreditor Agreement provides that a Junior Loan Holder shall be entitled to cure a default under the related Loan, the payment that such Junior
Loan Holder makes to the Master Servicer or the Special Servicer, as applicable, which payments shall consist (without duplication) of all actual costs, expenses, losses, obligations, damages, penalties, and disbursements imposed on or incurred (whether or not yet paid) by the Master Servicer or the Special
Servicer (including, without limitation, all unreimbursed Advances (without regard to whether such Advance would be a Nonrecoverable Advance) and any interest accrued thereon, Default Interest and any servicing compensation incurred with respect to the related Loan) during the period of time from the expiration of the grace period under such Loan until such Cure Payment is made or such other cure is otherwise effected.

         "Cut-off Date": Individually and collectively, the respective Due Dates for the Loans in August 2004, or with respect to any Loan originated in August
2004, the date of origination of such Loan.

         "Cut-off Date Principal Balance": With respect to any Loan or Junior
Loan, the outstanding principal balance of such Loan or Junior Loan as of the
Cut-off Date, after application of all payments of principal due on or before such date, whether or not received.

         "Debt Service Coverage Ratio": With respect to any Loan for any twelve-month period covered by an annual operating statement for the related
Mortgaged Property, the ratio of (i) Net Operating Income produced by the related Mortgaged Property during such period to (ii) the aggregate amount of
Monthly Payments (other than any Balloon Payment) due under such Loan (in the case of any Serviced Loan Combination, without regard to debt service due under the related Junior Loan(s)) during such period.

         "Default Interest": With respect to any Loan or Junior Loan (or any successor REO Loan with respect to either of the foregoing), any amounts collected thereon, other than late payment charges or prepayment consideration, that represent interest in excess of interest accrued on the principal balance of such Loan or Junior Loan (or such successor REO Loan) at the related Mortgage
Rate, such excess interest arising out of a default thereunder.

         "Defaulted Loan": A Loan that is at least 60 days delinquent in respect of its Monthly Payments, or that is delinquent in respect of its Balloon
Payment, if any, in each case without giving effect to any grace period permitted by the related Mortgage or Note or a Loan as to which any non-monetary event of default occurs that results in the Loan becoming a Specially Serviced
Loan; provided, however, that no Monthly Payment (other than a Balloon Payment)
shall be deemed delinquent if less than ten dollars of all amounts due and payable on such Loan has not been received.

         "Defaulting Party": As defined in Section 7.01(b).

         "Defeasance Collateral": As defined in Section 3.08.

         "Defeasance Loan": As defined in Section 3.08.

         "Defect": As defined in Section 2.02(e).

                                      -34-

         "Deficient Valuation": With respect to any Loan (other than any Loan that constitutes part of a Loan Combination) or any Loan Combination, a valuation by a court of competent jurisdiction of the related Mortgaged Property in an amount less than the then outstanding principal balance of such Loan or such Loan Combination, as the case may be, which valuation results from a proceeding initiated under the Bankruptcy Code.

         "Definitive Certificate": A Certificate issued in registered, definitive physical form.

         "Depositor": Credit Suisse First Boston Mortgage Securities Corp., a
Delaware corporation, or its successor in interest.

         "Depository": The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede &
Co. The Depository shall at all times be a "clearing corporation" as defined in
Section 8-102(3) of the Uniform Commercial Code of the State of New York and a
"clearing agency" registered pursuant to the provisions of Section 17A of the
Exchange Act.

         "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         "Determination Date": With respect to any Distribution Date, the close of business on the 11th day of the month in which such Distribution Date occurs, or if such 11th day is not a Business Day, the Business Day immediately following such 11th day.

         "Directing Certificateholder": The Controlling Class Certificateholder
selected by the holders or beneficial owners of more than 50% of the Percentage
Interests in the Controlling Class, by Certificate Principal Balance, as
certified by the Trustee from time to time, and as shall be evidenced by notice delivered by the Directing Certificateholder to the parties hereto and the prior
Directing Certificateholder, if any; provided, however, that until a Directing
Certificateholder is so selected or after receipt of a notice from the Holders of more than 50% of the Percentage Interests in the Controlling Class that a
Directing Certificateholder is no longer designated, the Controlling Class
Certificateholder that beneficially owns the largest aggregate Certificate
Principal Balance of the Controlling Class shall be the Directing
Certificateholder. The initial Directing Certificateholder will be Clarion
Partners, LLC. No appointment of any Person as a Directing Certificateholder shall be effective until such Person provides the Trustee, the Master Servicer and the Special Servicer with written confirmation of its acceptance of such appointment, an address and telecopy number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and telecopy numbers). If no Person is appointed a Directing
Certificateholder, the Master Servicer, the Special Servicer and the Trustee
shall not be required to recognize the Controlling Class Certificateholder that beneficially owns the largest aggregate Certificate Principal Balance of the
Controlling Class as the Directing Certificateholder until such Controlling
Class Certificateholder provides an address and telecopy number for the delivery of notices and other correspondence and a list of officers or employees of such
Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and telecopy numbers).

         "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof that are not (within the meaning of
Treasury regulations section 1.512(b)-1(c)(5)) customarily provided to tenants in connection with the rental of space for occupancy, the management or operation of such REO Property, the holding of such REO Property primarily for sale to

                                      -35-

customers in the ordinary course of a trade or business, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the Trust Fund, in each case other than through an Independent
Contractor; provided, however, that the Trustee (or the Master Servicer or the
Special Servicer on behalf of the Trustee) shall not be considered to Directly
Operate an REO Property solely because the Trustee (or the Master Servicer or the Special Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance or makes decisions as to repairs (of the type that would be deductible under Section 162 of the Code) or capital expenditures with respect to such REO Property.

         "Disqualified Organization": Any of (i) the United States, any State or
political subdivision thereof, any possession of the United States or any agency or instrumentality of any of the foregoing (other than an instrumentality that is a corporation if all of its activities are subject to tax and, except for
FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) that is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the
Code and (v) any other Person so designated by the Master Servicer or the
Trustee based upon an Opinion of Counsel provided to the Trustee (which shall not be an expense of the Trustee) that the holding of an Ownership Interest in a
Class R Certificate by such Person may cause the Lower-Tier REMIC or the
Upper-Tier REMIC to fail to qualify as a REMIC or any Person having an Ownership
Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate
to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

         "Distribution Account": The account, accounts or, subject to Section
3.04(i), sub-accounts created and maintained by the Trustee, pursuant to Section
3.04(b), in trust for the Certificateholders, which, subject to Section 3.04(i), shall be entitled "Wells Fargo Bank, N.A. [or name of any successor Trustee], as
Trustee, for the benefit of Holders of Credit Suisse First Boston Mortgage
Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-C3,
Distribution Account". Any such account or sub-account shall be an Eligible
Account or, subject to Section 3.04(i), a sub-account of an Eligible Account.

         "Distribution Date": With respect to any month, the fourth Business Day after the Determination Date of such month, commencing in September 2004.

         "Due Date": With respect to (i) any Loan or Junior Loan, on or prior to its Maturity Date, the day of the month set forth in the related Note on which each Monthly Payment thereon is scheduled to be first due (without giving effect to any grace period with respect to late Monthly Payments), (ii) any Loan or
Junior Loan, after the Maturity Date therefor, the day of the month set forth in the related Note on which each Monthly Payment on such Loan or Junior Loan had been scheduled to be first due (without giving effect to any grace period) and
(iii) any REO Loan, the day of the month set forth in the related Note on which each Monthly Payment on the related Loan or Junior Loan, as applicable, had been scheduled to be first due (without giving effect to any grace period).

         "Due Period": With respect to each Distribution Date, the period commencing immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, commencing as of the Closing

                                      -36-

Date) and ending on and including the Determination Date in the calendar month in which such Distribution Date occurs.

         "EDGAR" The Electronic Data Gathering, Analysis, and Retrieval System
of the Commission, which is the computer system for the receipt, acceptance, review and dissemination of documents submitted to the Commission in electronic format.

         "Eligible Account": Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company (including the Trustee) the long-term unsecured debt obligations of which are rated at least "AA" by Fitch (or "A" if the short-term debt obligations thereof have a short-term rating of not less than "F-1" by Fitch) and "Aa3" by Moody's, if the deposits are to be held in such account for more than 30 days, or the short-term debt obligations of which have a short-term rating of not less than "P-1" by
Moody's and "F-1" by Fitch, if the deposits are to be held in such account for
30 days or less, or such other account or accounts with respect to which each of the Rating Agencies shall have confirmed in writing that the then-current rating assigned to any of the Certificates that are currently being rated by such
Rating Agency will not be qualified (as applicable), downgraded or withdrawn by reason thereof or (ii) a segregated trust account or accounts maintained with the corporate trust department of a federal- or state-chartered depository institution or trust company that, in either case, has a combined capital and surplus of at least $50,000,000 and has corporate trust powers, acting in its fiduciary capacity, provided that any state-chartered depository institution or trust company is subject to regulation regarding fiduciary funds substantially similar to 12 C.F.R. ss. 9.10(b), (iii) an account or accounts maintained with
PNC so long as PNC (1) shall have a long-term unsecured debt rating of at least
"A1" and a short-term rating of at least "P-1" from Moody's and (2) has the appropriate rating from Fitch specified in clause (i) above, (iv) an account or accounts maintained with KeyBank so long as KeyBank (1) shall have a long-term unsecured debt rating of at least "A1" and a short-term rating of at least "P-1"
from Moody's and (2) has the appropriate rating from Fitch specified in clause
(i) above, or (v) such other account or accounts with respect to which each of the Rating Agencies shall have confirmed in writing that the then-current rating assigned to any of the Certificates that are currently being rated by such
Rating Agency will not be qualified (as applicable), downgraded or withdrawn by reason thereof. Eligible Accounts may bear interest. No Eligible Account shall be evidenced by a certificate of deposit, passbook or other similar instrument.

         "Environmental Assessment": A "Phase I environmental assessment" as described in and meeting the criteria of the American Society of Testing
Materials Standard E 1527-94 or any successor thereto published by the American
Society of Testing Materials.

         "Environmental Insurance Policy": With respect to any Loan, any insurance policy covering Insured Environmental Events that is maintained from time to time in respect of such Loan or the related Mortgaged Property.

         "Environmental Insurer": The provider of insurance pursuant to any
Environmental Insurance Policy.

         "ERISA": The Employee Retirement Income Security Act of 1974, as
amended.

         "Escrow Payment": Any payment received by the Master Servicer for the account of any Borrower for application toward the payment of real estate taxes, assessments, Insurance Policy premiums and similar items in respect of the related Mortgaged Property, including amounts for deposit to any reserve account.

                                      -37-

         "Euroclear": The Euroclear System.

         "Event of Default": One or more of the events described in Section
7.01(a).

         "Excess Interest": With respect to each of the ARD Loans or any successor REO Loan with respect thereto, interest accrued on such ARD Loan or
REO Loan, as the case may be, and allocable to the Excess Rate. The Excess
Interest is an asset of the Trust Fund, but shall not be an asset of any Trust
REMIC.

         "Excess Interest Distribution Account": The trust account, accounts or, subject to Section 3.04(i), sub-account created and maintained by the Trustee, pursuant to Section 3.04(c), in trust for the Certificateholders, which, subject to Section 3.04(i), shall be entitled "Wells Fargo Bank, N.A. [or name of any successor Trustee], as Trustee, in trust for Holders of Credit Suisse First
Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates,
Series 2004-C3, Excess Interest Distribution Account" and which shall be an
Eligible Account or, subject to Section 3.04(i), a sub-account of an Eligible
Account. The Excess Interest Distribution Account shall not be an asset of any
Trust REMIC.

         "Excess Liquidation Proceeds": The excess, if any, of (a) the
Liquidation Proceeds from the sale or liquidation of a Specially Serviced Loan or REO Property, net of (i) interest on any related Advances and (ii) any related Servicing Advances, over (b) the amount needed to pay off in full such
Loan (or if such amount relates to a Loan Combination, the amount needed to pay off such Loan Combination) or the related REO Loan(s) and all amounts due with respect thereto.

         "Excess Liquidation Proceeds Account": The trust account, accounts or, subject to Section 3.04(i), sub-account created and maintained by the Trustee, pursuant to Section 3.04(d), in trust for the Certificateholders, which, subject to Section 3.04(i), shall be entitled "Wells Fargo Bank, N.A. [or name of any successor Trustee], as Trustee, in trust for the registered holders of Credit
Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through
Certificates, Series 2004-C3". The Excess Liquidation Proceeds Account shall be an asset of the Lower-Tier REMIC. Any such account or, subject to Section
3.04(i), sub-account shall be an Eligible Account.

         "Excess Rate": With respect to each ARD Loan (and each REO Loan that relates to an ARD Loan) after the related Anticipated Repayment Date, the excess of (i) the applicable Revised Rate over (ii) the applicable Mortgage Rate, each as initially set forth in the Mortgage Loan Schedule.

         "Excess Servicing Strip": With respect to any Loan or any successor REO
Loan with respect thereto, the portion of the related Master Servicing Fee calculated at an annual rate equal to the excess, if any, of the related Master
Servicing Fee Rate over 0.005% (0.5 basis points) per annum, subject to reduction by the Trustee pursuant to Section 3.11(a).

         "Exchange Act": The Securities Exchange Act of 1934, as amended from time to time.

         "Exchange Act Report": The monthly Statement to Certificateholders to be filed with the Commission, under cover of the related form required by the
Exchange Act.

         "Exemption Favored Party": Any of (i) Credit Suisse First Boston LLC,
(ii) any Person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Credit Suisse First
Boston LLC, and (iii) any member of any underwriting syndicate or selling group of which any Person described in clauses (i) and (ii) is a manager or co-manager with

                                      -38-

respect to a Class of Certificates (other than the Class R and Class V
Certificates) that is investment grade rated by at least one Rating Agency.

         "Fair Value": As defined in Section 3.18(b).

         "FDIC": Federal Deposit Insurance Corporation or any successor.

         "FHLMC": Federal Home Loan Mortgage Corporation or any successor.

         "Final Recovery Determination": A determination by the Special Servicer with respect to any Loan or Junior Loan that constitutes a Defaulted Loan or any
REO Property that there has been a recovery of all Insurance and Condemnation
Proceeds, Liquidation Proceeds and other payments or recoveries that, in the
Special Servicer's reasonable good faith judgment, exercised without regard to any obligation of the Special Servicer to make payments from its own funds pursuant to Section 3.07(b), will ultimately be recoverable.

         "Fitch": Fitch, Inc. or its successor in interest.

         "FNMA": Federal National Mortgage Association or any successor thereto.

         "GAAP": Generally Accepted Accounting Principles in the United States.

         "Global Certificate": With respect to any Class of Non-Registered
Certificates, any related Regulation S Global Certificate or Rule 144A Global
Certificate.

         "Grantor Trust": A grantor trust as defined under Subpart E of Part 1 of Subchapter J of the Code.

         "Group 1 Loan": Any Loan identified on the Mortgage Loan Schedule as belonging to Loan Group No. 1, together with any other Loan that is substituted in replacement thereof pursuant to or as contemplated by the related Mortgage
Loan Purchase Agreement.

         "Group 2 Loan": Any Loan identified on the Mortgage Loan Schedule as belonging to Loan Group No. 2, together with any other Loan that is substituted in replacement thereof pursuant to or as contemplated by the related Mortgage
Loan Purchase Agreement.

         "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes or substances, including, without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory", "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

         "Independent": When used with respect to any specified Person, any such
Person that (i) is in fact independent of the Depositor, each Junior Loan
Holder, the Master Servicer, the Special Servicer, the Trustee and any and all
Affiliates thereof, (ii) does not have any material direct financial interest in or any material indirect financial interest in any of the Depositor, any Junior
Loan Holder, the Master Servicer, any Special Servicer or any Affiliate thereof and (iii) is not connected with the Depositor, any Junior Loan Holder, the
Master Servicer, any Special Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar

                                      -39-

functions; provided, however, that a Person shall not fail to be Independent of the Depositor, any Junior Loan Holder, the Master Servicer, any Special
Servicer, the Trustee or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of debt or equity securities issued by the Depositor, such Junior Loan Holder, the Master Servicer, the Special
Servicer, the Trustee or any Affiliate thereof, as the case may be, provided that such ownership constitutes less than 1.0% of the total assets of such
Person.

         "Independent Contractor": Either (i) any Person that would be an
"independent contractor" with respect to the Trust Fund within the meaning of
Section 856(d)(3) of the Code if the Trust Fund were a real estate investment trust (except that the ownership test set forth in that Section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates, or such other interest in any Class of
Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Trustee, the Master Servicer or the Trust, delivered to the
Trustee and the Master Servicer), so long as the Trust Fund does not receive or derive any income from such Person and provided that the relationship between such Person and the Trust Fund is at arm's length, all within the meaning of
Treasury regulations section 1.856-4(b)(5) (except that neither the Master
Servicer nor the Special Servicer shall be considered to be an Independent
Contractor under the definition in this clause (i) unless an Opinion of Counsel
(at the expense of the party seeking to be deemed an Independent Contractor) has been delivered to the Trustee to that effect or (ii) any other Person (including the Master Servicer and the Special Servicer) upon receipt by the Trustee and the Master Servicer of an Opinion of Counsel (at the expense of the party seeking to be deemed an Independent Contractor), to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property (provided that such income would otherwise so qualify).

         "Independent Director": A duly appointed member of the board of directors of the relevant entity who shall not have been, at the time of such appointment, at any time after appointment, or at any time in the preceding five years, (i) a direct or indirect legal or beneficial owner in such entity or any of its affiliates, (ii) a creditor, supplier, employee, officer, director, manager or contractor of such entity or any of its affiliates, (iii) a person who controls such entity or any of its affiliates, or (iv) a member of the immediate family of a person defined in (i), (ii) or (iii) above.

         "Initial Purchaser": Credit Suisse First Boston LLC, as initial purchaser of the Non-Registered Certificates.

         "Initial Resolution Period": As defined in Section 2.03(b).

         "Institutional Accredited Investor" or "IAI": An "accredited investor"
as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the
Securities Act or any entity in which all of the equity owners come within such paragraphs.

         "Institutional Lender/Owner": One or more of the following: (i) a bank, saving and loan association, investment bank, insurance company, real estate investment trust, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan,
(ii) an investment company, money management firm or "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act, which is regularly engaged in the business of making or owning mezzanine loans of similar types to the mezzanine loan in the question, (iii) a trustee in connection with a securitization of the mezzanine loan, so long as such trustee or the servicer therefor is

                                      -40-

an entity that otherwise would be an Institutional Lender/Owner, (iv) an institution substantially similar to any of the foregoing, in each case of clauses (i), (ii), (iii) or (iv) of this definition, which (A) has total assets
(in name or under management) in excess of $600,000,000 and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder's equity of $200,000,000 and (B) is regularly engaged in the business of making or owning commercial loans or (v) an entity Controlled (as defined below) by the Underwriters or any of the entities described in clause
(i) above. For purposes of this definition only, "Control" means the ownership, directly or indirectly, in the aggregate of more than fifty percent (50%) of the beneficial ownership interests of an entity and the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise ("Controlled" has the meaning correlative thereto). The
Special Servicer shall obtain from the proposed transferee, and shall be entitled to rely on, (i) an officer's certificate of a proposed transferee that such transferee satisfies the requirements of this definition and (ii) in the case of any proposed transferee that is an entity described in and meeting the criteria in clauses (i)-(iv) of the immediately preceding sentence, the most recent financial statements of such transferee.

         "Insurance and Condemnation Proceeds": All proceeds (net of expenses of collection) paid under any Insurance Policy or in connection with the full or partial condemnation of a Mortgaged Property, in either case, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Borrower, in either case, in accordance with the Servicing
Standard.

         "Insurance Policy": With respect to any Loan or Junior Loan (or any
Mortgaged Property that secures a Loan or Junior Loan) or any REO Property acquired in respect of any Loan or Junior Loan, any hazard insurance policy, flood insurance policy, title insurance policy, earthquake insurance policy, environmental insurance policy, business interruption insurance policy or other insurance policy that is maintained from time to time in respect of such Loan or
Junior Loan (or the related Mortgaged Property) or such REO Property, as the case may be.

         "Insured Environmental Event": As defined in Section 3.07.

         "Intercreditor Agreement": The One Park Avenue Intercreditor Agreement,
the Mizner Park Intercreditor Agreement or any CBA Intercreditor Agreement,
individually or collectively, as the case may be.

         "Interest Accrual Period": With respect to any Class of Regular
Certificates or any Uncertificated Lower-Tier Interest and any Distribution
Date, the calendar month preceding the month in which such Distribution Date occurs. Each Interest Accrual Period shall be deemed for purposes of this definition to consist of 30 days.

         "Interest Deposit Amount": $157,596.47, consisting of $118,976.28 and
$38,620.19 with respect to the Loans identified on the Mortgage Loan Schedule as loan numbers 14 and 56, respectively, each of which amounts represents the sum of (i) the amount of interest that would have accrued at the related Mortgage
Rate on the original Stated Principal Balance of the related Loan from and including August 1, 2004 to, but not including, the date of origination of such
Loan had such Loan been originated on August 1, 2004 and (ii) prepaid interest collected at the origination of such Loan by the related Mortgage Loan Seller for the period from and including the related date of origination to, but not including, September 1, 2004.

         "Interest-Only Certificates": Collectively, the Class A-X and Class
A-SP Certificates.

                                      -41-

         "Interest Reserve Account": The account, accounts or, subject to
Section 3.04(i), sub-accounts created and maintained by the Trustee, pursuant to
Section 3.28, in trust for the Certificateholders, which, subject to Section
3.04(i), shall be entitled "Wells Fargo Bank, N.A. [or name of any successor
Trustee], as Trustee, in trust for the registered holders of Credit Suisse First
Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates,
Series 2004-C3, Interest Reserve Account", and which shall be an Eligible
Account or, subject to Section 3.04(i), a sub-account of an Eligible Account.

         "Interest Reserve Loan": Any Loan that accrues interest on an
Actual/360 Basis (or any successor REO Loan with respect thereto).

         "Interest Shortfall Amount": As to any Distribution Date and any Class
of Regular Certificates, the amount, if any, by which the amount distributed on such Class on such Distribution Date in respect of interest is less than the related Optimal Interest Distribution Amount.

         "Interested Person": The Depositor, the Master Servicer, the Special
Servicer, any Independent Contractor engaged by the Special Servicer, any Holder of a Certificate or any Affiliate of any such Person.

         "Investment Account": As defined in Section 3.06(a).

         "Issue Price": With respect to each Class of Certificates, the "issue price" as defined in the REMIC Provisions.

         "Junior Loans": The One Park Avenue Junior Loans, the Mizner Park
Junior Loan and the CBA B Loans, collectively, each of which is subordinate in right of payment to the related A Loan.

         "Junior Loan Custodial Account": Each of the custodial accounts or, subject to Section 3.04(h), sub-accounts (none of which are included in the
Trust Fund) created and maintained by the Master Servicer pursuant to Section
3.04 on behalf of the respective Junior Loan Holders. Each Junior Loan Custodial
Account shall be maintained as an Eligible Account or, subject to Section
3.04(h), a sub-account of an Eligible Account.

         "Junior Loan Holder": Any holder of a Junior Loan or any successor REO
Loan with respect thereto.

         "KeyBank": KeyBank National Association, a national banking association, and its successors in interest.

         "KeyBank Mortgage Loan Purchase Agreement": The agreement between the
Depositor as purchaser, the CSFB Mortgage Loan Seller as seller and KeyBank as additional party, dated as of August 11, 2004 relating to the transfer of the
CSFB Mortgage Loan Seller's right, title and interest in and to the Mizner Park
Loan.

         "KRECM": KeyCorp Real Estate Capital Markets, Inc., an Ohio
corporation, and its successors in interest.

         "Late Collections": With respect to any Loan or Junior Loan, all amounts (except Penalty Charges) received thereon during any Due Period, whether as payments, Insurance and Condemnation Proceeds, Liquidation Proceeds or
otherwise, which represent late payments or collections of principal or interest due in respect of such Loan or Junior Loan (without regard to any acceleration of

                                      -42-

amounts due thereunder by reason of default) on a Due Date in a previous Due
Period and not previously received. With respect to any REO Loan, all amounts
(except Penalty Charges) received in connection with the related REO Property during any Due Period, whether as Insurance and Condemnation Proceeds,
Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of principal or interest due or deemed due in respect of such REO
Loan or the predecessor Loan or predecessor Junior Loan (without regard to any acceleration of amounts due under the predecessor Loan (or predecessor Junior
Loan, as the case may be), as the case may be, by reason of default) on a Due
Date in a previous Due Period and not previously received.

         "Liquidation Event": With respect to any Loan or REO Property, any of the following events: (i) payment in full of such Loan; (ii) the making of a
Final Recovery Determination with respect to such Loan or REO Property; (iii)
the repurchase or replacement of such Loan by or on behalf of the related
Responsible Party pursuant to Section 7 of the related Mortgage Loan Purchase
Agreement; (iv) the purchase of such Loan or REO Property by the Directing
Certificateholder or the Special Servicer pursuant to Section 3.18; (v) in the case of any Loan Combination for which the related Intercreditor Agreement so provides, the purchase of the related A Loan by a related Junior Loan Holder;
(vi) the purchase of such Loan by a related mezzanine lender pursuant to the terms of any related intercreditor agreement; (vii) the sale or other liquidation of such REO Property hereunder; or (viii) the purchase of such Loan or REO Property by the Holders of more than 50% of the Percentage Interests in the Controlling Class, the Special Servicer or the Master Servicer pursuant to
Section 9.01.

         "Liquidation Fee": A fee payable to the Special Servicer with respect to each Specially Serviced Loan or REO Loan as to which the Special Servicer receives a full or discounted payoff with respect thereto from the related
Borrower or any Liquidation Proceeds with respect thereto, equal to the product of the Liquidation Fee Rate and the proceeds of such full or discounted payoff or the net Liquidation Proceeds (net of the related costs and expenses associated with the related liquidation) related to such liquidated Specially
Serviced Loan or REO Loan, as the case may be; provided, however, that no
Liquidation Fee shall be payable with respect to clauses (iii) (so long as the
Directing Certificateholder (rather than its assignee) or the Special Servicer
(rather than its assignee) effects such purchase), (iv) (so long as such repurchase occurs within the applicable cure period set forth in the related
Mortgage Loan Purchase Agreement, as extended), (v) (so long as such repurchase occurs within 90 days from the date when the related Loan has become a Specially
Serviced Loan and notice thereof has been delivered to the related Junior Loan
Holder that is entitled to purchase the related A Loan), (vi) or (vii) of the definition of Liquidation Proceeds or, in connection with the purchase of a
Specially Serviced Loan by the Special Servicer or the actual purchase of a Loan by a mezzanine lender pursuant to the terms of any related intercreditor agreement unless the purchase price with respect thereto includes the liquidation fee.

         "Liquidation Fee Rate": As defined in Section 3.11.

         "Liquidation Proceeds": Cash amounts (other than Insurance and
Condemnation Proceeds and REO Revenues) actually received by the Trust, net of expenses, in connection with: (i) the liquidation of a Mortgaged Property or other collateral constituting security for a Defaulted Loan or Loan Combination
(including in the case of any Loan Combination, the default of the related Loan or Junior Loan, as applicable, collectively), through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Borrower; (ii) the realization upon any deficiency judgment obtained against a Borrower; (iii) the purchase of a
Defaulted Loan by the Directing Certificateholder or the Special Servicer
pursuant to Section 3.18; (iv) the repurchase of a Loan by or on behalf of the related Responsible Party pursuant to Section 7 of the related Mortgage Loan
Purchase Agreement; (v) in the case of any Loan Combination for which the related Intercreditor Agreement so provides, the purchase of the related A Loan by any related Junior Loan Holder; (vi) the

                                      -43-

purchase of any Loan or Loan Combination by a related mezzanine lender; or (vii)
the purchase of all Loans by Holders of more than 50% of the Percentage
Interests in the Controlling Class, the Special Servicer or the Master Servicer
pursuant to Section 9.01.

         "Loan": Each of the mortgage loans transferred and assigned to the
Trustee pursuant to Section 2.01, and from time to time held in the Trust Fund, including any Loan that becomes a Specially Serviced Loan, which does not include any Junior Loan. As used herein, the term "Loan" includes the related
Note, Mortgage and other documents contained in the related Mortgage File and any related agreements.

         "Loan Agreement": With respect to any Loan, Junior Loan, the loan agreement, if any, between the related Mortgage Loan Originator and the
Borrower, pursuant to which such Loan, Junior Loan was made.

         "Loan Combination": With respect to any A Loan, such A Loan and the related Junior Loan(s), collectively.

         "Loan Documents": With respect to each Loan, Junior Loan, to the extent applicable, the Loan Agreement, the Mortgage, the Note, the Assignment of Leases
(if separate from the Mortgage), the Security Agreement, any cash management agreement, any ground lease, any letters of credit, escrow or reserve account information relating to the Additional Collateral Loans, any UCC Financing
Statements, the title insurance policy, all surveys, all insurance policies, any environmental liability agreements, any escrow agreements for improvements or lease-up, any guaranties related to such Loan, Junior Loan, any prior assignments of mortgage in the event that the originator is not the originator of record, any collateral assignments of property management agreements and other services agreements required by the applicable commitment and other loan documents, any preferred equity and mezzanine loan documents and all modification, consolidation and extension agreements, if any.

         "Loan Group": Either of Loan Group No. 1 or Loan Group No. 2.

         "Loan Group No. 1": Collectively, all of the Loans that are Group 1
Loans and any successor REO Loans with respect thereto.

         "Loan Group No. 2": Collectively, all of the Loans that are Group 2
Loans and any successor REO Loans with respect thereto.

         "Loan-to-Value Ratio": With respect to any Loan, as of any date of determination, the fraction, expressed as a percentage, the numerator of which is the principal balance of such Loan (or, in the case of each Serviced Loan
Combination, of such Serviced Loan Combination (exclusive of any related Junior
Loan(s)) at the time of determination, and the denominator of which is the
Appraised Value of the related Mortgaged Property.

         "Lock-Box Account": With respect to any Mortgaged Property, the account, if any, created pursuant to any documents relating to a Loan to receive revenues therefrom. Any Lock-Box Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive the reinvestment income or gain thereon in accordance with the terms and provisions of the related Loan and Section 3.06, which Person (and not the Trust) may be taxed on all reinvestment income or gain thereon. The Master Servicer shall be permitted to make withdrawals therefrom for deposit into the related Cash Collateral
Accounts.

                                      -44-

         "Lock-Box Agreement": With respect to any Loan, the lock-box agreement, if any, between the applicable Mortgage Loan Originator or the applicable
Mortgage Loan Seller and the related Borrower, pursuant to which the related
Lock-Box Account may have been established.

         "Lower-Tier Principal Amount": With respect to any Uncertificated
Lower-Tier Interest, as of any date of determination, a principal amount equal to the Original Lower-Tier Principal Amount of such Uncertificated Lower-Tier
Interest as specified in the Preliminary Statement hereto, as such principal amount may be permanently reduced (to not less than zero) on each Distribution
Date coinciding with or preceding such date of determination by (i) any deemed distributions of principal with respect to such Uncertificated Lower-Tier
Interest on the subject Distribution Date pursuant to Section 4.01 and (ii) any
Collateral Support Deficit allocated to such Uncertificated Lower-Tier Interest on the subject Distribution Date pursuant to Section 4.04.

         "Lower-Tier REMIC": One of multiple separate REMICs comprising the
Trust Fund, the assets of which consist of the Loans (exclusive of any Excess
Interest thereon), any REO Property with respect thereto (exclusive of any interest therein that a Junior Loan Holder may have), such amounts (exclusive of any Excess Interest) as shall from time to time be held in the Collection
Account, the Interest Reserve Account, an REO Account (exclusive of any such amounts that are allocable to a Junior Loan), if any, and the Distribution
Account, and except as otherwise provided in this Agreement, all other property included in the Trust Fund that is not in the Upper-Tier REMIC or designated as a grantor trust asset in the Preliminary Statement hereto.

         "Lower-Tier Remittance Rate": With respect to any Uncertificated
Lower-Tier Interest, for any Distribution Date, the Weighted Average Net
Mortgage Pass-Through Rate for such Distribution Date.

         "MAI": Member of the Appraisal Institute.

         "Management Agreement": With respect to any Loan, the Management
Agreement, if any, by and between the Manager and the related Borrower, or any successor Management Agreement between such parties.

         "Manager": With respect to any Loan, any property manager for the related Mortgaged Property or Mortgaged Properties.

         "Master Servicer: Midland Loan Services, Inc., or any successor master servicer appointed as provided herein.

         "Master Servicer Remittance Date": With respect to any Distribution
Date, the Business Day preceding such Distribution Date, commencing in September
2004.

         "Master Servicing Fee": With respect to each Loan (and any successor
REO Loan with respect thereto), the fee payable to the Master Servicer pursuant to the first paragraph of Section 3.11(a), computed on the same basis and in the same manner as interest is computed on the related Loan. For the avoidance of doubt, the parties acknowledge that a Master Servicer Fee shall not accrue or be payable with respect to any Junior Loan (or any successor REO Loan with respect thereto).

         "Master Servicing Fee Rate": With respect to the Master Servicer and each Loan, Specially Serviced Loan, and REO Loan, a rate equal to 0.01% (one basis point) per annum computed on the same basis and in the same manner as interest is computed on the related Loan.

                                      -45-

         "Material Breach": As defined in Section 2.03(b).

         "Material Document Defect": As defined in Section 2.03(b).

         "Maturity Date": With respect to any Loan or Junior Loan, as of any date of determination, the date on which the last payment of principal is due and payable under the related Note, after taking into account all Principal
Prepayments received prior to such date of determination, but without giving effect to (i) any acceleration of the principal of such Loan or Junior Loan by reason of default thereunder, (ii) any grace period permitted by the related
Note or (iii) any modification, waiver or amendment of such Loan or Junior Loan granted or agreed to by the Master Servicer or the Special Servicer pursuant to
Section 3.20 occurring prior to such date of determination.

         "Mezzanine Loan": Any loan constituting "Mezzanine Debt", a "Mezzanine
Loan" or "Future Mezzanine Debt" as identified in Exhibit C-2 hereto.

         "Mezzanine Loan Collateral": With respect to any Mezzanine Loan, any stock, partnership interests, membership interests or other equity interest in the related Borrower that has been pledged pursuant to such Mezzanine Loan.

         "Mezzanine Loan Holder": With respect to any Mezzanine Loan, the Holder or obligee thereof.

         "Midland": Midland Loan Services, Inc.

         "Mizner Park Consent Holder": The Mizner Park Junior Loan Holder, but
only if and for so long as a Mizner Park Junior Loan Loss of Consent Event is not in effect.

         "Mizner Park Consultation Action": Any of the actions referred to in subclauses (1) through (6) of the first sentence of Section 3.1.3.1(a) of the
Mizner Park Intercreditor Agreement with respect to the Mizner Park Total Loan or any REO Property, but only if and for so long as a Mizner Park Junior Loan
Loss of Control Event is not in effect.

         "Mizner Park Intercreditor Agreement": The Agreement Among Noteholders
dated as of August 19, 2004, by and between KeyBank National Association, as initial A Noteholder, and KeyBank National Association, as initial B Noteholder.

         "Mizner Park Junior Loan": The mortgage loan that is secured, on a subordinate basis, by the same Mortgage on the Mizner Park Property as the
Mizner Park Loan, has a Cut-off Date Principal Balance of $8,831,222 and is
evidenced by a Note designated "Note B". The Mizner Park Junior Loan is not a
"Loan" hereunder.

         "Mizner Park Junior Loan Holder": The holder of the Mizner Park Junior
Loan or any successor REO Loan with respect thereto.

         "Mizner Park Junior Loan Loss of Consent Event": As of any date of determination, the event that either the condition set forth in clause (i) of
Section 3.1.3.4 of the Mizner Park Intercreditor Agreement is satisfied or the condition set forth in clause (ii) of Section 3.1.3.4 of the Mizner Park
Intercreditor Agreement is satisfied.

                                      -46-

         "Mizner Park Loan": With respect to the Mizner Park Total Loan, the mortgage loan, with a Cut-off Date Principal Balance of $53,110,129, that is included in the Trust Fund and secured by a Mortgage on the Mizner Park
Property. The Mizner Park Loan is a "Loan".

         "Mizner Park Property": The Mortgaged Property identified on the
Mortgage Loan Schedule as "Mizner Park".

         "Mizner Park Specially Designated Servicing Actions": Any of the
actions referred to in clauses (i) through (xiii) of Section 3.1.3.1(b) of the
Mizner Park Intercreditor Agreement with respect to the Mizner Park Total Loan or any Mizner Park REO Property.

         "Mizner Park Total Loan": The aggregate indebtedness, with an original principal amount of $62,000,000 that is secured by the related Mortgage on the
Mizner Park Property. References herein to the Mizner Park Total Loan shall be construed to refer to the aggregate indebtedness under the Mizner Park Loan and the Mizner Park Junior Loan.

         "Monthly Additional Report on Recoveries and Reimbursements": With
respect to the Due Period immediately prior to the related Determination Date, a report, in a format reasonably acceptable to the Master Servicer, the Special
Servicer and the Trustee that identifies the following with respect to such Due
Period, in all cases both on a loan-by-loan basis and in the aggregate:

         (a) the amount of any Advance (and accrued and unpaid interest thereon)
     that became a Workout-Delayed Reimbursement Amount during such Due Period;

         (b) (i) the amount of any Workout-Delayed Reimbursement Amount that was reimbursed to the Master Servicer, the Special Servicer or the Trustee
     during such period, (ii) the extent to which any reimbursement of a
     Workout-Delayed Reimbursement Amount made during such Due Period was made from principal collections on the related Loan (or any successor REO Loan with respect thereto) received during such Due Period as contemplated by clause (vi) of Section 3.05(b), (iii) the extent to which any reimbursement of a Workout-Delayed Reimbursement Amount made during such period was made from principal collections on the remainder of the Mortgage Pool received during such Due Period as contemplated by clause (vi) of Section 3.05(b)
     and (iv) the amount of any related Unliquidated Advances;

         (c) (i) the amount of any Unliquidated Advances recovered from the related Borrower or otherwise from the proceeds of the related Loan or REO
     Property on behalf of the Trust during such Due Period and (ii) the extent to which any such recovery constitutes a Principal Distribution Adjustment
     Amount;

         (d) (i) the amount of any Unliquidated Advance that became a
     Nonrecoverable Advance in such Due Period, and (ii) the amount of any
     Workout-Delayed Reimbursement Amount that arose in a prior such Due Period, was not reimbursed to the Master Servicer, the Special Servicer or the
     Trustee in such Due Period or a prior such Due Period (and therefore had not become an Unliquidated Advance) but which has become a Nonrecoverable
     Advance in such Due Period;

         (e) the amount of any Advance (and accrued and unpaid interest thereon), other than an amount described in clause (d) above, that became a
     Nonrecoverable Advance during such Due Period;

                                      -47-

         (f) (i) the amount of any Nonrecoverable Advance (and accrued interest thereon) that was reimbursed to the Master Servicer, the Special Servicer or the Trustee during such Due Period, and (ii) the extent (if any) to which any reimbursement of a Nonrecoverable Advance (and accrued interest thereon) was made from principal collections on the Mortgage Pool received during such Due Period as contemplated by clause (vii) of Section 3.05(a)
     and/or clause (v) of Section 3.05(b);

         (g) (i) the amount of any Advance reimbursed to the Master Servicer, the Special Servicer or the Trustee as a Nonrecoverable Advance in a prior
     Due Period but recovered from the related Borrower or otherwise from the proceeds of the related Loan or REO Property on behalf of the Trust during such Due Period (notwithstanding that it was previously determined to constitute a Nonrecoverable Advance) and (ii) the extent to which any such amount is a Principal Distribution Adjustment Amount; and

         (h) a reconciliation of interest accrued on Advances and accrued on any
     Workout-Delayed Reimbursement Amount or any Nonrecoverable Advance, any
     Penalty Charges collected during such Due Period and the amount of Penalty
     Charges that were applied to pay or reimburse interest on Advances.

         The preparation of each Monthly Additional Report on Recoveries and
Reimbursements shall constitute a responsibility of the Master Servicer and shall not constitute a responsibility of any other party; provided, however, that the Master Servicer shall not be responsible for preparing a Monthly
Additional Report on Recoveries and Reimbursements in any month that neither
Nonrecoverable Advances nor Workout Delayed Reimbursement Amounts were paid from principal collections in the Collection Account and/or the Distribution Account.
Each CMSA Loan Periodic Update File prepared by the Master Servicer shall be accompanied by a Monthly Additional Report on Recoveries and Reimbursements
(provided that there is any information to be included on such Monthly
Additional Report on Recoveries and Reimbursements). For the purposes of the production by the Master Servicer of a Monthly Additional Report on Recoveries
and Reimbursements, the Master Servicer may conclusively rely (without independent verification), absent manifest error, on information provided to it, by the Trustee, by the related Mortgage Loan Seller, by the related Borrower, by the Special Servicer (if other than the Master Servicer or an Affiliate thereof)
or, to the extent such reliance is reasonable, by any other appropriate Person.

         "Monthly Interest Distribution Amount": As to any Distribution Date and
any Class of Regular Certificates, an amount of interest equal to (a) the
Accrued Certificate Interest Amount for such Class for such Distribution Date, reduced (to not less than zero) by (b) that portion, if any, of the Uncovered
Prepayment Interest Shortfall Amount, if any, for such Distribution Date that is allocable to such Class pursuant to Section 4.05(a). As to any Distribution Date and any Uncertificated Lower-Tier Interest, an amount of interest equal to (a)
the Uncertificated Accrued Interest Amount for such Uncertificated Lower-Tier
Interest for such Distribution Date, reduced (to not less than zero) by (b) that portion, if any, of the Uncovered Prepayment Interest Shortfall Amount, if any,
for such Distribution Date that is allocable to such Uncertificated Lower-Tier
Interest pursuant to Section 4.05(b). As to any Distribution Date and any
Component of the Class A-X or Class A-SP Certificates, an amount of interest equal to (a) the Accrued Component Interest Amount for such Component for such
Distribution Date, reduced (to not less than zero) by (b) that portion, if any, of the Uncovered Prepayment Interest Shortfall Amount, if any, for such
Distribution Date that is allocable to such Component pursuant to Section
4.05(a).

                                      -48-

         "Monthly Payment": With respect to any Loan (other than any REO Loan)
and any Due Date, the scheduled monthly payment of principal, if any, and interest at the Mortgage Rate, excluding any Balloon Payment, which is payable by the related Borrower on such Due Date under the related Note (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Borrower or by reason of a modification, waiver or amendment of such Loan granted or agreed to by the Master Servicer or the
Special Servicer pursuant to Section 3.20), without regard to any acceleration of principal of such Loan by reason of a default thereunder. With respect to an
REO Loan, the monthly payment that would otherwise have been payable on the related Due Date had the related Note not been discharged, determined as set forth in the preceding sentence and on the assumption that all other amounts, if any, due thereunder are paid when due.

         "Moody's": Moody's Investors Service, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence,
"Moody's" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the
Depositor, notice of which designation shall be given to the other parties hereto, and specific ratings of Moody's Investors Service, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated. References herein to "applicable rating category" (other than such references to "highest applicable rating category") shall, in the case of
Moody's, be deemed to refer to such applicable rating category of Moody's, without regard to any plus or minus or other comparable rating qualification.

         "Mortgage": With respect to any Loan or Junior Loan, the mortgage, deed of trust, deed to secure debt or other instrument securing a Note and creating a lien on the related Mortgaged Property.

         "Mortgage File": With respect to any Loan, the following documents on a collective basis:

                  (i) the original Note (or a lost note affidavit with a
         customary indemnification provision), bearing, or accompanied by, all prior and intervening endorsements or assignments showing a complete chain of endorsement or assignment from the applicable Mortgage Loan
         Originator either in blank or to the applicable Mortgage Loan Seller, and further endorsed (at the direction of the Depositor given pursuant to the related Mortgage Loan Purchase Agreement) by the applicable
         Mortgage Loan Seller, on its face or by allonge attached thereto, without recourse, either in blank or to the order of the Trustee in the following form: "Pay to the order of Wells Fargo Bank, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage
         Securities Corp., Commercial Mortgage Pass-Through Certificates, Series
         2004-C3, without recourse, representation or warranty, express or implied";

                  (ii) a duplicate original Mortgage or a counterpart thereof, or if such Mortgage has been returned by the related recording office,
         (A) an original, (B) a certified copy or (C) a copy thereof from the applicable recording office, and originals or counterparts (or originals, certified copies or copies from the applicable recording office) of any intervening assignments thereof from the related
         Mortgage Loan Originator to the applicable Mortgage Loan Seller, in each case in the form submitted for recording or, if recorded, with evidence of recording indicated thereon;

                  (iii) an original assignment of the Mortgage, in recordable form (except for any missing recording information and, if applicable, completion of the name of the assignee), from the applicable Mortgage
         Loan Seller (or the applicable Mortgage Loan Originator) either in blank or to "Wells Fargo Bank, N.A., as trustee for the registered

                                      -49-

         Holders of Credit Suisse First Boston Mortgage Securities Corp.,
         Commercial Mortgage Pass-Through Certificates, Series 2004-C3";

                  (iv) an original, counterpart or copy of any related
         Assignment of Leases (if such item is a document separate from the
         Mortgage) and the originals, counterparts or copies of any intervening assignments thereof from the applicable Mortgage Loan Originator of the
         Loan to the applicable Mortgage Loan Seller, in each case in the form submitted for recording or, if recorded, with evidence of recording thereon;

                  (v) an original assignment of any related Assignment of Leases
         (if such item is a document separate from the Mortgage), in recordable form (except for any missing recording information and, if applicable, completion of the name of the assignee), from the applicable Mortgage
         Loan Seller (or the applicable Mortgage Loan Originator), either in blank or to "Wells Fargo Bank, N.A., as trustee for the registered
         Holders of Credit Suisse First Boston Mortgage Securities Corp.,
         Commercial Mortgage Pass-Through Certificates, Series 2004-C3", which assignment may be included as part of an omnibus assignment covering other documents relating to the Loan (provided that such omnibus assignment is effective and in recordable form under applicable law);

                  (vi) an original or copy of any related Security Agreement (if such item is a document separate from the Mortgage), and the originals or copies of any intervening assignments thereof from the applicable
         Mortgage Loan Originator to the applicable Mortgage Loan Seller;

                  (vii) an original assignment of any related Security Agreement
         (if such item is a document separate from the Mortgage), from the applicable Mortgage Loan Seller (or the applicable Mortgage Loan
         Originator), either in blank or to "Wells Fargo Bank, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage
         Securities Corp., Commercial Mortgage Pass-Through Certificates, Series
         2004-C3", which assignment may be included as part of an omnibus assignment covering other documents relating to the Loan (provided that such omnibus assignment is effective under applicable law);

                  (viii) originals or copies of all (A) assumption agreements,
         (B) modifications, (C) written assurance agreements and (D)
         substitution agreements, together with any evidence of recording thereon or in the form submitted for recording, in those instances where the terms or provisions of the Mortgage, Note or any related security document have been modified or the Loan has been assumed;

                  (ix) the original lender's title insurance policy or a copy thereof (together with all endorsements or riders that were issued with or subsequent to the issuance of such policy), or if the policy has not yet been issued, the original or a copy of a binding written commitment
         (which may be a pro forma or specimen title insurance policy which has been accepted or approved in writing by the related title insurance company or interim binder that is marked as binding and countersigned by the title company), insuring the priority of the Mortgage as a first lien on the related Mortgaged Property, relating to such Loan;

                  (x) the original or a counterpart of any guaranty of the
         obligations of the Borrower under the Loan;

                                      -50-

                  (xi) UCC acknowledgement, certified or other copies of all UCC
         Financing Statements and continuation statements which show the filing or recording thereof (including the filing number or other similar filing information) or, alternatively, other evidence of filing or recording (including the filing number or other similar filing information) acceptable to the Trustee (including, without limitation, evidence of such filed or recorded UCC Financing Statement as shown on a written UCC search report from a reputable search firm, such as
         CSC/LexisNexis Document Solutions, Corporation Service Company, CT
         Corporation System and the like or printouts of on-line confirmations from such UCC filing or recording offices or authorized agents thereof)
         sufficient to perfect (and maintain the perfection of) the security interest held by the related Mortgage Loan Originator (and each assignee of record prior to the Trustee) in and to the personalty of the Borrower at the related Mortgaged Property, and original UCC
         Financing Statement assignments, in a form suitable for filing or recording, sufficient to assign each such UCC Financing Statement to the Trustee;

                  (xii) the original or copy of the power of attorney (with
         evidence of recording thereon) granted by the Borrower if the Mortgage,
         Note or other document or instrument referred to above was not signed by the Borrower;

                  (xiii) with respect to any debt of a Borrower permitted under the related Loan, an original or copy of a subordination agreement, standstill agreement or other intercreditor, co-lender or similar agreement relating to such other debt, if any, including any mezzanine loan documents or preferred equity documents, and a copy of the Note relating to such other debt (if such other debt is also secured by the related Mortgage);

                  (xiv) with respect to any Cash Collateral Accounts and
         Lock-Box Accounts, an original or copy of any related account control agreement;

                  (xv) an original or copy of any related Loan Agreement (if separate from the related Mortgage), and an original or copy of any related Lock-Box Agreement or Cash Collateral Account Agreement (if
         separate from the related Mortgage and Loan Agreement);

                  (xvi) the originals of letters of credit, if any, relating to the Loans and amendments thereto which entitle the Trust to draw thereon; provided that in connection with the delivery of the Mortgage
         File to the Trust, such originals shall be delivered to the Master
         Servicer and copies thereof shall be delivered to the Trustee;

                  (xvii) any related environmental insurance policies and any environmental guarantees or indemnity agreements or copies thereof;

                  (xviii) originals or copies of the ground lease and ground lease estoppels, if any, and any originals or copies of amendments, modifications or extensions thereto, if any;

                  (xix) the original or copy of any property management
         agreement;

                  (xx) without duplication with clause (xiii) above, a copy of the mortgage note evidencing the related Junior Loan, if any;

                                      -51-

                  (xxi) copies of franchise agreements and franchisor comfort letters, if any, for hospitality properties;

                  (xxii) the checklist of the related Loan Documents that is included in the Mortgage File for the related Loan; and

                  (xxiii) any additional documents required to be added to the
         Mortgage File pursuant to this Agreement.

         Whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee, such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually so received.

         "Mortgage Interest Accrual Period": With respect to any Loan, the period during which interest accrues pursuant to the related Note.

         "Mortgage Loan Originator": Any institution that originated a Loan.

         "Mortgage Loan Purchase Agreement": Any of the CSFB Mortgage Loan
Purchase Agreement, the KeyBank Mortgage Loan Purchase Agreement or the PNC
Mortgage Loan Purchase Agreement.

         "Mortgage Loan Schedule": The list of Loans transferred on the Closing
Date to the Trustee as part of the Trust Fund, attached hereto as Exhibit B, which list sets forth the following information with respect to each Loan:

         (i)      the loan number (as specified in Annex A to the Prospectus
                  Supplement);

         (ii)     the property name;

         (iii)    the street address (including city, state and zip code) of the related Mortgaged Property;

         (iv)     the Mortgage Rate in effect at the Cut-off Date;

         (v)      the Net Mortgage Rate in effect at the Cut-off Date;

         (vi)     the original principal balance;

         (vii)    the Cut-off Date Principal Balance;

         (viii)   the (a) remaining term to stated maturity, (b) Maturity Date and (c) with respect to each ARD Loan, the Anticipated
                  Repayment Date;

         (ix)     the original and remaining amortization terms;

         (x)      the amount of the Monthly Payment due on the first Due Date following the Cut-off Date;

         (xi)     the number of units, pads, rooms or square footage with
                  respect to the Mortgaged Property;

                                      -52-

         (xii)    the Loan interest accrual method;

         (xiii)   the total of the Trustee Fee Rate, any applicable Primary
                  Servicing Fee Rate and the Master Servicing Fee Rate;

         (xiv)    the Due Date;

         (xv)     whether such loan is an ARD Loan;

         (xvi)    whether the Loan is subject to lockout/defeasance;

         (xvii)   whether the related Mortgaged Property was covered by
                  earthquake insurance at the time of origination, if the loan documents require such insurance;

         (xviii)  whether such Loan has the benefit of an Environmental
                  Insurance Policy;

         (xix)    whether such Loan is secured by the related Borrower's
                  interest in ground leases;

         (xx)     which Loan Group includes such Loan; and

         (xxi)    whether such Loan is secured by a letter of credit.

         Such Mortgage Loan Schedule also shall set forth the aggregate of the amounts described under clause (vii) above for all of the Loans. Such list may be in the form of more than one list, collectively setting forth all of the information required.

         "Mortgage Loan Seller": Any of (i) the CSFB Mortgage Loan Seller and
(ii) the PNC Mortgage Loan Seller.

         "Mortgage Pool": All of the Loans and any successor REO Loans with respect thereto, collectively, as of any particular date of determination. The
Mortgage Pool shall not include any Junior Loan.

         "Mortgage Rate": With respect to: (i) any Loan or Junior Loan on or prior to its Maturity Date, the annual rate at which interest is scheduled (in the absence of a default and without giving effect to any Revised Rate) to accrue on such Loan or Junior Loan, as the case may be, from time to time in accordance with the related Note and applicable law; (ii) any Loan or Junior
Loan after its Maturity Date, the annualized rate described in clause (i) above determined without regard to the passage of such Maturity Date; and (iii) any
REO Loan, the annualized rate described in clause (i) or (ii), as applicable, above, determined as if the predecessor Loan or Junior Loan, as the case may be, had remained outstanding. For the avoidance of doubt, for purposes of calculating the Net Mortgage Rate and the Weighted Average Net Mortgage Rate,
the Mortgage Rate for any Loan whose interest rate is changed will be the
Mortgage Rate of such Loan without taking into account any change in the interest rate by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or any reduction in the interest rate resulting from a work-out or modification by the Special Servicer or the Master
Servicer.

         "Mortgaged Property": The underlying real property (including any REO
Property) that secures a Loan or Loan Combination, in each case consisting of a parcel or parcels of land improved by a commercial and/or multifamily building or facility, together with any personal property (to the extent the

                                      -53-

same are owned by the Borrower and necessary in connection with the operation of the related property), fixtures, leases and other property or rights pertaining thereto.

         "Net Investment Earnings": With respect to the Collection Account, any
Lock-Box Account, any Cash Collateral Account, any Servicing Account or any REO
Account, for any period beginning on a Distribution Date and ending on the following Master Servicer Remittance Date, the amount, if any, by which the aggregate of all interest and other income realized during such period on funds relating to the Trust Fund held in such account (and which is not required to be paid to the related Borrower) exceeds the aggregate of all losses, if any, incurred during such period in connection with the investment of such funds in such account in accordance with Section 3.06.

         "Net Investment Loss": With respect to the Collection Account, any
Lock-Box Account, any Cash Collateral Account, any Servicing Account or any REO
Account for any period beginning on a Distribution Date and ending on the following Master Servicer Remittance Date, the amount, if any, by which the aggregate of all losses, if any, incurred during such period in connection with the investment of funds relating to the Trust Fund held in such account (and which investment is not directed by the related Borrower) in accordance with
Section 3.06 exceeds the aggregate of all interest and other income realized during such period on such funds in such account; provided that, in the case of any Investment Account and any particular investment of funds in such Investment
Account, Net Investment Loss shall not include any loss with respect to such investment which is incurred solely as a result of the insolvency of the federal or state chartered depositary institution or trust company at which such
Investment Account is maintained, so long as such depositary institution or trust company (a) satisfied the qualifications set forth in the definition of
"Eligible Account" both at the time such investment was made and also as of a date not more than 30 days prior to the date of such loss and (b) is not the same Person as the Person that made the relevant investment.

         "Net Mortgage Pass-Through Rate":

         (A) With respect to any Loan (or any successor REO Loan with respect thereto) that accrues interest on a 30/360 Basis, for any Distribution Date, an annual rate equal to the Original Net Mortgage Rate for such Loan; and

         (B) With respect to any Loan (or any successor REO Loan with respect thereto) that accrues interest on an Actual/360 Basis, for any Distribution
Date, an annual rate generally equal to twelve times a fraction, expressed as a percentage:

         (1)   the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the related Interest
               Accrual Period, multiplied by (b) the Stated Principal Balance of such Loan (or such REO Loan) immediately preceding such
               Distribution Date, multiplied by (c) 1/360, multiplied by (d) the
               Original Net Mortgage Rate for such Loan; and

         (2)   the denominator of which is the Stated Principal Balance of such
               Loan (or such REO Loan) immediately preceding that Distribution
               Date.

         Notwithstanding the foregoing, if the subject Distribution Date occurs during January, except during a leap year, or February of any year subsequent to
2004, then the amount of interest referred to in the fractional numerator described in clause (B)(1) above will be decreased to reflect any Withheld
Amounts with respect to the subject Loan (or REO Loan) transferred from the
Distribution

                                      -54-

Account to the Interest Reserve Account in such calendar month. Furthermore, if the subject Distribution Date occurs during March of any year subsequent to
2004, then the amount of interest referred to in the fractional numerator described in clause (B)(1) above will be increased to reflect any Withheld
Amounts with respect to the subject Loan (or REO Loan) transferred from the
Interest Reserve Account to the Distribution Account for distribution on such
Distribution Date.

         "Net Mortgage Rate": With respect to any Loan, Junior Loan or REO Loan, as of any date of determination, a per annum rate equal to the related Mortgage
Rate then in effect, minus the sum of the related Master Servicing Fee Rate (if any), the related Primary Servicing Fee Rate (if any) and the Trustee Fee Rate.

         "Net Operating Income": With respect to any Mortgaged Property, for any
Borrower's fiscal year end, the total operating revenues derived from such
Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period, other than
(i) non-cash items such as depreciation, (ii) amortization, (iii) actual capital expenditures and (iv) debt service on the related Loan or Loan Combination, as applicable.

         "New Lease": Any lease of REO Property entered into at the direction of the Special Servicer on behalf of the Trust, including any lease renewed, modified or extended on behalf of the Trust, if the Trust Fund has the right to renegotiate the terms of such lease.

         "Nonrecoverable Advance": Any Nonrecoverable P&I Advance or
Nonrecoverable Servicing Advance or any portion thereof.

         "Nonrecoverable P&I Advance": The portion of any P&I Advance (including interest accrued thereon at the Reimbursement Rate) previously made or proposed to be made in respect of a Loan or REO Loan which, in the judgment (exercised in accordance with the Servicing Standard in the case of the judgment of the Master
Servicer or the Special Servicer) of the Master Servicer, the Special Servicer
or the Trustee, as applicable, will not be ultimately recoverable, together with any accrued and unpaid interest thereon, from Late Collections or any other recovery on or in respect of such Loan or REO Loan. In making any recoverability determination as to a P&I Advance, the Master Servicer, the Special Servicer or
the Trustee, as applicable, shall be entitled to consider (among other things)
the obligations of the Borrower under the terms of the related Loan or Loan
Combination as it may have been modified, to consider (among other things) the related Mortgaged Property in its "as is" or then current condition and occupancy, as modified by such Person's assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Property, to estimate and consider (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries. In addition, any such
Person may update or change its recoverability determination (but not reverse any other such Person's determination that a P&I Advance is non-recoverable) at any time and may obtain from the Special Servicer any reasonably required analysis, Appraisals or market value estimates or other information in the
Special Servicer's possession for such purposes. Absent bad faith, any such determination will be conclusive and binding on the Certificateholders, the
Master Servicer, the Special Servicer and the Trustee (but this statement shall not be construed to entitle any such Person to reverse any other such Person's determination that a P&I Advance is non-recoverable). The determination by the
Master Servicer, the Special Servicer or the Trustee, as applicable, that it has made (or, in the case of a determination made by the Special Servicer, that the
Master Servicer has made) a Nonrecoverable P&I Advance or that any proposed P&I
Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officer's Certificate delivered (i) to the Trustee and the
Depositor, in the case of the Master Servicer, (ii) to the Master Servicer and the Trustee in the case of the Special Servicer, (iii) to the Depositor and the
Master Servicer, in the case of the Trustee, and (iv) in each case, to the
Directing

                                      -55-

Certificateholder, any Requesting Subordinate Certificateholder (at the expense of such requesting Holder) and, provided that the P&I Advance involves a
Serviced Loan Combination and the certifying party has actual knowledge of the identity thereof, the related Junior Loan Holder(s) (or, in the case of a Junior
Loan that is part of a rated commercial mortgage securitization, to the related master servicer) Such Officer's Certificate shall set forth such determination of nonrecoverability and the considerations of the Master Servicer, the Special
Servicer, or the Trustee, as the case may be, forming the basis of such determination (which shall include but shall not be limited to information, to the extent available, such as related income and expense statements, rent rolls, occupancy status, property inspections, and shall include an Appraisal (provided that if an Appraisal has been obtained within the past 12 months, no new
Appraisal is required) of the related Mortgaged Property, the cost of which
Appraisal shall be advanced by the Master Servicer as a Servicing Advance or, depending on the timing of payment, subject to Section 3.03(c), paid out of the
Collection Account). The Trustee shall be entitled to conclusively rely on the
Master Servicer's determination that a P&I Advance is nonrecoverable. The Master
Servicer and the Trustee shall be entitled to conclusively rely on the Special
Servicer's determination that a P&I Advance is nonrecoverable. Notwithstanding the foregoing, if the Master Servicer and/or the Trustee is prevented from making any P&I Advance with respect to any Loan (or any successor REO Loan)
contained in any Serviced Loan Combination based upon a provision contained in the related Intercreditor Agreement (without regard to the foregoing provisions of this definition), then such P&I Advance shall be deemed to be a
Nonrecoverable P&I Advance hereunder.

         "Nonrecoverable Servicing Advance": The portion of any Servicing
Advance (including interest accrued thereon at the Reimbursement Rate)
previously made or proposed to be made in respect of a Loan or REO Property which, in the judgment (exercised in accordance with the Servicing Standard in the case of the judgment of the Master Servicer or the Special Servicer) of the
Master Servicer, the Special Servicer or the Trustee, will not be ultimately recoverable, together with any accrued and unpaid interest thereon, from Late
Collections or any other recovery on or in respect of such Loan or REO Property.
In making any recoverability determination as to a Servicing Advance, the Master
Servicer, the Special Servicer or the Trustee, as applicable, shall be entitled to consider (among other things) the obligations of the Borrower under the terms of the related Loan or Loan Combination as it may have been modified, to consider (among other things) the related Mortgaged Property in its "as is" or then current condition and occupancy, as modified by such Person's assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Property, to estimate and consider (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries. In addition, any such Person may update or change its recoverability determination (but not reverse any other such Person's determination that a
Servicing Advance is non-recoverable) at any time and may obtain from the
Special Servicer any reasonably required analysis, Appraisals or market value estimates or other information in the Special Servicer's possession for such purposes. Absent bad faith, any such determination will be conclusive and binding on the Certificateholders, the Master Servicer, the Special Servicer and
the Trustee (but this statement shall not be construed to entitle any such
Person to reverse any other such Person's determination that a Servicing Advance is non-recoverable). The determination by the Master Servicer, the Special
Servicer or the Trustee that it has made (or, in the case of a determination made by the Special Servicer, that the Master Servicer has made) a
Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be evidenced by an Officer's Certificate delivered (i) to the Trustee and the Depositor, in the case of the Master Servicer, (ii) to the Master Servicer and the Trustee in the
case of the Special Servicer, (iii) to the Depositor and the Master Servicer, in
the case of the Trustee, and (iv) and in each case, to the Directing
Certificateholder, any Requesting Subordinate Certificateholder (at the expense of such requesting Holder) and, provided that the Servicing Advance involves a
Serviced Loan Combination and the certifying party has actual knowledge of the identity thereof, the related Junior Loan Holder(s) (or, in the case of a Junior
Loan that is part of a rated commercial mortgage securitization, to

                                      -56-

the related master servicer). Such Officer's Certificate shall set forth such determination of nonrecoverability and the considerations of the Master
Servicer, the Special Servicer or the Trustee, as the case may be, forming the basis of such determination (which shall include but shall not be limited to information, to the extent available, such as related income and expense statements, rent rolls, occupancy status and property inspections, and shall include an Appraisal (provided that if an Appraisal has been obtained within the past 12 months, no new Appraisal is required) of the related Mortgaged Property, the cost of which Appraisal shall be advanced by the Master Servicer as a
Servicing Advance or, depending on the timing of payment, subject to Section
3.03(c), paid out of the Collection Account). The Trustee will be entitled to conclusively rely on the Master Servicer's determination that a Servicing
Advance is nonrecoverable. The Master Servicer and the Trustee shall be entitled to conclusively rely on the Special Servicer's determination that a Servicing
Advance is a Nonrecoverable Servicing Advance. Notwithstanding the foregoing, if the Master Servicer and/or the Trustee is prevented from making any Servicing
Advance with respect to a Serviced Loan Combination or any successor REO Loans with respect thereto based upon a provision contained in the related
Intercreditor Agreement (without regard to the foregoing provisions of this definition), then such Servicing Advance shall be deemed a Nonrecoverable
Advance.

         "Non-Registered Certificate": Any Certificate that has not been subject to registration under the Securities Act. As of the Closing Date, the Class
A-SP, Class A-X, Class E, Class F, Class G, Class H, Class J, Class K, Class L,
Class M, Class N, Class O, Class P, Class R and Class V Certificates will constitute Non-Registered Certificates.

         "Non-United States Tax Person": Any Person other than a United States
Tax Person.

         "Note": The original executed note (or, if applicable, multiple notes collectively) evidencing the indebtedness of a Borrower under a Loan or Junior
Loan, as the case may be, together with any rider, addendum or amendment thereto.

         "NRSRO": A nationally recognized statistical rating organization as the term is used in federal securities laws.

         "Officer's Certificate": A certificate signed by a Servicing Officer of the Master Servicer or the Special Servicer as the case may be, or a Responsible
Officer of the Trustee.

         "One Park Avenue B Loan": The mortgage loan that is secured, on a subordinate basis, by the same Mortgage on the One Park Avenue Property as the
One Park Avenue Loan, has a Cut-off Date Principal Balance of $20,000,000 and is
evidenced by a Note designated "Note B". The One Park Avenue B Loan is not a
"Loan" hereunder.

         "One Park Avenue B Loan Holder": The holder of the One Park Avenue B
Loan or any successor REO Loan with respect thereto.

         "One Park Avenue C Loan": The mortgage loan that is secured, on a subordinate basis, by the same Mortgage on the One Park Avenue Property as the
One Park Avenue Loan, has a Cut-off Date Principal Balance of $36,000,000 and is
evidenced by a Note designated "Note C". The One Park Avenue C Loan is not a
"Loan" hereunder.

         "One Park Avenue C Loan Holder": The holder of the One Park Avenue C
Loan or any successor REO Loan with respect thereto.

                                      -57-

         "One Park Avenue Consultation Action": Any of the actions referred to in subclauses (i) through (vi) of clause (x) of Section 20(b) of the One Park
Avenue Intercreditor Agreement with respect to the One Park Avenue Total Loan or any One Park Avenue REO Property.

         "One Park Avenue Controlling Holder": As of any date of determination, the then "Controlling Holder" under the One Park Avenue Intercreditor Agreement.

         "One Park Avenue Controlling Junior Loan Holder": The "Controlling
Junior Noteholder" under the One Park Avenue Intercreditor Agreement.

         "One Park Avenue Cure Event": A "Cure Event" under the One Park Avenue
Intercreditor Agreement.

         "One Park Avenue Cure Payment": A "Cure Payment" under the One Park
Avenue Intercreditor Agreement.

         "One Park Avenue D Loan": The mortgage loan that is secured, on a subordinate basis, by the same Mortgage on the One Park Avenue Property as the
One Park Avenue Loan, has a Cut-off Date Principal Balance of $28,500,000 and is
evidenced by a Note designated "Note D". The One Park Avenue D Loan is not a
"Loan" hereunder.

         "One Park Avenue D Loan Holder": The holder of the One Park Avenue D
Loan or any successor REO Loan with respect thereto.

         "One Park Avenue Intercreditor Agreement": The Agreement Among
Noteholders dated as of July 1, 2004, by and between Column Financial, Inc., as
Initial Note A Holder, Metropolitan Life Insurance Company, as Initial Note B
Holder, Metropolitan Life Insurance Company, as Initial Note C Holder and
Teachers Insurance and Annuity Association of America, as Initial Note D Holder.

         "One Park Avenue Junior Loans": The One Park Avenue B Loan, the One
Park Avenue C Loan and the One Park Avenue D Loan, together.

         "One Park Avenue Junior Loan Holders": The One Park Avenue B Loan
Holder, the One Park Avenue C Loan Holder and the One Park Avenue D Loan Holder,
together.

         "One Park Avenue Loan": With respect to the One Park Avenue Total Loan, the mortgage loan, with a Cut-off Date Principal Balance of $238,500,000, that is included in the Trust Fund and secured by a Mortgage on the One Park Avenue
Property. The One Park Avenue Loan is a "Loan".

         "One Park Avenue Property": The Mortgaged Property identified on the
Mortgage Loan Schedule as "One Park Avenue".

         "One Park Avenue Specially Designated Servicing Actions": Any of the
actions referred to in subclauses (i) through (xii) of clause (y) of Section
20(b) of the One Park Avenue Intercreditor Agreement with respect to the One
Park Avenue Total Loan or any One Park Avenue REO Property.

         "One Park Avenue Total Loan": The aggregate indebtedness, with an original principal amount of $238,500,000 that is secured by the related
Mortgage on the One Park Avenue Property. References herein to the One Park
Avenue Total Loan shall be construed to refer to the aggregate indebtedness under the One Park Avenue Loan and the One Park Avenue Junior Loans.

                                      -58-

         "One Park Avenue Triggering Event of Default": A "Triggering Event of
Default" under the One Park Avenue Intercreditor Agreement.

         "Opinion of Counsel": A written opinion of counsel, who may be salaried counsel for the Depositor, the Master Servicer or the Special Servicer,
acceptable in form and delivered to the Trustee, except that any opinion of counsel relating to (a) the qualification of any Trust REMIC as a REMIC, (b)
compliance with the REMIC Provisions or (c) the resignation of the Depositor, the Master Servicer or the Special Servicer pursuant to Section 6.04 must be an opinion of counsel that is in fact Independent of the Depositor, the Master
Servicer or the Special Servicer, as applicable.

         "Optimal Interest Distribution Amount": As to any Distribution Date and
any Class of Regular Certificates, the sum of the Monthly Interest Distribution
Amount and the Unpaid Interest Shortfall Amount for such Class for such
Distribution Date. As to any Distribution Date and any Uncertificated Lower-Tier
Interest, the sum of the Monthly Interest Distribution Amount and the Unpaid
Interest Shortfall Amount for such Uncertificated Lower-Tier Interest for such
Distribution Date. As to any Distribution Date and any Component of the Class
A-X or Class A-SP Certificates, the sum of the Monthly Interest Distribution
Amount and the Unpaid Interest Shortfall Amount for such Component for such
Distribution Date.

         "Original Class Notional Amount": With respect to any Class of
Interest-Only Certificates, the initial aggregate notional balance thereof as of the Closing Date, in each case as specified in the Preliminary Statement hereto.

         "Original Class Principal Balance": With respect to any Class of
Sequential Pay Certificates, the initial aggregate principal amount thereof as of the Closing Date, in each case as specified in the Preliminary Statement hereto.

         "Original Lower-Tier Principal Amount": With respect to any
Uncertificated Lower-Tier Interest, the principal amount thereof as of the
Closing Date, in each case as specified in the Preliminary Statement hereto.

         "Original Net Mortgage Rate": With respect to any Loan, the Net
Mortgage Rate in effect for such Loan as of the Closing Date (or, in the case of any Loan substituted in replacement of another Loan pursuant to or as contemplated by the related Mortgage Loan Purchase Agreement, as of the date of substitution).

         "Original Value": The Appraised Value of a Mortgaged Property based upon the Appraisal conducted in connection with the origination of the related
Loan.

         "Origination Required Insurance Amounts": As defined in Section
3.07(h).

         "OTS": The Office of Thrift Supervision or any successor thereto.

         "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

         "P&I Advance": As to any Loan (or any successor REO Loan with respect thereto), any advance made by the Master Servicer or the Trustee, as applicable, pursuant to Section 4.03 or Section 7.05.

                                      -59-

         "P&I Advance Determination Date": With respect to any Distribution
Date, the second Business Day immediately prior thereto.

         "Pass-Through Rate": With respect to each Class of Certificates, the respective per annum rate listed below:

           Class A-1:                  Class A-1 Pass-Through Rate
           Class A-2:                  Class A-2 Pass-Through Rate
           Class A-3:                  Class A-3 Pass-Through Rate
           Class A-4:                  Class A-4 Pass-Through Rate
           Class A-5:                  Class A-5 Pass-Through Rate
           Class A-1-A:                Class A-1-A Pass-Through Rate
           Class A-X:                  Class A-X Pass-Through Rate
           Class A-SP:                 Class A-SP Pass-Through Rate
           Class B:                    Class B Pass-Through Rate
           Class C:                    Class C Pass-Through Rate
           Class D:                    Class D Pass-Through Rate
           Class E:                    Class E Pass-Through Rate
           Class F:                    Class F Pass-Through Rate
           Class G:                    Class G Pass-Through Rate
           Class H:                    Class H Pass-Through Rate
           Class J:                    Class J Pass-Through Rate
           Class K:                    Class K Pass-Through Rate
           Class L:                    Class L Pass-Through Rate
           Class M:                    Class M Pass-Through Rate
           Class N:                    Class N Pass-Through Rate
           Class O:                    Class O Pass-Through Rate
           Class P:                    Class P Pass-Through Rate

         "Penalty Charges": With respect to any Loan, Junior Loan or REO Loan, any amounts actually collected thereon from the Borrower that represent late payment charges or Default Interest.

         "Percentage Interest": As to any Certificate, the percentage interest evidenced thereby in distributions required to be made with respect to the related Class. With respect to any Regular Certificate, the percentage interest equal to the denomination of such Certificate, as set forth on the face thereof, divided by the initial Class Principal Balance (or, in the case of a Class of
Interest-Only Certificates, the Class Notional Amount) of such Class of
Certificates as of the Closing Date. With respect to a Class V or Class R
Certificate, the percentage interest as set forth on the face thereof.

         "Performance Certification": As defined in Section 3.26.

         "Performing Party": As defined in Section 3.26.

         "Permitted Investments": Any one or more of the following obligations or securities, regardless whether issued by the Depositor, the Master Servicer, the Special Servicer, the Trustee or any of their respective Affiliates and having the required ratings, if any, provided for in this definition:

         (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America,
     FNMA, FHLMC or any agency or instrumentality of the United States of
     America, provided such obligations have a remaining term

                                      -60-

     to maturity of one year or less from the date of acquisition and which are backed by the full faith and credit of the United States of America;
     provided that any obligation of, or guarantee by, FNMA or FHLMC, other than an unsecured senior debt obligation of FNMA or FHLMC, shall be a Permitted
     Investment only if such investment would not result in the downgrading, withdrawal or qualification of then-current rating assigned by each Rating
     Agency to any Certificate as confirmed in writing;

         (ii) time deposits, unsecured certificates of deposit or bankers'
     acceptances that mature in one year or less after the date of issuance and are issued or held by any depository institution or trust company incorporated or organized under the laws of the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities, so long as the commercial paper or other short-term debt obligations of such depository institution or trust company are rated in the highest short-term debt rating category of each Rating
     Agency or such other ratings as will not result in the downgrading, withdrawal or qualification of then-current rating assigned by each Rating
     Agency to any Certificate, as confirmed in writing by such Rating Agency;

         (iii) repurchase agreements or obligations with respect to any security described in clause (i) above where such security has a remaining maturity of one year or less and where such repurchase obligation has been entered into with a depository institution or trust company (acting as principal)
     described in clause (ii) above;

         (iv) debt obligations maturing in one year or less from the date of acquisition bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof, which securities have (i) ratings in the highest long-term unsecured debt rating category of each Rating Agency or (ii) such other ratings (as confirmed by the applicable Rating Agency in writing) as will not result in a downgrade, qualification or withdrawal of then-current rating of the Certificates that are currently being rated by such Rating
     Agency; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held in the accounts established hereunder to exceed 10% of the sum of the aggregate principal balance and the aggregate principal amount of all Permitted Investments in such accounts;

         (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations) payable on demand or on a specified date maturing in one year or less after the date of issuance thereof and which is rated in the highest short-term unsecured debt rating category of each Rating Agency;

         (vi) units of investment funds that maintain a constant net asset value and money market funds having the highest rating from each Rating Agency for money market funds; and

         (vii) any other demand, money market or time deposit, obligation, security or investment, with respect to which each Rating Agency shall have confirmed in writing that such investment will not result in a downgrade, qualification or withdrawal of then-current rating of the Certificates that are currently being rated by such Rating Agency;

provided that such instrument or security qualifies as a "cashflow investment"
pursuant to Section 860G(a)(6) of the Code; interest on any variable rate instrument shall be tied to a single interest rate index plus a single fixed spread (if any) and move proportionally with that index.

                                      -61-

         "Permitted Mezzanine Loan Holder": With respect to any Mezzanine Loan, the related Mortgage Loan Seller, any Institutional Lender/Owner or any other
Mezzanine Loan Holder with respect to which each Rating Agency has confirmed in writing to the Special Servicer and the Trustee that the holding of such
Mezzanine Loan by such Person would not cause a qualification, downgrade or withdrawal of any of such Rating Agency's then-current ratings on the
Certificates.

         "Permitted Transferee": Any Transferee of a Class R Certificate other than a Disqualified Organization, a Non-United States Tax Person or a foreign permanent establishment or fixed base (each within the meaning of the applicable income tax treaty) of a United States Tax Person; provided, however, that if a
Transferee is classified as a partnership under the Code, such Transferee shall only be a Permitted Transferee if all of its beneficial owners are United States
Tax Persons and the governing documents of the Transferee prohibit a transfer of any interest in the Transferee to any Non-United States Tax Person.

         "Person": Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Plan": Any of those retirement plans and other employee benefit plans, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that are subject to ERISA or the Code.

         "PNC": PNC Bank, National Association.

         "PNC Loans": Collectively, the Loans transferred to the Depositor pursuant to the PNC Mortgage Loan Purchase Agreement and identified on Schedule
II thereto, together with any mortgage loans substituted in replacement thereof.

         "PNC Mortgage Loan Purchase Agreement": The agreement between the
Depositor and the PNC Mortgage Loan Seller, dated as of August 11, 2004, relating to the transfer of the PNC Mortgage Loan Seller's right, title and interest in and to the mortgage loans identified on Schedule II thereto.

         "PNC Mortgage Loan Seller": PNC Bank, National Association, a national banking association and its successors in interest.

         "Prepayment Assumption": With respect to all Loans, the assumption that all payments required to be made on such Loans according to their contractual terms (including repayment in full on their respective Maturity Dates) are so made; provided that, in the case of ARD Loans, it is further assumed that such
ARD Loans will be fully prepaid on their related Anticipated Repayment Dates.

         "Prepayment Date": With respect to any Principal Prepayment, the date on which such Principal Prepayment is to be made.

         "Prepayment Interest Excess": With respect to any Distribution Date, for each Loan that was subject to a Principal Prepayment in full or in part, or as to which Insurance and Condemnation Proceeds were received by the Master
Servicer or the Special Servicer for application to such Loan, in each case after the Due Date in the month of such Distribution Date and on or prior to the related Determination Date, the amount of interest (net of related Master
Servicing Fees and any related Primary Servicing Fees payable therefrom) accrued at the Mortgage Rate for such Loan on the amount of such

                                      -62-

Principal Prepayment or, insofar as these represent an early collection of principal, such Insurance and Condemnation Proceeds after the end of the
Mortgage Interest Accrual Period relating to such Due Date and accruing in the manner set forth in the Loan Documents relating to such Loan, to the extent such interest is collected by or remitted to the Master Servicer or the Special
Servicer.

         "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Loan that was subject to a Principal Prepayment in full or in part, or as to which Insurance and Condemnation Proceeds were received by the Master
Servicer or the Special Servicer for application to such Loan, in each case after the Determination Date in the calendar month preceding such Distribution
Date but prior to the Due Date in the related Due Period, the amount of interest
(net of related Master Servicing Fees and any related Primary Servicing Fees payable therefrom) that would have accrued at the Mortgage Rate for such Loan, on the amount of such Principal Prepayment or, insofar as these represent an early collection of principal, such Insurance and Condemnation Proceeds during the period commencing on the date as of which such Principal Prepayment or
Insurance and Condemnation Proceeds were applied to the unpaid principal balance of the subject Loan and ending on (and including) the day immediately preceding such Due Date.

         "Primary Servicer": KRECM, Midland or any other subservicer specifically identified as a "Primary Servicer" hereunder or in a Sub-Servicing
Agreement dated as of August 1, 2003 between the Master Servicer and such subservicer, in its capacity as a primary servicer, or any successors thereto.
Notwithstanding any other provision herein to the contrary, Midland as the initial Master Servicer shall be a "Primary Servicer" hereunder and no
Sub-Servicing Agreement shall be required with respect to such Primary Servicer.

         "Primary Servicing Agreement": Each of the Sub-Servicing Agreements
dated as of August 1, 2004, by and between the Master Servicer and a Primary
Servicer.

         "Primary Servicing Fee": With respect to each Loan, each One Park
Avenue Junior Loan and the Mizner Park Junior Loan (and any successor REO Loan with respect to any of the foregoing), the fee payable to the related Primary
Servicer under the Primary Servicing Agreement or to the Master Servicer
pursuant to Section 3.11(a), based on the Primary Servicing Fee Rate and computed on the same basis and in the same manner as interest is computed on the related Loan. For the avoidance of doubt, the parties acknowledge that a Primary
Servicing Fee shall not accrue or be payable with respect to any CBA B Loan.

         "Primary Servicing Fee Rate": With respect to: (i) each Loan (and any successor REO Loan with respect thereto), a rate per annum as set forth in the
Mortgage Loan Schedule attached hereto as Exhibit B under the column heading
"Administrative (Trustee+Servicing) Fee", net of the Trustee Fee Rate and the
Master Servicing Fee Rate; (ii) each One Park Avenue Junior Loan (and any successor REO Loan with respect thereto), a rate per annum equal to three basis points (0.03%); and (iii) the Mizner Park Junior Loan (and any successor REO
Loan with respect thereto), a rate per annum equal to four basis points (0.04%).

         "Principal Distribution Adjustment Amount": As to any Distribution
Date, the sum of (i) the amount of any Nonrecoverable Advance that was reimbursed to the Master Servicer or the Trustee and that was deemed to have been reimbursed out of principal collections that would otherwise constitute part of the Principal Distribution Amount and (ii) any Workout-Delayed
Reimbursement Amount that was reimbursed to the Master Servicer or the Trustee and that was deemed to have been reimbursed out of principal collections that would otherwise constitute part of the Principal Distribution Amount, in each case, with interest on such Advance, during the period since the preceding
Distribution Date.

                                      -63-

         "Principal Distribution Amount": As to any Distribution Date (other than the final Distribution Date), an amount equal to the total, without duplication, of the following: (i) all payments of principal, including voluntary Principal Prepayments and the principal portion of any Cure Payments, received by or on behalf of the Trust with respect to the Loans (but not in respect of any Junior Loan) during the related Due Period, exclusive of any portion of those payments that represents a late collection of principal for which an Advance was previously made for a prior Distribution Date or that represents the principal portion of a Monthly Payment due on or before the Due
Date for the related Loan in August 2004 or on a Due Date for the related Loan subsequent to the end of the related Due Period, (ii) the principal portion of all Monthly Payments received by or on behalf of the Trust with respect to the
Loans (but not in respect of any Junior Loan) prior to, but that are due during, the related Due Period, (iii) all other collections, including Liquidation
Proceeds and Insurance and Condemnation Proceeds, that were received by or on behalf of the Trust Fund with respect to any of the Loans (but not in respect of any Junior Loan) or any related REO Properties during the related Due Period and that were identified and applied by the Master Servicer as recoveries of principal of the subject Loan (but not in respect of any Junior Loan) or, in the case of an REO Property, of the related REO Loan (but not an REO Loan in respect of a predecessor Junior Loan), in each case net of any portion of the particular collection that represents a late collection of principal for which an Advance of principal was previously made for a prior Distribution Date or that represents the principal portion of a Monthly Payment due on or before the Due
Date for the related Loan in August 2004, and (iv) all Advances of principal made with respect to the Mortgage Pool for that Distribution Date; provided that if any Insurance and Condemnation Proceeds or Liquidation Proceeds were received and/or a Final Recovery Determination was made with respect to any Loan or REO
Property during the related Due Period, then that portion, if any, of the aggregate amount described in clause (i) through (iv) above that is specifically attributable to such Loan or REO Property, shall be reduced to not less than zero by any Special Servicing Fees, Liquidation Fees or interest on Advances previously paid hereunder with respect to such Loan or REO Property from collections on the Mortgage Pool other than Penalty Charges collected during the
Due Period. For the final Distribution Date, an amount equal to the total Stated
Principal Balance of the Mortgage Pool outstanding immediately prior to that final Distribution Date.

         Notwithstanding the foregoing, (i) the Principal Distribution Amount for any Distribution Date will be reduced by the Principal Distribution
Adjustment Amount for such Distribution Date; and (ii) the Principal
Distribution Amount will be increased by the amount of any recovery occurring during the related Due Period of an amount that was previously advanced with respect to a Loan, but only if and to the extent such Advance was previously reimbursed from principal collections that would otherwise have constituted part of the Principal Distribution Amount for a prior Distribution Date in a manner that resulted in a Principal Distribution Adjustment Amount for such prior
Distribution Date.

         Any determination of the portion of the Principal Distribution Amount that is attributable to Loan Group 1 or Loan Group 2 (as contemplated by Section
4.01) shall take account of Section 1.05.

         "Principal Prepayment": Any payment of principal made by the Borrower on a Loan that is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, other than any amount paid in connection with the release of the related
Mortgaged Property through defeasance.

         "Privileged Person": Each holder of a Certificate, each of the parties to this Agreement, each of the Rating Agencies, each of the Underwriters, each
Junior Loan Holder, any Person identified to the Trustee as a Certificate Owner or prospective purchaser of a Certificate upon receipt from such Certificate
Owner or prospective purchaser of an investor certification (which may be in electronic form),

                                      -64-

the form of which is attached hereto as Exhibit I, and any other Person designated by the Depositor. The Trustee shall (and the Master Servicer may)
provide all Privileged Persons with access to certain restricted information on its Website (in the case of any Certificate Owner or prospective purchaser, upon receipt of such investor certification) through the use of a restricted mechanism on its Website.

         "Prospectus": The Prospectus dated May 14, 2004, as supplemented by the
Prospectus Supplement.

         "Prospectus Supplement": The Prospectus Supplement dated August 11,
2004, relating to the offering of the Public Certificates.

         "PTCE": A prohibited transaction class exemption, as issued by the
United States Department of Labor.

         "PTE": A prohibited transaction exemption, as issued by the United
States Department of Labor.

         "Purchase Price": With respect to any Loan to be purchased (a) by or on behalf of a Responsible Party pursuant to or as contemplated by Section 7 of the related Mortgage Loan Purchase Agreement, (b) by the Directing Certificateholder
pursuant to Section 3.18(b), the Special Servicer pursuant to Section 3.18(c), or an assignee of either thereof, in any case, pending a determination of Fair
Value, (c) with respect to any Loan Combination, if the related Intercreditor
Agreement so provides for a purchase option, by any Junior Loan Holder or (d) by the holders of more than 50% of the Percentage Interests in the Controlling
Class, the Special Servicer or the Master Servicer pursuant to Section 9.01, a price equal to the sum of the following:

         (i) the outstanding principal balance of such Loan as of the date of purchase (and, if the Loan that is being purchased is part of a Loan
     Combination and a related Junior Loan Holder has previously made a Cure
     Payment, the outstanding principal balance as reduced by the principal portion of such Cure Payment);

         (ii) all accrued and unpaid interest on such Loan at the related
     Mortgage Rate in effect from time to time to but not including the Due Date in the Due Period of purchase (which includes unpaid Master Servicing Fees and Primary Servicing Fees) and all related Special Servicing Fees;

         (iii) all related unreimbursed Servicing Advances (and any related
     Servicing Advances reimbursed by the Trust Fund out of general collections on the Mortgage Pool) plus accrued and unpaid interest on related Advances at the Reimbursement Rate;

         (iv) if such Loan is being repurchased by or on behalf of a Responsible
     Party pursuant to or as contemplated by Section 7 of the related Mortgage
     Loan Purchase Agreement following the expiration of the applicable cure period (as it may be extended), the amount of the Liquidation Fee payable to the Special Servicer;

         (v) if such Loan is being purchased by a Junior Loan Holder pursuant to the related Intercreditor Agreement following 60 days from the related Loan becoming a Specially Serviced Loan, the amount of the Liquidation Fee payable to the Special Servicer; and

         (vi) if such Loan is being purchased by or on behalf of a Responsible
     Party pursuant to or as contemplated by Section 7 of the related Mortgage
     Loan Purchase Agreement, all

                                      -65-

     reasonable out-of-pocket expenses reasonably incurred (whether paid or then owing) by the Master Servicer, the Special Servicer, the Depositor and the
     Trustee in respect of the Breach or Defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation and, without duplication of any amounts described above in this definition, any realized losses and Trust Fund expenses incurred prior to such purchase date with respect to such Loan and/or (if applicable) its related Junior Loan.

         With respect to any Defaulted Loan to be purchased by the Directing
Certificateholder (or any assignee thereof) or the Special Servicer pursuant to
Section 3.18(b) or 3.18(c) following determination of Fair Value, the Purchase
Price will equal the Fair Value of such Defaulted Loan. With respect to any REO
Property to be sold pursuant to Section 3.18(e), the amount calculated in accordance with the second preceding sentence of this definition in respect of the related REO Loan(s).

         "Qualified Appraiser": In connection with the appraisal of any
Mortgaged Property or REO Property, an Independent MAI-designated or equivalent appraiser with at least five years of experience in respect of the relevant geographic location and property type.

         "Qualified Institutional Buyer" or "QIB": A "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act.

         "Qualified Insurer": (i) With respect to any Loan, Junior Loan, REO
Loan or REO Property, an insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction and a minimum claims paying ability rating of at least "A3" by Moody's and "A-" by
Fitch (in each case, if then rated by Moody's or Fitch, as the case may be),
(ii) with respect to the fidelity bond and errors and omissions Insurance Policy required to be maintained pursuant to Section 3.07(c), an insurance company that has a claims paying ability rated no lower than two ratings below the rating assigned to then highest rated outstanding Certificate, but in no event lower than "A3" by Moody's and "A-" by Fitch (in each case, if then rated by Moody's or Fitch, as the case may be) or, in the case of clauses (i) and (ii), such other rating as each such Rating Agency shall have confirmed in writing will not cause such Rating Agency to downgrade, qualify or withdraw any then-current rating assigned to any of the Certificates that are then currently being rated by such Rating Agency.

         "Qualified Substitute Mortgage Loan": A mortgage loan which must, on the date of substitution: (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal
Balance of the deleted Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the
Mortgage Rate of the deleted Loan; (iii) have the same Due Date as the deleted
Loan; (iv) accrue interest on the same basis as the deleted Loan (for example, on the basis of a 360-day year and the actual number of days elapsed); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Loan; (vi)
have an original Loan-to-Value Ratio not higher than that of the deleted Loan and a current Loan-to-Value Ratio not higher than the then current Loan-to-Value
Ratio of the deleted Loan; (vii) materially comply as of the date of substitution with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (viii) have an Environmental
Assessment that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and which will be delivered as a part of the related Mortgage File; (ix) have an original Debt Service Coverage Ratio of not less than the original Debt Service Coverage Ratio of the deleted Loan and a current Debt Service Coverage Ratio of not less than the current Debt
Service Coverage Ratio of the deleted Loan; (x) be determined by an Opinion of
Counsel (at the applicable Responsible Party's expense) to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the

                                      -66-

Code; (xi) not have a maturity date after the date two years prior to the Rated
Final Distribution Date; (xii) not be substituted for a deleted Loan unless the
Trustee has received prior confirmation in writing by each Rating Agency that such substitution will not result in the withdrawal, downgrade, or qualification of the rating assigned by the Rating Agency to any Class of Certificates then rated by the Rating Agency (the cost, if any, of obtaining such confirmation to be paid by the applicable Responsible Party); (xiii) have been approved by the
Directing Certificateholder in its sole discretion; (xiv) prohibit defeasance within two years after the Closing Date; and (xv) not be substituted for a deleted Loan if it would result in the termination of the REMIC status of any
Trust REMIC established under this Agreement or the imposition of tax on any such Trust REMIC other than a tax on income expressly permitted or contemplated to be received by the terms of this Agreement, as determined by an Opinion of
Counsel. In the event that one or more mortgage loans are substituted for one or more deleted Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances and the rates described in clause
(ii) above (provided that no Net Mortgage Rate shall be less than the
Pass-Through Rate of any Class of Sequential Pay Certificates then outstanding)
and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis. When a Qualified Substitute Mortgage
Loan is substituted for a deleted Loan, the applicable Responsible Party shall certify that such mortgage loan meets all of the requirements of the above definition and shall send such certification to the Trustee.

         "Rated Final Distribution Date": As to each Class of Sequential Pay
Certificates, other than the Class P Certificates, the Distribution Date occurring in July 2036.

         "Rating Agency": Each of Fitch and Moody's or their successors in interest. If any of such rating agencies or any successor thereto ceases to remain in existence, "Rating Agency" shall be deemed to refer to any other
NRSRO, or other comparable Person, designated by the Depositor to replace the rating agency that has ceased to exist. Notice of such designation shall be given to the Trustee and the Master Servicer, and the specific ratings of Fitch and Moody's herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

         "Record Date": With respect to any Distribution Date other than the first Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs, and, with respect to the first Distribution Date, the Closing Date.

         "Reference Rate": With respect to any Distribution Date from and including the September 2004 Distribution Date to and including the August 2011
Distribution Date, the corresponding rate per annum set forth on Exhibit K hereto.

         "Registered Certificate": Any Certificate that has been subject to registration under the Securities Act. As of the Closing Date, the Class A-1,
Class A-2, Class A-3, Class A-4, Class A-5, Class A-1-A, Class B, Class C and
Class D Certificates constitute Registered Certificates.

         "Regular Certificate": Any Sequential Pay Certificate or Interest-Only
Certificate.

         "Regulation S": Regulation S under the Securities Act.

         "Regulation S Global Certificate": With respect to any Class of
Book-Entry Non-Registered Certificates offered and sold outside of the United
States in reliance on Regulation S, a single global Certificate, or multiple global Certificates collectively, in definitive, fully registered form without interest coupon, each of which Certificates bears a Regulation S Legend.

                                      -67-

         "Regulation S Legend": With respect to any Class of Book-Entry
Non-Registered Certificates offered and sold outside the United States in reliance on Regulation S, a legend generally to the effect that such
Certificates may not be offered, sold, pledged or otherwise transferred in the
United States or to a United States Securities Person prior to the Release Date except pursuant to an exemption from the registration requirements of the
Securities Act.

         "Reimbursement Rate": The rate per annum applicable to the accrual of interest on Servicing Advances in accordance with Section 3.03(d) and P&I
Advances in accordance with Section 4.03(d), which rate per annum shall equal the "Prime Rate" published in the "Money Rates" Section of The Wall Street
Journal (or, if such Section or publication is no longer available, such other comparable publication as is determined by the Trustee in its sole discretion)
as may be in effect from time to time, or, if the "Prime Rate" no longer exists, such other comparable rate (as determined by the Trustee in its reasonable discretion) as may be in effect from time to time.

         "Release Date": With respect to any Class of Non-Registered
Certificates (other than the Class R and Class V Certificates), the date that is
40 days following the later of (i) the commencement of the offering of such
Non-Registered Certificates to Persons other than distributors in reliance upon
Regulation S under the Securities Act and (ii) the date of closing of such offering.

         "Remaining Principal Distribution Amount": As to any Distribution Date
and any Class of Sequential Pay Certificates (exclusive of the Class A
Sequential Pay Certificates), the amount, if any, by which the Principal
Distribution Amount for such Distribution Date exceeds the aggregate amount distributed in respect of principal on such Distribution Date to all Classes of
Sequential Pay Certificates (including the Class A Sequential Pay Certificates)
senior to the subject Class.

         "REMIC": A "real estate mortgage investment conduit" as defined in
Section 860D of the Code (or any successor thereto).

         "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and temporary and final regulations and, to the extent not inconsistent with such temporary and final regulations, proposed regulations, and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

         "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

         "REO Account": A segregated custodial account or accounts created and maintained by the Special Servicer pursuant to Section 3.16 on behalf of the
Trustee in trust for the Certificateholders and any related Junior Loan
Holder(s), which shall be entitled "[name of Special Servicer], as Special
Servicer, in trust for Wells Fargo Bank, N.A., as Trustee, for Holders of Credit
Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through
Certificates, Series 2004-C3, and any related Junior Loan Holder(s), as their interests may appear, REO Account". Any such account or accounts shall be an
Eligible Account.

         "REO Acquisition": With respect to any Loan, the acquisition by the
Trust Fund of REO Property related to such Loan.

         "REO Acquisition Date": The date of the Trust Fund's acquisition for federal income tax purposes of any REO Property pursuant to Section 3.09.

                                      -68-

         "REO Disposition": The sale or other disposition of the REO Property pursuant to Section 3.18(e).

         "REO Extension": As defined in Section 3.16(a).

         "REO Loan": Any Loan or Junior Loan deemed to be outstanding with respect to each REO Property. Each REO Loan shall be deemed to be outstanding for so long as the related REO Property remains part of the Trust Fund, and shall be deemed to provide for Assumed Scheduled Payments on each Due Date therefor and otherwise have the same terms and conditions as its predecessor
Loan or Junior Loan, as the case may be, including, without limitation, with respect to the calculation of the Mortgage Rate in effect from time to time
(such terms and conditions to be applied without regard to the default on such predecessor Loan or Junior Loan, as the case may be). Each REO Loan shall be deemed to have an initial outstanding principal balance and, if applicable,
Stated Principal Balance equal to the outstanding principal balance and, if applicable, Stated Principal Balance, respectively, of its predecessor Loan or
Junior Loan, as applicable, as of the related REO Acquisition Date. All amounts due and owing in respect of the predecessor Loan or Junior Loan, as applicable, as of the related REO Acquisition Date, including, without limitation, accrued and unpaid interest, shall continue to be due and owing in respect of an REO
Loan. All amounts payable or reimbursable to the Master Servicer, any Special
Servicer or the Trustee, as applicable, in respect of the predecessor Loan or
Junior Loan as of the related REO Acquisition Date, including, without limitation, any unpaid Special Servicing Fees and Master Servicing Fees and any
unreimbursed Advances, together with any interest accrued and payable to the
Master Servicer or the Trustee in respect of such Advances in accordance with
Section 3.03(d) or Section 4.03(d), shall continue to be payable or reimbursable to the relevant party hereunder in respect of an REO Loan. In addition,
Workout-Delayed Reimbursement Amounts and Nonrecoverable Advances with respect to an REO Loan (including interest accrued thereon), in each case, that were paid from general collections on the Mortgage Pool and resulted in principal distributed to the Certificateholders being reduced shall be deemed outstanding until recovered. Collections in respect of each REO Loan (exclusive of amounts to be applied to the payment of, or to be reimbursed to the Master Servicer or the Special Servicer for the payment of, the costs of operating, managing and maintaining the related REO Property) shall be treated: first, as a recovery of accrued and unpaid Advances, Nonrecoverable Advances and Workout-Delayed
Reimbursement Amounts with respect to such REO Loan (in the case of
Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, that were paid from general collections of principal on the Mortgage Pool and resulted in principal distributed to the Certificateholders being reduced), Primary
Servicing Fees and Master Servicing Fees and related interest due the Master
Servicer or the Trustee; second, as a recovery of any remaining accrued and unpaid interest on such REO Loan at the related Net Mortgage Rate to but not including the Due Date in the Due Period of receipt; third, as a recovery of principal of such REO Loan to the extent of its entire unpaid principal balance;
and fourth, in accordance with the Servicing Standard of the Master Servicer, as a recovery of any other amounts due and owing in respect of such REO Loan, including, without limitation, prepayment consideration and Penalty Charges.

         "REO Property": A Mortgaged Property acquired on behalf and in the name of the Trustee or its nominee for the benefit of the Certificateholders (or, in the case of a Mortgaged Property securing a Serviced Loan Combination or any CBA
A/B Loan Pair, for the benefit of the Certificateholders and the related Junior
Loan Holder(s), as their interests may appear), through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Loan or a Loan
Combination.

         "REO Revenues": All income, rents and profits derived from the ownership, operation or leasing of any REO Property.

                                      -69-

         "Request for Release": A release signed by a Servicing Officer of the
Master Servicer or the Special Servicer as applicable, in the form of Exhibit D attached hereto.

         "Requesting Subordinate Certificateholder": The Holder of any of the
Class L, Class M, Class N, Class O or Class P Certificates, that delivers notice to the Trustee, the Master Servicer and the Special Servicer indicating that such Holder is a "Requesting Subordinate Certificateholder".

         "Responsible Officer": When used with respect to the initial Trustee, any Vice President, Assistant Vice President or trust officer of the Trustee having direct responsibility for the administration of this Agreement, and with respect to any successor Trustee, any officer or assistant officer in the corporate trust department of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom a particular matter is referred by the Trustee because of such officer's knowledge of and familiarity with the particular subject.

         "Responsible Party": As to the specified Loans, the indicated party:
(a) in the case of the CSFB Loans, the CSFB Mortgage Loan Seller; (b) in the
case of the PNC Loans, the PNC Mortgage Loan Seller; and (c) in the case of the
Mizner Park Loan, KeyBank.

         "Restricted Master Servicer Reports": Collectively, to the extent not filed with the Commission, the CMSA Comparative Financial Status Report, the
CMSA Servicer Watch List, the CMSA Operating Statement Analysis Report, the CMSA
Financial File, the Asset Status Report and CMSA NOI Adjustment Worksheet.

         "Revised Rate": With respect to the ARD Loans, the increased interest rate after the Anticipated Repayment Date (in the absence of a default) for each applicable ARD Loan, as calculated and as set forth in the related ARD Loan.

         "Rule 144A Global Certificate": With respect to any Class of Book-Entry
Non-Registered Certificates, a single global Certificate, or multiple global
Certificates collectively, registered in the name of the Depository or its nominee, in definitive, fully registered form without interest coupons, each of which Certificates bears a Qualified Institutional Buyer CUSIP number and does not bear a Regulation S Legend.

         "Sarbanes Act": As defined in Section 3.26.

         "Sarbanes-Oxley Certification": As defined in Section 3.26.

         "Securities Act": The Securities Act of 1933, as amended.

         "Security Agreement": With respect to any Loan or Junior Loan, any security agreement or equivalent instrument, whether contained in the related
Mortgage or executed separately, creating in favor of the holder of such
Mortgage a security interest in the personal property constituting security for repayment of such Loan or Junior Loan, as the case may be.

         "Security Position Listing": A listing prepared by the Depository of the holdings of Depository Participants with respect to the Certificates.

         "Senior Principal Distribution Cross-Over Date": The first Distribution
Date as of which the aggregate of the Class Principal Balances of the Class A-1,
Class A-2, Class A-3, Class A-4, Class A-5 and Class A-1-A Certificates
outstanding immediately prior thereto equals or exceeds the sum of (a) the

                                      -70-

aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date, plus (b) the lesser of (i) the
Principal Distribution Amount for such Distribution Date and (ii) the portion of the Available Distribution Amount for such Distribution Date that will remain after all distributions of interest to be made on the Class A-X, Class A-SP,
Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-1-A
Certificates on such Distribution Date pursuant to Section 4.01(a) have been so made.

         "Sequential Pay Certificates": Any of the Class A-1, Class A-2, Class
A-3, Class A-4, Class A-5, Class A-1-A, Class B, Class C, Class D, Class E,
Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O
or Class P Certificates.

         "Serviced Loan Combinations": The One Park Avenue Total Loan, the
Mizner Park Total Loan and, with respect to each CBA A/B Loan Pair, upon a
"Material Default" under the related CBA A/B Intercreditor Agreement, such CBA
A/B Loan Pair, collectively.

         "Servicing Account": The account or accounts created and maintained pursuant to Section 3.03.

         "Servicing Advances": All customary, reasonable and necessary
"out-of-pocket" costs and expenses, including attorneys' fees and expenses and fees of real estate brokers, paid or to be paid, as the context requires, out of its own funds, by the Master Servicer or the Special Servicer (or, if
applicable, the Trustee) in connection with the servicing of a Loan and/or (if applicable) the related Junior Loan(s), after a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or in connection with the administration of any REO Property, including (1) any such costs and expenses associated with (a) compliance with the obligations of the Master
Servicer and/or Special Servicer set forth in Sections 2.03, 3.03(c) and 3.09,
(b) the preservation, insurance, restoration, protection and management of a
Mortgaged Property, including the cost of any "force placed" insurance policy purchased by the Master Servicer or the Special Servicer to the extent such cost is allocable to a particular Mortgaged Property that the Master Servicer or the
Special Servicer is required to cause to be insured pursuant to Section 3.07,
(c) obtaining any Insurance and Condemnation Proceeds or Liquidation Proceeds in
respect of any such Loan, Junior Loan or any REO Property, (d) any enforcement or judicial proceedings with respect to any such Loan and/or (if applicable) the related Junior Loan(s), including foreclosures and similar proceedings, (e) the operation, leasing, management, maintenance and liquidation of any REO Property,
(f) obtaining any Appraisal required to be obtained hereunder, and (g) UCC filings (to the extent that the costs thereof are not reimbursed by the related
Borrower), (2) the reasonable and direct out-of-pocket travel expenses incurred by the Special Servicer in connection with performing inspections pursuant to
Section 3.19, and (3) any other expenditure which is expressly designated as a
Servicing Advance herein.

         "Servicing File": Any documents, certificates, opinions and reports
(other than documents required to be part of the related Mortgage File)
delivered by the related Borrower in connection with or relating to the origination and servicing of any Loan or Junior Loan or which are reasonably required for the ongoing administration of such Loan or Junior Loan, as the case may be, including appraisals, surveys, engineering reports, environmental reports, financial statements, leases, rent rolls and tenant estoppels, but excluding any other documents and writings that have been prepared by the related Mortgage Loan Seller or any of its Affiliates solely for internal credit analysis or other internal uses or any attorney-client or internal communication, together with copies of documents required to be part of the related Mortgage File.

                                      -71-

         "Servicing Officer": Any officer and/or employee of the Master Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of Loans, whose name and specimen signature appear on a list of servicing officers furnished by the Master Servicer or the Special Servicer, as the case may be, to the Trustee and the Depositor on the Closing Date as such list may be amended from time to time thereafter.

         "Servicing Standard": As defined in Section 3.01(a).

         "Servicing Transfer Event": With respect to any Loan or Junior Loan, as applicable, the occurrence of any of the following events:

         (i) a payment default shall have occurred on such Loan or Junior Loan, as the case may be, at its Maturity Date (except, if (a) the Borrower is making its Assumed Scheduled Payment, (b) the Borrower notifies the Master
     Servicer of its intent to refinance such Loan or Junior Loan, as the case may be, and is diligently pursuing such refinancing, (c) the Borrower delivers a firm commitment to refinance acceptable to the Directing
     Certificateholder within 60 days after the Maturity Date, and (d) such refinancing occurs within 90 days of such default, which 90-day period may be extended to 150 days at the Directing Certificateholder's discretion);
     or

         (ii) any Monthly Payment (other than a Balloon Payment) is 60 days or more delinquent; or

         (iii) the Master Servicer or, with the approval of the Directing
     Certificateholder, the Special Servicer determines that a payment default or a material non-monetary default has occurred or is imminent and is not likely to be cured within 60 days; provided, however, that a Servicing
     Transfer Event shall not exist pursuant to this clause (iii) in connection with a Balloon Payment on any Loan or any Loan Combination if the Master
     Servicer determines that the Master Servicer's granting (to the extent it is permitted under the final paragraph of Section 3.20(a)) of an extension of the applicable Maturity Date is in accordance with the Servicing
     Standard and the Master Servicer obtains the consent of the Directing
     Certificateholder to such determination in accordance with Section 3.20(a)
     and at such time no other Servicing Transfer Event exists; or

         (iv) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs is entered against the related Borrower; provided that if such decree or order is discharged or stayed within 60 days of being entered, such Loan or
     Junior Loan, as the case may be, shall not be a Specially Serviced Loan
     (and no Special Servicing Fees, Workout Fees or Liquidation Fees will be payable with respect thereto); or

         (v) the related Borrower shall file for or consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Borrower or of or relating to all or substantially all of its property; or

         (vi) the related Borrower shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or

                                      -72-

     reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

         (vii) the Master Servicer has received notice of the foreclosure or proposed foreclosure of any lien on the related Mortgaged Property; or

         (viii) with respect to any Loan that is a part of any Loan Combination where a related Junior Loan Holder has exercised its right to cure consecutive monetary defaults up to the amount of consecutive monetary defaults permitted pursuant to the related Intercreditor Agreement, the occurrence of a monetary default in the following month; or

         (ix) any other default has occurred which, in the reasonable judgment of the Master Servicer, or in the reasonable judgment of the Special
     Servicer (with the approval of the Directing Certificateholder), has materially and adversely affected the value of such Loan or Junior Loan, as the case may be, or otherwise materially and adversely affects the interests of the Certificateholders and, in either such case, has continued
     unremedied for 60 days (irrespective of any applicable grace period specified in the related Loan Documents), provided that the failure of the related Borrower to obtain all-risk casualty insurance that does not contain any carve-out for terrorist or similar act (other than such amounts as are specifically required by the related Loan Agreement) shall not apply with respect to this clause if the Special Servicer has determined in accordance with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the
     Mortgaged Property and located in or around the region in which such
     Mortgaged Property is located or (b) such insurance is not available at any rate.

         Notwithstanding the foregoing, if a default occurs under any Loan
Combination, which the related Junior Loan Holder has the option to cure pursuant to the related Intercreditor Agreement, then a Servicing Transfer Event will not be deemed to have occurred with respect to such Loan Combination and such Loan Combination will not be considered a Specially Serviced Loan unless and until the related Junior Loan Holder does not exercise its option to cure prior to the expiration of the applicable cure period as described in such related Intercreditor Agreement.

         "Significant Loan": At any time, (a) any Loan (i) whose principal balance is $20,000,000 or more at such time or (ii) that is (x) a Loan, (y) part of a group of Crossed Loans or (z) part of a group of Loans made to affiliated
Borrowers that, in each case, in the aggregate, represents 5% or more of the aggregate outstanding principal balance of the Mortgage Pool at such time or (b)
any one of the ten largest Loans (which for the purposes of this definition shall include groups of Crossed Loans and groups of Loans made to affiliated
Borrowers), by outstanding principal balance at such time.

         "Single-Purpose Entity" or "SPE": A person, other than an individual, whose organizational documents provide (with such exceptions as may be approved by the Master Servicer or the Special Servicer in their respective discretion, in each case in accordance with the Servicing Standard) that it is formed solely for the purpose of owning and pledging Defeasance Collateral relating to one or more Defeasance Loans; shall not engage in any business unrelated to such
Defeasance Collateral; shall not have any assets other than those related to its interest in the Defeasance Collateral and may not incur any indebtedness other than as required to assume the defeased obligations under the related Note or
Notes that have been defeased; shall maintain its own books, records and accounts, in each case which are separate and apart from the books, records and accounts of any other Person; shall hold regular meetings, as appropriate, to conduct its business, and shall observe all entity level formalities and recordkeeping; shall conduct business in its own name and use separate stationery, invoices and checks; may not

                                      -73-

guarantee or assume the debts or obligations of any other Person; shall not commingle its assets or funds with those of any other Person; shall pay its obligations and expenses and the salaries of its own employees from its own funds and allocate and charge reasonably and fairly any common employees or overhead shared with Affiliates; shall prepare separate tax returns and financial statements or, if part of a consolidated group, shall be shown as a separate member of such group; shall transact business with Affiliates on an arm's-length basis pursuant to written agreements; shall hold itself out as being a legal entity, separate and apart from any other Person; if such entity is a limited partnership, shall have as its only general partners, general partners which are Single-Purpose Entities which are corporations; if such entity is a corporation, at all relevant times, has and will have at least one
Independent Director; the board of directors of such entity shall not take any action requiring the unanimous affirmative vote of 100% of the members of the board of directors unless all of the directors, including without limitation all
Independent Directors, shall have participated in such vote; shall not fail to correct any known misunderstanding regarding the separate identity of such entity; if such entity is a limited liability company, shall have at least one member that is a Single-Purpose Entity which is a corporation, and such corporation shall be the managing member of such limited liability company;
shall hold its assets in its own name; except for the pledge of such Defeasance
Collateral, shall not pledge its assets for the benefit of any other person or entity; shall not make loans or advances to any person or entity; shall not identify its partners, members or shareholders, or any affiliates of any of them as a division or part of it; if such entity is a limited liability company, such entity shall dissolve only upon the bankruptcy of the managing member, and such entity's articles of organization, certificate of formation and/or operating agreement, as applicable, shall contain such provision; if such entity is a limited liability company or limited partnership, and such entity has one or more managing members or general partners, as applicable, then such entity shall continue (and not dissolve) for so long as a solvent managing member or general partner, as applicable, exists and such entity's organizational documents shall contain such provision. The SPE's organizational documents shall further prohibit any dissolution and winding up and provide that any insolvency filing for such entity requires the unanimous consent of all partners, directors
(including without limitation all Independent Directors) or members, as applicable, and that such documents may not without Rating Agency confirmation of Certificate ratings, in respect of any Significant Loan, be amended with respect to the Single-Purpose Entity requirements so long as any Certificates are outstanding.

         "Sole Certificateholder": Any Holder (or Holders provided they act in unanimity) holding 100% of then outstanding Class A-X, Class A-SP, Class J,
Class K, Class L, Class M, Class N, Class O and Class P Certificates or an
assignment of the voting rights thereof; provided, however, that the Class
Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5,
Class A-1-A, Class B, Class C, Class D, Class E, Class F, Class G and Class H
Certificates have been reduced to zero.

         "Special Servicer": Clarion Partners, LLC and its successors in interest and assigns, or any successor special servicer appointed as herein provided.

         "Special Servicing Fee": With respect to each Specially Serviced Loan and REO Loan, the fee payable to the Special Servicer pursuant to the first paragraph of Section 3.11(b), computed on the basis of the Stated Principal
Balance of the related Loan and for the same period for which any related interest payment on the related Specially Serviced Loan is computed, as more particularly described in Section 3.11(b).

         "Special Servicing Fee Rate": With respect to each Specially Serviced
Loan and each REO Loan, 0.25% per annum.

                                      -74-

         "Specially Designated Servicing Actions": Any of the One Park Avenue
Specially Designated Servicing Actions and Mizner Park Specially Designated
Servicing Actions, individually or collectively, as the case may be.

         "Specially Serviced Loan": As defined in Section 3.01(a).

         "Startup Day": The Closing Date.

         "State Tax Laws": The state and local tax laws of any state, the applicability of which to the Trust Fund or the Trust REMICs shall have been confirmed to the Trustee in writing either by the delivery to the Trustee of an
Opinion of Counsel to such effect (which Opinion of Counsel shall not be at the expense of the Trustee), or by the delivery to the Trustee of a written notification to such effect by the taxing authority of such state.

         "Stated Principal Balance": With respect to any Loan or Junior Loan
(other than an REO Loan), as of any date of determination, an amount equal to
(x) the Cut-off Date Principal Balance of such Loan or such Junior Loan, as the case may be, or with respect to a Qualified Substitute Mortgage Loan being substituted for another Loan pursuant to or as contemplated by Section 2.03(b)
hereof, the outstanding principal balance of such Qualified Substitute Mortgage
Loan after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, minus (y)
the sum of:

         (i) the principal portion of each Monthly Payment due on such Loan or
     Junior Loan, as the case may be, after the Cut-off Date (or, with respect to a Qualified Substitute Mortgage Loan substituted for another Loan pursuant to or as contemplated by Section 2.03(b) hereof, the applicable
     Due Date during the month of substitution), to the extent received from the
     Borrower or advanced by the Master Servicer or Trustee, as applicable, and distributed to Certificateholders, or the related Junior Loan Holder, as may be applicable, on or before such date of determination;

         (ii) all Principal Prepayments received with respect to such Loan or
     Junior Loan, as the case may be, after the Cut-off Date (or, with respect to a Qualified Substitute Mortgage Loan substituted for another Loan pursuant to or as contemplated by Section 2.03(b) hereof, the applicable
     Due Date during the month of substitution), to the extent distributed to
     Certificateholders, or the related Junior Loan Holder, as may be applicable, on or before such date of determination;

         (iii) the principal portion of all Insurance and Condemnation Proceeds and Liquidation Proceeds received with respect to such Loan or Junior Loan, as the case may be, after the Cut-off Date (or, with respect to a Qualified
     Substitute Mortgage Loan substituted for another Loan pursuant to or as contemplated by Section 2.03(b) hereof, the applicable Due Date during the month of substitution), to the extent distributed to Certificateholders, or the related Junior Loan Holder, as may be applicable, on or before such date of determination;

         (iv) any reduction in the outstanding principal balance of such Loan or
     Junior Loan, as the case may be, resulting from a Deficient Valuation that occurred prior to the end of the Due Period for the most recent
     Distribution Date; and

                                      -75-

         (v) any reduction in the outstanding principal balance of such Loan or
     Junior Loan, as the case may be, due to a modification by the Special
     Servicer pursuant to this Agreement, which reduction occurred prior to the end of the Due Period for the most recent Distribution Date.

         With respect to any REO Loan, as of any date of determination, an amount equal to (x) the Stated Principal Balance of the predecessor Loan or
Junior Loan, as applicable, as of the related REO Acquisition Date, minus (y)
the sum of:

         (i) if such REO Loan relates to a predecessor Loan, the principal portion of any P&I Advance made with respect to such REO Loan on or after the related REO Acquisition Date, to the extent distributed to
     Certificateholders on or before such date of determination; and

         (ii) the principal portion of all Insurance and Condemnation Proceeds,
     Liquidation Proceeds and REO Revenues received with respect to such REO
     Loan, to the extent distributed to Certificateholders or the related Junior
     Loan Holder, as applicable, on or before such date of determination.

         Each Loan (and any successor REO Loan with respect thereto) shall be deemed to be part of the Trust Fund and to have an outstanding Stated Principal
Balance until the Distribution Date on which the payments or other proceeds, if any, received in connection with a Liquidation Event in respect thereof (or any related REO Property) are to be distributed to Certificateholders; and, following such Distribution Date, such Stated Principal Balance shall be zero.

         The Stated Principal Balance of any Loan (or any successor REO Loan with respect thereto) as to which there has been a Final Recovery Determination shall be, following the application of all amounts received in connection with such Loan (or any related REO Property) in accordance with the terms hereof, zero.

         For avoidance of doubt, any payment or other collection of principal on or with respect to any Loan (or any successor REO Loan with respect thereto)
that constitutes part of the Principal Distribution Amount for any Distribution
Date, without regard to the second paragraph of the definition of "Principal
Distribution Amount" and, further, without regard to any Principal Distribution
Adjustment Amount for such Distribution Date, shall be deemed to be distributed to Certificateholders on such Distribution Date for purposes of this definition.

         "Statement to Certificateholders": As defined in Section 4.02(a).

         "Static Prepayment Premium": A form of prepayment consideration payable in connection with any voluntary or involuntary principal prepayment that is calculated solely as a specified percentage of the amount prepaid, which percentage may change over time.

         "Sub-Servicer": Any Person with which the Master Servicer or the
Special Servicer has entered into a Sub-Servicing Agreement, including the
Primary Servicer.

         "Sub-Servicing Agreement": The subservicing agreements between the
Master Servicer or the Special Servicer, as the case may be, and any
Sub-Servicer relating to servicing and administration of Loans by such
Sub-Servicer as provided in Section 3.22, including any Primary Servicing
Agreement.

         "Substitution Shortfall Amount": With respect to a substitution pursuant to or as contemplated by Section 2.03(b) hereof, an amount equal to the excess, if any, of the Purchase Price of the Loan being replaced calculated as of the date of substitution over the initial Stated Principal Balance

                                      -76-

of the related Qualified Substitute Mortgage Loan. In the event that one or more
Qualified Substitute Mortgage Loans are substituted (at the same time) for one or more deleted Loans, the Substitution Shortfall Amount shall be determined as provided in the preceding sentence on the basis of the aggregate Purchase Prices of the Loan or Loans being replaced and the aggregate initial Stated Principal
Balances of the related Qualified Substitute Mortgage Loan or Loans.

         "Successor Manager": As defined in Section 3.19(b).

         "Tax Returns": The federal income tax returns on Internal Revenue
Service Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income
Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest
Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of the Upper-Tier REMIC and the Lower-Tier REMIC created hereunder due to its classification as a REMIC under the REMIC
Provisions, and Forms 1041 for the portions of the Trust Fund intended to be treated as grantor trusts for U.S. federal income tax purposes, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal or State Tax Laws.

         "Termination Notice": As defined in Section 7.01(b).

         "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a
Certificate.

         "Transfer Affidavit and Agreement": As defined in Section 5.02(d).

         "Transferee": Any Person who is acquiring by Transfer any Ownership
Interest in a Certificate.

         "Transferor": Any Person who is disposing by Transfer any Ownership
Interest in a Certificate.

         "Treasury Rate": With respect to any Principal Prepayment made on a
Loan, the yield calculated by the linear interpolation of the yields reported in
Federal Reserve Statistical Release H.15 Selected Interest Rates (the "Release")
under the heading "U.S. government securities" and the subheading "Treasury constant maturities" for the week ending immediately before the related
Prepayment Date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date of such Loan
(or, if such Loan is an ARD Loan, the related Anticipated Repayment Date). If the Release is no longer published, the Master Servicer shall select a comparable publication to determine the Treasury Rate in its reasonable discretion.

         "Trust": The trust created hereby.

         "Trust Assets": The assets comprising the Trust Fund.

         "Trust Fund": The segregated pool of assets subject hereto, constituting the Trust, consisting of: (i) the Loans subject to this Agreement and all interest and principal received or receivable on or with respect to the
Loans (other than payments of principal and interest due and payable on the
Loans on or before the Cut-off Date (or, in the case of any Qualified Substitute
Mortgage Loan that is substituted for another Loan pursuant to or as contemplated by Section 2.03(b), on or before the applicable Due Date therefor occurring in the month of substitution) and Principal Prepayments paid on or before the Cut-off Date (or, in the case of any Qualified Substitute Mortgage
Loan that is substituted

                                      -77-

for another Loan pursuant to or as contemplated by Section 2.03(b), on or before the applicable Due Date therefor occurring in the month of substitution)), together with all documents included in the related Mortgage Files; (ii) such funds or assets as from time to time are deposited in the Collection Account, the Distribution Account, the Excess Liquidation Proceeds Account, the Excess
Interest Distribution Account, the Interest Reserve Account and, if established, the REO Accounts; (iii) any REO Property; (iv) the rights of the mortgagee under all Insurance Policies with respect to the Loans; (v) the Uncertificated
Lower-Tier Interests; and (viii) the rights of the Depositor with respect to the
Loans under the Mortgage Loan Purchase Agreements.

         "Trust REMIC": The Upper-Tier REMIC or the Lower-Tier REMIC.

         "Trustee": Wells Fargo Bank, N.A., a national banking association, in its capacity as trustee and its successors in interest, or any successor trustee appointed as herein provided.

         "Trustee Exception Report": As defined in Section 2.02(e).

         "Trustee Fee": The fee to be paid to the Trustee as compensation for the Trustee's activities under this Agreement.

         "Trustee Fee Rate": A rate equal to 0.0014% per annum computed on the same basis and in the same manner as interest is computed on the related Loan or
REO Loan.

         "UCC": The Uniform Commercial Code, as enacted in each applicable state.

         "UCC Financing Statement": A financing statement filed or to be filed pursuant to the UCC, as in effect in the relevant jurisdiction.

         "UCC Financing Statement Amendment": A financing statement amendment filed or to be filed pursuant to the UCC.

         "Uncertificated Accrued Interest Amount": With respect to each
Distribution Date and each Uncertificated Lower-Tier Interest, an amount equal to interest for the related Interest Accrual Period at the Lower-Tier Remittance
Rate applicable to such Uncertificated Lower-Tier Interest for such Distribution
Date, accrued on the related Lower-Tier Principal Amount of such Uncertificated
Lower-Tier Interest immediately prior to such Distribution Date. The
Uncertificated Accrued Interest Amount for each Uncertificated Lower-Tier
Interest shall be calculated on a 30/360 Basis.

         "Uncertificated Lower-Tier Interests": The uncertificated "regular interests", within the meaning of Section 860G(a)(1) of the Code, in the
Lower-Tier REMIC, which "regular interests" consist of the Class LA-1-1, Class
LA-1-2, Class LA-2-1, Class LA-2-2, Class LA-3-1, Class LA-3-2, Class LA-3-3,
Class LA-4, Class LA-5-1, Class LA-5-2, Class LA-5-3, Class LA-5-4, Class
LA1A-1, Class LA1A-2, Class LA1A-3, Class LA1A-4, Class LA1A-5, Class LA1A-6,
Class LA1A-7, Class LA1A-8, Class LB, Class LC-1, Class LC-2, Class LD-1, Class
LD-2, Class LE-1, Class LE-2, Class LF, Class LG, Class LH, Class LJ, Class LK,
Class LL, Class LM, Class LN, Class LO and Class LP Lower-Tier Interests.

         "Uncovered Prepayment Interest Shortfall": With respect to any Loan as to which a Prepayment Interest Shortfall was incurred, the excess, if any, of
(i) such Prepayment Interest Shortfall, over (ii) the deposit made by the Master
Servicer to the Trustee in respect of such Prepayment Interest Shortfall pursuant to Section 3.02(d).

                                      -78-

         "Uncovered Prepayment Interest Shortfall Amount": As to any
Distribution Date, the amount, if any, by which (i) the sum of the Uncovered
Prepayment Interest Shortfalls, if any, incurred with respect to the Loans during the related Due Period, exceeds (ii) the aggregate amount of Prepayment
Interest Excesses, if any, received on the Loans during the related Due Period that are applied to offset such Uncovered Prepayment Interest Shortfalls.

         "Underwriter Exemption": PTE 89-90, as amended by PTE 97-34, PTE
2000-58 and PTE 2002-41, and as may be subsequently amended following the
Closing Date.

         "Underwriters": Collectively, Credit Suisse First Boston LLC, PNC
Capital Markets, Inc. and Goldman, Sachs & Co.

         "Unliquidated Advance": Any Advance previously made by a party hereto that has been previously reimbursed, as between the Person that made the Advance hereunder, on the one hand, and the Trust Fund, on the other, as part of a
Workout-Delayed Reimbursement Amount pursuant to subsection (vi) of Section
3.05(b) but that has not been recovered from the Borrower or otherwise from collections on or the proceeds of the Loan or REO Property in respect of which the Advance was made.

         "Unpaid Interest Shortfall Amount": As to any Class of Regular
Certificates, any Component of the Class A-X or Class A-SP Certificates or any
Uncertificated Lower-Tier Interest, for the first Distribution Date, zero. With respect to any Class of Regular Certificates, any Component of the Class A-X or
Class A-SP Certificates or any Uncertificated Lower-Tier Interest, for any
Distribution Date after the first Distribution Date, the amount, if any, by which the sum of the Monthly Interest Distribution Amounts for such Class, such
Component or such Uncertificated Lower-Tier Interest for all prior Distribution
Dates exceeds the sum of the amounts distributed on such Class or deemed distributed on such Component or such Uncertificated Lower-Tier Interest, as the case may be, on all prior Distribution Dates in respect of accrued interest.

         "United States Securities Person": Any "U.S. person" as defined in Rule
902(k) of Regulation S.

         "United States Tax Person": A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States
Tax Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.

         "Unrestricted Master Servicer Reports": Collectively, the CMSA
Delinquent Loan Status Report, CMSA Historical Loan Modification and Corrected
Mortgage Loan Report, CMSA Historical Liquidation Report, CMSA REO Status
Report, and, if and to the extent filed with the Commission, such reports and files that would, but for such filing, constitute Restricted Master Servicer
Reports.

         "Upper-Tier REMIC": One of the multiple separate REMICs comprising the
Trust Fund, the primary assets of which consist of the Uncertificated Lower-Tier
Interests.

         "Voting Rights": The portion of the voting rights of all of the
Certificates, which is allocated to any Certificate. At all times during the term of this Agreement and for any date of

                                      -79-

determination, the Voting Rights shall be allocated among the various Classes of
Certificateholders as follows: (i) 1% in the case of the Class A-X and Class
A-SP Certificates (based on the respective Class Notional Amount of each such
Class relative to the aggregate Certificate Notional Amount of the three such
Classes) and (ii) in the case of any Class of Sequential Pay Certificates a percentage equal to the product of 99% and a fraction, the numerator of which is equal to the Class Principal Balance of such Class, in each case, determined as of the Distribution Date immediately preceding such date of determination, and the denominator of which is equal to the aggregate of the Class Principal
Balances of all the Classes of Sequential Pay Certificates, each determined as of the Distribution Date immediately preceding such date of determination. None of the Class V or Class R Certificates will be entitled to any Voting Rights.
For purposes of determining Voting Rights, the Class Principal Balance of any
Class shall be deemed to be reduced by allocation of the Collateral Support
Deficit to such Class, but not by Appraisal Reductions allocated to such Class.
Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates.

         "Website": The internet website maintained by the Trustee (initially located at www.ctslink.com/cmbs) or the internet website of the Master Servicer.

         "Weighted Average Net Mortgage Pass-Through Rate": As to any
Distribution Date, the weighted average of the Net Mortgage Pass-Through Rates of all the Loans and REO Loans in the Mortgage Pool, weighted based on their respective Stated Principal Balances immediately prior to such Distribution
Date.

         "Withheld Amounts": As defined in Section 3.28(a).

         "Workout-Delayed Reimbursement Amount": With respect to any Loan, the amount of any Advance made with respect to such Loan on or before the date such
Loan becomes a Corrected Loan, together with (to the extent accrued and unpaid)
interest on such Advances, to the extent that (i) such Advance is not reimbursed to the Person who made such Advance on or before the date, if any, on which such
Loan becomes a Corrected Loan and (ii) the amount of such Advance becomes an obligation of the Borrower to pay such amount under the terms of the Loan
Documents. The fact that any amount constitutes all or a portion of any
Workout-Delayed Reimbursement Amount shall not in any manner limit the right of any Person hereunder to determine that such amount instead constitutes a
Nonrecoverable Advance.

         "Workout Fee": The fee paid to the Special Servicer with respect to each Corrected Loan.

         "Workout Fee Rate": As defined in Section 3.11(b).

         "Yield Maintenance Charge": With respect to any Loan, the yield maintenance charge set forth in the related Loan Documents, including but not limited to a yield maintenance charge which is based on the amount of Defeasance
Collateral. If a Yield Maintenance Charge becomes due for any particular Loan, the Master Servicer shall be required to follow the terms and provisions contained in the applicable Loan Documents; provided, however, that if the related Loan Documents do not specify which U.S. Treasury obligations are to be used in determining the discount rate or the reinvestment yield to be applied in such calculation, or if the related Loan Documents are ambiguous, the Master
Servicer shall be required to use those U.S. Treasury obligations that will generate the lowest discount rate or reinvestment yield for the purposes thereof. Accordingly, if either no U.S. Treasury obligation, or more than one
U.S. Treasury obligation, coincides with the term over which the Yield
Maintenance Charge is to be calculated

                                      -80-

(which, depending on the applicable Loan Documents, is based on the remaining average life of the Loan or the actual term remaining through the Maturity Date or, in the case of an ARD Loan, the Anticipated Repayment Date), the Master
Servicer shall use the U.S. Treasury obligations that mature closest to but not exceeding the month in which the term over which the Yield Maintenance Charge is to be calculated ends, and whose reinvestment yield is the lowest, with such yield being based on the bid price for such issue as published in the Treasury
Bonds, Notes and Bills section of The Wall Street Journal on the date that is 14 days prior to the date that the Yield Maintenance Charge becomes due and payable
(or, if such bid price is not published on that date, the first preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield. The monthly compounded nominal yield ("MEY") is derived from the reinvestment yield or discount rate and shall be defined as MEY = (12 x
[{(1+BEY/2)^1/6}-1]) x 100 where BEY is defined as the U.S. Treasury
Reinvestment Yield in decimal, not percentage, form, and 1/6 is the exponential power to which a portion of the equation is raised. For example, using a BEY of
5.50%, the MEY = (12 x [{(1 + 0.055/2)^0.16667}-1]) x 100, where 0.055 is the decimal version of the percentage 5.50%, and 0.16667 is the decimal version of the exponential power. (The MEY calculated in the above example is 5.438%.)

         "Yield Rate": With respect to any Loan, a rate equal to a per annum rate calculated by the linear interpolation of the yields, as reported in the most recent "Federal Reserve Statistical Release H.15 - Selected Interest Rates"
under the heading U.S. Government Securities/Treasury constant maturities published prior to the date of the relevant prepayment of any Loan, of U.S.
Treasury constant maturities with maturity dates (one longer, one shorter) most nearly approximating the Maturity Date (or, with respect to ARD Loans, the
Anticipated Repayment Date) of the Loan being prepaid or the monthly equivalent of such rate. If Federal Reserve Statistical Release H.15 - Selected Interest
Rates is no longer published, the Master Servicer, on behalf of the Trustee, will select a comparable publication to determine the Yield Rate.

         SECTION 1.02. Certain Calculations.

         Unless otherwise specified herein, for purposes of determining amounts with respect to the Certificates and the rights and obligations of the parties hereto, the following provisions shall apply:

               (i) All calculations of interest with respect to interest earned on Advances provided for herein shall be made on the basis of a 360-day year consisting of twelve 30-day months.

               (ii) Any payment on a Loan or a Junior Loan is deemed to be received on the date such payment is actually received by the Master
     Servicer (or Sub-Servicer if applicable) or the Special Servicer; provided, however, that for purposes of calculating distributions on the
     Certificates, (i) any voluntary Principal Prepayment made on a date other than the related Due Date and in connection with which the Master Servicer has collected interest thereon through the end of the related Mortgage
     Interest Accrual Period shall be deemed to have been made, and the Master
     Servicer shall apply such Principal Prepayment to reduce the outstanding principal balance of the related Loan as if such Principal Prepayment had been received, on the following Due Date and (ii) all other Principal
     Prepayments with respect to any Loan or Junior Loan are deemed to be received on the date they are applied to reduce the outstanding principal balance of such Loan or Junior Loan, as the case may be.

                                      -81-

         SECTION 1.03. General Interpretive Principles.

         For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

               (i) the terms defined in this Agreement include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

               (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP as in effect from time to time;

               (iii) references herein to "Articles", "Sections", "Subsections",
     "Paragraphs" and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

               (iv) a reference to a Subsection without further reference to a
     Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to
     Paragraphs and other subdivisions;

               (v) the words "herein", "hereof", "hereunder", "hereto", "hereby"
     and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

               (vi) the terms "include" and "including" shall mean without limitation by reason of enumeration.

         SECTION 1.04. Certain Matters with Respect to the Serviced Loan
Combinations.

         (a) The parties hereto acknowledge that, pursuant to the Intercreditor
Agreements for the Serviced Loan Combinations, if neither the Loan included in a
Serviced Loan Combination nor an interest in any successor REO Property is part of the Trust Fund, then such Loan or such REO Property, as applicable, shall not thereafter be serviced and administered under this Agreement.

         (b) For the avoidance of doubt, the parties acknowledge that the rights and duties of each of the Master Servicer and the Special Servicer under this
Agreement and the obligation of the Master Servicer or the Trustee to make
Advances (subject to Section 1.04(d)), insofar as such rights, duties and obligations relate to a Serviced Loan Combination, shall terminate upon the occurrence of a Liquidation Event with respect to a Loan included in such
Serviced Loan Combination or any successor REO Property; provided, however, that this statement shall not limit (A) the duty of the Master Servicer or the
Special Servicer to deliver or make available the reports otherwise required of it hereunder with respect to the period in which such event occurs or (B) the rights of the Master Servicer or the Special Servicer that may otherwise accrue or arise in connection with the performance of its duties hereunder with respect to such Serviced Loan Combination prior to the date on which such event occurs.

         (c) In connection with any purchase or other Liquidation Event with respect to the Loan included in any Serviced Loan Combination, the Trustee, the
Master Servicer and the Special Servicer shall each tender to the related purchaser or other appropriate party in accordance with the related
Intercreditor Agreement(s), the original Note that relates to such Loan held by the Trustee (unless such Note has been satisfied in connection with a payment in full of such Loan) and copies of the documents contained in the Mortgage File.
All portions of the Mortgage File possessed by the Trustee and other documents pertaining to such Loan possessed by the Trustee, and each document that

                                      -82-

constitutes a part of the related Mortgage File, shall be endorsed or assigned by the Trustee to the relevant party contemplated by the prior sentence in the manner, and pursuant to appropriate forms of assignment prepared by the Master
Servicer, substantially similar to the manner and forms pursuant to which documents were previously assigned to the Trustee by the applicable Mortgage
Loan Seller, but in any event, without recourse, representation or warranty;
provided that such tender by the Trustee shall be conditioned upon its receipt from the Master Servicer of a Request for Release in the form of Exhibit D hereto. The Master Servicer shall, and is also hereby authorized and empowered by the Trustee to, convey to or at the direction of the relevant acquiring party contemplated above any deposits then held in an Escrow Account relating to the related Loan. If the Mortgaged Property securing a Serviced Loan Combination has become an REO Property, then the Special Servicer shall, and is also hereby authorized and empowered by the Trustee to, convey to or at the direction of the relevant acquiring party contemplated above, to the extent not needed to pay or reimburse the Master Servicer, the Special Servicer or the Trustee in accordance with this Agreement, deposits then held in the applicable REO Account insofar as they relate to such REO Property.

         (d) None of the Master Servicer or the Trustee shall be required to make P&I Advances as to any Junior Loan included in any Serviced Loan
Combination.

         SECTION 1.05. Certain Considerations Regarding Reimbursements of
                       Nonrecoverable Advances and Workout-Delayed Reimbursement
                       Amounts.

         (a) If any party hereto is reimbursed, in accordance with clause (vii)
of Section 3.05(a) and/or clause (v) of Section 3.05(b), out of general collections on the Mortgage Pool on deposit in the Collection Account for any
Nonrecoverable Advance or any Workout-Delayed Reimbursement Amount (in each case, together with interest accrued and payable thereon), then (for purposes of calculating distributions on the Certificates) such reimbursement and payment of interest shall be deemed to have been made:

               first, out of any amounts then on deposit in the Collection
     Account that represent payments or other collections of principal received by the Trust with respect to the Loans (and/or successor REO Loans) in the
     Loan Group that includes the Loan (or REO Loan) in respect of which such
     Nonrecoverable Advance was made or in respect of which such Workout-Delayed
     Reimbursement Amounts is outstanding that, but for their application to reimburse a Nonrecoverable Advance or a Workout-Delayed Reimbursement
     Amount, as applicable, and/or to pay interest thereon, would be included in the Available Distribution Amount for the related Distribution Date (until the aggregate of the amounts deemed to have been reimbursed or paid pursuant to this clause first on account of all Loans (and/or REO Loans) in such Loan Group is equal to the aggregate amount of all payments or other collections of principal received by the Trust with respect to the Loans
     (and/or successor REO Loans) in such Loan Group that, but for such application, would be included in the Available Distribution Amount for such Distribution Date);

               second, out of any amounts then on deposit in the Collection
     Account that represent payments or other collections of principal received by the Trust with respect to the Loans (and/or successor REO Loans) in the
     Loan Group that does not include the Loan (or REO Loan) in respect of which such Nonrecoverable Advance was made or in respect of which such
     Workout-Delayed Reimbursement Amounts is outstanding (such Loan Group, the
     "Other Loan Group") that, but for their application to reimburse a
     Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, as
     applicable, and/or to pay interest thereon, would be included in the
     Available Distribution Amount for the related Distribution Date (until (x)
     the sum of (i) the

                                      -83-

     aggregate of the amounts for all Loans and REO Loans in such Other Loan
     Group that are deemed to have been reimbursed or paid from payments or other collections of principal received by the Trust with respect to the
     Loans and/or REO Loans in such Other Loan Group pursuant to clause first above and (ii) the aggregate of the amounts deemed to have been reimbursed or paid from payments or other collections of principal received by the
     Trust with respect to the Loans and/or REO Loans in such Other Loan Group pursuant to this clause second on account of all Loans and/or REO Loans that are not included in such Other Loan Group is equal to (y) the aggregate amount of all payments or other collections of principal received by the Trust with respect to the Loans and/or REO Loans in such Other Loan
     Group that, but for the applications made pursuant to clause first above and this clause second, would be included in the Available Distribution
     Amount for such Distribution Date);

               third, solely in the case of the reimbursement of a
     Nonrecoverable Advance and/or the payment of interest thereon, out of any amounts then on deposit in the Collection Account that represent any other payments or other collections received by the Trust with respect to the
     Loans (and/or successor REO Loans) in the Loan Group that includes the Loan
     (or REO Loan) in respect of which such Nonrecoverable Advance was made that, but for their application to reimburse such Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available
     Distribution Amount for the related Distribution Date (until the aggregate of the amounts deemed to have been reimbursed or paid pursuant to this clause third on account of all Loans (and/or REO Loans) in such Loan Group is equal to the aggregate amount of such other payments or other collections received by the Trust with respect to the Loans (and/or successor REO Loans) in such Loan Group that, but for such application, would be included in the Available Distribution Amount for such
     Distribution Date);

               fourth, solely in the case of the reimbursement of a
     Nonrecoverable Advance and/or the payment of interest thereon, out of any amounts then on deposit in the Collection Account that represent any other payments or other collections received by the Trust with respect to the
     Loans (and/or successor REO Loans) in the Other Loan Group that, but for their application to reimburse such Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for the related Distribution Date (until (x) the sum of (i) the aggregate of the amounts for all Loans and REO Loans in such Other Loan Group that are deemed to have been reimbursed or paid from other payments or other collections received by the Trust with respect to the Loans and/or REO
     Loans in such Other Loan Group pursuant to clause third above and (ii) the aggregate of the amounts deemed to have been reimbursed or paid from such other payments or other collections of principal received by the Trust with respect to the Loans and/or REO Loans in such Other Loan Group pursuant to this clause fourth on account of all Loans and/or REO Loans that are not included in such Other Loan Group is equal to (y) the aggregate amount of all such other payments or other collections received by the Trust with respect to the Loans and/or REO Loans in such Other Loan Group that, but for the applications made pursuant to clause third above and this clause fourth, would be included in the Available Distribution Amount for such
     Distribution Date);

               fifth, out of any other amounts then on deposit in the Collection
     Account that may be available to reimburse the subject Nonrecoverable
     Advance or Workout-Delayed Reimbursement Amount, as applicable, and/or to pay interest thereon and that in any case (even if this Section 1.05 had not been given any effect) would not have been included in the Available
     Distribution Amount for such Distribution Date.

                                      -84-

         (b) If and to the extent that any one or more Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts, and/or interest thereon, are deemed to have been reimbursed or paid from payments or other collections received by the
Trust with respect to the Loans (and/or successor REO Loans) in the Mortgage
Pool, in accordance with clause first, clause second, clause third and/or clause fourth of Section 1.05(a), then all of the following clauses (i) through (vi)
shall apply:

               (i) the Available Distribution Amount (as otherwise calculated without regard to this Section 1.05) for such Distribution Date shall be reduced to the extent of the aggregate amount of all such reimbursements and payments;

               (ii) the portion of the Available Distribution Amount for such
     Distribution Date that is attributable to Loan Group 1 (as otherwise calculated without regard to this Section 1.05), as contemplated by Section
     4.01, shall be reduced to the extent of such reimbursements and payment that are deemed to have been made from payments or other collections received by the Trust with respect to the Loans (and/or successor REO
     Loans) in Loan Group 1 in accordance with clause first, clause second, clause third and/or clause fourth of Section 1.05(a);

               (iii) the portion of the Available Distribution Amount for such
     Distribution Date that is attributable to Loan Group 2 (as otherwise calculated without regard to this Section 1.05), as contemplated by Section
     4.01, shall be reduced to the extent of such reimbursements and payment that are deemed to have been made from payments or other collections received by the Trust with respect to the Loans (and/or successor REO
     Loans) in Loan Group 2 in accordance with clause first, clause second, clause third and/or clause fourth of Section 1.05(a);

               (iv) the Principal Distribution Amount (as otherwise calculated without regard to this Section 1.05) for such Distribution Date shall be reduced to the extent of the aggregate amount of all such reimbursements and payments that are deemed to have been made from payments or other collections of principal received by the Trust with respect to the Loans
     (and/or successor REO Loans) in the Mortgage Pool (whether from such payments or other collections of principal received in respect of Loan
     Group 1 and/or Loan Group 2) in accordance with clause first and/or clause second of Section 1.05(a);

               (v) the portion of the Principal Distribution Amount for such
     Distribution Date that is attributable to Loan Group 1 (as otherwise calculated without regard to this Section 1.05), as contemplated by Section
     4.01, shall be reduced to the extent of such reimbursements and payment that are deemed to have been made from payments or other collections of principal received by the Trust with respect to the Loans (and/or successor
     REO Loans) in Loan Group 1 in accordance with clause first and/or clause second of Section 1.05(a); and

               (vi) the portion of the Principal Distribution Amount for such
     Distribution Date that is attributable to Loan Group 2 (as otherwise calculated without regard to this Section 1.05), as contemplated by Section
     4.01, shall be reduced to the extent of such reimbursements and payment that are deemed to have been made from payments or other collections of principal received by the Trust with respect to the Loans (and/or successor
     REO Loans) in Loan Group 2 in accordance with clause first and/or clause second of Section 1.05(a).

         (c) If and to the extent that any Advance is determined to be a
Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, as applicable, such Advance is reimbursed out of general collections on the Mortgage Pool as contemplated by Section 1.05(a) above and the particular item for which such
Advance was originally made is subsequently collected out of payments or other

                                      -85-

collections in respect of the related Loan (such item, upon collection, a
"Recovered Amount"), then all of the following clauses (i) through (iii) shall apply (without duplication of amounts already included therein):

               (i) the Principal Distribution Amount for the Distribution Date
     that corresponds to the Collection Period in which such Recovered Amount was received shall be increased by an amount equal to the lesser of (A)
     such Recovered Amount and (B) any previous reduction in the Principal
     Distribution Amount for a prior Distribution Date pursuant to Section
     1.05(b) resulting from the reimbursement of the relevant Advance and/or the payment of interest thereon;

               (ii) the portion of the Principal Distribution Amount that corresponds to the Collection Period in which such Recovered Amount was received that is attributable to the Loan Group that does not include the
     Loan or REO Loan in respect of which the Advance was originally made shall be increased by an amount equal to the lesser of (A) such Recovered Amount and (B) any previous reduction, if any, in the portion of the Principal
     Distribution Amount for a prior Distribution Date attributable to such Loan
     Group that was made pursuant to clause second of Section 1.05(b) resulting from the reimbursement of the subject Advance and/or the payment of interest thereon from payments or other collections of principal received on the Loans or REO Loans in such Loan Group; and

               (iii) the portion of the Principal Distribution Amount that corresponds to the Collection Period in which such Recovered Amount was received that is attributable to the Loan Group that includes the Loan or
     REO Loan in respect of which the Advance was originally made shall be increased by an amount equal to the lesser of (A) such Recovered Amount, net of any portion thereof by which the portion of the Principal
     Distribution Amount for the other Loan Group is deemed to have been increased pursuant to the immediately preceding clause (ii), and (B) any previous reduction, if any, in the portion of the Principal Distribution
     Amount for a prior Distribution Date attributable to such Loan Group that was made pursuant to clause first of Section 1.05(b) resulting from the reimbursement of the subject Advance and/or the payment of interest thereon from payments or other collections of principal received on the Loans or
     REO Loans in such Loan Group.

                                      -86-

                                   ARTICLE II

             CONVEYANCE OF LOANS; ORIGINAL ISSUANCE OF CERTIFICATES

         SECTION 2.01. Conveyance of Loans.

         (a) It is the intention of the parties hereto, that a common law trust be established under the laws of the State of New York pursuant to this
Agreement and, further, that such trust be designated as "Credit Suisse First
Boston Mortgage Securities Corp. Trust, Series 2004-C3." Wells Fargo is hereby appointed, and does hereby agree to act, as Trustee hereunder and, in such capacity, to hold the Trust Fund in trust for the exclusive use and benefit of all present and future Certificateholders and Junior Loan Holders (as their interests may appear). It is not intended that this Agreement create a partnership or a joint-stock association.

         The Depositor, concurrently with the execution and delivery hereof, does hereby assign, sell, transfer, set over and otherwise convey to the
Trustee, without recourse, for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in, to and under (i) the Loans identified on the Mortgage Loan Schedule, (ii) the Mortgage Loan Purchase
Agreements to the extent they relate to the Loans, and (iii) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal received or receivable on or with respect to the Loans
(other than payments of principal and interest due and payable on the Loans on or before the Cut-off Date and Principal Prepayments paid on or before the
Cut-off Date). In connection with such transfer and assignment, the Depositor shall remit to the Master Servicer for deposit into the Collection Account the
Interest Deposit Amount. The transfer of the Loans and the related rights and property accomplished hereby is absolute and, notwithstanding Section 10.07, is intended by the parties to constitute a sale.

         Under GAAP, the Depositor shall report and cause all of its records to reflect: (i) its acquisition, on the Closing Date, of the CSFB Loans from the
CSFB Mortgage Loan Seller, pursuant to the CSFB Mortgage Loan Purchase
Agreement, as a purchase of such Loans from the CSFB Mortgage Loan Seller; (ii)
its acquisition, on the Closing Date, of the other Loans from the respective other Mortgage Loan Sellers, pursuant to the respective other Mortgage Loan
Purchase Agreements, as a purchase of such other Loans from such other Mortgage
Loan Sellers; and (iii) its transfer of the Loans to the Trust, pursuant to this
Section 2.01(a), as a sale of such Loans to the Trust; provided that, in the case of the transactions described in clauses (i) and (iii) of this sentence, the Depositor shall do so only upon the sale of Certificates representing at least 10% of the aggregate fair value of all the Certificates to parties that are not Affiliates of the Depositor. The Depositor shall at all times following the Closing Date cause all of its records and financial statements and any relevant consolidated financial statements of any direct or indirect parent clearly to reflect that the Loans have been transferred to the Trust and are no longer available to satisfy claims of the Depositor's creditors.

         (b) In connection with the Depositor's assignment pursuant to subsection (a) above, the Depositor shall direct, and hereby represents and warrants that it has directed each Mortgage Loan Seller (or, in the case of the
Mizner Park Loan, as to which the CSFB Mortgage Loan Seller is the related
Mortgage Loan Seller and KeyBank is the related Responsible Party, KeyBank)
pursuant to the related Mortgage Loan Purchase Agreement to deliver to and deposit with, or cause to be delivered to and deposited with the Trustee (with a copy to the Master Servicer and the Special Servicer), on or before the Closing
Date, the Mortgage File (except item (xvi) of the definition of Mortgage File, which shall be delivered to and deposited with the Master Servicer with a copy to the Trustee) for each Loan so assigned.

                                      -87-

If a Mortgage Loan Seller (or, in the case of the Mizner Park Loan, as to which the CSFB Mortgage Loan Seller is the related Mortgage Loan Seller and KeyBank is the related Responsible Party, KeyBank) cannot deliver, or cause to be delivered as to any Loan, the original Note, such Mortgage Loan Seller shall deliver a copy or duplicate original of such Note, together with an affidavit and customary indemnification substantially in the form attached as Exhibit E hereto, certifying that the original thereof has been lost or destroyed.

         If the applicable Mortgage Loan Seller (or, in the case of the Mizner
Park Loan, as to which the CSFB Mortgage Loan Seller is the related Mortgage
Loan Seller and KeyBank is the related Responsible Party, KeyBank) cannot deliver, or cause to be delivered, as to any Loan, any of the documents and/or instruments referred to in clauses (ii) (relating to Mortgages), (iv) (relating to Assignments of Leases), (viii) (relating to assumption agreements, modifications, written assurance agreements and substitution agreements), (xi)
(relating to UCC Financing Statements and related documents)(other than assignments of UCC Financing Statements to be recorded or filed in accordance with the transfer contemplated by this Agreement) and (xii) (relating to powers of attorney) of the definition of "Mortgage File," with evidence of recording or filing thereon, solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, the delivery requirements of the related Mortgage Loan
Purchase Agreement and this Section 2.01(b) shall be deemed to have been satisfied and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File, provided that a duplicate original or true copy of such document or instrument (certified by the applicable public recording or filing office, the applicable title insurance company or such
Responsible Party to be a true and complete duplicate original or photocopy of the original thereof submitted for recording or filing) is delivered to the
Trustee and the Master Servicer on or before the Closing Date, and either the original of such non-delivered document or instrument, or a photocopy thereof
(certified by the appropriate public recording or filing office to be a true and complete copy of the original thereof submitted for recording or filing), with evidence of recording or filing thereon, is delivered to the Trustee within 120 days of the Closing Date, which period may be extended up to two times, in each case for an additional period of 45 days provided that such Mortgage Loan
Seller, as certified in writing to the Trustee prior to each such 45-day extension, is in good faith attempting to obtain from the appropriate county recorder's office such original or photocopy.

         If the applicable Mortgage Loan Seller (or, in the case of the Mizner
Park Loan, as to which the CSFB Mortgage Loan Seller is the related Mortgage
Loan Seller and KeyBank is the related Responsible Party, KeyBank) cannot deliver, or cause to be delivered, as to any Loan, any of the documents and/or instruments referred to in clauses (ii) (relating to Mortgages), (iv) (relating to Assigments of Leases), (viii) (relating to assumption agreements, modifications, written assurance agreements and substitution agreements), (xi)
(relating to UCC Financing Statements and related documents) (other than assignments of UCC Financing Statements to be recorded or filed in accordance with the transfer contemplated by this Agreement) and (xii) (relating to powers of attorney) of the definition of "Mortgage File," with evidence of recording or filing thereon, for any other reason, including, without limitation, that such non-delivered document or instrument has been lost, the delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(b) shall be deemed to have been satisfied and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File if a photocopy or duplicate original of such non-delivered document or instrument (with evidence of recording or filing thereon and certified by the appropriate recording or filing office to be a true and complete copy of the original thereof as filed or recorded) is delivered to the Trustee or its designee on or before the Closing
Date.

                                      -88-

         Neither the Trustee nor the Master Servicer shall be liable for any failure by any Mortgage Loan Seller (or, in the case of the Mizner Park Loan, as to which the CSFB Mortgage Loan Seller is the related Mortgage Loan Seller and
KeyBank is the related Responsible Party, by KeyBank) or the Depositor to comply with the delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(b). Notwithstanding the foregoing, if any Mortgage Loan
Seller (or, in the case of the Mizner Park Loan, as to which the CSFB Mortgage
Loan Seller is the related Mortgage Loan Seller and KeyBank is the related
Responsible Party, KeyBank) fails, as to any Loan, to deliver a UCC Financing
Statement assignment on or before the Closing Date as required above solely because the related UCC Financing Statement has not been returned to such
Mortgage Loan Seller by the applicable filing or recording office, such Mortgage
Loan Seller (or, in the case of the Mizner Park Loan, as to which the CSFB
Mortgage Loan Seller is the related Mortgage Loan Seller and KeyBank is the related Responsible Party, KeyBank) shall not be in breach of its obligations with respect to such delivery, provided that the Mortgage Loan Seller promptly forwards such UCC Financing Statement to the Trustee (with a copy to the Master
Servicer) upon its return from the applicable filing or recording office, together with the related original UCC Financing Statement assignment in a form appropriate for filing or recording.

         (c) Notwithstanding the foregoing, the Trustee (directly or through its designee) shall, as to each Loan, use its best efforts to promptly (and in any event no later than the later of (i) 120 days after the Closing Date (or, in the case of a Qualified Substitute Mortgage Loan, the related date of substitution)
and (ii) 60 days from receipt of documents in form suitable for recording or filing, as applicable, including, without limitation, all necessary recording and filing information) cause to be submitted for recording or filing, as the case may be, at the expense of the related Mortgage Loan Seller (or, in the case of the Mizner Park Loan, as to which the CSFB Mortgage Loan Seller is the related Mortgage Loan Seller and KeyBank is the related Responsible Party,
KeyBank), each assignment referred to in clauses (iii) and (v) of the definition of "Mortgage File" and each UCC Financing Statement assignment to the Trustee referred to in clause (xi) of the definition of "Mortgage File". Unless otherwise indicated on any documents provided to the Trustee, the Trustee shall file each such UCC Financing Statement assignment in the state of incorporation or organization of the related Borrower; provided that the related Mortgage Loan
Seller (or, in the case of the Mizner Park Loan, as to which the CSFB Mortgage
Loan Seller is the related Mortgage Loan Seller and KeyBank is the related
Responsible Party, KeyBank) shall have filed, if necessary, an initial UCC
Financing Statement under the Revised Article 9 of the UCC in such jurisdiction.
Each such assignment shall reflect that it should be returned by the public recording office to the Trustee following recording, and each such UCC Financing
Statement assignment shall reflect that the file copy thereof should be returned to the Trustee following filing. If any such document or instrument is lost or returned unrecorded or unfiled because of a defect therein, the Trustee shall prepare or cause to be prepared a substitute therefor or cure such defect, as the case may be, and thereafter the Trustee shall upon receipt thereof cause the same to be duly recorded or filed, as appropriate. The Trustee shall seek reimbursement from the applicable Mortgage Loan Seller (or, in the case of the
Mizner Park Loan, as to which the CSFB Mortgage Loan Seller is the related
Mortgage Loan Seller and KeyBank is the related Responsible Party, KeyBank) for any costs and expenses incurred in performing its obligation under this Section
2.01(c). The Depositor hereby represents and warrants that, as to any Loan, the related Responsible Party is required to pay for such costs and expenses, as and to the extent provided under Section 13 of the related Mortgage Loan Purchase
Agreement.

         Notwithstanding the foregoing, any Mortgage Loan Seller (or, in the case of the Mizner Park Loan, as to which the CSFB Mortgage Loan Seller is the related Mortgage Loan Seller and KeyBank is the related Responsible Party,
KeyBank) may elect, at its sole cost and expense, to engage a third party contractor to prepare or complete in proper form for filing and recording any and all of the assignments described in the immediately preceding paragraph, together with each UCC Financing Statement

                                      -89-

assignment to the Trustee referred to in clause (xi) of the definition of
"Mortgage File," with respect to the Loans conveyed by the related Mortgage Loan
Seller to the Depositor under the applicable Mortgage Loan Purchase Agreement, to submit such assignments for filing and recording, as the case may be, in the applicable public filing and recording offices and to deliver such assignments to the Trustee or its designee (with a copy to the Master Servicer) as such assignments (or certified copies thereof) are received from the applicable filing and recording offices with evidence of such filing or recording indicated
thereon. It is hereby acknowledged that the PNC Mortgage Loan Seller has elected to engage such a third party contractor for the preparation, filing and recording and delivery of such assignments to the Trustee in respect of the PNC
Loans. The Trustee shall have no duties or obligations described in the immediately preceding paragraph in respect of the PNC Loans.

         (d) All documents and records in the Depositor's or the applicable
Mortgage Loan Seller's (or, in the case of the Mizner Park Loan, as to which the
CSFB Mortgage Loan Seller is the related Mortgage Loan Seller and KeyBank is the related Responsible Party, KeyBank's) possession relating to the Loans constituting the related Servicing Files as of the Closing Date shall be delivered by the Depositor (or the Depositor shall cause them to be delivered)
to the Master Servicer within ten (10) Business Days after the Closing Date and shall be held by the Master Servicer on behalf of the Trustee in trust for the benefit of the Certificateholders (and as holder of the Uncertificated
Lower-Tier Interests).

         (e) In connection with the Depositor's assignment pursuant to subsection (a) above, the Depositor shall deliver, and hereby represents and warrants that it has delivered, to the Trustee and the Master Servicer, on or before the Closing Date, a fully executed original counterpart or copy of each of the Mortgage Loan Purchase Agreements, as in full force and effect, without amendment or modification, on the Closing Date.

         (f) The Depositor shall use its best efforts to require that, promptly after the Closing Date, but in all events within three Business Days after the
Closing Date, each of the Mortgage Loan Sellers (or, in the case of the Mizner
Park Loan, as to which the CSFB Mortgage Loan Seller is the related Mortgage
Loan Seller and KeyBank is the related Responsible Party, KeyBank) shall cause all funds on deposit in escrow accounts maintained with respect to the Loans in the name of such Mortgage Loan Seller (or, in the case of the Mizner Park Loan, as to which the CSFB Mortgage Loan Seller is the related Mortgage Loan Seller and KeyBank is the related Responsible Party, KeyBank) or any other name, to be transferred to the Master Servicer (or a Sub-Servicer at the direction of the
Master Servicer) for deposit into Servicing Accounts. The Master Servicer hereby directs that any such funds relating to the Mizner Total Loan be transferred to
KRECM in its capacity as Primary Servicer with respect to the Mizner Park Total
Loan.

         (g) For purposes of this Section 2.01, and notwithstanding any contrary provision hereof or of the definition of "Mortgage File", if there exists with respect to any group of Crossed Loans only one original or certified copy of any document or instrument described in the definition of "Mortgage File" which pertains to all of the Crossed Loans in such group of Crossed Loans, the inclusion of the original or certified copy of such document or instrument in the Mortgage File for any of such Crossed Loans and the inclusion of a copy of such original or certified copy in each of the Mortgage Files for the other
Crossed Loans in such group of Crossed Loans shall be deemed to constitute the inclusion of such original or certified copy in the Mortgage Files for each such
Crossed Loan.

         (h) Notwithstanding anything to the contrary in this Agreement, each
Mortgage Loan Purchase Agreement provides that the related Mortgage Loan Seller
(or, in the case of the Mizner Park Loan, as to which the CSFB Mortgage Loan
Seller is the related Mortgage Loan Seller and KeyBank is the related
Responsible Party, KeyBank) shall deliver to the Master Servicer any original letters of credit

                                      -90-

relating to the Loans being sold by such Mortgage Loan Seller, and the Master
Servicer shall hold such letters of credit on behalf of the Trustee.

         (i) Following consummation of the conveyance of the Loans by the
Depositor to the Trustee, the Depositor shall not take any action inconsistent with the Trust Fund's ownership of the Loans, and if a third party, including a potential purchaser of the Loans, should inquire, the Depositor shall promptly indicate that the Loans have been sold and shall claim no ownership interest therein.

         SECTION 2.02. Acceptance by Trustee.

         (a) The Trustee, by the execution and delivery of this Agreement, acknowledges receipt by it, subject to the provisions of Sections 2.01 and
2.02(d), to any exceptions noted on the Trustee Exception Report, and to the further review provided for in Section 2.02(b), of the Notes, fully executed original counterparts of the Mortgage Loan Purchase Agreements and copies of all letters of credit and of all other assets included in the Trust Fund, in good faith and without notice of any adverse claim, and declares that it holds and will hold such documents and any other documents delivered or caused to be delivered by the Mortgage Loan Sellers constituting the Mortgage Files, and that it holds and will hold such other assets included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders.
All references to the "Mortgage File" herein when used in connection with the duties or obligations of the Trustee to hold or certify as to such Mortgage
File, shall mean, in respect of clause (xvi) of the definition thereof, a copy thereof. To the extent that the contents of the Mortgage File for any A Loan relate to a corresponding Junior Loan, the Trustee will also hold such Mortgage
File in trust for the benefit of the related Junior Loan Holder. The Trustee or any Custodian appointed by the Trustee pursuant to Section 8.11 shall have no obligation to maintain, extend the term of, enforce or otherwise pursue any rights under such letter of credit which obligation the Master Servicer hereby undertakes. Any costs of the assignment or amendment of any letter of credit required in order for the Trustee to draw on such letter of credit pursuant to the terms of this Agreement shall be an expense of the related Mortgage Loan
Seller under the applicable Mortgage Loan Purchase Agreement and shall not be an expense of the Trust, the Trustee or the Master Servicer.

         (b) Within 60 days of the Closing Date, the Trustee shall review and, subject to Sections 2.01 and 2.02(d), certify in writing (in a certificate substantially in the form of Exhibit J-1 hereto) to each of the Depositor, the
Master Servicer, the Special Servicer and the applicable Mortgage Loan Seller
(and, in the case of the Mizner Park Loan, KeyBank) that, as to each Loan listed in the Mortgage Loan Schedule (other than any Loan paid in full and any Loan specifically identified in any exception report annexed thereto as not being covered by such certification), (i) all documents specified in clauses (i)
through (v), (ix) (without regard to the parenthetical clause), (xi), (xii),
(xvi) and (xviii) of the definition of "Mortgage File" are in its possession, and (ii) all documents delivered or caused to be delivered by the applicable
Mortgage Loan Seller constituting the related Mortgage File have been received, appear to have been executed (with the exception of UCC Financing Statements and assignments thereof), appear to be what they purport to be, purport to be recorded or filed (if recordation or filing is specified for such document in the definition of "Mortgage File") and have not been torn, mutilated or otherwise defaced, and that such documents appear to relate to the subject Loan.
Notwithstanding the foregoing, each Mortgage Loan Seller shall deliver copies or originals of the documents referred to in clauses (ii), (ix) and (xviii) of the definition of "Mortgage File" to the Trustee and the original letters of credit referenced in clause (xvi) of the definition of "Mortgage File" to the Master
Servicer, each within 30 days after the Closing Date. If such documents are not delivered within 30 days, the applicable Mortgage Loan Seller shall have an additional 30 days to deliver such document or shall cure such failure in accordance with Section 2.03.

                                      -91-

         (c) The Trustee shall review each of the Loan Documents received after the Closing Date; and, on or about 90 days following the Closing Date, 180 days following the Closing Date, the first anniversary of the Closing Date, 180 days following the first anniversary of the Closing Date, 270 days following the first anniversary of the Closing Date and on the second anniversary of the
Closing Date, the Trustee shall, subject to Sections 2.01 and 2.02(d), certify in writing (in a certificate substantially in the form of Exhibit J-2 hereto) to each of the Depositor, the Master Servicer, the Special Servicer and the
applicable Mortgage Loan Seller that, as to each Loan listed on the Mortgage
Loan Schedule (excluding any Loan as to which a Liquidation Event has occurred and any other Loan specifically identified in any exception report annexed thereto as not being covered by such certification), (i) all documents specified in clauses (i) through (v), (ix) (without regard to the parenthetical clause),
(xi), (xii), (xvi) and (xviii) of the definition of "Mortgage File" are in its possession, (ii) it has received either a recorded original of each of the assignments specified in clause (iii) and clause (v) of the definition of
"Mortgage File", or, insofar as an unrecorded original thereof had been delivered or caused to be delivered by the applicable Mortgage Loan Seller, a copy of such recorded original certified by the applicable public recording office or the applicable title insurance company to be true and complete, and
(iii) all such Loan Documents have been received, have been executed (with the exception of UCC Financing Statements and assignments thereof), appear to be what they purport to be, purport to be recorded or filed (if recordation or filing is specified for such document in the definition of "Mortgage File") and have not been torn, mutilated or otherwise defaced, and that such documents relate to the subject Loan. The Trustee shall, upon request, provide the Master
Servicer with recording and filing information as to recorded Mortgages,
Assignments of Lease and UCC Financing Statements to the extent that the Trustee receives them from the related recording and filing offices.

         (d) It is herein acknowledged that the Trustee is not under any duty or obligation (i) to determine whether any of the documents specified in any of clauses (vi), (vii), (viii), (x), (xii) and (xiii) through (xxi) of the definition of "Mortgage File" exist or are required to be delivered by the
Depositor, a Mortgage Loan Seller or any other Person other than to the extent identified on the related Mortgage Loan Schedule, (ii) to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Loans delivered to it to determine that the same are valid, legal, effective, in recordable form, genuine, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face or (iii) to determine whether any omnibus assignment specified in clause (v) or clause (vii) of the definition of "Mortgage File" is effective under applicable law. The Trustee may assume for purposes of certification pursuant to Section 2.02(b), that each Mortgage File should include one state level UCC Financing Statement filing for each Loan.

         (e) If, in the process of reviewing the Mortgage Files or at any time thereafter, the Trustee finds that (a) any document required to be included in the Mortgage File is not in its possession within the time required under the applicable Mortgage Loan Purchase Agreement or (b) such document has not been properly executed or is otherwise defective on its face (each, a "Defect" in the related Mortgage File), the Trustee shall promptly so notify the Depositor, the
Master Servicer, the Special Servicer and the applicable Mortgage Loan Seller
(and, solely with respect to any Serviced Loan Combination, the related Junior
Loan Holder(s), as applicable), by providing a written report (the "Trustee
Exception Report") setting forth for each affected Loan, with particularity, the nature of such Defect. The Trustee shall not be required to verify the conformity of any document with the Mortgage Loan Schedule, except that such documents have been properly executed or received, have been recorded or filed
(if recordation is specified for such document in the definition of "Mortgage
File"), appear to be related to the Loans identified on the Mortgage Loan
Schedule, appear to be what they purport to be, or have not been torn, mutilated or otherwise defaced.

                                      -92-

         (f) On each anniversary of the Closing Date until all exceptions have been eliminated, the Trustee shall deliver an exception report as to any remaining Defects or required Loan Documents that are not in its possession and that it was required to review pursuant to Section 2.02(c).

         SECTION 2.03. Representations, Warranties and Covenants of the
                       Depositor; Repurchase and Substitution of Loans by the
                       Responsible Parties for Defects in Mortgage Files,
                       Breaches of Representations and Warranties and Other
                       Matters.

         (a) The Depositor hereby represents and warrants, as of the Closing
Date, that:

               (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Depositor has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement by it, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby, including, but not limited to, the power and authority to sell, assign and transfer the Loans in accordance with this Agreement; the Depositor has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

               (ii) Assuming the due authorization, execution and delivery of this Agreement by each other party hereto, this Agreement and all of the obligations of the Depositor hereunder are the legal, valid and binding obligations of the Depositor, enforceable against the Depositor in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

               (iii) The execution and delivery of this Agreement and the performance of its obligations hereunder by the Depositor will not conflict with any provisions of any law or regulations to which the Depositor is subject, or conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of the certificate of incorporation or the by-laws of the Depositor or any indenture, agreement or instrument to which the Depositor is a party or by which it is bound, or any order or decree applicable to the Depositor, or result in the creation or imposition of any lien on any of the Depositor's assets or property, which would materially and adversely affect the ability of the Depositor to carry out the transactions contemplated by this Agreement; the Depositor has obtained any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Depositor of this Agreement;

               (iv) There is no action, suit or proceeding pending or, to the
     Depositor's knowledge, threatened against the Depositor in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of the Loans or the ability of the Depositor to carry out the transactions contemplated by this Agreement;

               (v) The Depositor's transfer of the Loans to the Trustee as contemplated herein is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction;

               (vi) The Depositor is not transferring the Loans to the Trustee with any intent to hinder, delay or defraud its present or future creditors;

                                      -93-

               (vii) The Depositor has been solvent at all relevant times prior to, and will not be rendered insolvent by, its transfer of the Loans to the
     Trustee, pursuant to Section 2.01(a);

               (viii) After giving effect to its transfer of the Loans to the
     Trustee, pursuant to Section 2.01(a), the value of the Depositor's assets, either taken at their present fair saleable value or at fair valuation, will exceed the amount of the Depositor's debts and obligations, including contingent and unliquidated debts and obligations of the Depositor, and the
     Depositor will not be left with unreasonably small assets or capital with which to engage in and conduct its business;

               (ix) The Depositor does not intend to, and does not believe that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature;

               (x) No proceedings looking toward merger, liquidation,
     dissolution or bankruptcy of the Depositor are pending or contemplated;

               (xi) Immediately prior to the transfer of the Loans to the
     Trustee for the benefit of the Certificateholders pursuant to this
     Agreement, the Depositor had such right, title and interest in and to each
     Loan as was transferred to it by the related Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement;

               (xii) The Depositor has not transferred any of its right, title and interest in and to the Loans to any Person other than the Trustee;

               (xiii) The Depositor is transferring all of its right, title and interest in and to the Loans to the Trustee for the benefit of the
     Certificateholders free and clear of any and all liens, pledges, charges, security interests and other encumbrances created by or through the
     Depositor; and

               (xiv) Except for any actions that are the express responsibility of another party hereunder or under any Mortgage Loan Purchase Agreement, and further except for actions that the Depositor is expressly permitted to complete subsequent to the Closing Date, the Depositor has taken all actions required under applicable law to effectuate the transfer of all of its right, title and interest in and to the Loans to the Trustee.

         (b) If any Certificateholder, the Master Servicer, the Special Servicer
or the Trustee discovers or receives notice of a Defect or a breach of any representation or warranty made, or required to be made, with respect to a Loan by any Mortgage Loan Seller (or, in the case of the Mizner Park Loan, as to which the CSFB Mortgage Loan Seller is the related Mortgage Loan Seller and
KeyBank is the related Responsible Party, by KeyBank) pursuant to the related
Mortgage Loan Purchase Agreement (a "Breach"), it shall give notice to the
Master Servicer, the Special Servicer and the Trustee. If the Master Servicer or
the Special Servicer determines that such Defect or Breach materially and adversely affects the value of any Loan or REO Loan or the interests of the
Holders of any Class of Certificates (any such Defect or Breach, a "Material
Document Defect" or a "Material Breach", respectively), it shall give prompt written notice of such Defect or Breach to the Depositor, the Trustee, the
Master Servicer, the Special Servicer and the applicable Responsible Party and shall request that such Responsible Party, not later than the earlier of 90 days from the receipt by the applicable Responsible Party of such notice or discovery by such Responsible Party of such Defect or Breach (subject to the second succeeding paragraph, the "Initial Resolution Period"), (i) cure such Defect or
Breach in all material respects, (ii) repurchase the affected Loan at the applicable Purchase Price in conformity with the related Mortgage

                                      -94-

Loan Purchase Agreement or (iii) substitute a Qualified Substitute Mortgage Loan for such affected Loan (provided that in no event shall such substitution occur later than the second anniversary of the Closing Date) and pay to the Master
Servicer for deposit into the Collection Account any Substitution Shortfall
Amount in connection therewith in conformity with the related Mortgage Loan
Purchase Agreement; provided, however, that if (i) such Material Document Defect or Material Breach is capable of being cured but not within the Initial
Resolution Period, (ii) such Material Document Defect or Material Breach is not related to any Loan's not being a "qualified mortgage" within the meaning of the
REMIC Provisions and (iii) the applicable Responsible Party has commenced and is diligently proceeding with the cure of such Material Document Defect or Material
Breach within the Initial Resolution Period, then the applicable Responsible
Party shall have an additional 90 days to cure such Material Document Defect or
Material Breach, provided that the applicable Responsible Party has delivered to the Master Servicer, the Special Servicer, the Rating Agencies and the Trustee
an officer's certificate from an officer of the applicable Responsible Party that describes the reasons that the cure was not effected within the Initial
Resolution Period and the actions that it proposes to take to effect the cure and that states that it anticipates that the cure will be effected within the additional 90-day period. Notwithstanding the foregoing, if there exists a
Breach of any representation or warranty with respect to a Loan on the part of a
Mortgage Loan Seller (or, in the case of the Mizner Park Loan, as to which the
CSFB Mortgage Loan Seller is the related Mortgage Loan Seller and KeyBank is the related Responsible Party, on the part of KeyBank) set forth in, or made pursuant to, Section 6(a) of the related Mortgage Loan Purchase Agreement relating to whether or not the Loan Documents or any particular Loan Document requires the related Borrower to bear the costs and expenses associated with any particular action or matter under such Loan Document(s), then the applicable
Responsible Party shall cure such Breach within the Initial Resolution Period by reimbursing the Trust Fund by wire transfer to the Collection Account the reasonable amount of any such costs and expenses incurred by the Master
Servicer, the Special Servicer, the Trustee or the Trust Fund that are the basis of such Breach and have not been reimbursed by the related Borrower, provided, however, that in the event any such costs and expenses exceed $10,000, the applicable Responsible Party shall have the option to either repurchase such
Loan at the applicable Purchase Price, replace such Loan and pay the applicable
Substitution Shortfall Amount or pay such costs. Except as provided in the proviso to the immediately preceding sentence, the applicable Responsible Party shall make such deposit and upon its making such deposit, the applicable
Responsible Party shall be deemed to have cured such Breach in all respects.
Provided such payment is made, the second preceding sentence describes the sole remedy available to the Certificateholders and the Trustee on their behalf regarding any such Breach, and the applicable Responsible Party shall not be obligated to repurchase, substitute or otherwise cure such Breach under any circumstances.

         Any of the following will cause a document in the Mortgage File to be deemed to have a "Defect" (unless cured as contemplated by Section 2.02(b)) and to be conclusively presumed to materially and adversely affect the interests of the Holders of a Class of Certificates and the value of a Loan or any successor
REO Loan with respect thereto: (a) the absence from the Mortgage File of the original signed Note, unless the Mortgage File contains a signed lost note affidavit and indemnity; (b) the absence from the Mortgage File of the original signed Mortgage, unless there is included in the Mortgage File a certified copy of the Mortgage as recorded or as sent for recordation, together with a certificate stating that the original signed Mortgage was sent for recordation, or a copy of the Mortgage and the related recording information; (c) the absence from the Mortgage File of the item called for by clause (ix) of the definition of Mortgage File; (d) the absence from the Mortgage File of any intervening assignment required to create an effective assignment to the Trustee on behalf of the Trust, unless there is included in the Mortgage File a certified copy of the intervening assignment as recorded or as sent for recordation, together with a certificate stating that the original intervening assignment was sent for recordation; (e) the absence from the Mortgage File of any required original letter of credit (as required in the parenthetical exception in the first paragraph of Section 2.01(b)), provided that such Defect may be cured by the

                                      -95-

provision of a substitute letter of credit or a cash reserve; or (f) the absence from the Mortgage File of the original or a copy of any required ground lease.
Failure to include a document checklist in a Mortgage File shall in no event constitute a Material Document Defect.

         Any Defect or Breach which causes any Loan not to be a "qualified mortgage" (within the meaning of Section 860G(a)(3) of the Code) shall be deemed to materially and adversely affect the interests of the Holders of a Class of
Certificates, and the Initial Resolution Period for the affected Loan shall be
90 days following the earlier of the related Responsible Party's receipt of notice (pursuant to this Section 2.03(b)) with respect to, and its discovery of, such Defect or Breach (which period shall not be subject to extension).

         If any Loan is to be repurchased by reason of a Material Breach or a
Material Document Defect with respect thereto, the Master Servicer shall designate the Collection Account as the account into which funds in the amount of the Purchase Price are to be deposited by wire transfer.

         If (x) a Loan is to be repurchased or substituted for as contemplated above, (y) such Loan is a Crossed Loan and (z) the applicable Defect or Breach does not otherwise constitute a Material Document Defect or a Material Breach, as the case may be, as to any related Crossed Loan, then the applicable Defect or Breach shall be deemed to constitute a Material Document Defect or a Material
Breach as to any related Crossed Loan for purposes of the above provisions, and the applicable Responsible Party shall be required to repurchase or substitute for the related Crossed Loan in accordance with the provisions above unless the
Crossed Loan Repurchase Criteria would be satisfied if the applicable
Responsible Party were to repurchase or substitute for only the affected Crossed
Loans as to which a Material Document Defect or Material Breach had occurred without regard to this paragraph, and in the case of either such repurchase or substitution, all of the other requirements set forth in this Section 2.03 applicable to a repurchase or substitution, as the case may be, would be satisfied. In the event that the Crossed Loan Repurchase Criteria would be so satisfied, the applicable Responsible Party may elect either to repurchase or substitute for only the affected Crossed Loan as to which the Material Document
Defect or Material Breach exists or to repurchase or substitute for all the
Crossed Loans in the subject Crossed Group. The determination of the Special
Servicer as to whether the Crossed Loan Repurchase Criteria have been satisfied shall be conclusive and binding in the absence of manifest error. The Special
Servicer will be entitled to cause to be delivered, or direct the applicable
Responsible Party to cause to be delivered, to the Master Servicer, an Appraisal of any or all of the related Mortgaged Properties for purposes of determining whether clause (ii) of the definition of Crossed Loan Repurchase Criteria has been satisfied, in each case at the expense of the applicable Responsible Party if the scope and cost of the Appraisal are approved by the applicable
Responsible Party (such approval not to be unreasonably withheld).

         With respect to any Crossed Loan conveyed hereunder, to the extent that the applicable Responsible Party repurchases an affected Crossed Loan in the manner prescribed above while the Trustee continues to hold any related Crossed
Loans, the related Responsible Party and the Depositor have agreed in the
Mortgage Loan Purchase Agreement to modify, upon such repurchase or substitution, the related Loan Documents in a manner such that such affected
Crossed Loan repurchased or substituted by the related Responsible Party, on the one hand, and any related Crossed Loans held by the Trustee, on the other, would no longer be cross-defaulted or cross-collateralized with one another; provided that the applicable Responsible Party shall have furnished the Trustee, at its expense, with an Opinion of Counsel that such modification shall not cause an
Adverse REMIC Event; provided, further, that if such Opinion cannot be furnished, the applicable Responsible Party and the Depositor have agreed in the
Mortgage Loan Purchase Agreement that such repurchase or substitution of only the affected Crossed Loan, notwithstanding anything to the contrary herein, shall not be permitted. Any reserve or other cash

                                      -96-

collateral or letters of credit securing the Crossed Loans shall be allocated between such Loans in accordance with the Loan Documents. All other terms of such Loans shall remain in full force and effect, without any modification thereof.

         Notwithstanding the foregoing, if there is a Material Breach or
Material Document Defect with respect to one or more Mortgaged Properties (but not all of the Mortgaged Properties) with respect to a Loan, the applicable
Responsible Party will not be obligated to repurchase or substitute for the Loan if the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Loan Documents and the remaining
Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Loan
Documents and (i) the applicable Responsible Party provides an Opinion of
Counsel to the effect that such partial release would not cause an Adverse REMIC
Event to occur, (ii) such Responsible Party pays (or causes to be paid) the applicable release price required under the Loan Documents and, to the extent not covered by such release price, any additional amounts necessary to cover all reasonable out-of-pocket expenses reasonably incurred by the Master Servicer, the Special Servicer, the Trustee or the Trust Fund and (iii) such cure by release of such Mortgaged Property is effected within the time periods specified for cures of Material Breaches or Material Defects in this Section 2.03(b).

         In connection with any repurchase of or substitution for a Loan contemplated by this Section 2.03, the Trustee, the Master Servicer and the
Special Servicer shall each tender to or at the direction of the applicable
Responsible Party, upon delivery to each of the Trustee, the Master Servicer and the Special Servicer of a trust receipt executed by such Responsible Party, all portions of the Mortgage File, the Servicing File and other documents pertaining to such Loan possessed by it, and each document that constitutes a part of the related Mortgage File that was endorsed or assigned to the Trustee, shall be endorsed or assigned, as the case may be, to such Responsible Party in the same manner as provided in Section 7 of the related Mortgage Loan Purchase Agreement.
The Master Servicer (or, in the case of a Specially Serviced Loan, the Special
Servicer) shall notify the related Junior Loan Holder(s) of any repurchase regarding any A Loan.

         In connection with a repurchase of a Loan or the substitution of a
Qualified Substitute Mortgage Loan for a Loan pursuant to the first paragraph of this Section 2.03(b), Monthly Payments due with respect to each Qualified
Substitute Mortgage Loan (if any) after the Due Date in the month of substitution, and Monthly Payments due with respect to each Loan being repurchased or replaced after the related Cut-off Date and received by the
Master Servicer or the Special Servicer on behalf of the Trust on or prior to the related date of repurchase or substitution, shall be part of the Trust Fund.
Monthly Payments due with respect to each Qualified Substitute Mortgage Loan (if any) on or prior to the Due Date in the month of substitution, and Monthly
Payments due with respect to each Loan being repurchased or replaced and received by the Master Servicer or the Special Servicer on behalf of the Trust after the related date of repurchase or substitution, shall not be part of the
Trust Fund and are to be remitted by the Master Servicer to the applicable
Responsible Party promptly following receipt.

         Section 7 of each of the Mortgage Loan Purchase Agreements provides the sole remedy available to the Certificateholders, or the Trustee on behalf of the
Certificateholders, respecting any Defect or Breach.

         If the applicable Responsible Party defaults on its obligations to repurchase any Loan as contemplated by this Section 2.03(b), the Trustee shall promptly notify the Certificateholders, the Rating Agencies, the Master Servicer
and the Special Servicer (and any related Junior Loan Holder) of such default.
The Trustee shall (and the Special Servicer may) enforce the obligations of each
Responsible Party under Section 7 of the related Mortgage Loan Purchase
Agreement. Such enforcement, including,

                                      -97-

without limitation, the legal prosecution of claims, shall be carried out in such form, to such extent and at such time as if it were, in its individual capacity, the owner of the affected Loan(s). The Trustee (or the Special
Servicer, if applicable) shall be reimbursed for the reasonable costs of such enforcement: first, from a specific recovery of costs, expenses or attorneys'
fees against the defaulting Responsible Party; second, pursuant to Section
3.05(a) out of the related Purchase Price, to the extent that such expenses are a specific component thereof; and third, if at the conclusion of such enforcement action it is determined that the amounts described in clauses first and second are insufficient, then pursuant to Section 3.05(a) out of general collections on the Loans on deposit in the Collection Account.

         If the applicable Responsible Party incurs any expense in connection with the curing of a Breach which also constitutes a default under the related
Loan, such Responsible Party shall have a right, and shall be subrogated to the rights of the Trustee, as successor to the mortgagee, to recover the amount of such expenses from the related Borrower; provided, however, that such
Responsible Party's rights pursuant to this paragraph shall be junior, subject and subordinate to the rights of the Trust Fund to recover amounts owed by the related Borrower under the terms of such Loan, including the rights to recover unreimbursed Advances, accrued and unpaid interest on Advances at the
Reimbursement Rate and unpaid or unreimbursed expenses of the Trust Fund allocable to such Loan; and provided, further, that in the event and to the extent that such expenses of such Responsible Party in connection with any Loan exceed five percent of the then outstanding principal balance of such Loan, then such Responsible Party's rights to reimbursement pursuant to this paragraph with respect to such Loan and such excess expenses shall not be exercised until the payment in full of such Loan (as such Loan may be amended or modified pursuant to the terms of this Agreement). Notwithstanding any other provision of this
Agreement to the contrary, the Master Servicer shall not have any obligation pursuant to this Agreement to collect such reimbursable amounts on behalf of such Responsible Party; provided, however, that the preceding clause shall not operate to prevent the Master Servicer from using reasonable efforts, exercised in the Master Servicer's sole discretion, to collect such amounts to the extent consistent with the Servicing Standard; provided, further, that the Master
Servicer may condition its collection efforts on behalf of the Responsible Party upon receiving assurances from such Responsible Party satisfactory to the Master
Servicer consistent with the Servicing Standard that the Master Servicer will be paid or reimbursed, and the Master Servicer, the Special Servicer, the Trustee
and the Trust Fund will be held harmless, by such Responsible Party with respect to all out-of-pocket costs, expenses and losses incurred in connection with or arising out of such collection efforts by the Master Servicer. A Responsible
Party may pursue its rights to reimbursement of such expenses directly against the Borrower, by suit or otherwise, provided that (i) the Master Servicer or, with respect to a Specially Serviced Loan, the Special Servicer determines in the exercise of its sole discretion consistent with the Servicing Standard that such actions by such Responsible Party will not impair the Master Servicer's and/or the Special Servicer's collection or recovery of principal, interest and other sums due with respect to the subject Loan and/or Junior Loan, which would otherwise be payable to the Master Servicer, the Special Servicer, the Trustee,
the Certificateholders and any related Junior Loan Holder pursuant to the terms of this Agreement, (ii) such actions will not include an involuntary bankruptcy, receivership or insolvency proceeding against the Borrower, (iii) such actions will not include the foreclosure or enforcement of any lien or security interest under the related Mortgage or other Loan Documents and (iv) such actions will not result in the imposition of an additional lien against the Mortgaged
Property.

         SECTION 2.04. Issuance of Uncertificated Lower-Tier Interests;
                       Execution of Certificates.

         Subject to Sections 2.01 and 2.02, the Trustee hereby acknowledges the assignment to it of the Loans and the delivery of the Mortgage Files and fully executed original counterparts of the Mortgage Loan Purchase Agreements, together with the assignment to it of all other assets included in the

                                      -98-

Trust Fund. Concurrently with such assignment and delivery, the Trustee (i)
hereby declares that it holds the Loans, exclusive of Excess Interest thereon, on behalf of the Lower-Tier REMIC and the Holders of the Certificates, (ii)
acknowledges the issuance of the Uncertificated Lower-Tier Interests (together with the residual interest in the Lower-Tier Interest, which will be evidenced by the Class R Certificates), in exchange for the Loans, exclusive of Excess
Interest thereon, receipt of which is hereby acknowledged, and (iii) pursuant to the written request of the Depositor executed by an officer of the Depositor, acknowledges that (A) it has executed and caused the Certificate Registrar to authenticate and to deliver to or upon the order of the Depositor, in exchange for the Loans (exclusive of Excess Interest thereon) and the Uncertificated
Lower-Tier Interests, the Regular Certificates and the Class R Certificates and
(B) it has executed and caused the Certificate Registrar to authenticate and to deliver to or upon the order of the Depositor, in exchange for the Excess
Interest, the Class V Certificates, and the Depositor hereby acknowledges the receipt by it or its designees, of all such Certificates.

                                      -99-

                                  ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

         SECTION 3.01. General Servicing Matters.

         (a) Each of the Master Servicer and the Special Servicer shall diligently service and administer the Loans (and, if a Loan is part of a
Serviced Loan Combination, the related Junior Loan(s), if any) (and, in the case of the Special Servicer, any related REO Properties) that it is obligated to service and administer pursuant to this Agreement on behalf of the Trustee and in the best interests of and for the benefit of the Certificateholders (and, in the case of a Serviced Loan Combination, the related Junior Loan Holder(s), if any, taken as a collective whole), as determined by the Master Servicer or the
Special Servicer, as the case may be, in its reasonable judgment, in accordance with applicable law, the terms of the respective Loans (and, if a Loan is part of a Serviced Loan Combination, the terms of the related Junior Loan(s), if any), and any related intercreditor, co-lender and/or similar agreement(s) and, to the extent consistent with the foregoing, further as follows (the "Servicing
Standard"):

               (i) (A) in the same manner in which, and with the same care, skill, prudence and diligence with which the Master Servicer or the Special
     Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios or securitization trusts, giving due consideration to the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage loan servicers servicing mortgage loans for third parties, and (B) with the same care, skill, prudence and diligence with which the Master Servicer or the Special
     Servicer, as the case may be, services and administers commercial and multifamily mortgage loans, if any, owned by the Master Servicer or the
     Special Servicer, as the case may be, whichever standard is higher;

               (ii) with a view to the timely recovery of principal and interest on a net present value basis on such Loans and any such Junior Loan or, if any such Loan or any such Junior Loan comes into and continues in default and if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such Loan to the
     Trust and Certificateholders (as a collective whole) (or in the case of a
     Serviced Loan Combination, the maximization of recovery on such Serviced
     Loan Combination, to the Trust and Certificateholders and the related
     Junior Loan Holder(s), all taken as a collective whole) on a present value basis; and

               (iii) without regard to:

                    (A) any relationship that the Master Servicer or the Special
               Servicer, as the case may be, or any Affiliate thereof may have with the related Borrower, any Mortgage Loan Seller or any other party to this Agreement,

                    (B) the ownership of any Certificate, mezzanine loan or
               subordinate debt, or of any Junior Loan or interest therein, by the Master Servicer or the Special Servicer, as the case may be, or by any Affiliate thereof,

                    (C) the Master Servicer's obligation to make Advances,

                                     -100-

                    (D) the Special Servicer's obligation to request that the
               Master Servicer make Servicing Advances,

                    (E) the right of the Master Servicer (or any Affiliate
               thereof) or the Special Servicer (or any Affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, or with respect to any particular transaction,

                    (F) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the Master
               Servicer or the Special Servicer, as the case may be, or any
               Affiliate of the Master Servicer or the Special Servicer, as the
               case may be,

                    (G) any obligation of the Master Servicer or any of its
               Affiliates (in their capacity as a Mortgage Loan Seller) to cure a breach of a representation or warranty or repurchase the mortgage loan, or

                    (H) any debt that the Master Servicer or the Special
               Servicer or any Affiliate of the Master Servicer or the Special
               Servicer, as applicable, has extended to any Borrower.

         Without limiting the foregoing, subject to Section 3.21, (i) the Master
Servicer shall be obligated to service and administer all Loans and any related
Junior Loans which, in each case, do not constitute Specially Serviced Loans and
(ii) the Special Servicer shall be obligated to service and administer all Loans and any related Junior Loans as to which a Servicing Transfer Event has occurred and is continuing ("Specially Serviced Loans") and any REO Property acquired in respect of any such Loan or Junior Loan. Notwithstanding the foregoing, the
Master Servicer shall continue to make all calculations, and prepare, and deliver to the Trustee, all reports required to be prepared by the Master
Servicer hereunder with respect to the Loans and/or Junior Loans that constitute
Specially Serviced Loans as if no Servicing Transfer Event had occurred and with respect to the REO Properties (and the related REO Loans) related to such Loans and/or Junior Loans as if no REO Acquisition had occurred, and to render such incidental services with respect to such Specially Serviced Loans and REO
Properties as are specifically provided for herein; provided, however, that the
Master Servicer shall not be liable for failure to comply with such duties insofar as such failure results from a failure of the Special Servicer to provide information to the Master Servicer that is sufficient for the Master
Servicer to comply with such duties or from a failure of the Special Servicer to prepare and deliver to the Master Servicer reports required hereunder to be delivered by the Special Servicer to the Master Servicer. Each Loan and Junior
Loan that becomes a Specially Serviced Loan shall continue as such until satisfaction of the conditions specified in Section 3.21(a).

         (b) Subject only to the Servicing Standard and the terms of this
Agreement and of the respective Loans (and, in the case of a Serviced Loan
Combination, the terms of the related Junior Loan(s) and the related
Intercreditor Agreement), the Master Servicer and, with respect to the Specially
Serviced Loans, the Special Servicer each shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable.
Without limiting the generality of the foregoing, each of the Master Servicer and the Special Servicer, in its own name, is hereby authorized and empowered by the Trustee and obligated to execute and deliver, on behalf of the
Certificateholders, the Junior Loan Holders and the Trustee or any of them, with respect to each Loan or Junior Loan it is obligated to service under this
Agreement, any and all financing statements, continuation statements and other documents or instruments necessary to

                                     -101-

maintain the lien created by the related Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral; subject to Section 3.20, any and all modifications, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File; and any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments. Subject to Section 3.10, the Trustee shall execute and furnish to the Master Servicer and Special Servicer any limited powers of attorney and other documents prepared by the Master Servicer or the Special
Servicer, as the case may be, necessary or appropriate to enable the Master
Servicer or the Special Servicer, as the case may be, to carry out its servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held liable for any negligence with respect to, or misuse of, any such power of attorney by the Master Servicer or the Special Servicer; provided, further, notwithstanding anything contained herein to the contrary, neither the
Master Servicer nor the Special Servicer shall, without the Trustee's written consent: (i) initiate any action, suit or proceeding solely under the Trustee's name without indicating the Master Servicer's or Special Servicer's, as applicable, representative capacity; or (ii) take any action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state.

         (c) The relationship of the Master Servicer and the Special Servicer to
the Trustee and, unless they are the same Person, one another under this
Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or, except as specifically set forth herein, agent.

         (d) Pursuant to the related Intercreditor Agreement, each Junior Loan
Holder has agreed that the Master Servicer and the Special Servicer are authorized and obligated to service and administer the subject Junior Loan pursuant to this Agreement. The Master Servicer shall be entitled, during any period when any Junior Loan included in a Serviced Loan Combination does not constitute a Specially Serviced Loan, to exercise the rights and powers granted under the corresponding Intercreditor Agreement(s) to the holder of the applicable Loan or to any servicer appointed thereby or acting on its behalf, subject to the limitations of such Intercreditor Agreement and to the rights and powers of the related Junior Loan Holder(s) under such Intercreditor Agreement.

         (e) In the event that a CBA A/B Material Default occurs with respect to any CBA A/B Loan Pair, and for so long as such CBA A/B Material Default shall be continuing, the Master Servicer and/or the Special Servicer, as applicable, shall be obligated to service, subject to the terms and conditions of the related CBA A/B Intercreditor Agreement, the related CBA B Loan, on behalf of the related Junior Loan Holder, and all references herein to "Junior Loan" (and, if the related A Loan is a Specially Serviced Loan, all references herein to
"Specially Serviced Loan"), other than provisions pertaining to the making of
Advances, shall include such CBA B Loan.

         SECTION 3.02. Collection of Loan Payments.

         (a) The Master Servicer and the Special Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the
Loans (and any Serviced Loan Combination(s)) it is obligated to service hereunder, and shall follow such collection procedures as are consistent with this Agreement (including, without limitation, the Servicing Standard).
Consistent with the foregoing, the Master Servicer or the Special Servicer may in its discretion waive any Penalty Charge in connection with any delinquent payment on a Loan (or a Serviced Loan Combination) it is obligated to service hereunder.

         (b) All amounts collected on any Loan or Junior Loan in the form of payments from Borrowers, Insurance and Condemnation Proceeds or Liquidation
Proceeds shall be applied to amounts

                                     -102-

due and owing under the related Note and Mortgage (including any modifications to either of them) in accordance with the express provisions of such Note and
Mortgage (unless a payment default exists thereunder and the related Note and
Mortgage permit application in the order and priority determined by the lender)
and, in the absence of such express provisions (and, in the case of each related
Junior Loan included in any Serviced Loan Combination, subject to the terms of the related Intercreditor Agreement), shall be applied (after payment to the
Master Servicer, the holder of the related Excess Servicing Strip, any related
Primary Servicer, the Special Servicer, and/or the Trustee for any related
Master Servicing Fees (net of the related Excess Servicing Strip), Excess
Servicing Strip, Primary Servicing Fees, Special Servicing Fees and Trustee
Fees, the application to any related outstanding P&I Advances and/or Servicing
Advances, application to recoveries of Nonrecoverable Advances or
Workout-Delayed Reimbursement Amounts (in each case, that were paid from principal collections on the Loans and resulted in principal distributed to the
Certificateholders being reduced), and payment of interest on all such Advances from such Loan): first, as a recovery of accrued and unpaid interest on such
Loan or Junior Loan, as the case may be, at the related Mortgage Rate (less portions thereof payable to the Master Servicer, the holder of the related
Excess Servicing Strip, the Special Servicer, the Trustee, or, if applicable, the related Primary Servicer) in effect from time to time to but not including the Due Date in the Due Period of receipt; second, as a recovery of principal of such Loan or Junior Loan, as the case may be; third, to the payment of Yield
Maintenance Charges and Static Prepayment Premiums; and fourth, any other amounts due and owing under such Loan or Junior Loan, as the case may be (the application to such other amounts to be made in the discretion of the Master
Servicer (exercised in accordance with the Servicing Standard)). Notwithstanding the terms of any Loan or Junior Loan, the Master Servicer shall not be entitled to the payment of any Penalty Charge in excess of outstanding interest on
Advances made with respect to such Loan or Junior Loan, until and except to the extent that (i) all reserves required to be established with the Master Servicer and then required to be funded pursuant to the terms of such Loan or Junior Loan have been so funded, (ii) all payments of principal and interest then due on such Loan or Junior Loan have been paid and (iii) all related operating expenses, if applicable, have been paid to the related Lock-Box or reserved for pursuant to the related Lock-Box Agreement. In no event shall any collections on any ARD Loan be allocated to the payment of Excess Interest until all principal and interest (other than Excess Interest) due, or to become due, under such ARD
Loan have been paid in full and any Advances related to such ARD Loan (together with interest thereon) are reimbursed. Amounts collected on any REO Loan shall be deemed to be applied in accordance with the definition thereof.

         (c) If the Master Servicer or the Special Servicer receives, or receives notice from the related Borrower that it will be receiving, Excess
Interest in any Due Period, the Master Servicer or the Special Servicer, as
applicable, shall, to the extent Excess Interest is not otherwise reported on the CMSA Loan Periodic Update File, promptly notify the Trustee in writing.

         (d) Subject to Section 3.20, the Master Servicer shall not accept a
Principal Prepayment of any Loan by the related Borrower on any date other than a Due Date if accepting such payment would cause a Prepayment Interest
Shortfall, unless the Borrower is permitted to make such prepayment pursuant to the terms of the related Loan Documents, the prepayment results from a payment of insurance proceeds or condemnation proceeds or the prepayment must be accepted under applicable law or court order. If the Master Servicer accepts a
Principal Prepayment of any Loan by the Borrower on any date other than a Due
Date which causes a Prepayment Interest Shortfall (unless such Principal
Prepayment is in respect of (i) a Specially Serviced Loan, (ii) a payment of insurance proceeds or condemnation proceeds, (iii) a payment subsequent to a default under the related Loan Documents (provided the Master Servicer reasonably believes that acceptance of such payment is consistent with the
Servicing Standard and the Master Servicer has obtained the consent of the
Special Servicer), (iv) a payment pursuant to applicable law or court order, (v)
a payment the related Borrower is permitted to make under the terms of the related Loan Documents or (vi) a payment accepted by the Master Servicer at

                                     -103-

the request of or with the consent of the Directing Certificateholder), the
Master Servicer shall remit to the Trustee on or before 1:00 p.m., New York City time, on the related Master Servicer Remittance Date for deposit in the
Distribution Account, in an amount equal to any Prepayment Interest Shortfall resulting from such Principal Prepayment. In addition, if an Uncovered
Prepayment Interest Shortfall occurs in respect of any Loan (other than the
Mizner Park Loan) during any Due Period, and if the Master Servicer in respect of such Loan receives any Prepayment Interest Excesses during that same Due
Period in respect of other Loans (other than the Mizner Park Loan), then such
Prepayment Interest Excesses shall be applied to offset such Uncovered
Prepayment Interest Shortfall to the maximum extent possible and shall not be available as additional servicing compensation.

         SECTION 3.03. Collection of Taxes, Assessments and Similar Items;
                       Servicing Accounts.

         (a) The Master Servicer shall establish and maintain one or more accounts (the "Servicing Accounts"), into which all Escrow Payments received by it with respect to the Loans and/or Junior Loans shall be deposited and retained, and shall administer such Servicing Accounts in accordance with the related Loan Documents and the terms of any related Intercreditor Agreement;
provided that, in the case of each of the One Park Avenue Total Loan and the
Mizner Park Total Loan, if the related Servicing Account includes funds with respect to any other Loan, then the Master Servicer shall maintain a separate sub-account of such Servicing Account that relates solely to the One Park Avenue
Total Loan or the Mizner Park Total Loan, as the case may be. Each Servicing
Account shall be maintained in accordance, or not inconsistent, with the requirements of the related Loan or Junior Loan and in accordance with the
Servicing Standard in an Eligible Account. Funds on deposit in the Servicing
Accounts may be invested in Permitted Investments in accordance with the provisions of Section 3.06. Withdrawals of amounts so deposited from a Servicing
Account may be made only to: (i) effect payment of real estate taxes, assessments, Insurance Policy premiums, ground rents (if applicable) and other items for which funds have been escrowed in the Servicing Accounts; (ii)
reimburse the Master Servicer or the Trustee for any Servicing Advances and
interest thereon; (iii) refund to Borrowers any sums as may be determined to be overages; (iv) pay interest to Borrowers on balances in the Servicing Account, if required by applicable law or the terms of the related Loan Documents and as described below or, if not so required, to the Master Servicer pursuant to clause (vii) below; (v) withdraw amounts deposited in error; (vi) clear and terminate the Servicing Accounts at the termination of this Agreement in accordance with Section 9.01; (vii) pay the Master Servicer, as additional servicing compensation in accordance with Section 3.11(a), interest and investment income earned in respect of amounts relating to the Trust Fund held in the Servicing Accounts maintained by the Master Servicer as provided in
Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to the Servicing Accounts maintained by the Master Servicer for the relevant period and to the extent not required by law or the terms of the related Loan Documents to be paid to the Borrowers); and (viii) following a default on the related Loan or Serviced Loan Combination, for application to amounts due thereunder (to the extent permitted by the related Loan Documents and applicable law).

         (b) The Special Servicer, in the case of REO Properties, and the Master
Servicer, in the case of Loans and Junior Loans that do not constitute REO
Loans, shall maintain accurate records with respect to each related REO Property or Mortgaged Property, as applicable, reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon
(including related penalty or interest charges) and the status of Insurance
Policy premiums and any ground rents payable in respect thereof and the status of any letters of credit. The Special Servicer, in the case of REO Properties, and the Master Servicer, in the case of Loans and Junior Loans that do not constitute REO Loans, shall obtain all bills for the payment of such items
(including renewal premiums) and shall effect payment thereof from the related
REO Account or Servicing Account, as applicable, and, if such amounts

                                     -104-

are insufficient to pay such items in full, the Master Servicer shall make a
Servicing Advance prior to the applicable penalty or termination date, as allowed under the terms of the related Loan Documents and, in any event, consistent with the Servicing Standard. Notwithstanding anything to the contrary in the preceding sentence, with respect to Loans and Junior Loans that do not provide for escrows for the payment of taxes and assessments, the Master
Servicer shall make a Servicing Advance for the payment of such items upon the earlier of (i) five Business Days after the Master Servicer has received confirmation that such item has not been paid and (ii) the earlier of (A) 30 days after the date such payments first become due and (B) five Business Days before the scheduled date of foreclosure of any lien arising from nonpayment of such items. In no event shall the Master Servicer or the Special Servicer be required to make any such Servicing Advance that would, if made, be a
Nonrecoverable Servicing Advance. To the extent that a Loan or Serviced Loan
Combination does not require a Borrower to escrow for the payment of real estate taxes, assessments, Insurance Policy premiums, ground rents (if applicable) and similar items, the Special Servicer, in the case of REO Properties, and the
Master Servicer, in the case of all Loans and Junior Loans that do not constitute REO Loans shall use reasonable efforts consistent with the Servicing
Standard to require that payments in respect of such items be made by the
Borrower at the time they first become due.

         (c) In accordance with the Servicing Standard and for all Loans and
Junior Loans (other than with respect to any such Loan or Junior Loan after the related principal balance thereof has been reduced to zero), the Master Servicer shall make a Servicing Advance with respect to each related Mortgaged Property
(including any REO Property) of all such funds as are necessary for the purpose of effecting the payment of (without duplication) (i) ground rents (if applicable), (ii) premiums on Insurance Policies, (iii) operating, leasing, managing and liquidation expenses for REO Properties, (iv) environmental inspections, (v) real estate taxes, assessments and other similar items that are or may become a lien thereon, (vi) the costs and expenses (including attorneys'
fees and expenses) of any enforcement or judicial proceedings, including foreclosure and similar proceedings, and (vii) any other amount specifically required to be paid as a Servicing Advance hereunder, if and to the extent monies in the Servicing Accounts are insufficient to pay such item when due and the related Borrower has failed to pay such item on a timely basis, provided that the Master Servicer shall not be required to make any such Advance that would, if made, constitute a Nonrecoverable Servicing Advance.

         With respect to each Loan and Junior Loan and each related REO
Property, the Special Servicer shall give the Master Servicer and the Trustee
(and, if the One Park Avenue Total Loan or the Mizner Park Total Loan is
involved, the related Junior Lender(s)) not less than five Business Days' notice before the date on which the Master Servicer is required to make any Servicing
Advance with respect to such Loan or Junior Loan or any related REO Property;
provided, however, that only two Business Days' notice shall be required in respect of Servicing Advances required to be made on an urgent or emergency basis; provided, further, that the Special Servicer shall not be entitled to make such a request (other than for Servicing Advances required to be made on an urgent or emergency basis) to the Master Servicer more frequently than once per calendar month (although such request may relate to more than one Servicing
Advance). The Master Servicer may pay the aggregate amount of such Servicing
Advances listed on a monthly request to the Special Servicer, in which case the
Special Servicer shall remit such Servicing Advances to the ultimate payees. In addition, the Special Servicer shall provide the Master Servicer and the Trustee with any information in its possession (including any information that the
Master Servicer or the Trustee, as applicable, may reasonably request) to enable the Master Servicer or the Trustee, as applicable, to determine whether a requested Servicing Advance would constitute a Nonrecoverable Servicing Advance.
Any request by the Special Servicer that the Master Servicer make a Servicing
Advance shall be deemed to be a determination by the Special Servicer that such requested Servicing Advance is not a Nonrecoverable Servicing Advance, and the
Master Servicer shall be entitled to conclusively rely on such determination, provided that such determination shall not be binding upon

                                     -105-

the Master Servicer. On the fourth Business Day before each Distribution Date, the Special Servicer shall report to the Master Servicer the Special Servicer's determination as to whether any Servicing Advance previously made by the Master
Servicer with respect to a Specially Serviced Loan or REO Property is a
Nonrecoverable Servicing Advance. The Master Servicer shall be entitled to conclusively rely on such a determination, provided that such determination shall not be binding upon the Master Servicer.

         Notwithstanding anything to the contrary set forth herein, the Master
Servicer shall (at the direction of the Special Servicer if a Specially Serviced
Loan or an REO Property is involved) pay directly out of the Collection Account any servicing expense that, if paid by the Master Servicer or the Special
Servicer, would constitute a Nonrecoverable Servicing Advance; provided that such payment shall be made only if the Master Servicer (or the Special Servicer, if a Specially Serviced Loan is involved) has determined in accordance with the
Servicing Standard that making such payment is in the best interests of the
Certificateholders (as a collective whole) (and in the case of any Junior Loan, the related Junior Loan Holder, as applicable, taken as a collective whole), as evidenced by an Officer's Certificate delivered promptly to the Trustee, each
Rating Agency and the Directing Certificateholder, setting forth the basis for such determination and accompanied by any information that the Master Servicer or the Special Servicer may have obtained that supports such determination.

         All such Servicing Advances and interest thereon shall be reimbursable in the first instance from related collections from the Borrowers and further as provided in Section 3.05. No costs incurred by the Master Servicer or the
Special Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of the Mortgaged Properties shall, for purposes of calculating monthly distributions to Certificateholders, be added to the unpaid principal balances of the related Loans, notwithstanding that the terms of such Loans so permit. If the Master Servicer fails to make any required Servicing Advance as and when due to the extent a Responsible Officer of the Trustee has been notified of such failure in writing by the Master
Servicer, the Special Servicer or the Depositor or a Responsible Officer of the
Trustee otherwise has actual knowledge of such failure, then the Trustee shall make such Servicing Advance pursuant to Section 7.05.

         (d) In connection with its recovery of any Servicing Advance out of the
Collection Account pursuant to Section 3.05(a) or from a Servicing Account pursuant to Section 3.03(a), the Master Servicer or the Trustee, as the case may be, shall be entitled to receive, out of any amounts then on deposit in the
Collection Account, interest at the Reimbursement Rate in effect from time to time, accrued on the amount of such Servicing Advance from and including the date made to, but not including, the date of reimbursement. Subject to Section
3.19(e), the Master Servicer shall reimburse itself or the Trustee, as the case may be, for any outstanding Servicing Advance made by the Master Servicer or the
Trustee, as the case may be, as soon as practically possible after funds available for such purpose are deposited in the applicable account maintained hereunder.

         (e) To the extent an operations and maintenance plan is required to be established and executed pursuant to the terms of a Loan or Junior Loan, the
Master Servicer or, if such Loan or Junior Loan constitutes a Specially Serviced
Loan, the Special Servicer, shall request from the Borrower written confirmation thereof within a reasonable time after the later of the Closing Date and the date as of which such plan is required to be established or completed. To the extent any repairs, capital improvements, actions or remediations are required to have been taken or completed pursuant to the terms of a Loan or Junior Loan, the Master Servicer or, if such Loan or Junior Loan constitutes a Specially
Serviced Loan, the Special Servicer shall request from the Borrower written confirmation of such actions and remediations within a reasonable time after the later of the Closing Date and the date as of which such action or remediations are required to be or to have been taken or completed. To the extent a Borrower fails to promptly respond to any inquiry described in this Section 3.03(e), the
Master Servicer

                                     -106-

(with respect to Loans and Junior Loans that are not Specially Serviced Loans)
shall determine whether the related Borrower has failed to perform its obligations under the respective Loan or Junior Loan and report any such failure to the Special Servicer within a reasonable time after the date as of which such operations and maintenance plan is required to be established or executed or the date as of which such actions or remediations are required to be or to have been taken or completed.

         SECTION 3.04. The Collection Account, Distribution Account and Excess
                       Interest Distribution Account.

         (a) The Master Servicer shall establish and maintain, or cause to be established and maintained, the Collection Account, into which the Master
Servicer shall deposit or cause to be deposited on a daily basis (and in no event later than the Business Day following receipt of available funds), except as otherwise specifically provided herein, the following payments and collections on the Loans and Junior Loans received after the Cut-off Date (other than payments of principal and interest due and payable on or before the Cut-off
Date) and the following payments and collections (other than Principal
Prepayments) received on the Loans and Junior Loans by it on or prior to the
Cut-off Date but allocable to a period subsequent thereto:

               (i) all payments on account of principal, including Principal
     Prepayments, on the Loans and Junior Loans; and

               (ii) all payments on account of interest (net of any related
     Primary Servicing Fees and, in the case of a Loan, the related Master
     Servicing Fees) on the Loans and Junior Loans and any Penalty Charges
     collected thereon (net of any amount thereof utilized to offset interest on
     Advances); and

               (iii) all Yield Maintenance Charges and all Static Prepayment
     Premiums received with respect to the Loans and Junior Loans;

               (iv) all Insurance and Condemnation Proceeds and Liquidation
     Proceeds received in respect of any such Loan or Junior Loan (other than
     Liquidation Proceeds that are to be deposited in the Distribution Account pursuant to Section 9.01) together with any amounts representing recoveries of Workout-Delayed Reimbursement Amounts or Nonrecoverable Advances in
     respect of such Loans; and

               (v) any amounts required to be transferred from (A) any REO
     Account pursuant to Section 3.16(c) and (B) any Junior Loan Custodial
     Account pursuant to any applicable provision of this Agreement; and

               (vi) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to
     Permitted Investments of funds held in the Collection Account; and

               (vii) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses on any such Loan, Junior Loan or any related REO Property resulting from a deductible clause in a blanket hazard policy or master single interest policy; and

                                     -107-

               (viii) any amounts paid by any Junior Loan Holder or mezzanine lender in respect of the related A Loan in connection with any cure or purchase option exercised pursuant to the terms of the related
     Intercreditor Agreement.

         Subject to the last paragraph of this Section 3.04(a), the foregoing requirements for deposit by the Master Servicer in the Collection Account shall be exclusive, it being understood and agreed that actual payments from Borrowers in the nature of Escrow Payments, charges for beneficiary statements or demands, assumption fees, modification fees, extension fees, amounts collected for
Borrower checks returned for insufficient funds or other amounts that the Master
Servicer or the Special Servicer is entitled to retain as additional servicing compensation pursuant to Section 3.11 need not be deposited by the Master
Servicer in the Collection Account. If the Master Servicer shall deposit in the
Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account.

         Within one Business Day of receipt of any of the foregoing amounts with respect to any Specially Serviced Loan, the Special Servicer shall remit such amounts to the Master Servicer for deposit into the Collection Account. Any amounts received by the Special Servicer with respect to an REO Property (other than Liquidation Proceeds payable pursuant to Section 9.01 in connection with the termination of the Trust) shall be deposited into the applicable REO Account and remitted to the Master Servicer for deposit into the Collection Account pursuant to Section 3.16(c).

         (b) The Trustee shall establish and maintain the Distribution Account in trust for the benefit of the Certificateholders. The Trustee shall make or be deemed to have made deposits in and withdrawals from the Distribution Account in accordance with the terms of this Agreement. The Master Servicer shall deliver to the Trustee each month on or before 1:00 p.m., New York City time, on the
Master Servicer Remittance Date, for deposit in the Distribution Account, that portion of the Available Distribution Amount (calculated without regard to clauses (a)(iii), (a)(iv), (a)(vii), (c), (d) and (e) of the definition thereof)
for the related Distribution Date then on deposit in the Collection Account. On each Distribution Date (prior to distributions on the Certificates being made on such date), the Trustee shall deposit in the Distribution Account any amounts required to be so deposited by the Trustee pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Distribution Account and, to the extent permitted by Section 3.06, shall be permitted to withdraw any Net Investment Earnings from the Distribution
Account.

         Subject to Section 3.05, the Master Servicer shall, as and when required hereunder, deliver to the Trustee for deposit in the Distribution
Account:

               (i) any P&I Advances required to be made by the Master Servicer in accordance with Section 4.03 (or, if the Trustee succeeds to the Master
     Servicer's obligations hereunder, Section 7.05);

               (ii) any Liquidation Proceeds paid by the Master Servicer in connection with the purchase of all of the Loans and any REO Properties in the Trust Fund pursuant to Section 9.01 (exclusive of that portion thereof required to be deposited in the Collection Account or the Excess Interest
     Distribution Account pursuant to Section 9.01);

               (iii) any payments required to be made by the Master Servicer pursuant to Section 3.02(d); and

                                     -108-

               (iv) any other amounts required to be so delivered by the Master
     Servicer for deposit in the Distribution Account pursuant to any provision of this Agreement.

         The Trustee shall, upon receipt, deposit in the Distribution Account any and all amounts received by the Trustee that are required by the terms of this Agreement to be deposited therein (including the withdrawal amount from the
Interest Reserve Account pursuant to Section 3.28(b) and such amount from the
Excess Liquidation Proceeds Account as required pursuant to Section 3.04(d)). To the extent that the Master Servicer has not delivered to the Trustee for deposit in the Distribution Account such amounts as are required to have been so delivered on the Master Servicer Remittance Date, the Master Servicer shall pay interest thereon to the Trustee at an interest rate equal to the Reimbursement
Rate then in effect for the period from and including the Master Servicer
Remittance Date to and excluding the date such amounts are received for deposit by the Trustee.

         (c) The Trustee shall establish, prior to the Master Servicer
Remittance Date relating to any Due Period in which Excess Interest is received, and maintain the Excess Interest Distribution Account in the name of the Trustee for the benefit of the Holders of the Class V Certificates. The Excess Interest
Distribution Account shall be established and maintained as an Eligible Account or, subject to Section 3.04(i), a subaccount of an Eligible Account. On or before the Master Servicer Remittance Date, the Master Servicer shall remit to the Trustee for deposit in the Excess Interest Distribution Account an amount equal to the Excess Interest received by the Master Servicer during the related
Due Period on the Loans. On each Distribution Date, the Trustee shall withdraw the Excess Interest from the Excess Interest Distribution Account for distribution pursuant to Section 4.01(c). Following the distribution of Excess
Interest to Holders of the Class V Certificates on the first Distribution Date after which no Loans or related REO Loans remain outstanding that pursuant to their terms could pay Excess Interest, the Trustee shall terminate the Excess
Interest Distribution Account.

         (d) If any Excess Liquidation Proceeds are received, the Trustee shall establish and maintain one or more accounts (collectively, the "Excess
Liquidation Proceeds Account") to be held in trust for the benefit of the
Certificateholders. Each account that constitutes the Excess Liquidation
Proceeds Account shall be an Eligible Account or, subject to Section 3.04(i), a sub-account of an Eligible Account. Not later than 1:00 p.m. on the Master
Servicer Remittance Date, the Master Servicer shall withdraw from the Collection
Account and remit to the Trustee for deposit in the Excess Liquidation Proceeds
Account all Excess Liquidation Proceeds received by the Master Servicer during the Due Period ending on the Determination Date immediately prior to the Master
Servicer Remittance Date on the Loans. If any Excess Liquidation Proceeds
received by the Master Servicer during any Due Period relate to any Junior Loan, such amount shall be deposited in the applicable Junior Loan Custodial Account, respectively. On the Master Servicer Remittance Date, the Trustee shall deposit in the Excess Liquidation Proceeds Account any amounts required to be so deposited by the Trustee pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Excess
Liquidation Proceeds Account and, to the extent permitted by Section 3.06, shall be permitted to withdraw any Net Investment Earnings from the Excess Liquidation
Proceeds Account.

         On the Business Day prior to each Distribution Date, the Trustee shall withdraw from the Excess Liquidation Proceeds Account and deposit in the
Distribution Account, for distribution on such Distribution Date, an amount equal to the lesser of (i) the entire amount, if any, then on deposit in the
Excess Liquidation Proceeds Account and (ii) the excess, if any, of the aggregate amount distributable with respect to the Regular Certificates on such
Distribution Date pursuant to Section 4.01(a), over the Available Distribution
Amount for such Distribution Date (calculated without regard to such transfer from the Excess Liquidation Proceeds Account to the Distribution Account);
provided that on the Business Day prior to the Final Distribution Date, the
Trustee shall withdraw from the Excess Liquidation

                                     -109-

Proceeds Account and deposit in the Distribution Account, for distribution on such Distribution Date, any and all amounts then on deposit in the Excess
Liquidation Proceeds Account.

         (e) Funds on deposit in the Collection Account, a Junior Loan Custodial
Account, the Interest Reserve Account, the Excess Interest Distribution Account,
the Excess Liquidation Proceeds and the Distribution Account may be invested only in Permitted Investments in accordance with the provisions of Section 3.06.
The Master Servicer shall give notice to the Trustee, the Special Servicer, the
Rating Agencies and the Depositor of any new location of the Collection Account prior to any change thereof. As of the Closing Date (or the date such account is established, if later), the Distribution Account, the Excess Liquidation
Proceeds Account and the Excess Interest Distribution Account shall be located at the offices of the Trustee. The Trustee shall give notice to the Master
Servicer and the Depositor of any new location of the Distribution Account, the
Excess Liquidation Proceeds Account or the Excess Interest Distribution Account,
prior to any change thereof.

         (f) With respect to a CBA B Loan from and after the date, if any, on which any CBA A/B Material Default occurs and is continuing with respect to the subject CBA A/B Loan Pair (and, as a result, such CBA B Loan is being serviced hereunder) or the Mortgaged Property securing the subject CBA A/B Loan Pair has become REO Property, and with respect to each other Junior Loan from and after the date hereof, the Master Servicer shall establish and maintain, or cause to be established and maintained, a Junior Loan Custodial Account into which the
Master Servicer shall deposit or cause to be deposited (if not otherwise required to be deposited in the Collection Account) on a daily basis (and in no event later than the Business Day following the receipt of available funds) or shall transfer from general collections on deposit in the Collection Account, except as otherwise specifically provided herein (and provided that the subject payment or collection was not and may not otherwise be withdrawn from the
Collection Account for any other purpose contemplated by Section 3.05(a) or any other section of this Agreement), the following payments and collections on the applicable Junior Loan received after the Cut-off Date (other than payments of principal and interest due and payable on or before the Cut-off Date) and the following payments and collections (other than Principal Prepayments) received on the applicable Junior Loan by the Master Servicer on or prior to the Cut-off
Date but allocable to a period subsequent thereto:

               (i) all payments or transfers from a debt service reserve
     account, on account of principal, including principal prepayments, on such
     Junior Loan; and

               (ii) all payments on account of interest, including Excess
     Interest and Default Interest, on such Junior Loan; and

               (iii) all Insurance and Condemnation Proceeds received that are allocable to such Junior Loan; and

               (iv) all Liquidation Proceeds received that are allocable to such
     Junior Loan; and

               (v) any amounts required to be transferred from an REO Account pursuant to Section 3.16(c) that relate to such Junior Loan, as applicable;
     and

               (vi) all yield maintenance charges, prepayment premiums and late payment charges received in respect of such Junior Loan; and

                                     -110-

               (vii) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses on such Junior Loan resulting from a deductible clause in a blanket or master force placed hazard insurance policy relating thereto; and

               (viii) any amounts paid by the holder of any A Loan or any mezzanine lender in connection with any purchase option exercised pursuant to the terms of the related Intercreditor Agreement, that are distributable to the related Junior Loan Holder; and

               (ix) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to
     Permitted Investments of funds held in such Junior Loan Custodial Account.

         The foregoing requirements for deposit by the Master Servicer in a
Junior Loan Custodial Account shall be exclusive, it being understood and agreed that actual payments from a Borrower in the nature of Escrow Payments, charges for beneficiary statements or demands, assumption fees, modification fees, extension fees, amounts collected for Borrower checks returned for insufficient funds or other amounts that the Master Servicer or the Special Servicer is entitled to retain as additional servicing compensation pursuant to Section 3.11 need not be deposited by the Master Servicer in such Junior Loan Custodial
Account. If the Master Servicer for any reason deposits in any Junior Loan
Custodial Account any amount not required to be deposited therein, the Master
Servicer may at any time withdraw such amount from such Junior Loan Custodial
Account, notwithstanding any provision in this Agreement to the contrary.

         (g) With respect to any CBA B Loan from and after the date, if any, on which any CBA A/B Material Default occurs and is continuing with respect to the subject CBA A/B Loan Pair (and, as a result, such CBA B Loan is being serviced hereunder) or the Mortgaged Property securing the subject CBA A/B Loan Pair has become REO Property, and with respect to each other Junior Loan from and after the date hereof, the Master Servicer shall, as and when required pursuant to the related Intercreditor Agreement and Section 3.05(a), withdraw from the related
Junior Loan Custodial Account and pay to the applicable parties hereunder such amounts as is permitted under the related Intercreditor Agreement and this
Agreement for purposes of the reimbursement of Advances, the payment of interest on Advances, the payment of Servicing Fees, Special Servicing Fees, Workout Fees
and Liquidation Fees and the payment of any other servicing expenses and fees relating to the subject Junior Loan or any related REO Property and, further, to pay to the related Junior Loan Holder, as applicable, all amounts to which each of them is entitled in respect of the subject Junior Loan, respectively, in accordance with the related Intercreditor Agreement. The foregoing payments shall be made in accordance with the priorities set forth in the related
Intercreditor Agreement. Payments to the Trust shall be made by transfer of the applicable funds to the Collection Account, and payments to the related Junior
Loan Holder shall be made in accordance with the related Intercreditor
Agreement.

         (h) Notwithstanding the foregoing or any other provision to the contrary in this Agreement, the Master Servicer may maintain the Collection
Account and the respective Junior Loan Custodial Accounts as multiple separate sub-accounts of a single Eligible Account; provided that: (i) all deposits into and withdrawals from such single Eligible Account shall be deemed to have been made in the same manner as would be the case if the Collection Account and such respective Junior Loan Custodial Accounts were maintained as multiple separate accounts; (ii) all distributions on the Certificates will be calculated and made in the same manner as would be the case if the Collection Account and such respective Junior Loan Custodial Accounts were maintained as multiple separate accounts; (iii) the Master Servicer shall make credits and debits to those multiple sub-accounts in a manner consistent with

                                     -111-

the provisions of this Agreement governing deposits and withdrawals of funds to and from the Collection Account and the Junior Loan Custodial Accounts,
respectively; (iv) the Master Servicer's maintaining the Collection Account and such respective Junior Loan Custodial Accounts as multiple separate sub-accounts of a single Eligible Account (as opposed to in the form of multiple separate
Eligible Accounts) shall not materially and adversely affect any of the
Certificateholders, any Junior Loan Holder; and (v) such single Eligible Account shall be entitled substantially as follows: "Midland Loan Services, Inc. [or name of successor Master Servicer], in trust for Wells Fargo Bank, N.A. [or name of successor Trustee], as Trustee for the benefit of Holders of Credit Suisse
First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through
Certificates, Series 2004-C3, and various Junior Loan Holders, as their interests may appear, Collection/Custodial Account".

         (i) Also notwithstanding the foregoing or any other provision to the contrary in this Agreement, the Trustee may maintain the Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account and the
Excess Liquidation Proceeds Account as four separate subaccounts of a single
Eligible Account; provided that: (i) all deposits into and withdrawals from such single Eligible Account shall be made in the same manner as would be the case if the Distribution Account, the Excess Interest Distribution Account, the Interest
Reserve Account and the Excess Liquidation Proceeds Account were maintained as four separate accounts; (ii) all distributions on the Certificates will be calculated and made in the same manner as would be the case if the Distribution
Account, the Excess Interest Distribution Account, the Interest Reserve Account
and the Excess Liquidation Proceeds Account were maintained as four separate accounts; (iii) the Trustee shall make debits and credits to those four subaccounts in a manner consistent with the provisions of this Agreement governing transfers of funds between the Distribution Account, the Excess
Interest Distribution Account, the Interest Reserve Account and the Excess
Liquidation Proceeds Account, as the case may be; (iv) the Trustee's maintaining the Distribution Account, the Excess Interest Distribution Account, the Interest
Reserve Account and the Excess Liquidation Proceeds Account as four separate subaccounts of a single Eligible Account (as opposed to in the form of four separate Eligible Accounts) shall not materially and adversely affect any of the
Certificateholders; and (v) such single Eligible Account shall be entitled
"[name of Trustee], as Trustee, in trust for the registered holders of Credit
Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through
Certificates, Series 2004-C3, Distribution Account, Excess Interest Distribution
Account, Interest Reserve Account and Excess Liquidation Proceeds Account".

         SECTION 3.05. Permitted Withdrawals from the Collection Account and the
                       Distribution Account.

         (a) The Master Servicer may, from time to time, make withdrawals from the Collection Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

               (i) to remit to the Trustee for deposit in the Distribution
     Account the amount required to be remitted pursuant to the first paragraph of Section 3.04(b) and the amount to be applied to make P&I Advances by the
     Master Servicer pursuant to Section 4.03(a);

               (ii) to remit Excess Interest to the Trustee for deposit in the
     Excess Interest Distribution Account pursuant to Section 3.04(c);

               (iii) to pay (x) to such Master Servicer or the holder of such
     Master Servicer's Excess Servicing Strip (subject to Section 3.11(a))
     unpaid Master Servicing Fees (net of any such amounts required to offset
     Prepayment Interest Shortfalls pursuant to Section 3.11(a)) and any Primary
     Servicing Fees to which it or such holder is entitled pursuant to Section
     3.11(a),

                                     -112-

     and (y) to any Primary Servicer entitled thereto the related Primary
     Servicing Fees, such Master Servicer's rights and any Primary Servicer's rights to payment pursuant to this clause (iii) with respect to any Loan,
     Serviced Junior Loan or REO Loan, as applicable, being limited to amounts received on or in respect of such Loan or such Serviced Junior Loan
     (whether in the form of payments, Liquidation Proceeds or Insurance and
     Condemnation Proceeds) or on or in respect of such REO Loan (whether in the form of REO Revenues, Liquidation Proceeds or Insurance and Condemnation
     Proceeds) that are allocable as a recovery of interest thereon;

               (iv) to pay the Special Servicer (or, if applicable, any
     predecessor thereto) earned and unpaid Special Servicing Fees, Workout Fees and Liquidation Fees to which it is entitled in respect of Loans and Junior
     Loans (and any related REO Loans);

               (v) to reimburse itself or the Trustee, as applicable, for unreimbursed P&I Advances (to the extent not previously reimbursed in the form of a Cure Payment from any Junior Loan Holder) made by such party with respect to Loans and any related REO Loans, the Master Servicer's or the
     Trustee's right to receive payment pursuant to this clause (v) being limited to amounts received which represent Late Collections of interest
     (net of the related Master Servicing Fees and Primary Servicing Fees) on and principal of the particular Loans and REO Loans with respect to which such P&I Advances were made; provided, however, that, subject to Section
     1.05, if such P&I Advance becomes a Workout-Delayed Reimbursement Amount, then such P&I Advance shall thereafter be reimbursed from the portion of general collections and recoveries on or in respect of the Loans and successor REO Loans with respect thereto on deposit in the Collection
     Account from time to time that represent collections or recoveries of principal, first, from such amounts that are allocated to the Loan Group to which such Loan belongs and, second, from such amounts that are allocated to the other Loan Group;

               (vi) to reimburse itself or the Trustee, as applicable, for unreimbursed Servicing Advances made by such party with respect to any
     Loans and/or Junior Loans and/or related REO Properties, the Master
     Servicer's or the Trustee's respective rights to receive payment pursuant to this clause (vi) with respect to any Loan, Junior Loan or REO Property being limited to, as applicable, related payments, Liquidation Proceeds,
     Insurance and Condemnation Proceeds and REO Revenues); provided, however, that, subject to Section 1.05, if such Servicing Advance becomes a
     Workout-Delayed Reimbursement Amount, then such Servicing Advance shall thereafter be reimbursed from the portion of general collections and recoveries on or in respect of the Loans and Junior Loans (and successor
     REO Loans with respect thereto) on deposit in the Collection Account from time to time that represent collections or recoveries of principal, first, from such amounts that are allocated to the Loan Group to which such Loan belongs and, second, from such amounts that are allocated to the other Loan
     Group;

               (vii) to reimburse itself or the Trustee, as applicable, for
     Nonrecoverable Advances incurred by the Master Servicer or the Trustee in respect of the Loans and Junior Loans (as well as any related REO Loans)
     and to pay to itself or the Trustee, as applicable, interest accrued and payable on such reimbursed Nonrecoverable Advances, which reimbursement and payment shall be made, subject to Section 1.05, out of general collections on the Loans and any related REO Properties, first, from such amounts that are allocated to the Loan Group to which such Loan belongs and, second, from such amounts that are allocated to the other Loan Group;

               (viii) at such time as it reimburses itself or the Trustee, as applicable, for (a) any unreimbursed P&I Advance pursuant to clause (v)
     above, to pay itself or the Trustee, as applicable, any interest accrued and payable thereon in accordance with Section 4.03(d), (b) any

                                     -113-

     unreimbursed Servicing Advances pursuant to clause (vi) above or pursuant to Section 3.03(a)(ii), to pay itself or the Trustee, as the case may be, any interest accrued and payable thereon in accordance with Section
     3.03(d), or (c) any Nonrecoverable Advances pursuant to clause (vii) above, to pay itself or the Trustee, as the case may be, any interest accrued and payable thereon;

               (ix) to reimburse itself, the Special Servicer, the Depositor or the Trustee, as the case may be, for any unreimbursed expenses reasonably incurred by such Person in respect of any Breach or Defect relating to a
     Loan or Junior Loan required to be serviced by the Master Servicer and giving rise to a repurchase obligation of any Responsible Party under
     Section 7 of the related Mortgage Loan Purchase Agreement, including, without limitation, any expenses arising out of the enforcement of the repurchase obligation, each such Person's right to reimbursement pursuant to this clause (ix) with respect to any Loan being limited to that portion of the Purchase Price paid for such Loan that represents such expense in accordance with clause (vi) of the definition of Purchase Price;

               (x) subject to Section 2.03(b), to reimburse itself, the Trustee or the Special Servicer, as the case may be, out of general collections on the Loans and any related REO Properties for any unreimbursed expense reasonably incurred by such Person relating to a Loan required to be serviced by the Master Servicer in connection with the enforcement of any
     Responsible Party's obligations under Section 7 of the related Mortgage
     Loan Purchase Agreement, but only to the extent that such expenses are not reimbursable pursuant to clause (ix) above or otherwise;

               (xi) to pay itself, as additional servicing compensation all amounts specified in the fourth and fifth paragraphs of Section 3.11(a);
     and to pay the Special Servicer, as additional servicing compensation all amounts specified in the second and last paragraphs of Section 3.11(b);

               (xii) if and to the extent allocable to any Junior Loans (or REO
     Loans with respect thereto), to pay itself, the Special Servicer, the
     Depositor or any of their respective directors, officers, employees and agents and various other related Persons, as the case may be, any amounts payable to any such Person pursuant to Sections 6.03(a) or 6.03(b);

               (xiii) to pay for the cost of any Opinion of Counsel contemplated by Sections 10.01(a) or 10.01(c) in connection with an amendment to this
     Agreement requested by the Trustee or the Master Servicer, which amendment is in furtherance of the rights and interests of Certificateholders; and, if and to the extent allocable to any related Junior Loans (or REO Loans with respect thereto), to pay for (x) the cost of obtaining the REO
     Extension contemplated by Section 3.16(a) and (y) the fees of the Trustee or the Master Servicer for confirming the Special Servicer's determination of Fair Value of a Defaulted Loan;

               (xiv) to pay out of general collections on the Loans and any related REO Properties any and all federal, state and local taxes imposed on any Trust REMIC created hereunder or any of its assets or transactions, together with all incidental costs and expenses, to the extent that none of the Master Servicer, the Special Servicer or the Trustee is liable therefor;

               (xv) to reimburse the Master Servicer and the Special Servicer out of general collections on the Loans and any related REO Properties for expenses incurred by and reimbursable to them by the Trust Fund (which expenses are not otherwise reimbursable pursuant to any other clause of this Section 3.05(a) or pursuant to Section 3.05(b));

                                     -114-

               (xvi) to pay the Master Servicer the Special Servicer, the
     Directing Certificateholder, any Junior Loan Holder or any Responsible
     Party, as the case may be, with respect to each Loan and Junior Loan, if any, previously purchased or replaced by such Person pursuant to this
     Agreement or the related Intercreditor Agreement (in each case, if the
     Master Servicer was the Master Servicer), all amounts received thereon subsequent to the date of purchase or replacement, including, in the case of a Responsible Party, all amounts received thereon to which such
     Responsible Party is entitled under Section 2.03(b);

               (xvii) to reimburse the Special Servicer for the cost of any environmental testing performed at the Special Servicer's direction pursuant to the last sentence of Section 3.09(c) with respect to any
     Mortgaged Property or REO Property relating to any Loan or Junior Loan;

               (xviii) to transfer the Excess Liquidation Proceeds on deposit in the Collection Account to the Trustee for deposit in the Excess Liquidation
     Proceeds Account in accordance with Section 3.04(d);

               (xix) to transfer to the related Junior Loan Custodial Account all amounts payable to the related CBA B Loan Holder in respect of any CBA
     B Loan being serviced hereunder or in respect of any related REO Loan, pursuant to the related CBA Intercreditor Agreement; and to transfer to the related Junior Loan Custodial Account for each other Serviced Loan
     Combination, all amounts payable to the related Junior Loan Holder in respect of the related Junior Loan pursuant to the Intercreditor Agreement for such Serviced Loan Combination;

               (xx) to make any payments, in addition to normal remittances, owing by the Trust Fund to any Junior Loan Holder under the related
     Intercreditor Agreement;

               (xxi) to recoup any amounts deposited in the Collection Account in error; and

               (xxii) to clear and terminate the Collection Account at the termination of this Agreement pursuant to Section 9.01;

     provided, however, that, in the case of each of the One Park Avenue Total
     Loan and the Mizner Park Total Loan:

                    (A) all Special Servicing Fees, Workout Fees and Liquidation
               Fees, in respect of such Serviced Loan Combination, and all
               Advances, interest on Advances and other items that constitute
               "Costs" under the related Intercreditor Agreement, that are in any event, payable to the Master Servicer, the Special Servicer, the Trustee or any other third party pursuant to Section 4 or
               Section 5, as applicable, of the related Intercreditor Agreement
               (in the case of the One Park Avenue Total Loan) or pursuant to
               Section 3.2.2 or Section 3.2.3, as applicable, of the related
               Intercreditor Agreement (in the case of the Mizner Park Total
               Loan), shall be paid out of any and all payments and other collections on or with respect to such Serviced Loan Combination or any related REO Property distributable pursuant to Section 4 or Section 5, as applicable, of the related Intercreditor
               Agreement (in the case of the One Park Avenue Total Loan) or pursuant to Section 3.2.2 or Section 3.2.3, as applicable, of the related Intercreditor Agreement (in the case of the Mizner Park
               Total Loan), in the

                                     -115-

               amounts and priority set forth in Section 4 or Section 5, as applicable, of the related Intercreditor Agreement (in the case of the One Park Avenue Total Loan) or pursuant to Section 3.2.2 or Section 3.2.3, as applicable, of the related Intercreditor
               Agreement (in the case of the Mizner Park Total Loan); and

                    (B) no Primary Servicing Fees, Workout Fees and Liquidation
               Fees earned, and no Advances, interest on Advances and other items that constitute "Costs" (other than Special Servicing Fees and related Nonrecoverable Servicing Advances made hereunder and interest thereon) under the Intercreditor Agreement for such
               Serviced Loan Combination that are attributable to the Junior
               Loan(s) included therein or any successor REO Loans with respect thereto shall in any event be paid out of payments and other collections on the Loans or any successor REO Loans included in such Serviced Loan Combination, and no Special Servicing Fees
               earned on the Junior Loan(s) included in any Serviced Loan
               Combination or any successor REO Loans with respect thereto shall in any event be paid out of payments or other collections on the
               Loans (exclusive of the Loan in such Serviced Loan Combination)
               and/or any successor REO Loans with respect thereto; and

                    (C) no fees, costs or expenses allocable to the Loans, any successor REO Loans with respect thereto, or any particular such
               Loan or REO Loan (exclusive of a Loan in such Serviced Loan
               Combination or any successor REO Loan with respect thereto) shall be paid out of payments and other collections on, or amounts otherwise payable to the holders of, the Junior Loan(s) included in such Serviced Loan Combination or any successor REO Loan(s)
               with respect thereto; and

     provided further, however, that in the case of each CBA A/B Loan Pair:

                    (A) to the maximum extent permitted by the related CBA
               Intercreditor Agreement, Special Servicing Fees, Workout Fees,
               Liquidation Fees, Advances, interest on Advances and all other servicing costs and expenses relating to such CBA A/B Loan Pair or any related REO Property shall be paid or reimbursed, as applicable, out of amounts otherwise payable to the holder of the related CBA B Loan or any successor REO Loan with respect
               thereto; and

                    (B) no fees, costs or expenses, including servicing
               compensation, allocable to the related CBA B Loan or any
               successor REO Loan with respect thereto (other than related
               Nonrecoverable Servicing Advances made hereunder and interest thereon) shall be paid or reimbursed, as applicable, out of any payments or other collections on the Loans and/or any successor
               REO Loans with respect thereto (exclusive of the related CBA A
               Loan or any successor REO Loan with respect thereto); and

                    (C) no fees, costs or expenses allocable to the Loans, any successor REO Loans with respect thereto or any particular such
               Loan or REO Loan (exclusive of the related CBA A Loan or any successor REO Loan with respect thereto) shall be paid out of payments and other collections on, or amounts otherwise payable to the holder of, the related CBA B Loan or any successor REO
               Loan with respect thereto; and

                                     -116-

     provided further, however, that in the case of any Junior Loan (to the extent consistent with either of the two preceding provisos):

                    (A) the Master Servicer shall be entitled to make transfers from time to time, from the related Junior Loan Custodial Account to the Collection Account, of amounts necessary for the payments and/or reimbursements of amounts described above in this Section
               3.05(a), including the foregoing two provisos, but only insofar as the payment or reimbursement described therein arises from or is related solely to the related Serviced Loan Combination or the subject CBA A/B Loan Pair, as applicable, or is allocable to the related Serviced Loan Combination or the subject CBA A/B Loan
               Pair, as applicable, pursuant to this Agreement and, in either case, is allocable to the related Junior Loan(s) pursuant to the related Intercreditor Agreement(s), and the Master Servicer shall also be entitled to make transfers from time to time, from the related Junior Loan Custodial Account to the Collection Account,
               of amounts transferred to such related Junior Loan Custodial
               Account in error, and amounts necessary for the clearing and termination of the related Junior Loan Custodial Account pursuant to Section 9.01;

                    (B) the Master Servicer shall, as and when required under
               the related Intercreditor Agreement (it being acknowledged that no such Intercreditor Agreement requires the Master Servicer to remit to the Junior Loan Holder earlier than one Business Day following receipt thereof) remit to the related Junior Loan
               Holder any amounts on deposit in the related Junior Loan
               Custodial Account (net of amounts permitted or required to be transferred therefrom as described in clause (A) above), to the extent that such Junior Loan Holder is entitled thereto under the related Intercreditor Agreement (including, if applicable, by way of the operation of any provision of the related Intercreditor
               Agreement(s) that entitles the holder of such Junior Loan to reimbursement of cure payments made by it).

         Expenses incurred with respect to each Serviced Loan Combination shall be allocated in accordance with the corresponding Intercreditor Agreement.

         If the Master Servicer is entitled to make any payment or reimbursement described above and such payment or reimbursement relates to a Junior Loan, then the Master Servicer shall, if funds on deposit in such Junior Loan Custodial
Account are insufficient therefor, request the related Junior Loan Holder to make such payment or reimbursement to the extent such Junior Loan Holder is obligated to make such payment or reimbursement pursuant to the related
Intercreditor Agreement. If such Junior Loan Holder fails to make such payment or reimbursement that it is obligated to make within three Business Days following such request, then (subject to the provisos to the first paragraph of this Section 3.05(a)) the Master Servicer shall be entitled to make such payment or reimbursement from the Collection Account. The Master Servicer shall use reasonable efforts to recover any such payment or reimbursement paid out of general collections on the Mortgage Pool from such Junior Loan Holder, and if such payment or reimbursement is subsequently recovered from such Junior Loan
Holder, to the extent that any amounts were previously taken by the Master
Servicer from general collections on the Mortgage Pool on deposit in the
Collection Account, the amount recovered shall be deposited into the Collection
Account and shall not be deposited into the related Junior Loan Custodial
Account.

                                     -117-

         Subject to the provisions of Section 3.03(c), the Master Servicer shall pay to the Special Servicer from the Collection Account on the Master Servicer
Remittance Date amounts permitted to be paid to the Special Servicer therefrom based upon an Officer's Certificate received from the Special Servicer on the first Business Day following the immediately preceding Determination Date describing the item and amount to which the Special Servicer is entitled. The
Master Servicer may conclusively rely on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Loan and REO
Property, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request thereby for withdrawal from the Collection Account.

         The Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan and property-by-property basis when appropriate, for the purpose of justifying any withdrawal from the Collection Account and Junior
Loan Custodial Account.

         (b) The Trustee, may, from time to time, make or be deemed to make withdrawals from the Distribution Account for any of the following purposes:

               (i) to make distributions to Certificateholders on each
     Distribution Date pursuant to Section 4.01 or Section9.01, as applicable;

               (ii) to pay the Trustee accrued but unpaid Trustee Fees;

               (iii) to pay (A) to the Trustee or any of its Affiliates,
     directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person hereunder, including pursuant to
     Section 3.26, 3.30(o), 6.03(a), 6.03(b), 8.05(a) or 8.05(b), and (B) to the
     Person entitled thereto any amounts that would have been paid out of general collections on deposit in the Collection Account pursuant to any of clauses (ix), (x), (xii), (xiii), (xiv) and (xv) of Section 3.05(a) if those general collections had been sufficient;

               (iv) to pay for the cost of the Opinion of Counsel contemplated by Section 10.01(c) in connection with any amendment to this Agreement requested by the Trustee;

               (v) to reimburse and pay to itself and, pro rata based on
     entitlement, the Master Servicer, in that order, for outstanding and unreimbursed Nonrecoverable Advances and accrued and unpaid interest thereon (consistent with Section 1.05(a));

               (vi) on each Distribution Date, to reimburse and pay to itself and the Master Servicer, in the order provided in Section 1.05(c), any outstanding and unreimbursed Workout-Delayed Reimbursement Amounts incurred thereby (with accrued and unpaid interest thereon), in each case only to the extent that such Person is entitled to such reimbursement pursuant to
     Section 1.05;

               (vii) to clear and terminate the Distribution Account at the termination of this Agreement pursuant to Section 9.01;

               (viii) to transfer amounts required to be transferred to the
     Interest Reserve Account pursuant to Section 3.28(a); and

               (ix) to recoup any amounts deposited in the Distribution Account in error.

                                     -118-

         (c) Notwithstanding anything herein to the contrary, with respect to any Loan, (i) if amounts on deposit in the Collection Account and the
Distribution Accounts are not sufficient to pay the full amount of the Master
Servicing Fees listed in Section 3.05(a)(ii) and the Trustee Fee listed in
Section 3.05(b)(ii), then the Trustee Fee shall be paid in full prior to the payment of any Master Servicing Fees payable under Section 3.05(a)(ii) and (ii)
if amounts on deposit in the Collection Account are not sufficient to reimburse the full amount of Advances listed in Sections 3.05(a)(v), (vi) and (vii), then reimbursements shall be paid first to the Trustee, and then to the Master
Servicer. Notwithstanding the foregoing, any unpaid Master Servicing Fee,
Trustee Fee or Advance that remains outstanding shall be reimbursable to the
Master Servicer or the Trustee, as applicable, with interest accrued thereon at the Reimbursement Rate as provided in Section 3.05.

         SECTION 3.06. Investment of Funds in the Collection Account,
                       Junior Loan Custodial Accounts, Servicing Accounts, Cash
                       Collateral Accounts, Lock-Box Accounts, REO Accounts,
                       Distribution Account, Interest Reserve Account and Excess
                       Liquidation Proceeds Account.

         (a) (i) The Master Servicer may direct any depository institution maintaining for the Master Servicer the Collection Account, a Junior Loan
Custodial Account, any Servicing Account, any Cash Collateral Account and any
Lock-Box Account (any of the foregoing accounts listed in this clause (i) for purposes of this Section 3.06, a "Master Servicer Account"), (ii) the Special
Servicer may direct any depository institution maintaining an REO Account and
(iii) the Trustee may direct (pursuant to a standing order or otherwise) any depository institution maintaining the Distribution Account, the Interest
Reserve Account or the Excess Liquidation Proceeds Account (any of the foregoing accounts listed in this clause (iii) for purposes of this Section 3.06, a
"Trustee Account"; and any of the Master Servicer Accounts, REO Accounts and
Trustee Accounts for purposes of this Section 3.06, an "Investment Account"), to invest (or if such depository institution is the Master Servicer, the Special
Servicer or the Trustee, as applicable, it may itself invest) the funds held therein solely in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (A) no later than the
Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a
Person other than the depository institution maintaining such account is the obligor thereon, and (B) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the depository institution maintaining such account is the obligor thereon. All such Permitted
Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such).

         The Master Servicer (in the case of the Master Servicer Account) or the
Special Servicer (in the case of an REO Account), on behalf of the Trustee, or the Trustee in its capacity as such (in the case of any Trustee Account) shall maintain continuous possession of any Permitted Investment of amounts in such accounts that is either (i) a "certificated security", as such term is defined in the UCC or (ii) other property in which a secured party may perfect its security interest by possession under the UCC or any other applicable law.
Possession of any such Permitted Investment by the Master Servicer (in the case of a Permitted Investment of funds on deposit in the Master Servicer Account) or the Special Servicer (in the case of a Permitted Investment of funds on deposit in an REO Account) shall constitute possession by the Trustee, as secured party, for purposes of Section 9-313 of the UCC and any other applicable law. In the event amounts on deposit in an Investment Account are at any time invested in a
Permitted Investment payable on demand, the Master Servicer (in the case of the
Master Servicer Account), the Special Servicer (in the case of an REO Account)
or the Trustee (in the case of any Trustee Account) shall:

                                     -119-

               (i) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted
     Investment may otherwise mature hereunder in an amount equal to the lesser of (a) all amounts then payable thereunder and (b) the amount required to be withdrawn on such date; and

               (ii) demand payment of all amounts due thereunder promptly upon determination by the Master Servicer, the Special Servicer or the Trustee,
     as the case may be, that such Permitted Investment would not constitute a
     Permitted Investment in respect of funds thereafter on deposit in the subject Investment Account.

         (b) Interest and investment income realized on funds and deposited in each of the Master Servicer Accounts to the extent of the Net Investment
Earnings, if any, with respect to such account for each period from any
Distribution Date to the immediately succeeding Master Servicer Remittance Date shall be for the sole and exclusive benefit of the Master Servicer to the extent not required to be paid to the related Borrower and shall be subject to its withdrawal, or withdrawal at its direction, in accordance with Section 3.03,
3.04 or 3.05, as the case may be. Interest and investment income realized on funds deposited in an REO Account, to the extent of the Net Investment Earnings, if any, with respect to such account for each period from any Distribution Date to the immediately succeeding Master Servicer Remittance Date, shall be for the sole and exclusive benefit of the related Special Servicer, but shall be subject to withdrawal in accordance with Section 3.16(c). Interest and investment income realized on funds and deposited in each of the Trustee Accounts, to the extent of the Net Investment Earnings, if any, with respect to such account for each period from any Distribution Date to the immediately succeeding Master Servicer
Remittance Date, shall be for the sole and exclusive benefit of the Trustee and shall be subject to its withdrawal in accordance with Section 3.05(a), 3.04(d)
or 3.28(b), as the case may be. If any loss shall be incurred in respect of any
Permitted Investment directed to be made by the Master Servicer, the Special
Servicer or the Trustee, as applicable, in connection with funds on deposit in any of the Master Servicer Accounts (in the case of the Master Servicer), any of the REO Accounts (in the case of the Special Servicer) or any of the Trustee
Accounts (in the case of the Trustee) maintained by the Master Servicer, the
Special Servicer or the Trustee, then the Master Servicer, the Special Servicer or the Trustee, as applicable, shall deposit therein, no later than the next succeeding Master Servicer Remittance Date (or, in the case of the Trustee and the Trustee Accounts (exclusive of the Excess Liquidation Proceeds Distribution
Account), no later than the next succeeding Distribution Date), without right of reimbursement, the amount of the Net Investment Loss, if any, with respect to such account for the period from and including the immediately preceding
Distribution Date (or, in the case of the Trustee and the Trustee Accounts
(exclusive of the Excess Liquidation Proceeds Distribution Account), from and including the first Business Day following the immediately preceding
Distribution Date) to and including the Master Servicer Remittance Date (or, in the case of the Trustee and the Trustee Accounts (exclusive of the Excess
Liquidation Proceeds Distribution Account), to and including the subject
Distribution Date).

         (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted
Investment, the Trustee may and, subject to Section 8.02, upon the request of
Holders of Certificates entitled to a majority of the Voting Rights allocated to any Class shall, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

         (d) Notwithstanding the investment of funds held in the Collection
Account or the Distribution Account pursuant to this Section 3.06, for purposes of calculating the Available Distribution Amount, the amounts so invested shall be deemed to remain on deposit in such account.

                                     -120-

         SECTION 3.07. Maintenance of Insurance Policies; Errors and Omissions
                       and Fidelity Coverage.

         (a) The Master Servicer shall use its reasonable efforts, consistent with the Servicing Standard, to cause the Borrower to maintain the insurance coverage required by the terms of the related Note and Mortgage, or if the
Borrower does not so maintain such insurance coverage, shall itself maintain for each Loan and Serviced Loan Combination any Insurance Policy coverage as is required under the related Mortgage (to the extent the Trustee as mortgagee has an insurable interest in the related Mortgaged Property and to the extent such
Insurance Policy coverage is available at commercially reasonable rates, as determined by the Master Servicer in accordance with the Servicing Standard);
provided, however, that, subject to Section 3.07(f), if any Mortgage permits the holder thereof to dictate to the Borrower the Insurance Policy coverage to be maintained on such Mortgaged Property, the Master Servicer or the Special
Servicer, as the case may be, shall impose such insurance requirements as are consistent with the Servicing Standard. As to each Loan and Serviced Loan
Combination, the Master Servicer shall use its reasonable efforts to cause the related Borrower to maintain, and if the related Borrower does not so maintain, the Master Servicer shall maintain, all-risk casualty insurance which does not contain any carve-out for terrorist or similar act to the extent not prohibited by the terms of the related Loan Documents; provided, however, that the Master
Servicer will not be obligated to require any Borrower to obtain or maintain insurance in excess of the amounts of coverage and deductibles required by the related Loan Documents or by the related Mortgage Loan Seller immediately prior to the Closing Date, unless the Master Servicer determines, in accordance with the Servicing Standard, that the insurance required immediately prior to the
Closing Date (if less than what is required by the related Loan Documents) would not be commercially reasonable for property of the same type, size and/or location as the related Mortgaged Property. Notwithstanding the foregoing, the
Master Servicer shall not be required to call a default under a Loan or Serviced
Loan Combination if the related Borrower fails to maintain such insurance, and the Master Servicer shall not be required to maintain such insurance, if, in each case, (A) the Special Servicer consents, after receiving the Master
Servicer's recommendation (including a summary of the Master Servicer's efforts and research with respect to such insurance, along with other information the
Special Servicer may reasonably request), and with the approval of the Directing
Certificateholder Directing Certificateholder's approval (which approval(s)
shall be obtained by the Special Servicer), to the Master Servicer's determination based upon information reasonably available to the Master Servicer after due inquiry in accordance with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the Mortgaged Property and located in or around the region in which such
Mortgaged Property is located or (b) such insurance is not available at any rate and (B) if a Serviced Loan Combination is involved and the related Junior Lender is entitled to consult, or grant or withhold approval, with respect to such proposed course of action under the related Intercreditor Agreement and/or
Section 3.32 or Section 3.33, the Master Servicer has engaged in such consultation or obtained the approval or deemed approval of such Junior Lender in accordance with the related Intercreditor Agreement and/or Section 3.32 or
Section 3.33, as and to the extent applicable. Subject to Section 3.17(a), the
Special Servicer shall maintain for each REO Property acquired in respect of a
Loan or Serviced Loan Combination no less Insurance Policy coverage than was previously required of the Borrower under the related Loan Documents or, at the
Special Servicer's election (provided that (A) if neither the One Park Avenue
Total Loan nor the Mizner Park Total Loan is involved, the Special Servicer has obtained the consent or deemed consent of the Directing Certificateholder, (B)
if the One Park Avenue Total Loan is involved, the Special Servicer has engaged in the consultation or obtained the consent or deemed consent of the One Park
Avenue Controlling Holder with respect to such proposed course of action under the related Intercreditor Agreement and/or Section 3.32 and (C) if the Mizner
Park Total Loan is involved, both (x) the Special Servicer has obtained the

                                     -121-

consent or deemed consent of the Directing Certificateholder and (y) the Special
Servicer has engaged in the consultation or obtained the consent or deemed consent of the Mizner Park Consent Holder with respect to such proposed course of action under the related Intercreditor Agreement and/or Section 3.33), coverage satisfying insurance requirements consistent with the Servicing
Standard, provided that such coverage is available at commercially reasonable rates.

         All such Insurance Policies shall (i) contain a "standard" mortgagee clause, with loss payable to the Master Servicer (or Primary Servicer, if applicable) on behalf of the Trustee (in the case of insurance maintained in respect of Loans and Serviced Loan Combinations) or the Special Servicer on
behalf of the Trustee (in the case of insurance maintained in respect of REO
Properties), (ii) include coverage in an amount not less than the lesser of the full replacement cost of the improvements which are a part of the Mortgaged
Property or the outstanding principal balance owing on the related Loan or
Serviced Loan Combination, as applicable, but in any case in such an amount so as to avoid the application of any co-insurance clause, (iii) include a replacement cost endorsement providing no deduction for depreciation (unless such endorsement is not permitted under the related Loan Documents) and (iv) be issued by either (x) a Qualified Insurer or (y) for any Insurance Policy being maintained by the related Borrower, an insurance carrier meeting the requirements of the related Mortgage, (provided that such insurance carrier is authorized under applicable law to issue such Insurance Policies). Any amounts collected by the Master Servicer or the Special Servicer under any such
Insurance Policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Borrower, in each case in accordance with the Servicing
Standard and the provisions of the related Loan) shall be deposited in the
Collection Account, subject to withdrawal pursuant to Section 3.05(a).

         Any costs incurred by the Master Servicer in maintaining any such
Insurance Policies in respect of Loans and Serviced Loan Combinations if the
Borrower defaults on its obligation to maintain such Insurance Policies shall be advanced by the Master Servicer as a Servicing Advance. The amounts so advanced shall not, for purposes of calculating monthly distributions to
Certificateholders, be added to the unpaid principal balance of the related
Loan, notwithstanding that the terms of such Loan so permit. Any cost incurred by the Special Servicer in maintaining any such Insurance Policies with respect to REO Properties shall be an expense of the Trust Fund payable out of the REO
Account pursuant to Section 3.16(c) or, if the amount on deposit therein is insufficient therefor, advanced by the Master Servicer as a Servicing Advance.

         If the Master Servicer or the Special Servicer obtains and maintains a blanket Insurance Policy with a Qualified Insurer insuring against fire and hazard losses on all of the Loans and Junior Loans or related REO Properties, as the case may be, required to be serviced and administered by the Master Servicer or the Special Servicer hereunder, and such Insurance Policy provides protection equivalent to the individual policies otherwise required, then the Master
Servicer or the Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause fire and hazard insurance to be maintained on the related Mortgaged Properties or REO Properties. Such blanket
Insurance Policy may contain a deductible clause, in which case if there shall not have been maintained on the related Mortgaged Property or REO Property a fire and hazard Insurance Policy complying with the requirements of Section
3.07(a), and there shall have been one or more losses which would have been covered by such Insurance Policy, the Master Servicer or the Special Servicer
shall promptly deposit into the Collection Account from the Master Servicer's or the Special Servicer's own funds the portion of such loss or losses that would have been covered under the individual policy (giving effect to any deductible limitation or, in the absence of such deductible limitation, the deductible limitation that is consistent with the Servicing Standard) but is not covered under the blanket Insurance Policy because of such deductible clause. The Master
Servicer agrees to prepare and present, on behalf of itself, the Trustee and
Certificateholders and, in case of a Serviced Loan Combination, the related
Junior Loan Holder(s) claims

                                     -122-

under any such blanket Insurance Policy in a timely fashion in accordance with the terms of such policy. The Special Servicer, to the extent consistent with the Servicing Standard, may maintain earthquake insurance on REO Properties, provided coverage is available at commercially reasonable rates.

         (b) If the Master Servicer or the Special Servicer causes any Mortgaged
Property to be covered by a master single interest Insurance Policy with a
Qualified Insurer naming the Master Servicer or the Special Servicer, as the case may be, as the loss payee, then to the extent such Insurance Policy provides protection equivalent to the individual policies otherwise required, the Master Servicer or the Special Servicer shall conclusively be deemed to have satisfied its obligation to cause such insurance to be maintained on the related
Mortgaged Properties. If the Master Servicer or the Special Servicer, as
applicable, causes any Mortgaged Property or REO Property to be covered by such master single interest Insurance Policy, the incremental costs of such insurance applicable to such Mortgaged Property or REO Property (i.e., other than any minimum or standby premium payable for such policy whether or not any Mortgaged
Property or REO Property is covered thereby) shall be paid by the Master
Servicer as a Servicing Advance. Such master single interest Insurance Policy may contain a deductible clause, in which case the Master Servicer or the
Special Servicer, as the case may be, shall, if (A) there shall not have been maintained on the related Mortgaged Property or REO Property a policy otherwise complying with the provisions of Section 3.07(a) and (B) there shall have been one or more losses which would have been covered by such policy had it been maintained, deposit into the Collection Account from the Master Servicer's or the Special Servicer's own funds the amount not otherwise payable under the master single interest Insurance Policy because of such deductible clause, to the extent that any such deductible exceeds the deductible limitation that pertained to the related Loan or Serviced Loan Combination, or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standard.

         (c) Each of the Master Servicer and the Special Servicer shall maintain, at their own expense, a blanket fidelity bond (a "Fidelity Bond") and an errors and omissions insurance policy with a Qualified Insurer, with coverage on all of its officers or employees acting in any capacity requiring such persons to handle funds, money, documents or paper relating to the Loans and/or
Junior Loans ("Master Servicer Employees", in the case of the Master Servicer, and "Special Servicer Employees", in the case of the Special Servicer). Any such
Fidelity Bond and errors and omissions insurance shall protect and insure the
Master Servicer or the Special Servicer, as applicable, against losses, including forgery, theft, embezzlement, fraud, errors and omissions, failure to maintain any insurance policies required pursuant to this Agreement and negligent acts of the Master Servicer's Master Servicer Employees or the Special
Servicer's Special Servicer Employees, as applicable. The errors and omissions policy of the Master Servicer or the Special Servicer, as applicable, shall also protect and insure the Master Servicer or the Special Servicer, as applicable, against losses in connection with the release or satisfaction of a Loan or
Serviced Loan Combination without having obtained payment in full of the indebtedness secured thereby. No provision of this Section requiring such
Fidelity Bond and errors and omissions insurance shall diminish or relieve the
Master Servicer or the Special Servicer from its duties and obligations as set forth in this Agreement.

         The minimum coverage under any such Fidelity Bond and errors and omissions insurance policy shall be at least equal to the greater of (i) the amount necessary for the Master Servicer or the Special Servicer, as applicable, to qualify as a FNMA or FHLMC servicer or in an amount that would meet the requirements of prudent institutional commercial mortgage loan servicers for similar transactions, and (ii) $1,000,000. Notwithstanding the foregoing, so long as the long-term debt or the deposit obligations or claims-paying ability of the Master Servicer or the Special Servicer (or its immediate or remote parent) is rated at least "A1" by Moody's and "A" by Fitch, the Master Servicer or the Special Servicer, respectively, shall be allowed to provide self-insurance with respect to a Fidelity

                                     -123-

Bond and such errors and omissions policy. Coverage of the Master Servicer or the Special Servicer under a policy or bond obtained by an Affiliate of the
Master Servicer or the Special Servicer and providing the coverage required by this Section 3.07(c) shall satisfy the requirements of this Section 3.07(c).

         Each of the Master Servicer and the Special Servicer shall promptly report in writing to the Trustee any material changes that may occur in its respective Fidelity Bonds, if any, and/or its respective errors and omissions
Insurance Policies, as the case may be, and will furnish to the Trustee copies of all binders and policies or certificates evidencing that such bonds, if any, and insurance policies are in full force and effect.

         (d) With respect to the Loans or Serviced Loan Combinations that (i)
require earthquake insurance, or (ii) (A) at the date of origination were secured by Mortgaged Properties on which the related Borrower maintained earthquake insurance and (B) have provisions which enable the Master Servicer to continue to require the related Borrower to maintain earthquake insurance, the
Master Servicer shall require the related Borrower to maintain such insurance in the amount, in the case of clause (i), required by the related Loan or Serviced
Loan Combination and in the amount, in the case of clause (ii), maintained at origination, in each case, to the extent such amounts are available at commercially reasonable rates. (e) The Master Servicer and the Special Servicer, as applicable, shall review and be familiar with the terms and conditions relating to enforcing claims and shall monitor the dates by which any claim or action is required to be taken under each insurance policy relating to a Loan or
Serviced Loan Combination to realize the full value of such policy for the benefit of Certificateholders (and, if a Serviced Loan Combination is involved, the related Junior Loan Holder(s)).

         (f) If, as of the Closing Date, a Mortgaged Property (other than an REO
Property) securing a Loan or Serviced Loan Combination shall be in a federally designated special flood hazard area (if flood insurance has been made available), or if the Master Servicer becomes aware, in performing its duties under this Agreement, that such a Mortgaged Property becomes located in such area by virtue of remapping conducted by the Federal Emergency Management
Agency, then the Master Servicer will use its reasonable efforts to cause the related Borrower (in accordance with applicable law and the terms of the related
Loan Documents) to maintain, and, if the related Borrower shall default in any such obligation to so maintain, the Master Servicer shall itself maintain, to the extent available at commercially reasonable rates (as determined by the
Master Servicer in accordance with the Servicing Standard) and the Trustee as mortgagee has an insurable interest in the subject Mortgaged Property, flood insurance in respect thereof, but only to the extent the related Loan or
Serviced Loan Combination permits the mortgagee to require such coverage and the maintenance of such coverage is consistent with the Servicing Standard. Such flood insurance shall be in an amount equal to the least of (i) the unpaid principal balance of the related Loan or Serviced Loan Combination, (ii) the maximum amount of insurance which is available under the Flood Disaster
Protection Act of 1973, as amended, and (iii) the amount required by the related
Loan Documents. If the cost of any insurance described above is not borne by the
Borrower, the Master Servicer shall promptly make a Servicing Advance for such costs, subject to Section 3.03(c).

         (g) During all such times as any REO Property acquired in respect of a
Loan or Serviced Loan Combination is located in a federally designated special flood hazard area, the Special Servicer shall cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special
Servicer in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance
Administration in an amount equal to the least of (i) the unpaid principal balance of the related Loan or Serviced Loan Combination,

                                     -124-

(ii) the maximum amount of insurance which is available under the Flood Disaster
Protection Act of 1973, as amended, and (iii) the amount required by the related
Loan Documents. The cost of any such flood insurance with respect to an REO
Property shall be an expense of the Trust Fund payable out of the related REO
Account pursuant to Section 3.16(c) or, if the amount on deposit therein is insufficient therefor, paid by the Master Servicer as a Servicing Advance.

         (h) The Master Servicer shall, to the extent permitted by the related
Loan Documents, require that each policy of business income insurance maintained by a Borrower under any Loan have a minimum term of at least 12 months.

         (i) Within 45 days after the Closing Date, the Master Servicer shall notify each Environmental Insurer under any Environmental Insurance Policy relating to a Loan or Serviced Combination Loan disclosed to the Master Servicer in its review of the Mortgage Loan Schedule and the Servicing Files that (A)
both the Master Servicer and the Special Servicer shall be sent notices under such Environmental Insurance Policy and (B) the Trustee, on behalf of the Trust, shall be the loss payee under such Environmental Insurance Policy. The Master
Servicer and the Special Servicer shall abide by the terms and conditions precedent to payment of claims under such Environmental Insurance Policy and shall take all such action as may be required to comply with the terms and provisions of such policy in order to maintain, in full force and effect, such policy.

         (j) In the event that the Master Servicer has actual knowledge of any event (an "Insured Environmental Event") giving rise to a claim under any
Environmental Insurance Policy in respect of any Loan or Serviced Combination
Loan covered thereby, the Master Servicer shall, in accordance with the terms of such Environmental Insurance Policy and the Servicing Standards, timely make a claim thereunder with the appropriate insurer and shall take such other actions in accordance with the Servicing Standards which are necessary under such
Environmental Insurance Policy in order to realize the full value thereof for the benefit of the Certificateholders (and, if such Insured Environmental Event relates to any Serviced Loan Combination, for the benefit of any related Junior
Loan Holder(s)). Any legal fees, premiums or other out-of-pocket costs incurred in accordance with the Servicing Standards under an Environmental Insurance
Policy shall be paid by the Master Servicer and shall be reimbursable to it as a
Servicing Advance.

         In the event that the Master Servicer receives notice of any termination of any Environmental Insurance Policy that relates to one or more of the Loans or Serviced Loan Combinations, the Master Servicer shall, within three
Business Days after receipt of such notice, notify the Special Servicer, the
Directing Certificateholder, the Rating Agencies and the Trustee of such termination in writing. Upon receipt of such notice, the Master Servicer or the
Special Servicer shall address such termination in accordance with Section
3.07(a) in the same manner as it would the termination of any other Insurance
Policy required under the related Loan Documents.

         SECTION 3.08. Enforcement of Due-On-Sale and Due-On-Encumbrance
                       Clauses; Assumption Agreements; Defeasance Provisions;
                       Other Provisions.

         (a) As to each Loan or Serviced Loan Combination which contains a provision in the nature of a "due-on-sale" clause, which by its terms:

               (i) provides that such Loan or Serviced Loan Combination shall
     (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or the related Borrower, or

                                     -125-

               (ii) provides that such Loan or Serviced Loan Combination may not be assumed without the consent of the mortgagee in connection with any such sale or other transfer,

the Master Servicer shall (for any Loan that is not a Specially Serviced Loan)
provide notice to the Special Servicer of any request for a waiver thereof, and the Master Servicer or the Special Servicer, as the case may be, shall enforce such due-on-sale clause, unless the Master Servicer or the Special Servicer, as applicable, determines, in accordance with the Servicing Standard, and with the consent of the Directing Certificateholder and subject to Section 3.08(d) and either Section 3.21(e) or Section 3.32, as applicable, that (1) not declaring an
Event of Default (as defined in the related Mortgage) or (2) granting such consent would be likely to result in a greater recovery (or an equal recovery, provided the other conditions for an assumption or waiver of a due-on-sale clause, if any, are met), on a present value basis (discounting at the related
Mortgage Rate), than would enforcement of such clause or the failure to grant such consent. If the Master Servicer or the Special Servicer, as applicable, determines that (1) not declaring an Event of Default (as defined in the related
Mortgage) or (2) granting such consent would be likely to result in a greater recovery (or an equal recovery, provided the other conditions for an assumption or waiver of a due-on-sale clause, if any, are met), the Master Servicer or the
Special Servicer, as the case may be, shall take or enter into an assumption agreement from or with the proposed transferee as obligor thereon, provided that
(x) the credit status of the prospective transferee is in compliance with the
Servicing Standard and the terms of the related Mortgage and (y) with respect to any Loan which is a Significant Loan, the Master Servicer or the Special
Servicer, as the case may be, shall have received written confirmation from each of the Rating Agencies that such assumption would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates. The Master Servicer or the Special Servicer, as
the case may be, shall require the related Borrower to pay the costs of such confirmation, otherwise, such costs shall be a Trust Fund expense.

         (b) Neither the Master Servicer nor the Special Servicer shall (x)
consent to the foreclosure of any Mezzanine Loan other than by a Permitted
Mezzanine Loan Holder or (y) consent to the transfer of any Mezzanine Loan except to a Permitted Mezzanine Loan Holder, except, in each case, as otherwise provided in Section 3.08(a). Neither the consent of the Master Servicer nor the consent of the Special Servicer shall be required for the foreclosure by a
Permitted Mezzanine Loan Holder if an event of default has been declared under the related Loan or Serviced Loan Combination (and each Rating Agency has been notified of such event of default), if such consent is not required in the related mezzanine intercreditor agreement, and the related mezzanine lender complies with the applicable conditions set forth in the related intercreditor agreement.

         (c) As to each Loan or Serviced Loan Combination which contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

               (i) provides that such Loan or Serviced Loan Combination shall
     (or, at the mortgagee's option, may) become due and payable upon the creation of any additional lien or other encumbrance on the related
     Mortgaged Property, or

               (ii) requires the consent of the mortgagee to the creation of any such additional lien or other encumbrance on the related Mortgaged
     Property,

the Master Servicer shall provide notice to the Special Servicer of any request for a waiver thereof, and the Master Servicer or the Special Servicer, as the
case may be, shall enforce such due-on-encumbrance clause and in connection therewith shall (i) accelerate payments thereon or (ii) withhold its consent to such lien or encumbrance unless the Master Servicer or the Special Servicer, as the case may be, (x) determines, in accordance with the Servicing Standard, and with the consent of the Directing

                                     -126-

Certificateholder and subject to Section 3.08(d), that (1) not accelerating payments on such Loan or (2) granting such consent would result in a greater recovery (or an equal recovery, provided the other conditions for a waiver of a due-on-encumbrance clause, if any, are met) on a present value basis
(discounting at the related Mortgage Rate) than would enforcement of such clause or the failure to grant such consent and (y) with respect to any Loan that is
(1) a Significant Loan or (2) together with the proposed subordinate debt would have a combined debt service coverage ratio of less than 1.20x or a combined loan-to-value ratio of 85% or greater, has received written confirmation from each of the Rating Agencies to the effect that (1) not accelerating such payments or (2) granting such consent would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates. To the extent permitted by the Loan Documents, the
Master Servicer or the Special Servicer, as the case may be, will require the
Borrower to pay the costs associated with such Rating Agency confirmation, otherwise it is considered a Trust Fund expense.

         (d) Notwithstanding subsections (a) and (c) above, in no event shall the Master Servicer waive any rights under a "due-on-sale" or
"due-on-encumbrance" clause with respect to any Loan or Serviced Loan
Combination unless (i) the Master Servicer shall have notified the Special
Servicer of such waiver, (ii) the Master Servicer shall have submitted the
Master Servicer's written recommendation and analysis to the Special Servicer,
(iii) the Master Servicer shall have submitted to the Special Servicer the documents within the possession of the Master Servicer that are reasonably requested by the Special Servicer, (iv) the Special Servicer shall have approved such waiver (which approval shall, except in the case of the One Park Avenue
Total Loan, be deemed granted if not denied within 15 Business Days of its receipt of the Master Servicer's recommendation and any additional documents and information that the Special Servicer may reasonably request), and, in this regard, (x) if neither the One Park Avenue Total Loan nor the Mizner Park Total
Loan is involved, the Special Servicer shall notify the Directing
Certificateholder of the request for the waiver and of its own approval and submitted to the Directing Certificateholder each of the documents submitted to the Special Servicer by the Master Servicer and the Directing Certificateholder
shall have informed the Special Servicer that it has approved (such approval subject to the last paragraph of Section 3.21(e)), such waiver; provided, however, that the Special Servicer shall advise the Directing Certificateholder of its approval (if any) of such waiver promptly (but in no case to exceed 10
Business Days) following its receipt of such notice, recommendations, analysis, and reasonably requested documents from the Master Servicer; and, provided, further, that, if the Directing Certificateholder does not reject such recommendation within five Business Days of its receipt of the Special
Servicer's recommendation and any additional documents and information that the
Directing Certificateholder may reasonably request, then the waiver shall be deemed approved, (y) if the One Park Avenue Total Loan is involved, the Special
Servicer shall promptly (in any event, within not more than 10 Business Days of its receipt of the Master Servicer's recommendation and any additional documents and information that the Special Servicer may reasonably request) forward such analysis and recommendation to the One Park Avenue Controlling Holder, which shall be entitled to approve or disapprove such recommendation (subject to the penultimate paragraph of Section 3.32(b)), and (z) if the Mizner Park Total Loan
is involved, (1) the Special Servicer shall notify the Directing
Certificateholder of the request for the waiver and of its own approval and submit to the Directing Certificateholder each of the documents submitted to the
Special Servicer by the Master Servicer and the Directing Certificateholder
shall have informed the Special Servicer that it has approved (such approval subject to the last paragraph of Section 3.21(e)), such waiver; provided, however, that the Special Servicer shall advise the Directing Certificateholder of its approval (if any) of such waiver promptly (but in no case to exceed 10
Business Days) following its receipt of such notice, recommendations, analysis, and reasonably requested documents from the Master Servicer; and, provided, further, that, if the Directing Certificateholder does not reject such recommendation within five Business Days of its receipt of the Special
Servicer's recommendation and any additional documents and information that the
Directing Certificateholder may reasonably request, then the waiver shall be deemed approved, (2) the

                                     -127-

Special Servicer shall promptly (in any event, within not more than 10 Business
Days of its receipt of the Master Servicer's recommendation and any additional documents and information that the Special Servicer may reasonably request)
forward such analysis and recommendation to the Mizner Park Consent Holder, which shall be entitled to approve or disapprove such recommendation (subject to the penultimate paragraph of Section 3.33(b)), and (3) the Special Servicer shall not approve the proposed action (and shall object to the Master Servicer's recommendation if the approval or deemed approval of either the Directing
Certificateholder or the Mizner Park Consent Holder is not obtained as described in the preceding clauses (1) and (2). The Master Servicer, with respect to any
Loan that is not a Specially Serviced Loan, shall then process such documentation.

         (e) Nothing in this Section 3.08 shall constitute a waiver of the
Trustee's right, as the mortgagee of record, to receive notice of any assumption of a Loan, any sale or other transfer of the related Mortgaged Property or the creation of any additional lien or other encumbrance with respect to such
Mortgaged Property.

         (f) Except as otherwise permitted by Section 3.20, neither the Master
Servicer nor the Special Servicer shall agree to modify, waive or amend any term of any Loan or Serviced Loan Combination in connection with the taking of, or the failure to take, any action pursuant to this Section 3.08.

         (g) Notwithstanding any other provisions of this Section 3.08, the
Master Servicer may grant a Borrower's request for consent to subject the related Mortgaged Property to an easement, right-of-way or similar agreement for utilities, access, parking, public improvements or another purpose and may consent to subordination of the related Loan to such easement, right-of-way or similar agreement, provided that the Master Servicer shall have determined (i)
in accordance with the Servicing Standard that such easement, right-of-way or similar agreement will not materially interfere with the then-current use of the related Mortgaged Property or the security intended to be provided by such
Mortgage and will not materially and adversely affect the value of such
Mortgaged Property and (ii) that no Trust REMIC will fail to qualify as a REMIC as a result thereof and that no tax on "prohibited transactions" or
"contributions" after the Closing Date would be imposed on any Trust REMIC as a result thereof, provided, further, that the Master Servicer shall cause the
Borrower to pay the costs (including attorneys' fees and expenses) associated with the determination described in clause (ii).

         (h) With respect to any Loan or Junior Loan that permits release of
Mortgaged Properties through defeasance (each, a "Defeasance Loan"), to the extent permitted under the related Loan Documents:

               (i) The Master Servicer shall effect such defeasance only through the purchase of non-callable U.S. Treasury securities or other non-callable government securities satisfying the REMIC Provisions and which are acceptable to the Rating Agencies as defeasance collateral ("Defeasance
     Collateral"), which purchase shall be made in accordance with the terms of such Defeasance Loan (except that the Master Servicer is authorized to accept Defeasance Collateral meeting the foregoing requirements in spite of more restrictive requirements of the related Loan Documents); provided, however, that the Master Servicer shall not accept the amounts paid by the related Borrower to effect defeasance until such Defeasance Collateral has been identified, and provided, further, that no defeasance shall be accepted within two years after the Closing Date.

               (ii) If such Loan or Junior Loan permits the assumption of the obligations of the related Borrower by a successor Borrower, the Master
     Servicer shall cause the Borrower or

                                     -128-

     such successor Borrower to pay all expenses incurred in connection with the establishment of a successor Borrower that shall be a Single-Purpose Entity and to cause an assumption by such successor Borrower of the defeased obligations under the related Note. At Borrower's expense, the Master
     Servicer shall be permitted to establish a single Single-Purpose Entity to assume the defeased obligations under all of the Loan(s) and/or Junior
     Loan(s) that will be defeased.

               (iii) The Master Servicer shall cause to be delivered an Opinion of Counsel, at such Borrower's expense, to the effect that the assignment of the Defeasance Collateral to the Trustee is valid and enforceable
     (subject to certain customary limitations) and that the Trustee has a first priority security interest in the Defeasance Collateral.

               (iv) The Master Servicer shall obtain, at the related Borrower's expense, a certificate from an Independent certified public accountant certifying that the Defeasance Collateral is sufficient to make all scheduled payments under the related Note.

               (v) Prior to permitting release of any Mortgaged Property through defeasance, if such defeasance or partial defeasance or such Mortgaged
     Property relates to any Loan that represents one of the 10 largest Loans of all Loans at such time, the Master Servicer shall obtain, at the expense of the related Borrower, written confirmation from each Rating Agency that such defeasance would not, in and of itself, result in a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates.

               (vi) Subject to the related Loan Documents, neither the Master
     Servicer nor the Special Servicer shall permit the release of any Mortgaged
     Property through defeasance unless the related Borrower establishes to the satisfaction of the Master Servicer or the Special Servicer, as the case may be, that the lien on such Mortgaged Property will be released to facilitate the disposition thereof or to facilitate any other customary commercial transaction.

               (vii) Prior to permitting release of any Mortgaged Property through defeasance, if the related Loan so requires and provides for the related Borrower to pay the cost thereof, the Master Servicer shall require such Borrower to deliver or cause to be delivered an Opinion of Counsel to the effect that such release will not cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or cause a tax to be imposed on the Trust Fund or any Trust REMIC.

               (viii) Neither the Master Servicer nor the Special Servicer shall permit a partial defeasance with respect to any Loan or Junior Loan unless the value of the Defeasance Collateral is at least the amount required pursuant to the related Loan Documents with respect to such partial defeasance.

To the extent not prohibited under the related Loan Documents, any costs to the
Master Servicer of obtaining legal advice to make the determinations required to be made by it pursuant to this Section 3.08(h), or obtaining the Rating Agency confirmations required by this Section 3.08(h), shall be borne by the related
Borrower as a condition to the Master Servicer's obligation to effect the defeasance of the related Loan or Junior Loan or advanced as a Servicing Advance by the Master Servicer, and otherwise shall be a Trust Fund expense. The Master
Servicer shall deliver all documents relating to the defeasance of any Loan to the Trustee for inclusion in the related Mortgage File.

         (i) With respect to any Loan or Serviced Loan Combination that permits the related Borrower to incur subordinate indebtedness secured by the related
Mortgaged Property, the Master

                                     -129-

Servicer shall receive any such request from Borrower, and shall forward its analysis and recommendation to the Special Servicer. The Special Servicer shall approve any such recommendation (which approval shall be deemed granted if not denied within 15 Business Days of its receipt of the Master Servicer's recommendation and any additional documents and information that the Special
Servicer may reasonably request) and promptly (in any event, within not more than 10 Business Days of its receipt of the Master Servicer's recommendation and any additional documents and information that the Special Servicer may reasonably request) forward such analysis and recommendation to Directing
Certificateholder, who shall approve or reject such recommendation (such approval subject to the last paragraph of Section 3.21(e)). The Directing
Certificateholder shall be deemed to have approved such recommendation if not denied within 5 Business Days of its receipt of the Special Servicer's recommendation and any additional documents and information that the Directing
Certificateholder may reasonably request. The Master Servicer, with respect to any Loan that is not a Specially Serviced Loan, shall then process such documentation.

         (j) With respect to any Loan or Junior Loan, subject to the related
Loan Documents, neither the Master Servicer nor the Special Servicer shall permit the related Borrower to substitute any real property, any rights with respect to real property, or any other real property interest whatsoever for the
Mortgaged Property securing such Loan as of the Closing Date without receipt of
(i) an Opinion of Counsel, at the expense of the Borrower, to the effect that the substitution will not cause the related Loan or Junior Loan, as applicable, to fail to qualify as a "qualified mortgage" as defined under Section 860G(a)(3)
of the Code while such Loan is owned by the Lower-Tier REMIC or while such
Junior Loan is owned by a REMIC and (ii) if such Loan is one of the ten largest
Loans by Stated Principal Balance of all Loans at such time or such Loan individually or together with all other Loans, if any, that are in the same
Crossed Group as such Loan, is one of the ten largest Loans by Stated Principal
Balance of all Loans at such time, confirmation from Moody's and Fitch that such substitution of any real property, any rights with respect to real property, or any other real property interest whatsoever for the Mortgaged Property securing such Loan will not cause a withdrawal, downgrade or qualification of the then-current ratings of the Certificates.

         SECTION 3.09. Realization Upon Defaulted Loans.

         (a) The Special Servicer shall, subject to subsections (b) through (d)
of this Section 3.09, exercise reasonable efforts, consistent with the Servicing
Standard, to foreclose upon or otherwise comparably convert (which may include an REO Acquisition) the ownership of any property securing such Loans and/or
Junior Loans as come into and continue in default as to which no satisfactory arrangements can be made for collection of delinquent payments, and which are not released from the Trust Fund pursuant to any other provision hereof. In any case in which a Mortgaged Property shall have suffered damage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies or flood insurance policies required to be maintained pursuant to Section 3.07, the Master Servicer shall not be required to make a
Servicing Advance and expend funds toward the restoration of such property unless the Special Servicer has determined in its reasonable judgment in accordance with the Servicing Standard that such restoration will increase the net proceeds of liquidation of such Mortgaged Property to Certificateholders
(and, in the case of any Serviced Loan Combination, any related Junior Loan
Holder(s)), taken as a collective whole, after reimbursement to the Master
Servicer for such Servicing Advance and interest thereon and the Master Servicer has determined that such Servicing Advance together with accrued and unpaid interest thereon will be recoverable by the Master Servicer out of the proceeds of liquidation of such Mortgaged Property, as contemplated in Section 3.05(a).
The Master Servicer shall, subject to Section 3.03(c), make Servicing Advances to cover all costs and expenses incurred by the Special Servicer in any such proceedings, provided that, in each case, such cost or expense would not, if incurred, constitute a Nonrecoverable Servicing Advance. The

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Master Servicer may pay out of the Collection Account as an expense of the Trust
Fund costs or expenses that would otherwise be determined to be a Nonrecoverable
Servicing Advance as and to the extent provided in the next to last paragraph of
Section 3.03(c).

         Nothing contained in this Section 3.09 shall be construed to require the Special Servicer, on behalf of the Trust Fund, to make a bid on any
Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Special Servicer in its reasonable judgment taking into account, as applicable, among other factors, the period and amount of any delinquency on the affected Loan or
Serviced Loan Combination, the occupancy level and physical condition of the related Mortgaged Property, the state of the local economy, the obligation to dispose of any REO Property within the time period specified in Section 3.16(a)
and the results of any Appraisal obtained pursuant to the following sentence, all such bids to be made in a manner consistent with the Servicing Standard. If and when the Special Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property securing a
Specially Serviced Loan, whether for purposes of bidding at foreclosure or otherwise, the Special Servicer is authorized to have an Appraisal performed with respect to such property, the cost of which Appraisal shall be paid by the
Master Servicer as a Servicing Advance.

         (b) The Special Servicer shall not acquire any personal property pursuant to this Section 3.09 unless either:

               (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special
     Servicer; or

               (ii) the Special Servicer shall have obtained an Opinion of
     Counsel (the cost of which shall be a Servicing Advance) to the effect that the holding of such personal property by the Trust Fund will not cause the imposition of a tax on any Trust REMIC under the REMIC Provisions or cause any Trust REMIC to fail to qualify as a REMIC at any time that any
     Uncertificated Lower-Tier Interest or Certificate is outstanding.

         (c) Notwithstanding the foregoing provisions of this Section 3.09, the
Special Servicer shall not, on behalf of the Trustee, obtain title to a
Mortgaged Property in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the
Trustee, on behalf of the Certificateholders and, with respect to any Serviced
Loan Combination, the related Junior Loan Holder(s), would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or
"operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless (as evidenced by an Officer's Certificate to such effect delivered to the Trustee) the Special Servicer has previously determined in accordance with the Servicing Standard, based on an Environmental Assessment of such Mortgaged Property performed within the preceding 12 months by an
Independent Person who regularly conducts Environmental Assessments and/or the existence of an Environmental Insurance Policy covering such Mortgaged Property, that:

               (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

               (ii) there are no circumstances or conditions present at the
     Mortgaged Property relating to the use, management or disposal of Hazardous
     Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under

                                     -131-

     any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could be required, that taking such actions with respect to such Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions.

         The cost of any such Environmental Assessment and the cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding sentence shall be paid by the Master Servicer as a
Servicing Advance. If any such Environmental Assessment so warrants, the Special
Servicer shall, at the expense of the Trust Fund (or, if a Serviced Loan
Combination is involved, at the expense of the Trust Fund and the related Junior
Loan Holder(s), allocable between them as provided in the related Intercreditor
Agreement), perform such additional environmental testing as it deems necessary and prudent to determine whether the conditions described in clauses (i) and
(ii) of the second preceding sentence have been satisfied.

         (d) If (i) the environmental testing contemplated by subsection (c)
above establishes that either of the conditions set forth in clauses (i) and
(ii) of the first sentence thereof has not been satisfied with respect to any
Mortgaged Property securing a Specially Serviced Loan and (ii) there has been no breach of any of the representations and warranties set forth in or required to be made pursuant to Section 6 of the related Mortgage Loan Purchase Agreement for which the related Mortgage Loan Seller or other Responsible Party could be required to repurchase such Defaulted Loan pursuant to Section 7 of the related
Mortgage Loan Purchase Agreement, then the Special Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund (and in the case of any Serviced Loan Combination, of the related Junior Loan
Holder(s)), taken as a collective whole, and consistent with the Servicing
Standard (other than proceeding to acquire title to the Mortgaged Property) and is hereby authorized at such time as it deems appropriate to release such
Mortgaged Property from the lien of the related Mortgage.

         (e) The Special Servicer shall provide written reports and a copy of any Environmental Assessments to the Trustee, the Master Servicer, the Directing
Certificateholder, any Requesting Subordinate Certificateholder (at the expense of such requesting Holder) and, with respect to any Serviced Loan Combination, if such Environmental Assessment relates to such Serviced Loan Combination, to each related Junior Loan Holder monthly regarding any actions taken by the
Special Servicer with respect to any Mortgaged Property securing a Specially
Serviced Loan as to which the environmental testing contemplated in subsection
(c) above has revealed that either of the conditions set forth in clauses (i)
and (ii) of the first sentence thereof has not been satisfied, in each case until the earlier to occur of satisfaction of both such conditions, repurchase or replacement of the related Loan by the related Responsible Party pursuant to
Section 7 of the applicable Mortgage Loan Purchase Agreement or release of the lien of the related Mortgage on such Mortgaged Property. The Trustee shall, upon request, forward all such reports to the Certificateholders (at the expense of the requesting party) and each Rating Agency.

         (f) The Master Servicer shall report to the Internal Revenue Service and the related Borrower, in the manner required by applicable law, the information required to be reported regarding any Mortgaged Property that is abandoned or foreclosed, the receipt of mortgage interest received in a trade or business and the forgiveness of indebtedness with respect to any Mortgaged
Property required by Sections 6050J, 6050H and 6050P, respectively, of the Code.
Annually in each January, the Special Servicer shall provide the Master Servicer with all information or reports necessary to enable the Master Servicer to fulfill its obligations under this Section 3.09(f) (and shall from time to time provide additional information or reports promptly upon the Master Servicer's request therefor). The Master Servicer shall deliver a copy of any such report to the Trustee and the Special Servicer.

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         (g) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of the maintenance of an action to obtain a deficiency judgment if the state in which the Mortgaged
Property is located and the terms of the subject Loan permit such an action.

         (h) The Special Servicer shall maintain accurate records, prepared by one of its Servicing Officers, of each Final Recovery Determination in respect of a Loan or REO Property and the basis thereof. Each Final Recovery
Determination shall be evidenced by an Officer's Certificate delivered to the
Trustee, the Master Servicer and if related to a Serviced Loan Combination, to each related Junior Loan Holder, as applicable, no later than the next succeeding P&I Advance Determination Date.

         SECTION 3.10. Trustee to Cooperate; Release of Mortgage Files.

         (a) Upon the payment in full of any Loan, the purchase of an A Loan by a related Junior Loan Holder pursuant to the related Intercreditor Agreement, the purchase of any Loan by the holder of a related mezzanine loan in connection with a default pursuant to any related mezzanine loan intercreditor agreement or the receipt by the Master Servicer or the Special Servicer, as the case may be, of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer or the Special Servicer will promptly notify the Trustee and request delivery of the related Mortgage File and, in the case of the payment of in full of any Junior Loan or the purchase thereof by the holder of a related mezzanine loan, the Master Servicer or the Special Servicer, as the case may be, shall promptly so notify each related Junior Loan Holder and request delivery to it of the related Note. Any such notice and request shall be in the form of a Request for Release (and shall include two copies) signed by a
Servicing Officer (or in a mutually agreeable electronic format that will, in lieu of a signature on its face, originate from a Servicing Officer) and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the
Collection Account pursuant to Section 3.04(a) or remitted to the Master
Servicer to enable such deposit, have been or will be so deposited. Within six
Business Days (or within such shorter period as release can reasonably be accomplished if the Master Servicer notifies the Trustee of an exigency) of receipt of such notice and request, the Trustee (or, to the extent provided in
Section 3.01(b), the Master Servicer or the Special Servicer, as applicable)
shall execute such instruments of satisfaction, deeds of reconveyance and other documents as shall have been furnished to it by the Master Servicer, and the
Trustee shall release and deliver the related Mortgage File to the Master
Servicer or the Special Servicer, as the case may be. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to any account maintained hereunder.

         (b) From time to time as is appropriate for servicing or foreclosure of any Loan or Junior Loan, the Master Servicer or the Special Servicer shall deliver to the Trustee two copies of a Request for Release signed by a Servicing
Officer (or in a mutually agreeable electronic format that will, in lieu of a signature on its face, originate from a Servicing Officer). Upon receipt of the foregoing, the Trustee shall deliver the Mortgage File or any document therein to the Master Servicer or the Special Servicer (or a designee), as the case may
be. Upon return of the Mortgage File to the Trustee, the Trustee shall execute an acknowledgment of receipt.

         (c) The Special Servicer shall be responsible for the preparation of any court pleadings, requests for trustee's sale or, except as otherwise contemplated by Section 3.20, other documents necessary to the release of collateral securing a Specially Serviced Loan or Junior Loan related to a
Specially Serviced Loan, or to foreclosure or trustee's sale in respect of a
Mortgaged Property or to any legal action brought to obtain judgment against any
Borrower on the Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Note or Mortgage or

                                     -133-

otherwise available at law or in equity and shall forward such documents and pleadings to the Trustee and, if applicable, the related Junior Loan Holder(s)
for execution. Within seven Business Days (or within such shorter period as delivery can reasonably be accomplished if the Special Servicer notifies the
Trustee of an exigency) of receipt thereof, the Trustee shall execute and deliver to the Special Servicer any such documents or pleadings. When submitted for signature, such documents or pleadings shall be accompanied by a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee or any related Junior Loan Holder and certifying as to the reason such documents or pleadings are required, that the proposed action is in the best interest of the Certificateholders (and, in the case of any Serviced Loan
Combination, the related Junior Loan Holder(s)), in each case, taken as a collective whole, and that the execution and delivery thereof by the Trustee or any related Junior Loan Holder, as the case may be, will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

         SECTION 3.11. Servicing Compensation.

         (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to receive the Master Servicing Fee (subject to the third, fourth and last paragraphs of this Section 3.11(a)) with respect to each Loan and each Junior Loan (including, if applicable, the Specially Serviced Loans,
Defeasance Loans and Additional Collateral Loans) and any successor REO Loans with respect thereto at the Master Servicing Fee Rate. The Master Servicing Fee
with respect to any Loan or REO Loan shall cease to accrue if a Liquidation
Event occurs in respect thereof. The Master Servicing Fee shall be payable monthly, on a loan-by-loan basis, from payments of interest on the related Loan and REO Revenues allocable as interest on the related REO Loan. In no event will the Master Servicer or the Primary Servicer be entitled to retain a servicing fee from the amount of any P&I Advance, regardless of whether the related
Borrower is obligated to reimburse Master Servicing Fees or Primary Servicing
Fees.

         The Master Servicer, on behalf of itself, the holder of the Excess
Servicing Strip and the Assignable Primary Servicing Fee and any Primary
Servicer, shall be entitled to recover unpaid Master Servicing Fees and Primary
Servicing Fees in respect of any Loan, Junior Loan or REO Loan (including any
Specially Serviced Loan, Defeasance Loan or Additional Collateral Loan) required to be serviced by it out of that portion of related payments, Insurance and
Condemnation Proceeds, Liquidation Proceeds and REO Revenues (in the case of an
REO Loan) allocable as recoveries of interest, to the extent permitted by
Section 3.05(a). Subject to the third, eighth and last paragraphs of this
Section 3.11(a), the right to receive the Master Servicing Fee (and, except to the extent set forth in the Primary Servicing Agreement with respect to a
Primary Servicer and except as set forth in this Section 3.11(a), the related
Primary Servicing Fee) may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement. The parties hereto acknowledge that the annual fees of each Rating Agency allocable to the Loan will be paid by the
Master Servicer on an ongoing basis.

         Notwithstanding anything herein to the contrary, Midland (and its successors and assigns) may at its option assign or pledge to any third party or retain for itself the Excess Servicing Strip and the Assignable Primary
Servicing Fee; provided, however, that in the event of any resignation or termination of Midland, all or any portion of the Excess Servicing Strip and/or the Assignable Primary Servicing Fee may be reduced by the Trustee to the extent reasonably necessary (in the sole discretion of the Trustee) for the Trustee to obtain a qualified successor Master Servicer and Primary Servicer with respect to the Loans being primarily serviced by Midland (which successor may include the Trustee) that meets the requirements of Section 6.4 and that requires market rate servicing compensation that accrues at a per annum rate in excess of 0.005%
(0.50 basis points). The Master Servicer shall pay the Excess Servicing Strip and the Assignable Primary Servicing Fee to the holder of the Excess Servicing
Strip and the

                                     -134-

Assignable Primary Servicing Fee (i.e., Midland or any such third party) at such time and to the extent the Master Servicer is entitled to receive payment of its
Master Servicing Fees hereunder, notwithstanding any resignation or termination of Midland hereunder (subject to reduction pursuant to the preceding sentence).

         Additional servicing compensation ("Additional Servicing Compensation")
in the form of (i) 50% of all assumption application fees and assumption fees paid by the Borrowers on all Loans and Serviced Loan Combinations that are not
Specially Serviced Loans (but only when and to the extent that all amounts then due and payable with respect to such Loans have been paid), (ii) all Penalty
Charges actually collected on each Loan (other than Specially Serviced Loans)
but only when and to the extent that (A) all amounts then due and payable with respect to such Loan (including outstanding interest on all Advances accrued with respect to such Loan) have been paid, (B) the Trust Fund has been reimbursed with respect to any Advances made with respect to such Loan, together with interest thereon if such interest was paid to the Master Servicer, from a source of funds other than Penalty Charges collected on such Loan, and (C) the
Trust Fund has been reimbursed for any Additional Trust Fund Expenses incurred since the Closing Date with respect to such Loan and previously paid from a source other than Penalty Charges on such Loan, (iii) charges for beneficiary statements or demands and amounts collected for checks returned for insufficient funds, (iv) all commercially reasonable fees actually collected on or with respect to any Loan or Serviced Loan Combination for modifications, extensions, earnouts and other actions for which the Master Servicer is responsible pursuant to Section 3.20 (but only when and to the extent that all amounts then due and payable after giving effect to any modification with respect to the related Loan or Serviced Loan Combination, as applicable, have been paid), (v) reasonable and customary consent fees and fees in connection with defeasance, if any, of any such Loan or Serviced Loan Combination and (vi) other customary charges, in each case only to the extent actually paid by the related Borrower, shall be retained by the Master Servicer and shall not be required to be deposited in the
Collection Account or any Junior Loan Custodial Account, as applicable, maintained by the Master Servicer pursuant to Section 3.04(a). Notwithstanding anything to the contrary in clause (ii) of the first sentence of this paragraph or in the last paragraph of Section 3.11(b), (x) the Master Servicer shall be entitled to that portion, if any, of a Penalty Charge collected on a Specially
Serviced Loan that accrued prior to the related Servicing Transfer Event and (y)
if the Special Servicer has partially waived any Penalty Charge part of which accrued prior to the related Servicing Transfer Event, any collections in respect of such Penalty Charge shall be shared pro rata by the Master Servicer and the Special Servicer based on the respective portions of such Penalty Charge to which they would otherwise have been entitled. With respect to Loans which are not Specially Serviced Loans, any fees payable by the related Borrower with respect to the servicing activities set forth in Sections 3.08(a), 3.08(c),
3.08(i), 3.20(c) and 3.29(d), shall be considered Additional Servicing
Compensation, and such fees that are in the nature of an application fee shall be payable entirely to the Master Servicer and any fee payable by the Borrower upon the completion of the servicing activities set forth in such section shall be shared equally by the Master Servicer and the Special Servicer. Compensation
payable with respect to servicing activities set forth under Sections 3.08(h)
and 3.20(b) shall be paid entirely to the Master Servicer.

         The Master Servicer also shall be entitled to additional servicing compensation in the form of: (i) interest or other income earned on deposits relating to the Trust Fund in the Collection Account or any Junior Loan
Custodial Account maintained by the Master Servicer in accordance with Section
3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to each such account); (ii) interest earned on deposits in any Cash
Collateral Account, any Lockbox Account and the Servicing Accounts maintained by the Master Servicer that is not required by applicable law or the related Loan
Documents to be paid to the Borrower; and (iii) collections representing
Prepayment Interest Excess for any Distribution Date on the Loans (except to the extent necessary to offset Prepayment Interest Shortfalls on such Loans for such
Distribution Date).

                                     -135-

         The Master Servicer shall not be entitled to any Master Servicing Fees or any other compensation from the Trust Fund hereunder with respect to any CBA
B Loan.

         The Master Servicer shall be entitled to the above-described Additional
Servicing Compensation (without sharing such Additional Servicing Compensation with the Special Servicer or any other Person) with respect to the Junior Loans
(as though such loans were Loans) to the extent not expressly prohibited under the related Intercreditor Agreements; provided that, in no such case, shall the payment of any such compensation with respect to a Junior Loan reduce amounts otherwise payable to the Certificateholders.

         The initial Master Servicer in its individual capacity (and its successors and assigns) shall also be entitled to receive all Primary Servicing
Fees on each Loan and Junior Loan (including any Specially Serviced Loan,
Additional Collateral Loan and Defeasance Loan) that is not serviced by a
Primary Servicer, and on any successor REO Loan with respect to the foregoing, computed on the basis of the related Stated Principal Balance and for the same period and in the same manner respecting which any related interest payment due
(or deemed to be due) on the related Loan, Junior Loan or REO Loan is computed.
The right of the initial Master Servicer (and its successors and assigns) to receive such Primary Servicing Fees in accordance with the provisions hereof shall not be terminated under any circumstance, including transfer of the servicing or subservicing of the Loans to another entity or the termination of the initial Master Servicer in its capacity as Master Servicer, except to the extent that any portion of such Primary Servicing Fee is needed (as determined by the Trustee in its discretion) to compensate any replacement primary servicer for assuming the duties of the initial Master Servicer as Primary Servicer under this Agreement. The initial Master Servicer in its individual capacity (and its successors and assigns) shall be permitted to assign such Primary Servicing Fees to any party without restriction, subject to the exception in the immediately preceding sentence. Notwithstanding the foregoing, each Primary Servicer which is not the initial Master Servicer shall be entitled to all Primary Servicing
Fees on all Loans and Junior Loans primary serviced by it under the applicable
Primary Servicing Agreement, whether or not any of such Loans shall become
Specially Serviced Loans.

         Except as specifically provided herein, the Master Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due for premiums for any blanket Insurance Policy insuring against hazard losses pursuant to Section 3.07), if and to the extent such expenses are not payable directly out of the Collection Account or any Junior
Loan Custodial Account maintained by the Master Servicer, and the Master
Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

         In the event that Midland is terminated or resigns as Master Servicer, it (and its successors and assigns) will be entitled to retain the Excess
Servicing Strip and the Assignable Primary Servicing Fee, except to the extent that any portion of such Excess Servicing Strip or the Assignable Primary
Servicing Fee is needed (as determined by the Trustee in its discretion) to compensate any replacement Master Servicer for assuming the duties of Midland under this Agreement.

         (b) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each
Specially Serviced Loan and REO Loan. As to each such Specially Serviced Loan and REO Loan, the Special Servicing Fee shall accrue at the Special Servicing
Fee Rate (in accordance with the same terms of the related Note as are applicable to the accrual of interest at the Mortgage Rate) and shall be computed on the basis of the Stated Principal Balance of such Specially Serviced
Loan and for the same period respecting which any related interest payment due on such Specially Serviced Loan or deemed to be due on such REO Loan is computed. The Special

                                     -136-

Servicing Fee with respect to any Specially Serviced Loan or REO Loan cease to accrue if a Liquidation Event occurs in respect thereof. The Special Servicing
Fee shall be payable monthly, on a loan-by-loan basis, to the extent permitted by Section 3.05(a). The right of the Special Servicer to receive the related
Special Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement.

         Additional servicing compensation in the form of (i) all assumption application and assumption fees on all Specially Serviced Loans, (ii) one-half of all assumption application fees and assumption fees on any Loans other than
Specially Serviced Loans and (iii) all commercially reasonable extension fees and all fees received on or with respect to loan modifications for which the
Special Servicer is responsible pursuant to Section 3.20(a), but only to the extent actually collected from the related Borrower and only when and to the extent that all amounts then due and payable after giving effect to any modification with respect to the related Loan or Serviced Loan Combination
(including those payable to the Master Servicer pursuant to Section 3.11(a))
have been paid, shall be promptly paid to the Special Servicer by the Master
Servicer and shall not be required to be deposited in the Collection Account or any Junior Loan Custodial Account pursuant to Section 3.04(a).

         The Special Servicer shall also be entitled to servicing compensation in the form of a Workout Fee with respect to each Corrected Loan at the Workout
Fee Rate. The "Workout Fee Rate" means 1.0% applied to each collection of interest (other than Default Interest) and principal (including scheduled payments, prepayments, Balloon Payments, payments at maturity and payments received with respect to a partial condemnation of a Mortgaged Property securing a Specially Serviced Loan) received on such Loan for so long as it remains a
Corrected Loan. The Workout Fee with respect to any Corrected Loan will cease to be payable if the subject Loan or Junior Loan again becomes a Specially Serviced
Loan; provided that a new Workout Fee will become payable if and when the subject Loan or Junior Loan again becomes a Corrected Loan. If the Special
Servicer is terminated (other than for cause), it shall retain the right to receive any and all Workout Fees otherwise payable to it with respect to any
Loan and/or Junior Loan

               (i) that became a Corrected Loan during the period that it acted as Special Servicer and that was a Corrected Loan at the time of such termination; or

               (ii) that becomes a Corrected Loan subsequent to the time of such termination if the Special Servicer resolved the circumstances and/or conditions (including by way of a modification of the subject mortgage loan) which caused the subject mortgage loan to become a Specially Serviced
     Loan but the subject mortgage loan had not, when the Special Servicer was terminated, become a Corrected Loan because the related Borrower had not then made three consecutive monthly debt service payments (but the related
     Borrower then makes those three monthly debt service payments, and the subject mortgage loan subsequently becomes a Corrected Loan as a result of the Borrower making those three monthly debt service payments);

in each case until the Workout Fee for any such loan ceases to be payable in accordance with the terms hereof (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees).

         A Liquidation Fee will be payable to the Special Servicer with respect to each Specially Serviced Loan or REO Loan as to which the Special Servicer receives any Liquidation Proceeds subject to the exceptions set forth in the definition of Liquidation Fee. As to each Specially Serviced Loan or REO Loan, the Liquidation Fee will be payable (subject to the provisos to the first paragraph of Section 3.05(a)) out of, and will be calculated by application of a
"Liquidation Fee Rate" of 1.0% of net Liquidation Proceeds received with respect to such Specially Serviced Loan or REO Loan.

                                     -137-

Notwithstanding the foregoing, no Liquidation Fee shall be payable under this
Agreement in connection with any of the exceptions set forth in the definition of "Liquidation Fee".

         Notwithstanding anything to the contrary described above, no
Liquidation Fee will be payable under the circumstances provided in the proviso to the definition of Liquidation Fee. If, however, Liquidation Proceeds are received with respect to any Corrected Loan and the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest (other than Default Interest) on such Corrected Loan; provided, however, that in no event will the Special Servicer receive both a Liquidation
Fee and a Workout Fee out of the same Liquidation Proceeds.

         The Special Servicer will also be entitled to additional fees in the form of Penalty Charges on each Specially Serviced Loan (other than, if applicable, a Junior Loan) (but only to the extent actually collected from the related Borrower and when and to the extent that all amounts then due and payable with respect to such Specially Serviced Loan (including outstanding interest on all Advances accrued with respect to such Specially Serviced Loan)
have been paid. The Special Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts, other than management fees in respect of REO Properties, due and owing to any of its
Sub-Servicers and the premiums for any blanket Insurance Policy obtained by it insuring against hazard losses pursuant to Section 3.07), if and to the extent such expenses are not payable directly out of the Collection Account, a Junior
Loan Custodial Account or the REO Account, and the Special Servicer shall not be entitled to reimbursement therefor except as expressly provided in this
Agreement.

         SECTION 3.12. Reports to the Trustee; Collection Account Statements.

         (a) The Master Servicer shall deliver to the Trustee and the Special
Servicer, no later than 1:00 p.m. New York City time on the second Business Day prior to each Distribution Date beginning in September 2004, the CMSA Loan
Periodic Update File with respect to its respective Loans and Serviced Loan
Combinations and any successor REO Loans with respect thereto for the related
Distribution Date, including the anticipated P&I Advances and Servicing Advances for the related Distribution Date and any accrued but unpaid interest on
Advances. The Master Servicer shall, subject to Section 3.12(h), contemporaneously provide a copy of such report as it relates to any Junior Loan of a Serviced Loan Combination to the related Junior Loan Holder. The Master
Servicer's responsibilities under this Section 3.12(a) with respect to Specially
Serviced Loans and REO Loans shall be subject to the satisfaction of the Special
Servicer's obligations under Section 3.21. For the purposes of the production by the Master Servicer or the Special Servicer of any report, the Master Servicer or the Special Servicer, as the case may be, may conclusively rely (without independent verification), absent manifest error, on information provided to it by the Depositor, by the Trustee, by the related Mortgage Loan Seller, by the related Borrower or (x) in the case of such a report produced by the Master
Servicer, by the Special Servicer (if other than the Master Servicer or an
Affiliate thereof) and (y) in the case of such a report produced by the Special
Servicer, by the Master Servicer (if other than the Special Servicer or an
Affiliate thereof).

         Notwithstanding the foregoing, because the Master Servicer will not receive the Servicing Files until the Closing Date and will not have sufficient time to review and analyze such Servicing Files before the initial Distribution
Date, the parties agree that the CMSA Loan Periodic Update File required to be delivered by the Master Servicer in September 2004 (insofar as it relates to
CSFB Loans) will be based solely upon information generated from actual collections received by the Master Servicer and from information the Depositor delivers or causes to be delivered to the Master Servicer

                                     -138-

(including but not limited to information prepared by third-party servicers of the subject Loans with respect to the period prior to the Closing Date).

         (b) For so long as the Master Servicer makes deposits into and withdrawals from the Collection Account, the Master Servicer shall, upon request, forward to the Trustee a statement setting forth the status of the
Collection Account (and shall deliver to each Junior Loan Holder a statement setting forth the status of the related Junior Loan Custodial Account) as of the close of business on the last Business Day of the related Due Period showing the aggregate amount of deposits into and withdrawals from such account of each category of deposit specified in Section 3.04 and each category of withdrawal specified in Section 3.05 for the related Due Period.

         (c) No later than 1:00 p.m. New York City time on the Master Servicer
Remittance Date beginning in November 2004, the Master Servicer shall deliver or cause to be delivered to the Trustee the following reports for the Loans and
Serviced Loan Combinations (and, if applicable, the REO Properties), providing the required information as of the related Determination Date: (i) a CMSA
Comparative Financial Status Report, (ii) a CMSA Delinquent Loan Status Report;
(iii) a CMSA Historical Loan Modification and Corrected Mortgage Loan Report;
(iv) a CMSA Historical Liquidation Report; (v) a CMSA REO Status Report; (vi) a
CMSA Servicer Watch List; (vii) a CMSA Property File; (viii) a CMSA Financial
File; and (ix) a CMSA Loan Level Reserve/LOC Report. Such reports shall be in
CMSA format (as in effect from time to time) and shall be in an electronic format reasonably acceptable to both the Trustee and the Master Servicer. The
Master Servicer shall contemporaneously provide a copy of such reports as they relate to any loan component in a Serviced Loan Combination to the related
Junior Loan Holder.

         For the purposes of the production by the Master Servicer or the
Special Servicer of any reports, documents or information required under this
Section 3.12 or under any other provision of this Agreement, the Master Servicer or the Special Servicer, as the case may be, may (absent bad faith or manifest error) conclusively rely on (without investigation, inquiry, independent verification or any duty or obligation to recompute, verify or recalculate any of the amounts and other information contained in) any reports, documents or information provided to it by the Depositor, by the Trustee, by the related
Mortgage Loan Seller, by the related Borrower or (x) in the case of any such reports, documents or information produced by the Master Servicer, by the
Special Servicer (if other than the Master Servicer or an Affiliate thereof) and
(y) in the case of any such reports, documents and information produced by the
Special Servicer, by the Master Servicer (if other than the Special Servicer or an Affiliate thereof). The Trustee shall be entitled to conclusively rely on and shall not be responsible for the accuracy of any information provided to it by the Master Servicer or the Special Servicer pursuant to this Agreement, but shall (in the absence of bad faith) be entitled to conclusively rely on such information without any investigation, independent verification or inquiry or any duty or obligation to recompute, verify or recalculate any of the amounts and other information stated therein.

         The reporting obligations of the Master Servicer in connection with a
Serviced Loan Combination shall be construed to require the Master Servicer to only provide information regarding such Serviced Loan Combination, but whenever the Master Servicer remits funds to the related Junior Loan Holder(s), it shall thereupon deliver to such holder a remittance report identifying the amounts in such remittance. The Master Servicer shall contemporaneously with any related delivery to the Trustee or the Special Servicer, as applicable, provide any such reports which contain information related to the Mortgaged Property securing any
Serviced Loan Combination, or financial information regarding any related
Borrower to the related Junior Loan Holder(s), as applicable, unless an earlier delivery is expressly required hereunder.

                                     -139-

         Within 30 days following the Closing Date, the Master Servicer shall deliver to the Trustee the CMSA Loan Setup File for the Loans; provided that the
Depositor shall, within 20 days following the Closing Date deliver to the Master
Servicer the information to be included therein with respect to CSFB Loans.

         By 4:00 p.m. New York City time on the fourth Business Day prior to the
Master Servicer Remittance Date, beginning in September 2004, the Special
Servicer shall prepare and deliver or cause to be delivered to the Master
Servicer the CMSA Special Servicer Loan File that contains the information called for in, or that will enable the Master Servicer to provide, the CMSA files and reports required to be delivered by the Master Servicer to the
Trustee, in each case with respect to any applicable Specially Serviced Loans and REO Properties.

         (d) The Master Servicer shall deliver or cause to be delivered to the
Trustee the following materials (and shall contemporaneously provide a copy of such materials and related reports as they relate to a Junior Loan, as applicable, of a Serviced Loan Combination, to the related Junior Loan Holder), in each case to the extent that such materials or the information on which they are based are required to be delivered pursuant to the Loan Documents for the
Loans and any related REO Properties and have been received by the Master
Servicer:

               (i) At least annually by May 31, commencing May 31, 2005, or as soon thereafter as reasonably practicable based upon when, and the format in which, the Master Servicer receives the subject information, with respect to each Loan and each related REO Loan (to the extent prepared by and timely received from the Special Servicer in the case of any Specially
     Serviced Loan or REO Loan), a CMSA Operating Statement Analysis Report and
     CMSA NOI Adjustment Worksheet for the related Mortgaged Property or REO
     Property as of the end of the preceding fiscal year, together with copies of the operating statements and rent rolls (but only to the extent the related Borrower delivers such information to the Master Servicer and, with respect to operating statements and rent rolls for Specially Serviced Loans and REO Properties, to the extent timely delivered by the Special Servicer to the Master Servicer), for the related Mortgaged Property or REO Property as of the end of the preceding fiscal year.

               (ii) The Master Servicer shall use its reasonable efforts (but shall not be required to institute litigation) to obtain quarterly and annual operating statements and rent rolls with respect to each of such
     Loans, other than Specially Serviced Loans or REO Loans, which efforts shall include sending a letter to the related Borrower each quarter
     (followed up with telephone calls) requesting such quarterly and/or annual operating statements and rent rolls by no later than 60 days after the subject calendar quarter, or 90 days after the subject calendar year, to the extent such action is consistent with applicable law, the terms of such
     Loans and the Servicing Standard. Subject to the provisions of Section
     3.12(h) below, the Master Servicer shall (to the extent not otherwise delivered pursuant to clause (i) above) deliver copies of all of the foregoing items so collected to the Special Servicer, the Directing
     Certificateholder and any Requesting Subordinate Certificateholder (at the
     expense of such requesting Holder), and upon request, the Trustee and the
     Depositor, (x) in the case of quarterly operating statements and rent rolls, within the later of (A) 60 days after such quarter and (B) 45 days following receipt of such operating statements and rent rolls, and (y) in the case of annual operating statements and rent rolls, not later than the later of (A) May 31 of each calendar year and (B) 45 days following receipt of such operating statements and rent rolls.

               (iii) The Master Servicer shall maintain a CMSA Operating
     Statement Analysis Report for each Mortgaged Property securing each Loan
     (other than any such

                                     -140-

     Mortgaged Property which is an REO Property or constitutes security for a
     Specially Serviced Loan) that shall be updated by the Master Servicer and delivered to the Trustee and any related Junior Loan Holder within 30 days after receipt by the Master Servicer of updated operating statements for such Mortgaged Property beginning in November 2004, provided that the
     Master Servicer shall not be required to update the CMSA Operating
     Statement Analysis Reports more often than quarterly or such other longer period as operating statements are required to be delivered to the lender by the Borrower pursuant to the Loan Documents.

         The Special Servicer will be required pursuant to Section 3.12(f) to deliver in a reasonable electronic format to the Master Servicer the information required pursuant to this Section 3.12(d) with respect to Specially Serviced
Loans and REO Loans on or before April 30 of each year, commencing on April 30,
2005, and within 10 days after its receipt of any operating statement for any related Mortgaged Property or REO Property.

         (e) The Special Servicer shall report to the Master Servicer any events affecting, or which may affect, the most recent CMSA Servicer Watch List for the
Loans and Serviced Loan Combinations promptly upon the Special Servicer having knowledge of such event. In addition, in connection with their servicing of the respective Loans, the Master Servicer and the Special Servicer shall provide to each other and to the Trustee (and solely with respect to any Serviced Loan
Combination, if any Junior Loan of such Serviced Loan Combination is listed on the CMSA Servicer Watch List, the related Junior Loan Holder) written notice of any event that comes to their knowledge with respect to a Junior Loan or REO
Property that the Master Servicer or the Special Servicer, respectively, determines, in accordance with Servicing Standard, would have a material adverse effect on such loan or REO Property, which notice shall include an explanation as to the reason for such material adverse effect.

         (f) The Special Servicer shall deliver or cause to be delivered to the
Master Servicer and, upon the request of the Trustee, the Depositor, any Junior
Loan Holder or any Rating Agency, to any such requesting party, the following materials, in each case to the extent that such materials or the information on which they are based are required to be delivered by the Borrower pursuant to the Loan Documents for the Loans and Serviced Loan Combinations have been received by the Special Servicer:

               (i) Annually, on or before April 30 of each year, commencing
     April 30, 2005, or as soon thereafter as reasonably practicable based upon when, and the format in which, the Master Servicer receives the subject information, with respect to each Specially Serviced Loan and REO Loan, a
     CMSA Operating Statement Analysis Report and CMSA NOI Adjustment Worksheet,
     both in written form and in electronic format reasonably acceptable to the
     Master Servicer, the Special Servicer and the Trustee for the related
     Mortgaged Property or REO Property as of the end of the preceding calendar year (but only to the extent that the Special Servicer has received such information from the Master Servicer at the time of the servicing transfer pursuant to Section 3.21 necessary to prepare the related CMSA Operating
     Statement Analysis Report and CMSA NOI Adjustment Worksheet on a
     prospective basis), together with copies of the operating statements and rent rolls for the related Mortgaged Property or REO Property as of the end of the preceding calendar year.

               (ii) The Special Servicer shall use its reasonable efforts (but shall not be required to institute litigation) to obtain quarterly and annual operating statements and rent rolls with respect to each Mortgaged
     Property constituting security for a Specially Serviced Loan and each REO
     Property, which efforts shall include sending a letter to the related
     Borrower or other appropriate party each quarter (followed up with telephone calls) requesting such quarterly and/or annual operating statements and rent rolls by no later than 60 days after the subject calendar

                                     -141-

     quarter, or 90 days after the subject calendar year. The Special Servicer shall (to the extent not otherwise delivered pursuant to clause (i) above)
     deliver copies of all of the foregoing items so collected to the Master
     Servicer, the holders of any related Junior Loan(s), the Directing
     Certificateholder and any Requesting Subordinate Certificateholder (at the
     expense of such requesting Holder), and upon request, the Trustee and the
     Depositor, (x) in the case of quarterly operating statements and rent rolls, within the later of (A) 60 days after such quarter and (B) 45 days following receipt of such operating statements and rent rolls, and (y) in the case of annual operating statements and rent rolls, not later than the later of (A) April 30 of each calendar year and (B) 45 days following receipt of such operating statements and rent rolls.

               (iii) The Special Servicer shall maintain a CMSA Operating
     Statement Analysis Report, both in written form and in electronic format reasonably acceptable to the Master Servicer, the Special Servicer and the
     Trustee, for each Mortgaged Property which constitutes security for a
     Specially Serviced Loan or is a REO Property that shall be updated by the
     Special Servicer and delivered to the Master Servicer, the Trustee and the holders of any related Junior Loan(s) within 10 days after receipt by the
     Special Servicer of updated operating statements for each such Mortgaged
     Property, provided that the Special Servicer shall not be required to update any CMSA Operating Statement Analysis Report more often than quarterly.

         (g) The Master Servicer and the Special Servicer hereby agrees to deliver to each Rating Agency any information such Rating Agency may reasonably request with respect to the Loans and Serviced Loan Combinations. The Trustee
shall be entitled to rely conclusively on and shall not be responsible for the content or accuracy of any information provided to it by the Master Servicer or the Special Servicer pursuant to this Agreement.

         (h) If the Master Servicer or the Special Servicer is required to deliver any statement, report or information under any provision of this
Agreement (including Section 3.15 and Section 3.26(h)), then, notwithstanding anything to the contrary herein, the Master Servicer or the Special Servicer, as the case may be, may satisfy such obligation by (x) physically delivering a paper copy of such statement, report or information, (y) delivering such statement, report or information in a commonly used electronic format or (z)
making such statement, report or information available on the Master Servicer's
Website, unless this Agreement expressly specifies a particular method of delivery; provided that all reports required to be delivered to the Trustee shall be delivered in accordance with clause (x) or (y).

         (i) During any fiscal year of the Trust until the Trustee provides written notice that it has filed a Form 15 with respect to the Trust as to that fiscal year in accordance with Section 3.26(d), (x) the Master Servicer shall monitor for the occurrence of any events specified under Section 3.26(b) and (to the extent it has actual knowledge of, or should (in performing its obligations in accordance with the Servicing Standard) have actual knowledge of, any such event) shall promptly, but not later than one Business Day after obtaining knowledge of such event, so notify the Trustee and the Depositor, and, not later than two Business Days after obtaining knowledge of such event, set forth such information in an additional report (which report shall be in a format reasonably acceptable to the Trustee and the Master Servicer) and deliver such report to the Trustee, and (y) the Special Servicer, solely with respect to
Specially Serviced Loans or REO Loans that relate to REO Properties and any material impairment to such Loans, and only to the extent the Special Servicer has actual knowledge of, or should (in performing its obligations in accordance with the Servicing Standard) have actual knowledge of, any events specified under Section 3.26(b), shall promptly, but not later than one Business Day after obtaining knowledge of any such event, so notify the Trustee and the Depositor, set forth such information in an additional report (which report shall be in a format reasonably acceptable to the Trustee and the Special Servicer) and deliver such report to the Trustee.

                                     -142-

         SECTION 3.13. Annual Statement as to Compliance.

         The Master Servicer and the Special Servicer shall each deliver to the
Trustee and to the Rating Agencies, the Depositor, the Directing
Certificateholder, any Requesting Subordinate Certificateholder (at the expense of such requesting Holder) and any Junior Loan Holder (at such Junior Loan
Holder's expense) on or before May 1 of each year, beginning May 1, 2005, an officer's certificate of the Master Servicer or the Special Servicer stating that, among other things, to the best of such officer's knowledge, the Master
Servicer or the Special Servicer has fulfilled its obligations under this
Agreement in all material respects throughout the preceding year (or such shorter period) or, if there has been a material default, specifying each material default known to such officer, the nature and status of such default and the action proposed to be taken with respect thereto, and whether it has received any notice regarding qualification, or challenging the status, of any
Trust REMIC as a REMIC from the IRS or any other governmental agency or body;
provided that the Master Servicer and Special Servicer shall be required to deliver its Annual Performance Certification by March 20 in 2005 or any given year thereafter if it has received confirmation from the Trustee or the
Depositor by January 31 of that year that a report on Form 10-K is required to be filed in respect of the Trust for the preceding calendar year. The Trustee shall deliver such Officer's Certificate, upon request, to any
Certificateholder. If the same entity acts as the Master Servicer and the
Special Servicer, the foregoing may be delivered as a single certificate.

         SECTION 3.14. Reports by Independent Public Accountants.

         On or before May 1 of each year, beginning with May 1, 2005, each of the Master Servicer and the Special Servicer (the "reporting person"), at the reporting person's expense, shall cause a firm of nationally recognized
Independent public accountants (who may also render other services to the reporting person) which is a member of the American Institute of Certified
Public Accountants ("AICPA") to furnish a statement (an "Accountant's
Statement") to the Trustee, the Depositor and the Rating Agencies, the Directing
Certificateholder, any Requesting Subordinate Certificateholder (at the expense of such requesting Holder) and any Junior Loan Holder (at such Junior Loan
Holder's expense) to the effect that such firm has examined certain documents and records relating to the servicing of similar mortgage loans under similar agreements and that, on the basis of such examination conducted substantially in compliance with generally accepted auditing standards and the Uniform Single
Attestation Program for Mortgage Bankers or the Audit Program for Mortgages
serviced for FHLMC, such servicing has been conducted in compliance with similar agreements except for such significant exceptions or errors in records that, in the opinion of such firm, generally accepted auditing standards and the Uniform
Single Attestation Program for Mortgage Bankers or the Audit Program for
Mortgages serviced for FHLMC require it to report, in which case such exceptions and errors shall be so reported; provided that the Master Servicer and Special
Servicer shall be required to cause the delivery of its Annual Accountants'
Report by March 20 in 2005 or any given year thereafter if it has received written confirmation from the Trustee or the Depositor by January 31 of that year that a report on Form 10-K is required to be filed in respect of the Trust for the preceding calendar year.

         Each reporting person shall obtain from the related accountants, or shall prepare, an electronic version of each Accountant's Statement and provide such electronic version to the Trustee for filing in accordance with the procedures set forth in Section 3.26 hereof. In rendering such statement, such firm may rely, as to matters relating to direct servicing of mortgage loans by
Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for
Mortgage Bankers (rendered within one year of such statement) of independent public accountants with respect to the related Sub-Servicer.

                                     -143-

         SECTION 3.15. Access to Certain Information.

         The Master Servicer and the Special Servicer shall provide reasonable access during its normal business hours at each of its principal servicing offices to any Certificateholder or Certificate Owner that is, or is affiliated with, a federally insured financial institution, to the Trustee, to the
Depositor, to each Rating Agency, to each Junior Loan Holder, to the Special
Servicer, and to the OTS, the FDIC, the Federal Reserve Board and the
supervisory agents and examiners of such boards and such corporations, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, to any documentation regarding the Loans and the Trust Fund within its control (but with respect to a Junior
Loan Holder, relating to the corresponding Loan Combination only) which may be required by this Agreement or by applicable law.

         Such access shall be afforded without charge (except that the Master
Servicer and Special Servicer may charge a reasonable fee for copies and out-of-pocket costs to parties other than the Rating Agencies) but only upon reasonable prior written request and during normal business hours at the offices of the Master Servicer or the Special Servicer, as the case may be, designated by it.

         Nothing in this Section 3.15 shall detract from the obligation of the
Master Servicer and the Special Servicer to observe any applicable law or agreement prohibiting disclosure of information with respect to the Borrowers, and the failure of the Master Servicer or the Special Servicer to provide access as provided in this Section 3.15 as a result of such obligation shall not constitute a breach of this Section 3.15. Nothing herein shall be deemed to require the Master Servicer or the Special Servicer to confirm, represent or warrant the accuracy of any other Person's information or report, included in any communication from the Master Servicer or the Special Servicer or from any other Person. No Master Servicer or Special Servicer may be held liable for the dissemination of information in accordance with this Agreement. Neither the
Master Servicer nor the Special Servicer shall have any liability to the
Depositor, the Trustee, any Certificateholder, any Certificate Owner, any Junior
Loan Holder, the Initial Purchaser, any Underwriter, any Rating Agency or any
other Person to whom the Master Servicer or the Special Servicer, as applicable, delivers information pursuant to and in accordance with this Section 3.15 or any other provision of this Agreement for federal, state or other applicable securities law violations relating to the disclosure of such information. The
Master Servicer and the Special Servicer may each disclaim responsibility for any information distributed by the Trustee or any other party to this Agreement for which the Master Servicer or the Special Servicer, as applicable, is not the original source. The Master Servicer and Special Servicer may deny any of the foregoing Persons access to confidential information or any intellectual property which the Master Servicer or the Special Servicer is restricted by license or contract from disclosing. Notwithstanding the foregoing, the Master
Servicer and the Special Servicer shall maintain separate from such confidential information and intellectual property, all documentation regarding the Loans that is not confidential.

         SECTION 3.16. Title to REO Property; REO Account.

         (a) If title to any REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee (or its nominee) on behalf of the
Certificateholders (and for the benefit of the related Junior Loan Holder(s) if such REO Property is related to any CBA A/B Loan Pair or any Serviced Loan
Combination). The Special Servicer, on behalf of the Trust Fund, shall sell any such REO Property in accordance with Section 3.18(d) and, in any event, prior to the close of the third calendar year beginning after the year in which the Trust
Fund acquires ownership of such REO Property for purposes of Section 860G(a)(8)
of the Code, unless the Special Servicer either (i) is granted an extension of time (an "REO Extension") by the Internal Revenue Service to sell such REO
Property (a copy of which shall be delivered to the Trustee) or (ii) obtains for the Trustee and the Master Servicer an Opinion of Counsel (the

                                     -144-

cost of which shall be paid as a Servicing Advance), addressed to the Trustee and the Master Servicer, to the effect that the holding by the Trust Fund of such REO Property after such period will not result in the imposition of taxes on "prohibited transactions" of the Trust Fund or any Trust REMIC as defined in
Section 860F of the Code or cause any Trust REMIC to fail to qualify as a REMIC for federal or applicable state tax purposes at any time that any Uncertificated
Lower-Tier Interests or Certificates are outstanding. If the Special Servicer is granted the REO Extension or obtains the Opinion of Counsel contemplated by clause (ii) above, the Special Servicer shall sell such REO Property within such period as is permitted by such REO Extension or such Opinion of Counsel. Any expense incurred by the Special Servicer in connection with its being granted the REO Extension or its obtaining the Opinion of Counsel contemplated by clause
(ii) above shall be an expense of the Trust Fund payable out of the Collection
Account pursuant to Section 3.05(a).

         (b) The Special Servicer shall segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur in respect of any
REO Property, the Special Servicer shall establish and maintain an REO Account, held on behalf of the Trustee in trust for the benefit of the Certificateholders
(and for the benefit of the related Junior Loan Holder(s) if such REO Property is related to any CBA A/B Loan Pair or Serviced Loan Combination), for the
retention of revenues and other proceeds derived from each REO Property. Each
REO Account shall be an Eligible Account. The Special Servicer shall deposit, or cause to be deposited, in its REO Account, within one Business Day after receipt, all REO Revenues, Insurance and Condemnation Proceeds and Liquidation
Proceeds received in respect of an REO Property. Funds in an REO Account may be invested only in Permitted Investments in accordance with Section 3.06. The
Special Servicer shall give notice to the Trustee and the Master Servicer(s) of the location of its REO Account when first established and of the new location of its REO Account prior to any change thereof.

         (c) The Special Servicer shall withdraw from its REO Account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in such REO Account relating to such REO Property. On each Determination Date, the
Special Servicer shall withdraw from its REO Account and remit to the Master
Servicer for deposit into the Collection Account the aggregate of all amounts received in respect of each REO Property during the most recently ended Due
Period, net of any withdrawals made out of such amounts pursuant to the preceding sentence; provided, however, that the Special Servicer may retain in its REO Account, in accordance with the Servicing Standard, such portion of such balance as may be necessary to maintain a reasonable reserve for repairs, replacements, leasing, management and tenant improvements and other related expenses for each REO Property. In addition, on each Determination Date, the
Special Servicer shall provide the Master Servicer with a written accounting of amounts deposited in the Collection Account on such date.

         (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, the REO Account pursuant to Section 3.16(b) or (c).

         SECTION 3.17. Management of REO Property.

         (a) If title to any REO Property is acquired, the Special Servicer shall manage, conserve, protect, operate and lease such REO Property for the benefit of the Certificateholders (and for the benefit of the related Junior
Loan Holder(s) if such REO Property is related to any CBA A/B Loan Pair or any
Serviced Loan Combination) solely for the purpose of its timely disposition and sale in a manner that does not cause such REO Property to fail to qualify as
"foreclosure property" within the

                                     -145-

meaning of Section 860G(a)(8) of the Code or result in the receipt by the Trust
Fund of any "income from non-permitted assets" within the meaning of Section
860F(a)(2)(B) of the Code. Subject to the foregoing, however, the Special
Servicer shall have full power and authority to do any and all things in connection therewith as are in the best interests of and for the benefit of the
Certificateholders (and for the benefit of the related Junior Loan Holder(s) if such REO Property is related to any CBA A/B Loan Pair or any Serviced Loan
Combination) (as determined by the Special Servicer in its good faith and reasonable judgment) and, consistent therewith, shall withdraw from the REO
Account, to the extent of amounts on deposit therein with respect to such REO
Property, funds necessary for the proper operation, management, leasing, maintenance and disposition of such REO Property, including, without limitation:

               (i) all Insurance Policy premiums due and payable in respect of such REO Property;

               (ii) all real estate taxes and assessments in respect of such REO
     Property that may result in the imposition of a lien thereon;

               (iii) any ground rents in respect of such REO Property, if applicable; and

               (iv) all costs and expenses necessary to maintain and lease such
     REO Property.

         To the extent that amounts on deposit in the related REO Account in respect of any REO Property are insufficient for the purposes set forth in clauses (i) through (iv) above with respect to such REO Property, subject to
Section 3.03(c), the Master Servicer shall advance from its own funds, as a
Servicing Advance, such amount as is necessary for such purposes unless (as evidenced by an Officer's Certificate delivered to the Trustee and the
Depositor) such advances would, if made, constitute Nonrecoverable Servicing
Advances.

         (b) Without limiting the generality of the foregoing, the Special
Servicer shall not:

               (i) permit the Trust Fund to enter into, renew or extend any New
     Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

               (ii) permit any amount to be received or accrued under any New
     Lease other than amounts that will constitute Rents from Real Property;

               (iii) authorize or permit any construction on any REO Property, other than the repair or maintenance thereof or the completion of a building or other improvement thereon, and then only if more than 10% of the construction of such building or other improvement was completed before default on the related Loan became imminent, all within the meaning of
     Section 856(e)(4)(B) of the Code; or

               (iv) Directly Operate, or allow any other Person, other than an
     Independent Contractor, to Directly Operate, any REO Property on any date more than 90 days after its Acquisition Date;

unless, in any such case, the Special Servicer has obtained an Opinion of
Counsel (the cost of which shall be paid by the Master Servicer as a Servicing
Advance unless non-recoverable) to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at any time that it is held by the
Trust Fund, in which case the Special

                                     -146-

Servicer may take such actions as are specified in such Opinion of Counsel.
Except as limited above in this Section 3.17 and by Section 3.17(c), the Special
Servicer shall be permitted to cause the Trust Fund to earn "net income from foreclosure property", subject to the Servicing Standard.

         (c) The Special Servicer shall contract with any Independent Contractor for the operation and management of any REO Property within 90 days of the
Acquisition Date thereof, provided that:

               (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

               (ii) the fees of such Independent Contractor (which shall be an expense of the Trust Fund and, in the case of an REO Property related to a
     Serviced Loan Combination, of the related Junior Loan Holder(s)) shall be reasonable and customary in light of the nature and locality of such REO
     Property;

               (iii) any such contract shall require, or shall be administered to require, that the Independent Contractor (A) pay all costs and expenses incurred in connection with the operation and management of such REO
     Property, including, without limitation, those listed in subsection (a)
     hereof, and (B) remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

               (iv) none of the provisions of this Section 3.17(c) relating to any such contract or to actions taken through any such Independent
     Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

               (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO
     Property.

         The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such
Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.

         (d) When and as necessary, the Special Servicer shall send to the
Trustee and the Master Servicer a statement prepared by the Special Servicer setting forth the amount of net income or net loss, as determined for federal income tax purposes, resulting from the operation and management of a trade or business on, the furnishing or rendering of a non-customary service to the tenants of, or the receipt of any other amount not constituting Rents from Real
Property in respect of, any REO Property in accordance with Sections 3.17(a) and
3.17(b).

         SECTION 3.18. Sale of Defaulted Loans and REO Properties.

         (a) None of the Master Servicer, the Special Servicer and/or the
Trustee may sell or purchase, or permit the sale or purchase of, a Loan or REO
Property except on the terms and subject to the conditions set forth in this
Section 3.18 or as otherwise expressly provided in or contemplated by Section
2.03(b) and Section 9.01 or in any related Intercreditor Agreement or mezzanine loan intercreditor agreement.

                                     -147-

         (b) If any Loan becomes a Defaulted Loan, then the Special Servicer shall promptly so notify in writing the Trustee, the Master Servicer and the
Directing Certificateholder, and with respect to any related Junior Loan of a
Serviced Loan Combination, any related Junior Loan Holder(s). The Directing
Certificateholder may, at its option, purchase any Defaulted Loan out of the
Trust Fund at a cash price equal to the applicable purchase price. The Directing
Certificateholder may, after receipt of the notice described in the first sentence of this Section 3.18(b), assign its option under the preceding sentence to any Person (including, without limitation, in connection with an A Loan, any related Junior Loan Holder), provided that the Directing Certificateholder, in connection therewith, shall deliver to the Trustee and the Special Servicer a copy of the related written assignment executed by the Directing
Certificateholder, provided, further, that with respect to any A Loan, the option holder's rights under this Section 3.18(b) are subject to the rights of the holder of the related Junior Loan to purchase such A Loan pursuant to the related Intercreditor Agreement (as contemplated by Section 3.32 or Section
3.33) and, in some cases, to the rights of a mezzanine lender to purchase such A
Loan pursuant to the related mezzanine loan intercreditor agreement. The option with respect to an A Loan shall terminate upon the purchase of such A Loan by the holder of the related Junior Loan pursuant to the related Intercreditor
Agreement (as contemplated by Section 3.32 or Section 3.33) or by a mezzanine lender pursuant to the related mezzanine loan intercreditor agreement. The
Purchase Price for any Defaulted Loan purchased under this Section 3.18(b) shall be deposited into the Collection Account, and the Trustee, upon receipt of an
Officer's Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the Certificateholder(s)
effecting such purchase (or to its or their designee) the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in such Certificateholder(s) ownership of such Loan. In connection with any such purchase, the Special Servicer shall deliver the related Servicing File to the Certificateholder(s) effecting such purchase (or to its or their designee).

         If not exercised sooner, such purchase option with respect to any
Defaulted Loan will automatically terminate upon (i) the related Borrower's (or, if the One Park Avenue Loan or the Mizner Park Loan is involved, the Borrower's or a related Junior Loan Holder's) cure of all defaults on the Defaulted Loan,
(ii) the acquisition on behalf of the Trust, among others, of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure or
(iii) the modification, waiver or pay-off (full or discounted) of the Defaulted
Loan in connection with a workout.

         The purchase price for any Defaulted Loan purchased under this Section
3.18(b) or any Defaulted Loan purchased by the Special Servicer under Section
3.18(c) shall, (i) pending determination of the Fair Value thereof pursuant to the succeeding sentence, be the Purchase Price calculated in accordance with the definition of Purchase Price, and (ii) following determination of the Fair Value pursuant to the succeeding sentence, be the Fair Value. The Special Servicer shall promptly obtain an Appraisal (unless it has an Appraisal that is less than
12 months old and has no actual knowledge of, or notice of, any event which in the Special Servicer's judgment would materially affect the validity of such
Appraisal), and shall, within 60 days following the date on which a Loan becomes a Defaulted Loan, determine the "Fair Value" thereof in accordance with the
Servicing Standard. In determining the Fair Value of any Defaulted Loan the
Special Servicer shall take into account, among other factors, the period and amount of the delinquency on such Loan, the occupancy level and physical condition of the related Mortgaged Property, the state of the local economy in the area where the Mortgaged Property is located, the expected recovery of such
Loan if the Special Servicer were to pursue workout or foreclosure strategies instead of the purchase option being exercised. In addition, the Special
Servicer shall refer to all relevant information contained in the Servicing
File, including the most recent Appraisal obtained or conducted with respect to the related Mortgaged Property and available objective third-party information obtained from generally available sources, as well as information obtained from vendors providing real

                                     -148-

estate services to the Special Servicer, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related Mortgaged Property is located based on the Appraisal.
The Special Servicer must give prompt written notice of its Fair Value determination to the Trustee, the Master Servicer and the Directing
Certificateholder, as applicable.

         The Special Servicer shall be required to change from time to time thereafter, its determination of the Fair Value of a Defaulted Loan based upon changed circumstances, new information or otherwise, in accordance with the
Servicing Standard. If the most recent Fair Value calculation was made more than
90 days prior to the exercise date of a purchase option (under this Section
3.18(b) or Section 3.18(c), then the Special Servicer shall confirm or revise the Fair Value determination, which Fair Value may be higher or lower. In the event that the Special Servicer or a Directing Certificateholder or assignee thereof that is an affiliate of the Special Servicer proposes to purchase a
Defaulted Loan, the Master Servicer shall determine whether the Special
Servicer's determination of Fair Value for a Defaulted Loan constitutes a fair price in its reasonable judgment. In connection with making such determination, the Master Servicer shall be entitled to receive from the Special Servicer all information in the Special Servicer's possession relevant to making such determination and shall be further entitled to a fee of $1,000 in connection with each such Fair Value determination. All reasonable costs and expenses of the Special Servicer and Master Servicer in connection with the determination of the Fair Value of a Defaulted Loan will be reimbursable as Servicing Advances.

         Unless and until the purchase option granted hereunder with respect to a Defaulted Loan is exercised, the Special Servicer will be required to pursue such other resolution strategies available hereunder, including workout and foreclosure, consistent with the Servicing Standard, but the Special Servicer will not be permitted to sell such Defaulted Loan other than pursuant to the exercise of such purchase option.

         (c) If the Directing Certificateholder or an assignee thereof has not purchased any Defaulted Loan provided in Section 3.18(b) within 20 days of such
Holders' having received notice of the calculation of Fair Value pursuant to
Section 3.18(b), then the Trustee shall within five days of the end of such
20-day period send notice to the Special Servicer that such Loan was not purchased by such Directing Certificateholder, and the Special Servicer may, at
its option, within 20 days after receipt of such notice, purchase (or designate an Affiliate thereof to purchase) such Loan out of the Trust Fund at a cash price equal to the applicable purchase price contemplated under Section 3.18(b).
The purchase price for any such Loan purchased under Section 3.18 shall be deposited into the Collection Account, and the Trustee, upon receipt of an
Officer's Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the Special Servicer (or the designated Affiliate thereof), as applicable, the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the Special Servicer (or the designated Affiliate thereof), as applicable, the ownership of such Loan. Upon the expiration of the right of the
Special Servicer to purchase such Defaulted Loan, the Directing
Certificateholder shall have such option, exclusively. In the case of each
Serviced Loan Combination, nothing in this Section 3.18(c) shall be deemed to limit the ability of any Junior Loan Holder to purchase the related Defaulted
Loan in accordance with the related Intercreditor Agreement (in the case of the
One Park Avenue Loan or the Mizner Park Loan, as contemplated by Section 3.32 or
Section 3.33, as the case may be).

         (d) The Special Servicer shall use reasonable efforts to solicit bids for each REO Property in such manner as will be reasonably likely to realize a fair price within the time period provided for by Section 3.16(a). Such solicitation shall be made in a commercially reasonable manner. The Special
Servicer shall accept the highest cash bid received from any Person for such REO
Property in an

                                     -149-

amount at least equal to the Purchase Price therefor; provided, however, that in the absence of any such bid, the Special Servicer shall accept the highest cash bid received from any Person that is determined by the Special Servicer to be a fair price for such REO Property. If the Special Servicer reasonably believes that it will be unable to realize a fair price for any REO Property within the time constraints imposed by Section 3.16(a), then the Special Servicer shall dispose of such REO Property upon such terms and conditions as the Special
Servicer shall deem necessary and desirable to maximize the recovery thereon under the circumstances and, in connection therewith, shall accept the highest outstanding cash bid, regardless of from whom received. If the Special Servicer determines with respect to any REO Property that the offers being made with respect thereto are not in the best interests of the Certificateholders (or the related Junior Loan Holder(s), as applicable, if such REO Property is related to any CBA A/B Loan Pair or a Serviced Loan Combination), in each case, taken as a collective whole, and that the end of the period referred to in Section 3.16(a)
with respect to such REO Property is approaching, the Special Servicer shall seek an extension of such period in the manner described in Section 3.16(a);
provided, however, that the Special Servicer shall use its best efforts, consistent with the Servicing Standard, to sell any REO Property prior to three years prior to the Rated Final Distribution Date.

         The Special Servicer shall give the Trustee, the Master Servicer and, with respect to any Serviced Loan Combination, each related Junior Loan Holder, not less than three Business Days' prior written notice of its intention to sell any REO Property. No Interested Person shall be obligated to submit a bid to purchase any REO Property, and notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any REO Property pursuant hereto.

         (e) Whether any cash bid constitutes a fair price for any REO Property for purposes of Section 3.18(d), shall be determined by the Special Servicer, if the highest bidder is a Person other than the Special Servicer or an Affiliate thereof, or by the Master Servicer if the highest bidder is the Special Servicer or an Affiliate thereof. In determining whether any bid received from the
Special Servicer or an Affiliate thereof represents a fair price for any REO
Property, the Special Servicer and the Master Servicer shall obtain and may conclusively rely on the opinion of an Appraiser (the fees and costs of which shall be covered by a Servicing Advance by the Master Servicer) retained by (i)
the Master Servicer, if the highest bidder is the Special Servicer or an
Affiliate thereof or (ii) the Special Servicer, in any other case. In determining whether any bid constitutes a fair price for any REO Property, such
Appraiser shall be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected REO Loan, the occupancy level and physical condition of the REO Property, the state of the local economy and the obligation to dispose of any REO Property within the time period specified in Section 3.16(a). The Purchase Price for any REO Property
shall in all cases be deemed a fair price.

         Subject to subsections (a) through (d) above, the Special Servicer shall act on behalf of the Trustee and, in the case of any Serviced Loan
Combination, the related Junior Loan Holder(s), as applicable, in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property, and the collection of all amounts payable in connection therewith. Any sale of any REO Property shall be final and without recourse to the Trustee or the Trust Fund, and if such sale is consummated in accordance with the terms of this Agreement, neither the Special Servicer nor the Master
Servicer shall have any liability to any Certificateholder and, with respect to any Serviced Loan Combination, to any Junior Loan Holder, with respect to the purchase price therefor accepted by the Special Servicer or the Master Servicer.

                                     -150-

         SECTION 3.19. Additional Obligations of the Master Servicer and the
                       Special Servicer; Inspections; Appraisals.

         (a) The Master Servicer (or, with respect to each Specially Serviced
Loan and REO Property and each Loan described in Section 3.19(b) below, the
Special Servicer at the expense of the Trust Fund) shall physically inspect or cause to be physically inspected (which inspection may be conducted by an independent third party contractor), at its own expense, each Mortgaged Property with respect to each Loan it services at such times and in such manner as are consistent with the Servicing Standard, but in any event shall inspect each
Mortgaged Property (A) with a Stated Principal Balance equal to or greater than
$2,500,000 at least once every 12 months and (B) with a Stated Principal Balance of less than $2,500,000 at least once every 24 months, in each case commencing in September 2004 (or at such lesser frequency as each Rating Agency shall have confirmed in writing to the Master Servicer, will not result a downgrade, qualification or withdrawal of then-current ratings assigned to any Class of the
Certificates) and (C) if the Loan becomes a Specially Serviced Loan, as soon as practicable and thereafter at least once every 12 months for so long as such condition exists. The Master Servicer or the Special Servicer, as applicable, shall send or make available on its website each inspection report (i) to
Moody's and Fitch within 20 days of completion, in the case of inspection reports for Significant Loans, (ii) to the Directing Certificateholder and any
Requesting Subordinate Certificateholder (at the expense of such requesting
Holder), (iii) to the Trustee upon request and (iv) solely as it relates to any related Junior Loan of a Serviced Loan Combination, to the related Junior Loan
Holder.

         (b) With respect to each Loan that allows the mortgagee to terminate, or cause the related Borrower to terminate, the related Manager upon the occurrence of certain events specified in such Loan, the Master Servicer, with respect to non-Specially Serviced Loans, and the Special Servicer, with respect to Specially Serviced Loans, may enforce the Trustee's rights with respect to the Manager under the related Loan and Management Agreement, provided that, if such right accrues under the related Loan or Management Agreement only because of the occurrence of the related Anticipated Repayment Date, if any, the Master
Servicer or the Special Servicer may in its sole discretion, in accordance with the Servicing Standard, waive such right with respect to such date. If the
Master Servicer or the Special Servicer is entitled to terminate the Manager, the Master Servicer or the Special Servicer shall promptly give notice to the
Directing Certificateholder and, with respect to Significant Loans, to each
Rating Agency and, with respect to any Serviced Loan Combination, to the related
Junior Loan Holder(s). In accordance with the Servicing Standard, the Master
Servicer or the Special Servicer, as applicable, shall cause the Borrower to terminate the Manager, and to recommend a Successor Manager (meeting the requirements set forth below under the definition of "Successor Manager") only if all of the following conditions are satisfied: (i) the Master Servicer or the
Special Servicer, as applicable, determines in its reasonable discretion that such termination is not likely to result in successful litigation against the
Trust Fund by such Manager or the related Borrower, or create a defense to the enforcement of remedies under such Loan; (ii) if neither the One Park Avenue
Total Loan nor the Mizner Park Total Loan is involved, the Directing
Certificateholder has consented thereto (which consent shall be deemed granted if not denied within 10 Business Days following receipt of the Master Servicer's or Special Servicer's recommendation and any information reasonably requested by the Directing Certificateholder) and shall be subject to the last paragraph of
Section 3.21(e)); (iii) if the One Park Avenue Total Loan is involved, the One
Park Avenue Controlling Holder has consented thereto (which consent shall be subject to Section 3.32), as and to the extent such consent is required as a condition to such proposed course of action under Section 3.32 and/or the related Intercreditor Agreement; (iv) if the Mizner Park Total Loan is involved, both (A) the Directing Certificateholder has consented thereto (which consent shall be deemed granted if not denied within 10 Business Days following receipt of the Master Servicer's or Special Servicer's recommendation and any information reasonably requested by the Directing Certificateholder) and shall be subject to the last paragraph of Section 3.21(e)) and (B) the Mizner Park
Consent Holder has consented

                                     -151-

thereto (which consent shall be subject to Section 3.33); and (v) in the case of any Specially Serviced Loan that is a Significant Loan, the Special Servicer has received a written confirmation from each of the Rating Agencies, that the appointment of such Successor Manager would not cause such Rating Agency to withdraw, downgrade or qualify any of the then-current ratings on the
Certificates.

         If a Manager is otherwise terminated or resigns under the related
Management Agreement and the related Borrower does not appoint a Successor
Manager, the Master Servicer or the Special Servicer, as applicable, shall use its best efforts to retain a Successor Manager (or the recommended Successor
Manager, if any) on terms substantially similar to the Management Agreement or, failing that, on terms as favorable to the Trust Fund as can reasonably be obtained. For the purposes of this paragraph, a "Successor Manager" shall be a professional management corporation or business entity reasonably acceptable to the Master Servicer or the Special Servicer which (i) manages, and is experienced in managing, other comparable commercial and/or multifamily properties, (ii) in the case of Significant Loans, will not result in a downgrade, qualification or withdrawal of then-current ratings assigned to the
Certificates by each Rating Agency, as confirmed by such Rating Agency in writing (if required pursuant to the first sentence of this paragraph), and
(iii) otherwise satisfies any criteria set forth in the Mortgage and related documents.

         (c) The Special Servicer shall be required to obtain any Appraisal (the cost of which shall be paid by the Master Servicer as a Servicing Advance or, in the event such Servicing Advance would be a Nonrecoverable Advance, an expense of the Trust Fund) required in connection with an Appraisal Reduction Event or perform an internal valuation within 60 days after the occurrence of such
Appraisal Reduction Event (provided that in no event shall the period to receive such Appraisal exceed 120 days from the occurrence of the event that, with the passage of time, would become such Appraisal Reduction Event) with respect to any Loan and Junior Loan. Upon receipt, the Special Servicer shall send a copy of such Appraisal or internal valuation to the Certificate Owners of the
Controlling Class, any Requesting Subordinate Certificateholder (at the expense of such requesting Holder) and, with respect to any Serviced Loan Combination, each related Junior Loan Holder; provided, however, that as to each such
Appraisal or internal valuation, if beneficial ownership of the Controlling
Class resides in more than one Certificate Owner, the Special Servicer shall be responsible only for the expense of providing the first such copy thereof and shall be entitled to reimbursement from the Controlling Class for the expense of any additional copies so provided. If neither a required Appraisal is received, nor an internal valuation completed, by such date, the Appraisal Reduction
Amount for the subject Loan or Serviced Loan Combination shall be conclusively established to be 25% of the Stated Principal Balance of such Loan or Serviced
Loan Combination as of the date of the related Appraisal Reduction Event;
provided that the obligation of the Special Servicer to obtain such Appraisal or complete such internal valuation shall continue until such Appraisal is obtained or such internal valuation is completed. On the first Determination Date occurring on or after the delivery of such Appraisal or the completion of such internal valuation, and on each Determination Date thereafter, the Special
Servicer shall calculate and report (using the CMSA's appraisal reduction template, if any) to the Master Servicer and the Trustee and, with respect to any Serviced Loan Combination, each related Junior Loan Holder the Appraisal
Reduction Amount taking into account such Appraisal or internal valuation. The
Master Servicer shall verify the accuracy of the mathematical computation of the
Appraisal Reduction Amount by the Special Servicer and that the amounts used therein are consistent with the Master Servicer's records. Subject to the immediately preceding sentence, the Master Servicer may conclusively rely on any report by the Special Servicer of an Appraisal Reduction Amount.

         (d) With respect to each Loan or Junior Loan as to which an Appraisal
Reduction Event has occurred (unless such loan has become a Corrected Loan and has remained current for twelve consecutive Monthly Payments for such purposes, taking into account any amendment or modification of

                                     -152-

such Loan) and with respect to which no other Appraisal Reduction Event or
Servicing Transfer Event has occurred and is continuing, the Special Servicer shall, within 30 days of each annual anniversary of such Appraisal Reduction
Event, order an Appraisal (which may be an update of a prior Appraisal), or with respect to any Loan with an outstanding principal balance less than $2,000,000, perform an internal valuation or obtain an Appraisal (which may be an update of a prior Appraisal), the cost of which shall be paid by the Master Servicer as a
Servicing Advance. Upon receipt, the Special Servicer shall send a copy of such
Appraisal to the Certificate Owners of the Controlling Class, any Requesting
Subordinate Certificateholder (at the expense of such requesting Holder) and, with respect to any Serviced Loan Combination, each related Junior Loan Holder;
provided, however, that as to each such Appraisal, if beneficial ownership of the Controlling Class resides in more than one Certificate Owner, the Special
Servicer shall be responsible only for the expense of providing the first such copy thereof and shall be entitled to reimbursement from the Trust Fund for the expense of any additional copies so provided. Such Appraisal or internal valuation or percentage calculation of the Appraisal Reduction described in the preceding paragraph, as the case may be, shall be used to determine the amount of the Appraisal Reduction Amount with respect to the subject Loan or Serviced
Loan Combination for each Determination Date until the next Appraisal is required pursuant to this Section 3.19(d), and such redetermined Appraisal
Reduction Amount shall replace the prior Appraisal Reduction Amount with respect to the subject Loan or Serviced Loan Combination. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an Appraisal or perform an internal valuation, as the case may be, with respect to a Loan or Serviced Loan
Combination which is the subject of an Appraisal Reduction Event if the Special
Servicer has obtained an Appraisal with respect to the related Mortgaged
Property within the 12-month period immediately prior to the occurrence of such
Appraisal Reduction Event, unless the Special Servicer, in the exercise of its reasonable judgment, has reason to believe there has been a material adverse change in the value of the related Mortgaged Property. Instead, the Special
Servicer may use such prior Appraisal in calculating any Appraisal Reduction
Amount with respect to such Loan or Serviced Loan Combination.

         With respect to any Loan or Junior Loan as to which an Appraisal
Reduction Event has occurred and which has become a Corrected Loan and has remained current for twelve consecutive Monthly Payments, taking into account any amendment or modification of such Loan, and with respect to which no other
Appraisal Reduction Event or Servicing Transfer Event has occurred and is continuing, the Special Servicer may within 30 days after the date of such twelfth Monthly Payment, order an Appraisal (which may be an update of a prior
Appraisal), or with respect to any Loan with an outstanding principal balance less than $2,000,000, perform an internal valuation or obtain an Appraisal
(which may be an update of a prior Appraisal), the cost of which shall be paid by the Master Servicer as a Servicing Advance. Based upon such Appraisal or internal valuation, the Special Servicer shall redetermine and report to the
Trustee, the Master Servicer and, with respect to any Serviced Loan Combination, each related Junior Loan Holder the amount of the Appraisal Reduction with respect to the subject Loan or Serviced Loan Combination and such redetermined
Appraisal Reduction shall replace the prior Appraisal Reduction with respect to the subject Loan or Serviced Loan Combination.

         (e) Upon the determination that a previously made Advance in respect of any Loan or Serviced Loan Combination is a Nonrecoverable Advance, to the extent that the reimbursement thereof (together with interest accrued and payable thereon) would exceed the full amount of the principal portion of general collections deposited in the Collection Account, the Master Servicer or the
Trustee, in its sole discretion, as applicable, instead of obtaining reimbursement for the remaining amount of such Nonrecoverable Advance (together with interest accrued thereon) pursuant to Section 3.05(a)(vii) or Section
3.05(b)(v) immediately, may elect to obtain such reimbursement over a period of time (not to exceed 12 months) for such portion of the Nonrecoverable Advance.
If the Master Servicer (or the Trustee) makes such an election in its sole discretion to defer reimbursement with respect to all or a

                                     -153-

portion of a Nonrecoverable Advance (together with interest thereon), then such
Nonrecoverable Advance (together with interest thereon) or portion thereof shall continue to be fully reimbursable (together with interest accrued thereon) in the subsequent Due Period (subject, again, to the same option, exercisable in its sole discretion, to defer; it being acknowledged that, in such a Due Period, such Nonrecoverable Advance shall again be payable first from principal collections as described above prior to payment from other collections). In connection with a potential election by the Master Servicer (or the Trustee) to refrain from the reimbursement of a particular Nonrecoverable Advance (together with interest accrued thereon) or portion thereof during the Due Period for any
Distribution Date, the Master Servicer (or the Trustee) shall further be authorized to wait for principal collections to be received before making its determination of whether to refrain from the reimbursement of a particular
Nonrecoverable Advance (together with interest accrued thereon) or portion thereof) until the end of such Due Period. Notwithstanding the foregoing, however, if at any time the Master Servicer (or the Trustee) determines that the reimbursement of a Nonrecoverable Advance during a Collection Period will exceed the full amount of the principal portion of general collections received on the
Loans during such Collection Period, then the Master Servicer (or the Trustee)
shall give the Rating Agencies at least 15 days notice prior to any reimbursement to it of Nonrecoverable Advances from amounts in the Collection
Account allocable to interest on the Loans unless (1) the Master Servicer (or the Trustee) determines in its sole discretion that waiting 15 days after such a notice could jeopardize the Master Servicer's (or the Trustee's) ability to recover such Nonrecoverable Advance, (2) changed circumstances or new or different information becomes known to the Master Servicer (or the Trustee) that could affect or cause a determination of whether any Advance is a Nonrecoverable
Advance, whether to defer reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) the Master Servicer or the Trustee, as the case may be, has not timely received from the Trustee or the Master
Servicer, respectively, information requested by the Master Servicer or the
Trustee to consider in determining whether to defer reimbursement of a
Nonrecoverable Advance; provided, however, that, if clause (1), (2) or (3)
apply, the Master Servicer (or, if applicable, the Trustee) shall give Rating
Agencies notice of an anticipated reimbursement to it of Nonrecoverable Advances from amounts in the Collection Account allocable to interest on the Loans as soon as reasonably practicable in such circumstances. No liability shall be imposed on the Master Servicer or the Trustee for its compliance with the preceding sentence. None of the foregoing provisions shall be construed to limit any liability that may otherwise be imposed on such Person for any failure by such Person to comply with the conditions to making such an election under this subsection or to comply with the terms of this subsection and the other provisions of this Agreement that apply once such an election, if any, has been made. Any election by the Master Servicer (or the Trustee) to refrain from reimbursing itself for any Nonrecoverable Advance (together with interest thereon) or portion thereof with respect to any collection period shall not be construed to impose on the Master Servicer (or the Trustee) any obligation to make such an election (or any entitlement in favor of any Certificateholder or any other Person to such an election) with respect to any subsequent Due Periods or to constitute a waiver or limitation on the right of the Master Servicer (or the Trustee) to otherwise be reimbursed for such Nonrecoverable Advance
(together with interest thereon). Any such election by the Master Servicer or the Trustee shall not be construed to impose any duty on the other such party to make such an election (or any entitlement in favor of any Certificateholder or any other Person to such an election). Any such election by any such party to refrain from reimbursing itself or obtaining reimbursement for any
Nonrecoverable Advance or portion thereof with respect to any one or more Due
Periods shall not limit the accrual of interest on such Nonrecoverable Advance for the period prior to the actual reimbursement of such Nonrecoverable Advance.
None of the Master Servicer, the Trustee or the other parties to this Agreement shall have any liability to one another or to any of the Certificateholders or any of the Junior Loan Holders for any such election that such party makes or does not make as contemplated by this subsection or for any losses, damages or other adverse economic or other effects that may arise from making or not making such an election.

                                     -154-

         SECTION 3.20. Modifications, Waivers, Amendments and Consents.

         (a) Subject to the provisions of this Section 3.20, the Master Servicer and the Special Servicer may, on behalf of the Trustee, agree to any modification, waiver or amendment of any term of any Loan without the consent of the Trustee or any Certificateholder.

         (b) For any Loan or Serviced Loan Combination, other than a Specially
Serviced Loan, and subject to the rights of the Special Servicer, the Directing
Certificateholder, the One Park Avenue Controlling Holder and the Mizner Park
Consent Holder set forth below, the Master Servicer shall be responsible, subject to the other requirements of this Agreement (and, if applicable, any related Intercreditor Agreement or mezzanine loan intercreditor agreement) with respect thereto, for any request by a Borrower for the consent of the mortgagee or a modification, waiver or amendment of any term thereof; provided that such consent or modification, waiver or amendment would not (except as set forth in
Section 3.02 or as set forth in Sections 3.20(e) and 3.20(g)) affect the amount or timing of any of the payment terms of such Loan or Serviced Loan Combination, result in the release of the related Borrower from any material term thereunder, waive any rights thereunder with respect to any guarantor thereof or relate to the release or substitution of any material collateral for such Loan; provided that this Section 3.20(b) shall not apply to any waiver contemplated by Sections
3.07 or 3.08. To the extent consistent with the foregoing, the Master Servicer shall have the right to grant approvals or waivers or otherwise take actions with respect to, as applicable, the following (the following items not to be considered exclusive):

               (i) approving routine leasing activity with respect to leases for less than the lesser of (A) 30,000 square feet and (b) 20% of the related
     Mortgaged Property;

               (ii) approving annual budgets for the related Mortgaged Property, provided that no such budget (1) relates to a fiscal year in which an
     Anticipated Repayment Date occurs, (2) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (3) provides for the payment of any material expenses to any affiliate of the Borrower (other than the payment of a management fee to any property manager if such management fee is no more than the management fee in effect on the Cut-off Date);

               (iii) waiving any provision of a Loan not requiring the receipt of a rating confirmation if such Loan is not a Significant Loan and the related provision of such Loan does not relate to a "due-on-sale" or
     "due-on-encumbrance" clause or defeasance (which shall be subject to the terms of Section 3.08 hereof);

               (iv) subject to other restrictions herein regarding Principal
     Prepayments, waiving any provision of a Loan requiring a specified number of days notice prior to a Principal Prepayment;

               (v) releases of non-material parcels of a Mortgaged Property
     (provided that any such releases (1) are related to a pending or threatened condemnation action or (2) are releases as to which the related Loan
     Documents expressly require the mortgagee thereunder to make such releases upon the satisfaction of certain conditions which shall be made as required by the Loan Documents);

                                     -155-

               (vi) grants of easements or rights of way that do not materially affect the use or value of a Mortgaged Property or the related Borrower's ability to make any payment with respect to the related Loan; and

               (vii) consistent with Section 3.02(a), waive any Penalty Charges in connection with any delinquent payment on a Loan.

provided, however, that if in the reasonable judgment of the Master Servicer any request by a Borrower for consent of the Mortgagee or any modification, waiver or amendment is not included within the scope of this subsection (b), the
Special Servicer shall approve or otherwise be responsible for, as the case may be, such request in accordance with subsection (c) below.

         (c) With respect to any request by a Borrower (to the extent such request is not included within the scope of Section 3.20(b)) for the consent of the mortgagee under, or for any modification, waiver or amendment of any term of any Loan or Serviced Loan Combination that is not a Specially Serviced Loan, or if such consent, request, modification, waiver or amendment relates to a Loan that is on the most recent CMSA Servicer Watch List, has a Debt Service Coverage
Ratio (based on the most recently received financial statements and calculated on a trailing twelve month basis) less than the greater of 1.1x and 20% less than the Debt Service Coverage Ratio as of the Cut-off Date or with respect to which an event of default has occurred in the preceding 12 months, the Master
Servicer shall receive any such request from Borrower, and shall forward its analysis and recommendation to the Special Servicer. In connection with such proposed consent or such proposed modification, waiver or amendment, (i) the
Master Servicer shall not grant such consent or enter into such modification, waiver or amendment unless the Special Servicer has approved such recommendation
(which approval, except in the case of any matter involving the One Park Avenue
Total Loan, shall be deemed granted if not denied within 15 Business Days of its receipt of the Master Servicer's recommendation and any additional documents and information that the Special Servicer may reasonably request), (ii) if neither the One Park Avenue Total Loan nor the Mizner Park Total Loan is involved, the
Special Servicer shall promptly (in any event, within not more than 10 Business
Days of its receipt of the Master Servicer's recommendation and any additional documents and information that the Special Servicer may reasonably request)
forward such analysis and recommendation to the Directing Certificateholder, which shall be entitled to approve or disapprove such recommendation (subject to the last paragraph of Section 3.21(e)), (iii) if the One Park Avenue Total Loan
is involved, the Special Servicer shall promptly (in any event, within not more than 10 Business Days of its receipt of the Master Servicer's recommendation and any additional documents and information that the Special Servicer may reasonably request) forward such analysis and recommendation to the One Park
Avenue Controlling Holder, which shall be entitled to approve or disapprove such recommendation (subject to the penultimate paragraph of Section 3.32(b)), and
(iv) if the Mizner Park Total Loan is involved, (x) the Special Servicer shall promptly (in any event, within not more than 10 Business Days of its receipt of the Master Servicer's recommendation and any additional documents and information that the Special Servicer may reasonably request) forward such analysis and recommendation to the Directing Certificateholder, which shall be entitled to approve or disapprove such recommendation (subject to the last paragraph of Section 3.21(e)), (y) the Special Servicer shall promptly (in any event, within not more than 10 Business Days of its receipt of the Master
Servicer's recommendation and any additional documents and information that the
Special Servicer may reasonably request) forward such analysis and recommendation to the Mizner Park Consent Holder, which shall be entitled to approve or disapprove such recommendation (subject to the penultimate paragraph of Section 3.33(b)) and (z) the Special Servicer shall not approve the proposed action (and shall object to the Master Servicer's recommendation if the approval or deemed approval of either the Directing Certificateholder or the Mizner Park
Consent Holder is not obtained as described in the preceding clauses (x) and
(y). If a recommendation if delivered to the Directing Certificateholder as aforesaid, the Directing

                                     -156-

Certificateholder shall be deemed to have approved such recommendation if it does not deny it within five Business Days of its receipt of the Special
Servicer's recommendation and any additional documents and information that the
Directing Certificateholder may reasonably request. If the Special Servicer grants its consent or approval, or deemed to have granted its consent or approval, to any such recommendation, then the Master Servicer shall process the required documentation.

         With respect to any Specially Serviced Loan, the Special Servicer shall be responsible for, and shall (i) if neither the One Park Avenue Total Loan nor the Mizner Park Total Loan is involved, when required under Section 3.21(e), obtain the consent of the Directing Certificateholder (such consent to be subject to the last paragraph of Section 3.21(e), (ii) if the One Park Avenue
Total Loan is involved, when required under Section 3.32(b), obtain the consent of the One Park Avenue Controlling Holder (such consent to be subject to the penultimate paragraph of Section 3.32(b)) and (iii) if the Mizner Park Total
Loan is involved, (x) the Special Servicer shall obtain the consent of the
Directing Certificateholder (such consent to be subject to the last paragraph of
Section 3.21(e)), (y) the Special Servicer shall obtain the consent of the
Mizner Park Consent Holder (such consent to be subject to the penultimate paragraph of Section 3.33(b)) and (z) the Special Servicer shall not take the proposed action if the approval or deemed approval of either the Directing
Certificateholder or the Mizner Park Consent Holder is not obtained as described in the preceding clauses (x) and (y).

         (d) All modifications, waivers or amendments of any Loan shall be (i)
in writing (except for waivers of Penalty Charges) and (ii) effected in accordance with the Servicing Standard.

         (e) Neither the Master Servicer nor the Special Servicer, on behalf of the Trustee, shall agree or consent to (or consent to a Primary Servicer performing), any modification, waiver or amendment of any term of any Loan or
Junior Loan that is not a Specially Serviced Loan if such modification, waiver or amendment would:

               (i) affect the amount or timing of any related payment of
     principal, interest or other amount (including Yield Maintenance Charges, but excluding Penalty Charges and/or other amounts payable as additional servicing compensation) payable thereunder;

               (ii) affect the obligation of the related Borrower to pay a Yield
     Maintenance Charge or Static Prepayment Premium or permit a Principal
     Prepayment during any period in which the related Note prohibits Principal
     Prepayments;

               (iii) except as expressly contemplated by the related Loan
     Documents or pursuant to Section 3.09(d), result in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as determined by an appraisal by an Appraiser delivered at the expense of the related Borrower and upon which the Master Servicer and the Special Servicer, as applicable, may conclusively rely) of the property to be released; or

               (iv) in the judgment of the Master Servicer or the Special
     Servicer, as applicable, otherwise materially impair the security for such
     Loan or Junior Loan, as the case may be, or reduce the likelihood of timely payment of amounts due thereon.

The Special Servicer may agree to any such modification, waiver or amendment only if: (i) in the Special Servicer's reasonable judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery (or equal recovery) to Certificateholders (and, in the case of any Junior Loan, the related Junior Loan Holder(s)), taken as a collective whole, on a net present value basis; and (ii) unless

                                     -157-

the Loan or Junior Loan is in default or default is reasonably foreseeable, the
Special Servicer has determined (and may rely upon an Opinion of Counsel in making such determination) that the modification, waiver or amendment will not be a "significant modification" of such Loan or Junior Loan within the meaning of Treasury regulations section 1.860G-2(b).

         Notwithstanding the foregoing, the Master Servicer may agree to extend the Maturity Date of a non-Specially Serviced Loan for up to one year (subject to a maximum of two such extensions) if the Master Servicer has determined that such extension is in accordance with the Servicing Standard and the Master
Servicer obtains the consent of the Directing Certificateholder to such determination; provided, however, that the Master Servicer shall not extend the
Maturity Date of a Loan beyond a date that is the earlier of (i) three years prior to the Rated Final Distribution Date and (ii) if the subject Loan is secured by a ground lease, 10 years prior to the expiration of the term of such ground lease (after giving effect to all extension options that have been exercised at that time or may thereafter be exercised by the lender either pursuant to the applicable Loan Documents or if the lender shall have succeeded to the rights of the Borrower under the ground lease through foreclosure or otherwise).

         (f) Notwithstanding Section 3.20(e), but subject to Sections 3.20(h),
3.20(i), 3.21 and 3.32, the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Loan by forgiving principal, accrued interest and/or any Yield Maintenance Charge or Static Prepayment Premium, (ii) reduce the amount of the Monthly Payment on any Specially Serviced Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Note or Mortgage relating to a
Specially Serviced Loan, (iv) extend the maturity of any Specially Serviced
Loan, (v) waive Excess Interest if such waiver conforms to the Servicing
Standard, (vi) permit the release or substitution of collateral for a Specially
Serviced Loan and/or (vii) accept a Principal Prepayment during any Lockout
Period; provided that the related Borrower is in default with respect to the
Specially Serviced Loan or, in the judgment of the Special Servicer, such default is reasonably foreseeable.

         (g) Neither the Master Servicer nor the Special Servicer shall consent to, make or permit (i) any modification with respect to any Loan or Junior Loan that would change the Mortgage Rate, reduce or increase the principal balance
(except for reductions resulting from actual payments of principal) or change the final Maturity Date of such Loan or Junior Loan, as the case may be, unless both (A) the related Borrower is in default with respect to the Loan or Junior
Loan, as the case may be, or, in the judgment of the Special Servicer, such default is reasonably foreseeable and (B) in the sole good faith judgment of the
Special Servicer and in accordance with the Servicing Standard, such modification would increase the recovery on the subject Loan or Serviced Loan
Combination, as applicable, to Certificateholders (and, in the case of any
Serviced Loan Combination, the related Junior Loan Holder(s)), taken as a collective whole, on a present value basis (the relevant discounting of amounts that will be distributable to Certificateholders and/or any related Junior Loan
Holder(s) to be performed at the related Mortgage Rate) or (ii) any modification, waiver or amendment of any term of any Loan or Junior Loan that would either (A) unless there shall exist a default with respect to such Loan or
Junior Loan (or unless the Special Servicer determines that a default is reasonably foreseeable), constitute a "significant modification" under Treasury regulations section 1.860G-2(b) or (B) cause any Trust REMIC to fail to qualify as a REMIC under the Code or result in the imposition of any tax on "prohibited transactions" or "contributions" after the Startup Day under the REMIC
Provisions.

         The determination of the Special Servicer contemplated by clause (i)(B)
of the first paragraph of this Section 3.20(g) shall be evidenced by an
Officer's Certificate to such effect delivered to the Trustee and the Master
Servicer and describing in reasonable detail the basis for the Special
Servicer's determination and the considerations of the Special Servicer forming the basis of such determination

                                     -158-

(which shall include but shall not be limited to information, to the extent available, such as related income and expense statements, rent rolls, occupancy status and property inspections, and shall include an Appraisal of the related
Mortgaged Property, the cost of which Appraisal shall be advanced by the Master
Servicer as a Servicing Advance).

         (h) In no event shall the Special Servicer: (i) extend the Maturity
Date of a Loan beyond a date that is three years prior to the Rated Final
Distribution Date; (ii) extend the Maturity Date of any Loan at an interest rate less than the lower of (A) the interest rate in effect prior to such extension or (B) then prevailing interest rate for comparable loans, as determined by the
Special Servicer by reference to available indices for commercial mortgage lending; (iii) if the subject Loan is secured by a ground lease, extend the
Maturity Date of such Loan beyond a date which is 10 years prior to the expiration of the term of such ground lease (after giving effect to all extension options that have been exercised at that time or may thereafter be exercised by the lender either pursuant to the applicable Loan Documents or if the lender shall have succeeded to the rights of the Borrower under the ground lease through foreclosure or otherwise); or (iv) defer interest due on any Loan in excess of 5% of the Stated Principal Balance of such Loan; provided that with respect to clause (iii) above, the Special Servicer gives due consideration to the term of such ground lease prior to any extension beyond a date 20 years prior to the expiration of the term of such ground lease (after giving effect to all extension options that have been exercised at that time or may thereafter be exercised by the lender either pursuant to the applicable Loan Documents or if the lender shall have succeeded to the rights of the Borrower under the ground lease through foreclosure or otherwise). In addition, the Special Servicer shall not consent to the Master Servicer taking any of the actions referred to in clauses (i)-(iv) of the prior sentence.

         (i) Neither the Master Servicer nor the Special Servicer may permit or modify a Loan to permit a voluntary Principal Prepayment of a Loan (other than a
Specially Serviced Loan) on any day other than its Due Date, unless (i) the
Master Servicer or the Special Servicer also collects interest thereon through the Due Date following the date of such Principal Prepayment, (ii) otherwise permitted under the related Loan Documents, (iii) such Principal Prepayment would not result in a Prepayment Interest Shortfall, (iv) such Principal
Prepayment is accepted by the Master Servicer or the Special Servicer at the
request of or with the consent of the Directing Certificateholder, or if accepted by the Master Servicer, with the consent of the Special Servicer
(subject to Section 3.20(c)) or (v) it is consistent with the Servicing Standard to do so.

         (j) The Master Servicer and the Special Servicer may, as a condition to granting any request by a Borrower for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the instruments evidencing or securing the subject Loan and is permitted by the terms of this Agreement, require that such
Borrower pay to it (i) as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request (provided that such fee does not constitute a "significant modification"
of such Loan under Treasury regulations section 1.860G-2(b)), and (ii) any related costs and expenses incurred by it. In no event shall the Special
Servicer be entitled to payment for such fees or expenses unless such payment is collected from the related Borrower.

         (k) The Special Servicer shall, except with respect to waivers of
Penalty Charges, notify the Master Servicer, any related Sub-Servicers, the
Trustee and, with respect to any Serviced Loan Combination, the related Junior
Loan Holder(s), as applicable, in writing, of any modification, waiver or amendment of any term of any Loan or Junior Loan (including fees charged the
Borrower) and the date thereof, and shall deliver to the Trustee (with a copy to the Master Servicer) for deposit in the related Mortgage File and, with respect to any Junior Loan, to the related Junior Loan Holder, as applicable, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly (and

                                     -159-

in any event within 10 Business Days) following the execution thereof. The
Master Servicer or the Special Servicer, as applicable, shall notify the Rating
Agencies of any modification, waiver or amendment of any term of any Significant
Loan. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Loan or Junior Loan is effected shall be made available for review upon prior request during normal business hours at the offices of the Master Servicer or the Special Servicer, as applicable, pursuant to Section 3.26 hereof.

         (l) With respect to any Loan which permits the related Borrower, with the consent or grant of a waiver by the mortgagee, to amend or modify the related Borrower's organizational documents, the Special Servicer may, in accordance with the Servicing Standard, consent to such action, or grant a waiver with respect thereto, provided, however, with respect to any such amendment or modification that the Master Servicer or the Special Servicer shall deem material, the Special Servicer may grant such consent only if it (i)
determines that such consent or grant of waiver is likely to result in an equal or greater recovery on a present value basis (discounted at the related Mortgage
Rate) than the withholding of such consent or grant of waiver, and (ii) with respect to Significant Loans, first obtains (A) written confirmation from each
Rating Agency that such consent or grant of waiver would not, in and of itself, result in a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates, (B) if neither the One Park Avenue Total
Loan nor the Mizner Park Total Loan is involved, the consent of the Directing
Certificateholder (such consent to be subject to the last paragraph of Section
3.21(e)), (C) if the One Park Avenue Total Loan is involved, the consent of the
One Park Avenue Controlling Holder (such consent to be subject to the penultimate paragraph of Section 3.32(b)) and (D) if the Mizner Park Total Loan
is involved, both (x) the consent of the Directing Certificateholder and (y) the consent of the Mizner Park Consent Holder (such consent to be subject to the penultimate paragraph of Section 3.33(b)).

         Notwithstanding the foregoing, with respect to any request by a
Borrower under any Loan which is not a Specially Serviced Loan that has been established as a "bankruptcy-remote entity", for the Master Servicer's consent to (x) the amendment by such Borrower of its organizational documents that would violate any covenant of such Borrower relating to its status as a separate or bankruptcy-remote entity or (y) any other action that would violate any covenant of such Borrower relating to its status as a separate or bankruptcy-remote entity, the Master Servicer shall receive such request from the Borrower and shall forward its analysis and recommendation to the Special Servicer. The
Special Servicer shall approve or deny any such recommendation in accordance with, and subject to the conditions set forth in, the prior paragraph, such approval (except in the case of the One Park Avenue Total Loan) to be deemed granted if not denied within 10 Business Days of its receipt of the Master
Servicer's recommendation and any additional documents and information that the
Special Servicer may reasonably request.

         (m) Any modification, waiver or amendment of any term of the Loan
Documents with respect to a Serviced Loan Combination (i) shall be performed subject to the terms and conditions of, and (ii) shall not alter, and shall be structured so as to preserve, the priority and preference among of the applicable A Loan over the related Junior Loan(s) set forth in, the related
Intercreditor Agreement(s).

         (n) If there are any conflicts between this Section 3.20 and a CBA
Intercreditor Agreement, then such CBA Intercreditor Agreement shall control.

         SECTION 3.21. Transfer of Servicing Between Master Servicer and Special
                       Servicer; Record Keeping; Asset Status Report.

         (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Loan or Junior Loan, the Master Servicer shall immediately give notice thereof to the Special

                                     -160-

Servicer, the Trustee, each Rating Agency, the Directing Certificateholder and any Requesting Subordinate Certificateholder (at the expense of such requesting
Holder) (and, solely as it relates to any related Junior Loan of a Serviced Loan
Combination, any related Junior Loan Holder), shall deliver copies of the related Mortgage File and Servicing File to the Special Servicer and shall use its reasonable efforts to provide the Special Servicer with all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the subject Loan or Junior Loan, as applicable, that are in the possession of the Master Servicer or available to the Master Servicer without undue burden or expense, and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto. The Master Servicer shall use its reasonable efforts to comply with the preceding sentence within five Business Days of the occurrence of each related
Servicing Transfer Event and in any event shall continue to act as Master
Servicer and administrator of the subject Loan or Junior Loan, as applicable, until the Special Servicer has commenced the servicing of such Loan. The Trustee shall deliver to the Underwriters, the Initial Purchasers and each Holder of a
Certificate of the Controlling Class, a copy of the notice of such Servicing
Transfer Event provided by the Master Servicer to the Special Servicer pursuant to this Section.

         Upon determining that a Specially Serviced Loan (other than an REO
Loan) has become a Corrected Loan (provided no additional Servicing Transfer
Event is foreseeable in the reasonable judgment of the Special Servicer) and that no other Servicing Transfer Event is continuing with respect thereto, the
Special Servicer shall immediately give notice thereof and shall return the related Mortgage File and Servicing File to the Master Servicer and, upon giving such notice and returning such Mortgage File and Servicing File to the Master
Servicer, the Special Servicer's obligation to service such Corrected Loan shall terminate and the obligations of the Master Servicer to service and administer such Loan shall re-commence. With respect to any CBA A/B Loan Pair or any
Serviced Loan Combination, in determining whether such loan has become a
Corrected Loan, the related Junior Loan(s) must also be determined to be
Corrected Loans for the Special Servicer's obligation to terminate for such loans.

         (b) In servicing any Specially Serviced Loan, the Special Servicer shall provide to the Trustee originals of documents included within the definition of "Mortgage File" for inclusion in the related Mortgage File (with a copy of each such original to the Master Servicer and, with respect to any
Serviced Loan Combination, to each related Junior Loan Holder, as applicable), and provide the Master Servicer and, with respect to any Loan Combination, to each related Junior Loan Holder with copies of any additional related Loan information including correspondence with the related Borrower.

         (c) No later than the fourth Business Day prior to each Determination
Date, by 4:00 p.m. New York City time, the Special Servicer shall deliver to the
Master Servicer a statement, both written and in computer readable format reasonably acceptable to the Master Servicer and the Special Servicer (upon which the Master Servicer may conclusively rely) describing, on a loan-by-loan and property-by-property basis, (1) the amount of all payments, Insurance and
Condemnation Proceeds and Liquidation Proceeds received with respect to each such Specially Serviced Loan during the related Due Period, and the amount of all REO Revenues, Insurance and Condemnation Proceeds and Liquidation Proceeds
received with respect to each REO Property during the related Due Period, (2)
the amount, purpose and date of all Servicing Advances made by the Master
Servicer with respect to each such Specially Serviced Loan and REO Property during the related Due Period, (3) the CMSA Special Servicer Loan File and (4)
such additional information or data relating to such Specially Serviced Loans and REO Properties as the Master Servicer reasonably requests to enable it to perform its responsibilities under this Agreement which is in the Special
Servicer's possession or is reasonably obtainable by the Special Servicer.

                                     -161-

         (d) Notwithstanding the provisions of the preceding clause (c), with respect to each of the Specially Serviced Loans and REO Properties, the Master
Servicer shall maintain ongoing payment records and shall provide the Special
Servicer with any information in its possession required by the Special Servicer to perform its duties under this Agreement.

         (e) No later than 30 days after receipt by the Special Servicer of the information reasonably required by the Special Servicer after a Servicing
Transfer Event for a Loan (exclusive, however, of the One Park Avenue Total Loan or the Loan or any Junior Loan included in the One Park Avenue Total Loan ), the
Special Servicer shall deliver to each Rating Agency, the Master Servicer and the Directing Certificateholder a report (the "Asset Status Report") with respect to such Loan or Junior Loan and the related Mortgaged Property. Any
Asset Status Report with respect to any CBA A/B Loan Pair will also be delivered to the related Junior Loan Holder. Such Asset Status Report shall set forth the following information to the extent reasonably determinable:

               (i) summary of the status of such Specially Serviced Loan;

               (ii) a discussion of the legal and environmental considerations reasonably known to the Special Servicer, consistent with the Servicing
     Standard, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the related Loan or Serviced Loan Combination and whether outside legal counsel has been retained;

               (iii) the most current rent roll and income or operating
     statement available for the related Mortgaged Property;

               (iv) the Appraised Value of the Mortgaged Property together with the assumptions used in the calculation thereof;

               (v) a recommendation by the Special Servicer as to how such
     Specially Serviced Loan might be returned to performing status, returned to the Master Servicer for regular servicing or otherwise realized upon;

               (vi) a summary of any proposed actions and an analysis of whether or not taking such action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth the basis on which the Special Servicer made such determination;

               (vii) a status report on any foreclosure actions or other
     proceedings undertaken with respect to such mortgaged real property, any proposed workouts with respect thereto and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional events of default thereon; and

               (viii) such other information as the Special Servicer deems relevant in light of the Servicing Standard.

         With respect to any Loan (other than the Loan included in any Serviced
Loan Combination) that becomes a Specially Serviced Loan, if within 10 Business
Days of receiving an Asset Status Report, the Directing Certificateholder does not disapprove such Asset Status Report in writing, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report;
provided, however, that the Special Servicer may not take any action that is contrary to applicable law or

                                     -162-

the terms of the applicable Loan Documents. If the Directing Certificateholder
disapproves such Asset Status Report, the Special Servicer shall revise such
Asset Status Report and deliver to the Directing Certificateholder, the Rating
Agencies and the Master Servicer a new Asset Status Report as soon as practicable, but in no event later than 30 days after such disapproval.

         The Special Servicer shall revise such Asset Status Report as described above in this Section 3.21(e) until the earlier of (a) the failure of the
Directing Certificateholder to disapprove such revised Asset Status Report in writing within 10 Business Days of receiving such revised Asset Status Report;
(b) a determination by the Special Servicer as set forth below or (c) the passage of 60 days from the date of preparation of the first Asset Status
Report. The Special Servicer shall deliver such finalized Asset Status Report to the Directing Certificateholder, the Rating Agencies, the Master Servicer and
any Requesting Subordinate Certificateholder (at the expense of such requesting
Holder). The Special Servicer may, from time to time, modify any Asset Status
Report it has previously delivered and implement such report, provided such report shall have been prepared, reviewed and not rejected pursuant to the terms of this Section. Notwithstanding the foregoing, the Special Servicer (i) may, following the occurrence of an extraordinary event with respect to the related
Mortgaged Property, take any action set forth in such Asset Status Report before the expiration of a 10 Business Day period if the Special Servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders and it has made a reasonable effort to contact the Directing Certificateholder and (ii) in any case, shall determine whether any affirmative disapproval by the Directing
Certificateholder described in this paragraph is not in the best interest of all the Certificateholders pursuant to the Servicing Standard.

         The Special Servicer shall have the authority to meet with the Borrower for any Specially Serviced Loan and, subject to Section 3.32 and Section 3.33 and the next paragraph, take such actions consistent with the Servicing Standard and any related Asset Status Report. Subject to Section 3.32 and the next paragraph, the Special Servicer shall not take any action inconsistent with the related Asset Status Report, unless such action would be required in order to act in accordance with the Servicing Standard.

         In addition to the foregoing, the Special Servicer is required to obtain the consent of the Directing Certificateholder (subject to the last paragraph of Section 3.21(e)) and any express provisions of this Agreement deeming such consent to be given if there is no objection or response within a specified time period) prior to the taking by the Special Servicer of the following actions (other than in respect of the One Park Avenue Total Loan or the Loan or any Junior Loan included in the One Park Avenue Total Loan): (i) any proposed or actual foreclosure upon or comparable conversion of, which may include acquisitions of an REO Property, the ownership of the property or properties securing any Specially Serviced Loans in the Trust Fund as come into and continue in default; (ii) any modification, amendment or waiver of a monetary term (including any change in the timing of payments but excluding the waiver of Default Interest and late payment charges) or any material non-monetary term (excluding any waiver of a due-on-sale or due-on-encumbrance clause, which is covered by clause (ix) below) of a Loan; (iii) any acceptance of a discounted payoff with respect to a Specially Serviced Loan in the Trust
Fund; (iv) any proposed or actual sale of an REO Property out of the Trust Fund for less than the outstanding principal balance of, and accrued interest (other than Default Interest and Excess Interest) on, the related Loan, except in connection with a termination of the Trust Fund; (v) any determination to bring an REO Property held by the Trust Fund into compliance with applicable environmental laws or to otherwise address hazardous material located at such
REO Property; (vi) any release of material collateral for a Loan other than upon satisfaction of that Loan and other than in the case of the Mizner Park Loan, the portion of the improvements located on the Mizner Park Property that is used for multifamily residential purposes; (vii) any acceptance of substitute or additional collateral for a Specially Serviced Loan in the

                                     -163-

Trust Fund, other than in accordance with the specific terms of that Loan;
(viii) any releases of earn-out reserves or related letters of credit with respect to a Mortgaged Property securing a Loan, other than in accordance with the specific terms of, or upon satisfaction of, that Loan; and (ix) any waiver of a due-on-sale or due-on-encumbrance clause in a Loan. If any of the previous listed items is set forth as proposed action in any Asset Status Report, the
Special Servicer is required to follow the approval procedures set forth above in this paragraph.

         Notwithstanding anything to the contrary contained in this Agreement, no direction of the Directing Certificateholder or failure to consent to any action requiring its or their consent under this Agreement shall (i) require or cause the Special Servicer to violate the terms of a Specially Serviced Loan, applicable law or any provision of this Agreement, including the Special
Servicer's obligation to act in accordance with the Servicing Standard and to maintain the REMIC status of each Trust REMIC, or (ii) result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC
Provisions, or (iii) expose the Master Servicer, the Special Servicer, the
Depositor, any of the Mortgage Loan Sellers, the Trust Fund, the Trustee, any
Junior Loan Holder or their Affiliates, officers, directors, employees or agents to any claim, suit or liability, or (iv) materially expand the scope of the
Special Servicer's or the Master Servicer's responsibilities under this
Agreement; and the Special Servicer (1) shall not follow any such direction if given by the Directing Certificateholder, (2) shall not initiate any such actions having any of the effects in clauses (i)-(iv) of this paragraph and (3)
shall not refrain from taking any action if the failure to take such action would violate the Servicing Standard.

         (f) Upon receiving notice of the filing of a case under any federal or state bankruptcy, insolvency or similar law or the commencing of any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings with respect to a Loan or Serviced Loan Combination or the related
Borrower, the Master Servicer shall promptly give notice thereof, and shall deliver a copy of the related Servicing File to the Special Servicer and shall use its reasonable efforts to provide the Special Servicer with all information in its possession relating to such Loan or Serviced Loan Combination and reasonably requested by the Special Servicer to enable it to negotiate with the related Borrower and prepare for any such proceedings. The Master Servicer shall use its reasonable efforts to comply with the preceding sentence within five
Business Days of the occurrence of each such event, and upon receiving such documents and information, the Special Servicer shall use its reasonable efforts to cause the related Borrower to cure any default and/or remedy any such event, work out or modify the subject Loan or Serviced Loan Combination consistent with the terms of this Agreement, and/or prepare for such proceedings.
Notwithstanding the foregoing, the occurrence of any of the above-referenced events shall not in and of itself be considered a Servicing Transfer Event.

         SECTION 3.22. Sub-Servicing Agreements.

         (a) The Master Servicer may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of its respective obligations under this Agreement; provided that the Sub-Servicing Agreement: (i)
is consistent with this Agreement in all material respects and requires the
Sub-Servicer to comply with all of the applicable conditions of this Agreement;
(ii) provides that if the Master Servicer shall for any reason no longer act in such capacity hereunder (including by reason of an Event of Default), the
Trustee or its designee or any other successor to the Master Servicer may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Master Servicer under such agreement or, alternatively, may terminate such Sub-Servicing Agreement without cause and without payment of any penalty or termination fee (provided, however, that a
Primary Servicing Agreement may not be terminated except for cause pursuant to such Primary Servicing Agreement); (iii) provides that the Trustee for the benefit of the Certificateholders shall be a third-party beneficiary under such
Sub-Servicing Agreement, but that (except to the extent the

                                     -164-

Trustee or its designee assumes the obligations of the Master Servicer thereunder as contemplated by the immediately preceding clause (ii), and except with respect to the obligations of any successor Master Servicer thereto under the Primary Servicing Agreements) none of the Trust Fund, the Trustee, any successor Master Servicer, any Special Servicer or any Certificateholder shall have any duties under such Sub-Servicing Agreement or any liabilities arising therefrom; (iv) except with respect to the Primary Servicing Agreements, permits any purchaser of a Loan or the Trustee pursuant to this Agreement to terminate such Sub-Servicing Agreement with respect to such purchased Loan at its option and without penalty; (v) does not permit the Sub-Servicer any direct rights of indemnification that may be satisfied out of assets of the Trust Fund except to the extent of its rights of indemnification, if any, as an agent of the Master
Servicer; (vi) does not permit the Sub-Servicer to foreclose on the related
Mortgaged Property or consent to the modification of any Loan without the prior consent of the Master Servicer or the Special Servicer, as applicable; (vii)
provides that the Sub-Servicer shall act in accordance with the Servicing
Standard; and (viii) provides that in the event of an act or failure to act by the Sub-Servicer that causes the Master Servicer to be in default of its obligations under this Agreement, the Sub-Servicer shall be in default of its obligations under such Sub-Servicing Agreement. Any successor Master Servicer, upon becoming successor Master Servicer, shall have the right to be assigned and shall have the right to assume any Sub-Servicing Agreements from the predecessor
Master Servicer. Upon a termination of the Master Servicer pursuant to this
Agreement, the successor to the Master Servicer (other than the Trustee or its designee) shall automatically succeed to the rights and obligations of the prior
Master Servicer, under each related Primary Servicing Agreement, subject to the termination rights set forth therein, it being understood that any such succession by the Trustee or its designee shall not be automatic but shall be in the discretion of the Trustee or such designee.

         In addition, each Sub-Servicing Agreement entered into by the Master
Servicer may provide that the obligations of the Sub-Servicer thereunder shall terminate with respect to any Loan serviced thereunder at the time such Loan becomes a Specially Serviced Loan. The Master Servicer shall deliver to the
Trustee copies of all Sub-Servicing Agreements, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents. For purposes of this Agreement, the Master Servicer shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment. The Master Servicer shall notify the Special Servicer, the Trustee and the Depositor in writing promptly of the appointment by it of any Sub-Servicer. The Special Servicer shall notify the Master Servicer, the
Trustee and the Depositor in writing promptly of the appointment by it of any
Sub-Servicer.

         It is hereby acknowledged and agreed by all parties hereto that KRECM shall be a Primary Servicer pursuant to a Primary Servicing Agreement with the
Master Servicer, which agreement shall comply with the provisions of this
Section 3.22(a) (including clause (iv) of the first paragraph of this Section
3.22(a). Subject to Section 3.22(e), pursuant to the Primary Servicing Agreement between the Master Servicer and KRECM, KRECM shall perform most or all of the duties of the Master Servicer with respect to the Mizner Park Total Loan set forth in such Primary Servicing Agreement and shall be entitled to receive a
Primary Servicing Fee at the applicable Primary Servicing Fee Rate and such other additional servicing compensation as provided in such Primary Servicing
Agreement, in accordance with the terms of such Primary Servicing Agreement.
Notwithstanding anything herein to the contrary, but subject to Section 3.22(e), the Master Servicer may delegate to KRECM under such Primary Servicing Agreement
(i) its duties and obligations under Sections 3.03 and 4.03 to make Advances with respect to the Mizner Park Total Loan directly to the Trustee or to any other Person requiring payment of an Advance; provided that the Master Servicer shall remain obligated for any Advance with respect to the Mizner Park Total
Loan that KRECM fails to make and (ii) its obligations to make remittances and deliver reports and other information with respect to the Mizner Park Total Loan in accordance with the Mizner Park Intercreditor

                                     -165-

Agreement on the days and covering the periods that the Master Servicer is required to remit or deliver under the terms of this Agreement and the Mizner
Park Intercreditor Agreement.

         (b) Each Sub-Servicer shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law.

         (c) As part of its servicing activities hereunder, the Master Servicer, for the benefit of the Trustee, the Certificateholders and, with respect to any
Serviced Loan Combination, each related Junior Loan Holder, as applicable, shall
(at no expense to the Trustee, the Certificateholders, Junior Loan Holders or
the Trust Fund) monitor the performance and enforce the obligations of each
Sub-Servicer under the related Sub-Servicing Agreement entered into by the
Master Servicer. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master
Servicer would require were it the owner of the subject Loans and/or Serviced
Loan Combinations. The Master Servicer shall have the right to remove a
Sub-Servicer retained by it in accordance with the terms of the related
Sub-Servicing Agreement upon the events of default and other termination events specified in the related Sub-Servicing Agreement.

         (d) If the Trustee or its designee becomes successor to the Master
Servicer and elects or is required to assume the rights and obligations of the
Master Servicer under any Sub-Servicing Agreement, the Master Servicer, at its
expense, shall deliver to the assuming party all documents and records relating to such Sub-Servicing Agreement and the Loans and/or Serviced Loan Combinations
then being serviced thereunder and an accounting of amounts collected and held on behalf of it thereunder, and otherwise use reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreement to the assuming party.

         (e) Notwithstanding the provisions of any Sub-Servicing Agreement, the
Master Servicer shall remain obligated and liable to the Trustee, the
Certificateholders and, with respect to any Serviced Loan Combination, each related Junior Loan Holder, as applicable, for the performance of its obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if it alone were servicing and administering the Loans and/or Serviced Loan Combinations for
which it is responsible, and the Master Servicer shall pay the fees of any
Sub-Servicer thereunder from its own funds or, with respect to the related
Primary Servicers, shall permit each to retain the Primary Servicing Fees and any additional servicing compensation payable pursuant to the related
Sub-Servicing Agreement from amounts collected by such Primary Servicer. Such additional servicing compensation shall not exceed the Additional Servicing
Compensation payable to the Master Servicer under this Agreement, shall be paid out of such Additional Servicing Compensation and shall not be paid from any amount otherwise payable to the Special Servicer hereunder. In no event shall the Trust Fund bear any termination fee required to be paid to any Sub-Servicer as a result of such Sub-Servicer's termination under any Sub-Servicing
Agreement.

         SECTION 3.23. Representations, Warranties and Covenants of the Master
                       Servicer.

         (a) The Master Servicer hereby represents and warrants to the Trustee for its own benefit and the benefit of the Certificateholders, and to the
Depositor, the Special Servicer and the Junior Loan Holders, as of the Closing
Date, that:

                                     -166-

               (i) The Master Servicer is a corporation, duly organized, validly existing and in good standing under the laws of Delaware, and the Master
     Servicer is in compliance with the laws of each State in which any
     Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement, except where the failure to so qualify or comply would not have a material adverse effect on the ability of the
     Master Servicer to perform its obligations hereunder;

               (ii) The execution and delivery of this Agreement by the Master
     Servicer, and the performance and compliance with the terms of this
     Agreement by the Master Servicer, do not (A) violate the Master Servicer's certificate of incorporation and by-laws or (B) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound, or (C)
     result in the violation of any law, rule, regulation, order, judgment or decree binding on the Master Servicer which, in the case of either (B) or
     (C) is likely to materially and adversely affect the Master Servicer's ability to perform hereunder;

               (iii) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master
     Servicer in accordance with the terms hereof, except as such enforcement may be limited by (A) applicable bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium and other laws relating to or affecting creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

               (iv) The Master Servicer is not in violation with respect to any law, any order or decree of any court, or any order, regulation or demand of any federal, state, municipal or governmental agency, which violations are reasonably likely to have consequences that would materially and adversely affect the financial condition or operations of the Master
     Servicer or its properties taken as a whole or are reasonably likely to have consequences that would materially and adversely affect its ability to perform its duties and obligations hereunder;

               (v) No litigation is pending or, to the best of the Master
     Servicer's knowledge, threatened against the Master Servicer which would prohibit the Master Servicer from entering into this Agreement or, in the
     Master Servicer's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Master Servicer to perform its obligations under this Agreement;

               (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer, or compliance by the Master Servicer with, this Agreement or the consummation of the Master Servicer's transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has been obtained or cannot be obtained prior to the actual performance by the Master Servicer of its obligations under this Agreement, or which, if not obtained would not have a materially adverse effect on the ability of the Master Servicer to perform its obligations hereunder;

               (vii) The Master Servicer has full corporate power and authority to enter into and perform in accordance with this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

                                     -167-

               (viii) The Master Servicer has examined each Sub-Servicing
     Agreement to which it is a party, and shall examine each Sub-Servicing
     Agreement to which it intends to become a party, and in each such case, the terms of such Sub-Servicing Agreements are not, or, in the case of any
     Sub-Servicing Agreement to be entered into by the Master Servicer at a future date, will not be, materially inconsistent with the terms of this
     Agreement; and

               (ix) Each officer and employee of the Master Servicer that has responsibilities concerning the servicing and administration of Loans and/or Junior Loans is covered by errors and omissions insurance and the fidelity bond in the amounts and with the coverage required by Section
     3.07(c).

         (b) The representations and warranties set forth in paragraph (a) above shall survive the execution and delivery of the Agreement.

         SECTION 3.24. Representations, Warranties and Covenants of the Special
                       Servicer.

         (a) The Special Servicer hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the
Depositor, the Master Servicer and the Junior Loan Holders, as of the Closing
Date, that:

               (i) The Special Servicer is a limited liability company duly organized, validly existing and in good standing under the laws of the
     State of New York, and the Special Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

               (ii) The execution and delivery of this Agreement by the Special
     Servicer, and the performance and compliance with the terms of this
     Agreement by the Special Servicer, will not violate the Special Servicer's charter and by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Special Servicer or its property is subject;

               (iii) The Special Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this
     Agreement, and has duly executed and delivered this Agreement;

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the
     Special Servicer in accordance with the terms hereof, subject to (A)
     applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and (B)
     general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

               (v) The Special Servicer is not in violation of, and its
     execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's good faith and reasonable judgment, is likely to affect

                                     -168-

     materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer;

               (vi) No litigation is pending or, to the best of the Special
     Servicer's knowledge, threatened against the Special Servicer which would prohibit the Special Servicer from entering into this Agreement or, in the
     Special Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer;

               (vii) Each officer, director or employee of the Special Servicer that has or, following the occurrence of a Servicing Transfer Event, would have responsibilities concerning the servicing and administration of Loans and/or Junior Loans is covered by errors and omissions insurance and fidelity bond in the amounts and with the coverage required by Section
     3.07(c). Neither the Special Servicer nor any of its officers, directors or employees that is or, following the occurrence of a Servicing Transfer
     Event, would be involved in the servicing or administration of Loans has been refused such coverage or insurance;

               (viii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Special Servicer, or compliance by the Special Servicer with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has been obtained or cannot be obtained prior to the actual performance by the Special Servicer of its obligations under this
     Agreement, or which, if not obtained would not have a materially adverse effect on the ability of the Special Servicer to perform its obligations hereunder;

               (ix) The Special Servicing Fee payable to the Special Servicer represents reasonable servicing compensation for its services hereunder;
     and

               (x) The Special Servicer has examined each Sub-Servicing
     Agreement to which it is a party, and shall examine each Sub-Servicing
     Agreement to which it intends to become a party, and in each such case, the terms of such Sub-Servicing Agreements are not, or, in the case of any
     Sub-Servicing Agreement to be entered into by the Special Servicer at a future date, will not, be materially inconsistent with the terms of this
     Agreement.

         (b) The representations and warranties set forth in paragraph (a) above shall survive the execution and delivery of the Agreement.

         SECTION 3.25. Limitation on Liability of the Directing
                       Certificateholder.

         By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Directing Certificateholder may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates and that the Directing Certificateholder may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates and, that the Directing Certificateholder shall have no liability to any Certificateholder other than a Controlling Class
Certificateholder for any action taken or not taken and shall have no liability to a Controlling Class Certificateholder absent willful misfeasance, bad faith, negligence or negligent disregard of obligations or duties on the part of the
Directing Certificateholder, it being acknowledged that actions that favor the interests of one or more Classes of the Certificates over other Classes of the
Certificates shall be deemed to not constitute willful misfeasance, bad faith, negligence or negligent

                                     -169-

disregard of obligations or duties on the part of the Directing
Certificateholder) and each Certificateholder agrees to take no action against the Directing Certificateholder as a result of such a special relationship or conflict. Nothing in this section shall relieve the Special Servicer of any liability it may have under this Agreement.

         SECTION 3.26. Reports to the Securities and Exchange Commission;
                       Available Information.

         (a) With respect to the Trust's fiscal year 2004 (and, if as of the beginning of any other fiscal year for the Trust, the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the Depository) by at least 300 Holders and/or Depository
Participants having accounts with the Depository), the Trustee shall:

               (i) during such fiscal year, in accordance with and within the time periods specified in the Exchange Act, the rules and regulations promulgated thereunder and applicable releases and "no-action letters"
     issued by the Commission, prepare for filing, execute and properly file with the Commission, with respect to the Trust, (A) a Current Report on
     Form 8-K with a copy of the Statement to Certificateholders with respect to each Distribution Date and (B) a Current Report on Form 8-K regarding and disclosing any of the events specified in Section 3.26(b) (to the extent a
     Responsible Officer of the Trustee has been provided with written notice of such event by another party to this Agreement);

               (ii) during such fiscal year, (A) monitor for and promptly notify the Depositor in writing of the occurrence or existence of any of the matters identified in Section 10.10 and/or Section 3.26(b) (in each case to the extent that a Responsible Officer of the Trustee has actual knowledge thereof), (B) cooperate with the Depositor in obtaining all necessary information in order to prepare a Current Report on Form 8-K reporting any such matter in accordance with the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the
     Commission, and (C) consult with the Depositor with regard to any of the events identified in subclause (A) of this clause (ii) and any related filing of a Current Report on Form 8-K under Section 3.26(a)(i)(B) above with respect thereto (and the Trustee shall be entitled to rely on a written direction of the Depositor with regard to any such filing);

               (iii) at the reasonable request of, and in accordance with the reasonable directions of, the Certifying Person (as defined in Section
     3.26(c)), prepare for filing, execute and promptly file with the Commission an amendment to any Current Report on Form 8-K previously filed with the
     Commission with respect to the Trust; and

               (iv) prepare, execute and properly file with the Commission on or before the due date specified by the Commission, with respect to the Trust, an Annual Report on Form 10-K which complies in all material respects with the requirements of the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Commission, which shall include as exhibits the Annual Performance Certification and
     Annual Accountant's Report delivered pursuant to Section 3.13 and Section
     3.14, respectively, with respect to the Master Servicer and Special
     Servicer for such fiscal year, and which shall further include such certification(s) as may be required under the Sarbanes-Oxley Act of 2002
     (the "Sarbanes Act") and any rules promulgated by, or interpretive guidance from, the Commission (such certification(s), individually and collectively, insofar as they are required to be part of any

                                     -170-

     particular Annual Report on Form 10-K, a "Sarbanes-Oxley Certification")
     (which Sarbanes-Oxley Certifications shall be signed by the party or parties contemplated by this Section 3.26);

provided that (x) the Trustee shall not have any responsibility to file any items (other than those generated by it) that have not been received in a format suitable for electronic filing via the EDGAR system (or in "ASCII", "Microsoft
Word", "Microsoft Excel" or another format reasonably acceptable to the Trustee)
and shall not have any responsibility to convert any such items to such format
(other than those items generated by it and those items delivered to it in a format readily convertible to a format suitable for electronic filing via the
EDGAR system) and (y) the Depositor shall be responsible for preparing, executing and filing (via the EDGAR system within 15 days following the Closing
Date) a Current Report on Form 8-K reporting the establishment of the Trust and whereby this Agreement is filed as an exhibit. Each of the other parties to this
Agreement shall deliver to the Trustee or the Master Servicer, as applicable, in a format suitable for electronic filing via the EDGAR system (or in "ASCII",
"Microsoft Word", "Microsoft Excel" or another format reasonably acceptable to the Trustee) any and all items contemplated to be filed with the Commission pursuant to this Section 3.26(a), to the extent it is otherwise required to deliver such items to the Trustee or the Master Servicer, as applicable.

         (b) At all times during the Trust's fiscal year 2004 (and, if as of the beginning of any other fiscal year for the Trust, the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the Depository) by at least 300 Holders and/or Depository
Participants having accounts with the Depository, at all times during such other fiscal year), the Trustee shall monitor for and promptly notify the Depositor of the occurrence or existence of any of the following matters of which a
Responsible Officer of the Trustee has actual knowledge:

               (i) any failure of the Trustee to make any monthly distributions to the Holders of any Class of Certificates, which failure is not otherwise reflected in the Certificateholder Reports filed with the Commission or has not otherwise been reported to the Depositor pursuant to any other Section of this Agreement;

               (ii) any acquisition or disposition by the Trust of a Loan or an
     REO Property, which acquisition or disposition has not otherwise been reflected in the Certificateholder Reports filed with the Commission or has not otherwise been reported to the Depositor pursuant to any other Section of this Agreement;

               (iii) any other acquisition or disposition by the Trust of a significant amount of assets (other than Permitted Investments, Loans and
     REO Properties), other than in the normal course of business;

               (iv) any change in the fiscal year of the Trust;

               (v) any material legal proceedings, other than ordinary routine litigation incidental to the business of the Trust, to which the Trust (or any party to this Agreement on behalf of the Trust) is a party or of which any property included in the Trust Fund is subject, or any threat by a governmental authority to bring any such legal proceedings;

               (vi) any event of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or pertaining to the Trust or any party to this Agreement, or any actions by or on behalf of the Trust or any party to this Agreement indicating its bankruptcy, insolvency or inability to pay its obligations;

                                     -171-

               (vii) any adverse change in the rating or ratings assigned to any
     Class of Certificates not otherwise reflected in the Certificateholder
     Reports filed with the Commission;

               (viii) any amendment to this Agreement pursuant to Section 10.01;
     and

               (ix) any other material events reportable under Form 8-K;

provided that (x) the actual knowledge of a Responsible Officer of the Trustee of any material legal proceedings of which property included in the Trust Fund is subject or of any material legal proceedings threatened by a governmental authority is limited to circumstances where it would be reasonable for the
Trustee to identify such property as an asset of, or as securing an asset of, the Trust or such threatened proceedings as concerning the Trust and (y) no
Responsible Officer of the Trustee shall be deemed to have actual knowledge of the matters described in clauses (vi), (vii) and (ix) of this Section 3.26(b)
unless such Responsible Officer was notified in writing.

         (c) The Form 10-K shall include the Sarbanes-Oxley Certification required to be included therewith pursuant to the Sarbanes Act, and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission's staff) and a copy of such
Sarbanes-Oxley Certification shall be provided to the Rating Agencies. An officer of the Depositor shall sign the Sarbanes-Oxley Certification. The
Depositor hereby grants to the Trustee a limited power of attorney to execute and file such annual report on Form 10-K on behalf of the Depositor, which power of attorney shall continue until the earlier of (i) receipt by the Trustee from the Depositor of written notice terminating such power of attorney or (ii) the termination of the Trust. The Master Servicer, the Special Servicer (who shall certify to the Master Servicer) and the Trustee (each, a "Performing Party")
shall provide to the Person who signs the Sarbanes-Oxley Certification or, in the case of the Master Servicer, who relies on the Special Servicer's
Performance Certification (in each case, the "Certifying Person") a certification (each, a "Performance Certification"), in the form set forth on
Exhibit L hereto (with respect to the Master Servicer and the Trustee) or in the form set forth on Exhibit A to Exhibit L hereto (with respect to the Special
Servicer), as applicable, on which the Certifying Person, the Master Servicer
(with respect to the Performance Certification executed by the Special
Servicer), the Depositor (if the Certifying Person is an individual), and the
Depositor's partner, representative, Affiliate, member, manager, director, officer, employee or agent (collectively with the Certifying Person,
"Certification Parties") can rely. The Trustee's certification with respect to items 1 through 3 of Exhibit L hereto shall relate to distribution information, and the Master Servicer's certification with respect to items 4 and 5 of Exhibit
L hereto shall relate to servicing information with respect to the Loans serviced by it hereunder. Notwithstanding the foregoing, nothing in this paragraph shall require any Performing Party to (i) certify or verify the accurateness or completeness of any information provided to such Performing
Party by third parties, (ii) to certify information other than to such
Performing Party's knowledge and in accordance with such Performing Party's responsibilities hereunder or under any other applicable servicing agreement or
(iii) with respect to completeness of information and reports, to certify anything other than that all fields of information called for in written reports prepared by such Performing Party have been completed except as they have been left blank on their face. In the event any Performing Party is terminated or resigns pursuant to the terms of this Agreement, such Performing Party shall provide a Performance Certification to the Master Servicer (if the terminated or resigning Performing Party is the Special Servicer) or the Depositor pursuant to this Section 3.26(c) with respect to the period of time such Performing Party was subject to this Agreement.

         (d) If as of the beginning of any fiscal year for the Trust (other than fiscal year 2004), the Public Certificates are held (directly or, in the case of
Public Certificates held in book-entry form, through the Depository) by less than 300 Holders and/or Depository Participants having accounts

                                     -172-

with the Depository, the Trustee shall, in accordance with the Exchange Act and the rules and regulations promulgated thereunder, timely file a Form 15 with respect to the Trust notifying the Commission of the suspension of the reporting requirements under the Exchange Act.

         (e) Nothing contained in this Section 3.26 shall be construed to require any party to this Agreement (other than the Depositor), or any of such party's officers, to execute any Form 10-K or any Sarbanes-Oxley Certification.
The failure of any party to this Agreement, or any of such party's officers, to execute any Form 10-K or any Sarbanes-Oxley Certification shall not be regarded as a breach by such party of any of its obligations under this Agreement. The
Depositor, each Performing Party and the Trustee hereby agree to negotiate in good faith with respect to compliance with any further applicable guidance from the Commission or its staff relating to the execution of any Form 10-K and any
Sarbanes-Oxley Certification in connection with this Agreement. In the event such parties agree on such matters, this Agreement shall be amended to reflect such agreement pursuant to Section 10.01.

         (f) Each Performing Party shall indemnify and hold harmless each
Certification Party from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses incurred by such Certification Party arising out of
(i) an actual breach by the applicable Performing Party of its obligations under this Section 3.26, (ii) negligence, bad faith or willful misconduct on the part of such Performing Party in the performance of such obligations or (iii) any inaccuracy made in the Performance Certification resulting from such Performing
Party's negligence, bad faith or willful misconduct. A Performing Party shall have no obligation to indemnify any Certification Party for an inaccuracy in the
Performance Certification of any other Performing Party. If the indemnification provided for in this Section 3.26 is unavailable or insufficient to hold harmless a Certification Party (on grounds of public policy or otherwise), then each Performing Party shall contribute to the amount paid or payable by such
Certification Party as a result of the losses, claims, damages or liabilities of such Certification Party in such proportion as is appropriate to reflect the relative fault of such Certification Party on the one hand and each Performing
Party on the other. The obligations of the Performing Parties in this subsection
(f) to contribute are several in the proportions described in the preceding sentence and not joint.

         Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify in writing the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under this Agreement except to the extent that such omission to notify materially prejudices the indemnifying party. In case any such action is brought against any indemnified party, after the indemnifying party has been notified of the commencement of such action, such indemnifying party shall be entitled to participate therein (at its own expense)
and, to the extent that it may wish, shall be entitled to assume the defense thereof (jointly with any other indemnifying party similarly notified) with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any expenses subsequently incurred in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have agreed to the retention of such counsel,
(ii) the named parties to any such proceeding (including any impleaded parties)
include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party fails within a reasonable period of time to designate counsel that is reasonably

                                     -173-

satisfactory to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) in any one jurisdiction separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. An indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent.
However, if settled with such consent, the indemnifying party shall indemnify the indemnified party from and against any loss or liability by reason of such settlement to the extent that the indemnifying party is otherwise required to do so under this Agreement. If an indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the indemnified party (which consent shall not be unreasonably withheld) or, if such settlement (i) provides for an unconditional release of the indemnified party in connection with all matters relating to the proceeding that have been asserted against the indemnified party in such proceeding by the other parties to such settlement and (ii) does not require an admission of fault by the indemnified party, without the consent of the indemnified party.

         Unless the other parties hereto receive written notice from the Trustee to the contrary, the Trustee hereby certifies that it intends to file any Annual
Report on Form 10-K with respect to the Trust for any particular fiscal year on the last Business Day that is not more than 90 days following the end of such fiscal year. Unless an alternative time period is provided for in this
Agreement, the respective parties hereto shall deliver to the Trustee, at least
10 Business Days prior to the date on which the Trustee intends to file any
Annual Report on Form 10-K as contemplated by Section 3.26, any items required to be delivered by such party that are to be an Exhibit to such Annual Report on
Form 10-K. The Trustee hereby notifies the Master Servicer and the Special
Servicer that an Annual Report on Form 10-K shall be required to be filed with respect to the Trust for 2004.

         (g) The Master Servicer may, in accordance with such reasonable rules and procedures as it may adopt, also make available through its Website or otherwise, any additional information relating to the Loans, the related
Mortgaged Properties or the related Borrowers, for review by the Depositor, the
Rating Agencies and any other Persons to whom the Master Servicer believes such disclosure is appropriate, in each case except to the extent doing so is prohibited by applicable law or by the related Loan.

         (h) Each of the Master Servicer and the Special Servicer shall make the following items available at its offices during normal business hours, or shall send such items to any requesting party at the expense of such requesting party
(other than the Rating Agencies, the Depositor and the Underwriters, and except as otherwise provided in the last sentence of this paragraph) for review by the
Depositor, the Trustee, the Rating Agencies, any Certificateholder, any Person
identified to the Master Servicer or the Special Servicer, as applicable, by a
Certificateholder as a prospective transferee of a Certificate and any other
Persons to whom the Master Servicer or the Special Servicer, as applicable, believes such disclosure to be appropriate: (i) all financial statements, occupancy information, rent rolls, maintenance schedules, if applicable, retail sales information, average daily room rates and similar information received by the Master Servicer or the Special Servicer, as applicable, from each Borrower,
(ii) the inspection reports prepared by or on behalf of the Master Servicer or the Special Servicer, as applicable, in connection with the property inspections pursuant to Section 3.19, (iii) any and all modifications, waivers and amendments of the terms of a Loan entered into by the Master Servicer or the
Special Servicer, as applicable, and (iv) any and all officer's certificates and other evidence delivered to the Trustee and the Depositor to support the Master
Servicer's determination that any Advance was, or if made would be, a
Nonrecoverable Advance. Copies of any and all of the foregoing items shall be available from the Master Servicer or the Special Servicer, as the case may be, or the Trustee, upon request. Copies of all such information shall be delivered by the Master Servicer or the Special Servicer,

                                     -174-

as the case may be, upon request, not more frequently than quarterly to the
Certificate Owners of the Controlling Class (as identified by the related
Depository Participant and for so long as such Class remains outstanding) at the address specified by such Certificate Owners; provided, however, that if beneficial ownership of the Controlling Class resides in more than one
Certificate Owner, the Master Servicer or the Special Servicer, as the case may be, shall be responsible only for the expense of providing the first such copy of such information and shall be entitled to reimbursement from the requesting
Holder of Controlling Class Certificates for the expense of any additional copies so provided.

         (i) Notwithstanding the obligations of the Master Servicer set forth in the preceding provisions of this Section 3.26, the Master Servicer may withhold any information not yet included in a Form 8-K filed with the Commission or otherwise made publicly available with respect to which the Trustee or the
Master Servicer has determined that such withholding is appropriate.

         (j) Notwithstanding any provisions in this Agreement to the contrary, but subject to the last sentence of this subsection, the Trustee shall not be required to review the content of any Exchange Act Report for compliance with applicable securities laws or regulations, completeness, accuracy or otherwise, and the Trustee shall have no liability with respect to any Exchange Act Report filed with the Commission or delivered to Certificateholders. None of the Master
Servicer, the Special Servicer and the Trustee shall be responsible for the accuracy or completeness of any information supplied by a Borrower or a third party for inclusion in any Form 8-K, and each of the Master Servicer, the
Special Servicer and the Trustee and their respective Affiliates, shareholders, partners, members, managers, agents, directors, officers and employees shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to any statement or omission or alleged statement or omission therein. None of the Trustee, the
Special Servicer and the Master Servicer shall have any responsibility or liability with respect to any Exchange Act Report filed by the Depositor, and each of the Master Servicer, the Special Servicer and the Trustee and their respective Affiliates, shareholders, partners, members, managers, agents, directors, officers and employees shall be indemnified and held harmless by the
Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to any statement or omission or alleged statement or omission therein. Notwithstanding the foregoing, however, this Section 3.26(j)
is subject to (and no Performing Party will be entitled to indemnification for any payments made by it pursuant to) Section 3.26(f), and each Performing Party shall be responsible for any Performance Certification delivered by it.

         (k) Notwithstanding anything to the contrary herein, as a condition to the Master Servicer or the Special Servicer making any report or information under this Agreement available upon request to any Person other than the parties hereto, the Master Servicer or the Special Servicer may (i) indicate the source of such information and may affix thereto any disclaimer it deems appropriate in its discretion and (ii) require that the recipient of such information acknowledge that the Master Servicer or the Special Servicer may contemporaneously provide such information to the Depositor, the Trustee, the
Initial Purchaser, any Underwriter, any Rating Agency and/or Certificateholders
or Certificate Owners. Each of the Master Servicer and the Special Servicer
shall condition such disclosure upon the recipient entering into a reasonable and customary confidentiality agreement that is reasonably acceptable to such servicer regarding such disclosure and that may provide indemnification to the
Master Servicer or the Special Servicer. Without limiting the foregoing, in connection with providing access to or copies of any information or reports in accordance with this Agreement to Certificateholders, Certificate Owners, prospective purchasers of Certificates or interests therein or investment advisors of any of the foregoing, the Master Servicer may require a confirmation executed by the requesting Person substantially in the form contemplated by
Section 8.12(c). In addition, any transmittal of information by the Master
Servicer or the Special Servicer to any Person other than the Trustee, the
Rating Agencies or the Depositor may be

                                     -175-

accompanied by a letter from the Master Servicer or the Special Servicer containing the following provision:

         By receiving the information set forth herein, you hereby acknowledge and agree that the United States securities laws restrict any person who possesses material, non-public information regarding the Trust which issued Credit Suisse First Boston Mortgage Securities Corp.,
         Commercial Mortgage Pass-Through Certificates, Series 2004-C3 from purchasing or selling such Certificates in circumstances where the other party to the transaction is not also in possession of such information. You also acknowledge and agree that such information is being provided to you for the purposes of, and such information may be used only in connection with, evaluation by you or another
         Certificateholder, Certificate Owner or prospective purchaser of such
         Certificates or beneficial interest therein.

         The Master Servicer and the Special Servicer may, at its discretion, make available by hard copy, electronic media, internet website and bulletin board service certain information and may make available by hard copy, electronic media, internet website or bulletin board service any reports or information required by this Agreement that the Master Servicer or the Special
Servicer is required to provide to the Trustee, any of the Rating Agencies, the
Depositor and anyone the Depositor reasonably designates.

         SECTION 3.27. Lock-Box Accounts and Servicing Accounts.

         (a) The Master Servicer shall administer each Lock-Box Account, Cash
Collateral Account and Servicing Account in accordance with the related Mortgage or Loan Agreement, Cash Collateral Account Agreement or Lock-Box Agreement, if
any. Each Lock-Box Account, Cash Collateral Account and Servicing Account shall be an Eligible Account, except to the extent provided in the related Loan
Documents.

         (b) For any Loan that provides that a Lock-Box Account will be established upon the occurrence of certain events specified in the related Loan
Documents, the Master Servicer shall establish or cause to be established on behalf of the Trust such Lock-Box Account upon the occurrence of such events unless the Master Servicer determines, in accordance with the Servicing
Standard, that such Lock-Box Account should not be established. Notwithstanding the foregoing, the Master Servicer shall establish or cause to be established a
Lock-Box Account for each ARD Loan no later than its Anticipated Repayment Date.

         (c) With respect to each Loan requiring the establishment of a Lock-Box
Account, the Master Servicer, upon receipt of the annual financial statements of each Borrower, shall compare the gross revenue for the related Mortgaged
Property, as set forth in such financial statements, with the history of the related Borrower's deposits (on an annual basis) into such Lock-Box Account and shall report any discrepancies over 10% to the Special Servicer.

         (d) Within 60 days after a Servicing Account has been established on behalf of a Borrower pursuant to the terms of the related Loan Documents, the
Master Servicer (in accordance with the Uniform Commercial Code) shall notify the financial institution maintaining such account of the Trustee's security interest in the funds in such account in those jurisdictions where required in order to perfect or maintain perfection of the related security interest.

                                     -176-

         SECTION 3.28. Interest Reserve Account.

         (a) The Trustee shall establish, on or before the Closing Date, and maintain the Interest Reserve Account on behalf of the Lower-Tier REMIC. The
Trustee shall give notice to the Master Servicer, the Special Servicer and the
Depositor of the location of the Interest Reserve Account and, prior to any change thereof, any new location of the Interest Reserve Account. On each
Distribution Date during February and on each Distribution Date during a January which occurs in a year which is not a leap year, the Trustee shall withdraw from the Distribution Account and deposit into the Interest Reserve Account in respect of each Loan and REO Loan accruing interest on an Actual/360 Basis, an amount withheld from the related Monthly Payment or P&I Advance equal to one day's interest on the Stated Principal Balance of such Loan as of the
Distribution Date occurring in the month preceding the month in which the
Distribution Date occurs at the related Original Net Mortgage Rate, to the extent a full Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any January, except in the case of a leap year, and in any February, "Withheld Amounts").

         (b) On each Distribution Date occurring in March (prior to any distributions on the Certificates on such date), the Trustee shall withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January and February Distribution Dates, if any, and deposit such amount (excluding any net investment income thereon) into the Distribution
Account. On each Distribution Date (prior to any distributions on the
Certificates on such date), the Trustee shall deposit any Net Investment Loss into the Interest Reserve Account and, to the extent permitted by Section 3.06, shall be permitted to withdraw any Net Investment Earnings from the Interest
Reserve Account.

         SECTION 3.29. Limitations on and Authorizations of the Master Servicer
                       and the Special Servicer with Respect to Certain Loans.

         (a) Prior to taking any action with respect to a Loan secured by any
Mortgaged Properties located in a "one-action" state, the Special Servicer shall consult with legal counsel, the fees and expenses of which shall be a Servicing
Advance.

         (b) With respect to any Loan which permits the related Borrower, with the consent or grant of a waiver by the mortgagee, to incur additional indebtedness (other than as provided in Section 3.08(b)) or to amend or modify the related Borrower's organizational documents, the Special Servicer may consent (subject, without limitation, to Section 3.20(k) hereof) to either such action, or grant a waiver with respect thereto, only if the Special Servicer determines that such consent or grant of waiver is likely to result in a greater recovery (or equal recovery) on a present value basis (discounted at the related
Mortgage Rate) than the withholding of such consent or grant of waiver, and with respect to Significant Loans, the Special Servicer first obtains written confirmation from each Rating Agency that such consent or grant of waiver would not, in and of itself, result in a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates and further obtains the consent of the Directing Certificateholder (subject to the last paragraph of
Section 3.21(e)). The Master Servicer shall not be entitled or required to consent to, or grant a waiver with respect to, either action, except in accordance with Section 3.08(b) hereof.

         (c) With respect to any ARD Loan, so long as no event of default beyond applicable notice and grace periods has occurred and is continuing, the Master
Servicer and the Special Servicer shall not take any enforcement action with respect to the payment of Excess Interest or principal in excess of the principal component of the constant Monthly Payment, other than requests for collection, until the date on which principal and all accrued interest (other than Excess Interest) has been paid in full (the failure of the Borrower to pay
Excess Interest shall not be considered an event of default for purposes of

                                     -177-

this paragraph). Nothing in this paragraph shall limit the obligation of the
Master Servicer and the Special Servicer to establish a Lock-Box Account pursuant to Section 3.28.

         (d) Neither the Master Servicer nor the Special Servicer shall consent
(to the extent it is entitled to withhold such consent under the terms of the
Loan) to a change of franchise affiliation with respect to any hotel property that in whole or in part constitutes the Mortgaged Property securing a Loan unless it obtains (in the case of a Significant Loan) written confirmation from each Rating Agency that such change of franchise affiliation would not, in and of itself, result in a downgrade, qualification or withdrawal of then-current ratings on any Class of Certificates and further obtains (in all cases) the consent of the Directing Certificateholder (such consent subject to the last paragraph of Section 3.21(e)). The Master Servicer shall receive any such request from any Borrower under a Loan that is not a Specially Serviced Loan, and shall forward its analysis and recommendation to the Special Servicer. The
Special Servicer shall approve any such recommendation (which approval shall be deemed granted if not denied within 15 Business Days of its receipt of the
Master Servicer's recommendation and any additional documents and information that the Special Servicer may reasonably request) and promptly (in any event, within not more than 10 Business Days of its receipt of the Master Servicer's recommendation and any additional documents and information that the Special
Servicer may reasonably request) forward such analysis and recommendation to the
Directing Certificateholder, who shall approve or reject such recommendation
(such approval subject to the last paragraph of Section 3.21(e)). The Directing
Certificateholder shall be deemed to have approved such recommendation if not denied within five Business Days of its receipt of the Special Servicer's recommendation and any additional documents and information that the Directing
Certificateholder may reasonably request. The Master Servicer shall then process such documentation. Neither the Master Servicer nor the Special Servicer shall be required to obtain such written consent from Fitch if then-current principal balance of such Loan is less than 2% of then-current aggregate principal balance of the Mortgage Pool.

         (e) The Master Servicer (or, in the case of CSFB Loans only, the
Depositor) shall, as to each Loan which is secured by the interest of the related Borrower under a ground lease, at its own expense, promptly (and in any event within 45 days of the Closing Date) notify the related ground lessor of the transfer of such Loan to the Trust pursuant to this Agreement and inform such ground lessor that any notices of default under the related ground lease should thereafter be forwarded to the related Master Servicer.

         (f) The Master Servicer shall not grant any discretionary consent to a transfer of any Junior Loan pursuant to the related Intercreditor Agreement or to any additional cure beyond those specifically provided for in the related
Intercreditor Agreement unless it obtains the consent of the Directing
Certificateholder (which consent with respect to the transfer of such Junior
Loan shall not be unreasonably withheld, conditioned or delayed) (such consent subject to the last paragraph of Section 3.21(e)). The Master Servicer shall receive any such request for a discretionary consent from any Junior Loan
Holder, and shall forward its analysis and recommendation to the Special
Servicer. The Special Servicer shall approve any such recommendation (which approval shall be deemed granted if not denied within 15 Business Days of its receipt of the Master Servicer's recommendation and any additional documents and information that the Special Servicer may reasonably request) and promptly (in any event, within not more than 10 Business Days of its receipt of the Master
Servicer's recommendation and any additional documents and information that the
Special Servicer may reasonably request) forward such analysis and recommendation to the Directing Certificateholder, who (subject to the last paragraph of Section 3.21(e)) shall approve or reject such recommendation. The
Directing Certificateholder shall be deemed to have approved such recommendation if not denied within five Business Days of its receipt of the Special Servicer's recommendation and any additional documents and information that the Directing
Certificateholder may reasonably request. The Master Servicer shall then process such documentation.

                                     -178-

Notwithstanding the foregoing, the Master Servicer shall not grant any discretionary consent to a transfer of any Junior Loan pursuant to the related
Intercreditor Agreement unless it receives the rating agency confirmation required pursuant to such Intercreditor Agreement.

         SECTION 3.30. REMIC Administration.

         (a) The Trustee shall make or cause to be made elections to treat each of the Trust REMICs as a REMIC (except for any portion constituting amounts allocable to any Junior Loan) under the Code and if necessary, under State Tax
Laws. Each such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued, which in each case shall be signed by the Trustee. The Trustee shall designate the "regular interests" and the "residual interests", within the meaning of the REMIC Provisions, in each Trust REMIC as set forth in the
Preliminary Statement hereto. To the extent the affairs of the Trust Fund are within their control, none of the Master Servicer, the Special Servicer and the
Trustee shall permit the creation of any "interests" (within the meaning of
Section 860G of the Code) in any Trust REMIC other than those interests outstanding on the Closing Date.

         (b) The Closing Date is hereby designated as the "startup day", within the meaning of Section 860G(a)(9) of the Code, of each Trust REMIC.

         (c) The Holder of the largest Percentage Interest of the Class R
Certificates is hereby designated, and by the acceptance of its Class R
Certificate agrees to act, as Tax Matters Person for each Trust REMIC. Any
Holder of a Class R Certificate must at all times hold at least a 1.0%
Percentage Interest therein. The Trustee is hereby designated as the agent of the Tax Matters Person of each Trust REMIC and shall perform all the functions thereof, and the Holders of the Class R Certificates, by their acceptance of such Certificates, agree to such designation.

         (d) The Trustee shall prepare or cause to be prepared all of the Tax
Returns that it reasonably determines are required with respect to each Trust
REMIC and, as specified in Section 4.06, the grantor trusts created hereunder and shall sign and file or cause to be filed such Tax Returns in a timely manner. The expenses of preparing such returns shall be borne by the Trustee without any right of reimbursement therefor.

         (e) The Trustee shall provide (i) upon request by any Transferor of a
Class R Certificate, such information to such Transferor and the IRS as is (x)
reasonably necessary for the application of any tax relating to the transfer of a Class R Certificate to any Person who is not a Disqualified Organization or
(y) otherwise required to be provided by Treasury regulations section 1.860E-2
(and in the time and manner required to be provided to such person under such
Regulations), (ii) to the Certificateholders such information or reports as are required by the Code, the REMIC Provisions or State Tax Laws including reports relating to interest, original issue discount and market discount or premium
(using the Prepayment Assumption) and (iii) pursuant to Section 3.30(l), to the
Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each of the Trust REMICs.

         (f) The Trustee shall take such actions and shall cause the Trust Fund to take such actions as are reasonably within the Trustee's control and the scope of its duties more specifically set forth herein as shall be necessary to maintain the status of each Trust REMIC as a REMIC under the REMIC Provisions
(and each of the Master Servicer and the Special Servicer shall assist the
Trustee, to the extent reasonably requested by the Trustee to do so). None of the Master Servicer, the Special

                                     -179-

Servicer and the Trustee shall knowingly or intentionally take any action, cause any Trust REMIC to take any action or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, could, in such Person's reasonable judgment, (i)
cause any Trust REMIC to fail to qualify as a REMIC or (ii) result in the imposition of a tax under the REMIC Provisions upon any Trust REMIC (including but not limited to the tax on prohibited transactions as defined in Section
860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in
Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event")
unless such party receives an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and such party determines that taking such action is in the best interest of the
Trust Fund and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of such party) to the effect that the contemplated action will not, with respect to any Trust REMIC, cause such Trust REMIC to fail to qualify as a REMIC or, unless such party (which is acceptable to the Trustee)
determines that the monetary expense to such Trust REMIC is not material and in its sole discretion agrees to indemnify (to the extent reasonably acceptable to the Trustee) the Trust Fund against such tax, result in the imposition of such a tax. Wherever in this Agreement a contemplated action may not be taken because the timing of such action might result in the imposition of a tax on the Trust
Fund, or may be taken only pursuant to an Opinion of Counsel that such action would impose a tax on the Trust Fund, such action may nonetheless be taken so long as (x) the indemnity given in the preceding sentence with respect to any taxes that might be imposed on the Trust Fund has been given and (y) all other preconditions to the taking of such action have been satisfied. The Trustee shall not take any action (whether or not authorized hereunder) as to which the
Master Servicer has advised it in writing that it has received an Opinion of
Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to the Trust
Fund or the assets thereof, or causing the Trust Fund to take any action, which is not expressly permitted under the terms of this Agreement, each of the parties hereto will consult with the Trustee or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any Trust REMIC, and such party shall not take any such action, or cause the Trust Fund to take any such action, as to which the Trustee has advised it in writing that an Adverse REMIC Event could occur. The Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this
Agreement. At all times as may be required by the Code, the Trustee will to the extent within its control and the scope of its duties as specifically set forth herein, maintain substantially all of the assets of the Trust Fund as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

         (g) In the event that any tax is imposed on "prohibited transactions"
of any Trust REMIC as defined in Section 860F(a)(2) of the Code, on "net income from foreclosure property" of any Trust REMIC as defined in Section 860G(c) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Master
Servicer, if such tax arises out of or results from a breach, which breach constitutes negligence or willful misconduct of the Master Servicer, by the
Master Servicer of any of its obligations under this Agreement and such breach is not caused by the breach of another party, (ii) to the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement and such breach is not caused by the breach of another party, (iii) to the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under this Agreement and such breach is not caused by the breach of another party and (iv) otherwise, against amounts on deposit in the Collection Account.

                                     -180-

         (h) The Trustee shall, for federal income tax purposes, maintain books and records with respect to each of the Trust REMICs on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

         (i) Following the Startup Day, none of the Master Servicer, the Special
Servicer and the Trustee shall accept any contributions of assets to any Trust
REMIC unless the Master Servicer, the Special Servicer and the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in such Trust
REMIC will not cause such Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject any Trust REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

         (j) None of the Master Servicer, the Special Servicer and the Trustee
shall enter into any arrangement by which any Trust REMIC created hereunder will receive a fee or other compensation for services nor, to the extent reasonably within their control, permit any Trust REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or
"permitted investments" as defined in Section 860G(a)(5) of the Code.

         (k) For the purposes of Treasury regulations section
1.860G-1(a)(4)(iii), the "latest possible maturity date" of the Uncertificated
Lower-Tier Interests and the Regular Certificates is the Rated Final
Distribution Date.

         (l) Within 30 days after the Closing Date, the Trustee shall obtain a taxpayer identification number for each Trust REMIC on Form SS-4 and shall prepare and file with the Internal Revenue Service Form 8811, "Information
Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of
Collateralized Debt Obligations" (or applicable successor form) for each REMIC created hereunder.

         (m) None of the Trustee, the Master Servicer and the Special Servicer
shall sell or dispose of or substitute for any of the Loans (except in connection with (i) the default, imminent default or foreclosure of a Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of the Trust Fund,
(iii) the termination of the Trust Fund created hereunder pursuant to Article X of this Agreement or (iv) a purchase of Loans pursuant to or as contemplated by
Article II, Section 3.18, Section 3.32 or Section 3.33 of this Agreement or pursuant to any Intercreditor Agreement or mezzanine intercreditor agreement)
nor acquire any assets for any Trust REMIC, nor sell or dispose of any investments in any account maintained by it hereunder for gain, nor accept any contributions to any Trust REMIC after the Closing Date, unless it has received an Opinion of Counsel (which opinion shall be the expense of the party seeking to take such action) that such sale or disposition will not affect adversely the status of any Trust REMIC as a REMIC or cause any Trust REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC
Provisions.

         (n) The Depositor shall provide or cause to be provided to the Trustee, within 10 days after the Closing Date, and thereafter on an ongoing basis, all information or data requested by the Trustee that the Trustee reasonably determines to be relevant for tax purposes as to the valuations and Issue Prices of the Certificates, including without limitation, the price, yield, original issue discount, issue premium and projected cash flow of the Certificates. In addition, each of the Master Servicer, the Special Servicer and the Depositor
shall provide on a timely basis to the Trustee or its designee such information with respect to the Trust Fund as is in its possession and reasonably requested by the Trustee to enable it

                                     -181-

to perform its obligations under this Section. The Trustee shall be entitled to rely conclusively upon all such information so provided to it without recalculation or other investigation.

         (o) The Trustee shall pay out of its own funds, without any right of reimbursement, any and all ordinary expenses of the Trust Fund incurred in the performance of its duties under this Section but shall be reimbursed, except as otherwise expressly provided for herein, by the Trust Fund for any of its extraordinary expenses, including any taxes or tax-related payments including any expenses involved in any tax examination, audit or proceeding.

         SECTION 3.31. Master Servicer and Special Servicer May Own
                       Certificates.

         (a) The Master Servicer and any agent of the Master Servicer in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not the Master Servicer or such agent, except with respect to Voting Rights, as set forth in the definition of
"Certificateholder".

         (b) The Special Servicer and any agent of the Special Servicer in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not the Special Servicer or such agent, except with respect to Voting Rights, as set forth in the definition of
"Certificateholder".

         SECTION 3.32. Certain Matters Related to the One Park Avenue Total
                       Loan.

         (a) General. The Master Servicer (or, if the One Park Avenue Loan is a
Specially Serviced Loan, then the Special Servicer) shall service and administer the One Park Avenue Total Loan in a manner consistent with the One Park Avenue
Intercreditor Agreement and, unless another party is expressly responsible hereunder, shall (subject to the Servicing Standard) satisfy all of the obligations required to be performed by the "Note A Holder" or contemplated to be performed by a "Servicer" under Sections 3, 6, 17 and 19 of the One Park
Avenue Intercreditor Agreement. If and for so long as Section 11 of the One Park
Avenue Intercreditor Agreement is in effect, the Master Servicer (or, if the One
Park Avenue Loan is a Specially Serviced Loan, then the Special Servicer) shall satisfy all of the obligations required to be performed by the "Note A Holder"
or contemplated to be performed by a "Servicer" under such Section 11.

         (b) Consultation and Approval Rights of One Park Avenue Controlling
Holder; Certain Procedures; Certain Limitations. Notwithstanding anything to the contrary contained herein (but subject to the penultimate paragraph of this
Section 3.32(b)), the Master Servicer (or, if the One Park Avenue Loan is a
Specially Serviced Loan, then the Special Servicer) shall: (1) consult with the
One Park Avenue Controlling Holder at any time (whether or not an "event of default" (as defined in the One Park Avenue Intercreditor Agreement) has occurred) with respect to proposals to take any significant action with respect to the One Park Avenue Total Loan or the related Mortgaged Property and to consider alternative actions recommended by the One Park Avenue Controlling
Holder in connection with (i) any adoption or implementation of a business plan submitted by the related Borrower with respect to the related Mortgaged
Property, (ii) the execution or renewal of any lease (if a lender approval is provided for in the applicable Loan Documents), (iii) the release of any escrow held in conjunction with the One Park Avenue Total Loan to the related Borrower not expressly required by the related Loan Documents or under applicable law,
(iv) material alterations on the related Mortgaged Property, if approval by the lender is required by the related Loan Documents, (v) material change in any ancillary Loan Documents, or (vi) the waiver of any notice provisions related to prepayment; and (2) prior to taking any of the One Park Avenue Specially
Designated Servicing Actions, notify in writing the One Park Avenue Controlling

                                     -182-

Holder of any proposal to take any of such actions (and to provide the One Park
Avenue Controlling Holder with such information reasonably requested by the One
Park Avenue Controlling Holder as may be necessary in the reasonable judgment of the One Park Avenue Controlling Holder in order to make a judgment) and receive the written approval of the One Park Avenue Controlling Holder (which approval may be withheld in its sole good faith discretion) with respect thereto;
provided, however, that (i) if the One Park Avenue Controlling Holder fails to notify the Master Servicer or the Special Servicer, as applicable, of its approval or disapproval of any such proposed action within 10 Business Days after delivery to the One Park Avenue Controlling Holder by the Master Servicer
or the Special Servicer, as applicable, of written notice of such a proposed action and such information as reasonably requested by the One Park Avenue
Controlling Holder, such action by the Master Servicer or the Special Servicer shall be deemed to have been approved by the One Park Avenue Controlling Holder;
(ii) any amounts funded by the Master Servicer or the Trustee or the One Park
Avenue Junior Loan Holder as a result of (i) the making of any protective
Advances or (ii) interest accruals or accretions and any compounding thereof
(including default interest) with respect to the related Notes shall not at any time be deemed to contravene this subsection; and (iii) the obligations of the
Master Servicer or the Special Servicer, as the case may be, set forth above shall be subject to the penultimate paragraph of this Section 3.32(b)).

         With respect to any proposed action requiring consultation with or approval of the One Park Avenue Controlling Holder pursuant to the first paragraph of this Section 3.32(b) and Section 20(b) of the One Park Avenue
Intercreditor Agreement, the Master Servicer or the Special Servicer, as the
case may be, shall prepare a summary of such proposed action and an analysis of whether or not such action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth the basis on which the Master Servicer or the Special Servicer, as the case may be, made such determination, and shall provide to the Directing Certificateholder, the One
Park Avenue B Loan Holder, the One Park Avenue C Loan Holder and the One Park
Avenue D Loan Holder copies of such summary by hard copy or electronic means on a timely basis. If any such proposed action is disapproved by the One Park
Avenue Controlling Holder, the Master Servicer or the Special Servicer shall propose an alternate action (based on any counter-proposals received from the
One Park Avenue Controlling Holder, to the extent such counter-proposal is consistent with the immediately succeeding paragraph of Section 3.32(b) and
Section 20(d) of the One Park Avenue Intercreditor Agreement or, if no such counter-proposal is received, then based on any alternate course of action that the Master Servicer or the Special Servicer may deem appropriate) until the approval of the One Park Avenue Controlling Holder is obtained; provided that if the Master Servicer or the Special Servicer, as the case may be, and the One
Park Avenue Controlling Holder do not agree on a proposed course of action by the earlier of (x) 60 days after the date on which the Master Servicer or the
Special Servicer, as the case may be, first proposed a course of action or (y)
five Business Days prior to the date (if any) on which the lender's approval right under the Loan Documents shall expire or the lender shall be deemed to have given approval, then the Master Servicer or the Special Servicer, as the case may be, shall take such action as it deems appropriate in accordance with the Servicing Standard.

         Notwithstanding anything herein to the contrary, no advice, direction or objection from or by the One Park Avenue Controlling Holder, as contemplated by the foregoing provisions of Section 3.32(b), may (and the Master Servicer or
the Special Servicer, as the case may be, shall ignore and act without regard to any such advice, direction or objection that the Master Servicer or the Special
Servicer, as the case may be, has determined, in its reasonable, good faith judgment, will) require or cause the Master Servicer or the Special Servicer, as the case may be, the Trustee to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the Servicing Standard or violate the REMIC Provisions or violate any other provisions of this Agreement, the Loan Documents, or any provisions of the One Park Avenue Intercreditor Agreement.

                                     -183-

         With respect to the matters contemplated by the foregoing provisions of this Section 3.32(b) and the corresponding provisions of the One Park Avenue
Intercreditor Agreement, the Directing Certificateholder is hereby designated, on behalf of the Trust Fund, as holder of the One Park Avenue Loan to exercise the rights of the holder of such Loan or any successor REO Loan with respect thereto.

         (c) Limitations on Liability of Controlling Holder. The parties acknowledge that no One Park Avenue Controlling Holder or designee thereof shall owe any fiduciary duty to the Trustee, the Master Servicer, the Special Servicer
or any Certificateholder and that no One Park Avenue Controlling Holder or designee thereof will have any liability to the Trustee, the Master Servicer, the Special Servicer, any Certificateholders or any other holder of an interest in the One Park Avenue Total Loan for any action taken, or for refraining from the taking of any action pursuant to the One Park Avenue Intercreditor Agreement or this Agreement, or the giving of any consent or for errors in judgment;
provided, however, that the foregoing shall not be construed so as to limit any liability that may be imposed on the One Park Avenue Controlling Holder in accordance with the One Park Avenue Intercreditor Agreement. By its acceptance of a Certificate, each Certificateholder will be deemed to have confirmed its understanding that (i) a One Park Avenue Controlling Holder may take or refrain from taking actions that favor the interests of the One Park Avenue Controlling
Holder or its Affiliates over the other holders of interests in the One Park
Avenue Total Loan, (ii) a One Park Avenue Controlling Holder may take or refrain from taking actions (or cause its designee to take or refrain from taking actions) that favor its interest or the interests of its affiliates over the other holders of interests in the One Park Avenue Total Loan, (iii) that a One
Park Avenue Controlling Holder or its designee may have special relationships and interests that conflict with the interests of the other holders of interests in the One Park Avenue Total Loan and will be deemed to have agreed to take no action against a One Park Avenue Controlling Holder, any designee thereof or any of their officers, directors, employees, principals or agents as a result of such special relationships or conflicts, (iv) that no One Park Avenue
Controlling Holder shall be liable by reason of its having acted or refrained from acting solely in its interest or in the interest of its affiliates and (v)
that no designee of the One Park Avenue Controlling Holder shall be liable by reason of its having acted or refrained from acting solely in the interests of the related One Park Avenue Controlling Holder or its affiliates.

         (d) Defaulted Loan Purchase Option in Favor of Junior Lenders. If a One
Park Avenue Triggering Event of Default has occurred and is continuing, then, upon written notice from the Master Servicer (a "One Park Avenue Repurchase
Option Notice") of such occurrence (which notice the Master Servicer shall give promptly to the One Park Avenue Junior Loan Holders), each One Park Avenue
Junior Loan Holder shall have the right, in the manner set forth below and in the One Park Avenue Intercreditor Agreement and prior to any other party, by written notice to the Master Servicer and the Special Servicer (a "One Park
Avenue Junior Loan Holder Repurchase Notice"), at any time after the occurrence of the One Park Avenue Triggering Event of Default and prior to the earliest to occur of (i) the cure of the One Park Avenue Triggering Event of Default, (ii)
the consummation of a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the related Mortgaged Property and
(iii) the modification of the related Loan Documents in a manner that causes the
One Park Avenue Total Loan no longer to be in default (such earliest date, the
"One Park Avenue Purchase Option Cut-off Date"), to purchase the One Park Avenue
Loan and (as provided in the One Park Avenue Intercreditor Agreement) the One
Park Avenue C Loan (if the One Park Avenue D Loan Holder is the exercising One
Park Avenue Junior Loan Holder), the One Park Avenue B Loan (if the One Park
Avenue C Loan Holder is the exercising One Park Avenue Junior Loan Holder), all at the applicable "Defaulted Mortgage Loan Purchase Price" (as defined in the
One Park Avenue Intercreditor Agreement).

         Upon the delivery of the One Park Avenue Junior Loan Holder Repurchase
Notice to the Master Servicer, the Special Servicer, the Trustee and, if
applicable, the other One Park Avenue Junior

                                     -184-

Loan Holder, the Trustee shall sell (and the applicable One Park Avenue Junior
Loan Holder shall purchase) the One Park Avenue Loan and, if applicable, the other One Park Avenue Junior Loan, free and clear of any sub-interests therein or any other liens, claims or encumbrances for the applicable "Defaulted
Mortgage Loan Purchase Price" (as defined in the One Park Avenue Intercreditor
Agreement), on a date (the "One Park Avenue Repurchase Date") not less than five
Business Days nor more than 90 Business Days after the date of the One Park
Avenue Junior Loan Holder Repurchase Notice, and which date shall in all events be prior to the One Park Avenue Purchase Option Cut-off Date, as shall be established by the Master Servicer and reasonably acceptable to the purchasing
One Park Avenue Junior Loan Holder. The applicable "Defaulted Mortgage Loan
Purchase Price" (as defined in the One Park Avenue Intercreditor Agreement)
shall be calculated by the Master Servicer three Business Days prior to the One
Park Avenue Repurchase Date (and such calculation shall be accompanied by reasonably detailed back-up documentation explaining how such price was determined) and shall, absent manifest error, be binding upon the
Certificateholders and the One Park Avenue Junior Loan Holders.

         The right of a One Park Avenue Junior Loan Holder to purchase the One
Park Avenue Loan and, if applicable, one or more One Park Avenue Junior Loans shall automatically terminate upon the consummation of a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the related Mortgaged Property. For the avoidance of doubt, none of the One Park
Avenue Junior Loan Holders shall have any option to purchase the One Park Avenue
Loan under Section 3.18 (without a direct assignment of such right to such One
Park Avenue Junior Loan Holder from the Directing Certificateholder). If more than one One Park Avenue Junior Loan Holder provides a One Park Avenue Junior
Loan Holder Repurchase Notice to the Master Servicer and the Special Servicer,
then the One Park Avenue Junior Loan Holder of the Junior Loan with the lowest priority in right of payment (as set forth in the One Park Avenue Intercreditor
Agreement) shall have the right to consummate the purchase contemplated by this
Section and each One Park Avenue Junior Loan Holder Repurchase Notice delivered by each other One Park Avenue Junior Loan Holder shall be deemed revoked and of no further force and effect.

         (e) Additional Reimbursements in Connection with Purchases. If any One
Park Avenue Junior Loan Holder purchases the One Park Avenue Loan pursuant to
Section 3.32(d), or if any Person purchases the One Park Avenue Loan as a
Defaulted Loan pursuant to Section 3.18, then the Person effecting the purchase must also pay and/or reimburse to the Master Servicer, the Special Servicer, the
Trustee and the Depositor the respective amounts then currently due and owing to them hereunder with respect to the One Park Avenue Junior Loans and that, pursuant to the One Park Avenue Intercreditor Agreement, would otherwise have been payable out of future collections on the One Park Avenue Junior Loans.
Notwithstanding anything herein to the contrary, any such purchase shall be subject to such reimbursements.

         (f) Acknowledgement of Intercreditor Agreement. The parties hereto acknowledge the purchase options of the respective One Park Avenue Junior Loan
Holders (and/or their respective designees and/or representatives) in respect of the One Park Avenue Loan pursuant to One Park Avenue Intercreditor Agreement.
Upon its receipt of any notice from a One Park Avenue Junior Loan Holder or its designee expressing an intent to exercise any such purchase option, each party hereto shall promptly forward a copy of such notice to the Directing
Certificateholder.

         (g) Release of Files Upon Purchase. In connection with any purchase of the One Park Avenue Loan, together with any One Park Avenue Junior Loan, pursuant to or as contemplated by Section 3.32(d) or Section 3.32(f), then the
Master Servicer or the Special Servicer shall (i) if it receives the related
Purchase Price or "Defaulted Mortgage Loan Purchase Price" (as defined in the
One Park Avenue Intercreditor Agreement) and/or any other amounts payable in connection with the purchase,

                                     -185-

deposit same, or remit same to the Master Servicer for deposit, as applicable, into the Collection Account and/or the related Junior Loan Custodial Account, as applicable, and so notify the Trustee; and (ii) deliver the related Servicing
File to the Person effecting the purchase or its designee. In addition, upon its receipt of a Request for Release from the Master Servicer, the Trustee shall:
(i) deliver the Mortgage File to the Person effecting the purchase or its designee; and (ii) execute and deliver such endorsements, assignments and instruments of transfer as shall be provided to it and are reasonably necessary to vest ownership of the One Park Avenue Loan in the appropriate transferee, without recourse, representations or warranties.

         (h) Cure Option. In the event any monetary default beyond applicable notice and grace periods or non-monetary default beyond applicable notice and grace periods (of which the Master Servicer or the Special Servicer has knowledge) shall exist with respect to the One Park Avenue Total Loan, then, upon notice from the Master Servicer or the Special Servicer, as the case may be
(a "One Park Avenue Cure Option Notice") of the occurrence of such default beyond applicable notice and grace periods (which notice the Master Servicer or the Special Servicer, as the case may be, shall promptly give to the One Park
Avenue Controlling Junior Loan Holder upon receipt of knowledge thereof), the
One Park Avenue Controlling Junior Loan Holder shall have the right, exercisable by the One Park Avenue Controlling Junior Loan Holder giving written notice of its intent to cure a default within five Business Days of receipt of the One
Park Avenue Cure Option Notice, to cure such default; provided, in the event that the One Park Avenue Controlling Junior Loan Holder has elected to cure any default, the default must be cured by the One Park Avenue Controlling Junior
Loan Holder within, in the case of a monetary default, five Business Days of receipt of such One Park Avenue Cure Option Notice and, in the case of a non-monetary default, 30 days of receipt of such One Park Avenue Cure Option
Notice.

         If the One Park Avenue Controlling Junior Loan Holder elects to cure a default that can be cured by the payment of money (each such payment, a "One
Park Avenue Cure Payment"), the One Park Avenue Controlling Junior Loan Holder
shall make such One Park Avenue Cure Payment as directed by the Master Servicer or the Special Servicer, as the case may be, and each such One Park Avenue Cure
Payment shall include all costs, expenses, losses, liabilities, obligations, damages, penalties, and disbursements imposed on, incurred by or asserted against the Trustee, the Master Servicer or the Special Servicer (including, without limitation, all unreimbursed Advances (without regard to whether such
Advance would be a Nonrecoverable Advance) and any interest charged thereon and any unpaid Master Servicing Fees (and Primary Servicing Fees) and Special
Servicing Fees with respect to the One Park Avenue Total Loan) during the period of time from the expiration of the grace period under the One Park Avenue Total
Loan until such One Park Avenue Cure Payment is made or such other cure is otherwise effected.

         So long as a default exists that is being cured by the One Park Avenue
Controlling Junior Loan Holder pursuant to this paragraph of this Section
3.32(h) and Section 10(c) of the One Park Avenue Intercreditor Agreement and the
cure period has not expired and the One Park Avenue Controlling Junior Loan
Holder is permitted to cure under the terms of such provisions, such default shall not constitute a default or an event of default (i) for purposes of
Sections 4 or 5 of the One Park Avenue Intercreditor Agreement; (ii) for
purposes of accelerating the One Park Avenue Total Loan, modifying, amending or waiving any provisions of the related Loan Documents or commencing proceedings for foreclosure or the taking of title by deed-in-lieu of foreclosure or other similar legal proceedings with respect to the related Mortgaged Property; or
(iii) for purposes of treating the One Park Avenue Total Loan as a Specially
Serviced Loan; provided that such limitations shall not prevent the Master
Servicer or the Special Servicer from sending notices of the default to the related Borrower or any related guarantor or making demands on the related
Borrower or any related guarantor or from collecting default interest or late payment charges from the related Borrower.

                                     -186-

         Notwithstanding anything to the contrary contained in this subsection,
(A) the One Park Avenue Controlling Junior Loan Holder's right to cure a monetary default or non-monetary default shall be limited to six One Park Avenue
Cure Events over the life of the One Park Avenue Total Loan, (B) no single One
Park Avenue Cure Event may exceed three consecutive months and (C) no One Park
Avenue Cure Event may begin in a month immediately following the end of the preceding One Park Avenue Cure Event. Additional One Park Avenue Cure Events
shall only be permitted with the consent of the Special Servicer, which shall not grant such a consent unless it has received a confirmation from each Rating
Agency to the effect that such consent shall not result in a qualification, downgrade or withdrawal of the then-current rating (if any) assigned by such
Rating Agency to any Class of Certificates. Notwithstanding the foregoing, the making of a One Park Avenue Cure Payment by any Person entitled to do so shall not act as a waiver of any amounts due under the related Loan Documents by the related Borrower.

         The right of the One Park Avenue Controlling Junior Loan Holder to
reimbursement of any One Park Avenue Cure Payment shall be subordinate in all respects to the rights of the holder of the One Park Avenue Loan to distributions with respect to the One Park Avenue Total Loan and to all amounts distributable to such holder pursuant to the One Park Avenue Intercreditor
Agreement to the extent set forth in Sections 4 and 5 of the One Park Avenue
Intercreditor Agreement or as otherwise explicitly set forth in the One Park
Avenue Intercreditor Agreement.

         (i) Deeming Provision. Any decisions made by the Master Servicer or the
Special Servicer, as the case may be, with respect to the One Park Avenue Total
Loan pursuant to and in accordance with the Servicing Standard and the other provisions of this Agreement shall automatically be deemed to be reasonably exercised for purposes of this Section 3.32 and this Agreement.

         (j) Information. The Master Servicer and the Special Servicer each shall provide to each One Park Avenue Junior Loan Holder or its designee, with respect to its One Park Avenue Junior Loan, as applicable, or any related REO
Property, subject to the same conditions and restrictions on the distribution of information as apply with respect to the Loans, the same reports, documents and other information that the Master Servicer or the Special Servicer, as the case may be, provides to the Trustee with respect to the One Park Avenue Loan or any related REO Property, and on a concurrent basis (unless an earlier delivery is otherwise expressly provided for herein). The Trustee, the Master Servicer and the Special Servicer each shall provide to each One Park Avenue Junior Loan
Holder or its designee, with respect to its One Park Avenue Junior Loan or any related REO Property, the same reports, documents and other information that the
Trustee, the Master Servicer or the Special Servicer, as the case may be, provides to the Directing Certificateholder with respect to the One Park Avenue
Loan or any related REO Property, and on a concurrent basis. In addition, the
Trustee, the Master Servicer or the Special Servicer, as applicable, shall, upon receipt of a written request, provide to each One Park Avenue Junior Loan Holder or its designee (at such holder's cost) all other reports, documents and information that such holder or its designee may reasonably request with respect to its One Park Avenue Junior Loan or any related REO Property; provided, however, that in no event shall a One Park Avenue Junior Loan Holder be provided with any Fair Value calculation in respect of the One Park Avenue Loan.
Notwithstanding the foregoing, none of the Trustee, the Master Servicer or the
Special Servicer shall be required to deliver to any One Park Avenue Junior Loan
Holder or its designee any particular report, document or other information pursuant to this Section 3.32(j) if and to the extent that (but only if and to the extent that) such particular report, document or other information is otherwise delivered to such One Park Avenue Junior Loan Holder within the same time period contemplated by this Section 3.32(j) pursuant to any other section of this Agreement. In addition, the Master Servicer shall provide to the One
Park Avenue Junior Loan Holders, subject to the same conditions and restrictions on the distribution of information as apply with respect to the Loans, (a) a summary of the current status of principal and interest payment on the One Park
Avenue Total Loan, (b) copies of the related Borrower's current financial statements, to the

                                     -187-

extent then in the possession of the Master Servicer, (c) current information, if any, as to the value of the related Mortgaged property, to the extent in the
Master Servicer's possession, (d) agreements that govern the administration of the One Park Avenue Total Loan by the Master Servicer, (e) copies of any default or acceleration notices sent to the related Borrower with respect to the One
Park Avenue Total Loan and all material correspondence related thereto, (f) to the extent not otherwise provided above, copies of each other report provided to the Certificateholder in accordance with the express provisions of this
Agreement (but only to the extent such other reports related to the One Park
Avenue Total Loan or the related Borrower) and (g) other information with respect to the related Borrower or the One Park Avenue Total Loan, reasonably request by any such One Park Avenue Junior Loan Holder, to the extent in the
Master Servicer's possession and within 10 days of the Master Servicer's receipt of such Holder's request, in each case at the sole cost and expense of the requesting One Park Avenue Junior Loan Holder (with respect to all out-of-pocket and the reasonable and administrative and photocopying costs of the Master
Servicer); provided, however, that the Master Servicer shall send any notices referred to in clause (e) above to the One Park Avenue Junior Loan Holder simultaneously with the sending of any such notices to the related Borrower without the need for any request by any One Park Avenue Junior Loan Holder. The
Master Servicer shall afford the access and provide the information to which the
One Park Avenue Junior Loan Holders are entitled under Sections 11(b), 11(c) and
11(d) of the One Park Avenue Intercreditor Agreement.

         (k) Assignability. Each of the rights of the respective One Park Avenue
Junior Loan Holders under or contemplated by this Section 3.32 shall be assignable to, and/or exercisable by, a designee thereof; provided that the
Master Servicer, the Special Servicer and the Trustee are provided with written notice by the assignor of such assignment (upon which such party may conclusively rely) and the contact details of the assignee.

         (l) Special Servicing. (1) The One Park Avenue Controlling Holder shall be entitled to terminate the rights and obligations of the Special Servicer under this Agreement, with or without cause, solely in respect of the One Park
Avenue Total Loan and/or any related REO Property upon 10 Business Days prior written notice to the Master Servicer, the Special Servicer and the Trustee,
which shall, if the termination of the Special Servicer is for cause, set forth the Event of Default that gave rise to such termination, provided, however, that
(i) such successor shall meet the requirements set forth in Section 7.02, (ii)
as evidenced in writing by each of the Rating Agencies (at the cost of such One
Park Avenue Controlling Holder), such proposed replacement of the Special
Servicer shall not, in and of itself, result in a downgrading, withdrawal or qualification of the then-current ratings provided by the Rating Agencies with respect to any Class of then outstanding Certificates that is rated, and (iii)
the Trustee shall have received (A) an Acknowledgment of Proposed Special
Servicer substantially in the form attached hereto as Exhibit O, executed by the
Person designated to be the successor to the Special Servicer in its capacity as special servicer for the One Park Avenue Total Loan and/or any related REO
Property, and (B) an Opinion of Counsel (which shall not be an expense of the
Trustee or the Trust) substantially to the effect that (1) such removal of the
Special Servicer and/or the appointment of the Person designated to serve as successor thereto is in compliance with this Section 3.32(l), (2) such designated Person is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (3) the applicable
Acknowledgment of Proposed Special Servicer has been duly authorized, executed and delivered by such designated Person and (4) upon the execution and delivery of the applicable Acknowledgment of Proposed Special Servicer, such designated
Person shall be bound by the terms of this Agreement and, subject to customary bankruptcy and insolvency exceptions and customary equity exceptions, this
Agreement shall be enforceable against such designated Person in accordance with its terms. Any Person terminated in its capacity as the Special Servicer pursuant to this Section 3.32(l) shall be deemed to have been so terminated simultaneously with the designated successor's becoming the Special Servicer hereunder; provided that (i) the terminated Special Servicer shall be entitled to receive,

                                     -188-

in connection with its termination, payment out of the Collection Account and, if and to the extent applicable, the related Junior Loan Custodial Accounts of all of its accrued and unpaid Special Servicing Fees in respect of the One Park
Avenue Total Loan and/or any related REO Property, and reimbursement from the successor to such terminated Special Servicer of all outstanding Servicing
Advances made by such terminated Special Servicer in respect of the One Park
Avenue Total Loan and/or any related REO Property and all unpaid interest on
Advances accrued on such outstanding Servicing Advances (in which case the successor to such terminated Special Servicer shall be deemed to have made such
Servicing Advances at the same time that such terminated Special Servicer had actually made them), (ii) such terminated Special Servicer shall thereafter be entitled to any Workout Fees in respect of the One Park Avenue Total Loan, as and to the extent expressly permitted by Section 3.11(b), and (iii) such terminated Special Servicer shall continue to be entitled to the benefits of
Section 6.03, notwithstanding any such termination; and provided, further, that such terminated Special Servicer shall continue to be obligated to pay (and entitled to receive) all other amounts accrued to (or owing by) it under this
Agreement on or prior to the effective date of such termination. Such terminated
Special Servicer shall cooperate with the Trustee and the replacement to such terminated Special Servicer in effecting the transfer of such terminated Special
Servicer's responsibilities and rights hereunder to its successor, including the transfer within two Business Days of its termination becoming effective pursuant to this Section 3.32(l), to the replacement to such terminated Special Servicer for administration by it of all cash amounts that at the time are or should have been credited by such terminated Special Servicer to the REO Account or to any
Servicing Account or should have been delivered to the Master Servicer or that are thereafter received by or on behalf of such terminated Special Servicer, in any event with respect to the One Park Avenue Total Loan or any related REO
Property. No penalty or fee shall be payable to the Special Servicer with respect to any termination pursuant to this Section 3.32(l). Any expenses of the
Trust as a result of any termination pursuant to this Section 3.32(l) shall be paid by the Persons who effected such termination.

         Following a termination and replacement of the Special Servicer with respect to the One Park Avenue Total Loan and/or any related REO Property as contemplated by this Section 3.32(l), the Special Servicer hereunder shall collectively consist of: (i) such replacement of the Special Servicer as the party hereunder responsible for performing the duties of special servicer with respect to the One Park Avenue Total Loan and/or any related REO Property; and
(ii) the existing Special Servicer (or any successor thereto) as the party hereunder responsible for performing the duties of special servicer with respect to the rest of the Loans, Junior Loans and/or REO Properties for which the
Special Servicer is expressly responsible hereunder, and their duties and obligations set forth hereunder shall be construed accordingly; provided that
(i) when used in the context of granting the Special Servicer the right to purchase Defaulted Loans pursuant to Section 3.18, the term "Special Servicer"
shall mean the replacement for the Special Servicer appointed pursuant to this
Section 3.32(l) if such Defaulted Loan is the One Park Avenue Loan, and shall mean the existing Special Servicer (or any successor thereto), in all other cases; and (ii) when used in the context of granting the Special Servicer (or any successor thereto) the right to purchase all of the Loans and any REO
Properties remaining in the Trust Fund pursuant to Section 9.01, the term
"Special Servicer" shall mean the existing Special Servicer (or any successor thereto) only and not the replacement for the Special Servicer appointed pursuant to this Section 3.32(l).

         With respect to the matters contemplated by this Section 3.32(l),
Section 20(f) of the One Park Avenue Intercreditor Agreement, the Directing
Certificateholder is hereby designated, on behalf of the Trust Fund, as holder of the One Park Avenue Loan, to exercise the rights of the holder of the One
Park Avenue Loan or any successor REO Loan with respect thereto and to constitute the One Park Avenue Controlling Holder.

         (m) Collateral Posted by One Park Avenue Junior Lender. The Trustee and
the Master Servicer on its behalf are hereby authorized and directed to accept and to hold any "control

                                     -189-

retention collateral" (as defined in the One Park Avenue Intercreditor
Agreement) that may be delivered by a One Park Avenue Junior Lender, on behalf of the Trust Fund for the benefit of the Certificateholders (and on behalf of
One Park Avenue Junior Lender whose One Park Avenue Junior Loan is senior to that of the One Park Avenue Junior Lender that delivered such collateral) and to execute and deliver such documents or instruments as may be necessary or advisable to accept, receive, maintain or otherwise obtain the benefits of such collateral. Such holding and retention shall be in a custodial capacity only. To the extent that any such collateral or the proceeds thereof is in the form of cash, then such cash shall be held in a separate Eligible Account and the Master
Servicer shall have the rights and duties set forth in Section 3.06 with respect to such account as if it were a Servicing Account. Any such collateral shall be held as an "outside reserve fund" within the meaning of Treasury regulation section 1.860G-2(h)) and the rights of the Trust therein in its capacity as the holder of the One Park Avenue Loan shall constitute an asset of the Trust Fund but not as asset of any REMIC Pool or of any Grantor Trust. The Master Servicer
is hereby authorized and directed to release and/or return any such collateral to the extent that the Person that delivered such collateral is entitled to a release and/or return of such collateral under the terms of Section 21 of the
One Park Avenue Intercreditor Agreement. The Master Servicer shall exercise, subject to and in accordance with the Servicing Standard, all of the rights that the Trust, the Trustee and/or the Master Servicer may have under Section 21 of the One Park Avenue Intercreditor Agreement, whether on behalf of the Trust as the holder of the One Park Avenue Loan and/or on behalf of a One Park Avenue
Junior Lender whose One Park Avenue Junior Loan is senior to that of the One
Park Avenue Junior Lender that delivered such collateral, to draw upon, use or otherwise obtain the benefits of such collateral, whether to make reimbursements for realized losses and/or to pay or reimburse costs, losses and/or shortfalls on or related to the One Park Avenue Total Loan.

         (n) Conflicts. If there are any conflicts between this Section 3.32 and any of the Loan Documents relating to the One Park Avenue Total Loan or between this Section 3.32 and the One Park Avenue Intercreditor Agreement, then such
Loan Documents or One Park Avenue Intercreditor Agreement shall control. The parties hereto recognize and acknowledge the respective rights of the One Park
Avenue Junior Loan Holders under the One Park Avenue Intercreditor Agreement.

         SECTION 3.33. Certain Matters Related to the Mizner Park Total Loan.

         (a) General. The Master Servicer (or, if the Mizner Park Loan is a
Specially Serviced Loan, then the Special Servicer) shall service and administer the Mizner Park Total Loan in a manner consistent with the Mizner Park
Intercreditor Agreement.

         (b) Consultation and Approval Rights of Mizner Park Consent Holder;
Certain Procedures; Certain Limitations. Notwithstanding anything to the contrary contained herein (but subject to the penultimate paragraph of this
Section 3.33(b)), the Master Servicer (or, if the Mizner Park Loan is a
Specially Serviced Loan, then the Special Servicer) shall consult with the
Mizner Park Consent Holder at any time (whether or not a default has occurred under the Mizner Park Total Loan) with respect to (i) any adoption or implementation of a budget or business plan submitted by the related Borrower with respect to the Mizner Park Mortgaged Property, (ii) the execution or renewal of any material tenant lease (if the lender's approval is required under the applicable Loan Documents), (iii) the release of any reserves to the related
Borrower not expressly required by the related Loan Documents or under applicable law, (iv) material alterations on the Mizner Park Mortgaged Property
(if the lender's approval is required under the applicable Loan Documents), (v)
any material change in any ancillary Loan Documents, or (vi) the waiver of any notice provisions related to prepayment. For ten Business Days following its receipt of notice of the Master Servicer's or the Special Servicer's, as
applicable, intent to take any such action, the Mizner Park Consent Holder shall have the right to contact and consult with the Master Servicer or the Special
Servicer, as applicable, regarding such action; provided that the Master
Servicer or the Special

                                     -190-

Servicer, as applicable, shall have no obligation to follow any advice of, or take any direction from, the Mizner Park Consent Holder.

         Notwithstanding anything to the contrary contained herein (but subject to the penultimate paragraph of this Section 3.33(b)), prior to taking any of the Mizner Park Specially Designated Servicing Actions, the Master Servicer (or,
if the Mizner Park Loan is a Specially Serviced Loan, then the Special Servicer)
shall deliver or cause to be delivered to the Mizner Park Consent Holder of the
Master Servicer's or the Special Servicer's, as applicable, intent to take or consent to taking any of such actions (which notice may be a copy of any notice that the Special Servicer delivers to the Directing Certificateholder under another provision of this Agreement in connection with obtaining the approval of the Directing Certificateholder with respect to such action) and obtain the prior written approval of the Mizner Park Consent Holder (which the parties acknowledge maybe withheld in its reasonable good faith discretion) with respect thereto; provided, however, that (i) if the Mizner Park Consent Holder fails to notify the Master Servicer or the Special Servicer, as applicable, of its disapproval of any such proposed action within 10 Business Days after the Mizner
Park Consent Holder's receipt of such notice and the information and summary described in clause (ii) of the following paragraph, such Mizner Park Specially
Designated Servicing Action shall be deemed to have been approved by the Mizner
Park Consent Holder; (ii) if any proposed Mizner Park Specially Designated
Servicing Action is disapproved by the Mizner Park Consent Holder, the Master
Servicer or the Special Servicer, as applicable, may propose an alternate action
(which may be based on any counter-proposal received from the Mizner Park
Consent Holder, to the extent that such counter-proposal is consistent with the penultimate paragraph of this Section 3.33(b)) until the approval of the Mizner
Park Consent Holder is obtained; (iii) if the Master Servicer or the Special
Servicer, as applicable, and the Mizner Park Consent Holder do not agree on a proposed course of action within 60 days after the date on which the Master
Servicer or the Special Servicer, as applicable, first proposed a Mizner Park
Specially Designated Servicing Action, then after giving due consideration
(subject to the penultimate paragraph of this Section 3.33(b)) to the alternatives and counter-proposals, if any, provided by the Mizner Park Consent
Holder, the Master Servicer or the Special Servicer, as applicable, shall take such action as it deems appropriate in accordance with the Servicing Standard and (iv) notwithstanding the foregoing, if the Master Servicer or the Special
Servicer, as applicable, reasonably determines that immediate action is necessary to protect the interest of the Trust as the holder of the Mizner Park
Loan and the Mizner Park Junior Lender (as a collective whole), the Master
Servicer, or the Special Servicer, as applicable, may take (or consent to the other's taking), a Mizner Park Specially Designated Servicing Action without waiting to receive any contact from the Mizner Park Consent Holder.

         In connection with (i) the servicing actions described above, the
Master Servicer or the Special Servicer, as the case may be, shall promptly provide or cause to be provided to the Mizner Park Consent Holder all information in its possession with respect to any proposed Mizner Park Specially
Designated Servicing Action, including its reasons for determining to take or permit a proposed Mizner Park Specially Designated Servicing Action, in each case as the Mizner Park Consent Holder may reasonably request and (ii) any proposed Mizner Park Specially Designated Servicing Action requiring approval of the Mizner Park Consent Holder, the Master Servicer or the Special Servicer, as
the case may be, shall prepare a summary of such proposed action and its analysis and recommendation with respect thereto and shall promptly deliver such summary to the Mizner Park Consent Holder by hard copy or electronic means.

         Notwithstanding anything herein to the contrary, no advice, direction or objection from or by the Mizner Park Consent Holder, as contemplated by the foregoing provisions of this Section 3.33(b), may (and the Master Servicer or the Special Servicer, as the case may be, shall ignore and act without regard to any such advice, direction or objection that the Master Servicer or the Special
Servicer, as the

                                     -191-

case may be, has determined, in its reasonable judgment, will) require or cause the Trust, the Master Servicer or the Special Servicer to take any action or refrain from taking any action that would (i) violate any law of any applicable jurisdiction, (ii) violate any provisions of the Loan Documents for the Mizner
Park Total Loan, (iii) be inconsistent with the Servicing Standard, (iv) results in an Adverse REMIC Event or an Adverse Grantor Trust Event or result in any other adverse tax consequences to the Trust Fund, (v) expose the Depositor, any
Seller, the Trustee, the Master Servicer, the Special Servicer or any other party to this Agreement or any of their respective Affiliates, directors, officers, shareholders, partners, members, managers, employees or agents to any claim, suit or liability, (vi) materially expand the scope of the Master
Servicer's or the Special Servicer's responsibilities under this Agreement or
(viii) violate any other provision of this Agreement or the Mizner Park
Intercreditor Agreement.

         The parties acknowledge that neither the Master Servicer nor the
Special Servicer shall be required to perform any duties otherwise imposed on them under this Section 3.33(b) at any time when no Person constitutes a Mizner
Park Consent Holder.

         (c) Limitations on Liability of Consent Holder. The parties acknowledge that no Mizner Park Consent Holder or designee thereof shall owe any fiduciary duty to the Trustee, the Master Servicer, the Special Servicer or any
Certificateholder and that no Mizner Park Consent Holder or designee thereof will have any liability to the Trustee, the Master Servicer, the Special
Servicer, any Certificateholders or any other holder of an interest in the
Mizner Park Total Loan for any action taken, or for refraining from the taking of any action pursuant to the Mizner Park Intercreditor Agreement or this
Agreement, or the giving of any consent or for errors in judgment; provided, however, that the foregoing shall not be construed so as to limit any liability that may be imposed on the Mizner Park Consent Holder in accordance with the
Mizner Park Intercreditor Agreement. By its acceptance of a Certificate, each
Certificateholder will be deemed to have confirmed its understanding that (i) a
Mizner Park Consent Holder may take or refrain from taking actions that favor the interests of the Mizner Park Consent Holder or its Affiliates over the other holders of interests in the Mizner Park Total Loan, (ii) a Mizner Park Consent
Holder or its designee may have special relationships and interests that conflict with the interests of the other holders of interests in the Mizner Park
Total Loan and that such Certificateholder will be deemed to have agreed to take no action against a Mizner Park Consent Holder, any designee thereof or any of their members, managers, partners, shareholders, officers, directors, employees, principals or agents as a result of such special relationships or conflicts,
(iii) no Mizner Park Consent Holder shall be liable by reason of its having acted or refrained from acting solely in its interest or in the interest of its
Affiliates (or any of their members, managers, partners, shareholders, officers, directors, employees, principals or agents) and (iv) no designee of the Mizner
Park Consent Holder shall be liable by reason of its having acted or refrained from acting solely in the interests of the related Mizner Park Consent Holder or its Affiliates.

         (d) Defaulted Loan Purchase Option in Favor of Junior Lender. The
parties acknowledge that by written notice to the Master Servicer and the
Special Servicer delivered during any period (a "Mizner Park Defaulted Mortgage
Loan Purchase Period") that (i) the Mizner Park Junior Lender may cure defaults under the Mizner Park Loan as contemplated by Section 3.33(i) or (ii) the Mizner
Park Loan constitutes a Specially Serviced Loan (provided that the Mizner Park
Loan is then in default or default with respect thereto is reasonably foreseeable), the Mizner Park Junior Lender may elect (but shall not be required) to purchase the Mizner Park Loan. The Special Servicer (if the Mizner
Park Total Loan constitutes a Specially Serviced Loan) or the Master Servicer
(if the Mizner Park Total Loan does not constitute a Specially Serviced Loan) on behalf of the Trustee shall sell the Mizner Park Loan (free and clear of any participations, liens, claim, encumbrances and adverse interests therein) at a price equal to the Purchase Price on a date to be established by the Master
Servicer or the Special Servicer, as applicable, which date shall not be less than five Business Days nor more than ten Business Days after the

                                     -192-

date on which the Master Servicer or the Special Servicer, as applicable, receives a copy of the Mizner Park Junior Lender's written notice described above. The amount of the Purchase Price for the Mizner Park Loan shall be calculated by the Master Servicer or the Special Servicer, as applicable, three
Business Days prior to the date established for the consummation of the sale as described above (and such calculation shall be accompanied by reasonably detailed back-up documentation explaining how such price was determined) and shall, absent manifest error, be binding upon the Certificateholders and the
Mizner Park Junior Lender and any designees thereof. Notwithstanding the foregoing, the right of the Mizner Park Junior Lender or its designee to elect to purchase the Mizner Park Loan as contemplated by this Section 3.33(d) will automatically terminate upon the earlier of (x) the expiration of the Mizner
Park Defaulted Mortgage Loan Purchase Period and (y) a foreclosure sale, power of sale or delivery of deed-in-lieu of foreclosure with respect to the Mizner
Park Property. The parties acknowledge that the purchase option contemplated by this Section 3.33(d) is in addition to the purchase option contemplated by
Section 3.33(e).

         (e) Modification Purchase Option In Favor of Junior Lender. Prior to
entering into any modification of the Mizner Park Total Loan that would materially affect the monetary terms of the Mizner Park Total Loan, the Master
Servicer (if the Mizner Park Total Loan does not constitute a Specially Serviced
Loan) or the Special Servicer (if the Mizner Park Total Loan constitutes a
Specially Serviced Loan) shall provide the Mizner Park Junior Lender with notice thereof and with all information that the Master Servicer or the Special
Servicer, as applicable, considers material, but in any case including a draft of the agreement, if any, that sets forth such proposed modification (which proposed modification shall be subject to the terms of Section 3.1.3 of the
Mizner Park Intercreditor Agreement, if applicable). The parties acknowledge that the Mizner Park Junior Lender shall have the right (but not an obligation)
to purchase the Mizner Park Loan at a price equal to the Purchase Price therefor by delivering notice to the Trustee, the Master Servicer and the Special
Servicer within five Business Days of receipt of the materials described in the preceding sentence, that it intends to exercise such purchase option (and the parties also acknowledge that such purchase option shall terminate at the end of such five Business Day period or upon receipt by the Master Servicer or the
Special Servicer, as the case may be, of notice that the Mizner Park Loan will be otherwise sold pursuant to this Agreement). The parties further acknowledge that the Mizner Park Junior Lender must deliver the Purchase Price for the
Mizner Park Loan to the Master Servicer within three Business Days after the end of the five Business Day period referred to in the prior sentence.

         (f) Additional Reimbursements in Connection with Purchases. If the
Mizner Park Junior Loan Holder purchases the Mizner Park Loan pursuant to
Section 3.33(d) or Section 3.33(e), then the Person effecting the purchase must reimburse or pay to the Master Servicer, the Special Servicer, the Trustee, the
Depositor and any other party to this Agreement the respective amounts then due and owing to them hereunder in respect of or allocable to the Mizner Park Junior
Loan, if any. Notwithstanding anything herein to the contrary, any such purchase shall be subject to such reimbursements.

         (g) Additional Notice. Upon its receipt of any notice from a Mizner
Park Junior Loan Holder or its designee expressing an intent to exercise any purchase option contemplated by Section 3.33(d) and Section 3.33(e) of this
Agreement and/or otherwise set forth in the Mizner Park Intercreditor Agreement, the Master Servicer or the Special Servicer, as applicable, shall promptly forward a copy of such notice to the Directing Certificateholder.

         (h) Release of Files Upon Purchase. In connection with any purchase of the Mizner Park Loan pursuant to or as contemplated by Section 3.33(d) or
Section 3.33(e), the Master Servicer or the Special Servicer shall (i) if it receives the related Purchase Price and/or any other amounts payable in connection with the purchase, deposit such funds, or remit such funds to the
Master Servicer for deposit,

                                     -193-

as applicable, into the Collection Account, and so notify the Master Servicer
(unless it is the Person making the deposit) and the Trustee; and (ii) deliver the related Servicing File to the Person effecting the purchase or its designee.
In addition, upon its receipt of a Request for Release from the Master Servicer, the Trustee shall: (i) deliver the Mortgage File to the Person effecting the purchase or its designee; and (ii) execute and deliver such endorsements, assignments and instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be provided to it and are reasonably necessary to vest ownership of the Mizner Park Loan in the appropriate transferee.

         (i) Cure Option. The parties acknowledge that if the Borrower under the
Mizner Park Total Loan fails to make any payment of principal, interest or other sums with respect to the Mizner Park Loan or the Mizner Park Junior Loan by the
end of the applicable grace period provided under the related Loan Documents
(any such failure to pay, a "Mizner Park Monetary Default"), then the Mizner
Park Junior lender shall have the right, but not the obligation to cure such
Mizner Park Monetary Default (any such cure, a "Mizner Park Monetary Cure")
within five Business Days after the Mizner Park Junior Lender's receipt of written notice of such Mizner Park Monetary Default; provided, however, that (x)
the Mizner Park Junior Lender reimburses the Master Servicer, the Special
Servicer and the Trustee for the amount of any Advance, with Advance Interest thereon in accordance with the other provisions of this Agreement, made by any such Person on account of the Mizner Park Monetary Default which is the subject of any Mizner Park Monetary Cure and (y) the occurrence of such Mizner Park
Monetary Cure shall not be deemed to constitute a cure by the related Borrower with respect to the Mizner Park Loan or the Mizner Park Junior Loan (which shall be deemed to continue until cured by the related Borrower). If the Mizner Park
Junior Lender elects to make a Mizner Park Monetary Cure, at the time such cure is effect, it must pay or reimburse the parties to this Agreement for all costs, expenses, losses, liabilities, obligations, damages, penalties and disbursements imposed on, incurred by or asserted against such parties (including any Advance
Interest (as defined in the Mizner Park Intercreditor Agreement)) during the period of time from the expiration of such applicable grace period until such
Monetary Cure is made.

         The parties acknowledge that if the Borrower under the Mizner Park
Total Loan is in default with respect to the Mizner Park Total Loan, but such default is not a Mizner Park Monetary Default (any such default, a "Mizner Park
Non-Monetary Default"), the Mizner Park Junior Lender shall have the right, but not the obligation, to cure such Mizner Park Non-Monetary Default (any such cure, a "Mizner Park Non-Monetary Cure" and, together with any Mizner Park
Monetary Cure, a "Mizner Park Cure"), within 30 days after the Mizner Park
Junior Lender's receipt of written notice of the Mizner Park Non-Monetary
Default; provided, however, that (x) if the Mizner Park Junior Lender effects the Mizner Park Non-Monetary Cure, then it shall reimburse the Master Servicer, the Special Servicer and the Trustee for the amount of any Servicing Advance, with Advance Interest thereon in accordance with the other provisions of this
Agreement, made by any such Person on account of such Mizner Park Non-Monetary
Default which is the subject of any Mizner Park Non-Monetary Cure, and (y) the occurrence of such Mizner Park Non-Monetary Cure shall not be deemed to constitute a cure by the related Borrower of the event of default with respect to the Mizner Park Loan or the Mizner Park Junior Loan (which shall be deemed to continue until cured by the related Borrower). If the Mizner Park Junior Lender elects to make a Mizner Park Non-Monetary Cure, at the time such cure is effected, it shall pay or reimburse the parties to this Agreement for all out-of-pocket costs, expenses, losses, liabilities, obligations, damages, penalties, and disbursements imposed on, incurred by or asserted against such parties (including any Advance Interest (as defined in the Mizner Park
Intercreditor Agreement)) during the period of time from the expiration of such applicable grace period until such Mizner Park Non-Monetary Cure is made.

         The parties acknowledge that, notwithstanding anything to the contrary contained in this Agreement or the Mizner Park Intercreditor Agreement, the
Mizner Park Junior Lender's right to effect a Mizner Park Cure:

                                     -194-

               (i) shall be limited to six (6) Mizner Park Cure Events over the life of the Loans and no more than three (3) consecutive Mizner Park Cure
     Events; provided, that additional Mizner Park Cure Events shall be permitted with the consent of the Special Servicer with the consent of the
     Directing Certificateholder; and

               (ii) may only be exercised prior to the date that is one (1) year after the maturity date of the Mizner Park Total Loan.

         For purposes of this Section 3.33(i), "Mizner Park Cure Event" means the Mizner Park Consent Holder's exercise of cure rights for one (1) month.

         The parties further acknowledge the subordination provisions of Section
3.7.4 of the Mizner Park Intercreditor Agreement.

         (j) Assignability. Each of the rights of the respective Mizner Park
Junior Loan Holders under or contemplated by this Section 3.33 shall be assignable to, and/or exercisable by, a designee thereof; provided that the
Master Servicer, the Special Servicer and the Trustee are provided with written notice by the assignor of such assignment (upon which such party may conclusively rely) and the contact details of the assignee.

         (k) Special Servicing. The parties acknowledge that, if any Event of
Default on the part of the Special Servicer occurs that affects the Mizner Park
Junior Lender, and the Special Servicer is not otherwise terminated in accordance with this Agreement, then the Mizner Park Consent Holder may require the Trustee to terminate the duties and obligations of the Special Servicer with respect to the Mizner Park Total Loan and/or any related REO Property only (but as to no other Loan or REO Property) upon written notice to the Master Servicer, the Special Servicer and the Trustee, which notice shall set forth the Event of
Default that gave rise to such termination, and, in such event, the Directing
Certificateholder shall appoint (or, in the event of the failure of the
Directing Certificateholder to so appoint, the Trustee shall appoint), within 30 days of the Mizner Park Consent Holder's request, a replacement special servicer solely with respect to the Mizner Park Total Loan; provided, however, that such replacement special servicer shall be reasonably acceptable to the Mizner Park
Consent Holder; and provided further, that (i) such successor shall meet the requirements set forth in Section 7.02, (ii) as evidenced in writing by each of the Rating Agencies (at the cost of such Mizner Park Consent Holder), such proposed replacement of the Special Servicer shall not, in and of itself, result in a downgrading, withdrawal or qualification of the then-current ratings provided by the Rating Agencies with respect to any Class of then outstanding
Certificates that is rated, and (iii) the Trustee shall have received (A) an
Acknowledgment of Proposed Special Servicer substantially in the form attached hereto as Exhibit O, executed by the Person designated to be the successor to the Special Servicer in its capacity as special servicer for the Mizner Park
Total Loan and/or any related REO Property, and (B) an Opinion of Counsel (which shall not be an expense of the Trustee or the Trust) substantially to the effect that (1) such removal of the Special Servicer and/or the appointment of the
Person designated to serve as successor thereto is in compliance with this
Section 3.33(k) and the Mizner Park Intercreditor Agreement, (2) such designated
Person is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (3) the applicable Acknowledgment of
Proposed Special Servicer has been duly authorized, executed and delivered by such designated Person and (4) upon the execution and delivery of the applicable
Acknowledgment of Proposed Special Servicer, such designated Person shall be bound by the terms of this Agreement and, subject to customary bankruptcy and insolvency exceptions and customary equity exceptions, this Agreement shall be enforceable against such designated Person in accordance with its terms. Any
Person terminated in its capacity as the Special Servicer pursuant to this
Section 3.33(k) shall be deemed to have been so terminated simultaneously with the designated successor's becoming the

                                     -195-

Special Servicer hereunder; provided that (i) the terminated Special Servicer shall be entitled to receive, in connection with its termination, payment out of the Collection Account and, if and to the extent applicable, the related Junior
Loan Custodial Accounts of all of its accrued and unpaid Special Servicing Fees in respect of the Mizner Park Total Loan and/or any related REO Property, and reimbursement from Master Servicer or the successor to such terminated Special
Servicer of all outstanding Servicing Advances made by the Master Servicer or such terminated Special Servicer in respect of the Mizner Park Total Loan and/or any related REO Property and all unpaid interest on Advances accrued on such outstanding Servicing Advances (in which case the Master Servicer or the successor to such terminated Special Servicer shall be deemed to have made such
Servicing Advances at the same time that such terminated Special Servicer had actually made them), (ii) such terminated Special Servicer shall thereafter be entitled to any Workout Fees in respect of the Mizner Park Total Loan, as and to the extent expressly permitted by Section 3.11(b), and (iii) such terminated
Special Servicer shall continue to be entitled to the benefits of Section 6.03, notwithstanding any such termination; and provided, further, that such terminated Special Servicer shall continue to be obligated to pay (and entitled to receive) all other amounts accrued to (or owing by) it under this Agreement on or prior to the effective date of such termination. Such terminated Special
Servicer shall cooperate with the Trustee and the successor to such terminated
Special Servicer in effecting the transfer of such terminated Special Servicer's responsibilities and rights hereunder to its successor, including the transfer within two Business Days of its termination becoming effective pursuant to this
Section 3.33(k), to the replacement to such terminated Special Servicer for administration by it of all cash amounts that at the time are or should have been credited by such terminated Special Servicer to the REO Account or to any
Servicing Account or should have been delivered to the Master Servicer or that are thereafter received by or on behalf of such terminated Special Servicer, in any event with respect to the Mizner Park Total Loan or any related REO
Property. No penalty or fee shall be payable to the Special Servicer with respect to any termination pursuant to this Section 3.33(k). Any expenses of the
Trust as a result of any termination pursuant to this Section 3.33(k) shall be paid by the Persons who effected such termination. If any replacement special servicer appointed at the request of the Mizner Park Consent Holder shall at any time resign or be terminated, then the Directing Certificateholder (or the
Trustee, if the Directing Certificateholder fails to do so) shall be required to promptly appoint a substitute replacement special servicer, which special servicer shall be reasonably acceptable to the Mizner Park Consent Holder and which appointment shall not result in a downgrading, withdrawal or qualification of the then-current ratings provided by the Rating Agencies with respect to any
Class of then outstanding Certificates that is rated (as evidenced in writing by each Rating Agency, if required by such Rating Agencies).

         Following a termination and replacement of the Special Servicer with respect to the Mizner Park Total Loan and/or any related REO Property as contemplated by this Section 3.33(k), the Special Servicer hereunder shall collectively consist of: (i) such replacement of the Special Servicer as the party hereunder responsible for performing the duties of special servicer with respect to the Mizner Park Total Loan and/or any related REO Property; (ii) the
Person then appointed and acting as the party hereunder responsible for performing the duties of special servicer with respect to the One Park Avenue
Total Loan and/or any related REO Property and (iii) the existing Special
Servicer (or any successor thereto) as the party hereunder responsible for performing the duties of special servicer with respect to the rest of the Loans,
Junior Loans and/or REO Properties for which the Special Servicer is expressly responsible hereunder, and the respective duties and obligations of those parties set forth hereunder shall be construed accordingly; provided that when used in the context of granting the Special Servicer (or any successor thereto)
the right to purchase all of the Loans and any REO Properties remaining in the
Trust Fund pursuant to Section 9.01, the term "Special Servicer" shall mean the existing Special Servicer (or any successor thereto) that is responsible for performing the duties of special servicer with respect to the Loans, Junior
Loans and/or REO Properties generally under this Agreement (excluding, if applicable, the Mizner Park Total Loan and/or any

                                     -196-

related REO Property and One Park Avenue Total Loan and/or any related REO
Property) only and not the replacement for the Special Servicer appointed pursuant to this Section 3.33(k).

         (l) Conflicts. If there are any conflicts between this Section 3.33 and any of the Loan Documents relating to the Mizner Park Total Loan or between this
Section 3.33 and the Mizner Park Intercreditor Agreement, then such Loan
Documents or Mizner Park Intercreditor Agreement shall control. The parties hereto recognize and acknowledge the rights of the Mizner Park Junior Loan
Holder under the Mizner Park Intercreditor Agreement.

                                     -197-

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

         SECTION 4.01. Distributions.

         (a) On each Distribution Date, the Trustee shall apply amounts on deposit in the Distribution Account for the following purposes and in the following order of priority, in each case to the extent of the remaining portion of the Available Distribution Amount for such Distribution Date:

               (i) concurrently, (i) from that portion of the Available
     Distribution Amount attributable to Loan Group No. 1, to the Class A-1,
     Class A-2, Class A-3, Class A-4 and Class A-5 Certificates, pro rata, up to the Optimal Interest Distribution Amounts for each such Class for such
     Distribution Date, (ii) from that portion of the Available Distribution
     Amount attributable to Loan Group No. 2, to the Class A-1-A Certificates,
     up to the Optimal Interest Distribution Amount for such Class for such
     Distribution Date and (iii) from the entire Available Distribution Amount, to the Class A-X and Class A-SP, pro rata, up to the Optimal Interest
     Distribution Amounts for each such Class for such Distribution Date;
     provided, however, that if the portion of the Available Distribution Amount and/or the portion of the Available Distribution Amount attributable to
     Loan Group 2 is insufficient to pay in full the Optimal Interest
     Distribution Amount in respect of any Class of Class A Certificates on such
     Distribution Date, then the entire Available Distribution Amount shall be applied to make distributions of interest to the Holders of the respective
     Classes of the Class A Certificates, up to an amount equal to, and pro rata as among such Classes of Class A Certificates in accordance with, the
     Optimal Interest Distribution Amount in respect of each such Class of Class
     A Certificates for such Distribution Date;

               (ii) to make distributions of principal to the Holders of the
     Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-1-A
     Certificates, in reduction of the Class Principal Balances thereof, up to, in the aggregate, the Principal Distribution Amount for such Distribution
     Date, in the following order of priority:

               First, to the Class A-1-A Certificates, equal to the portion of the Principal Distribution Amount that is attributable to Loan Group No. 2, until the Certificate Balance thereof has been reduced to zero;

               Second, to the Class A-1 Certificates, until the Certificate
     Balance thereof has been reduced to zero (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1-A
     Certificates pursuant to subclause first of this clause (ii));

               Third, to the Class A-2 Certificates, until the Certificate
     Balance thereof has been reduced to zero (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1-A and
     Class A-1 Certificates pursuant to a prior subclause of this clause (ii));

               Fourth, to the Class A-3 Certificates, until the Certificate
     Balance thereof has been reduced to zero (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1-A,
     Class A-1 and Class A-2 Certificates pursuant to a prior subclause of this clause (ii));

                                     -198-

               Fifth, to the Class A-4 Certificates, until the Certificate
     Balance thereof has been reduced to zero (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1-A,
     Class A-1, Class A-2 and Class A-3 Certificates pursuant to a prior subclause of this clause (ii)); and

               Sixth, to the Class A-5 Certificates, until the Certificate
     Balance thereof has been reduced to zero (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1-A,
     Class A-1, Class A-2, Class A-3 and Class A-4 Certificates pursuant to a prior subclause of this clause (ii)); and

               Seventh, to the Class A-1-A Certificates, until the Certificate
     Balance thereof has been reduced to zero (net of any distribution of principal made with respect to the Class A-1-A Certificates on such
     Distribution Date pursuant to subclause first of this clause (ii), up to an amount equal to the entire Principal Distribution Amount for such
     Distribution Date (net of any portion thereof distributed on such
     Distribution Date to the Holders of the Class A-1-A, Class A-1, Class A-2,
     Class A-3, Class A-4 and Class A-5 Certificates pursuant to a prior subclause of this clause (ii));

     provided, however, that, notwithstanding the immediately preceding subclauses First through Seventh, on each Distribution Date coinciding with or following the Senior Principal Distribution Cross-Over Date, and in any
     event on the Final Distribution Date, the Trustee shall make distributions of principal to the Holders of the Class A-1, Class A-2, Class A-3, Class
     A-4, Class A-5 and Class A-1-A Certificates, on a pro rata basis, in accordance with the respective Certificate Balances of those Classes outstanding immediately prior to such Distribution Date, until the
     Certificate Balance of each such Class has been reduced to zero, in an aggregate amount equal to the entire Principal Distribution Amount for such
     Distribution Date;

               (iii) to reimburse the Holders of the Class A-1, Class A-2, Class
     A-3, Class A-4, Class A-5 and Class A-1-A Certificates, pro rata (based on the aggregate unreimbursed amounts of Collateral Support Deficit previously allocated to each such Class), until all amounts of such amounts of
     Collateral Support Deficit previously allocated to such Classes, but not previously reimbursed, have been reimbursed in full;

               (iv) to make distributions of interest to the Holders of the
     Class B Certificates, up to the Optimal Interest Distribution Amount for
     such Class for such Distribution Date;

               (v) to make distributions of principal to the Holders of the
     Class B Certificates, in reduction of the Class Principal Balance thereof, up to the Remaining Principal Distribution Amount for such Class for such
     Distribution Date, until such Class Principal Balance has been reduced to zero;

               (vi) to reimburse the Holders of the Class B Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class
     B Certificates, but not previously reimbursed, have been reimbursed in full;

               (vii) to make distributions of interest to the Holders of the
     Class C Certificates, up to the Optimal Interest Distribution Amount for
     such Class for such Distribution Date;

                                     -199-

               (viii) to make distributions of principal to the Holders of the
     Class C Certificates, in reduction of the Class Principal Balance thereof, up to the Remaining Principal Distribution Amount for such Class for such
     Distribution Date, until such Class Principal Balance has been reduced to zero;

               (ix) to reimburse the Holders of the Class C Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class
     C Certificates, but not previously reimbursed, have been reimbursed in full;

               (x) to make distributions of interest to the Holders of the Class
     D Certificates, up to the Optimal Interest Distribution Amount for such
     Class for such Distribution Date;

               (xi) to make distributions of principal to the Holders of the
     Class D Certificates, in reduction of the Class Principal Balance thereof, up to the Remaining Principal Distribution Amount for such Class for such
     Distribution Date, until such Class Principal Balance has been reduced to zero;

               (xii) to reimburse the Holders of the Class D Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class
     D Certificates, but not previously reimbursed, have been reimbursed in full;

               (xiii) to make distributions of interest to the Holders of the
     Class E Certificates, up to the Optimal Interest Distribution Amount for
     such Class for such Distribution Date;

               (xiv) to make distributions of principal to the Holders of the
     Class E Certificates, in reduction of the Class Principal Balance thereof, up to the Remaining Principal Distribution Amount for such Class for such
     Distribution Date, until such Class Principal Balance has been reduced to zero;

               (xv) to reimburse the Holders of the Class E Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class
     E Certificates, but not previously reimbursed, have been reimbursed in full;

               (xvi) to make distributions of interest to the Holders of the
     Class F Certificates, up to the Optimal Interest Distribution Amount for
     such Class for such Distribution Date;

               (xvii) to make distributions of principal to the Holders of the
     Class F Certificates, in reduction of the Class Principal Balance thereof, up to the Remaining Principal Distribution Amount for such Class for such
     Distribution Date, until such Class Principal Balance has been reduced to zero;

               (xviii) to reimburse the Holders of the Class F Certificates, until all amounts of Collateral Support Deficit previously allocated to the
     Class F Certificates, but not previously reimbursed, have been reimbursed in full;

               (xix) to make distributions of interest to the Holders of the
     Class G Certificates, up to the Optimal Interest Distribution Amount for
     such Class for such Distribution Date;

                                     -200-

               (xx) to make distributions of principal to the Holders of the
     Class G Certificates, in reduction of the Class Principal Balance thereof, up to the Remaining Principal Distribution Amount for such Class for such
     Distribution Date, until such Class Principal Balance has been reduced to zero;

               (xxi) to reimburse the Holders of the Class G Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class
     G Certificates, but not previously reimbursed, have been reimbursed in full;

               (xxii) to make distributions of interest to the Holders of the
     Class H Certificates, up to the Optimal Interest Distribution Amount for
     such Class for such Distribution Date;

               (xxiii) to make distributions of principal to the Holders of the
     Class H Certificates, in reduction of the Class Principal Balance thereof, up to the Remaining Principal Distribution Amount for such Class for such
     Distribution Date, until such Class Principal Balance has been reduced to zero;

               (xxiv) to reimburse the Holders of the Class H Certificates, until all amounts of Collateral Support Deficit previously allocated to the
     Class H Certificates, but not previously reimbursed, have been reimbursed in full;

               (xxv) to make distributions of interest to the Holders of the
     Class J Certificates, up to the Optimal Interest Distribution Amount for
     such Class for such Distribution Date;

               (xxvi) to make distributions of principal to the Holders of the
     Class J Certificates, in reduction of the Class Principal Balance thereof, up to the Remaining Principal Distribution Amount for such Class for such
     Distribution Date, until such Class Principal Balance has been reduced to zero;

               (xxvii) to reimburse the Holders of the Class J Certificates, until all amounts of Collateral Support Deficit previously allocated to the
     Class J Certificates, but not previously reimbursed, have been reimbursed in full;

               (xxviii) to make distributions of interest to the Holders of the
     Class K Certificates, up to the Optimal Interest Distribution Amount for
     such Class for such Distribution Date;

               (xxix) to make distributions of principal to the Holders of the
     Class K Certificates, in reduction of the Class Principal Balance thereof, up to the Remaining Principal Distribution Amount for such Class for such
     Distribution Date, until such Class Principal Balance has been reduced to zero;

               (xxx) to reimburse the Holders of the Class K Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class
     K Certificates, but not previously reimbursed, have been reimbursed in full;

               (xxxi) to make distributions of interest to the Holders of the
     Class L Certificates, up to the Optimal Interest Distribution Amount for
     such Class for such Distribution Date;

                                     -201-

               (xxxii) to make distributions of principal to the Holders of the
     Class L Certificates, in reduction of the Class Principal Balance thereof, up to the Remaining Principal Distribution Amount for such Class for such
     Distribution Date, until such Class Principal Balance has been reduced to zero;

               (xxxiii) to reimburse the Holders of the Class L Certificates, until all amounts of Collateral Support Deficit previously allocated to the
     Class L Certificates, but not previously reimbursed, have been reimbursed in full;

               (xxxiv) to make distributions of interest to the Holders of the
     Class M Certificates, up to the Optimal Interest Distribution Amount for
     such Class for such Distribution Date;

               (xxxv) to make distributions of principal to the Holders of the
     Class M Certificates, in reduction of the Class Principal Balance thereof, up to the Remaining Principal Distribution Amount for such Class for such
     Distribution Date, until such Class Principal Balance has been reduced to zero;

               (xxxvi) to reimburse the Holders of the Class M Certificates, until all amounts of Collateral Support Deficit previously allocated to the
     Class M Certificates, but not previously reimbursed, have been reimbursed in full;

               (xxxvii) to make distributions of interest to the Holders of the
     Class N Certificates, up to the Optimal Interest Distribution Amount for
     such Class for such Distribution Date;

               (xxxviii) to make distributions of principal to the Holders of the Class N Certificates, in reduction of the Class Principal Balance thereof, up to the Remaining Principal Distribution Amount for such Class for such Distribution Date, until such Class Principal Balance has been reduced to zero;

               (xxxix) to reimburse the Holders of the Class N Certificates, until all amounts of Collateral Support Deficit previously allocated to the
     Class N Certificates, but not previously reimbursed, have been reimbursed in full;

               (xl) to make distributions of interest to the Holders of the
     Class O Certificates, up to the Optimal Interest Distribution Amount for
     such Class for such Distribution Date;

               (xli) to make distributions of principal to the Holders of the
     Class O Certificates, in reduction of the Class Principal Balance thereof, up to the Remaining Principal Distribution Amount for such Class for such
     Distribution Date, until such Class Principal Balance has been reduced to zero;

               (xlii) to reimburse the Holders of the Class O Certificates, until all amounts of Collateral Support Deficit previously allocated to the
     Class O Certificates, but not previously reimbursed, have been reimbursed in full;

               (xliii) to make distributions of interest to the Holders of the
     Class P Certificates, up to the Optimal Interest Distribution Amount for
     such Class for such Distribution Date;

                                     -202-

               (xliv) to make distributions of principal to the Holders of the
     Class P Certificates, in reduction of the Class Principal Balance thereof, up to the Remaining Principal Distribution Amount for such Class for such
     Distribution Date, until such Class Principal Balance has been reduced to zero;

               (xlv) to reimburse the Holders of the Class P Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class
     P Certificates, but not previously reimbursed, have been reimbursed in full; and

               (xlvi) to make distributions to the Holders of the Class R
     Certificates of any portion of the Available Distribution Amount for such
     Distribution Date, remaining after all other distributions pursuant to this
     Section 4.01(a) and Section 4.01(e).

         Any distributions of interest made with respect to the Class A-SP
Certificates or the Class A-X Certificates on any Distribution Date pursuant to clause (i) of the prior paragraph of this Section 4.01(a) shall be deemed allocated among the respective Components of such Class of Certificates on a pro rata basis in accordance with the respective Optimal Interest Distribution
Amounts of such Components for such Distribution Date.

         All distributions made in respect of each Class of Sequential Pay
Certificates on each Distribution Date pursuant to the foregoing provisions of this Section 4.01(a) shall be deemed to have first been distributed from the
Lower-Tier REMIC to the Upper-Tier REMIC with respect to the Corresponding
Uncertificated Lower-Tier Interest(s) for such Class of Sequential Pay
Certificates; and all distributions made with respect to the Class A-X or Class
A-SP Certificates on each Distribution Date pursuant to the foregoing provisions of this Section 4.01(a) and allocable to any particular Component of such Class of Interest-Only Certificates, shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of the corresponding Uncertificated Lower-Tier Interest for such Component. In each case, if such distribution on any such Class of Certificates was a distribution of accrued interest, of principal or in reimbursement of any Collateral Support
Deficit previously allocated to such Class of Certificates, then the corresponding distribution deemed to be made on an Uncertificated Lower-Tier
Interest pursuant to the preceding sentence (and, if applicable, the following paragraph of this Section 4.01(a)) shall be deemed to also be, respectively, a distribution of accrued interest, of principal or in reimbursement of any
Collateral Support Deficit previously allocated to the Upper-Tier REMIC in respect of such Uncertificated Lower-Tier Interest.

         If a Class of Sequential Pay Certificates has two or more Corresponding
Uncertificated Lower-Tier Interests, then:

               (i) deemed distributions of accrued interest made on such
     Corresponding Uncertificated Lower-Tier Interests on any Distribution Date
     shall be allocated between or among them, as applicable, on a pro rata basis in accordance with the respective Optimal Interest Distribution
     Amounts in respect of such Corresponding Uncertificated Lower-Tier
     Interests for such Distribution Date;

               (ii) deemed distributions of principal made on such Corresponding
     Uncertificated Lower-Tier Interests on any Distribution Date shall be allocated to them in numeric order (i.e., from lowest number to highest number) of the respective ending numbers of the respective alphanumeric designations for such Corresponding Uncertificated Lower-Tier Interests, in each case up to an amount equal to the Lower-Tier Principal Amount of the subject Corresponding Uncertificated Lower-Tier Interest outstanding immediately prior to such

                                     -203-

     Distribution Date (such that no deemed distributions of principal will be made on any such Corresponding Uncertificated Lower-Tier Interest until the
     Lower-Tier Principal Amount of each other such Corresponding Uncertificated
     Lower-Tier Interest, if any, with an alphanumeric designation that ends in a lower number, has been paid in full); and

               (iii) deemed distributions made on such Corresponding
     Uncertificated Lower-Tier Interests on any Distribution Date in
     reimbursement of Collateral Support Deficits previously allocated to the
     Upper-Tier REMIC with respect thereto shall be allocated between or among them, as applicable, on a pro rata basis in accordance with the respective aggregate unreimbursed amounts of Collateral Support Deficits previously allocated to the Upper-Tier REMIC with respect to such Corresponding
     Uncertificated Lower-Tier Interests.

         (b) On each Distribution Date, the Trustee shall withdraw any amounts on deposit in the Distribution Account that represent Yield Maintenance Charges actually collected on Loans and/or REO Loans in the Mortgage Pool during the related Due Period and shall distribute each such Yield Maintenance Charge as follows:

               (i) a portion of such Yield Maintenance Charge shall be
     distributed to the Holders of the Class A-1, Class A-2, Class A-3, Class
     A-4, Class A-5, Class A-1-A, Class B, Class C, Class D, Class E, Class F,
     Class G and Class H Certificates, respectively, in an amount that shall, as to each such Class, equal the product of (A) a fraction whose numerator is the amount distributed as principal with respect to such Class on such
     Distribution Date, and whose denominator is the Principal Distribution
     Amount for such Distribution Date, (B) the Base Interest Fraction for the
     related Principal Prepayment or other related early collection of principal and such Class of Certificates and (C) the entire amount of such Yield
     Maintenance Charge (net of any Liquidation Fee payable therefrom); and

               (ii) either (A) if such Distribution Date is one of the first 37
     Distribution Dates, and if the Class A-SP Certificates are still outstanding immediately prior to such Distribution Date, then the remaining portion of such Yield Maintenance Charge (net of any Liquidation Fee payable therefrom) shall be paid to the Holders of the Class A-SP
     Certificates in an amount equal to 5.00% of such remaining portion and to the Holders of the Class A-X Certificates in an amount equal to 95.00% of such remaining portion, or (B) if such Distribution Date is after the
     September 2007 Distribution Date, or if the Class A-SP Certificates are not
     still outstanding immediately prior to such Distribution Date, then the entire remaining portion of such Yield Maintenance Charge (net of any
     Liquidation Fee payable therefrom) shall be paid to the Holders of the
     Class A-X Certificates.

         On each Distribution Date, the Trustee shall withdraw any amounts on deposit in the Distribution Account that represent Static Prepayment Premiums actually collected on Loans and/or REO Loans in the Mortgage Pool during the related Due Period and shall distribute each such Static Prepayment Premium as follows:

               (i) a portion of such Static Prepayment Premium shall be
     distributed to the Holders of the Class A-1, Class A-2, Class A-3, Class
     A-4, Class A-5, Class A-1-A, Class B, Class C, Class D, Class E, Class F,
     Class G and Class H Certificates, in an amount that shall, as to each such
     Class, equal the product of (A) a fraction whose numerator is the amount distributed as principal with respect to such Class on such Distribution
     Date, and whose denominator is the Principal Distribution Amount for such
     Distribution Date, (B) the Base Interest Fraction for the related Principal
     Prepayment or other related early collection of principal and such Class of

                                     -204-

     Certificates and (C) the entire amount of such Static Prepayment Premium
     (exclusive of any Liquidation Fee payable therefrom); and

               (ii) the entire remaining portion of such Static Prepayment
     Premium (exclusive of any Liquidation Fee payable therefrom) shall be distributed to the Class A-X Certificates.

         Any distributions of additional interest, in the form of Static
Prepayment Premiums and Yield Maintenance Charges, made with respect to the
Class A-X or Class A-SP Certificates on any Distribution Date pursuant to this
Section 4.01(b) shall be allocated among the respective Components of such Class of Certificates on a pro rata basis in accordance with the relative amounts by which their respective Component Notional Amounts declined as a result of deemed distributions of principal on the Uncertificated Lower-Tier Interests on such
Distribution Date pursuant to Section 4.01(a) (or, if there were no such declines, then on a pro rata basis in accordance with the relative sizes of their respective Component Notional Amounts).

         All distributions of Static Prepayment Premiums and/or Yield
Maintenance Charges made on any Distribution Date in respect of a Class of
Sequential Pay Certificates with a single Corresponding Uncertificated
Lower-Tier Interest shall be deemed to have first been distributed from the
Lower-Tier REMIC to the Upper-Tier REMIC with respect to such Corresponding
Uncertificated Lower-Tier Interest; all distributions of Static Prepayment
Premiums and/or Yield Maintenance Charges made on any Distribution Date in respect of a Class of Sequential Pay Certificates with two or more Corresponding
Uncertificated Lower-Tier Interests shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC with respect to such Corresponding Uncertificated Lower-Tier Interests, on a pro rata basis in accordance with the respective amounts of deemed distributions of principal made with respect to such Corresponding Uncertificated Lower-Tier Interests on such
Distribution Date pursuant to Section 4.01(a); and all distributions of Static
Prepayment Premiums and/or Yield Maintenance Charges made on any Distribution
Date in respect of the Class A-X or Class A-SP Certificates and allocable to any particular Component of such Class of Certificates, shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC with respect to such Component's Corresponding Uncertificated Lower-Tier Interest.

         (c) On any applicable Distribution Date, any Excess Interest collected during the related Due Period shall be distributed from the Excess Interest
Distribution Account to the Holders of the Class V Certificates.

         (d) All distributions made with respect to each Class on each
Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Except as otherwise specifically provided in Sections 4.01(e), 4.01(f) and 9.01, all such distributions with respect to each Class on each Distribution Date shall be made to the Certificateholders of record of the respective Class at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such
Certificateholder shall have provided the Trustee with written wiring instructions on or prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution
Dates) or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. The final distribution on each
Certificate (determined without regard to any possible future reimbursement of
Collateral Support Deficit previously allocated to such Certificate) shall be made in like manner, but only upon presentation and surrender of such
Certificate at the offices of the Trustee or such other location specified in the notice to Certificateholders of such final distribution.

                                     -205-

         Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its
Depository Participants in accordance with its normal procedures. Each
Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the
Depositor, the Master Servicer, the Special Servicer, the Underwriters or the
Initial Purchasers shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

         (e) Except as otherwise provided in Section 9.01, whenever the Trustee expects that the final distribution with respect to any Class of Certificates
(determined without regard to any possible future reimbursement of any amount of
Collateral Support Deficit previously allocated to such Class of Certificates)
will be made on the next Distribution Date, the Trustee shall, 30 days prior to the final Distribution Date for such Class, post a notice on the Website to the effect that no interest shall accrue on such Certificates from and after the end of the Interest Accrual Period for such Distribution Date.

         Any funds not distributed to any Holder or Holders of Certificates of any Class on such Distribution Date because of the failure of such Holder or
Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(e) shall not have been surrendered for cancellation within six months after the time specified in such notice, the
Trustee shall mail a second notice to the remaining non-tendering
Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Definitive Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Definitive
Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any
Certificateholder on any amount held in trust hereunder by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(e).

         (f) Distributions in reimbursement of Collateral Support Deficit previously allocated to the Sequential Pay Certificates shall be made in the amounts and manner specified in Section 4.01(a) to the Holders of the respective
Class otherwise entitled to distributions of interest and principal on such
Class on the relevant Distribution Date; provided, however, that all distributions in reimbursement of Collateral Support Deficit previously allocated to a Class of Sequential Pay Certificates which has since been retired shall be to the prior Holders that surrendered the Certificates of such Class upon retirement thereof and shall be made by check mailed to the address of each such prior Holder last shown in the Certificate Register. Notice of any such distribution to a prior Holder shall be made in accordance with Section 10.05 at such last address. The amount of the distribution to each such prior Holder shall be based upon the aggregate Percentage Interest evidenced by the
Certificates surrendered thereby. If the check mailed to any such prior Holder is returned uncashed, then the amount thereof shall be set aside and held uninvested in trust for the benefit of such prior Holder, and the Trustee shall attempt to contact such prior Holder in the manner contemplated by Section
4.01(e) as if such Holder had failed to surrender its Certificates.

                                     -206-

         SECTION 4.02. Statements to Certificateholders; Reports by
                       Trustee; Other Information Available to the Holders and
                       Others.

         (a) On each Distribution Date, based solely upon the information regarding the Loans delivered to the Trustee by the Master Servicer, the Trustee shall prepare and make available, and, upon request, forward, to any Privileged
Person, Bloomberg, L.P., the Trepp Group, Charter Research Corporation and Intex
Solutions, a statement substantially in the form of and containing the information set forth in, Exhibit M hereto (the "Statement to
Certificateholders"), detailing the distributions on such Distribution Date and the performance, both in the aggregate and individually to the extent available, of the Loans and the Mortgaged Properties; provided that the Trustee need not deliver to any Privileged Person any Statement to Certificateholders that has been made available to such Person via the Trustee's Website as provided below;
and provided, further, that the Trustee has no affirmative obligation to discover the identities of Certificate Owners and need only react to Persons claiming to be Certificate Owners in accordance with Section 5.06; and provided, further, that during any period that reports are required to be filed with the
Commission with respect to the Trust pursuant to Section 15(d) of the Exchange
Act, each recipient of the Statement to Certificateholders shall be deemed to have agreed to keep confidential the information therein until such Statement to
Certificateholders is filed with the Commission.

         On each Distribution Date, the Trustee shall provide or make available electronically (or, upon request, by first class mail) to each Privileged Person each file and report comprising the CMSA Investor Reporting Package and any other report at the direction of the Depositor, to the extent received by the
Trustee since the prior Distribution Date (or, in the case of the initial
Distribution Date, since the Closing Date); provided that during any period that reports are required to be filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Exchange Act, each recipient of such files and reports shall be deemed to have agreed to keep confidential the information in any such file or report until such particular file or report is filed with the
Commission.

         The Trustee shall have no obligation to provide the information or reports described in this Section 4.02(a) until it has received the requisite information or reports from the Master Servicer provided for herein, and the
Trustee shall not be in default hereunder due to a delay in providing the
Certificateholder Reports caused by the Master Servicer's or Special Servicer's failure to timely deliver any information or reports hereunder. None of the
Master Servicer, the Special Servicer or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a Borrower, each other or a third party, and accepted by it in good faith, that is included in any reports, statements, materials or information prepared or provided by the
Master Servicer, the Special Servicer or the Trustee, as applicable. None of the
Trustee, the Master Servicer or the Special Servicer shall have any obligation to verify the accuracy or completeness of any information provided by a
Borrower, a third party or each other.

         The Trustee shall make available each month, to the general public, the related Statement to Certificateholders via its Website. In addition, the
Trustee shall make available each month, via its Website on a restricted basis solely to Privileged Persons, (i) the Unrestricted Master Servicer Reports, (ii)
the CMSA Bond Level File, CMSA Loan Periodic Update File, CMSA Loan Setup File
and the CMSA Collateral Summary File, (iii) any other report at the direction of the Depositor and (iv) as a convenience to the general public (and not in furtherance of the distribution thereof under the securities laws), the
Prospectus and this Agreement. Upon notification by the Depositor that the
Initial Purchaser has sold the Non-Registered Certificates to unaffiliated third parties, the Trustee shall remove the restriction provided for in the preceding sentence and shall make such reports and documents available to the general public. The Trustee shall also make available each month, on a restricted basis to any

                                     -207-

Privileged Person via its internet website, (i) the Restricted Master Servicer
Reports, and (ii) any other report at the direction of the Depositor. During any period that reports are required to be filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Exchange Act, each recipient of such files and reports shall be deemed to have agreed to keep confidential any such information that has not been filed with the Commission.

         The Trustee makes no representations or warranties as to the accuracy or completeness of any report, document or other information made available on its internet website and assumes no responsibility therefor. In addition, the
Trustee may disclaim responsibility for any information distributed by the
Trustee for which it is not the original source.

         In connection with providing access to the Trustee's internet website, the Trustee may require registration and the acceptance of a disclaimer. The
Trustee shall not be liable for the dissemination of information in accordance herewith. Questions regarding the Trustee's internet website can be directed to the Trustee's CMBS customer service desk at (301) 815-6600 or such other number as the Trustee may hereinafter specify.

         The Trustee shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the Statement to Certificateholders and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

         Within a reasonable period of time after the end of each calendar year, upon request, the Trustee shall make available, and, upon written request, send to each Person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) the items set forth on page 2 to Exhibit M hereto and such other information as may be required to enable such Certificateholder to prepare its federal income tax returns. Such information shall include the amount of original issue discount accrued on each Class of Certificates held by Persons other than Holders exempted from the reporting requirements and information regarding the expenses of the Trust. Such requirement shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code from time to time in force.

         (b) No less often than on a monthly basis, the Master Servicer and
Special Servicer shall, without charge, make a knowledgeable Servicing Officer available to answer questions from the Directing Certificateholder regarding the performance and servicing of the Loans and/or REO Properties for which the
Master Servicer or the Special Servicer, as the case may be, is responsible. The
Master Servicer and Special Servicer shall condition such disclosure upon the
Directing Certificateholder entering into a reasonable and customary confidentiality agreement reasonably acceptable to such servicer regarding such disclosure to it.

         Neither the Master Servicer nor the Special Servicer shall be required to confirm, represent or warrant the accuracy or completeness of any other
Person's information or report included in any communication from the Master
Servicer or the Special Servicer under this Agreement.

         (c) Neither the Master Servicer nor the Special Servicer shall be required to conduct research or obtain information that is not available to the
Master Servicer or the Special Servicer, as the case may be, in the ordinary course of its servicing activities hereunder. In addition, neither the Master
Servicer nor the Special Servicer shall be required to (i) answer commercially unreasonable questions, (ii) answer questions relating to matters that extend beyond the scope of its duties as the Master Servicer or the Special Servicer, as applicable, (iii) answer questions that would, in the Master Servicer's or

                                     -208-

Special Servicer's sole discretion, require the Master Servicer or the Special
Servicer, as the case may be, to devote an unreasonable amount of time or resources to answer, (iv) disclose information that would violate the terms of any of the Loan Documents or applicable law or initiate contact with Borrowers or third parties except in connection with the ordinary course of its servicing duties hereunder or (v) express opinions or make recommendations under this
Section 4.02(c) (it being understood that the Master Servicer and Special
Servicer may limit its responses to factual matters). Provision of information pursuant to this Section 4.02(c) by the Master Servicer or the Special Servicer
shall be subject to Sections 3.26(i) and 3.26(k).

         SECTION 4.03. P&I Advances.

         (a) On or before 2:30 p.m. New York City time on the Master Servicer
Remittance Date, the Master Servicer shall (i) remit to the Trustee for deposit into the Distribution Account from its own funds an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related
Distribution Date, (ii) apply amounts held in the Collection Account that are not required to be part of the Available Distribution Amount for such
Distribution Date or (iii) make P&I Advances in the form of any combination of
(i) and (ii) aggregating the total amount of P&I Advances to be made by the
Master Servicer. Any amounts held in the Collection Account not required to be a part of the Available Distribution Amount for such Distribution Date and so used to make P&I Advances shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Collection Account on or before the next succeeding P&I Advance Determination Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and/or interest in respect of which such P&I Advances were made). To the extent that the Master Servicer fails to make a P&I Advance required to be made by the Master Servicer hereunder on the Distribution Date
(other than a P&I Advance that the Master Servicer or the Trustee determines is a Nonrecoverable Advance), the Trustee shall make such P&I Advance unless the
Trustee determines that any such P&I Advance, if made, would be a Nonrecoverable
Advance. To the extent the Trustee is required hereunder to make P&I Advances on the Mortgage Pool, it shall deposit the amount thereof in the Distribution
Account on or before 11:00 a.m. New York City time on the related Distribution
Date.

         (b) Subject to Sections 4.03(c) and (e) below, the aggregate amount of
P&I Advances to be made by the Master Servicer with respect to any Distribution
Date shall equal the aggregate of: (i) with respect to the Loans as to which the
Master Servicer is the Master Servicer, all Monthly Payments (in each case, net of related Primary Servicing Fees, Master Servicing Fees and Workout Fees, if
any), other than Balloon Payments, that were due on such Loans during any related Due Period and delinquent as of the close of business on the
Determination Date preceding the related Master Servicer Remittance Date; and
(ii) with respect to each Loan as to which the Master Servicer is the Master
Servicer and as to which the related Balloon Payment was due during or prior to the related Due Period and was delinquent as of the end of the related Due
Period, and also with respect to each successor REO Loan with respect to a Loan as to which the Master Servicer was the Master Servicer, any uncollected portion of the Assumed Scheduled Payment (in each case, net of related Primary Servicing
Fees, Master Servicing Fees and Workout Fees, if any) deemed due thereon during the related Due Period. All P&I Advances for any Loans that have been modified shall be calculated on the basis of their terms as modified. Subject to subsection (c) and (e) below, the obligation of the Master Servicer to make such
P&I Advances is mandatory and, with respect to any Loan or REO Loan, shall continue until the Distribution Date on which the proceeds, if any, received in connection with a Liquidation Event with respect thereto are to be distributed.
None of the Master Servicer or the Trustee shall be required or permitted to make P&I Advances as to any Junior Loan.

                                     -209-

         (c) Notwithstanding anything herein to the contrary, neither the Master
Servicer nor the Trustee shall be required to make a P&I Advance, if the Master
Servicer or the Trustee determines, in accordance with the definition thereof, that any such P&I Advance would be a Nonrecoverable Advance. The Trustee may conclusively rely on any determination of nonrecoverability by the Master
Servicer. The Special Servicer shall not be required to make P&I Advances under this Agreement. On each Determination Date, the Special Servicer shall report to the Master Servicer the Special Servicer's determination as to whether any P&I
Advance made with respect to any previous Distribution Date or required to be made with respect to such Distribution Date with respect to any Specially
Serviced Loan or REO Loan is a Nonrecoverable P&I Advance. The Master Servicer
shall be entitled to conclusively rely on (but shall not be bound by) such determination.

         (d) In connection with the recovery of any P&I Advance out of the
Collection Account pursuant to Section 3.05(a), or out of the Distribution
Account pursuant to Section 3.05(b), the Master Servicer or other party (which may include the Trustee) that made such P&I Advance shall be entitled to receive, out of any amounts then on deposit in the Collection Account or
Distribution Account (subject to any limitations pursuant to Section 1.05 and/or
Section 3.05), interest at the Reimbursement Rate in effect from time to time, accrued on the amount of such P&I Advance from the date made to but not including the date of reimbursement; provided that such interest shall not accrue on any P&I Advance made in respect of a delinquent Monthly Payment until after the expiration of any applicable grace period relating thereto. Subject to
Section 3.19(e), the Master Servicer shall reimburse itself or the Trustee, as the case may be, for any outstanding P&I Advance made in respect of any Loan (or in respect of any successor REO Loan with respect thereto), as soon as practicably possible after funds available for such purpose are deposited in the
Collection Account. In no event shall interest accrue in accordance with this
Section 4.03(d) on any P&I Advance as to which the corresponding Late Collection was received by or on behalf of the Trust as of the related Master Servicer
Remittance Date. In addition, the Master Servicer shall not be entitled to
Advance Interest on any particular P&I Advance made thereby to the extent a payment is received but is being held by or on behalf of the Master Servicer in suspense.

         (e) Notwithstanding the foregoing, (i) neither the Master Servicer nor the Trustee shall be required or permitted to make a P&I Advance for any Junior
Loan or an advance for Penalty Charges, Yield Maintenance Charges, Balloon
Payments or Excess Interest, (ii) the amount required to be advanced in respect of the interest portion of delinquent Monthly Payments and Assumed Scheduled
Payments on any Loan or REO Loan in the Mortgage Pool that has been subject to an Appraisal Reduction will equal, with respect to any Distribution Date, the amount of interest that would be required to be advanced by the Master Servicer without giving effect to the Appraisal Reduction Amount, multiplied by a fraction, the numerator of which is equal to the Stated Principal Balance of such Loan or REO Loan, as the case may be, net of the Appraisal Reduction Amount
(or, in the case of an A Loan or any successor REO Loan with respect thereto, the portion of the Appraisal Reduction Amount in respect of the subject Loan
Combination allocable to such A Loan or REO Loan, as the case may be), and the denominator of which is equal to the Stated Principal Balance of such Loan or
REO Loan, as the case may be, for such Distribution Date, and (iii) if the monthly payment on any Loan has been reduced or the final maturity extended, in connection with a bankruptcy or similar proceeding involving the related
Borrower or a modification, waiver or amendment granted or agreed to by the
Special Servicer pursuant to Section 3.20, and the monthly payment due and owing during the extension period is less than the amount of the Monthly Payments prior to such modification, then the Master Servicer shall, as to such Loan, advance only the amount of the Monthly Payment due and owing after taking into account such reduction (net of related Primary Servicing Fees, Master Servicing
Fees and Workout Fees), in the event of subsequent delinquencies thereon.

                                     -210-

         SECTION 4.04. Allocation of Collateral Support Deficit.

         (a) On each Distribution Date, immediately following the distributions to be made on such date pursuant to Section 4.01, the Trustee shall calculate the amount, if any, by which (i) the aggregate Stated Principal Balance (for purposes of this calculation only, not giving effect to any reductions of the
Stated Principal Balance for payments and other collections of principal on the
Mortgage Pool that were used to reimburse any Nonrecoverable Advances and
Workout-Delayed Reimbursement Amounts pursuant to Section 3.05(a) and/or Section
3.05(b), other than payments and other collections of principal used to reimburse Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts with respect to Loans and REO Loans as to which a Final Recovery Determination has been made) of the Mortgage Pool expected to be outstanding immediately following such Distribution Date is less than (ii) then aggregate Certificate Principal
Balance of the Sequential Pay Certificates after giving effect to distributions of principal on such Distribution Date (any such deficit, the "Collateral
Support Deficit"). Any allocation of Collateral Support Deficit to a Class of
Sequential Pay Certificates shall be made by reducing the Class Principal
Balance thereof by the amount so allocated. Any Collateral Support Deficit allocated to a Class of Sequential Pay Certificates shall be allocated among the respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby. The allocation of Collateral Support Deficit shall constitute an allocation of losses and other shortfalls experienced by the Trust Fund.
Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Class Principal Balance of the Class of Sequential
Pay Certificates in respect of which any such reimbursement is made.

         (b) On each Distribution Date, the Class Principal Balances of the
Sequential Pay Certificates will be reduced without distribution to the extent of the portion of any Collateral Support Deficit, if any, allocable to such
Certificates with respect to such Distribution Date. Such reductions shall be allocated among the respective Classes of Sequential Pay Certificates as follows: first, to the Class P Certificates, second, to the Class O
Certificates, third, to the Class N Certificates; fourth, to the Class M
Certificates; fifth, to the Class L Certificates; sixth, to the Class K
Certificates; seventh, to the Class J Certificates; eighth, to the Class H
Certificates; ninth, to the Class G Certificates; tenth, to the Class F
Certificates; eleventh, to the Class E Certificates; twelfth, to the Class D
Certificates; thirteenth, to the Class C Certificates; and fourteenth, to the
Class B Certificates, in each case, until the remaining Class Principal Balance of each such Class of Certificates has been reduced to zero. Following the reduction of the Class Principal Balances of all such Classes to zero, any remaining Collateral Support Deficit shall be allocated among the Class A-1,
Class A-2, Class A-3, Class A-4, Class A-5 and Class A-1-A Certificates, pro
rata (based upon the Class Principal Balance of each such Class), until the remaining Class Principal Balances of such Classes have been reduced to zero.
Any Collateral Support Deficit allocated to a Class of Certificates will be allocated among respective Certificates of such Class in proportion to the
Percentage Interests evidenced thereby.

         (c) If, on any Distribution Date, any portion of a Collateral Support
Deficit is allocated to any particular Class of Sequential Pay Certificates, then such portion of such Collateral Support Deficit shall, on such Distribution
Date, also be deemed allocated to such Class' Corresponding Uncertificated
Lower-Tier Interest(s), in reduction of the related Lower-Tier Principal
Amount(s). If a Class of Sequential Pay Certificates has two or more
Corresponding Uncertificated Lower-Tier Interests, then any portion of a
Collateral Support Deficit allocable to such Corresponding Uncertificated
Lower-Tier Interests, as contemplated by the preceding sentence, shall be so allocated in the same sequential order that deemed distributions of principal are to be made on such Corresponding Uncertificated Lower-Tier Interests in accordance with Section 4.01(a), in each case until the Lower-Tier Principal
Amount of the subject Corresponding Uncertificated Lower-Tier Interest is reduced to zero.

                                     -211-

         SECTION 4.05. Allocations of Uncovered Prepayment Interest Shortfall
                       Amounts.

         (a) The portion of any Uncovered Prepayment Interest Shortfall Amount
for any Distribution Date that is allocable to any particular Class of Regular
Certificates shall equal the product of:

               (i) the total amount of such Uncovered Prepayment Interest
     Shortfall Amount, multiplied by

               (ii) a fraction, the numerator of which is the Accrued
     Certificate Interest Amount with respect to the subject Class of Regular
     Certificates for such Distribution Date, and the denominator of which is the aggregate Accrued Certificate Interest Amount with respect to all of the Classes of Regular Certificates for such Distribution Date.

         Any portion of an Uncovered Prepayment Interest Shortfall Amount for
any Distribution Date that is allocable to the Class A-SP Certificates or the
Class A-X Certificates shall, in turn, be deemed allocated to the respective
Components of such Class of Certificates on a pro rata basis in accordance with the respective Accrued Component Interest Amounts of such Components for such
Distribution Date.

         (b) Any portion of an Uncovered Prepayment Interest Shortfall Amount for any Distribution Date that is allocable to any Class of Sequential Pay
Certificates with a single Corresponding Uncertificated Lower-Tier Interest shall be deemed to have first been allocated to such Corresponding
Uncertificated Lower-Tier Interest; any portion of an Uncovered Prepayment
Interest Shortfall Amount for any Distribution Date that is allocable to any
Class of Sequential Pay Certificates with two or more Corresponding
Uncertificated Lower-Tier Interests shall be deemed to have first been allocated to such Corresponding Uncertificated Lower-Tier Interests, on a pro rata basis in accordance with their respective Uncertificated Accrued Interest Amounts for such Distribution Date; and any portion of an Uncovered Prepayment Interest
Shortfall Amount for any Distribution Date that is allocable to any Component of the Class A-SP or Class A-X Certificates shall be deemed to have first been allocated to the Corresponding Uncertificated Lower-Tier Interest for such
Component.

         SECTION 4.06. Grantor Trust Reporting.

         The parties intend that the portion of the Trust Fund consisting of
Excess Interest and the Excess Interest Distribution Account shall constitute, and that the affairs of such portion of the Trust Fund shall be conducted so as to qualify such portion as, a "grantor trust" under subpart E, Part I of subchapter J of the Code, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee shall furnish or cause to be furnished to Class V Certificateholders information returns with respect to income relating to their share of Excess Interest, and such other information as may be required pursuant to the Code, and shall file or cause to be filed with the Internal Revenue Service, such information returns, schedules and other information, together with Form 1041 or such other form as may be applicable, at the time or times and in the manner required by the Code.

                                     -212-

                                   ARTICLE V

                                THE CERTIFICATES

         SECTION 5.01. The Certificates.

         (a) The Certificates shall consist of 24 Classes with the following respective alphabetic or alphanumeric Class designations: "A-X", "A-SP", "A-1",
"A-2", "A-3", "A-4", "A-5", "A-1-A", "B", "C", "D", "E", "F", "G", "H", "J",
"K", "L", "M", "N", "O", "P", "R" and "V", respectively. Any reference in any other section or subsection of this Agreement to any Certificate or Certificates preceded by a Class designation shall be to a Certificate or Certificates of the
Class so designated in this Section 5.01(a).

         (b) The Certificates will be substantially in the respective forms attached hereto as Exhibits A-1 through A-5; provided, however, that any of the
Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage. The Certificates will be issuable in registered form only; provided, however, that in accordance with
Section 5.03 beneficial ownership interests in the Regular Certificates initially shall (and, at the option of the Depositor, following the Closing
Date, all or a portion of any other Class of Certificates may) be held and transferred through the book-entry facilities of the Depository. The Regular
Certificates will be issuable only in denominations corresponding to initial
Certificate Principal Balances (or, in the case of the Interest-Only
Certificates, initial Certificate Notional Amounts) as of the Closing Date of
not less than $10,000 (or, in the case of the Interest-Only Certificates,
$100,000) and any whole dollar denomination in excess thereof. The Class R and
Class V Certificates will be issuable only in denominations representing
Percentage Interests in the related Class of not less than 10.0%.

         (c) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee in its capacity as trustee hereunder by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized signatory of the Trustee shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the
Certificate Registrar by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

         SECTION 5.02. Registration of Transfer and Exchange of Certificates.

         (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in
which, subject to such reasonable regulations as the Certificate Registrar
(located as of the Closing Date at Wells Fargo Center, Sixth Street and
Marquette Avenue, Minneapolis, Minnesota 55479-0113) may prescribe, the
Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The

                                     -213-

Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering
Certificates and transfers and exchanges of Certificates as herein provided. The
Trustee may appoint, by a written instrument delivered to the other parties hereto, any other bank or trust company to act as Certificate Registrar under such conditions as the Trustee may prescribe; provided that the Trustee shall not be relieved of any of its duties or responsibilities hereunder as
Certificate Registrar by reason of such appointment. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its predecessor's duties as Certificate Registrar. The
Depositor, the Master Servicer and the Special Servicer shall each have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate
Registrar as to the information set forth in the Certificate Register.

         If three or more Certificateholders make a written request to the
Trustee, and such request states that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication that such requesting Certificateholders propose to transmit, then the Trustee shall, within 30 days after the receipt of such request, afford (or cause any other Certificate Registrar to afford) the requesting
Certificateholders access during normal business hours to, or deliver to the requesting Certificateholders a copy of, the most recent list of
Certificateholders held by the Certificate Registrar (which list shall be current as of a date no earlier than 30 days prior to the Trustee's receipt of such request). Every Certificateholder, by receiving such access, acknowledges that neither the Certificate Registrar nor the Trustee will be held accountable in any way by reason of the disclosure of any information as to the names and addresses of any Certificateholder regardless of the source from which such information was derived.

         (b) No transfer, sale, pledge or other disposition of any
Non-Registered Certificate or interest therein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

         If a transfer of any Non-Registered Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of such Non-Registered Certificate by the Depositor or an Affiliate of the Depositor or, in the case of a Global
Certificate, any transfer of such Certificate to a successor Depository or, in the case of a Definitive Certificate issued with respect to a Global
Certificate, any transfer of such Certificate to the applicable Certificate
Owner in accordance with Section 5.03(c)), then the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as
Exhibit F-1A; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit F-1B and a certificate from such Certificateholder's prospective Transferee substantially in the form attached hereto either as Exhibit F-2A or as Exhibit
F-2B; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act
(which Opinion of Counsel shall not be an expense of the Trust or of the
Depositor, the Master Servicer, the Special Servicer, the Trustee or the
Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the
Certificateholder desiring to effect such transfer and/or such
Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

         Each Global Certificate shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository.

                                     -214-

         If a transfer of an interest in any Rule 144A Global Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of an interest in such Rule 144A Global Certificate by the Depositor or an Affiliate of the
Depositor), then (except as provided in the next succeeding paragraph or in the penultimate paragraph of this Section 5.02(b)) the Certificate Owner desiring to effect such transfer shall require from its prospective Transferee: (i) a certificate substantially in the form attached as Exhibit F-2C hereto; or (ii)
an Opinion of Counsel to the effect that the prospective Transferee is a
Qualified Institutional Buyer and such transfer may be made without registration under the Securities Act. Except as provided in the next succeeding paragraph or in the penultimate paragraph of this Section 5.02(b), any interest in a Rule
144A Global Certificate shall not be transferred to any Person other than a
Qualified Institutional Buyer that takes delivery in the form of an interest in such Rule 144A Global Certificate. If any Transferee of an interest in a Rule
144A Global Certificate does not, in connection with the subject transfer, deliver to the Transferor the Opinion of Counsel or the certification described in the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit F-2C hereto are, with respect to the subject transfer, true and correct.

         Notwithstanding the preceding paragraph, any interest in any Rule 144A
Global Certificate may be transferred (without delivery of any certificate or
Opinion of Counsel described in clauses (i) and (ii) of the first sentence of the preceding paragraph) to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for the same Class as such Rule 144A Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) a certificate from the Certificate Owner desiring to effect such transfer substantially in the form attached hereto as Exhibit F-1D and a certificate from such Certificate Owner's prospective Transferee substantially in the form attached hereto as Exhibit F-2D and (ii) such written orders and instructions as are required under the applicable procedures of the Depository,
Clearstream and/or Euroclear to direct the Trustee to debit the account of a
Depository Participant by a denomination of interests in such Rule 144A Global
Certificate, and credit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry
Certificates, as applicable, to be transferred. Upon delivery to the Trustee of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A Global Certificate with respect to the subject
Class of Book-Entry Certificates, as applicable, and increase the denomination of the Regulation S Global Certificate for such Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions.

         Except as provided in the next succeeding paragraph or in the penultimate paragraph of this Section 5.02(b), beneficial interests in any
Regulation S Global Certificate shall not be transferred to any Person other than a non-United States Securities Person that takes delivery in the form of a beneficial interest in such Regulation S Global Certificate, and the Certificate
Owner desiring to effect such transfer shall be required to obtain from such prospective Transferee a certification substantially in the form attached hereto as Exhibit F-2D. On or prior to the Release Date, beneficial interests in any
Regulation S Global Certificate may be held only through Euroclear or
Clearstream.

         Notwithstanding the preceding paragraph, any interest in any Regulation
S Global Certificate may be transferred (without delivery of any certificate described in the first sentence of the preceding paragraph) to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global
Certificate for the same Class as such Regulation S Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) a certificate from the Certificate Owner desiring to effect such transfer substantially in the form attached hereto as Exhibit F-1C and a certificate from such Certificate Owner's prospective Transferee substantially in the form attached hereto as Exhibit F-2C and (ii) such

                                     -215-

written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such
Regulation S Global Certificate, and credit the account of a Depository
Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Certificates, as applicable, to be transferred. Upon delivery to the Trustee of such certifications and such orders and instructions, the
Trustee, subject to and in accordance with the applicable procedures of the
Depository, shall reduce the denomination of the Regulation S Global Certificate with respect to the subject Class of Book-Entry Certificates, as applicable, and increase the denomination of the Rule 144A Global Certificate for such Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions.

         Notwithstanding the foregoing, any interest in a Global Certificate may be transferred by any Certificate Owner holding such interest to any
Institutional Accredited Investor (other than a Qualified Institutional Buyer)
that takes delivery in the form of a Definitive Certificate of the same Class as such Global Certificate upon delivery to the Certificate Registrar and the
Trustee of (i) such certifications and/or opinions as are contemplated by the second paragraph of this Section 5.02(b) and (ii) such written orders and instructions as are required under the applicable procedures of the Depository,
Clearstream and/or Euroclear to direct the Trustee to debit the account of a
Depository Participant by the denomination of the transferred interests in such
Global Certificate. Upon delivery to the Certificate Registrar of the certifications and/or opinions contemplated by the second paragraph of this
Section 5.02(b), the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject
Global Certificate, and cause a Definitive Certificate of the same Class as such
Global Certificate, and in a denomination equal to the reduction in the denomination of such Global Certificate, to be executed, authenticated and delivered in accordance with this Agreement to the applicable Transferee.

         None of the Depositor, the Trustee or the Certificate Registrar is
obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any
Non-Registered Certificate or interest therein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a transfer, sale, pledge or other disposition of any Non-Registered Certificate or interest therein shall, and does hereby agree to, indemnify the Depositor, the
Initial Purchaser, the Master Servicer, the Special Servicer and the Certificate
Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

         (c) No transfer of any Certificate or interest therein shall be made to a Plan or to any Person who is directly or indirectly purchasing such
Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of such Certificate or interest therein by the prospective Transferee would result in a violation of
Sections 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code.

         Except in connection with the initial issuance of the Certificates or any transfer of a Non-Registered Certificate by the Depositor or an Affiliate of
the Depositor or, in the case of a Global Certificate, any transfer of such
Certificate to a successor Depository or, in the case of a Definitive
Certificate issued with respect to a Global Certificate, any transfer of such
Certificate to the applicable Certificate Owner in accordance with Section
5.03(c), the Certificate Registrar shall refuse to register the

                                     -216-

transfer of a Non-Registered Certificate unless it has received from the prospective Transferee one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and continued holding of such Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of
Section 406 and 407 of ERISA and Section 4975 of the Code by reason of Sections
I and III of Prohibited Transaction Class Exemption 95-60; or (iii) in the case of a Non-Registered Certificate (other than a Class R or Class V Certificate)
that is rated investment grade by at least one of the Rating Agencies and is being acquired by or on behalf of a Plan in reliance on PTE 89-90, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not
sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, any
Exemption-Favored Party, the Depositor, any Mortgage Loan Seller, the Master
Servicer, the Special Servicer, the Primary Servicer, any Sub-Servicer or any
Borrower with respect to Loans constituting more than 5% of the aggregate unamortized principal of all the Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (iii)(X) and
(iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses
(iii)(X) and (iii)(Y); or (iv) a certification of facts and an Opinion of
Counsel (which Opinion of Counsel shall not be an expense of the Trustee, the
Certificate Registrar or the Trust) which otherwise establish to the reasonable satisfaction of the Trustee that such transfer will not result in a violation of
Sections 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. It is hereby acknowledged that the form of certification attached hereto as Exhibit G-1 is acceptable for purposes of the preceding sentence.

         Except in connection with the initial issuance of the Certificates or any transfer of an interest in a Book-Entry Non-Registered Certificate by the
Depositor or an Affiliate of the Depositor, the Certificate Owner desiring to effect a transfer of an interest in a Book-Entry Non-Registered Certificate shall obtain from its prospective Transferee one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing such interest in such Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or
(ii) a certification to the effect that the purchase and continued holding of an interest in such Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and Section
4975 of the Code by reason of Sections I and III of Prohibited Transaction Class
Exemption 95-60; or (iii) if such Certificate is not a Class R or Class V
Certificate, if such Certificate is rated investment grade by at least one of the Rating Agencies and if the interest in such Certificate is being acquired by or on behalf of a Plan in reliance on PTE 89-90, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of
Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of
Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan
Seller, any Master Servicer, the Special Servicer, the Primary Servicer, any
Sub-Servicer or any Borrower with respect to Loans constituting more than 5% of the aggregate unamortized principal of all the Loans determined as of the
Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees a written representation that such
Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such
Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv) a certification of facts and an Opinion of Counsel to the effect that such transfer will not result in a violation of Sections 406 or 407 of ERISA or Section 4975 of the Code or
result in the imposition of an excise tax under Section 4975 of the Code. It is hereby acknowledged that the form of certification attached hereto as Exhibit
G-2 is acceptable for purposes of the preceding sentence.

                                     -217-

         Each Transferee of any Registered Certificate or interest therein or of an interest in any Book-Entry Non-Registered Certificate shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or
(ii) the purchase and continued holding of such Certificate or interest therein by such Transferee is exempt from the prohibited transaction provisions of
Section 406 and 407 of ERISA and Section 4975 of the Code.

         (d) (i) Each Person who has or acquires any Ownership Interest in a
Class R Certificate shall be deemed by the acceptance or acquisition of such
Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under clause (d)(ii) below to deliver payments to a Person other than such Person and, further, to negotiate the terms of any mandatory disposition and to execute all instruments of Transfer and do all other things necessary in connection with any such disposition. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are
expressly subject to the following provisions:

                    (A) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                    (B) In connection with any proposed Transfer of any
               Ownership Interest in a Class R Certificate, the Certificate
               Registrar shall require delivery to it, and shall not register the Transfer of any Class R Certificate until its receipt, of an affidavit and agreement substantially in the form attached hereto as Exhibit H-1 (a "Transfer Affidavit and Agreement"), from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R
               Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted
               Transferee, that for so long as it retains its Ownership Interest in a Class R Certificate it will endeavor to remain a Permitted
               Transferee, and that it has reviewed the provisions of this
               Section 5.02(d) and agrees to be bound by them.

                    (C) Notwithstanding the delivery of a Transfer Affidavit and
               Agreement by a proposed Transferee under clause (B) above, if a
               Responsible Officer of either the Trustee or the Certificate
               Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest
               in a Class R Certificate to such proposed Transferee shall be effected.

                    (D) Each Person holding or acquiring any Ownership Interest in a Class R Certificate (other than the Depositor in connection with the initial issuance of the Certificates and the Depositor's sale of the Class R Certificates to the Initial Purchaser) shall agree (1) to require a Transfer Affidavit and Agreement in the form attached hereto as Exhibit H-1 from any prospective
               Transferee to whom such Person attempts to transfer its Ownership
               Interest in such Class R Certificate and (2) not to transfer its
               Ownership Interest in such Class R Certificate unless it provides to the Certificate Registrar and the Trustee a certificate substantially in the form attached hereto as Exhibit H-2 stating that,

                                     -218-

               among other things, it has no actual knowledge that such
               prospective Transferee is not a Permitted Transferee.

                    (E) Each Person holding or acquiring an Ownership Interest in a Class R Certificate, by purchasing such Ownership Interest, agrees to give the Trustee written notice that it is a
               "pass-through interest holder" within the meaning of temporary
               Treasury regulations section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Class R Certificate if it
               is, or is holding an Ownership Interest in a Class R Certificate on behalf of, a "pass-through interest holder".

               (ii) (A) If any purported Transferee shall become a Holder of a
          Class R Certificate in violation of the provisions of this Section
          5.02(d), then the last preceding Holder of such Class R Certificate that was in compliance with the provisions of this Section 5.02(d)
          shall be restored, to the extent permitted by law, to all rights as
          Holder thereof retroactive to the date of registration of such
          Transfer of such Class R Certificate. None of the Depositor, the
          Trustee or the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

               (B) If any purported Transferee shall become a Holder of a Class
          R Certificate in violation of the restrictions in this Section
          5.02(d), then, to the extent that retroactive restoration of the rights of the preceding Holder of such Class R Certificate as described in the preceding paragraph of this clause (d)(ii) shall be invalid, illegal or unenforceable, the Trustee shall have the right, but not the obligation, to cause the transfer of such Class R
          Certificate to a Permitted Transferee selected by the Trustee on such terms as the Trustee may choose, and the Trustee shall not be liable to any Person having an Ownership Interest in such Class R Certificate or any other Person as a result of its exercise of such discretion.
          Such purported Transferee shall promptly endorse and deliver such
          Class R Certificate in accordance with the instructions of the
          Trustee. Such Permitted Transferee may be the Trustee itself or any
          Affiliate of the Trustee.

               (iii) The Trustee shall make available to the IRS and to those
     Persons specified by the REMIC Provisions all information furnished to it by the other parties hereto necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Class R Certificate to
     any Person who is a Disqualified Organization, including the information described in Treasury regulations sections 1.860D-1(b)(5) and
     1.860E-2(a)(5) with respect to the "excess inclusions" for the sole class of residual interests in each Trust REMIC and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Class R Certificate having as among its record holders at any time any Person which is a
     Disqualified Organization, and each of the other parties hereto shall furnish to the Trustee all information in its possession necessary for the
     Trustee to discharge such obligation. The Person holding such Ownership
     Interest shall be responsible for the reasonable compensation of the
     Trustee for providing such information.

                                     -219-

               (iv) The provisions of this Section 5.02(d) set forth prior to this clause (iv) may be modified, added to or eliminated; provided that there shall have been delivered to the Trustee the following:

                    (A) written confirmation from each Rating Agency to the
               effect that the modification of, addition to or elimination of such provisions will not result in the downgrading, withdrawal or qualification of the then-current rating assigned by such Rating
               Agency to any Certificate; and

                    (B) an Opinion of Counsel, in form and substance
               satisfactory to the Trustee, obtained at the expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the Trustee or the
               Trust), to the effect that doing so will not (1) cause any Trust
               REMIC to cease to qualify as a REMIC or be subject to an
               entity-level tax caused by the Transfer of any Class R
               Certificate to a Person which is not a Permitted Transferee or
               (2) cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class
               R Certificate to a Person that is not a Permitted Transferee.

         (e) If a Person is acquiring any Non-Registered Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the applicable foregoing acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account as set forth in subsections (b), (c) and/or (d), as appropriate, of this Section 5.02.

         (f) Subject to the preceding provisions of this Section 5.02, upon surrender for registration of transfer of any Certificate at the offices of the
Certificate Registrar maintained for such purpose, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of authorized denominations of the same Class evidencing a like aggregate Percentage Interest.

         (g) At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of the same Class evidencing a like aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at the offices of the Certificate Registrar maintained for such purpose. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver the
Certificates which the Certificateholder making the exchange is entitled to receive.

         (h) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

         (i) No service charge shall be imposed for any transfer or exchange of
Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax, expense or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                                     -220-

         (j) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar
shall dispose of such canceled Certificates in accordance with its standard procedures.

         (k) The Certificate Registrar or the Trustee shall provide to each of the other parties hereto, upon reasonable written request, an updated copy of the Certificate Register.

         SECTION 5.03. Book-Entry Certificates.

         (a) The Regular Certificates shall, in the case of each Class thereof, initially be issued (and, at the option of the Depositor, subsequent to the
Closing Date, all or any portion of any other Class of Certificates may be issued) as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in Section 5.02(b) or Section 5.03(c), transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such
Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and, subject to Section 5.02, transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository; and, except as provided in
Section 5.02(b) or Section 5.03(c) below, such Certificate Owners shall not be entitled to fully registered, physical Certificates ("Definitive Certificates")
in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or indirect participating brokerage firm representing each such Certificate
Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of indirect participating brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. Neither the Trustee nor the Certificate
Registrar shall have any responsibility to monitor or restrict the transfer of any ownership interest in a Book-Entry Certificate transferable through the book-entry facilities of the Depository.

         (b) Except as expressly provided to the contrary herein, the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Certificate
Registrar may for all purposes, including the making of payments due on the
Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. Except as expressly provided to the contrary herein, the rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository
Participants and indirect participating brokerage firms representing such
Certificate Owners. Multiple requests and directions from, and votes of, the
Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by
Certificateholders and shall give notice to the Depository of such record date.

         (c) If (i)(A) the Depositor advises the Trustee and the Certificate
Registrar in writing that the Depository is no longer willing or able to discharge properly its responsibilities with respect to any Class of Book-Entry
Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the Trustee and the Certificate
Registrar in writing that it elects to terminate the book-entry system through the Depository with respect to all or any portion of any Class of Book-Entry
Certificates, the Certificate Registrar shall notify all affected Certificate
Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to such Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of any Class of Book-Entry
Certificates (or any portion of any Class thereof) by the Depository, accompanied by

                                     -221-

registration instructions from the Depository for registration of transfer, the
Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, the Definitive Certificates in respect of such Class (or portion thereof) to the Certificate Owners identified in such instructions. None of the
Depositor, the Master Servicer, the Special Servicer, the Trustee or the
Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Book-Entry Certificates, the registered holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise
Voting Rights with respect to, and to transfer and exchange such Definitive
Certificates.

         SECTION 5.04. Mutilated, Destroyed, Lost or Stolen Certificates.

         If (i) any mutilated Certificate is surrendered to the Certificate
Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be reasonably required by them to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such
Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen
Certificate, a new Certificate of the same Class and like Percentage Interest.
Upon the issuance of any new Certificate under this Section, the Trustee and the
Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the
Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         SECTION 5.05. Persons Deemed Owners.

         Prior to due presentment for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate
Registrar and any agent of any of them may treat the Person in whose name any
Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and none of the Depositor, the Master Servicer, the Special
Servicer, the Trustee, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

         SECTION 5.06. Certification by Certificateholders and Certificate
                       Owners.

         (a) Each Certificate Owner is hereby deemed by virtue of its acquisition of an Ownership Interest in the Book-Entry Certificates to agree to comply with the transfer requirements of Section 5.02.

         (b) To the extent that it is necessary, pursuant to the terms of this
Agreement, to determine whether any Person is a Certificateholder or a
Certificate Owner, the Trustee shall make such determination based on a certificate of such Person, which certificate shall be in such form as shall be reasonably acceptable to the Trustee and shall specify the Class and Certificate
Principal Balance or Certificate Notional Amount, as the case may be, of the
Book-Entry Certificate beneficially owned; provided, however, that the Trustee shall not knowingly recognize such Person as a Certificate Owner if such Person, to the knowledge of a Responsible Officer of the Trustee, acquired its Ownership
Interest in a Book-Entry Certificate in violation of Section 5.02, or if such
Person's certification that it is a

                                     -222-

Certificate Owner is in direct conflict with information obtained by the Trustee from the Depository, Depository Participants and/or indirect participating brokerage firms for which Depository Participants act as agents, with respect to the identity of a Certificate Owner (although the Trustee has no obligation to obtain any such information). The Trustee shall exercise its reasonable discretion in making any determination under this Section 5.06(b) and shall afford any Person providing information with respect to its beneficial ownership of any Book-Entry Certificate an opportunity to resolve any discrepancies between the information provided and any other information available to the
Trustee.

         (c) From time to time, upon the request of and at no expense to the
Trustee, the Certificate Registrar shall deliver to the Trustee the list of
Certificateholders and their addresses as currently reflected in the Certificate
Register.

                                     -223-

                                   ARTICLE VI

           THE DEPOSITOR, THE MASTER SERVICER AND THE SPECIAL SERVICER

         SECTION 6.01. Liability of the Depositor, the Master Servicer and the
                       Special Servicer.

         The Depositor, the Master Servicer and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Master Servicer and the Special Servicer herein.

         SECTION 6.02. Merger, Consolidation or Conversion of the
                       Depositor, the Master Servicer or the Special Servicer.

         (a) Subject to subsection (b) below, the Depositor, the Master Servicer and the Special Servicer each will keep in full effect its existence, rights and franchises under the laws of the jurisdiction of its incorporation or organization, and each will obtain and preserve its qualification to do business as a foreign corporation or limited partnership in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Loans and to perform its respective duties under this
Agreement.

         (b) The Depositor, the Master Servicer and the Special Servicer each may be merged or consolidated with or into any Person (other than the Trustee), or transfer all or substantially all of its assets to any Person (other than the
Trustee), in which case any Person resulting from any merger or consolidation to which the Depositor, the Master Servicer or the Special Servicer shall be a party, or any Person succeeding to the business of the Depositor, the Master
Servicer or the Special Servicer, shall be the successor of the Depositor, the
Master Servicer and the Special Servicer, as the case may be, hereunder, without the execution or filing of any paper (other than an assumption agreement wherein the successor shall agree to perform the obligations of and serve as the
Depositor, the Master Servicer or the Special Servicer, as the case may be, in accordance with the terms of this Agreement) or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding;
provided, however, that such merger, consolidation or succession will not or has not resulted in a withdrawal, downgrading or qualification of then-current ratings of the Classes of Certificates that have been so rated (as evidenced by a letter to such effect from each Rating Agency).

         SECTION 6.03. Limitation on Liability of the Trustee, the
                       Depositor, the Master Servicer, the Special Servicer and
                       Others.

         (a) None of the Depositor, the Trustee, the Master Servicer, the
Special Servicer nor any of the Affiliates, directors, partners, members, managers, shareholders, officers, employees or agents of any of them shall be under any liability to the Trust Fund, the Underwriters, the parties hereto, the
Certificateholders, the holder of any Junior Loan or any other Person for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect any of the Depositor, the Trustee, the Master
Servicer or the Special Servicer against any breach of warranties or representations made by such party herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of negligent disregard of obligations and its duties hereunder. The Depositor, the Master Servicer, the Special Servicer,
the Trustee and any director, officer, employee or agent of the Depositor, the
Trustee, the Master Servicer or the Special Servicer may

                                     -224-

rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder.

         The Depositor, the Master Servicer, the Special Servicer, the Trustee
and any Affiliate, director, shareholder, member, partner, manager, officer, employee or agent of any of the foregoing shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with or relating to this Agreement, the Loans, any Junior Loan or the
Certificates, other than any loss, liability or expense: (i) specifically required to be borne by such party pursuant to the terms hereof; (ii) incurred in connection with any breach of a representation or warranty made by it herein;
(iii) incurred by reason of bad faith, willful misconduct or negligence in the performance of its obligations or duties hereunder, or by reason of negligent disregard of such obligations or duties or (iv) in the case of the Depositor and any of its directors, officers, employees and agents, incurred in connection with any violation by any of them of any state or federal securities law.

         (b) None of the Depositor, the Trustee, the Master Servicer or the
Special Servicer shall be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability which it is not reasonably assured of reimbursement thereof by the Trust; provided, however, that the
Depositor, the Master Servicer, the Special Servicer or the Trustee may in its
discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the
Master Servicer, the Special Servicer and the Trustee shall be entitled to be reimbursed therefor out of amounts on deposit in the Collection Account as provided by Section 3.05(a) or on deposit in the Distribution Account as provided by Section 3.05(b)(iii).

         (c) Each of the Master Servicer and the Special Servicer agrees to indemnify the Depositor, the Trust Fund and the Trustee and hold it harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related out-of-pocket costs, judgments, and any other out-of-pocket costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any willful misfeasance, bad faith or negligence of the Master Servicer or the Special Servicer, as the case may be, in the performance of its obligations and duties under this Agreement or by reason of negligent disregard by the Master Servicer or the Special Servicer, as the case may be, of its duties and obligations hereunder or by reason of breach of any representations or warranties made by it herein. The Master Servicer and the
Special Servicer may consult with counsel, and any written advice or Opinion of
Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith in accordance with the Servicing Standard and in accordance with such advice or
Opinion of Counsel relating to (i) tax matters, (ii) any amendment of this
Agreement under Article X, (iii) the defeasance of any Defeasance Loan or (iv)
any matter involving legal proceeding with a Borrower.

         The Trustee shall immediately notify the Master Servicer or the Special
Servicer, as applicable, if a claim is made by a third party with respect to this Agreement or the Loans entitling the Trust Fund or the Trustee to indemnification hereunder, whereupon the Master Servicer or Special Servicer, as the case may be, shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Master Servicer or Special
Servicer, as the case may be, shall not affect any rights that the Trustee or the Trust Fund may

                                     -225-

have to indemnification under this Agreement or otherwise, unless the Master
Servicer's or Special Servicer's, as the case may be, defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the
Master Servicer and the Special Servicer.

         The Depositor agrees to indemnify the Master Servicer, the Special
Servicer and the Trustee and any Affiliate, director, officer, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related out-of-pocket costs, judgments, and any other out-of-pocket costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any breach of representations and warranties or failure in the performance of the
Depositor's obligations and duties under this Agreement. The Master Servicer, the Special Servicer and the Trustee shall immediately notify the Depositor if a claim is made by a third party with respect to this Agreement or the Loans entitling it to indemnification hereunder, whereupon the Depositor shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Depositor shall not affect any rights any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Depositor's defense of such claim is materially prejudiced thereby.
The indemnification provided herein shall survive the termination of this
Agreement.

         The Trustee agrees to indemnify the Master Servicer, the Special
Servicer and the Depositor and any Affiliate, director, officer, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related out-of-pocket costs, judgments, and any other out-of-pocket costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any breach of representations and warranties made by it herein or as a result of any willful misfeasance, bad faith or negligence of the Trustee in the performance of its obligations and duties under this Agreement or the negligent disregard by the Trustee of its duties and obligations hereunder. The Depositor,
Master Servicer or the Special Servicer shall immediately notify the Trustee if a claim is made by a third party with respect to this Agreement or the Loans entitling it to indemnification hereunder, whereupon the Trustee shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Trustee shall not affect any rights any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Trustee's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement.

         SECTION 6.04. Master Servicer and Special Servicer Not to Resign.

         Subject to the provisions of Section 6.02, none of the Master Servicer and the Special Servicer shall resign from their respective obligations and duties hereby imposed on each of them except upon (a) a determination that such party's duties hereunder are no longer permissible under applicable law or (b)
in the case of the Master Servicer or Special Servicer, upon the appointment of, and the acceptance of such appointment by, a successor Master Servicer or
Special Servicer, as applicable and receipt by the Trustee of written confirmation from each applicable Rating Agency that such resignation and appointment will not cause such Rating Agency to downgrade, withdraw or qualify any of the then-current ratings assigned by such Rating Agency to any Class of
Certificates. Any such determination permitting the resignation of the Master
Servicer or the Special Servicer pursuant to above clause (a) above shall be evidenced by an Opinion of Counsel (the cost of which, together with any other expenses of such resignation, shall be at the expense of the resigning party) to such effect delivered to the Trustee. No such resignation by the Master Servicer or the Special Servicer shall become effective until the

                                     -226-

Trustee or a successor Master Servicer shall have assumed the Master Servicer's or Special Servicer's, as applicable, responsibilities and obligations in accordance with Section 7.02.

         SECTION 6.05. Rights of the Depositor in Respect of the Master Servicer
                       and the Special Servicer.

         The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer and the Special Servicer hereunder or exercise the rights of the Master Servicer or Special Servicer, as applicable, hereunder; provided, however, that the Master Servicer and the Special Servicer shall not be relieved of any of their respective obligations hereunder by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master
Servicer or the Special Servicer and is not obligated to supervise the performance of the Master Servicer or the Special Servicer under this Agreement or otherwise.

                                     -227-

                                  ARTICLE VII

                                    DEFAULT

         SECTION 7.01. Events of Default; Master Servicer and Special Servicer
                       Termination.

         (a) "Event of Default", wherever used herein, means any one of the following events:

               (i) any failure by the Master Servicer to (A) deposit into the
     Collection Account, a Junior Loan Custodial Account, a Servicing Account, a
     Cash Collateral Account or a Lock-Box Account any amount required to be so deposited by it pursuant to this Agreement, which failure is not cured within two Business Days after such deposit was required to be made, or (B)
     deposit into, or remit to the Trustee for deposit into, the Excess Interest
     Distribution Account, the Excess Liquidation Proceeds Account, the Interest
     Reserve Account or the Distribution Account, as applicable, any amount
     (including a P&I Advance or a payment to cover a Prepayment Interest
     Shortfall) required to be so deposited or remitted by it on the Master
     Servicer Remittance Date, which failure is not cured by 11:00 a.m. New York
     City time on the related Distribution Date (and the Master Servicer shall pay to the Trustee, for the account of the Trustee, interest on such late remittance at the Reimbursement Rate from and including the subject Master
     Servicer Remittance Date to but excluding the subject Distribution Date), or (C) make any Servicing Advance required to be made by it pursuant to this Agreement, which failure remains uncured for 15 days (or such shorter time as is necessary to avoid the lapse of any required Insurance Policy or the foreclosure of any tax lien on the related Mortgaged Property); or

               (ii) any failure by the Special Servicer to deposit into, or to remit to the Master Servicer for deposit into, the Collection Account, a
     Junior Loan Custodial Account, a Servicing Account or an REO Account, or to
     deposit into, or to remit to the Trustee for deposit into, the Distribution
     Account any amount required to be so deposited or remitted by the Special
     Servicer pursuant to the terms of this Agreement, which failure is not cured within two Business Days after such deposit or remittance was required to be made, provided, however, that if the Special Servicer fails to make any deposit or remittance so required to be made by the Special
     Servicer, and the Master Servicer is required to make an Advance for such amount, the Special Servicer shall pay to the Master Servicer for deposit into the Collection Account, interest on such late deposit or remittance at the Prime Rate from and including the date such payment was due until the date such payment was actually made; or

               (iii) any failure on the part of the Master Servicer or the
     Special Servicer to duly observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or the Special Servicer, as the case may be, contained in this Agreement which continues unremedied for a period of 30 days (15 days in the case of a failure to pay the premium for any Insurance Policy required to be maintained hereunder) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the
     Master Servicer or the Special Servicer, as the case may be, by any other party hereto and, with respect to any Serviced Loan Combination, by any related Junior Loan Holder, or to the Master Servicer or the Special
     Servicer, as the case may be, the Depositor and the Trustee by the Holders of Certificates of any Class evidencing, as to such Class, Percentage
     Interests aggregating not less than 25%; provided, however, that, with respect to any such failure which is

                                     -228-

     not curable within such 30-day period or 15-day period, as applicable, the
     Master Servicer or the Special Servicer, as the case may be, shall have an additional cure period of 30 days to effect such cure so long as the Master
     Servicer or the Special Servicer, as the case may be, has commenced to cure such failure within such initial 30-day period or 15-day period, as applicable, and has diligently pursued, and is continuing to pursue, a full cure; or

               (iv) any breach on the part of the Master Servicer or the Special
     Servicer of any representation or warranty contained in Section 3.23 or
     Section 3.24, as applicable, which materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Master
     Servicer or the Special Servicer, as the case may be, by any other party hereto and, with respect to any Loan Combination, by any related Junior
     Loan Holder, or to the Master Servicer or the Special Servicer, the
     Depositor and the Trustee by the Holders of Certificates of any Class
     evidencing, as to such Class, Percentage Interests aggregating not less than 25%; provided, however, that with respect to any such breach which is not curable within such 30-day period, the Master Servicer or the Special
     Servicer, as the case may be, shall have an additional cure period of 30 days to effect such cure so long as the Master Servicer or the Special
     Servicer, as the case may be, has commenced to cure such breach within the initial 30-day period and has diligently pursued, and is continuing to pursue, a full cure; or

               (v) a decree or order of a court or agency or supervisory
     authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or the Special Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;
     provided, however, that, with respect to any such decree or order that cannot be discharged, dismissed or stayed within such 60-day period, the
     Master Servicer or the Special Servicer, as the case may be, shall have an additional period of 30 days to effect such discharge, dismissal or stay so long as it has commenced proceedings to have such decree or order dismissed, discharged or stayed within the initial 60-day period and has diligently pursued, and is continuing to pursue, such discharge, dismissal or stay;

               (vi) the Master Servicer or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master
     Servicer or the Special Servicer or relating to all or substantially all of its property; or

               (vii) the Master Servicer or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or take any corporate action in furtherance of the foregoing; or

               (viii) the Trustee shall have received written notice from Fitch that the continuation of the Master Servicer or the Special Servicer in
     that capacity would result, or has

                                     -229-

     resulted, in a downgrade or withdrawal of any rating then assigned by Fitch to any Class of Certificates; or

               (ix) Moody's has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (B) placed one or more Classes of Certificates on "watch status" in contemplation of possible rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of such placement), and, in case of either of clause (A) or (B), citing servicing concerns with the Master Servicer or the Special Servicer as the sole or a material factor in such rating action.

         When a single entity acts in two or more of the capacities of the
Master Servicer and the Special Servicer, an Event of Default (other than an event described in clauses (viii) and (ix) above) in one capacity shall constitute an Event of Default in both such capacities.

         If any Event of Default shall have occurred with respect to the Master
Servicer or the Special Servicer and a Responsible Officer has actual knowledge of such Event of Default, the Trustee shall provide notice of such Event of
Default to each affected Junior Loan Holder.

         (b) If any Event of Default with respect to the Master Servicer or the
Special Servicer (in either case, for purposes of this Section 7.01(b), the
"Defaulting Party") shall occur and be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the
Trustee may, and at the written direction of the Holders of Certificates entitled to at least 25% of the Voting Rights, shall, terminate, by notice in writing to the Defaulting Party (a "Termination Notice"), with a copy of such notice to the Depositor, the Certificate Registrar and, with respect to any Loan
Combination, each related Junior Loan Holder, as applicable, all of the rights and obligations of the Defaulting Party under this Agreement and in and to the
Loans and the Junior Loans and the proceeds thereof; provided, however, that the
Defaulting Party shall be entitled to the payment of any and all compensation, indemnities and reimbursements accrued by or owing to it on or prior to the date of such termination, as well as such similar amounts due to it thereafter, if any, including (subject to reduction in accordance with Section 3.11(a)) with respect to the Excess Servicing Strip and Assignable Primary Servicing Fees, as
provided for under this Agreement for services rendered and expenses incurred.

         From and after the receipt by the Defaulting Party of such written notice, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a Holder of any
Certificate) or the Loans, the Junior Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Loans, the Junior Loans and related documents, or otherwise.

         The Master Servicer and the Special Servicer each agrees that if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than 20 Business Days after its receipt of the notice of termination)
provide the Trustee with all documents and records requested by it to enable the
Trustee to assume the Master Servicer's or Special Servicer's, as the case may be, functions hereunder, and shall reasonably cooperate with the Trustee in effecting the termination of the Master Servicer's or Special Servicer's, as the
case may be, responsibilities and rights hereunder, including, without limitation, the transfer within five Business Days to the Trustee for administration by it of all cash amounts which shall at the time be or should have been credited by the Master Servicer to the

                                     -230-

Collection Account or any Junior Loan Custodial Account, Servicing Account, Cash
Collateral Account or Lock-Box Account or by the Special Servicer to the
applicable REO Account, as the case may be, or thereafter be received with respect to any Loan, any Junior Loan or any REO Property (provided, however, that the Master Servicer or the Special Servicer, as the case may be, shall, if terminated pursuant to this Section 7.01(b), continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances (in the case of a terminated
Master Servicer) or otherwise, as well as amounts due to it thereafter, if any, and it and its directors, partners, members, managers, shareholders, officers, employees and agents shall continue to be entitled to the benefits of Section
6.03 notwithstanding any such termination).

         (c) (1) The Holder or Holders of more than 50% of the aggregate
Certificate Balance of the Controlling Class shall be entitled to terminate the rights and obligations of the Special Servicer under this Agreement, with or without cause, upon 10 Business Days notice to the Master Servicer, the Special
Servicer and the Trustee, and to appoint a successor Special Servicer (provided that (A) any such replacement of the Special Servicer by the Holder or Holders of more than 50% of the aggregate Certificate Balance of the Controlling Class pursuant to this clause (1) shall not apply with respect to the One Park Avenue
Total Loan (and any successor REO Loans with respect thereto) and the Special
Servicer otherwise terminated hereunder shall continue to servicer in the capacity of Special Servicer solely with respect to the One Park Avenue Total
Loan (unless and until the One Park Avenue Controlling Holder exercises its right to appoint a replacement Special Servicer solely with respect to the One
Park Avenue Total Loan as contemplated by Section 3.32 and clause (2) below) or the Person (if any) previously appointed and then serving as the Special
Servicer solely with respect to the One Park Avenue Total Loan by the One Park
Avenue Controlling Holder shall continue in such capacity, as applicable, and
(B) if the Mizner Park Junior Loan Holder has, pursuant to Section 3.33 previously terminated and replaced the Special Servicer solely in respect of the
Mizner Park Total Loan and the replacement Special Servicer otherwise appointed by the Holder or Holders of more than 50% of the aggregate Certificate Balance of the Controlling Class pursuant to this clause (1) is the same Person as the
Person that was previously terminated as the Special Servicer for cause solely with respect to the Mizner Park Total Loan by the Mizner Park Junior Loan
Holder, any such replacement of the Special Servicer by the Holder or Holders of
more than 50% of the aggregate Certificate Balance of the Controlling Class pursuant to this clause (1) shall not apply with respect to the Mizner Park
Total Loan (and any successor REO Loans with respect thereto) and the Person previously appointed as the Special Servicer solely with respect to the Mizner
Park Total Loan by the Mizner Park Junior Loan Holder shall continue in such capacity), (2) the One Park Avenue Controlling Holder shall be entitled to terminate the rights and obligations of the Special Servicer under this
Agreement, with or without cause, solely in respect of the One Park Avenue Total
Loan and/or any related REO Property as contemplated by Section 3.32 and (3)
with respect to the Mizner Park Total Loan, the Mizner Park Junior Loan Holder
shall be entitled to terminate the rights and obligations of the Special
Servicer under this Agreement, solely upon an Event of Default of such Special
Servicer and solely if the Directing Certificateholder has not already terminated the Special Servicer subsequent to and based on such Event of
Default, solely in respect of the Mizner Park Total Loan and/or any related REO
Property as contemplated by Section 3.33, in each case upon 10 Business Days prior written notice to the Master Servicer, the Special Servicer and the
Trustee, which shall, if the termination of the Special Servicer is for cause, set forth the Event of Default which gave rise to such termination, and to appoint a successor Special Servicer, in each case, solely with respect to the
Loan Combination for which the Special Servicer was terminated; provided, however, that (i) such successor shall meet the requirements set forth in
Section 7.02, (ii) as evidenced in writing by each of the Rating Agencies (such writing to be obtained by and at the expense of such Holders), the proposed replacement of the Special Servicer shall not, in and of itself, result in a downgrading, withdrawal or qualification of the then-current ratings provided by the Rating Agencies with respect to any Class of then outstanding Certificates, and (iii) the Trustee shall have received (A) an Acknowledgment of Proposed

                                     -231-

Special Servicer in the form attached hereto as Exhibit O, executed by the
Person designated to be the successor to such terminated Special Servicer, and
(B) an Opinion of Counsel (which shall not be an expense of the Trustee or the
Trust) substantially to the effect that (1) the removal of such terminated
Special Servicer and/or the appointment of the Person designated to serve as successor thereto is in compliance with this Section 7.01(c), (2) such designated Person is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (3) the Acknowledgment of
Proposed Special Servicer, the form of which is attached hereto as Exhibit O, has been duly authorized, executed and delivered by such designated Person and
(4) upon the execution and delivery of the Acknowledgment of Proposed Special
Servicer, such designated Person shall be bound by the terms of this Agreement and, subject to customary bankruptcy and insolvency exceptions and customary equity exceptions, this Agreement shall be enforceable against such designated
Person in accordance with its terms. Any Special Servicer terminated pursuant to this Section 7.01(c) shall be deemed to have been so terminated simultaneously with the designated successor's becoming the Special Servicer hereunder. Such terminated Special Servicer shall take all reasonable actions necessary to promptly transfer its rights and obligations hereunder to its successor.

         No penalty or fee shall be payable to the Special Servicer with respect to any termination pursuant to this Section 7.01(c). Any expenses of the trust as a result of any termination pursuant to this Section 7.01(c) shall be paid by the Persons who effected such termination, if the termination was without cause, and otherwise by the terminated Special Servicer.

         If the Controlling Class Certificates are held in book-entry form, then the related Certificate Owners with beneficial interests in Controlling Class
Certificates representing more than 50% of the Class Principal Balance of the
Controlling Class, may exercise the same rights set forth above in this Section
7.01(c) to which they would otherwise be entitled if they were
Certificateholders.

         (d) The Master Servicer and Special Servicer shall, from time to time, take all such actions as are required by them in order to maintain their respective status as an approved servicer and special servicer, as applicable, and as pertains to this transaction, with each of the Rating Agencies.

         SECTION 7.02. Trustee to Act; Appointment of Successor.

         On and after the time the Master Servicer or the Special Servicer, as the case may be, either resigns pursuant to clause (a) of the first sentence of
Section 6.04(a) or receives a notice of termination for cause pursuant to
Section 7.01(b), and provided that no acceptable successor has been appointed in accordance with the requirements of this Agreement, the Trustee shall be and become the successor to the Master Servicer or the Special Servicer, as the case may be, in all respects in its capacity as Master Servicer or Special Servicer, as applicable, under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties, liabilities and limitations on liability relating thereto and that arise thereafter placed on or for the benefit of the Master Servicer or the Special Servicer by the
terms and provisions hereof; provided, however, that any failure to perform such duties or responsibilities caused by the terminated party's failure under
Section 7.01 to provide information or moneys required hereunder shall not be considered a default by such successor hereunder.

         The appointment of a successor Master Servicer shall not affect any liability of the predecessor Master Servicer which may have arisen prior to its termination as Master Servicer, and the appointment of a successor Special
Servicer shall not affect any liability of the predecessor Special Servicer which may have arisen prior to its termination as Special Servicer. The Trustee in its capacity as successor to the Master Servicer or the Special Servicer shall not be liable for any of the representations and warranties of the Master
Servicer or the Special Servicer, as the case may be, herein or in any related

                                     -232-

document or agreement, for any acts or omissions of the predecessor Master
Servicer or Special Servicer, as the case may be, or for any losses incurred by the predecessor Master Servicer or Special Servicer, as the case may be, pursuant to Section 3.06 hereunder, nor shall the Trustee be required to purchase any Loan hereunder.

         As compensation therefor, the Trustee as a successor Master Servicer shall be entitled to all Master Servicing Fees and other compensation relating to the applicable Loans, Junior Loans and REO Loans to which the predecessor
Master Servicer would have been entitled to if the Master Servicer had continued
to act hereunder (subject to Section 3.11(a) with respect to the Assignable
Primary Servicing Fee and the Excess Servicing Strip), including but not limited to any income or other benefit from any Permitted Investment of funds in a
Master Servicer Account maintained thereby pursuant to Section 3.06), and as successor to the Special Servicer shall be entitled to the Special Servicing
Fees to which the predecessor Special Servicer would have been entitled if the
Special Servicer had continued to act hereunder. If the Trustee succeeds to the capacity of the Master Servicer or the Special Servicer hereunder, the Trustee shall be afforded the same standard of care and liability hereunder as the
Master Servicer or the Special Servicer, as the case may be, notwithstanding anything in Section 8.01 to the contrary, but only with respect to actions taken by it in its role as a successor Master Servicer or successor Special Servicer, as the case may be, and not with respect to its role as Trustee hereunder.

         Notwithstanding the above, the Trustee may, if it shall be unwilling to act as successor to the Master Servicer or the Special Servicer, as the case may be, or shall, if it is unable to so act or if the Trustee is not approved as a servicer or special servicer, as applicable, by each Rating Agency, or if the
Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee, promptly appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution which meets the criteria set forth herein, as the successor hereunder to the departing Master Servicer or Special Servicer, as applicable, in the assumption of all or any part of the responsibilities, duties or liabilities of the Master
Servicer or the Special Servicer, as the case may be, hereunder. No appointment of a successor to the Master Servicer or the Special Servicer under this Section
7.02 shall be effective until (i) each of the Rating Agencies shall have confirmed in writing that its then-current rating (if any) of each Class of
Certificates will not be qualified (as applicable), downgraded or withdrawn by reason thereof and (ii) the assumption in writing by the successor to the Master
Servicer or the Special Servicer, as the case may be, of all the responsibilities, duties and liabilities as Master Servicer or Special Servicer, as the case may be, hereunder that arise thereafter. Pending the appointment of a successor to the Master Servicer or the Special Servicer hereunder, unless the
Trustee shall be prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided.

         In connection with such appointment and assumption of a successor to the Master Servicer or the Special Servicer as described herein, subject to
Section 3.11(a), the Trustee may make such arrangements for the compensation of such successor out of payments on Loans as it and such successor shall agree;
provided, however, that no such compensation with respect to a successor Master
Servicer or successor Special Servicer, as the case may be, shall be in excess of that permitted the terminated Master Servicer or Special Servicer, as the case may be, hereunder, or include the Assignable Primary Servicing Fee;
provided, further, that if no successor can be obtained for such compensation, then, subject to approval by the Rating Agencies, additional amounts shall be paid to such successor and such amounts in excess of that permitted the terminated Master Servicer or Special Servicer, as the case may be, shall be treated as Additional Trust Fund Expenses. The Trustee, the Master Servicer, the
Special Servicer and such successor shall take such action, consistent with this
Agreement, as shall be necessary to effectuate any such succession. Any reasonable costs and expenses associated with the transfer of the servicing function (other than with respect to a termination without cause) under this
Agreement shall be borne by the predecessor Master Servicer or Special Servicer.

                                     -233-

         SECTION 7.03. Notification to Certificateholders.

         (a) Upon any resignation of the Master Servicer or the Special Servicer pursuant to Section 6.04, any termination of the Master Servicer or the Special
Servicer pursuant to Section 7.01 or any appointment of a successor to the
Master Servicer or the Special Servicer pursuant to Section 7.02, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and, to the extent that a Responsible Officer of the Trustee has actual knowledge of the identities thereof, to each affected Junior Loan Holder.

         (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) five days after the Trustee would be deemed to have notice of the occurrence of such an event in accordance with
Section 8.02(vii) a Responsible Officer of the Trustee shall transmit by mail to the Depositor, all Certificateholders and, to the extent that a Responsible
Officer of the Trustee has actual knowledge of the identities thereof, each affected Junior Loan Holder, notice of such occurrence, unless such default shall have been cured.

         SECTION 7.04. Waiver of Events of Default.

         The Holders of Certificates representing at least 662/3% of the Voting
Rights allocated to each Class of Certificates affected by any Event of Default hereunder may waive such Event of Default within 20 days of the receipt of notice from the Trustee of the occurrence of such Event of Default; provided, however, that an Event of Default under clause (i) or (ii) of Section 7.01(a)
may only be waived by 100% of the Certificateholders of the affected Classes and the Trustee. Upon any such waiver of an Event of Default and reimbursement by the party requesting such waiver to the Trustee of all costs and expenses incurred by it in connection with such Event of Default and prior to its waiver, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this
Section 7.04, Certificates registered in the name of the Depositor or any
Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if any other Person held such Certificates.

         SECTION 7.05. Trustee Advances.

         If the Master Servicer fails to fulfill its obligations hereunder to make any Advances, the Trustee shall perform such obligations (x) within one
Business Day of such failure (a failure only occurring after the Master
Servicer's cure period under Section 7.01(a)(i)(C) has expired) by the Master
Servicer with respect to Servicing Advances to the extent a Responsible Officer of the Trustee has been notified in writing or a Responsible Officer of the
Trustee otherwise has actual knowledge of such failure with respect to such
Servicing Advances and (y) by 1:00 p.m., New York City time, on the related
Distribution Date with respect to P&I Advances. With respect to any such Advance made by the Trustee, the Trustee shall succeed to all of the Master Servicer's rights with respect to Advances hereunder, including, without limitation, the
Master Servicer's rights of reimbursement and interest on each Advance at the
Reimbursement Rate, and rights to determine that a proposed Advance is a
Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, as the case may be; provided, however, that if Advances made by both the Trustee and the Master
Servicer shall at any time be outstanding, or any interest on any Advance shall be accrued and unpaid, all amounts available to repay such Advances and the interest thereon hereunder shall be applied entirely to the Advances outstanding to the Trustee, until such

                                     -234-

Advances shall have been repaid in full, together with all interest accrued thereon, prior to reimbursement of the Master Servicer for such Advances. The
Trustee shall be entitled to conclusively rely on any notice given with respect to a Nonrecoverable Advance hereunder.

                                     -235-

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

         SECTION 8.01. Duties of Trustee.

         (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, then
(subject to Section 8.02(vii) below) the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the
Trustee contained in this Agreement shall not be construed as a duty.

         (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall make a request to the responsible party to have the instrument corrected. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master
Servicer or the Special Servicer, and accepted by the Trustee in good faith, pursuant to this Agreement.

         (c) No provision of this Agreement shall be construed to relieve the
Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

               (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

               (ii) The Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the
     Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

               (iii) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement (unless a higher percentage of Voting Rights is required for such action); and

                                     -236-

               (iv) Subject to the other provisions of this Agreement and without limiting the generality of this Section 8.01, the Trustee shall have no duty except in the capacity as a successor Master Servicer or successor Special Servicer (A) to see to any recording, filing or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any re-recording, refiling or redepositing of any thereof,
     (B) to see to any insurance, and (C) to confirm or verify the contents of any reports or certificates of the Master Servicer or the Special Servicer delivered to the Trustee pursuant to this Agreement reasonably believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

         SECTION 8.02. Certain Matters Affecting the Trustee.

         Except as otherwise provided in Section 8.01:

         (i) The Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, Appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (ii) The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

         (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the
Certificateholders, pursuant to the provisions of this Agreement, unless, in the
Trustee's reasonable opinion, such Certificateholders shall have offered to the
Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default which has not been cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

         (iv) The Trustee shall not be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

         (v) Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least
50% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the
Trustee, not reasonably assured to the

                                     -237-

Trustee by the security afforded to it by the terms of this Agreement, the
Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such reasonable examination shall be paid by the Master Servicer or, if paid by the
Trustee, shall be repaid by the Master Servicer upon demand;

         (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, however, that the appointment of such agents or attorneys shall not relieve the Trustee of its duties or obligations hereunder;

         (vii) For all purposes under this Agreement, the Trustee shall not be required to take any action with respect to, or be deemed to have notice or knowledge of any default or Event of Default unless a Responsible Officer of the
Trustee has actual knowledge thereof or shall have received written notice thereof. In the absence of receipt of such notice and such actual knowledge otherwise obtained, the Trustee may conclusively assume that there is no default or Event of Default;

         (viii) The Trustee shall not be responsible for any act or omission of the Master Servicer, the Special Servicer or the Directing Certificateholder
(unless the Trustee is acting as the Master Servicer, the Special Servicer or the Directing Certificateholder, as the case may be) or of the Depositor; and

         (ix) The Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the power granted hereunder.

         SECTION 8.03. Trustee Not Liable for Validity or Sufficiency of
                       Certificates or Loans.

         The recitals contained herein and in the Certificates, other than the acknowledgments and expressed intentions of the Trustee in Sections 2.01, 2.02,
2.04 and 10.07 and the representations and warranties of the Trustee in Section
8.13, shall be taken as the statements of the Depositor, the Master Servicer or the Special Servicer, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee does not make any representations as to the validity or sufficiency of this Agreement or of any
Certificate or of any Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the
Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Loans to the Trust Fund, or any funds deposited in or withdrawn from the Collection Account or any other account by or on behalf of the Depositor, the Master Servicer or the Special Servicer. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the
Depositor, the Master Servicer or the Special Servicer, and accepted by the
Trustee, in good faith, pursuant to this Agreement.

         SECTION 8.04. Trustee May Own Certificates.

         The Trustee in its individual capacity and not as Trustee, may become the owner or pledgee of Certificates, and may deal with the Depositor, the
Master Servicer, the Special Servicer, the Initial Purchaser and the
Underwriters in banking transactions, with the same rights it would have if it were not Trustee.

                                     -238-

         SECTION 8.05. Fees and Expenses of Trustee; Reimbursements and Other
                       Payments to Trustee.

         (a) As compensation for the performance of its duties, the Trustee shall be paid the Trustee Fee, equal to one month's interest at the Trustee Fee
Rate on the Stated Principal Balance of each Loan and REO Loan in the Mortgage
Pool, which shall cover recurring and otherwise reasonably anticipated expenses of the Trustee. With respect to each Loan and REO Loan in the Mortgage Pool, the
Trustee Fee shall accrue from time to time on the same interest accrual basis
(i.e., either an Actual/360 Basis or a 30/360 Basis, as applicable) as is applicable to such Loan or REO Loan, as the case may be. The Trustee Fee (which shall not be limited to any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee's sole form of compensation for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder.

         (b) The Trustee shall be paid or reimbursed by the Trust Fund upon its request for all reasonable expenses and disbursements incurred by the Trustee pursuant to and in accordance with any of the provisions of this Agreement
(including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) to the extent such payments are "unanticipated expenses incurred by the REMIC" within the meaning of Treasury regulations section 1.860G-1(b)(iii) except any such expense, disbursement or advance as may arise from its negligence, bad faith or willful misconduct; provided, however, that, subject to Section 8.02(iii), the Trustee shall not refuse to perform any of its duties hereunder solely as a result of the failure to be paid the Trustee Fee or the Trustee's expenses.
Notwithstanding the foregoing, this Section 8.05(b) shall not apply to the reimbursement of Advances or the payment of interest thereof, it being acknowledged that such reimbursement and/or payment is otherwise expressly provided for herein.

         SECTION 8.06. Eligibility Requirements for Trustee.

         The Trustee hereunder shall at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, trust company or national banking association, organized and doing business under the laws of any state or the United States of America or the District of Columbia, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under this Agreement, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and shall not be an Affiliate of the Depositor, the Master Servicer or
the Special Servicer (except during any period when the Trustee is acting as, or has become successor to, the Master Servicer or the Special Servicer, as the
case may be, pursuant to Section 7.02), (ii) an institution insured by the
Federal Deposit Insurance Corporation and (iii) an institution whose long-term senior unsecured debt is rated "AA-" or higher by Fitch and "Aa3" or higher by
Moody's and a short-term rating of at least "F-1" by Fitch (or such entity as would not, as evidenced in writing by such Rating Agency, result in the qualification (as applicable), downgrading or withdrawal of any of the then-current ratings then assigned thereby to the Certificates).

         If such corporation, national bank, trust company or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation, national bank, trust company or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In the event the place of business from which the Trustee administers the Trust REMICs is in a state or local jurisdiction that imposes a tax on the Trust Fund on the net income of a REMIC (other than a tax corresponding to a tax imposed under the REMIC Provisions), the Trustee shall elect either to (i) resign

                                     -239-

immediately in the manner and with the effect specified in Section 8.07, (ii)
pay such tax at no expense to the Trust Fund or (iii) administer the Trust
REMICs from a state and local jurisdiction that does not impose such a tax.

         SECTION 8.07. Resignation and Removal of the Trustee.

         (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the
Master Servicer, the Special Servicer and all Certificateholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee acceptable to the Master Servicer, in its reasonable discretion, and the
Rating Agencies (as evidenced in writing by such Rating Agency that such appointment would not result in the qualification (as applicable), downgrading or withdrawal of any of the then-current ratings then assigned thereby to the
Certificates) by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer, the
Certificateholders and the Junior Loan Holders by the Depositor. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee. The resigning Trustee shall be responsible for the payment of all reasonable expenses incurred in connection with such resignation and discharge and the appointment of a successor trustee

         (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 or if the Depositor has received notice from the Rating Agencies that failure to remove the Trustee will result in a downgrade or withdrawal of the then-current rating assigned to any Class of
Certificates, and shall fail to resign after written request therefor by the
Depositor or the Master Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master
Servicer and the Rating Agencies (as evidenced in writing by such Rating Agency that such removal and appointment would not result in the qualification (as applicable), downgrading or withdrawal of any of the then-current ratings then assigned thereby to the Certificates), by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Master
Servicer, the Special Servicer, the Certificateholders and the Junior Loan
Holders by the Depositor.

         (c) The Holders of Certificates entitled to at least 51% of the Voting
Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Depositor, the Special Servicer and the
Certificateholders by the Master Servicer. The Trustee shall be reimbursed for all costs and expenses incurred by it in connection with such removal within 30 days of demand therefor from amounts on deposit in the Distribution Account
(provided the Trustee is removed without cause).

         Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 8.08.

                                     -240-

         Within 30 days following any succession of the Trustee under this
Agreement, the predecessor Trustee shall be paid all accrued and unpaid compensation and reimbursement as provided for under this Agreement for services rendered and expenses incurred. No Trustee shall be liable for any action or omission of any successor Trustee.

         SECTION 8.08. Successor Trustee.

         (a) Any successor Trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the
Special Servicer and to its predecessor Trustee, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee, shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder, and the Depositor, the Master Servicer, the
Special Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor Trustee all such rights, powers, duties and obligations, and to enable the successor Trustee to perform its obligations hereunder.

         (b) No successor Trustee shall accept appointment as provided in this
Section 8.08 unless at the time of such acceptance such successor trustee or shall be eligible under the provisions of Section 8.06.

         (c) Upon acceptance of appointment by a successor Trustee as provided in this Section 8.08, the Master Servicer shall mail notice of the succession of such Trustee hereunder to the Depositor, the Special Servicer and the
Certificateholders. The Master Servicer shall also mail a copy of such notice to each holder of a Junior Loan. If the Master Servicer shall fail to so mail such notice or a copy thereof, as applicable, within 10 days (or, in the case of a mailing to a Junior Loan Holder, 20 days) after acceptance of appointment by the successor Trustee, such successor Trustee shall cause such notice to be mailed at the expense of the Master Servicer.

         SECTION 8.09. Merger or Consolidation of Trustee.

         Any Person into which the Trustee may be merged or converted or with which it may be consolidated or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee, hereunder (provided that, in the case of the Trustee, such successor Person shall be eligible under the provisions of
Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto), anything herein to the contrary notwithstanding.

         SECTION 8.10. Appointment of Co-Trustee or Separate Trustee.

         (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the
Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust
Fund, or any part thereof, and, subject to the other provisions of this Section
8.10, such powers,

                                     -241-

duties, obligations, rights and trusts as Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Default shall have occurred and be continuing, the
Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of
Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

         (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer or the Special Servicer hereunder), the
Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction)
shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

         (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then-separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

         (d) Any separate trustee or co-trustee may, at any time, constitute the
Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this
Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the
Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         (e) The appointment of a co-trustee or separate trustee under this
Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

         SECTION 8.11. Appointment of Custodians.

         The Trustee may appoint at the Trustee's own expense one or more
Custodians to hold all or a portion of the Mortgage Files as agent for the
Trustee; provided that the Trustee shall inform the Master Servicer of such appointment. Each Custodian shall be a depositary institution supervised and regulated by a federal or state banking authority, shall have combined capital and surplus of at least $10,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File, shall not be the Depositor, any Mortgage Loan Seller or any Affiliate of the Depositor or any Mortgage Loan
Seller, and shall have in place a fidelity bond and errors and omissions policy, each in such form and amount as is customarily required of custodians acting on behalf of FHLMC or FNMA. Each Custodian shall be subject to the same obligations, standard of care, protection and indemnities as would be imposed on, or would protect, the Trustee hereunder in connection with the retention of
Mortgage Files

                                     -242-

directly by the Trustee. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian.

         SECTION 8.12. Access to Certain Information.

         (a) On or prior to the date of the first sale of any Non-Registered
Certificate to an Independent third party, the Depositor shall provide to the
Trustee a copy of any private placement memorandum or other disclosure document used by the Depositor or its Affiliate in connection with the offer and sale of the Class of Certificates to which such Non-Registered Certificate relates. In addition, if any such private placement memorandum or disclosure document is revised, amended or supplemented at any time following the delivery thereof to the Trustee, the Depositor promptly shall inform the Trustee of such event and shall deliver to the Trustee a copy of the private placement memorandum or disclosure document, as revised, amended or supplemented.

         The Trustee shall maintain at its offices primarily responsible for administering the Trust Fund and shall, upon reasonable advance written notice, make available during normal business hours for review by any Certificateholder,
Certificate Owner or prospective purchaser of a Certificate or any interest therein, the Depositor, the Master Servicer, the Special Servicer, the Directing
Certificateholder, any Rating Agency, the Underwriters, with respect to any Loan
Combination, the related Junior Loan Holder(s), as applicable, or any other
Person to whom the Trustee believes such disclosure is appropriate, originals or copies of the following items to the extent such documents have been delivered to the Trustee: (i) in the case of a Holder or prospective transferee of a
Non-Registered Certificate, any private placement memorandum or other disclosure document relating to the Class of Certificates to which such Non-Registered
Certificate belongs, in the form most recently provided to the Trustee and (ii)
in all cases, (A) this Agreement and any amendments hereto entered into pursuant to Section 10.01, (B) all statements required to be delivered, or otherwise required to be made available, to Certificateholders of the relevant Class pursuant to Section 4.02 since the Closing Date, (C) all Officer's Certificates delivered to the Trustee since the Closing Date pursuant to Section 3.13, (D)
all accountants' reports delivered to the Trustee since the Closing Date pursuant to Section 3.14, (E) any and all notices, reports and Environmental
Assessments delivered to the Trustee with respect to any Mortgaged Property securing a Loan as to which the environmental testing contemplated by Section
3.09(c) revealed that either of the conditions set forth in clauses (i) and (ii)
of the first sentence thereof was not satisfied (but only for so long as such
Mortgaged Property or the related Loan are part of the Trust Fund), (F) any and all modifications, waivers and amendments of the terms of a Loan or Junior Loan entered into by the Master Servicer or the Special Servicer and delivered to the
Trustee pursuant to Section 3.20 (but only for so long as the affected Loan is part of the Trust Fund), (G) any and all Officer's Certificates delivered to the
Trustee to support the Master Servicer's determination that any P&I Advance or
Servicing Advance was or, if made, would be a Nonrecoverable P&I Advance or
Nonrecoverable Servicing Advance, as the case may be, (H) any and all of the
Loan Documents contained in the Mortgage File, (I) any and all Appraisals obtained pursuant to this Agreement and delivered to the Trustee, (J)
information provided to the Trustee regarding the occurrence of Servicing
Transfer Events as to the Loans, (K) any and all Sub-Servicing Agreements
provided to the Trustee and any amendments thereto and modifications thereof,
(L) any and all property inspection reports conducted by or on behalf of the
Master Servicer or the Special Servicer in respect of any Mortgaged Property or
REO Property, to the extent delivered to the Trustee, and (M) any and all operating statements, rent rolls and/or maintenance schedules collected or obtained by the Master Servicer or the Special Servicer in respect of any
Mortgaged Property or REO Property, to the extent delivered to the Trustee.

                                     -243-

         Copies of any and all of the foregoing items will be available from the
Trustee upon written request; provided, however, that the Trustee shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies, except in the case of copies provided to the Rating Agencies, which shall be free of charge. In addition, without limiting the generality of the foregoing, any Requesting Subordinate
Certificateholder may upon written request from the Trustee obtain a copy of any report delivered to the Rating Agencies under this Agreement.

         (b) Notwithstanding anything to the contrary herein, in addition to the reports and information made available and distributed pursuant to the terms of this Agreement (including the information set forth in Section 8.12(a)), each of the Master Servicer and the Trustee shall, in accordance with such reasonable rules and procedures as it may adopt (which may include the requirement that an agreement that provides that such information shall be kept confidential and used solely for purposes of evaluating the investment characteristics of the
Certificates be executed) also make the reports available to Certificateholders pursuant to Section 4.02, and, with respect to any Loan Combination, the related
Junior Loan Holder(s), as applicable, as well as certain additional information received by the Master Servicer or the Trustee, as the case may be, to any
Certificateholder, the Underwriters, the Initial Purchasers, any Certificate
Owner, any Junior Loan Holder or any prospective investor identified as such by a Certificateholder, a Certificate Owner, the Underwriters, the Initial
Purchaser or, with respect to any Loan Combination, a related Junior Loan
Holder, that requests such reports or information; provided that the Master
Servicer or the Trustee, as the case may be, shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of such reports or information; and provided, further, that no
Junior Loan Holder or prospective investor in a Junior Loan shall be entitled to any such report or information except to the extent that it relates to the subject Serviced Loan Combination.

         (c) With respect to any information furnished by the Trustee or the
Master Servicer pursuant to this Agreement, the Trustee or the Master Servicer, as the case may be, shall be entitled to indicate the source of such information and the Trustee or the Master Servicer, as applicable, may affix thereto any disclaimer it deems appropriate in its discretion. The Trustee or the Master
Servicer, as applicable, shall notify Certificateholders, Certificate Owners and, with respect to any Loan Combination, the related Junior Loan Holder(s), as applicable, of the availability of any such information in any manner as it, in its sole discretion, may determine. In connection with providing access to or copies of the items described in this Section 8.12, the Trustee or the Master
Servicer, as the case may be, may require: (i) in the case of Certificateholders and Certificate Owners and the Directing Certificateholder, a confirmation executed by the requesting Person substantially in the form of Exhibit I attached hereto or otherwise in form and substance reasonably acceptable to the
Master Servicer or the Trustee, as applicable, generally to the effect that such
Person is a registered or beneficial holder of Certificates or an investment advisor representing such Person and is requesting the information solely for use in evaluating such Person's investment in the Certificates and will otherwise keep such information confidential; and (ii) in the case of a prospective purchaser or an investment advisor representing such Person, confirmation executed by the requesting Person substantially in the form of
Exhibit I attached hereto or otherwise in form and substance reasonably acceptable to the Trustee or the Master Servicer, as the case may be, generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein or an investment advisor representing such Person, and is requesting the information solely for use in evaluating a possible investment in
Certificates and will otherwise keep such information confidential. None of the
Master Servicer or the Trustee shall be liable for the dissemination of information in accordance with this Agreement.

                                     -244-

         SECTION 8.13. Representations, Warranties and Covenants of the Trustee.

         (a) The Trustee hereby represents and warrants to the Depositor, the
Master Servicer and the Special Servicer and for the benefit of the
Certificateholders and the Junior Loan Holders, as of the Closing Date, that:

               (i) The Trustee is a national banking association, duly
     organized, validly existing and in good standing under the laws of the
     United States;

               (ii) The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the
     Trustee, will not violate the Trustee's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets;

               (iii) The Trustee has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks specifically and (b) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

               (v) The Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Trustee to perform its obligations under this Agreement;

               (vi) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee which would prohibit the Trustee from entering into this Agreement or, in the Trustee's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Trustee to perform its obligations under this Agreement; and

               (vii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Trustee, or compliance by the Trustee with, this
     Agreement or the consummation of the transactions contemplated by this
     Agreement, except for any consent, approval, authorization or order which has not been obtained or cannot be obtained prior to the actual performance by the Trustee of its obligations under this Agreement, and which, if not obtained would not have a materially adverse effect on the ability of the
     Trustee to perform its obligations hereunder.

                                     -245-

                                   ARTICLE IX

                                   TERMINATION

               SECTION 9.01. Termination Upon Repurchase or Liquidation of All
                             Loans.

         (a) Subject to Section 9.02, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the
Master Servicer, the Special Servicer and the Trustee (other than the obligations of the Trustee to provide for and make payments to
Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the Distribution
Date following the earliest to occur of (i) the purchase (in the manner provided for in Section 9.01(b)) by the Holders of a majority of the Percentage Interests of the Controlling Class, the Master Servicer or the Special Servicer of all the
Loans and each REO Property remaining in the Trust Fund at a price equal to (A)
the sum of (1) the aggregate Purchase Price of all the Loans (exclusive of REO
Loans) included in the Trust Fund and (2) the Appraised Value of each REO
Property, if any, included in the Trust Fund (such Appraisals in this subclause
(2) to be conducted by an Appraiser selected and mutually agreed upon by the
Master Servicer, the Special Servicer and the Trustee), minus (B) if the purchaser is the Master Servicer or the Special Servicer, the aggregate amount of unreimbursed Advances made by such Person, together with any unpaid Advance
Interest in respect of such unreimbursed Advances and any unpaid servicing compensation payable to such Person (which items shall be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as the case may be, in connection with such purchase), (ii) the exchange by the Sole
Certificateholder pursuant to the terms of subsection (c), (iii) the Rated Final
Distribution Date and (iv) the final payment or other liquidation (or any advance with respect thereto) of the last Loan or REO Property remaining in the
Trust Fund; provided, however, that in no event shall the trust created hereby continue beyond the earlier of (i) the Rated Final Distribution Date and (ii)
expiration of 21 years from the death of the last survivor of the descendants of
Joseph P. Kennedy, the late ambassador of the United States to the Court of St.
James's, living on the date hereof.

         (b) The Holders of a majority of the Percentage Interests of the
Controlling Class, the Special Servicer and the Master Servicer, in that order of preference at its (or their) option, may each elect to purchase all of the
Loans and each REO Property remaining in the Trust Fund as contemplated by clause (i) of Section 9.01(a), by giving written notice to the Trustee and the other parties hereto no later than 60 days prior to the anticipated date of purchase; provided, however, that the aggregate Stated Principal Balance of the
Mortgage Pool is less than 1.0% of the aggregate Cut-off Date Principal Balance of the Loans set forth in the Preliminary Statement; and provided, further, that within 30 days after written notice of such election is so given, no Person with a higher right of priority to make such an election does so.

         If all of the Loans and each REO Property remaining in the Trust Fund are to be purchased in accordance with the preceding paragraph, the party or parties effecting such purchase shall remit to the Trustee for deposit in the
Distribution Account not later than the Master Servicer Remittance Date relating to the Distribution Date on which the final distribution on the Certificates is to occur, an amount in immediately available funds equal to the above-described purchase price (exclusive of (i) any portion thereof payable to any Person other than the Certificateholders pursuant to Section 3.05(a), which portion shall be deposited in the Collection Account and (ii) any respective portion thereof representing accrued and unpaid Excess Interest, which shall be deposited in the
Excess Interest Distribution Account). In addition, the Master Servicer shall remit to the Trustee for deposit in the Distribution Account all amounts required to be transferred thereto on the Master Servicer Remittance Date from their Collection

                                     -246-

Account pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in their Collection Account that would otherwise be held for future distribution. Upon confirmation that such final deposits have been made, the Trustee shall release or cause to be released to the party or parties effecting the purchase of all of the Loans and each REO Property remaining in the Trust Fund, the Mortgage Files for the remaining Loans purchased thereby, and the Trustee shall execute all assignments, endorsements and other instruments furnished to it by the party or parties effecting the purchase of all of the Loans and each REO Property remaining in the Trust Fund, as applicable, as shall be necessary to effectuate transfer of the Loans and REO
Properties remaining in the Trust Fund and its rights under the related Mortgage
Loan Purchase Agreement(s).

         (c) Following the date on which the aggregate of the Class Principal
Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class
A-1-A, Class B, Class C, Class D, Class E, Class F, Class G and Class H
Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of its Certificates (other than the Class V and Class R
Certificates) for all of the Loans and each REO Property remaining in the Trust
Fund as contemplated by clause (ii) of Section 9.01(a) by giving written notice to all the parties hereto no later than 60 days prior to the anticipated date of exchange. In the event that the Sole Certificateholder elects to exchange all of its Certificates (other than the Class V and Class R Certificates) for all of the Loans and each REO Property remaining in the Trust in accordance with the preceding sentence, such Sole Certificateholder, not later than the Master
Servicer Remittance Date related to the Distribution Date on which the final distribution on the Certificates is to occur, shall deposit in the Collection
Account an aggregate amount in immediately available funds equal to all amounts due and owing to the Depositor, the Master Servicer, the Special Servicer and
the Trustee hereunder through the date of the liquidation of the Trust Fund that may be withdrawn from the Collection Account, or an escrow account acceptable to the respective parties hereto, pursuant to Section 3.05(a) or that may be withdrawn from the Distribution Account pursuant to Section 3.05(b), but only to the extent that such amounts are not already on deposit in the Collection
Account. In addition, the Master Servicer shall remit to the Trustee for deposit into the Distribution Account all amounts required to be transferred to the
Distribution Account on the Master Servicer Remittance Date from their
Collection Account pursuant to Section 3.04(b). Upon confirmation that such final deposits have been made and following the surrender of all its
Certificates (other than the Class V and Class R Certificates) on the Final
Distribution Date, the Trustee shall, upon receipt of a Request for Release from the Master Servicer, release or cause to be released to the Sole
Certificateholder or any designee thereof, the Mortgage Files for the remaining
Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Sole Certificateholder as shall be necessary to effectuate transfer of the Loans and REO Properties remaining in the Trust Fund, and the Trust Fund shall be liquidated in accordance with Section 9.02. For federal income tax purposes, the Sole Certificateholder shall be deemed to have purchased the assets of the Lower-Tier REMIC for an amount equal to the remaining aggregate Certificate Principal Balance of its Certificates (other than the Class V and Class R Certificates), plus accrued, unpaid interest with respect thereto, and the Trustee shall credit such amount against amounts distributable in respect of such Certificates. The remaining Loans and REO
Properties are deemed distributed to the Sole Certificateholder in liquidation of the Trust Fund pursuant to Section 9.02.

         For purposes of this Section 9.01, the Directing Certificateholder, with the consent of the Holders of the Controlling Class, shall act on behalf of the Holders of the Controlling Class in purchasing the assets of the Trust Fund and terminating the Trust.

         In connection with any exchange of Certificates for Loans and/or REO
Properties contemplated by this Section 9.01(c) and a corresponding termination of the Trust Fund, the Holders of the Class V and Class R Certificates shall likewise surrender their Certificates.

                                     -247-

         (d) Notice of any termination pursuant to this Section 9.01 shall be given promptly by the Trustee by letter to the Certificateholders, the Junior
Loan Holders and each Rating Agency and, if not previously notified pursuant to this Section 9.01, to the other parties hereto mailed (a) in the event such notice is given in connection with the purchase of all of the Loans and each REO
Property remaining in the Trust Fund, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates, or (b) otherwise during the month of such final distribution on or before the P&I Advance Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust
Fund will terminate and final payment of the Certificates will be made, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the
Trustee or such other location therein designated.

         (e) Upon presentation and surrender of the Certificates by the
Certificateholders on the final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates such
Certificateholder's Percentage Interest of that portion of the amounts then on deposit in the Distribution Account and/or the Excess Interest Distribution
Account that are allocable to payments on the Class of Certificates so presented and surrendered. Amounts distributed from the Distribution Account as of the final Distribution Date shall be allocated for the purposes, in the amounts and in accordance with the priority set forth in Sections 4.01(a) and 4.01(b).
Anything in this Section 9.01 to the contrary notwithstanding, the Holders of the Class V Certificates shall receive that portion, if any, of the proceeds of a sale of the assets of the Trust Fund allocable to accrued and unpaid Excess
Interest. Any funds not distributed on such Distribution Date shall be set aside and held uninvested in trust for the benefit of Certificateholders not presenting and surrendering their Certificates in the aforesaid manner and shall be disposed of in accordance with this Section 9.01 and Section 4.01(e).

         SECTION 9.02. Additional Termination Requirements.

         (a) If any one or more of the Persons specified in Section 9.01 purchases all of the Loans and each REO Property remaining in the Trust Fund or the Sole Certificateholder causes the distribution of all the property of the
Trust Fund as provided in Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, which meet the definition of a "qualified liquidation" of each Trust REMIC, within the meaning of Section
860F(a)(4) of the Code:

               (i) the Trustee shall specify the first day in the 90-day
     liquidation period in a statement attached to each of the Trust REMIC's final Tax Returns pursuant to Treasury regulations section 1.860F-1;

               (ii) within such 90-day liquidation period and at or prior to the time of the making of the final payment on the Certificates, the Trustee shall either (A) sell all of the assets of the Lower-Tier REMIC, which shall be liquidated to Person(s) purchasing all of the Loans and each REO
     Property remaining in the Trust Fund pursuant to Section 9.01 for cash or
     (B) distribute all such assets to the Sole Certificateholder on the designated exchange date in exchange for its Certificates; and

               (iii) immediately following the making of the final payment on the Uncertificated Lower-Tier Interests and the Regular Certificates, the
     Trustee shall distribute or credit, or cause to be distributed or credited, all cash on hand in the Trust Fund (other than cash retained to meet claims) to the Holders of the Class R Certificates any amounts remaining in the Trust REMICs, and each Trust REMIC shall terminate at that time.

                                     -248-

         (b) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Tax Administrator to specify the 90-day liquidation period for each Trust REMIC, which authorization shall be binding upon all successor Certificateholders.

                                     -249-

                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

         SECTION 10.01. Amendment.

         (a) This Agreement may be amended from time to time by the mutual agreement of the parties hereto, without the consent of any of the
Certificateholders or any of the Junior Loan Holders:

               (i) to cure any ambiguity;

               (ii) to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein or to correct any error;

               (iii) to make any other provisions with respect to matters or questions arising hereunder which shall not be inconsistent with the then existing provisions hereof;

               (iv) as evidenced by an Opinion of Counsel delivered to the
     Trustee, the Master Servicer and the Special Servicer, to relax or eliminate (A) any requirement hereunder imposed by the REMIC Provisions (if the REMIC Provisions are amended or clarified such that any such requirement may be relaxed or eliminated) or (B) any transfer restriction imposed on the Certificates pursuant to Section 5.02(b) or Section 5.02(c)
     (if applicable law is amended or clarified such that any such restriction may be relaxed or eliminated);

               (v) as evidenced by an Opinion of Counsel delivered to the
     Trustee, either (X) to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to any Trust
     REMIC or any other portion of the Trust Fund at least from the effective date of such amendment, or (Y) to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any Trust REMIC or any portion of the Trust Fund that constitutes a Grantor Trust, (vi) subject to
     Section 5.02(d)(iv), to modify, add to or eliminate any of the provisions of Section 5.02(d)(i), (ii) or (iii);

               (vi) to avoid the downgrading, withdrawal or qualification of then-current rating assigned by a Rating Agency to any Class of
     Certificates; or

               (vii) to allow any Mortgage Loan Seller and its Affiliates to obtain accounting "sale" treatment for the Loans sold by such Mortgage Loan
     Seller to the Depositor under FAS 140;

provided that no such amendment may significantly change the activities of the
Trust in a manner that would adversely affect the Trust's status as a
"qualifying special purpose entity" for purposes of FAS 140; and provided, further, that any such amendment for the specific purposes described in clause
(iii), (iv), (vii) or (viii) above shall not adversely affect in any material respect the interests of any Certificateholder, any Junior Loan Holder or any
third-party beneficiary to this Agreement or any provision hereof, as evidenced by the Trustee's receipt of an Opinion of Counsel to that effect or, alternatively, in the case of any particular Certificateholder, Junior Loan
Holder or third-party beneficiary, an acknowledgment to that effect from such
Person or, alternatively, in the case of a Class of Certificates

                                     -250-

rated by either or both of the Rating Agencies, written confirmation from each applicable Rating Agency to the effect that such amendment shall not result in the downgrading, withdrawal or qualification of the then-current rating assigned by such Rating Agency to such Class of Certificates; and provided, further, that with respect to any such amendment for the specific purposes described in clause
(iii) above, the Trustee shall receive written confirmation from each applicable
Rating Agency to the effect that such amendment shall not result in a downgrade, withdrawal or qualification of the then-current rating assigned by such Rating
Agency to any Class of Certificates.

         (b) This Agreement may also be amended from time to time by the mutual agreement of the parties hereto, with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the
Classes that are materially affected by the amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of
Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on
Loans and/or REO Properties which are required to be distributed on any
Certificate, without the consent of the Holder of such Certificate, (ii)
adversely affect in any material respect the interests of the Holders of any
Class of Certificates or the interests of any Junior Loan Holder in a manner other than as described in clause (i) above, without the consent of the Holders of all Certificates of such Class or the consent of any such Junior Loan Holder, as applicable, (iii) modify the provisions of this Section 10.01 or the definition of "Servicing Standard", without the consent of the Holders of all
Certificates then outstanding and the consent of all the holders of Junior
Loans, (iv) significantly change the activities of the Trust, without the consent of the Holders of Certificates entitled to not less than 662/3% of all the Voting Rights (not taking into account Certificates held by the Depositor or any of its Affiliates or agents), or (v) adversely affect in any material respect the interests of any third-party beneficiary to this Agreement or any provision herein, without the consent of such third-party beneficiary.
Notwithstanding any other provision of this Agreement (except as contemplated by clause (iv) of the prior sentence), for purposes of the giving or withholding of consents pursuant to this Section 10.01, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same
Voting Rights with respect to the matters described above as they would if registered in the name of any other Person.

         (c) Notwithstanding any contrary provision of this Agreement, the
Trustee, the Master Servicer and the Special Servicer shall not consent to any amendment to this Agreement unless each of them shall first have received from the party requesting the amendment an Opinion of Counsel to the effect that neither such amendment nor the exercise of any power granted to any party hereto in accordance with such amendment will result in an Adverse REMIC Event with respect to any Trust REMIC or adversely affecting the remaining portion of the
Trust Fund as one or more Grantor Trusts or result in a tax on any such Grantor
Trust.

         (d) Promptly after the execution and delivery of any amendment by all parties thereto, the Trustee shall send a copy thereof to each
Certificateholder, Junior Loan Holder and Rating Agency.

         (e) It shall not be necessary for the consent of Certificateholders under this Section 10.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization, execution and delivery thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

                                     -251-

         (f) The Trustee may but shall not be obligated to enter into any amendment pursuant to this Section 10.01 that affects its rights, duties and immunities under this Agreement or otherwise.

         (g) The cost of any Opinion of Counsel to be delivered pursuant to
Section 10.01(a) or (c) shall be borne by the Person seeking the related amendment, except that if the Trustee requests any amendment of this Agreement that it reasonably believes protects or is in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 10.01(a) or (c) shall be payable out of the Distribution Account.

         (h) Notwithstanding anything to the contrary contained in this Section
10.01, the parties hereto agree that this Agreement may not be amended in any manner that is reasonably likely to have a material adverse effect on the Junior
Loan Holders without first obtaining the written consent of those parties. The
Master Servicer may obtain and rely upon an Opinion of Counsel to the effect that such action will not adversely affect in any material respect the interests of the Junior Loan Holders.

         SECTION 10.02. Recordation of Agreement; Counterparts.

         (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Depositor on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel (the cost of which shall be paid by the Depositor or, to the extent that such recordation is for the benefit of a Junior Loan Holder, by such Junior Loan
Holder) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders and/or one or more Junior Loan Holders.

         (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

         SECTION 10.03. Limitation on Rights of Certificateholders.

         (a) The death or incapacity of a Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         (b) Except as expressly provided herein, no Certificateholder shall have any right to vote or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Loan, unless with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the
Trustee a written notice of

                                     -252-

default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also (except in the case of a default by the Trustee) the Holders of
Certificates of any Class evidencing not less than 25% of the related Percentage
Interests in such Class shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Holders of Certificates unless such Holders have offered to the Trustee reasonable security against the costs, expenses and liabilities which may be incurred therein or hereby.

         It is understood and intended, and expressly covenanted by each
Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.03(c), each and every
Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         SECTION 10.04. Governing Law.

         This Agreement and the Certificates shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. The parties hereto intend that the provisions of Section 5-1401 of the New York
General Obligations Law shall apply to this Agreement.

         SECTION 10.05. Notices.

         Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid (except for notices to the Trustee which shall be deemed to have been duly given only when received), to: (i) in the case of the Depositor, Credit
Suisse First Boston Mortgage Securities Corp., Eleven Madison Avenue, New York,
New York 10010, Attention: Edmund Taylor, with a copy to Tessa Peters, Esq.,
Compliance Department, telecopy number: (212) 325-8282; (ii) in the case of the
Underwriters and the Initial Purchasers, (A) Credit Suisse First Boston LLC,
Eleven Madison Avenue, New York, New York 10010, Attention: Edmund Taylor, with a copy to Tessa Peters, Esq., Compliance Department, telecopy number: (212)
325-8282 and (B) if sent to PNC Capital Markets, Inc., shall be mailed, delivered or telecopied to it at One PNC Plaza, 249 Fifth Avenue, Pittsburgh,
Pennsylvania 15222, Attention: Craig Grenci, telecopy No.: (412) 762-9124, with a copy to Leonard Ferleger, telecopy number: (412) 705-2148; (iii) in the case of the Master Servicer, Midland Loan Services, Inc., 10851 Mastin, Suite 300,
Overland Park, Kansas 66210 (for deliveries), and P.O. Box 25965, Shawnee
Mission, Kansas 66225-5965 (for communications by United States mail),
Attention: President, telecopy number: (913) 253-9001; (iv) in the case of the
Special Servicer, Clarion Partners, LLC, 230 Park Avenue, 12th Floor, New York,
NY 10169, Attention: Bruce Morrison, telecopy number (212) 883-2817; (v) in the case of the Trustee and Certificate Registrar, to the Corporate Trust Office,
telecopy number: (410) 715-2380; (vi) in the case of the Rating Agencies, (A)
Moody's Investors Service

                                     -253-

Inc., 99 Church Street, New York, New York 10007, Attention: Commercial MBS
Monitoring Department, telecopy number: (212) 553-0300 and (B) Fitch, Inc., One
State Street Plaza, New York, New York 10004, Attention: Commercial Mortgage
Surveillance; (vii) in the case of any Mortgage Loan Seller, the address and telecopy number for notices to such Mortgage Loan Seller under the related
Mortgage Loan Purchase Agreement; and (viii) in the case of the initial
Directing Certificateholder, Clarion Capital, LLC, 230 Park Avenue, 12th Floor,
New York, NY 10169, Attention: Stephen Baines, telecopy number 212-883-2851; or
as to each such Person such other address as may hereafter be furnished by such
Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

         SECTION 10.06. Severability of Provisions.

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this
Agreement or of the Certificates or the rights of the Holders thereof.

         SECTION 10.07. Grant of a Security Interest.

         The Depositor and the Trustee intend that the conveyance of the
Depositor's right, title and interest in and to the Loans pursuant to this
Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the
Depositor and the Trustee intend that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The
Depositor also intends and agrees that, in such event, (i) the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in the Depositor's entire right, title and interest in and to the assets comprising the Trust Fund, including without limitation, the Loans, all principal and interest received or receivable with respect to the Loans
(other than principal and interest payments due and payable prior to the Cut-off
Date and Principal Prepayments received prior to the Cut-off Date), all amounts with respect to the Loans held from time to time in the Collection Account, the
Distribution Account and, if established, the REO Accounts, and all reinvestment earnings on such amounts, and all of the Depositor's right, title and interest in and to the proceeds of any title, hazard or other Insurance Policies related to such Loans and (ii) this Agreement shall constitute a security agreement under applicable law. This Section 10.07 shall constitute notice to the Trustee pursuant to any of the requirements of the applicable UCC.

         SECTION 10.08. Successors and Assigns; Beneficiaries.

         The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders. Each
Junior Loan Holder and each Responsible Party is an intended third-party beneficiary in respect of the respective rights afforded it hereunder. No other person, including, without limitation, any Borrower, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

                                     -254-

         SECTION 10.09. Article and Section Headings.

         The article and Section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

         SECTION 10.10. Notices to Rating Agencies.

         (a) The Trustee shall use reasonable efforts promptly to provide notice to each Rating Agency with respect to each of the following of which a
Responsible Officer of the Trustee has actual knowledge:

               (i) any material change or amendment to this Agreement;

               (ii) the occurrence of any Event of Default that has not been cured;

               (iii) the resignation or termination of the Master Servicer or the Special Servicer;

               (iv) any change in the location of the Distribution Account, the
     Excess Interest Distribution Account, the Excess Liquidation Proceeds
     Account or the Interest Reserve Account;

               (v) the repurchase of Loans by or on behalf of any Mortgage Loan
     Seller pursuant to Section 7 of the related Mortgage Loan Purchase
     Agreement; and

               (vi) the final payment to any Class of Certificateholders.

         (b) The Master Servicer shall use reasonable efforts promptly to provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

               (i) the resignation or removal of the Trustee; and

               (ii) any change in the location of the Collection Account.

         (c) Each of the Master Servicer and the Special Servicer shall promptly furnish to each Rating Agency copies of the following (to the extent not already delivered pursuant to the terms of this Agreement):

               (i) each of its annual statements as to compliance described in
     Section 3.13;

               (ii) all reports and other items for Loans delivered by the
     Master Servicer and Special Servicer, as the case may be, pursuant to
     Section 3.12 (to the extent requested by such Rating Agency);

               (iii) each of its annual independent public accountants'
     servicing reports described in Section 3.14;

               (iv) each waiver and consent provided by the Master Servicer or the Special Servicer, as the case may be, pursuant to Section 3.08 for
     Loans representing 2% or more of the pool balance;

                                     -255-

               (v) any officers' certificates delivered by the Master Servicer or the Special Servicer, as the case may be, to the Trustee (to the extent requested by such Rating Agency);

               (vi) all rent rolls and sales reports (to the extent provided by the Borrowers to the Master Servicer or the Special Servicer, as the case may be, and requested by such Rating Agency);

               (vii) any proposed no downgrade request by the Master Servicer or the Special Servicer, as the case may be;

               (viii) any extension or modification of the Maturity Date of any
     Loan by the Master Servicer or the Special Servicer, as the case may be;

               (ix) any modification, waiver or amendment of any material term of any Loan that exceeds $5,000,000 by the Master Servicer or the Special
     Servicer, as the case may be; and

               (x) any other document in its possession that shall be reasonably requested by any Rating Agency.

         (d) The Trustee shall promptly after each Distribution Date make available to each Rating Agency a copy of the related Statement to
Certificateholders.

                                     -256-

         IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                                             CREDIT SUISSE FIRST BOSTON MORTGAGE
                                             SECURITIES CORP.
                                             Depositor

                                             By:
                                                --------------------------------
                                             Name:
                                             Title:

                                             MIDLAND LOAN SERVICES, INC.
                                             Master Servicer

                                             By:
                                                --------------------------------
                                             Name:
                                             Title:

                                             CLARION PARTNERS, LLC
                                             Special Servicer

                                             By:
                                                --------------------------------
                                             Name:
                                             Title:

                                             WELLS FARGO BANK, N.A.
                                             Trustee

                                             By:
                                                --------------------------------
                                             Name:
                                             Title:

STATE OF NEW YORK                               )
                                                ) ss.:
COUNTY OF NEW YORK                              )

         On the _____ day of August 2004, before me, a notary public in and for said State, personally appeared ______________________________________, known to me to be a __________________________ of Credit Suisse First Boston Mortgage
Securities Corp., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                             -----------------------------------
                                             Notary Public

STATE OF                               )
         ------------------------------
                                       ) ss.:
COUNTY OF                              )
          -----------------------------

         On the _____ day of August 2004, before me, a notary public in and for said State, personally appeared _________________________________, known to me to be a _________________________ of MIDLAND LOAN SERVICES, INC., one of the
entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                             -----------------------------------
                                             Notary Public

STATE OF                                )
         -------------------------------
                                        ) ss.:
COUNTY OF                               )
          ------------------------------

         On the _____ day of August 2004, before me, a notary public in and for said State, personally appeared _________________________________, known to me to be a _________________________ of Clarion Partners, LLC, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                             -----------------------------------
                                             Notary Public

STATE OF                                )
         -------------------------------
                                        ) ss.:
COUNTY OF                               )
          ------------------------------

         On the _____ day of August 2004, before me, a notary public in and for said State, personally appeared _________________________________, known to me to be a _________________________ of WELLS FARGO BANK, N.A., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                             -----------------------------------
                                             Notary Public

                                   EXHIBIT A-1

         FORM OF CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4, CLASS A-5,
             CLASS A-1-A, CLASS B, CLASS C AND CLASS D CERTIFICATES

             CLASS [A-1] [A-2] [A-3] [A-4] [A-5] [A-1-A] [B] [C] [D]
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-C3

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

Pass-Through Rate: [____% per annum]               Class Principal Balance of the Class [A-1] [A-2]
[Variable]                                         [A-3] [A-4] [A-5] [A-1-A] [B] [C] [D] Certificates
                                                   as of the Closing Date:
                                                   $_________________

Closing Date:  August 25, 2004                     Initial Certificate Principal Balance of
                                                   this Certificate as of the Closing Date:
First Distribution Date:  September 17, 2004       $_________________

Master Servicer:                                   Aggregate Stated Principal Balance of the Mortgage Loans
Midland Loan Services, Inc.                        as of the Closing Date ("Initial Pool Balance"): $1,639,437,484

Special Servicer:                                  Trustee:
Clarion Partners, LLC                              Wells Fargo Bank, N.A.

Certificate No. [A-1] [A-2] [A-3] [A-4] [A-5]      CUSIP No.:  _____________
[A-1-A] [B] [C] [D]-___                            Common Code:  _____________
                                                   ISIN No.:  _____________

                                     A-1-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ANY
AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO
THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CREDIT
SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., WELLS FARGO BANK, N.A., MIDLAND
LOAN SERVICES, INC., CLARION PARTNERS, LLC OR ANY OF THEIR RESPECTIVE
AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS
GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER
PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

[FOR CLASS B, CLASS C AND CLASS D CERTIFICATES: THIS CERTIFICATE IS SUBORDINATE
TO ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES AS AND TO THE EXTENT
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS
THAN THE AMOUNT SHOWN ABOVE.

     This certifies that [CEDE & CO.] is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the principal amount of this Certificate (its "Certificate Principal Balance") as of the
Closing Date by the aggregate principal amount of all the Class [A-1] [A-2]
[A-3] [A-4] [A-5] [A-1-A] [B] [C] [D] Certificates (their "Class Principal
Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all

                                     A-1-2

the Class [A-1] [A-2] [A-3] [A-4] [A-5] [A-1-A] [B] [C] [D] Certificates. The
Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of August 1, 2004 (the "Agreement"), among
Credit Suisse First Boston Mortgage Securities Corp., as depositor (the
"Depositor", which term includes any successor entity under the Agreement),
Midland Loan Services, Inc., as master servicer (in such capacity, the "Master
Servicer", which term includes any successor entity or entities under the
Agreement), Clarion Partners, LLC, as special servicer (in such capacity, the
"Special Servicer", which term includes any successor entity or entities under the Agreement) and Wells Fargo Bank, N.A., as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such
Holder is bound.

     Pursuant to the terms of the Agreement, beginning on the First Distribution
Date specified above, distributions will be made on that date (the "Distribution
Date") each month that is the fourth Business Day following the Determination
Date in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class [A-1] [A-2]
[A-3] [A-4] [A-5] [A-1-A] [B] [C] [D] Certificates on the applicable
Distribution Date pursuant to the Agreement. All distributions made under the
Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such
Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the
Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Collateral Support Deficit previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this
Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account (or from any other account established under the Agreement) may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     Any distribution to the Holder of this Certificate in reduction of the
Certificate Principal Balance hereof is binding on such Holder and all future
Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                                     A-1-3

     This Certificate is issuable in fully registered form only without coupons.
As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No transfer of this Certificate or any interest herein shall be made (A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any
Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a
Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of
ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate
Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may
require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this
Certificate.

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC, and accordingly, this
Certificate shall constitute a Book-Entry Certificate.

     The Depositor, the Master Servicer, the Special Servicer, the Trustee, the
Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     Subject to certain terms and conditions set forth in the Agreement, the
Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earliest to occur of (i) the final payment or other liquidation (or any advance with respect thereto) of the last
Mortgage Loan or REO Property remaining in the

                                     A-1-4

Trust Fund, (ii) the purchase by one or more of the Persons identified in
Section 9.01 of the Agreement at a price determined as provided in Section 9.01 of the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund, (iii) the exchange by the Sole Certificateholder of its
Certificates for all the Mortgage Loans and each REO Property remaining in the
Trust Fund and (iv) the Distribution Date in July 2036. Section 9.01 of the
Agreement permits, but does not require, certain specified Persons to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right to purchase may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate
Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer and the Trustee and the
rights of the Certificateholders under the Agreement at any time by the
Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to not less than 51% of the
Voting Rights allocated to all of the Classes materially affected by the amendment (subject to certain third-party beneficiary consent rights). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.
The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any
Trust REMIC as a REMIC, without the consent of the Holders of any of the
Certificates.

     Unless the certificate of authentication hereon has been executed by the
Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the laws of the
State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-1-5

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                     WELLS FARGO BANK, N.A.
                                     as Trustee

                                     By:
                                        ----------------------------------------
                                        Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class [A-1] [A-2] [A-3] [A-4] [A-5] [A-1-A] [B] [C] [D]
Certificates referred to in the within-mentioned Agreement.

Dated:

                                     WELLS FARGO BANK, N.A.
                                     as Certificate Registrar

                                     By:
                                        ----------------------------------------
                                        Authorized Representative

                                     A-1-6

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________

________________________________________________________________________________

                   (please print or typewrite name and address
                     including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within
Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust
Fund.

     I (we) further direct the Certificate Registrar to issue a new Mortgage
Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address: _____________________________________________________________

________________________________________________________________________________

Dated:

                                          --------------------------------------
                                          Signature by or on behalf of Assignor

                                          --------------------------------------
                                          Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The Assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________________
for the account of ____________________________________________________________.

     Distributions made by check (such check to be made payable to
___________________________) and all applicable statements and notices should be mailed to _____________________________________________________________________.

     This information is provided by __________________________________________, the Assignee named above, or __________________________________________________,
as its agent.

                                     A-1-7

                                   EXHIBIT A-2

                  FORM OF CLASS A-X AND CLASS A-SP CERTIFICATES

        CLASS [A-X] [A-SP] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-C3

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

Pass-Through Rate:  [Variable]                                  Class Notional Amount of the Class [A-X] [A-SP]
                                                                Certificates as of the Closing Date:
                                                                $________________

Closing Date:  August 25, 2004                                  Initial Certificate Notional Amount of this Certificate as of the Closing Date:
First Distribution Date:  September 17, 2004                    $________________

Master Servicer:                                                Aggregate Stated Principal Balance of the Mortgage Loans
Midland Loan Services, Inc.                                     as of the Closing Date ("Initial Pool Balance"):
                                                                $1,639,437,484

Special Servicer:                                               Trustee:
Clarion Partners, LLC                                           Wells Fargo Bank, N.A.

Certificate No. [A-X] [A-SP]-___                                CUSIP No.:  _____________
                                                                Common Code:  _____________
                                                                ISIN No.:  _____________

                                     A-2-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ANY
AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY
INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A
TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH
IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO
THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CREDIT
SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., WELLS FARGO BANK, N.A., MIDLAND
LOAN SERVICES, INC., CLARION PARTNERS, LLC OR ANY OF THEIR RESPECTIVE
AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS
GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER
PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE NOTIONAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN
THE AMOUNT SHOWN ABOVE. THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL
BALANCE AND WILL NOT ENTITLE THE HOLDER HEREOF TO DISTRIBUTIONS OF PRINCIPAL.

                                     A-2-2

[PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF
THE OFFERING TO PERSONS OTHER THAN DISTRIBUTORS IN RELIANCE ON REGULATION S
UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND (B) THE DATE OF CLOSING OF THE
OFFERING, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE
TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN
EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

     This certifies that [___________] is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the notional amount of this Certificate (its "Certificate Notional Amount") as of the Closing Date
by the aggregate notional amount of all the Class [A-X] [A-SP] Certificates
(their "Class Notional Amount") as of the Closing Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class [A-X]
[A-SP] Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of August 1, 2004 (the
"Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as
depositor (the "Depositor", which term includes any successor entity under the
Agreement), Midland Loan Services, Inc. as master servicer (in such capacity, the "Master Servicer", which term includes any successor entity or entities under the Agreement), Clarion Partners, LLC as special servicer (in such capacity, the "Special Servicer", which term includes any successor entity or entities under the Agreement), and Wells Fargo Bank, N.A., as trustee (the
"Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter.
To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the
Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, beginning on the First Distribution
Date specified above, distributions will be made on that date (the "Distribution
Date") each month that is the fourth Business Day following the Determination
Date in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class [A-X] [A-SP]
Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the
Trustee by wire transfer of immediately available funds to the account of the
Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such
Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account (or from any other account established under the Agreement) may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to

                                     A-2-3

Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     This Certificate is issuable in fully registered form only without coupons.
As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the
Securities Act, then (except under limited circumstances specified in the
Agreement) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement;
or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which
Opinion of Counsel shall not be an expense of the Trust or of the Depositor, any
Master Servicer, any Special Servicer, the Trustee or the Certificate Registrar
in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the
Certificateholder desiring to effect such transfer and/or such
Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

     If this Certificate constitutes a Rule 144A Global Certificate and a transfer of any interest in this Certificate is to be made without registration under the Securities Act, then (except under limited circumstances specified in the Agreement) the Certificate Owner desiring to effect such transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2C to the
Agreement, or (ii) an Opinion of Counsel to the effect that such prospective
Transferee is a Qualified Institutional Buyer and such transfer may be made without registration under the Securities Act. Except as discussed below, if this Certificate constitutes a Rule 144A Global Certificate, then interests herein shall not be transferred to any Person other than a Qualified
Institutional Buyer that takes delivery in the form of an interest in this Rule
144A Global Certificate.

     Notwithstanding the preceding paragraph, if this Certificate constitutes a
Rule 144A Global Certificate, then interests herein may be transferred (without delivery of any certificate or Opinion of Counsel described in the preceding paragraph) to any Person who takes delivery in the form of a beneficial interest in a Regulation S Global Certificate of the same Class as this Rule 144A Global
Certificate upon delivery to the Certificate Registrar and the Trustee of (x) a
certificate from the Certificate Owner desiring to effect such transfer substantially in the form attached as Exhibit F-1D to the Agreement and a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2D to the Agreement and (y) such written orders and instructions as are required under the applicable procedures of DTC,
Clearstream and/or Euroclear to direct the Trustee to debit the account of a
Depository Participant by a denomination of interests in this Rule 144A Global

                                     A-2-4

Certificate, and credit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in such Class to be transferred.
Upon delivery to the Trustee of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of DTC, shall reduce the denomination of this Rule 144A Global
Certificate, and increase the denomination of the related Regulation S Global
Certificate, by the denomination of the beneficial interest in the subject Class specified in such orders and instructions.

     Except as discussed below, if this Certificate constitutes a Regulation S
Global Certificate, then beneficial interests in this Certificate shall not be transferred to any Person other than a non-United States Securities Person that takes delivery in the form of an interest in this Certificate, and the
Certificate Owner desiring to effect such transfer shall be required to obtain from such Certificate Owner's prospective Transferee a certification substantially in the form attached as Exhibit F-2D to the Agreement. On or prior to the Release Date, beneficial interests in any Regulation S Global Certificate may be held only through Euroclear or Clearstream. After the Release Date, beneficial interests in any Regulation S Global Certificate may be held through
Euroclear, Clearstream or any other direct account holder at DTC.

     Notwithstanding the preceding paragraph, if this Certificate constitutes a
Regulation S Global Certificate, then interests in this Certificate may be transferred (without delivery of any certificate described in the preceding paragraph) to any Person who takes delivery in the form of a beneficial interest in a Rule 144A Global Certificate for the same Class as this Regulation S Global
Certificate upon delivery to the Certificate Registrar and the Trustee of (i) a
certificate from the Certificate Owner desiring to effect such transfer substantially in the form attached as Exhibit F-1C to the Agreement and a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2C to the Agreement and (ii) such written orders and instructions as are required under the applicable procedures of the
Depository, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in this
Regulation S Global Certificate, and credit the account of a Depository
Participant by a denomination of interests in the related Rule 144A Global
Certificate, that is equal to the denomination of beneficial interests to be transferred. Upon delivery to the Trustee of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of this Regulation S
Global Certificate, and increase the denomination of the related Rule 144A
Global Certificate, by the denomination of the beneficial interest in the subject Class specified in such orders and instructions.

     Notwithstanding the foregoing, any interest in a Global Certificate may be transferred by any Certificate Owner holding such interest to any Institutional
Accredited Investor (other than a Qualified Institutional Buyer) that takes delivery in the form of a Definitive Certificate of the same Class as such
Global Certificate upon delivery to the Certificate Registrar and the Trustee of
(i) such certifications and/or opinions as are contemplated above with respect to transfers of this Certificate in definitive form and (ii) such written orders and instructions as are required under the applicable procedures of DTC,
Clearstream and/or Euroclear to direct the Trustee to debit the account of a
Depository Participant by a denomination of interests in such Global
Certificate. Upon delivery to the Certificate Registrar of the certifications and/or opinions contemplated above with respect to transfers of this Certificate in definitive form, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Global Certificate, and cause a Definitive Certificate of the same Class as such Global Certificate, and in a denomination equal to the

                                     A-2-5

reduction in the denomination of such Global Certificate, to be executed, authenticated and delivered in accordance with this Agreement to the applicable
Transferee.

     The Global Certificates shall be deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co. as nominee of DTC.

     None of the Depositor, the Trustee or the Certificate Registrar is
obligated to register or qualify the Class [A-X] [A-SP] Certificates under the
Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of this Certificate or any interest herein without registration or qualification. Any Certificateholder or
Certificate Owner desiring to effect a transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Initial
Purchaser, the Depositor, the Trustee, the Master Servicer, the Special Servicer
and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws or the provisions described in the preceding paragraphs.

     No transfer of this Certificate or any interest herein shall be made (A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any
Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a
Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of
ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in limited circumstances, the
Certificate Registrar shall refuse to register the transfer of this Certificate
(and, if applicable, any Certificate Owner shall refuse to transfer an interest in this Certificate), unless it has received from the prospective Transferee either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and Section 4975 of the Code by reason of
Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) if
this Certificate is rated investment grade by at least one of the Rating
Agencies and is being acquired by, on behalf of or with assets of a Plan in reliance upon Prohibited Transaction Exemption 89-90, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1)
of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan
Seller, any Exemption-Favored Party, any Master Servicer, any Special Servicer,
any Primary Servicer, any Sub-Servicer or any Borrower with respect to Mortgage
Loans constituting more than 5% of the aggregate unamortized principal of all the Mortgage Loans determined as of the Closing Date, or by an Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X)
and (iii)(Y); or (iv) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee (or, if applicable, the Certificate Owner effecting the transfer) that

                                     A-2-6

such transfer will not result in a violation of Section 406 or 407 of ERISA or
Section 4975 of the Code or result in the imposition of an excise tax under
Section 4975 of the Code.

     If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate
Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account as described above in this Certificate.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate
Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may
require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this
Certificate. [Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC, and accordingly, this
Certificate shall constitute a Book-Entry Certificate.]

     The Depositor, the Master Servicer, the Special Servicer, the Trustee, the
Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     Subject to certain terms and conditions set forth in the Agreement, the
Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earliest to occur of (i) the final payment or other liquidation (or any advance with respect thereto) of the last
Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by one or more of the Persons identified in Section 9.01 of the Agreement at a price determined as provided in Section 9.01 of the Agreement, of all the
Mortgage Loans and each REO Property remaining in the Trust Fund, (iii) the exchange by the Sole Certificateholder of its Certificates for all the Mortgage
Loans and each REO Property remaining in the Trust Fund and (iv) the
Distribution Date in July 2036. Section 9.01 of the Agreement permits, but does not require, certain specified Persons to purchase from the Trust Fund all the
Mortgage Loans and each REO Property remaining therein. The exercise of such right to purchase may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the
Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool
Balance.

                                     A-2-7

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer and the Trustee and the
rights of the Certificateholders under the Agreement at any time by the
Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to not less than 51% of the
Voting Rights allocated to all of the Classes materially affected by the amendment (subject to certain third-party beneficiary consent rights). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.
The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any
Trust REMIC as a REMIC, without the consent of the Holders of any of the
Certificates.

     Unless the certificate of authentication hereon has been executed by the
Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the laws of the
State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-2-8

                                   EXHIBIT A-3

     FORM OF CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L,
               CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES

   CLASS [E] [F] [G] [H] [J] [K] [L] [M] [N] [O] [P] COMMERCIAL MORTGAGE PASS-
                              THROUGH CERTIFICATE,
                                 SERIES 2004-C3

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

Pass-Through Rate: Variable                                      Class Principal Balance of the Class [E][F]
                                                                 [G] [H] [J] [K] [L] [M] [N] [O] [P] Certificates as
                                                                 of the Closing Date:
                                                                 $_________________

Closing Date:  August 25, 2004                                   Initial Certificate Principal Balance of this Certificate
                                                                 as of the Closing Date: $________________

First Distribution Date:  September 17, 2004

Master Servicer:                                                 Aggregate Stated Principal Balance of the Mortgage Loans as
Midland Loan Services, Inc.                                      of the Closing Date: ("Initial Pool Balance"):
                                                                 $1,639,437,484

Special Servicer:                                                Trustee:
Clarion Partners, LLC                                            Wells Fargo Bank, N.A.

Certificate No.  [E] [F] [G] [H] [J] [K] [L] [M] [N] [O]         CUSIP No.:  _____________
[P]-___                                                          Common Code:  _____________
                                                                 ISIN No.:  _____________

                                     A-3-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ANY
AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY
INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A
TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH
IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO
THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CREDIT
SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., WELLS FARGO BANK, N.A., MIDLAND
LOAN SERVICES, INC., CLARION PARTNERS, LLC OR ANY OF THEIR RESPECTIVE
AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS
GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER
PERSON.

THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES OF THE
SAME SERIES AS AND TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING
AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

                                     A-3-2

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS
THAN THE AMOUNT SHOWN ABOVE.

[PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF
THE OFFERING TO PERSONS OTHER THAN DISTRIBUTORS IN RELIANCE ON REGULATION S
UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND (B) THE DATE OF CLOSING OF THE
OFFERING, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE
TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN
EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

     This certifies that [CEDE & CO.] is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the principal amount of this Certificate (its "Certificate Principal Balance") as of the
Closing Date by the aggregate principal amount of all the Class [E] [F] [G] [H]
[J] [K] [L] [M] [N] [O] [P] Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust
Fund evidenced by all the Class [E] [F] [G] [H] [J] [K] [L] [M] [N] [O] [P]
Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of August 1, 2004 (the
"Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as
depositor (the "Depositor", which term includes any successor entity under the
Agreement), Midland Loan Services, Inc., as master servicer (in such capacity, the "Master Servicer", which term includes any successor entity or entities under the Agreement), Clarion Partners, LLC, as special servicer (in such capacity, the "Special Servicer", which term includes any successor entity or entities under the Agreement), and Wells Fargo Bank, N.A., as trustee (the
"Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter.
To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the
Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, beginning on the First Distribution
Date specified above, distributions will be made on that date (the "Distribution
Date") each month that is the fourth Business Day following the Determination
Date in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class [E] [F] [G]
[H] [J] [K] [L] [M] [N] [O] [P] Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this
Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related
Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register.
Notwithstanding the foregoing, the final distribution on this Certificate
(determined without regard to any possible future reimbursement of any
Collateral Support Deficit previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this
Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

                                     A-3-3

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account (or from any other account established under the Agreement) may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     Any distribution to the Holder of this Certificate in reduction of the
Certificate Principal Balance hereof is binding on such Holder and all future
Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     This Certificate is issuable in fully registered form only without coupons.
As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the
Securities Act, then (except under limited circumstances specified in the
Agreement) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement;
or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which
Opinion of Counsel shall not be an expense of the Trust or of the Depositor, any
Master Servicer, any Special Servicer, the Trustee or the Certificate Registrar
in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the
Certificateholder desiring to effect such transfer and/or such
Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

     If this Certificate constitutes a Rule 144A Global Certificate and a transfer of any interest in this Certificate is to be made without registration under the Securities Act, then (except under limited circumstances specified in the Agreement) the Certificate Owner desiring to effect such transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2C to the
Agreement, or (ii) an Opinion of Counsel to the effect that such prospective
Transferee is a Qualified Institutional Buyer and such transfer may be made without registration under the Securities Act. Except as discussed below, if this Certificate constitutes a Rule 144A Global Certificate, then interests herein shall not be transferred to any Person other than a Qualified
Institutional Buyer that takes delivery in the form of an interest in this Rule
144A Global Certificate.

                                     A-3-4

     Notwithstanding the preceding paragraph, if this Certificate constitutes a
Rule 144A Global Certificate, then interests herein may be transferred (without delivery of any certificate or Opinion of Counsel described in the preceding paragraph) to any Person who takes delivery in the form of a beneficial interest in a Regulation S Global Certificate of the same Class as this Rule 144A Global
Certificate upon delivery to the Certificate Registrar and the Trustee of (x) a
certificate from the Certificate Owner desiring to effect such transfer substantially in the form attached as Exhibit F-1D to the Agreement and a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2D to the Agreement and (y) such written orders and instructions as are required under the applicable procedures of DTC,
Clearstream and/or Euroclear to direct the Trustee to debit the account of a
Depository Participant by a denomination of interests in this Rule 144A Global
Certificate, and credit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in such Class to be transferred.
Upon delivery to the Trustee of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of DTC, shall reduce the denomination of this Rule 144A Global
Certificate, and increase the denomination of the related Regulation S Global
Certificate, by the denomination of the beneficial interest in the subject Class specified in such orders and instructions.

     Except as discussed below, if this Certificate constitutes a Regulation S
Global Certificate, then beneficial interests in this Certificate shall not be transferred to any Person other than a non-United States Securities Person that takes delivery in the form of an interest in this Certificate, and the
Certificate Owner desiring to effect such transfer shall be required to obtain from such Certificate Owner's prospective Transferee a certification substantially in the form attached as Exhibit F-2D to the Agreement. On or prior to the Release Date, beneficial interests in any Regulation S Global Certificate may be held only through Euroclear or Clearstream. After the Release Date, beneficial interests in any Regulation S Global Certificate may be held through
Euroclear, Clearstream or any other direct account holder at DTC.

     Notwithstanding the preceding paragraph, if this Certificate constitutes a
Regulation S Global Certificate, then interests in this Certificate may be transferred (without delivery of any certificate described in the preceding paragraph) to any Person who takes delivery in the form of a beneficial interest in a Rule 144A Global Certificate for the same Class as this Regulation S Global
Certificate upon delivery to the Certificate Registrar and the Trustee of (i) a
certificate from the Certificate Owner desiring to effect such transfer substantially in the form attached as Exhibit F-1C to the Agreement and a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2C to the Agreement and (ii) such written orders and instructions as are required under the applicable procedures of the
Depository, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in this
Regulation S Global Certificate, and credit the account of a Depository
Participant by a denomination of interests in the related Rule 144A Global
Certificate, that is equal to the denomination of beneficial interests to be transferred. Upon delivery to the Trustee of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of this Regulation S
Global Certificate, and increase the denomination of the related Rule 144A
Global Certificate, by the denomination of the beneficial interest in the subject Class specified in such orders and instructions.

     Notwithstanding the foregoing, any interest in a Global Certificate may be transferred by any Certificate Owner holding such interest to any Institutional
Accredited Investor (other than a

                                     A-3-5

Qualified Institutional Buyer) that takes delivery in the form of a Definitive
Certificate of the same Class as such Global Certificate upon delivery to the
Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated above with respect to transfers of this Certificate in definitive form and (ii) such written orders and instructions as are required under the applicable procedures of DTC, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Global Certificate. Upon delivery to the Certificate
Registrar of the certifications and/or opinions contemplated above with respect to transfers of this Certificate in definitive form, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Global Certificate, and cause a Definitive
Certificate of the same Class as such Global Certificate, and in a denomination equal to the reduction in the denomination of such Global Certificate, to be executed, authenticated and delivered in accordance with this Agreement to the applicable Transferee.

     The Global Certificates shall be deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co. as nominee of DTC.

     None of the Depositor, the Trustee or the Certificate Registrar is
obligated to register or qualify the Class [E] [F] [G] [H] [J] [K] [L] [M] [N]
[O] [P] Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of this Certificate or any interest herein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, the Initial Purchaser, the Trustee, the Master
Servicer, the Special Servicer and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws or the provisions described in the preceding paragraphs.

     No transfer of this Certificate or any interest herein shall be made (A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any
Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a
Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of
ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in limited circumstances, the
Certificate Registrar shall refuse to register the transfer of this Certificate
(and, if applicable, any Certificate Owner shall refuse to transfer an interest in this Certificate), unless it has received from the prospective Transferee either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Section 406 and 407 of ERISA and Section 4975 of the Code by reason of
Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) if
this Certificate is rated investment grade by at least one of the Rating
Agencies and is being acquired by, on behalf of or with assets of a Plan in reliance upon Prohibited Transaction Exemption 89-90, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1)
of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan
Seller, any Exemption-Favored Party, any Master Servicer, any

                                     A-3-6

Special Servicer, any Primary Servicer, any Sub-Servicer, or any Borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal of all the Mortgage Loans determined as of the Closing Date, or by an
Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (iii)(X) and
(iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses
(iii)(X) and (iii)(Y); or (iv) a certification of facts and an Opinion of
Counsel which otherwise establish to the reasonable satisfaction of the Trustee
(or, if applicable, the Certificate Owner effecting the transfer) that such transfer will not result in a violation of Section 406 or 407 of ERISA or
Section 4975 of the Code or result in the imposition of an excise tax under
Section 4975 of the Code.

     If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate
Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account described above in this Certificate.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate
Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may
require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this
Certificate.

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC, and accordingly, this
Certificate shall constitute a Book-Entry Certificate.

     The Depositor, the Master Servicer, the Special Servicer, the Trustee, the
Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     Subject to certain terms and conditions set forth in the Agreement, the
Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earliest to occur of (i) the final payment or other liquidation (or any advance with respect thereto) of the last
Mortgage Loan or REO Property remaining

                                     A-3-7

in the Trust Fund, (ii) the purchase by one or more of the Persons identified in
Section 9.01 of the Agreement at a price determined as provided in Section 9.01 of the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund, (iii) the exchange by the Sole Certificateholder of its
Certificates for all the Mortgage Loans and each REO Property remaining in the
Trust Fund and (iv) the Distribution Date in July 2036. Section 9.01 of the
Agreement permits, but does not require, certain specified Persons to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right to purchase may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate
Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the
Master Servicer, the Special Servicer and the Trustee with the consent of the
Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes materially affected by the amendment (subject to certain third-party beneficiary consent rights). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any Trust REMIC as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the
Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the laws of the
State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-3-8

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                          WELLS FARGO BANK, N.A.
                                          as Trustee

                                          By:
                                             -----------------------------------
                                             Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class [E] [F] [G] [H] [J] [K] [L] [M] [N] [O] [P]
Certificates referred to in the within-mentioned Agreement.

Dated:

                                          WELLS FARGO BANK, N.A.
                                          as Certificate Registrar

                                          By:
                                             -----------------------------------
                                             Authorized Representative

                                     A-3-9

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________

________________________________________________________________________________

                   (please print or typewrite name and address
                     including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within
Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust
Fund.

     I (we) further direct the Certificate Registrar to issue a new Mortgage
Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address: _____________________________________________________________

________________________________________________________________________________

Dated:

                                       -----------------------------------------
                                       Signature by or on behalf of Assignor

                                       -----------------------------------------
                                       Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The Assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________________
for the account of ____________________________________________________________.

     Distributions made by check (such check to be made payable to
___________________________) and all applicable statements and notices should be mailed to _____________________________________________________________________.

     This information is provided by __________________________________________, the Assignee named above, or __________________________________________________,
as its agent.

                                     A-3-10

                                   EXHIBIT A-4

                           FORM OF CLASS V CERTIFICATE

              CLASS V COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-C3

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

Closing Date:  August 25, 2004                                  Percentage Interest evidenced by this Certificate in the
                                                                related Class:  _____%
First Distribution Date:  September 17, 2004

Master Servicer:                                                Aggregate Stated Principal Balance of the Mortgage Loans
Midland Loan Services, Inc.                                     as of the Closing Date ("Initial Pool Balance"):
                                                                $1,639,437,484

Special Servicer:                                               Trustee:
Clarion Partners, LLC                                           Wells Fargo Bank, N.A.

Certificate No. V-___                                           CUSIP No.:  ______________________

                                     A-4-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY
INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A
TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH
IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO
THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CREDIT
SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., WELLS FARGO BANK, N.A., MIDLAND
LOAN SERVICES, INC., CLARION PARTNERS, LLC OR ANY OF THEIR RESPECTIVE
AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS
GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER
PERSON.

THIS CERTIFICATE IS ENTITLED ONLY TO CERTAIN ADDITIONAL INTEREST (IF ANY)
RECEIVED IN RESPECT OF THE ARD LOANS IN THE TRUST FUND, SUBJECT TO THE POOLING
AND SERVICING AGREEMENT REFERRED TO HEREIN.

     This certifies that __________________ is the registered owner of the
Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust Fund evidenced by all the
Class V Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of August 1, 2004
(the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corp. as
depositor (the "Depositor", which term includes any successor entity under the
Agreement), Midland Loan Services, Inc., as master servicer (in such capacity, the "Master Servicer", which term includes any successor entity or entities under the Agreement), Clarion Partners, LLC as special servicer (in such capacity, the "Special Servicer", which term includes any successor entity or entities under the Agreement), and Wells Fargo Bank, N.A., as trustee (the
"Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter.
To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the
Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                                     A-4-2

     Pursuant to the terms of the Agreement, beginning on the First Distribution
Date specified above, distributions will be made on that date (the "Distribution
Date") each month that is the fourth Business Day following the Determination
Date in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class V Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate
Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account (or from any other account established under the Agreement) may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     This Certificate is issuable in fully registered form only without coupons.
As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the
Securities Act, then (except under the limited circumstances specified in the
Agreement) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement;
or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which
Opinion of Counsel shall not be an expense of the Trust or of the Depositor, any
Master Servicer, any Special Servicer, the Trustee or the Certificate Registrar
in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the
Certificateholder desiring to effect such transfer and/or such
Certificateholder's prospective Transferee on which such Opinion of Counsel is based. Any

                                     A-4-3

Certificateholder desiring to effect a transfer, sale, pledge or other disposition of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Credit Suisse First Boston LLC, the Trustee,
the Master Servicer, the Special Servicer and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

     No transfer of this Certificate or any interest herein shall be made (A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any
Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a
Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of
ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in limited circumstances, the
Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee that such transfer will not result in a violation of
Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code.

     If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate
Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account described above in this Certificate.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate
Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may
require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this
Certificate.

     The Depositor, the Master Servicer, the Special Servicer, the Trustee, the
Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special

                                     A-4-4

Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     Subject to certain terms and conditions set forth in the Agreement, the
Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earliest to occur of (i) the final payment or other liquidation (or any advance with respect thereto) of the last
Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by one or more of the Persons identified in Section 9.01 of the Agreement at a price determined as provided in Section 9.01 of the Agreement, of all the
Mortgage Loans and each REO Property remaining in the Trust Fund, (iii) the exchange by the Sole Certificateholder of its Certificates for all the Mortgage
Loans and each REO Property remaining in the Trust Fund and (iv) the
Distribution Date in July 2036. Section 9.01 of the Agreement permits, but does not require, certain specified Persons to purchase from the Trust Fund all the
Mortgage Loans and each REO Property remaining therein. The exercise of such right to purchase may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the
Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool
Balance.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer and the Trustee and the
rights of the Certificateholders under the Agreement at any time by the
Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to not less than 51% of the
Voting Rights allocated to all of the Classes materially affected by the amendment (subject to certain third-party beneficiary consent rights). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.
The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any
Trust REMIC as a REMIC, without the consent of the Holders of any of the
Certificates.

     Unless the certificate of authentication hereon has been executed by the
Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the laws of the
State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-4-5

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                               WELLS FARGO BANK, N.A.
                               as Trustee

                               By:
                                  ----------------------------------------------
                                  Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class V Certificates referred to in the within-mentioned
Agreement.

Dated:

                               WELLS FARGO BANK, N.A.
                               as Certificate Registrar

                               By:
                                  ----------------------------------------------
                                  Authorized Representative

                                     A-4-6

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and ransfer(s) unto ________________________________________________________________

________________________________________________________________________________

                   (please print or typewrite name and address
                     including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within
Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust
Fund.

     I (we) further direct the Certificate Registrar to issue a new Mortgage
Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address: _____________________________________________________________

________________________________________________________________________________

Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of Assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The Assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, ________________________________________________
to for the account of _________________________________________________________.

     Distributions made by check (such check to be made payable to
___________________________) and all applicable statements and notices should be mailed to _____________________________________________________________________.

     This information is provided by __________________________________________, the Assignee named above, or __________________________________________________,
as its agent.

                                     A-4-7

                                   EXHIBIT A-5

                           FORM OF CLASS R CERTIFICATE

              CLASS R COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-C3

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

Closing Date:  August 25, 2004                                  Percentage Interest evidenced by this Certificate in the
                                                                related Class:  _____%

First Distribution Date:  September 17, 2004

Master Servicer:                                                Aggregate Stated Principal Balance of the Mortgage Loans
Midland Loan Services, Inc.                                     as of the Closing Date ("Initial Pool Balance"):
                                                                $1,639,437,484

Special Servicer:                                               Trustee:
Clarion Partners, LLC                                           Wells Fargo Bank, N.A.

Certificate No. R-___                                           CUSIP No.:  __________________

                                     A-5-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY
INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A
TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH
IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO
THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CREDIT
SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., WELLS FARGO BANK, N.A., MIDLAND
LOAN SERVICES, INC., CLARION PARTNERS, LLC OR ANY OF THEIR RESPECTIVE
AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS
GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER
PERSON.

THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES OF THE
SAME SERIES AS AND TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING
AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE EVIDENCES
OWNERSHIP OF THE SOLE "RESIDUAL INTEREST" IN EACH OF MULTIPLE "REAL ESTATE
MORTGAGE INVESTMENT CONDUITS" (EACH, A "REMIC") AS THOSE TERMS ARE DEFINED,
RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, TRANSFER OF
THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER
RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF
THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION
SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON
SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER
THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT
LIMITED TO, THE RECEIPT OF DISTRIBUTIONS, IF ANY, ON THIS CERTIFICATE.

     This certifies that __________________ is the registered owner of the
Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in

                                     A-5-2

the Trust Fund evidenced by all the Class R Certificates. The Trust Fund was
created and the Certificates were issued pursuant to a Pooling and Servicing
Agreement, dated as of August 1, 2004 (the "Agreement"), among Credit Suisse
First Boston Mortgage Securities Corp., as depositor (the "Depositor", which term includes any successor entity under the Agreement), Midland Loan Services,
Inc., as Master Servicer (in such capacity, the "Master Servicer", which term includes any successor entity or entities under the Agreement), Clarion
Partners, LLC, as special servicer (in such capacity, the "Special Servicer", which term includes any successor entity or entities under the Agreement), and
Wells Fargo Bank, N.A., as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such
Holder is bound.

     Pursuant to the terms of the Agreement, beginning on the First Distribution
Date specified above, distributions will be made on that date (the "Distribution
Date") each month that is the fourth Business Day following the Determination
Date in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class R Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate
Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account (or from any other account established under the Agreement) may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     This Certificate is issuable in fully registered form only without coupons.
As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise

                                     A-5-3

made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the
Securities Act, then (except under the limited circumstances specified in the
Agreement) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement;
or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which
Opinion of Counsel shall not be an expense of the Trust or of the Depositor, any
Master Servicer, any Special Servicer, the Trustee or the Certificate Registrar
in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the
Certificateholder desiring to effect such transfer and/or such
Certificateholder's prospective Transferee on which such Opinion of Counsel is based. Any Certificateholder desiring to effect a transfer, sale, pledge or other disposition of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Credit Suisse First Boston LLC, the
Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar
against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

     No transfer of this Certificate or any interest herein shall be made (A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any
Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a
Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of
ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in limited circumstances, the
Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee either: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee that such transfer will not result in a violation of
Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code.

     Each Person who has or who acquires any Ownership Interest in this
Certificate shall be deemed by its acceptance or acquisition of such Ownership
Interest to have agreed to be bound by the provisions of Section 5.02(d) of the
Agreement and, if any purported Transferee shall become a Holder of this
Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee (i) to deliver payments to a Person other than such Person and (ii) to negotiate the terms of any mandatory disposition, to execute all instruments of Transfer and to do all other things necessary in connection with any such disposition. Each Person holding or acquiring any
Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a
Permitted Transferee. In connection with any proposed Transfer of any Ownership
Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall

                                     A-5-4

not register the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit H-1 to the Agreement
(a "Transfer Affidavit and Agreement") from the proposed Transferee, representing and warranting, among other things, that such Transferee is a
Permitted Transferee, that it is not acquiring its Ownership Interest in this
Certificate as a nominee, trustee or agent for any Person that is not a
Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and
Agreement by a proposed Transferee, if a Responsible Officer of either the
Certificate Registrar or Trustee has actual knowledge that the proposed
Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest
in this Certificate to such proposed Transferee shall be effected. In connection therewith, the Certificate Registrar shall not register the transfer of an
Ownership Interest in this Certificate to any entity classified as a partnership under the Code unless at the time of transfer, all of its beneficial owners are
United States Persons.

     Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other
Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest herein unless it provides to the
Certificate Registrar a certificate substantially in the form attached as
Exhibit H-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership
Interest, if it is, or is holding such Ownership Interest on behalf of, a
"pass-through interest holder".

     The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following: (a) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not result in an Adverse Rating Event with respect to any Class of Rated
Certificates; and (b) an Opinion of Counsel, in form and substance satisfactory to the Trustee, to the effect that such modification of, addition to or elimination of such provisions will not cause any Trust REMIC to cease to qualify as a REMIC or be subject to an entity-level tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a
REMIC-related tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee.

     A "Permitted Transferee" is any Transferee other than a Disqualified
Organization, a Non-United States Tax Person or a foreign permanent establishment or fixed base (each within the meaning of the applicable income tax treaty) of a United States Tax Person (as defined below). In addition, if such Transferee is classified as a partnership under the Code, such Transferee can only be a Permitted Transferee if, among other things, all of its beneficial owners are United States Tax Persons.

     A "Disqualified Organization" is any of (i) the United States or a
possession thereof, any State or political subdivision thereof or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by such governmental unit),
(ii) a foreign government, international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is

                                     A-5-5

exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in
Section 1381 of the Code and (v) any other Person so designated by a Master
Servicer or the Trustee based upon an Opinion of Counsel that the holding of an
Ownership Interest in a Class R Certificate by such Person may cause any Trust
REMIC to fail to qualify as a REMIC or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such
Person. The terms "United States", "State" and "international organization"
shall have the meanings set forth in Section 7701 of the Code or successor provisions.

     A "Non-United States Tax Person" is any Person other than a United States
Tax Person. A "United States Tax Person" is a citizen or resident of the United
States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States
Tax Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.

     If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate
Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account described above in this Certificate.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate
Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may
require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this
Certificate.

     The Depositor, the Master Servicer, the Special Servicer, the Trustee, the
Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                                     A-5-6

     Subject to certain terms and conditions set forth in the Agreement, the
Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earliest to occur of (i) the final payment or other liquidation (or any advance with respect thereto) of the last
Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by one or more of the Persons identified in Section 9.01 of the Agreement at a price determined as provided in Section 9.01 of the Agreement, of all the
Mortgage Loans and each REO Property remaining in the Trust Fund, (iii) the exchange by the Sole Certificateholder of its Certificates for all the Mortgage
Loans and each REO Property remaining in the Trust Fund and (iv) the
Distribution Date in July 2036. Section 9.01 of the Agreement permits, but does not require, certain specified Persons to purchase from the Trust Fund all the
Mortgage Loans and each REO Property remaining therein. The exercise of such right to purchase may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the
Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool
Balance.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer and the Trustee and the
rights of the Certificateholders under the Agreement at any time by the
Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to not less than 51% of the
Voting Rights allocated to all of the Classes materially affected by the amendment (subject to certain third-party beneficiary consent rights). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.
The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any
Trust REMIC as a REMIC, without the consent of the Holders of any of the
Certificates.

     Unless the certificate of authentication hereon has been executed by the
Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the laws of the
State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-5-7

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                  WELLS FARGO BANK, N.A.
                                  as Trustee

                                  By:
                                     ------------------------------------------
                                     Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class R Certificates referred to in the within-mentioned
Agreement.

Dated:

                                  WELLS FARGO BANK, N.A.
                                  as Certificate Registrar

                                  By:
                                     ------------------------------------------
                                     Authorized Representative

                                     A-5-8

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________

________________________________________________________________________________

                   (please print or typewrite name and address
                     including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within
Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust
Fund.

     I (we) further direct the Certificate Registrar to issue a new Mortgage
Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address: _____________________________________________________________

________________________________________________________________________________

Dated:

                                       -----------------------------------------
                                       Signature by or on behalf of Assignor

                                       -----------------------------------------
                                       Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The Assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________________
for the account of ____________________________________________________________.

     Distributions made by check (such check to be made payable to
___________________________) and all applicable statements and notices should be mailed to _____________________________________________________________________.

     This information is provided by , _________________________________________
the Assignee named above, or __________________________________________________,
as its agent.

                                     A-5-9

                                    EXHIBIT B

                             MORTGAGE LOAN SCHEDULE

CSFBMSC 2004-C3

 LOAN
NUMBER PROPERTY NAME                              ADDRESS
====================================================================================================================================

   1  One Park Avenue                            One Park Ave
   2  Pacific Design Center                      8687 Melrose Avenue
   3  160 West 24th Street                       160 West 24th Street and 167 West 23rd Street
   4  Mizner Park                                200-459 Plaza Real and 225 Northeast Mizner Boulevard
   5  Centro Gran Caribe                         PR-2, Km. 29.7
   6  Centerpointe Mall                          3545 28th Street Southeast
   7  BC WOOD PORTFOLIO
  7A  Dixie Manor Shopping Center                6801 Dixie Highway
  7B  Eastland Shopping Center                   1301 Winchester Road
  7C  Iroquois Manor Shopping Center             5330 South Third Street
  7D  Paris Village Shopping Center              2000-2236 Paris By-Pass Road
   8  PRIVATE MINI / NUEVE SELF STORAGE PORTFOLIO
  8A  San Felipe Self Storage                    5854 and 5856 San Felipe Street
  8B  Pressler Self Storage                      1321 West Fifth Street
  8C  Lemmon Self Storage                        2320 North Central Expressway
  8D  Jersey Village Self Storage                18106 Northwest Freeway
  8E  Plano Parkway Self Storage                 5920 West Plano Parkway
  8F  West Little York Self Storage              6400 West Little York Road
  8G  Conroe Self Storage                        1450 South Interstate 45
  8H  Starcrest Self Storage                     1938 Northeast Loop 410
  8I  Kuykendahl Self Storage                    15340 Kuykendahl Drive
   9  615 Chestnut Street                        615 Chestnut Street
  10  Village Del Amo                            21201-21327 Hawthorne Boulevard
  11  275 Park Avenue - The Chocolate Factory    275 Park Avenue
  12  Lakewood Square                            5021-5195 Lakewood Boulevard and 3950-4091 Hardwick Street
  13  Addison at Swift Creek Apartments          4100 Lonas Parkway
  14  Fountain Valley Town Center                16027-16205 Brookhurst Street
  15  Gwinnett Crossing Apartments               2202 West Liddell Road
  16  Mall at Shelter Cove                       24 Shelter Cove Lane
  17  FBI Building                               3311 East Carson Street
  18  The Standard                               501 Saint Paul Street
  19  Estates at Ridenour                        1575 Ridenour Parkway
  20  333 West Fort Street                       333-337 West Fort Street
  21  The Tower at Northwoods                    222 Rosewood Drive
  22  Canyon Park Heights                        21540 30th Drive Southeast
  23  Encino Atrium                              16530 Ventura Boulevard
  24  Dearborn Atrium                            835 Mason Street and 22000 Garrison Street
  25  Hilton Garden Inn                          2540 Venture Oaks Way
  26  Del Rayo Village                           16077-91 San Dieguito Road
  27  Merchant Square                            7100 GA Highway 85
  28  Cold Spring Crossing                       355 Crossroads Boulevard
  29  Wall Street Apartment Homes                11700 Wall Street
  30  Champlain Center South Shopping Center     19, 57, and 73 Centre Drive
  31  Lighthouse Pointe Apartments               3350 Wedgewood Drive Northeast
  32  Downey Marketplace                         8610 Firestone Boulevard
  33  Versailles Apartments                      18130 South Kedzie Avenue
  34  Idaho Terrace Apartments                   3040 Idaho Avenue Northwest
  35  One & Two River Crossing                   100 West Elm and One First Avenue
  36  Southpark Shopping Center                  1900 - 2002 East Southeast Loop 323
  37  Linden Park                                4550 New Linden Hill Road
  38  Creekside Plaza Building C                 1000 San Leandro Boulevard
  39  Counsel Square                             7545-7627 Little Road
  40  Millennium I                               20 Ash Street
  41  Springfield West Apts                      9500 Brightway Court
  42  Fairways Plaza                             8200 South Colorado Boulevard
  43  CHEHALIS GARDENS APARTMENTS
 43A  McKinley Terrace                           807-809 East Wright Avenue
 43B  Meadow Park Garden Court                   5712 Hannah Pierce Road West
 43C  Chehalis Manor Apartments                  300 South Market Boulevard
 43D  Kennewick Garden Court                     955 West 5th Avenue
  44  University Hill Apartments                 4707 North University Drive
  45  Shelby Creek Shopping Center               8480-8630 26 Mile Road
  46  College Towers Apartments                  1800-1840 Rhodes Road
  47  Fountains of Tomball Apartment Homes       1011 Village Square Drive
  48  Northcastle Apartment Homes                8100 Mopac Expressway
  49  509 Vine Street Philadelphia               509 Vine Street
  50  Copper Beech Townhomes Phase I             223 Medlar Drive
  51  357 S. Gulph                               357 South Gulph Road
  52  Hillcrest Medical Center                   4033 3rd Avenue
  53  Royal Oaks Apartments                      5320 Northwest 27th Street
  54  English Hills Apartments                   6701 English Hills Drive
  55  VIP Plaza                                  3030 West Olympic Boulevard
  56  Westcliff Office Plaza                     1617 Westcliff Drive
  57  Whisper Hollow Apartments                  3300 Parker Lane
  58  Northridge Shopping Center                 8329 Roswell Road
  59  Parkland Town Center                       6700 Parkside Drive
  60  Meadows at Shadow Ridge                    1640-1691 Shadow Ridge Court
  61  Oaks of Dutch Hollow                       5787 Brett Michael Lane
  62  Four Mile Fork Shopping Center             U.S. Route 1 at Courthouse Road
  63  One Crown Center                           1895 Phoenix Boulevard
  64  Homestead Plaza                            1302-1344 Homestead Road North
  65  Country Village Apartment Homes            2551 Loop 35 South
  66  Silverlake Shopping Center                 3000 County Road 94
  67  Blanco Junction Shopping Center            6901 Blanco Road
  68  Sequoia Bend Apartments                    601 Brown Trail
  69  Addison Court                              17940-17960 Military Trail
  70  Cedarfield at Churchland Apartments        4201 Cedar Lane
  71  Deerfield Tech Center                      111 Deer Lake Road
  72  Comfort Inn                                1290 West Valley Parkway
  73  Lakeshore Crossing Apartments              101 Lakeshore Drive
  74  Camelot Village Apartments                 2161 Camelot Drive
  75  Four Worlds Apartments                     8292 Four Worlds Drive
  76  Centro Norcross                            5720 & 5730 Buford Highway
  77  Colt Crossing Shopping Center              5179 Clinton Road
  78  The Ontario Building                       4502 East Airport Drive
  79  LEHIGH INDUSTRIAL PORTFOLIO
 79A  2440 Brodhead Road (LBC)                   2440 Brodhead Road
 79B  3000 Emrick Blvd. (BBC)                    3000 Emrick Boulevard
  80  Corona Plaza Shopping Center               1312 East Ontario Avenue
  81  One Paseo Plaza - East Building            74-245 Highway 111
  82  Stonebridge Office Center                  2019 Center Street
  83  Waterford I                                2820 Waterford Lake Drive
  84  StorMax Self Storage                       4250 34th Street South
  85  Whispering Oaks Apartments                 1200 North Loop 336 West
  86  Hampton Inn Hull Street                    3620 Price Club Boulevard
  87  Market Place I & II                        600 Northwest 14th Avenue & 1338 Northwest Hoyt Street
  88  Highpoint Village Apartments               2400 Wickersham Lane
  89  Bridgeton Crossing                         121 Bridge Town Boulevard
  90  Crown Garden Apartments                    7001 Hillcroft Street
  91  The Pines of Southlake Apartments          985 Mount Zion Road
  92  Holiday Inn Express-Westchase              2930 West Sam Houston Parkway South
  93  Crooked Creek Centre                       7818-7880 North Michigan Road
  94  Bellfort Plaza Apartments                  7035 Bellfort Avenue
  95  The Groves at Wimauma Apartments           5316 Sun Paradise Court
  96  American Harbor Self - Storage             7227 South R.L. Thornton Freeway
  97  Dyersdale Village                          9700 Mesa Drive
  98  Village Commons East                       131 South Milford Road
  99  Venice Place                               1021-1031 Abbot Kinney Boulevard
 100  St. Charles Retail                         962 South Randall Road
 101  Shea Corporate Medical Office              7032 - 7054 East Cochise Road
 102  Corinth Commons Shopping Center            7650 South Interstate 35 East
 103  Bloomfield Professional Center             43494 Woodward Avenue
 104  Rock Springs Retail Center                 1910-1936 Rock Springs Drive
 105  Sierra Pacific MHP                         5201 East Highway 95
 106  Wesley Park Townhouses                     135 Wesley Drive
 107  Fonda Place                                10315 Grand River Road
 108  MJ Crossing                                1418 North Town East Boulevard
 109  Oakwood Terrace Apartments                 917 Coury Road
 110  American Gem                               2347 South Sepulveda Boulevard
 111  Commercial Drive Plaza                     4640-4666 Commercial Drive
 112  Parkway Shops                              2458-2486 Old Fort Parkway
 113  Lake Jackson Shopping Center               117 Highway 332 West
 114  Wornall Village                            8430 Wornall Road
 115  Cypress on the Ridge I                     740 Garden View Court
 116  Cypress on the Ridge II                    760 Garden View Court
 117  Villas of Loiret                           9106-9128 Boehm and 15908-15926 West 91st Terrace and 15925 West 91st Terrace Drive
 118  Bronx Apartments                           4459 Matilda Avenue & 3153 Seymou Avenue
 119  Sawtelle @ La Grange Retail Center         2000-2012 Sawtelle Boulevard and 11270 La Grange Avenue
 120  Hermitage Gardens Apartments               4701 Old Hickory Boulevard
 121  Trafalgar Square Duplexes                  500-564 Southwest 93rd & 9400-9828 South Shartel Avenue
 122  Concord Woods Apartments                   44 Concord Woods Drive
 123  Mansfield Retail Center                    2150-2172 Walker Lake Road
 124  Copper Country MHP                         500 North Main Street
 125  Murray Hill Apartments                     819 Lane Drive
 126  Qwik-Stor Self Storage                     1213 North King Street
 127  Four Winds Professional Building           7071 Convoy Court
 128  Baker Square Apartments                    1809 Baker Drive
 129  NH PORTFOLIO
129A  Hillcrest Apartments                       469 Old Candia Road
129B  Abbott Street Apartments                   17-21 Abbott Street
129C  Wyman Street Apartments                    10 Wyman Street
 130  Villa Ventura Apartments                   7125 North 19th Avenue
 131  Siesta MHP                                 503 Uhland Road
 132  Peaksview Shopping Center                  1525 Longwood Avenue
 133  Johnson Building                           810 1st Street South
 134  Silverlake Professional Building           2225 County Road 90
 135  Chapel Hill Center                         1896-1908 Buchholzer Boulevard
 136  Windmill Way Apartments                    7270 Elm Tree Terrace
 137  North Richland Hills Retail                8412 Davis Boulevard
 138  Lahser Medical I                           27177 Lahser Road
 139  Los Arboles MHP                            17200 South La Villita Road
 140  Cedargate Apartments                       32 Cedargate Court
 141  College Square Retail Center               555 and 595 College Drive
 142  Dellwood Apartments                        2001 Bristol Road
 143  Village Medical Plaza                      8527 Village Drive
 144  649 S. Burnside Ave                        649 South Burnside Avenue
 145  Candle Chase Apartments                    6822 South Hulen Street
 146  Hollywood Park Market Place                3417, 3419 & 3421 West Century Boulevard
 147  MCM Building                               10720 Bradford Road
 148  Oak Grove Apartments                       2201/2203 South Mitchell and 817 Southeast 11th Street
 149  AAA Storage                                2505 3rd Avenue Place
 150  Harbour Glen Apartments                    1225 10th Street North
 151  Parkview Terrace Apartments                602 East 13th Street
 152  Dewberry Heights Apartments                81 Overton Avenue
 153  Riverside Retail Center                    7120 Indiana Avenue
 154  Little Village Apartments                  95 -101 Lee Street
 155  Congress StorageMax                        4700 West Congress Street
 156  Yale Street Apartments                     1160 & 1180 Stratford Avenue
 157  1485 N. Garfield Apartments                1485 North Garfield Avenue
 158  Summerwood Center                          10291 East Grand River Road
 159  Amberwoods Apartments                      800 Hamsted Street
 160  Miccosukee Arms Apartments                 1839 Miccosukee Road
 161  Hidden Creek MHP                           99-306 Hidden Creek Circle
 162  Shamrock Mobile Home Park                  1883 Electric Avenue
 163  Randall Center                             4880 Northfield Road
 164  Meadow Wood Apartments                     122 Route 385
 165  Storage Inns of Mansfield                  1585 Lexington Avenue
 166  Broadway Inn Apartments                    8477 East Broadway Boulevard
 167  Monterey Square Apts                       3764 North Nicklas Avenue
 168  Mobile Lodge                               619 Whitfield Street
 169  DeSoto Albertson's Shadow Retail           1308 West Beltline Road
 170  The Gap                                    28-30 Purchase Street
 171  Prairie Village of Altoona                 500 5th Avenue Southwest
 172  Victory Boulevard                          15202-15222 Victory Boulevard
 173  Drake Apartments                           15830 Van Aken Boulevard
 174  Forest Avenue                              63-50 and 63-54 Forest Avenue

 LOAN
NUMBER  CITY                      STATE                   ZIP        MORTGAGE RATE        NET MORTGAGE RATE         ORIGINAL BALANCE
====================================================================================================================================

   1    New York                  NY                     10016             5.1359%                  5.1045%            $ 154,000,000
   2    West Hollywood            CA                     90069             6.4610%                  6.4296%            $ 150,000,000
   3    New York                  NY                     10003             5.2000%                  5.1686%             $ 76,500,000
   4    Boca Raton                FL                     33432             4.8400%                  4.7986%             $ 53,168,778
   5    Vega Alta                 PR                     00692             5.5125%                  5.4811%             $ 51,200,000
   6    Grand Rapids              MI                     49512             5.4200%                  5.3886%             $ 47,500,000
   7                                                                       5.6100%                  5.5586%             $ 45,400,000
  7A    Louisville                KY                     40258             5.6100%                  5.5586%             $ 22,978,869
  7B    Lexington                 KY                     40505             5.6100%                  5.5586%             $ 12,009,991
  7C    Louisville                KY                     40214             5.6100%                  5.5586%              $ 6,804,422
  7D    Paris                     KY                     40361             5.6100%                  5.5586%              $ 3,606,715
   8                                                                       5.9300%                  5.8986%             $ 40,000,000
  8A    Houston                   TX                     77057             5.9300%                  5.8986%              $ 8,015,900
  8B    Austin                    TX                     78703             5.9300%                  5.8986%              $ 6,880,000
  8C    Dallas                    TX                     75204             5.9300%                  5.8986%              $ 5,280,000
  8D    Jersey Village            TX                     77065             5.9300%                  5.8986%              $ 4,897,100
  8E    Plano                     TX                     75093             5.9300%                  5.8986%              $ 4,560,000
  8F    Houston                   TX                     77091             5.9300%                  5.8986%              $ 3,174,600
  8G    Conroe                    TX                     77304             5.9300%                  5.8986%              $ 3,059,200
  8H    San Antonio               TX                     78217             5.9300%                  5.8986%              $ 2,856,700
  8I    Houston                   TX                     77090             5.9300%                  5.8986%              $ 1,276,500
   9    Philadelphia              PA                     19106             6.6000%                  6.5686%             $ 38,000,000
  10    Torrance                  CA                     90503             5.2800%                  5.2486%             $ 36,300,000
  11    Brooklyn                  NY                     11205             5.9900%                  5.9586%             $ 30,500,000
  12    Lakewood                  CA                     90712             5.2800%                  5.2486%             $ 30,350,000
  13    Midlothian                VA                     23112             4.6600%                  4.6286%             $ 28,000,000
  14    Fountain Valley           CA                     92708             5.5600%                  5.4886%             $ 24,850,000
  15    Duluth                    GA                     30096             5.1800%                  5.1486%             $ 24,850,000
  16    Hilton Head Island        SC                     29928             6.0300%                  5.9986%             $ 22,500,000
  17    Pittsburgh                PA                     15203             5.5000%                  5.3986%             $ 21,000,000
  18    Baltimore                 MD                     21202             5.0700%                  5.0386%             $ 18,500,000
  19    Kennesaw                  GA                     30152             4.5800%                  4.5486%             $ 17,750,000
  20    Detroit                   MI                     48226             6.0800%                  6.0186%             $ 17,500,000
  21    Danvers                   MA                     01923             5.0000%                  4.9686%             $ 17,200,000
  22    Bothell                   WA                     98021             5.0000%                  4.9686%             $ 15,535,000
  23    Encino                    CA                     91436             5.9800%                  5.9486%             $ 15,600,000
  24    Dearborn                  MI                     48124             5.6500%                  5.5686%             $ 15,200,000
  25    Sacramento                CA                     95833             6.7000%                  6.5986%             $ 14,750,000
  26    Rancho Santa Fe           CA                     92067             5.6700%                  5.6186%             $ 14,500,000
  27    Riverdale                 GA                     30274             5.8000%                  5.7686%             $ 14,240,000
  28    Cold Spring               KY                     41076             5.8100%                  5.7486%             $ 14,100,000
  29    San Antonio               TX                     78230             5.6200%                  5.5686%             $ 13,650,000
  30    Plattsburgh               NY                     12901             5.6800%                  5.6486%             $ 13,650,000
  31    Palm Bay                  FL                     32905             6.1800%                  6.1486%             $ 13,000,000
  32    Downey                    CA                     90241             6.1900%                  6.1586%             $ 12,000,000
  33    Hazel Crest               IL                     60429             5.5900%                  5.5486%             $ 10,800,000
  34    Washington                DC                     20016             5.4700%                  5.4386%             $ 10,300,000
  35    Conshohocken              PA                     19428             5.8400%                  5.8086%             $ 10,000,000
  36    Tyler                     TX                     75701             5.4600%                  5.4286%              $ 9,950,000
  37    Stanton                   DE                     19808             6.3700%                  6.3386%              $ 9,900,000
  38    San Leandro               CA                     94577             5.7800%                  5.7486%              $ 9,800,000
  39    New Port Richey           FL                     34654             5.9400%                  5.9086%              $ 9,500,000
  40    Conshohocken              PA                     19428             6.2100%                  6.1786%              $ 9,500,000
  41    Richmond                  VA                     23294             5.8400%                  5.8086%              $ 9,250,000
  42    Centennial                CO                     80122             5.7500%                  5.7186%              $ 9,100,000
  43                                                                       5.6000%                  5.5186%              $ 9,000,000
 43A    Tacoma                    WA                     98404             5.6000%                  5.5186%              $ 4,132,000
 43B    University Place          WA                     98467             5.6000%                  5.5186%              $ 2,800,000
 43C    Chehalis                  WA                     98532             5.6000%                  5.5186%              $ 1,168,000
 43D    Kennewick                 WA                     99336             5.6000%                  5.5186%                $ 900,000
  44    Nacogdoches               TX                     75961             5.9000%                  5.8686%              $ 9,000,000
  45    Shelby Township           MI                     48316             5.9800%                  5.9486%              $ 8,850,000
  46    Kent                      OH                     44240             5.1900%                  5.1586%              $ 8,650,000
  47    Tomball                   TX                     77375             5.7800%                  5.7086%              $ 8,400,000
  48    Austin                    TX                     78759             5.9300%                  5.8586%              $ 8,175,000
  49    Philadelphia              PA                     19102             4.5200%                  4.4886%              $ 8,000,000
  50    Indiana                   PA                     15701             5.0200%                  4.9686%              $ 7,400,000
  51    King of Prussia           PA                     19406             5.6500%                  5.6186%              $ 7,400,000
  52    San Diego                 CA                     92103             4.7600%                  4.7286%              $ 7,300,000
  53    Lauderhill                FL                     33313             5.3100%                  5.2786%              $ 7,200,000
  54    Charlotte                 NC                     28212             4.8700%                  4.8386%              $ 7,200,000
  55    Los Angeles               CA                     90006             5.8400%                  5.8086%              $ 7,100,000
  56    Newport Beach             CA                     92660             6.4300%                  6.3286%              $ 6,975,000
  57    Austin                    TX                     78741             5.7700%                  5.7386%              $ 6,785,000
  58    Atlanta                   GA                     30350             4.8600%                  4.8286%              $ 6,500,000
  59    Parkland                  FL                     33067             6.2500%                  6.2186%              $ 6,500,000
  60    Belleville                IL                     62221             6.0700%                  6.0386%              $ 3,250,000
  61    Belleville                IL                     62223             6.0700%                  6.0386%              $ 3,250,000
  62    Fredericksburg            VA                     22408             5.9500%                  5.9186%              $ 6,500,000
  63    College Park              GA                     30349             5.1900%                  5.1586%              $ 6,100,000
  64    Lehigh Acres              FL                     33936             6.2000%                  6.1686%              $ 5,925,000
  65    Alvin                     TX                     77511             5.7800%                  5.7086%              $ 5,480,000
  66    Pearland                  TX                     77584             6.0500%                  5.9186%              $ 5,370,000
  67    Castle Hills              TX                     78213             6.1900%                  6.1586%              $ 5,250,000
  68    Hurst                     TX                     76053             5.4000%                  5.3686%              $ 5,235,000
  69    Boca Raton                FL                     33496             5.1100%                  5.0786%              $ 5,200,000
  70    Portsmouth                VA                     23703             5.2700%                  5.2386%              $ 5,200,000
  71    Deerfield                 IL                     60015             5.0600%                  5.0286%              $ 5,100,000
  72    Escondido                 CA                     92029             7.0000%                  6.9186%              $ 5,000,000
  73    Atlanta                   GA                     30324             5.7400%                  5.7086%              $ 5,000,000
  74    Susquehanna Township      PA                     17110             5.7400%                  5.6886%              $ 4,810,000
  75    Cincinnati                OH                     45231             5.5300%                  5.4686%              $ 4,750,000
  76    Norcross                  GA                     30071             6.1700%                  6.1386%              $ 4,700,000
  77    Fayetteville              NC                     28391             5.8500%                  5.8186%              $ 4,680,000
  78    Ontario                   CA                     91761             6.2000%                  6.1486%              $ 4,350,000
  79                                                                       5.9200%                  5.8886%              $ 4,350,000
 79A    Bethlehem                 PA                     18020             5.9200%                  5.8886%              $ 2,300,000
 79B    Bethlehem                 PA                     18020             5.9200%                  5.8886%              $ 2,050,000
  80    Corona                    CA                     92881             5.0500%                  5.0186%              $ 4,300,000
  81    Palm Desert               CA                     92260             5.8500%                  5.8186%              $ 4,300,000
  82    Cleveland                 OH                     44113             6.2500%                  6.1986%              $ 4,200,000
  83    Midlothian                VA                     23112             6.0300%                  5.9986%              $ 4,160,000
  84    St. Petersburg            FL                     33711             6.0800%                  6.0486%              $ 4,072,500
  85    Conroe                    TX                     77301             5.2100%                  5.1786%              $ 4,000,000
  86    Midlothian                VA                     23112             6.3500%                  6.3186%              $ 4,000,000
  87    Portland                  OR                     97209             5.8600%                  5.8086%              $ 3,975,000
  88    Austin                    TX                     78741             5.7700%                  5.7386%              $ 3,900,000
  89    New Bern                  NC                     28560             5.3500%                  5.3186%              $ 3,850,000
  90    Houston                   TX                     77081             5.5600%                  5.5286%              $ 3,630,000
  91    Morrow                    GA                     30260             5.1400%                  5.1086%              $ 3,500,000
  92    Houston                   TX                     77042             7.2000%                  7.1686%              $ 3,500,000
  93    Indianapolis              IN                     46268             6.3800%                  6.3486%              $ 3,400,000
  94    Houston                   TX                     77087             5.9000%                  5.8686%              $ 3,350,000
  95    Wimauma                   FL                     33598             6.4000%                  6.3486%              $ 3,300,000
  96    Dallas                    TX                     75232             6.1600%                  6.1286%              $ 3,300,000
  97    Houston                   TX                     77078             5.2000%                  5.1686%              $ 3,300,000
  98    Milford                   MI                     48387             5.9800%                  5.9186%              $ 3,300,000
  99    Venice                    CA                     90291             5.8900%                  5.8586%              $ 3,280,000
 100    St. Charles               IL                     60174             6.0000%                  5.9686%              $ 3,250,000
 101    Scottsdale                AZ                     85253             5.3500%                  5.3186%              $ 3,225,000
 102    Corinth                   TX                     76210             5.5700%                  5.5386%              $ 3,200,000
 103    Bloomfield Hills          MI                     48302             5.1500%                  5.1186%              $ 3,200,000
 104    Las Vegas                 NV                     89128             5.2800%                  5.2486%              $ 3,100,000
 105    Yuma                      AZ                     85365             5.4900%                  5.4586%              $ 3,000,000
 106    Lower Allen Township      PA                     17055             5.7400%                  5.6886%              $ 2,950,000
 107    Brighton                  MI                     48116             6.1800%                  6.1486%              $ 2,925,000
 108    Mesquite                  TX                     75150             5.8400%                  5.8086%              $ 2,930,000
 109    Everman                   TX                     76140             6.1500%                  6.1186%              $ 2,700,000
 110    Los Angeles               CA                     90064             5.8900%                  5.8586%              $ 2,700,000
 111    New Hartford              NY                     13413             5.8000%                  5.7686%              $ 2,650,000
 112    Murfreesboro              TN                     37128             5.4000%                  5.3686%              $ 2,640,000
 113    Lake Jackson              TX                     77566             5.2900%                  5.2586%              $ 2,600,000
 114    Kansas City               MO                     64114             5.6600%                  5.5586%              $ 2,540,000
 115    Encinitas                 CA                     92024             5.2200%                  5.1886%              $ 2,500,000
 116    Encinitas                 CA                     92024             5.2200%                  5.1886%              $ 2,500,000
 117    Lenexa                    KS                     66219             5.9500%                  5.8986%              $ 2,480,000
 118    Bronx                     NY             10469 & 10470             6.6400%                  6.6086%              $ 2,400,000
 119    Los Angeles               CA                     90025             5.9500%                  5.9186%              $ 2,300,000
 120    Hermitage                 TN                     37138             4.8400%                  4.8086%              $ 2,300,000
 121    Oklahoma City             OK                     73139             6.1000%                  6.0486%              $ 2,290,000
 122    Milford                   OH                     45150             5.7300%                  5.6686%              $ 2,200,000
 123    Ontario                   OH                     44862             5.4000%                  5.3686%              $ 2,200,000
 124    Globe                     AZ                     85501             5.2000%                  5.1686%              $ 2,200,000
 125    Rosenberg                 TX                     77471             5.6600%                  5.6286%              $ 2,104,000
 126    Hampton                   VA                     23669             6.1500%                  6.1186%              $ 2,100,000
 127    San Diego                 CA                     92111             4.6900%                  4.6586%              $ 2,000,000
 128    Mesquite                  TX                     75150             5.8000%                  5.7686%              $ 2,000,000
 129                                                                       5.9200%                  5.8886%              $ 2,000,000
129A    Candia                    NH                     03034             5.9200%                  5.8886%              $ 1,311,828
129B    Nashua                    NH                     03064             5.9200%                  5.8886%                $ 365,591
129C    Derry                     NH                     03038             5.9200%                  5.8886%                $ 322,580
 130    Phoenix                   AZ                     85021             5.3500%                  5.3186%              $ 2,000,000
 131    San Marcos                TX                     78666             5.7000%                  5.6686%              $ 2,000,000
 132    Bedford                   VA                     24523             5.9000%                  5.8686%              $ 2,000,000
 133    Hopkins                   MN                     55343             5.9500%                  5.9186%              $ 1,950,000
 134    Pearland                  TX                     77584             6.3200%                  6.2886%              $ 1,923,000
 135    Akron                     OH                     44310             5.3500%                  5.3186%              $ 1,900,000
 136    Mechanicsville            VA                     23111             6.3900%                  6.3586%              $ 1,900,000
 137    North Richland Hills      TX                     76180             6.1200%                  6.0886%              $ 1,875,000
 138    Southfield                MI                     48034             5.7700%                  5.7386%              $ 1,850,000
 139    Sahuarita                 AZ                     85629             5.6400%                  5.6086%              $ 1,800,000
 140    Galion                    OH                     44833             6.1800%                  6.1486%              $ 1,775,000
 141    Henderson                 NV                     89015             5.9500%                  5.9186%              $ 1,750,000
 142    Laredo                    TX                     78045             6.0200%                  5.9886%              $ 1,750,000
 143    San Antonio               TX                     78217             5.7500%                  5.6686%              $ 1,650,000
 144    Los Angeles               CA                     90036             6.0000%                  5.9686%              $ 1,650,000
 145    Fort Worth                TX                     76133             5.5000%                  5.4686%              $ 1,650,000
 146    Inglewood                 CA                     90303             5.1800%                  5.1486%              $ 1,650,000
 147    Littleton                 CO                     80127             5.8700%                  5.8386%              $ 1,640,000
 148    Oak Grove                 MO                     64075             5.5600%                  5.5286%              $ 1,620,000
 149    Longmont                  CO                     80503             5.5000%                  5.4686%              $ 1,600,000
 150    Texas City                TX                     77592             6.1400%                  6.1086%              $ 1,535,500
 151    Mishawaka                 IN                     46544             6.0000%                  5.9686%              $ 1,500,000
 152    Waterbury                 CT                     06705             6.2900%                  6.2586%              $ 1,480,000
 153    Riverside                 CA                     92504             6.0100%                  5.9786%              $ 1,450,000
 154    Buckner                   MO                     64016             5.8000%                  5.7686%              $ 1,320,000
 155    Lafayette                 LA                     70506             6.3500%                  6.3186%              $ 1,200,000
 156    Stratford                 CT                     06615             6.0500%                  6.0186%              $ 1,150,000
 157    Pasadena                  CA                     91104             6.2600%                  6.2286%              $ 1,133,645
 158    Brighton                  MI                     48116             6.0800%                  6.0486%              $ 1,125,000
 159    Fort Worth                TX                     76163             6.7500%                  6.7186%              $ 1,040,000
 160    Tallahassee               FL                     32308             6.4400%                  6.4086%              $ 1,040,000
 161    Warner Robins             GA                     31088             6.2400%                  6.2086%              $ 1,030,000
 162    Lackawanna                NY                     14218             6.5700%                  6.5386%                $ 973,930
 163    North Randall             OH                     44128             5.3500%                  5.3186%                $ 950,000
 164    Catskill                  NY                     12414             5.8200%                  5.7886%                $ 880,000
 165    Mansfield                 OH                     44907             6.6400%                  6.6086%                $ 875,000
 166    Tucson                    AZ                     85710             6.6500%                  6.6186%                $ 840,000
 167    Oklahoma City             OK                     73122             6.0500%                  6.0186%                $ 824,000
 168    Lecompton                 KS                     66050             6.1500%                  6.1186%                $ 820,000
 169    DeSoto                    TX                     75115             6.0500%                  6.0186%                $ 820,000
 170    Rye                       NY                     10580             4.6500%                  4.6186%                $ 825,000
 171    Altoona                   IA                     50009             5.8200%                  5.7886%                $ 800,000
 172    Van Nuys                  CA                     91411             6.2000%                  6.1686%                $ 795,000
 173    Shaker Heights            OH                     44120             5.7000%                  5.6686%                $ 750,000
 174    Ridgewood                 NY                     11385             7.0400%                  7.0086%                $ 550,000

 LOAN
NUMBER     CUT-OFF BALANCE      REMAINING TERM      MATURITY DATE      ARD DATE     ORIGINAL AMORTIZATION     REMAINING AMORTIZATION
====================================================================================================================================

   1      $ 154,000,000.00                 117          5/11/2034     5/11/2014             Interest Only              Interest Only
   2      $ 150,000,000.00                 119          7/11/2034     7/11/2014                       336                        336
   3       $ 76,255,309.40                  57          5/11/2009                                     360                        357
   4       $ 53,110,128.54                  59           7/1/2009                                     360                        359
   5       $ 51,200,000.00                 117          5/11/2014                                     336                        336
   6       $ 47,301,786.93                 116          4/11/2014                                     360                        356
   7       $ 45,400,000.00                 120           8/1/2014                                     360                        360
  7A       $ 22,978,869.78                 120           8/1/2014                                     360                        360
  7B       $ 12,009,991.81                 120           8/1/2014                                     360                        360
  7C        $ 6,804,422.60                 120           8/1/2014                                     360                        360
  7D        $ 3,606,715.81                 120           8/1/2014                                     360                        360
   8       $ 40,000,000.00                 119          7/11/2014                                     360                        360
  8A        $ 8,015,900.00                 119          7/11/2014                                     360                        360
  8B        $ 6,880,000.00                 119          7/11/2014                                     360                        360
  8C        $ 5,280,000.00                 119          7/11/2014                                     360                        360
  8D        $ 4,897,100.00                 119          7/11/2014                                     360                        360
  8E        $ 4,560,000.00                 119          7/11/2014                                     360                        360
  8F        $ 3,174,600.00                 119          7/11/2014                                     360                        360
  8G        $ 3,059,200.00                 119          7/11/2014                                     360                        360
  8H        $ 2,856,700.00                 119          7/11/2014                                     360                        360
  8I        $ 1,276,500.00                 119          7/11/2014                                     360                        360
   9       $ 37,973,276.32                 119          7/11/2034     7/11/2014                       360                        359
  10       $ 36,300,000.00                 117          5/11/2014                                     336                        336
  11       $ 30,500,000.00                 119          7/11/2014                                     336                        336
  12       $ 30,350,000.00                 117          5/11/2014                                     336                        336
  13       $ 28,000,000.00                  56          4/11/2009                           Interest Only              Interest Only
  14       $ 24,850,000.00                  61           9/1/2009                                     360                        360
  15       $ 24,740,903.79                 116          4/11/2014                                     360                        356
  16       $ 22,500,000.00                 116          4/11/2014                                     336                        336
  17       $ 21,000,000.00                  60           8/1/2009                                     312                        312
  18       $ 18,439,121.21                 117          5/11/2014                                     360                        357
  19       $ 17,750,000.00                  57          5/11/2009                           Interest Only              Interest Only
  20       $ 17,339,537.19                 110         10/11/2013                                     360                        350
  21       $ 17,200,000.00                  56          4/11/2009                           Interest Only              Interest Only
  22       $ 15,535,000.00                  56          4/11/2034     4/11/2009             Interest Only              Interest Only
  23       $ 15,483,601.37                 112         12/11/2013                                     360                        352
  24       $ 15,169,960.52                  82           6/1/2011                                     360                        358
  25       $ 14,750,000.00                 120           8/1/2014                                     300                        300
  26       $ 14,486,913.65                 119           7/1/2014                                     360                        359
  27       $ 14,200,211.52                 117          5/11/2014                                     360                        357
  28       $ 14,100,000.00                 117          5/11/2014                                     360                        360
  29       $ 13,650,000.00                 119           7/1/2014                                     360                        360
  30       $ 13,583,614.22                 115          3/11/2014                                     360                        355
  31       $ 12,989,729.34                 119          7/11/2014                                     360                        359
  32       $ 12,000,000.00                 116          4/11/2014                                     360                        360
  33       $ 10,756,547.04                  56          4/11/2009                                     360                        356
  34       $ 10,224,269.15                 113          1/11/2014                                     360                        353
  35        $ 9,940,901.30                 114          2/11/2014                                     360                        354
  36        $ 9,899,192.49                 115          3/11/2014                                     360                        355
  37        $ 9,822,730.38                 111         11/11/2013                                     360                        351
  38        $ 9,741,357.44                 114          2/11/2034     2/11/2014                       360                        354
  39        $ 9,492,001.15                 119          7/11/2014                                     360                        359
  40        $ 9,459,067.74                 115          3/11/2014                                     360                        355
  41        $ 9,187,101.50                 113          1/11/2014                                     360                        353
  42        $ 9,020,039.88                 114          2/11/2014                                     300                        294
  43        $ 8,955,442.23                 115          3/11/2014                                     360                        355
 43A        $ 4,111,543.03                 115          3/11/2014                                     360                        355
 43B        $ 2,786,137.58                 115          3/11/2014                                     360                        355
 43C        $ 1,162,217.40                 115          3/11/2014                                     360                        355
 43D          $ 895,544.22                 115          3/11/2014                                     360                        355
  44        $ 8,922,150.71                 111         11/11/2013                                     360                        351
  45        $ 8,799,204.61                 114          2/11/2014                                     360                        354
  46        $ 8,650,000.00                 117          5/11/2014                                     348                        348
  47        $ 8,400,000.00                 119           7/1/2014                                     360                        360
  48        $ 8,168,098.78                 119           7/1/2014                                     360                        359
  49        $ 8,000,000.00                  58          6/11/2014     6/11/2009             Interest Only              Interest Only
  50        $ 7,400,000.00                 118           6/1/2014                                     360                        360
  51        $ 7,370,610.68                 116          4/11/2014                                     360                        356
  52        $ 7,274,323.77                  57          5/11/2009                                     360                        357
  53        $ 7,184,691.34                 118          6/11/2014                                     360                        358
  54        $ 7,158,272.21                 115          3/11/2014                                     360                        355
  55        $ 7,047,372.80                 114          2/11/2014                                     324                        318
  56        $ 6,975,000.00                 121           9/1/2014                                     360                        360
  57        $ 6,744,314.77                 114          2/11/2014                                     360                        354
  58        $ 6,492,863.12                 119          7/11/2014                                     360                        359
  59        $ 6,488,760.37                 118          6/11/2014                                     360                        358
  60        $ 3,231,696.03                 114          2/11/2014                                     360                        354
  61        $ 3,231,696.03                 114          2/11/2014                                     360                        354
  62        $ 6,442,903.79                 112         12/11/2013                                     336                        328
  63        $ 6,046,088.57                  52         12/11/2008                                     360                        352
  64        $ 5,876,646.14                 114          2/11/2014                                     300                        294
  65        $ 5,475,190.87                 119           7/1/2014                                     360                        359
  66        $ 5,335,099.95                 113          1/11/2014                                     360                        353
  67        $ 5,236,617.12                 117          5/11/2014                                     360                        357
  68        $ 5,203,610.62                  79          3/11/2011                                     336                        331
  69        $ 5,188,467.14                 118          6/11/2014                                     360                        358
  70        $ 5,183,621.99                 117          5/11/2014                                     360                        357
  71        $ 5,100,000.00                 117          5/11/2014                                     360                        360
  72        $ 4,994,799.93                 119           7/1/2014                                     300                        299
  73        $ 4,969,831.59                 114          2/11/2014                                     360                        354
  74        $ 4,805,735.45                 119           7/1/2014                                     360                        359
  75        $ 4,735,883.38                 117          5/11/2014                                     360                        357
  76        $ 4,681,695.30                 117          5/11/2014                                     300                        297
  77        $ 4,675,966.26                 119          7/11/2014                                     360                        359
  78        $ 4,350,000.00                 120           8/1/2014                                     360                        360
  79        $ 4,329,959.58                 115          3/11/2014                                     360                        355
 79A        $ 2,289,403.92                 115          3/11/2014                                     360                        355
 79B        $ 2,040,555.66                 115          3/11/2014                                     360                        355
  80        $ 4,300,000.00                  54          2/11/2009                           Interest Only              Interest Only
  81        $ 4,288,123.60                 117          5/11/2014                                     360                        357
  82        $ 4,196,744.05                 119           7/1/2014                                     360                        359
  83        $ 4,160,000.00                 112         12/11/2013                                     360                        360
  84        $ 4,045,259.80                 115          3/11/2014                                     300                        295
  85        $ 4,000,000.00                 115          3/11/2014                                     360                        360
  86        $ 3,989,739.85                 118          6/11/2014                                     300                        298
  87        $ 3,971,582.76                 119           7/1/2014                                     360                        359
  88        $ 3,876,614.23                 114          2/11/2014                                     360                        354
  89        $ 3,829,862.37                 115          3/11/2014                                     360                        355
  90        $ 3,596,248.77                  51         11/11/2008                                     360                        351
  91        $ 3,488,656.82                 117          5/11/2014                                     360                        357
  92        $ 3,487,544.89                 118          6/11/2014                                     240                        238
  93        $ 3,391,324.97                  82          6/11/2011                                     300                        298
  94        $ 3,340,854.51                 117          5/11/2014                                     360                        357
  95        $ 3,294,486.50                 178           6/1/2019                                     360                        358
  96        $ 3,287,124.37                 117          5/11/2014                                     300                        297
  97        $ 3,282,169.75                  55          3/11/2009                                     360                        355
  98        $ 3,277,534.13                 115          3/11/2014                                     300                        295
  99        $ 3,277,202.09                 119          7/11/2014                                     360                        359
 100        $ 3,235,298.82                 115          3/11/2014                                     360                        355
 101        $ 3,225,000.00                 116          4/11/2014                                     360                        360
 102        $ 3,187,069.36                 116          4/11/2014                                     360                        356
 103        $ 3,185,087.51                 117          5/11/2014                                     300                        297
 104        $ 3,086,673.86                 116          4/11/2014                                     360                        356
 105        $ 2,987,667.27                 116          4/11/2014                                     360                        356
 106        $ 2,947,384.53                 119           7/1/2014                                     360                        359
 107        $ 2,917,525.96                 117          5/11/2014                                     360                        357
 108        $ 2,913,492.90                  80          4/11/2011                                     300                        296
 109        $ 2,689,446.26                  57          5/11/2009                                     300                        297
 110        $ 2,681,836.06                 113          1/11/2014                                     360                        353
 111        $ 2,650,000.00                 120          8/11/2014                                     360                        360
 112        $ 2,626,341.11                 115          3/11/2014                                     360                        355
 113        $ 2,591,847.13                 117          5/11/2014                                     360                        357
 114        $ 2,540,000.00                 120           8/1/2014                                     300                        300
 115        $ 2,492,038.65                 117          5/11/2014                                     360                        357
 116        $ 2,489,116.33                 116          4/11/2014                                     360                        356
 117        $ 2,477,917.34                 119           7/1/2014                                     360                        359
 118        $ 2,394,153.64                 118          6/11/2014                                     300                        298
 119        $ 2,293,673.92                 118          6/11/2014                                     300                        298
 120        $ 2,292,046.82                 117          5/11/2014                                     360                        357
 121        $ 2,288,151.58                 119           7/1/2014                                     360                        359
 122        $ 2,193,752.94                 117          5/11/2014                                     360                        357
 123        $ 2,190,780.38                 116          4/11/2014                                     360                        356
 124        $ 2,190,382.04                  80          4/11/2011                                     360                        356
 125        $ 2,091,778.58                  56          4/11/2009                                     300                        296
 126        $ 2,088,783.73                 116          4/11/2014                                     300                        296
 127        $ 1,992,860.43                 117          5/11/2014                                     360                        357
 128        $ 1,990,531.78                 115          3/11/2014                                     360                        355
 129        $ 1,988,885.49                 116          4/11/2014                                     300                        296
129A        $ 1,304,537.81                 116          4/11/2014                                     300                        296
129B          $ 363,559.73                 116          4/11/2014                                     300                        296
129C          $ 320,787.95                 116          4/11/2014                                     300                        296
 130        $ 1,984,821.36                  55          3/11/2009                                     300                        295
 131        $ 1,982,283.17                 114          2/11/2014                                     300                        294
 132        $ 1,980,169.35                 113          1/11/2014                                     300                        293
 133        $ 1,938,737.25                 114          2/11/2014                                     360                        354
 134        $ 1,918,249.30                 117          5/11/2014                                     360                        357
 135        $ 1,895,994.45                 118          6/11/2014                                     360                        358
 136        $ 1,895,160.75                 118          6/11/2014                                     300                        298
 137        $ 1,864,550.93                 114          2/11/2014                                     360                        354
 138        $ 1,842,842.23                 116          4/11/2014                                     360                        356
 139        $ 1,788,913.22                 114          2/11/2014                                     360                        354
 140        $ 1,758,210.39                 113          1/11/2014                                     300                        293
 141        $ 1,741,992.77                 115          3/11/2014                                     360                        355
 142        $ 1,724,029.89                 113          1/11/2014                                     240                        233
 143        $ 1,643,588.06                 116          4/11/2014                                     360                        356
 144        $ 1,643,373.32                 117          5/11/2014                                     300                        297
 145        $ 1,642,760.52                 117          5/11/2014                                     300                        297
 146        $ 1,642,756.21                 116          4/11/2014                                     360                        356
 147        $ 1,632,052.72                 110         10/11/2013                                     354                        349
 148        $ 1,610,430.08                 116          4/11/2014                                     300                        296
 149        $ 1,592,979.89                 117          5/11/2014                                     300                        297
 150        $ 1,532,777.78                  58          6/11/2009                                     360                        358
 151        $ 1,493,214.83                 115          3/11/2014                                     360                        355
 152        $ 1,474,360.87                 117          5/11/2014                                     300                        297
 153        $ 1,444,187.00                  57          5/11/2009                                     300                        297
 154        $ 1,312,512.49                 116          4/11/2014                                     300                        296
 155        $ 1,192,351.01                 115          3/11/2014                                     300                        295
 156        $ 1,142,266.99                 115          3/11/2014                                     300                        295
 157        $ 1,131,689.20                 118          6/11/2014                                     360                        358
 158        $ 1,122,056.07                 117          5/11/2014                                     360                        357
 159        $ 1,037,516.28                 118          6/11/2014                                     300                        298
 160        $ 1,037,374.52                 118          6/11/2014                                     300                        298
 161        $ 1,028,214.89                 118          6/11/2014                                     360                        358
 162          $ 972,365.76                  82          6/11/2011                                     360                        358
 163          $ 947,106.96                 118          6/11/2014                                     300                        298
 164          $ 877,524.88                  58          6/11/2009                                     300                        298
 165          $ 871,875.64                 117          5/11/2014                                     300                        297
 166          $ 830,074.21                 234          2/11/2024                                     240                        234
 167          $ 818,459.09                 115          3/11/2014                                     300                        295
 168          $ 816,794.80                  81          5/11/2011                                     300                        297
 169          $ 815,543.82                 116          4/11/2014                                     300                        296
 170          $ 808,910.33                 117          5/11/2014                                     120                        117
 171          $ 793,050.14                 114          2/11/2014                                     300                        294
 172          $ 789,351.57                 112         12/11/2013                                     360                        352
 173          $ 747,855.62                 117          5/11/2014                                     360                        357
 174          $ 546,638.69                 178          6/11/2019                                     180                        178

 LOAN
NUMBER   MONTHLY PAYMENT      UNITS/SF     INTEREST CALCULATION      ADMINISTRATIVE (TRUSTEE + SERVICING) FEE     DUE DATE     ARD
====================================================================================================================================

   1        $ 668,261.43      926,453      Actual/360                                                 0.0314%           11     Yes
   2        $ 966,754.32      961,814      Actual/360                                                 0.0314%           11     Yes
   3        $ 420,069.82          204      Actual/360                                                 0.0314%           11
   4        $ 280,245.11      504,463      Actual/360                                                 0.0414%            1
   5        $ 299,384.61      387,437      Actual/360                                                 0.0314%           11
   6        $ 267,320.44      774,137      Actual/360                                                 0.0314%           11
   7                                                                                                  0.0514%            1
  7A        $ 132,061.79      350,673      Actual/360                                                 0.0514%            1
  7B         $ 69,022.59      334,316      Actual/360                                                 0.0514%            1
  7C         $ 39,105.68      134,449      Actual/360                                                 0.0514%            1
  7D         $ 20,728.15       73,400      Actual/360                                                 0.0514%            1
   8                                                                                                  0.0314%           11
  8A         $ 47,699.22       59,625      Actual/360                                                 0.0314%           11
  8B         $ 40,939.96       63,944      Actual/360                                                 0.0314%           11
  8C         $ 31,419.04       69,023      Actual/360                                                 0.0314%           11
  8D         $ 29,140.56      161,946      Actual/360                                                 0.0314%           11
  8E         $ 27,134.62       63,605      Actual/360                                                 0.0314%           11
  8F         $ 18,890.69       69,935      Actual/360                                                 0.0314%           11
  8G         $ 18,204.00       68,287      Actual/360                                                 0.0314%           11
  8H         $ 16,999.01       57,164      Actual/360                                                 0.0314%           11
  8I          $ 7,595.91       42,104      Actual/360                                                 0.0314%           11
   9        $ 242,690.35      375,369      Actual/360                                                 0.0314%           11     Yes
  10        $ 207,090.45      179,368      Actual/360                                                 0.0314%           11
  11        $ 187,420.53          123      Actual/360                                                 0.0314%           11
  12        $ 173,145.87      187,604      Actual/360                                                 0.0314%           11
  13        $ 110,243.52          432      Actual/360                                                 0.0314%           11
  14        $ 142,032.46      219,067      Actual/360                                                 0.0714%            1
  15        $ 136,147.20          574      Actual/360                                                 0.0314%           11
  16        $ 138,828.86      255,881      Actual/360                                                 0.0314%           11
  17        $ 126,660.08       87,178      Actual/360                                                 0.1014%            1
  18        $ 100,104.95          202      Actual/360                                                 0.0314%           11
  19         $ 68,686.75          255      Actual/360                                                 0.0314%           11
  20        $ 105,823.12      132,159      Actual/360                                                 0.0614%           11
  21         $ 72,662.04      184,616      Actual/360                                                 0.0314%           11
  22         $ 65,628.18      144,399      Actual/360                                                 0.0314%           11     Yes
  23         $ 93,329.39      158,122      Actual/360                                                 0.0314%           11
  24         $ 87,739.84      133,001      Actual/360                                                 0.0814%            1
  25        $ 101,444.23          154      Actual/360                                                 0.1014%            1
  26         $ 83,882.60       56,944      Actual/360                                                 0.0514%            1
  27         $ 83,553.63      125,134      Actual/360                                                 0.0314%           11
  28         $ 82,821.99      224,775      Actual/360                                                 0.0614%           11
  29         $ 78,534.01          232      Actual/360                                                 0.0514%            1
  30         $ 79,051.74      208,933      Actual/360                                                 0.0314%           11
  31         $ 79,452.33          270      Actual/360                                                 0.0314%           11
  32         $ 73,418.43       58,895      Actual/360                                                 0.0314%           11
  33         $ 61,932.44          260      Actual/360                                                 0.0414%           11
  34         $ 58,288.54          204      Actual/360                                                 0.0314%           11
  35         $ 58,930.27       79,091      Actual/360                                                 0.0314%           11
  36         $ 56,245.55      146,757      Actual/360                                                 0.0314%           11
  37         $ 61,730.75      105,066      Actual/360                                                 0.0314%           11
  38         $ 57,377.04       50,041      Actual/360                                                 0.0314%           11     Yes
  39         $ 56,591.35      109,146      Actual/360                                                 0.0314%           11
  40         $ 58,246.21       54,215      Actual/360                                                 0.0314%           11
  41         $ 54,510.50          198      Actual/360                                                 0.0314%           11
  42         $ 57,248.68      121,477      Actual/360                                                 0.0314%           11
  43                                                                                                  0.0814%           11
 43A         $ 23,720.94          107      Actual/360                                                 0.0814%           11
 43B         $ 16,074.21           66      Actual/360                                                 0.0814%           11
 43C          $ 6,705.25           33      Actual/360                                                 0.0814%           11
 43D          $ 5,166.71           27      Actual/360                                                 0.0814%           11
  44         $ 53,382.29          186      Actual/360                                                 0.0314%           11
  45         $ 52,946.48       53,395      Actual/360                                                 0.0314%           11
  46         $ 48,130.78          459      Actual/360                                                 0.0314%           11
  47         $ 49,180.32          160      Actual/360                                                 0.0714%            1
  48         $ 48,645.95          170      Actual/360                                                 0.0714%            1
  49         $ 30,551.85           44      Actual/360                                                 0.0314%           11     Yes
  50         $ 39,815.30           96      Actual/360                                                 0.0514%            1
  51         $ 42,715.45       48,245      Actual/360                                                 0.0314%           11
  52         $ 38,124.27       31,570      Actual/360                                                 0.0314%           11
  53         $ 40,026.66          180      Actual/360                                                 0.0314%           11
  54         $ 38,081.14          280      Actual/360                                                 0.0314%           11
  55         $ 43,596.41       30,384      Actual/360                                                 0.0314%           11
  56         $ 43,766.14       31,966      Actual/360                                                 0.1014%            1
  57         $ 39,681.67          220      Actual/360                                                 0.0314%           11
  58         $ 34,339.38       75,199      Actual/360                                                 0.0314%           11
  59         $ 40,021.62       34,876      Actual/360                                                 0.0314%           11
  60         $ 19,631.90           80      Actual/360                                                 0.0314%           11
  61         $ 19,631.90           77      Actual/360                                                 0.0314%           11
  62         $ 39,778.35      102,532      Actual/360                                                 0.0314%           11
  63         $ 33,458.09       96,836      Actual/360                                                 0.0314%           11
  64         $ 38,902.49       86,751      Actual/360                                                 0.0314%           11
  65         $ 32,084.31          152      Actual/360                                                 0.0714%            1
  66         $ 32,368.69       29,610      Actual/360                                                 0.1314%           11
  67         $ 32,120.56       59,880      Actual/360                                                 0.0314%           11
  68         $ 30,249.15          176      Actual/360                                                 0.0314%           11
  69         $ 28,265.35       20,860      Actual/360                                                 0.0314%           11
  70         $ 28,779.04          118      Actual/360                                                 0.0314%           11
  71         $ 27,565.22       58,875      Actual/360                                                 0.0314%           11
  72         $ 35,338.96           93      Actual/360                                                 0.0814%            1
  73         $ 29,146.89          148      Actual/360                                                 0.0314%           11
  74         $ 28,039.31          256      Actual/360                                                 0.0514%            1
  75         $ 27,059.45          201      Actual/360                                                 0.0614%           11
  76         $ 30,772.45       50,803      Actual/360                                                 0.0314%           11
  77         $ 27,609.24       55,193      Actual/360                                                 0.0314%           11
  78         $ 26,642.40      115,316      Actual/360                                                 0.0514%            1
  79                                                                                                  0.0314%           11
 79A         $ 13,671.59       40,500      Actual/360                                                 0.0314%           11
 79B         $ 12,185.54       37,740      Actual/360                                                 0.0314%           11
  80         $ 18,347.16       20,516      Actual/360                                                 0.0314%           11
  81         $ 25,367.46       22,814      Actual/360                                                 0.0314%           11
  82         $ 25,860.12       47,643      Actual/360                                                 0.0514%            1
  83         $ 25,021.59       45,832      Actual/360                                                 0.0314%           11
  84         $ 26,438.69       62,846      Actual/360                                                 0.0314%           11
  85         $ 21,989.15          140      Actual/360                                                 0.0314%           11
  86         $ 26,634.57           68      Actual/360                                                 0.0314%           11
  87         $ 23,475.53       33,022      Actual/360                                                 0.0514%            1
  88         $ 22,808.92          168      Actual/360                                                 0.0314%           11
  89         $ 21,498.93       45,685      Actual/360                                                 0.0314%           11
  90         $ 20,747.60          164      Actual/360                                                 0.0314%           11
  91         $ 19,089.36           93      Actual/360                                                 0.0314%           11
  92         $ 27,557.23           82      Actual/360                                                 0.0314%           11
  93         $ 22,702.75       51,236      Actual/360                                                 0.0314%           11
  94         $ 19,870.07          154      Actual/360                                                 0.0314%           11
  95         $ 20,641.70          108      Actual/360                                                 0.0514%            1
  96         $ 21,585.87       65,975      Actual/360                                                 0.0314%           11
  97         $ 18,120.66          152      Actual/360                                                 0.0314%           11
  98         $ 21,221.62       28,899      Actual/360                                                 0.0614%           11
  99         $ 19,433.89       14,153      Actual/360                                                 0.0314%           11
 100         $ 19,485.39       16,182      Actual/360                                                 0.0314%           11
 101         $ 18,008.84       23,081      Actual/360                                                 0.0314%           11
 102         $ 18,310.04       24,686      Actual/360                                                 0.0314%           11
 103         $ 18,987.60       32,297      Actual/360                                                 0.0314%           11
 104         $ 17,175.96       25,917      Actual/360                                                 0.0314%           11
 105         $ 17,014.85          274      Actual/360                                                 0.0314%           11
 106         $ 17,196.66          160      Actual/360                                                 0.0514%            1
 107         $ 17,876.77       43,503      Actual/360                                                 0.0314%           11
 108         $ 18,592.50       49,125      Actual/360                                                 0.0314%           11
 109         $ 17,644.54          144      Actual/360                                                 0.0314%           11
 110         $ 15,997.41        9,800      Actual/360                                                 0.0314%           11
 111         $ 15,548.96       30,941      Actual/360                                                 0.0314%           11
 112         $ 14,824.41       18,600      Actual/360                                                 0.0314%           11
 113         $ 14,421.78       28,560      Actual/360                                                 0.0314%           11
 114         $ 15,841.45       52,319      Actual/360                                                 0.1014%            1
 115         $ 13,758.68       14,549      Actual/360                                                 0.0314%           11
 116         $ 13,758.68       13,617      Actual/360                                                 0.0314%           11
 117         $ 14,789.22           20      Actual/360                                                 0.0514%            1
 118         $ 16,415.55           39      Actual/360                                                 0.0314%           11
 119         $ 14,748.71        9,465      Actual/360                                                 0.0314%           11
 120         $ 12,122.97           73      Actual/360                                                 0.0314%           11
 121         $ 13,877.28           44      Actual/360                                                 0.0514%            1
 122         $ 12,810.66          106      Actual/360                                                 0.0614%           11
 123         $ 12,353.68       16,269      Actual/360                                                 0.0314%           11
 124         $ 12,080.44       18,166      Actual/360                                                 0.0314%           11
 125         $ 13,122.21           80      Actual/360                                                 0.0314%           11
 126         $ 13,723.53       46,025      Actual/360                                                 0.0314%           11
 127         $ 10,360.74       27,909      Actual/360                                                 0.0314%           11
 128         $ 11,735.06           52      Actual/360                                                 0.0314%           11
 129                                                                                                  0.0314%           11
129A          $ 8,388.10           26      Actual/360                                                 0.0314%           11
129B          $ 2,337.66            9      Actual/360                                                 0.0314%           11
129C          $ 2,062.64            8      Actual/360                                                 0.0314%           11
 130         $ 12,103.24           49      Actual/360                                                 0.0314%           11
 131         $ 12,521.77          126      Actual/360                                                 0.0314%           11
 132         $ 12,764.05       47,454      Actual/360                                                 0.0314%           11
 133         $ 11,628.62       62,718      Actual/360                                                 0.0314%           11
 134         $ 11,927.93       19,327      Actual/360                                                 0.0314%           11
 135         $ 10,609.86       14,545      Actual/360                                                 0.0314%           11
 136         $ 12,698.65           50      Actual/360                                                 0.0314%           11
 137         $ 11,386.64       13,065      Actual/360                                                 0.0314%           11
 138         $ 10,819.61       20,162      Actual/360                                                 0.0314%           11
 139         $ 10,378.87          101      Actual/360                                                 0.0314%           11
 140         $ 11,632.45           98      Actual/360                                                 0.0314%           11
 141         $ 10,435.95        8,848      Actual/360                                                 0.0314%           11
 142         $ 12,557.74          114      Actual/360                                                 0.0314%           11
 143          $ 9,628.95       22,680      Actual/360                                                 0.0814%           11
 144         $ 10,630.97           36      Actual/360                                                 0.0314%           11
 145         $ 10,132.44          116      Actual/360                                                 0.0314%           11
 146          $ 9,039.95        6,500      Actual/360                                                 0.0314%           11
 147          $ 9,756.45       26,840      Actual/360                                                 0.0314%           11
 148         $ 10,006.35           39      Actual/360                                                 0.0314%           11
 149          $ 9,825.40       36,400      Actual/360                                                 0.0314%           11
 150          $ 9,344.76           63      Actual/360                                                 0.0314%           11
 151          $ 8,993.26          108      Actual/360                                                 0.0314%           11
 152          $ 9,799.73           42      Actual/360                                                 0.0314%           11
 153          $ 9,351.24       14,056      Actual/360                                                 0.0314%           11
 154          $ 8,344.13           42      Actual/360                                                 0.0314%           11
 155          $ 7,990.37       30,050      Actual/360                                                 0.0314%           11
 156          $ 7,444.65           27      Actual/360                                                 0.0314%           11
 157          $ 6,987.42           12      Actual/360                                                 0.0314%           11
 158          $ 6,802.91       20,094      Actual/360                                                 0.0314%           11
 159          $ 7,185.48           60      Actual/360                                                 0.0314%           11
 160          $ 6,983.21           31      Actual/360                                                 0.0314%           11
 161          $ 6,335.19          128      Actual/360                                                 0.0314%           11
 162          $ 6,200.80          125      Actual/360                                                 0.0314%           11
 163          $ 5,749.04       10,471      Actual/360                                                 0.0314%           11
 164          $ 5,573.42           37      Actual/360                                                 0.0314%           11
 165          $ 5,984.84       41,410      Actual/360                                                 0.0314%           11
 166          $ 6,337.21           49      Actual/360                                                 0.0314%           11
 167          $ 5,334.26           40      Actual/360                                                 0.0314%           11
 168          $ 5,358.71           55      Actual/360                                                 0.0314%           11
 169          $ 5,308.36        6,304      Actual/360                                                 0.0314%           11
 170          $ 8,609.95        4,000      Actual/360                                                 0.0314%           11
 171          $ 5,066.75           36      Actual/360                                                 0.0314%           11
 172          $ 4,869.13           20      Actual/360                                                 0.0314%           11
 173          $ 4,353.00           26      Actual/360                                                 0.0314%           11
 174          $ 4,955.86           12      Actual/360                                                 0.0314%           11

 LOAN
NUMBER    DEFEASANCE (YES/NO)    EARTHQUAKE INSURANCE     ENVIRONMENTAL INSURANCE     GROUND LEASE    LOAN GROUP    LETTER OF CREDIT
====================================================================================================================================

   1      Yes                    N/A                      No                          No                       1    Yes
   2      Yes                    Yes                      No                          No                       1    No
   3      Yes                    N/A                      No                          No                       1    No
   4      Yes                    N/A                      Yes                         Yes                      1    No
   5      Yes                    N/A                      No                          Yes                      1    No
   6      Yes                    N/A                      No                          No                       1    Yes
   7      YES                    N/A                      NO                          NO                       1    YES
  7A      Yes                    N/A                      No                          No                       1    Yes
  7B      Yes                    N/A                      No                          No                       1    Yes
  7C      Yes                    N/A                      No                          No                       1    Yes
  7D      Yes                    N/A                      No                          No                       1    Yes
   8      YES                    N/A                      NO                          NO                       1    NO
  8A      Yes                    N/A                      No                          No                       1    No
  8B      Yes                    N/A                      No                          No                       1    No
  8C      Yes                    N/A                      No                          No                       1    No
  8D      Yes                    N/A                      No                          No                       1    No
  8E      Yes                    N/A                      No                          No                       1    No
  8F      Yes                    N/A                      No                          No                       1    No
  8G      Yes                    N/A                      No                          No                       1    No
  8H      Yes                    N/A                      No                          No                       1    No
  8I      Yes                    N/A                      No                          No                       1    No
   9      Yes                    N/A                      No                          No                       1    No
  10      Yes                    No                       No                          No                       1    Yes
  11      Yes                    N/A                      No                          No                       1    No
  12      Yes                    No                       No                          No                       1    No
  13      Yes                    N/A                      No                          No                       2    No
  14      Yes                    No                       No                          No                       1    No
  15      Yes                    N/A                      No                          No                       2    No
  16      Yes                    N/A                      No                          No                       1    No
  17      Yes                    N/A                      No                          No                       1    No
  18      Yes                    N/A                      No                          No                       2    No
  19      Yes                    N/A                      No                          No                       2    No
  20      Yes                    N/A                      No                          No                       1    No
  21      Yes                    N/A                      No                          No                       1    Yes
  22      Yes                    Yes                      No                          No                       1    No
  23      Yes                    No                       No                          Yes                      1    No
  24      Yes                    N/A                      No                          No                       1    Yes
  25      Yes                    No                       No                          No                       1    No
  26      Yes                    No                       Yes                         No                       1    No
  27      Yes                    N/A                      No                          No                       1    No
  28      Yes                    N/A                      No                          No                       1    Yes
  29      No                     N/A                      No                          No                       2    No
  30      Yes                    N/A                      No                          No                       1    No
  31      Yes                    N/A                      No                          No                       2    No
  32      Yes                    No                       No                          No                       1    No
  33      Yes                    N/A                      No                          No                       2    No
  34      Yes                    N/A                      No                          Yes                      2    No
  35      Yes                    N/A                      No                          No                       1    No
  36      Yes                    N/A                      No                          No                       1    Yes
  37      Yes                    N/A                      No                          No                       1    No
  38      Yes                    No                       No                          No                       1    No
  39      Yes                    N/A                      No                          No                       1    No
  40      Yes                    N/A                      No                          No                       1    No
  41      Yes                    N/A                      No                          No                       2    No
  42      Yes                    N/A                      No                          No                       1    No
  43      YES                    NO                       NO                          NO                       2    NO
 43A      Yes                    No                       No                          No                       2    No
 43B      Yes                    No                       No                          No                       2    No
 43C      Yes                    No                       No                          No                       2    No
 43D      Yes                    No                       No                          No                       2    No
  44      Yes                    N/A                      No                          No                       2    No
  45      Yes                    N/A                      No                          No                       1    Yes
  46      Yes                    N/A                      No                          No                       2    No
  47      No                     N/A                      No                          No                       2    No
  48      No                     N/A                      No                          No                       2    No
  49      Yes                    N/A                      No                          Yes                      2    No
  50      Yes                    N/A                      No                          No                       2    Yes
  51      Yes                    N/A                      No                          No                       1    No
  52      Yes                    No                       No                          No                       1    No
  53      Yes                    N/A                      No                          No                       2    No
  54      Yes                    N/A                      No                          No                       2    No
  55      Yes                    No                       No                          No                       1    No
  56      Yes                    No                       No                          No                       1    No
  57      Yes                    N/A                      No                          No                       2    No
  58      Yes                    N/A                      No                          No                       1    Yes
  59      Yes                    N/A                      No                          No                       1    No
  60      Yes                    N/A                      Yes                         No                       2    No
  61      Yes                    N/A                      Yes                         No                       2    No
  62      Yes                    N/A                      No                          No                       1    No
  63      Yes                    N/A                      No                          No                       1    No
  64      Yes                    N/A                      No                          No                       1    No
  65      No                     N/A                      No                          No                       2    No
  66      Yes                    N/A                      No                          No                       1    No
  67      Yes                    N/A                      No                          No                       1    No
  68      Yes                    N/A                      No                          No                       2    No
  69      Yes                    N/A                      No                          No                       1    No
  70      Yes                    N/A                      No                          No                       2    No
  71      Yes                    N/A                      No                          No                       1    No
  72      Yes                    No                       No                          No                       1    No
  73      Yes                    N/A                      No                          No                       2    No
  74      Yes                    N/A                      No                          No                       2    No
  75      Yes                    N/A                      No                          No                       2    No
  76      Yes                    N/A                      No                          No                       1    No
  77      Yes                    N/A                      No                          No                       1    No
  78      No                     No                       No                          No                       1    No
  79      YES                    N/A                      NO                          NO                       1    NO
 79A      Yes                    N/A                      No                          No                       1    No
 79B      Yes                    N/A                      No                          No                       1    No
  80      Yes                    No                       No                          No                       1    No
  81      Yes                    No                       No                          No                       1    No
  82      Yes                    N/A                      No                          No                       1    No
  83      Yes                    N/A                      No                          No                       1    No
  84      Yes                    N/A                      No                          No                       1    No
  85      Yes                    N/A                      No                          No                       2    No
  86      Yes                    N/A                      No                          No                       1    No
  87      Yes                    No                       No                          No                       1    No
  88      Yes                    N/A                      No                          No                       2    No
  89      Yes                    N/A                      No                          No                       1    No
  90      Yes                    N/A                      No                          No                       2    No
  91      Yes                    N/A                      No                          No                       2    No
  92      Yes                    N/A                      No                          No                       1    No
  93      Yes                    N/A                      Yes                         No                       1    No
  94      Yes                    N/A                      Yes                         No                       2    No
  95      Yes                    N/A                      Yes                         No                       2    No
  96      Yes                    N/A                      No                          No                       1    No
  97      Yes                    N/A                      Yes                         No                       2    No
  98      Yes                    N/A                      No                          No                       1    No
  99      Yes                    No                       Yes                         No                       1    No
 100      Yes                    N/A                      Yes                         No                       1    No
 101      Yes                    N/A                      No                          No                       1    No
 102      Yes                    N/A                      No                          No                       1    No
 103      Yes                    N/A                      Yes                         No                       1    No
 104      Yes                    N/A                      No                          No                       1    No
 105      Yes                    N/A                      No                          No                       1    No
 106      Yes                    N/A                      No                          No                       2    No
 107      Yes                    N/A                      Yes                         No                       1    No
 108      Yes                    N/A                      No                          No                       1    No
 109      No                     N/A                      Yes                         No                       2    No
 110      Yes                    No                       No                          No                       1    No
 111      No                     N/A                      Yes                         No                       1    No
 112      Yes                    N/A                      No                          No                       1    No
 113      Yes                    N/A                      No                          No                       1    No
 114      Yes                    N/A                      No                          No                       1    No
 115      Yes                    No                       No                          No                       1    No
 116      Yes                    No                       No                          No                       1    No
 117      Yes                    N/A                      Yes                         No                       1    No
 118      No                     N/A                      Yes                         No                       2    No
 119      No                     No                       Yes                         No                       1    No
 120      Yes                    N/A                      No                          No                       2    No
 121      Yes                    N/A                      Yes                         No                       2    No
 122      Yes                    N/A                      No                          No                       2    No
 123      Yes                    N/A                      No                          No                       1    No
 124      Yes                    N/A                      No                          No                       1    No
 125      Yes                    N/A                      Yes                         No                       2    No
 126      Yes                    N/A                      Yes                         No                       1    No
 127      No                     No                       No                          No                       1    No
 128      Yes                    N/A                      No                          No                       2    No
 129      YES                    N/A                      YES                         NO                       2    NO
129A      Yes                    N/A                      Yes                         No                       2    No
129B      Yes                    N/A                      Yes                         No                       2    No
129C      Yes                    N/A                      Yes                         No                       2    No
 130      Yes                    N/A                      Yes                         No                       2    No
 131      Yes                    N/A                      No                          No                       2    No
 132      Yes                    N/A                      No                          No                       1    No
 133      Yes                    N/A                      No                          No                       1    No
 134      Yes                    N/A                      Yes                         No                       1    No
 135      No                     N/A                      Yes                         No                       1    No
 136      Yes                    N/A                      Yes                         No                       2    No
 137      Yes                    N/A                      Yes                         No                       1    Yes
 138      Yes                    N/A                      Yes                         No                       1    No
 139      Yes                    N/A                      No                          No                       1    No
 140      No                     N/A                      Yes                         No                       2    No
 141      Yes                    N/A                      Yes                         No                       1    No
 142      Yes                    N/A                      No                          No                       2    No
 143      Yes                    N/A                      No                          No                       1    No
 144      No                     No                       Yes                         No                       2    No
 145      Yes                    N/A                      No                          No                       2    No
 146      Yes                    No                       Yes                         No                       1    No
 147      Yes                    N/A                      No                          No                       1    No
 148      Yes                    N/A                      Yes                         No                       2    No
 149      Yes                    N/A                      No                          No                       1    No
 150      Yes                    N/A                      No                          No                       2    No
 151      Yes                    N/A                      Yes                         No                       2    No
 152      Yes                    N/A                      Yes                         No                       2    No
 153      Yes                    No                       Yes                         No                       1    No
 154      Yes                    N/A                      Yes                         No                       2    No
 155      Yes                    N/A                      Yes                         No                       1    No
 156      No                     N/A                      Yes                         No                       2    No
 157      Yes                    No                       No                          No                       2    No
 158      Yes                    N/A                      Yes                         No                       1    No
 159      No                     N/A                      Yes                         No                       2    No
 160      Yes                    N/A                      Yes                         No                       2    No
 161      Yes                    N/A                      Yes                         No                       1    No
 162      Yes                    N/A                      Yes                         No                       2    No
 163      No                     N/A                      Yes                         No                       1    No
 164      Yes                    N/A                      Yes                         No                       2    No
 165      Yes                    N/A                      Yes                         No                       1    No
 166      Yes                    N/A                      Yes                         No                       2    No
 167      Yes                    N/A                      Yes                         No                       2    No
 168      Yes                    N/A                      Yes                         No                       1    No
 169      Yes                    N/A                      Yes                         No                       1    No
 170      Yes                    N/A                      Yes                         No                       1    No
 171      Yes                    N/A                      Yes                         No                       2    No
 172      Yes                    No                       Yes                         No                       2    No
 173      No                     N/A                      Yes                         No                       2    No
 174      No                     N/A                      Yes                         No                       1    No

                                   EXHIBIT C-1

                       LIST OF ADDITIONAL COLLATERAL LOANS

                     SERVICING
NUMBER CROSSED       POOL        PROPERTY NAME                                 ADDRESS
-----------------------------------------------------------------------------------------------------------------------------

    6                              Centerpointe Mall                             3545 28th Street Southeast
-----------------------------------------------------------------------------------------------------------------------------
   11                              275 Park Avenue - The Chocolate Factory       275 Park Avenue
-----------------------------------------------------------------------------------------------------------------------------
   20                              333 West Fort Street                          333-337 West Fort Street
-----------------------------------------------------------------------------------------------------------------------------
   21                              The Tower at Northwoods                       222 Rosewood Drive
-----------------------------------------------------------------------------------------------------------------------------
   28                              Cold Spring Crossing                          355 Crossroads Boulevard
-----------------------------------------------------------------------------------------------------------------------------
   44                              University Hill Apartments                    4707 North University Drive
-----------------------------------------------------------------------------------------------------------------------------
   45                              Shelby Creek Shopping Center                  8480-8630 26 Mile Road
-----------------------------------------------------------------------------------------------------------------------------
   59                              Parkland Town Center                          6700 Parkside Drive
-----------------------------------------------------------------------------------------------------------------------------
   77                              Colt Crossing Shopping Center                 5179 Clinton Road
-----------------------------------------------------------------------------------------------------------------------------
   91                              The Pines of Southlake Apartments             985 Mount Zion Road
-----------------------------------------------------------------------------------------------------------------------------
  137                              North Richland Hills Retail                   8412 Davis Boulevard
-----------------------------------------------------------------------------------------------------------------------------

NUMBER     CITY                  COUNTY          STATE    ZIP
CROSSED
---------------------------------------------------------------

    6      Grand Rapids          Kent            MI      49512
---------------------------------------------------------------
   11      Brooklyn              Kings           NY      11205
---------------------------------------------------------------
   20      Detroit               Wayne           MI      48226
---------------------------------------------------------------
   21      Danvers               Essex           MA      01923
---------------------------------------------------------------
   28      Cold Spring           Campbell        KY      41076
---------------------------------------------------------------
   44      Nacogdoches           Nacogdoches     TX      75961
---------------------------------------------------------------
   45      Shelby Township       Macomb          MI      48316
---------------------------------------------------------------
   59      Parkland              Broward         FL      33067
---------------------------------------------------------------
   77      Fayetteville          Cumberland      NC      28391
---------------------------------------------------------------
   91      Morrow                Clayton         GA      30260
---------------------------------------------------------------
  137      North Richland Hills  Tarrant         TX      76180
---------------------------------------------------------------

                                     C-1-1

                                   EXHIBIT C-2

                             LIST OF MEZZANINE LOANS

                        SERVICING
NUMBER CROSSED          POOL                PROPERTY NAME                                         ADDRES
------------------------------------------------------------------------------------------------------------------------------------

    6                                 Centerpointe Mall                3545 28th Street Southeast
------------------------------------------------------------------------------------------------------------------------------------
   10                                 Village Del Amo                  21201-21327 Hawthorne Boulevard
------------------------------------------------------------------------------------------------------------------------------------
   12                                 Lakewood Square                  5021-5195 Lakewood Boulevard and 3950-4091 Hardwick Street
------------------------------------------------------------------------------------------------------------------------------------
   14                                 Fountain Valley Town Center      16027-16205 Brookhurst Street
------------------------------------------------------------------------------------------------------------------------------------

NUMBER            CITY           COUNTY     STATE    ZIP
----------------------------------------------------------

    6       Grand Rapids      Kent          MI      49512
----------------------------------------------------------
   10       Torrance          Los Angeles   CA      90503
----------------------------------------------------------
   12       Lakewood          Los Angeles   CA      90712
----------------------------------------------------------
   14       Fountain Valley   Orange        CA      92708
----------------------------------------------------------

                                     C-2-1

                                    EXHIBIT D

                           FORM OF REQUEST FOR RELEASE

                                     [DATE]

Wells Fargo Bank, N.A.
Wells Fargo Center
Sixth and Marquette
MAC #N9303-121
Minneapolis, Minnesota 55479-0113
Attention: Corporate Trust Services (CMBS)

Credit Suisse First Boston Mortgage Securities Corp.
Eleven Madison Avenue
New York, New York 10010
Attention:  Principal Transactions Group

         Credit Suisse First Boston Mortgage Securities Corp.
                  Commercial Mortgage Pass-Through Certificates, Series 2004-C3
                  REQUEST FOR RELEASE

Dear _______________,

     In connection with the administration of the Mortgage Files held by or on behalf of you as Trustee under a certain Pooling and Servicing Agreement dated as of August 1, 2004 (the "Pooling and Servicing Agreement"), by and among
Credit Suisse First Boston Mortgage Securities Corp., as Depositor, Midland Loan
Services Inc., as master servicer, and Clarion Partners, LLC, as Special
Servicer, and you, as Trustee, the undersigned [Master] [Special] Servicer hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described Loan for the reason indicated below.

     Mortgagor's Name:

     Property Address:

     Loan No.:

     If only particular documents in the Mortgage File are requested, please specify which:

     Reason for requesting Mortgage File (or portion thereof):

     _____1. Loan paid in full. The undersigned [Master] [Special] Servicer hereby certifies that all amounts received in connection with the Loan have been or will be credited to the applicable Collection Account pursuant to the Pooling and Servicing Agreement.

     _____2. The Loan is being foreclosed.

                                      D-1

     _____3. Other. (Describe)

     The undersigned [Master] [Special] Servicer acknowledges that the above
Mortgage File (or requested portion thereof) will be held by it in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten days of our receipt thereof, unless the Loan has been paid in full, in which case the Mortgage File (or such portion thereof)
will be retained by us permanently, or unless the Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

     Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                       [MIDLAND LOAN SERVICES INC.]

                                       [CLARION PARTNERS, LLC]

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                      D-2

                                    EXHIBIT E

                         FORM OF AFFIDAVIT OF LOST NOTE

STATE OF              )
                      )  ss.:
COUNTY OF             )

     ________________________________________, being duly sworn, deposes and says:

     1. that he/she is an authorized signatory of _________________________ (the
"Noteholder");

     2. that the Noteholder is the owner and holder of a mortgage loan in the original principal amount of $____________________ secured by a mortgage (the
"Mortgage") on the premises known as __________________________, located in
____________________;

     3. that the Noteholder, after having conducted a diligent investigation of its records and files, has been unable to locate the following original note and believes that said original note has been lost, misfiled, misplaced or destroyed due to a clerical error:

          a note in the original sum of $___________ made by
          _____________________, to __________________________, under date of
          ___________ (the "Note");

     4. that the Note is now owned and held by the Noteholder;

     5. that the copy of the Note attached hereto is a true and correct copy thereof;

     6. that the Note has not been paid-off, satisfied, assigned, transferred, encumbered, endorsed, pledged, hypothecated, or otherwise disposed of and that the original Note has been either lost, misfiled, misplaced or destroyed;

     7. that no other person, firm, corporation or other entity has any right, title, interest or claim in the Note except the Noteholder; and

     8. upon assignment of the Note by the Noteholder to Credit Suisse First
Boston Mortgage Securities Corp. (the "Depositor") and subsequent assignment by the Depositor to the trustee for the benefit of the holders of the Credit Suisse
First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through
Certificates, Series 2004-C3 (the "Trustee") (which assignment may, at the discretion of the Depositor, be made directly by the Noteholder to the Trustee), the Noteholder covenants and agrees (a) to promptly deliver to the Trustee the original Note if it is subsequently found, and (b) to indemnify and hold harmless the Trustee and its successors and assigns from and against any and all costs, expenses and monetary losses arising as a result of the Noteholder's or the Depositor's failure to deliver said original Note to the Trustee.

                                      E-1

                                      [NAME OF NOTEHOLDER]

                                      By:
                                         ---------------------------------------
                                         Authorized Signatory

Sworn to before me this
______  day of ____________, 20__

                                      E-2

                                  EXHIBIT F-1A

                        FORM I OF TRANSFEROR CERTIFICATE
                  FOR TRANSFERS OF NON-REGISTERED CERTIFICATES

                                     [Date]

Wells Fargo Bank, N.A.
Wells Fargo Center
Sixth and Marquette
MAC # N9303-121
Minneapolis, Minnesota  55479-0113
Attention:  Corporate Trust Services (CMBS)

     Re:  Credit Suisse First Boston Mortgage Securities Corp., Commercial
          Mortgage Pass-Through Certificates, Series 2004-C3, Class ______
          Certificates [having an initial aggregate [principal balance]
          [notional amount] as of August 25, 2004 (the "Issue Date") of
          $__________ (the "Transferred Certificates")

Dear Sirs:

     This letter is delivered to you in connection with the transfer by
_________________ (the "Transferor") to _________________ (the "Transferee") of
the Transferred Certificates pursuant to Section 5.02 of the Pooling and
Servicing Agreement dated as of August 1, 2004 (the "Pooling and Servicing
Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as
depositor (the "Depositor"), Midland Loan Services, Inc., as master servicer,
Clarion Partners, LLC, as special servicer, and Wells Fargo Bank, N.A., as trustee (the "Trustee"). All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and
Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Depositor and the
Trustee, that:

     1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

     2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a
Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred
Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred
Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred
Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through
(e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "Securities Act"), or

                                     F-1A-1

would render the disposition of the Transferred Certificates a violation of
Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the
Securities Act or any state securities laws.

     3. The Transferor and any person acting on behalf of the Transferor in this matter reasonably believe that the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities
Act (a "Qualified Institutional Buyer") purchasing for its own account or for the account of another person that is itself a Qualified Institutional Buyer. In determining whether the Transferee is a Qualified Institutional Buyer, the
Transferor and any person acting on behalf of the Transferor in this matter has relied upon the following method(s) of establishing the Transferee's ownership and discretionary investments of securities (check one or more):

     ___       (a) The Transferee's most recent publicly available financial statements, which statements present the information as of a date within 16 months preceding the date of sale of the Transferred
               Certificates in the case of a U.S. purchaser and within 18 months preceding such date of sale in the case of a foreign purchaser;
               or

     ___       (b) The most recent publicly available information appearing in documents filed by the Transferee with the Securities and
               Exchange Commission or another United States federal, state, or local governmental agency or self-regulatory organization, or with a foreign governmental agency or self-regulatory
               organization, which information is as of a date within 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. purchaser and within 18 months preceding such date of sale in the case of a foreign purchaser; or

     ___       (c) The most recent publicly available information appearing in a recognized securities manual, which information is as of a date within 16 months preceding the date of sale of the Transferred
               Certificates in the case of a U.S. purchaser and within 18 months preceding such date of sale in the case of a foreign purchaser;
               or

     ___       (d) A certification by the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the Transferee, specifying the amount of securities owned and invested on a discretionary basis by the Transferee as of a specific date on or since the close of the Transferee's most recent fiscal year, or, in the case of a Transferee that is a member of a "family of investment companies", as that term is defined in Rule 144A, a certification by an executive officer of the investment adviser specifying the amount of securities owned by the "family of investment companies" as of a specific date on or since the close of the Transferee's most recent fiscal year.

     ___       (e) Other. (Please specify brief description of method)

               -----------------------------------------------------------------
               -----------------------------------------------------------------

     4. The Transferor and any person acting on behalf of the Transferor understand that in determining the aggregate amount of securities owned and invested on a discretionary basis by an entity for purposes of establishing whether such entity is a Qualified Institutional Buyer:

                                     F-1A-2

         (a) the following instruments and interests shall be excluded:
     securities of issuers that are affiliated with such entity; securities that are part of an unsold allotment to or subscription by such entity, if such entity is a dealer; securities of issuers that are part of such entity's
     "family of investment companies", if such entity is a registered investment company; bank deposit notes and certificates of deposit; loan participations; repurchase agreements; securities owned but subject to a repurchase agreement; and currency, interest rate and commodity swaps;

         (b) the aggregate value of the securities shall be the cost of such securities, except where the entity reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities may be valued at market; and

         (c) securities owned by subsidiaries of the entity that are consolidated with the entity in its financial statements prepared in accordance with generally accepted accounting principles may be included if the investments of such subsidiaries are managed under the direction of the entity, except that, unless the entity is a reporting company under Section
     13 or 15(d) of the Securities Exchange Act of 1934, as amended, securities owned by such subsidiaries may not be included if the entity itself is a majority-owned subsidiary that would be included in the consolidated financial statements of another enterprise.

     5. The Transferor or a person acting on its behalf has taken reasonable steps to ensure that the Transferee is aware that the Transferor is relying on the exemption from the provisions of Section 5 of the Securities Act provided by
Rule 144A.

     6. The Transferor or a person acting on its behalf has furnished, or caused to be furnished, to the Transferee all information regarding (a) the Transferred
Certificates and payments thereon, (b) the nature, performance and servicing of the Mortgage Loans, (c) the Pooling and Servicing Agreement, and (d) all related matters, that the Transferee has requested.

                                       Very truly yours,

                                       -----------------------------------------
                                       (Transferor)

                                       By:
                                            ------------------------------------
                                       Name:
                                              ----------------------------------
                                       Title:
                                               ---------------------------------

                                     F-1A-3

                                  EXHIBIT F-1B

                        FORM II OF TRANSFEROR CERTIFICATE
                  FOR TRANSFERS OF NON-REGISTERED CERTIFICATES

                                     [Date]

Wells Fargo Bank, N.A.
Wells Fargo Center
Sixth and Marquette
MAC # N9303-121
Minneapolis, Minnesota  55479-0113
Attention:  Corporate Trust Services (CMBS)

[OR OTHER CERTIFICATE REGISTRAR]

     Re:  Credit Suisse First Boston Mortgage Securities Corp., Commercial
          Mortgage Pass-Through Certificates, Series 2004-C3, Class ______
          Certificates [having an initial aggregate [principal balance]
          [notional amount] as of August 25, 2004 (the "Closing Date") of
          $__________ (the "Transferred Certificates")

Dear Sirs:

     This letter is delivered to you in connection with the transfer by
_________________ (the "Transferor") to _________________ (the "Transferee") of
the Transferred Certificates pursuant to Section 5.02 of the Pooling and
Servicing Agreement dated as of August 1, 2004 (the "Pooling and Servicing
Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as
depositor (the "Depositor"), Midland Loan Services, Inc., as master servicer,
Clarion Partners, LLC, as special servicer, and Wells Fargo Bank, N.A., as trustee (the "Trustee"). All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and
Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Depositor and the
Trustee, that:

         1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

         2. Neither the Transferor nor anyone acting on its behalf has (a)
     offered, transferred, pledged, sold or otherwise disposed of any
     Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred
     Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a
     Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any
     Transferred Certificate, any interest in a

                                     F-1B-1

     Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred
     Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of
     1933, as amended (the "Securities Act"), would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the Securities
     Act or any state securities laws.

                                  Very truly yours,

                                  ----------------------------------------------
                                  (Transferor)

                                  By:
                                       -----------------------------------------
                                  Name:
                                         ---------------------------------------
                                  Title:
                                          --------------------------------------

                                     F-1B-2

                                  EXHIBIT F-1C

                        FORM I OF TRANSFEROR CERTIFICATE
        FOR TRANSFERS OF INTERESTS IN GLOBAL CERTIFICATES FOR CLASSES OF
                           NON-REGISTERED CERTIFICATES

                                     [Date]

Wells Fargo Bank, N.A.
Wells Fargo Center
Sixth and Marquette
MAC # N9303-121
Minneapolis, Minnesota  55479-0113
Attention:  Corporate Trust Services (CMBS)

     Re:  Credit Suisse First Boston Mortgage Securities Corp., Commercial
          Mortgage Pass-Through Certificates, Series 2004-C3, Class ____,
          having an initial aggregate [principal balance] [notional amount] as of August 25, 2004 (the "Issue Date") of $__________ (the "Transferred
          Certificates")

Ladies and Gentlemen:

     This letter is delivered to you in connection with the Transfer by
______________________ (the "Transferor") to ______________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of
The Depository Trust Company ("DTC") and the Depository Participants) in the
Transferred Certificates. The Certificates, including the Transferred
Certificates, were issued pursuant to the Pooling and Servicing Agreement dated as of August 1, 2004 (the "Pooling and Servicing Agreement"), among Credit
Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"),
Midland Loan Services, Inc., as master servicer, Clarion Partners, LLC, as special servicer, and Wells Fargo Bank, N.A., as trustee (the "Trustee"). All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The
Transferor hereby certifies, represents and warrants to and agrees with you, as
Certificate Registrar, and for the benefit of the Depositor and the Trustee, that:

     1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

     2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a
Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred
Certificate, any interest in a Transferred Certificate or any

                                     F-1C-1

other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a
Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the
Transferred Certificates under the Securities Act of 1933, as amended (the
"Securities Act"), would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the Securities Act or any state securities laws.

                                       Very truly yours,

                                       -----------------------------------------
                                       (Transferor)

                                       By:
                                            ------------------------------------
                                               Name:
                                                      --------------------------

                                     F-1C-2

                                  EXHIBIT F-1D

                        FORM II OF TRANSFEROR CERTIFICATE
        FOR TRANSFERS OF INTERESTS IN GLOBAL CERTIFICATES FOR CLASSES OF
                           NON-REGISTERED CERTIFICATES

                                     [Date]

Wells Fargo Bank, N.A.
Wells Fargo Center
Sixth and Marquette
MAC #N9303-121
Minneapolis, Minnesota  55479-0113
Attention:  Corporate Trust Services (CMBS)

     Re:  Credit Suisse First Boston Mortgage Securities Corp., Commercial
          Mortgage Pass-Through Certificates, Series 2004-C3, Class ____,
          having an initial aggregate [principal balance] [notional amount] as of August 25,  2004 (the "Issue Date") of $__________ (the
          "Transferred Certificates")

Ladies and Gentlemen:

     This letter is delivered to you in connection with the transfer by
______________________ (the "Transferor") to ______________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of
The Depository Trust Company ("DTC") and the Depository Participants) in the
Transferred Certificates. The Certificates, including the Transferred
Certificates, were issued pursuant to the Pooling and Servicing Agreement dated as of August 1, 2004 (the "Pooling and Servicing Agreement"), among Credit
Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"),
Midland Loan Services, Inc., as master servicer, Clarion Partners, LLC, as special servicer, and Wells Fargo Bank, N.A., as trustee (the "Trustee"). All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The
Transferor hereby certifies, represents and warrants to and agrees with you, as
Certificate Registrar, and for the benefit of the Depositor and the Trustee, that:

     1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

     2. At the time the buy order was originated, the Transferor reasonably believed that the Transferee was outside the United States, its territories and possessions.

     3. If the Transferor is a distributor (within the meaning of Rule 902(d)
under the Securities Act of 1933, as amended (the "Securities Act")) with respect to the Transferred Certificates, or an affiliate of such a distributor or of the Depositor, or a person acting on behalf of such a distributor, the
Depositor or any affiliate of such distributor or of the Depositor, then:

                                     F-1D-1

         (a) the sale of the Transferred Certificates by the Transferor to the
     Transferee will be executed in, on or through a physical trading floor of an established foreign securities exchange that is located outside the
     United States, its territories and possessions;

         (b) no directed selling efforts (within the meaning of Rule 902(c)
     under the Securities Act) have been made in the United States, its territories and possessions, with respect to the Transferred Certificates by the Transferor, any of its affiliates, or any person acting on behalf of any of the foregoing;

         (c) all offers and sales, if any, of the Transferred Certificates by or on behalf of the Transferor prior to the expiration of the distribution compliance period specified in category 2 or 3 (paragraph (b)(2) or (b)(3))
     in Rule 903 under the Securities Act, as applicable, have been and will be made only in accordance with the provisions of Rule 903 or Rule 904 under the Securities Act, pursuant to registration of the Transferred
     Certificates under the Securities Act, or pursuant to an available exemption from the registration requirements of the Securities Act;

         (d) all offering materials and documents (other than press releases), if any, used in connection with offers and sales of the Transferred
     Certificates by or on behalf of the Transferor prior to the expiration of the distribution compliance period specified in category 2 or 3 (paragraph
     (b)(2) or (b)(3)) in Rule 903 under the Securities Act, as applicable, complied with the requirements of Rule 902(g)(2) under the Securities Act;
     and

         (e) if the Transferee is a distributor, a dealer or a person receiving a selling concession, a fee or other remuneration and the offer or sale of the Transferred Certificates thereto occurs prior to the expiration of the applicable 40-day distribution compliance period, the Transferor has sent a confirmation or other notice to the Transferee that the Transferee is subject to the same restrictions on offers and sales that apply to a distributor.

     4. If the Transferor is not a distributor with respect to the Transferred
Certificates or an affiliate of such a distributor or of the Depositor or acting on behalf of such a distributor, the Depositor or any affiliate of such a distributor or of the Depositor, then:

         (a) the sale of the Transferred Certificates by the Transferor to the
     Transferee will be executed in, on or through the facilities of a designated offshore securities market described in paragraph (b) of Rule
     902 under the Securities Act, and neither the Transferor nor anyone acting on its behalf knows that such transaction has been prearranged with a buyer in the United States, its territories and possessions;

         (b) no directed selling efforts (within the meaning of Rule 902(c)
     under the Securities Act) have been made in the United States, its territories and possessions, with respect to the Transferred Certificates by the Transferor, any of its affiliates, or any person acting on behalf of any of the foregoing;

         (c) if the Transferee is a dealer or a person receiving a selling concession, a fee or other remuneration and the offer or sale of the
     Transferred Certificates thereto occurs prior to the expiration of the applicable 40-day distribution compliance period, the Transferor has sent a confirmation or other notice to the Transferee stating that the Transferred
     Certificates may be

                                     F-1D-2

     offered and sold during the distribution compliance period only in accordance with the provisions of Regulation S under the Securities Act, pursuant to registration of the Transferred Certificates under the
     Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act.

                                     Very truly yours,

                                     -------------------------------------------
                                     (Transferor)

                                     By:
                                          --------------------------------------
                                             Name:
                                                    ----------------------------
                                             Title:
                                                     ---------------------------

                                     F-1D-3

                                  EXHIBIT F-2A

                FORM I OF TRANSFEREE CERTIFICATE FOR TRANSFERS OF
                NON-REGISTERED CERTIFICATES HELD IN PHYSICAL FORM

                                     [Date]

Wells Fargo Bank, N.A.
Wells Fargo Center
Sixth and Marquette
MAC # N9303-121
Minneapolis, Minnesota  55479-0113
Attention: Corporate Trust Services (CMBS)

     Re:  Credit Suisse First Boston Mortgage Securities Corp., Commercial
          Mortgage Pass-Through Certificates, Series 2004-C3, Class ______
          having an initial aggregate [principal balance]
          [notional amount] as of August 25, 2004 (the "Closing Date") of
          $__________ [evidencing a ____% Percentage Interest in the related
          Class] (the "Transferred Certificates")

Dear Sirs:

     This letter is delivered to you in connection with the transfer by
_________________ (the "Transferor") to _________________ (the "Transferee") of
the Transferred Certificates, pursuant to Section 5.02 of the Pooling and
Servicing Agreement dated as of August 1, 2004 (the "Pooling and Servicing
Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as
depositor (the "Depositor"), Midland Loan Services, Inc., as master servicer
(the "Master Servicer"), Clarion Partners, LLC, as special servicer (the
"Special Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The
Transferee hereby certifies, represents and warrants to you, as Certificate
Registrar, and for the benefit of the Depositor and the Trustee, that:

     1. The Transferee is a "qualified institutional buyer" (a "Qualified
Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and
Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer, and understands that such Transferred Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a Qualified
Institutional Buyer that purchases for its own account or for the account of another Qualified Institutional Buyer and to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b)
pursuant to another exemption from registration under the Securities Act.

     2. The Transferee has been furnished with all information regarding (a) the
Depositor, (b) the Transferred Certificates and payments thereon, (c) the nature, performance and

                                     F-2A-1

servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement and the
Trust Fund created pursuant thereto, and (e) all related matters, that it has requested.

     3. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee
Acknowledgment below.

                                    Very truly yours,

                                    --------------------------------------------
                                    (Transferee)

                                    By:
                                         ---------------------------------------
                                    Name:
                                           -------------------------------------
                                    Title:
                                            ------------------------------------

                             NOMINEE ACKNOWLEDGMENT
                             ----------------------

                  The undersigned hereby acknowledges and agrees that as to the
Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                    --------------------------------------------
                                    (Nominee)

                                    By:
                                         ---------------------------------------
                                    Name:
                                           -------------------------------------
                                    Title:
                                            ------------------------------------

                                     F-2A-2

                                                         ANNEX 1 TO EXHIBIT F-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
          [For Transferees Other Than Registered Investment Companies]

     The undersigned hereby certifies as follows to [name of Transferor] (the
"Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the mortgage pass-through certificates being transferred (the
"Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

     1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee").

     2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended because (i) the Transferee [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $_____________________(1) in securities (other than the excluded securities referred to below) as of the end of the
Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

     ___  Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in
          Section 501(c)(3) of the Internal Revenue Code of 1986.

     ___  Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

     ___  Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least
          $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16

--------------
(1) Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case,
Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                     F-2A-3

          months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

     ___  Broker-dealer. The Transferee is a dealer registered pursuant to
          Section 15 of the Securities Exchange Act of 1934, as amended.

     ___  Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state, U.S. territory or the District of Columbia.

     ___  State or Local Plan. The Transferee is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of the state or its political subdivisions, for the benefit of its employees.

     ___  Plan. The Transferee is an employee benefit plan within the meaning of
          Title I of the Employee Retirement Income Security Act of 1974.

     ___  Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

     ___  QIB Subsidiary. All of the Transferee's equity owners are "qualified institutional buyers" within the meaning of Rule 144A.

     ___  Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
          (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.) _______________________________________________________

          ______________________________________________________________________

          ______________________________________________________________________

     3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii)
securities that are part of an unsold allotment to or subscription by such
Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

     4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned,

                                     F-2A-4

consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

     5. The Transferee is familiar with Rule 144A and understands that the
Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

     ___      ___    Will the Transferee be purchasing the Transferred
     Yes      No     Certificates only for the Transferee's own account?

     6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

     7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein.
Until such notice is given, the Transferee's purchase of the Transferred
Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

     8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                   ---------------------------------------------
                                   Print Name of Transferee

                                   By:
                                        ----------------------------------------
                                   Name:
                                          --------------------------------------
                                   Title:
                                           -------------------------------------
                                   Date:
                                          --------------------------------------

                                     F-2A-5

                                                         ANNEX 2 TO EXHIBIT F-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
           [For Transferees That Are Registered Investment Companies]

     The undersigned hereby certifies as follows to [name of Transferor] (the
"Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the mortgage pass-through certificates (the "Transferred
Certificates") described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

     1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the
Transferee is a "qualified institutional buyer" as that term is defined in Rule
144A ("Rule 144A") under the Securities Act of 1933, as amended because the
Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

     2. The Transferee is a "qualified institutional buyer" as defined in Rule
144A because (i) the Transferee is an investment company registered under the
Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of
Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the
Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

     ____      The Transferee owned and/or invested on a discretionary basis
               $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in
               accordance with Rule 144A).

     ____      The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the
               Transferee's most recent fiscal year (such amount being
               calculated in accordance with Rule 144A).

     3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

     4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's
Family of Investment Companies, (ii)

                                     F-2A-6

bank deposit notes and certificates of deposit, (iii) loan participations, (iv)
repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of
Investment Companies, the securities referred to in this paragraph were excluded.

     5. The Transferee is familiar with Rule 144A and understands that the
Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

     ___      ___     Will the Transferee be purchasing the Transferred
     Yes      No      Certificates only for the Transferee's own account?

     6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

     7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

     8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                 Print Name of Transferee or Adviser

                                 By:
                                      ------------------------------------------
                                 Name:
                                        ----------------------------------------
                                 Title:
                                         ---------------------------------------

                                 IF AN ADVISER:

                                 Print Name of Transferee

                                 Date:
                                      ------------------------------------------

                                     F-2A-7

                                  EXHIBIT F-2B

               FORM II OF TRANSFEREE CERTIFICATE FOR TRANSFERS OF
                NON-REGISTERED CERTIFICATES HELD IN PHYSICAL FORM

                                     [Date]

Wells Fargo Bank, N.A.
Wells Fargo Center
Sixth and Marquette
MAC # N9303-121
Minneapolis, Minnesota  55479-0113
Attention:  Corporate Trust Services (CMBS)

     Re:  Credit Suisse First Boston Mortgage Securities Corp., Commercial
          Mortgage Pass-Through Certificates, Series 2004-C3, Class ______
          Certificates [having an initial aggregate [principal balance]
          [notional amount] as of August 25, 2004 (the "Issue Date") of
          $__________ [evidencing a ____% Percentage Interest in the related
          Class](the "Transferred Certificates")

Ladies and Gentlemen:

     This letter is delivered to you in connection with the transfer by
_______________________ (the "Transferor") to _______________________________
(the "Transferee") of the Transferred Certificates pursuant to Section 5.02 of the Pooling and Servicing Agreement dated as of August 1, 2004 (the "Pooling and
Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities
Corp. as depositor (the "Depositor"), Midland Loan Services, Inc., as master servicer (the "Master Servicer"), Clarion Partners, LLC, as special servicer
(the "Special Servicer"), and Wells Fargo Bank, N.A., as trustee (the
"Trustee"). All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement.
The Transferee hereby certifies, represents and warrants to you, as Certificate
Registrar, and for the benefit of the Depositor and the Trustee, that:

     1. Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any payment thereof, in whole or in part, in any manner which would violate the
Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

     2. Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Transferred
Certificates, and (c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless it is (i) registered pursuant to the Securities Act and

                                     F-2B-1

registered or qualified pursuant to any applicable state securities laws or (ii)
sold or transferred in a transaction which is exempt from such registration and qualification and the Certificate Registrar has received (A) a certificate from the prospective transferor substantially in the form attached as Exhibit F-1A to the Pooling and Servicing Agreement; (B) a certificate from the prospective transferor substantially in the form attached as Exhibit F-1B to the Pooling and
Servicing Agreement and a certificate from the prospective transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Pooling and Servicing Agreement; or (C) an Opinion of Counsel satisfactory to the Certificate Registrar that the transfer may be made without registration under the Securities Act, together with the written certification(s) as to the facts surrounding the transfer from the prospective transferor and/or prospective transferee upon which such Opinion of Counsel is based.

     3. The Transferee understands that it may not sell or otherwise transfer the Transferred Certificates, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificates will bear legends substantially to the following effect:

               THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE
               SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE
               SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR
               OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN
               WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A
               TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR
               QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF
               SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO
               HEREIN.

               NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE
               MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
               ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME
               SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF
               THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
               (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS
               CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED
               FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH
               RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT,
               EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE
               POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     4. Neither the Transferee nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a
Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or

                                     F-2B-2

negotiated with respect to any Transferred Certificate, any interest in a
Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the Securities Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the
Securities Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized nor will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to the Transferred
Certificates, any interest in the Transferred Certificates or any other similar security.

     5. The Transferee has been furnished with all information regarding (a) the
Depositor, (b) the Transferred Certificates and distributions thereon, (c)
nature, performance and servicing of the Mortgage Loans, (d) the Pooling and
Servicing Agreement and the Trust Fund created pursuant thereto and (e) all related matters, that it has requested.

     6. The Transferee is an "accredited investor" within the meaning of paragraph (1), (2), (3) or (7) of Rule 501(a) under the Securities Act or an entity in which all the equity owners come within such paragraphs and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred
Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the
Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.

     7. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee
Acknowledgment below.

                                Very truly yours,

                                (Transferee)

                                By:
                                   ---------------------------------------------

                                Name:
                                Title:

                                     F-2B-3

                             NOMINEE ACKNOWLEDGMENT

     The undersigned hereby acknowledges and agrees that as to the Transferred
Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                    --------------------------------------------
                                    (Nominee)

                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title:

                                     F-2B-4

                                  EXHIBIT F-2C

                        FORM I OF TRANSFEREE CERTIFICATE
            FOR TRANSFERS OF INTERESTS IN NON-REGISTERED CERTIFICATES
                             HELD IN BOOK-ENTRY FORM

                                     [Date]

[TRANSFEROR]

     Re:  Credit Suisse First Boston Mortgage Securities Corp., Commercial
          Mortgage Pass-Through Certificates, Series 2004-C3, Class ______
          Certificates [having an initial aggregate [principal balance]
          [notional amount] as of August 25, 2004 (the "Closing Date") of
          $__________] (the "Certificate Transferred Certificates")

Ladies and Gentlemen:

     This letter is delivered to you in connection with the transfer by
_________________ (the "Transferor") to _________________ (the "Transferee")
through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The
Depository Trust Company ("DTC") and the Depository Participants) in the
Transferred Certificates. The Certificates, including the Transferred
Certificates, were issued pursuant to the Pooling and Servicing Agreement dated as of August 1, 2004 (the "Pooling and Servicing Agreement"), among Credit
Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"),
Midland Loan Services, Inc., as master servicer (the "Master Servicer"), Clarion
Partners, LLC, as special servicer (the "Special Servicer"), and Wells Fargo
Bank, N.A., as trustee (the "Trustee"). All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the
Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, the
Trustee and the Certificate Registrar, that:

     1. The Transferee is a "qualified institutional buyer" (a "Qualified
Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act") and has completed one of the forms of certification to that effect attached hereto as Annex 1 and
Annex 2. The Transferee is aware that the Transfer to it of the Transferor's interest in the Transferred Certificates is being made in reliance on Rule 144A.
The Transferee is acquiring such interest in the Transferred Certificates for its own account or for the account of a Qualified Institutional Buyer.

     2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Transferred
Certificates, and (c) neither the Transferred Certificates nor any interest therein may be resold or transferred unless it is (i) registered pursuant to the
Securities Act and registered or qualified pursuant any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification.

                                     F-2C-1

     3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate or any interest therein except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that each Transferred Certificate will bear the following legends:

          THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE
          SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE
          SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER
          DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH
          REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH
          DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN
          ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND
          SERVICING AGREEMENT REFERRED TO HEREIN.

          NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A)
          TO ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT
          THAT IS SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME
          SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE
          INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) TO ANY
          PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR
          SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE
          OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE
          BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS
          OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO
          HEREIN.

     4. The Transferee has been furnished with all information regarding (a) The
Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and
Servicing Agreement, and (e) all related matters, that it has requested.

                                     Very truly yours,

                                     (Transferee)

                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                     F-2C-2

                                                         ANNEX 1 TO EXHIBIT F-2C

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
          [for Transferees other than Registered Investment Companies]

     The undersigned hereby certifies as follows to [name of Transferor] (the
"Transferor") and for the benefit of Credit Suisse First Boston Mortgage
Securities Corp. with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

     1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquiring interests in the Transferred Certificates (the "Transferee").

     2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A")
because (i) [the Transferee] [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $_____________________(2) in securities
(other than the excluded securities referred to below) as of the end of the
Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

     ___       Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution),
               Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal
               Revenue Code of 1986.

     ___       Bank. The Transferee (a) is a national bank or a banking
               institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is
               substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

     ___       Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual

----------------
(2) Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case,
Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                     F-2C-3

               financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the
               Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

     ___       Broker-dealer. The Transferee is a dealer registered pursuant to
               Section 15 of the Securities Exchange Act of 1934, as amended.

     ___       Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S.
               territory or the District of Columbia.

     ___       State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

     ___       ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act
               of 1974.

     ___       Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

     ___       QIB Subsidiary. All of the Transferee's equity owners are
               "qualified institutional buyers" within the meaning of Rule 144A.

     ___       Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under
               subsection (a)(1) of Rule 144A pursuant to which it qualifies.
               Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

     3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii)
securities that are part of an unsold allotment to or subscription by such
Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

     4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any such Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-

                                     F-2C-4

owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

     5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred
Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee may be in reliance on Rule 144A.

     ____   ____      Will the Transferee be acquiring interests in the
     Yes    No        Transferred  Certificates only for the Transferee's own
                      account?

     6. If the answer to the foregoing question is "no", then in each case where the Transferee is acquiring any interest in the Transferred Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the
"qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by
Rule 144A.

     7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein.
Until such notice is given, the Transferee's acquisition of any interest in of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such acquisition. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such acquisition, promptly after they become available.

     8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred
Certificates were issued.

                                    (Transferee)

                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title:
                                    Date:

                                     F-2C-5

                                                         ANNEX 2 TO EXHIBIT F-2C

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
           [for Transferees that are Registered Investment Companies]

     The undersigned hereby certifies as follows to [name of Transferor] (the
"Transferor") and for the benefit of Credit Suisse First Boston Mortgage
Securities Corp. with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

     1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquiring interests in the Transferred Certificates (the "Transferee")
or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A")
because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

     2. The Transferee is a "qualified institutional buyer" as defined in Rule
144A because (i) the Transferee is an investment company registered under the
Investment Company Act of 1940, as amended, and (ii) as marked below, the
Transferee alone owned and/or invested on a discretionary basis, or the
Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of
Investment Companies, the cost of such securities was used, unless the
Transferee or any member of the Transferee's Family of Investment Companies, as
the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

     ____      The Transferee owned and/or invested on a discretionary basis
               $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in
               accordance with Rule 144A).

     ____      The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the
               Transferee's most recent fiscal year (such amount being
               calculated in accordance with Rule 144A).

     3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                                     F-2C-6

     4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's
Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

     5. The Transferee is familiar with Rule 144A and understands that the
Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more
Transfers to the Transferee will be in reliance on Rule 144A.

     ____     ____      Will the Transferee be acquiring interests in the
     Yes      No        Transferred Certificates only for the Transferee's own
                        account?

     6. If the answer to the foregoing question is "no", then in each case where the Transferee is acquiring any interest in the Transferred Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the
"qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by
Rule 144A.

     7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's acquisition of any interest in the Transferred
Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such acquisition.

     8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred
Certificates were issued.

                                   (Transferee or Adviser)

                                   By:
                                      ------------------------------------------
                                   Name:
                                   Title:

                                   IF AN ADVISER:

                                   ---------------------------------------------
                                   Print Name of Transferee

                                   Date:

                                     F-2C-7

                                  EXHIBIT F-2D

                      FORM II OF TRANSFEREE CERTIFICATE FOR
              TRANSFERS OF INTERESTS IN NON-REGISTERED CERTIFICATES
                             HELD IN BOOK ENTRY FORM

                                     [Date]

[TRANSFEROR]

     Re:  Credit Suisse First Boston Mortgage Securities Corp., Commercial
          Mortgage Pass-Through Certificates, Series 2004-C3, Class ______
          Certificates [having an initial aggregate [principal balance]
          [notional amount] as of August 25, 2004 (the "Closing Date") of
          $__________] (the "Transferred Certificates")

Ladies and Gentlemen:

     This letter is delivered to you in connection with the transfer by
_________________ (the "Transferor") to _________________ (the "Transferee")
through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The
Depository Trust Company ("DTC") and the Depository Participants) in the
Transferred Certificates. The Certificates, including the Transferred
Certificates, were issued pursuant to the Pooling and Servicing Agreement dated as of August 1, 2004 (the "Pooling and Servicing Agreement"), among Credit
Suisse First Boston Mortgage Securities Corp., as depositor, Midland Loan
Services, Inc., as master servicer (the "Master Servicer"), Clarion Partners,
LLC, as special servicer (the "Special Servicer"), and Wells Fargo Bank, N.A.,
as trustee (the "Trustee"). All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and
Servicing Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, the Trustee and the
Certificate Registrar, that:

     1. The Transferee is not a United States Securities Person. For purposes of this certification, "United States Securities Person" means (i) any natural person resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a United States Securities Person, other than any estate of which any professional fiduciary acting as executor or administrator is a United States Securities Person if an executor or administrator of the estate who is not a United States Securities Person has sole or shared investment discretion with respect to the assets of the estate and the estate is governed by foreign law, (iv) any trust of which any trustee is a United States Securities Person, other than a trust of which any professional fiduciary acting as trustee is a United States Securities Person if a trustee who is not a United States Securities Person has sole or shared investment discretion with respect to the trust assets and no beneficiary of the trust (and no settlor if the trust is revocable) is a United States Securities
Person, (v) any agency or branch of a foreign entity located in the United
States, unless the agency or branch operates for valid business reasons and is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located, (vi) any non-discretionary account or similar account (other than an estate or trust) held

                                     F-2D-1

by a dealer or other fiduciary for the benefit or account of a United States
Securities Person, (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States, other than one held for the benefit or account of a non-United States Securities Person by a dealer or other professional fiduciary organized, incorporated or (if any individual) resident in the United States, (viii) any partnership or corporation if (a) organized or incorporated under the laws of any foreign jurisdiction and
(b) formed by a United States Securities Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by "accredited investors" (as defined in
Rule 501(a)) under the United States Securities Act of 1933, as amended (the
"Securities Act"), who are not natural persons, estates or trusts; provided, however, that the International Monetary Fund, the International Bank for
Reconstruction and Development, the Inter-American Development Bank, the Asian
Development Bank, the African Development Bank, the United Nations and their agencies, affiliates and pension plans, any other similar international organization, their agencies, affiliates and pension plans shall not constitute
United States Securities Persons.

     2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Transferred
Certificates, and (c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws, or (ii) is sold or transferred in transactions which are exempt from such registration and qualification.

     3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that each Transferred Certificate will bear the following legends:

     THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES
     ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF
     ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS
     CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR
     QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH
     REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE
     PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED
     TO HEREIN.

     NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A)
     ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS
     SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED
     ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED
     (THE "CODE"), OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING
     THIS CERTIFICATE OR SUCH

                                     F-2D-2

     INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
     ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
     ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF
     THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorized you to produce this certification to any interested party in such proceedings.

Dated:  __________, ____

                                  By:
                                     -------------------------------------------
                                     As, or agent for, the beneficial owner(s)
                                     of the Certificates to which this
                                     certificate relates

                                     F-2D-3

                                   EXHIBIT G-1

             FORM OF TRANSFEREE CERTIFICATE IN CONNECTION WITH ERISA
              (NON-REGISTERED CERTIFICATES AND NON-INVESTMENT GRADE
            CERTIFICATES HELD IN FULLY REGISTERED, CERTIFICATED FORM)

                                     [Date]

Wells Fargo Bank, N.A.
Wells Fargo Center
Sixth and Marquette
MAC # N9303-121
Minneapolis, Minnesota  55479-0113
Attention:  Corporate Trust Services (CMBS)

     Re:  Credit Suisse First Boston Mortgage Securities Corp., Commercial
          Mortgage Pass-Through Certificates, Series 2004-C3, Class ______
          Certificates [having an initial aggregate Certificate [Principal
          Balance] [Notional Amount] as of August 25, 2004 (the "Closing Date")
          of $__________] [evidencing a ____% Percentage Interest in the related
          Class] (the "Transferred Certificates")

Ladies and Gentlemen:

     This letter is delivered to you in connection with the transfer by
_________________ (the "Transferor") to _________________ (the "Transferee") of
the Transferred Certificates pursuant to Section 5.02 of the Pooling and
Servicing Agreement dated as of August 1, 2004 (the "Pooling and Servicing
Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as
depositor, Midland Loan Services, Inc., as master servicer (the "Master
Servicer"), Clarion Partners, LLC, as special servicer (the "Special Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you as Certificate Registrar, as follows (check the applicable paragraph):

     ___       The Transferee is neither (A) a retirement plan or other employee benefit plan or arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including an insurance company general account, that is subject to ERISA or Section 4975 of the Code (each, a
               "Plan"), nor (B) a Person who is directly or indirectly
               purchasing the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or

     ___       The Transferee is using funds from an insurance company general account to acquire the Transferred Certificates, however, the purchase and holding of such Certificates by such Person is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code by reason of Sections I and
               III of Prohibited Transaction Class Exemption 95-60.

                                     G-1-1

     ___       The Transferred Certificates are Class ___ Certificates, an
               interest in which is being acquired by or on behalf of a Plan in reliance on the individual prohibited transaction exemption issued by the U.S. Department of Labor to Credit Suisse First
               Boston LLC (PTE 89-90), and such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
               Securities Act, (Y) is not sponsored (within the meaning of
               Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any
               Mortgage Loan Seller, the Master Servicer, the Special Servicer,
               any Exemption-Favored Party, any Primary Servicer, any
               Sub-Servicer or any Borrower with respect to any Loan or group of
               Loans that represents more than 5% of the aggregate unamortized principal balance of the Loans determined on the date of the initial issuance of the Certificates, or by an Affiliate of any such Person, and (Z) agrees that it will obtain from each of its
               Transferees to which it transfers an interest in the Transferred
               Certificates, a written representation that such Transferee, if a
               Plan, satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such
               Transferee will obtain from each of its Transferees that are
               Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and
               (Y).

                                       Very truly yours,

                                       -----------------------------------------
                                       (Transferee)

                                       By:
                                          --------------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                     G-1-2

                                   EXHIBIT G-2

             FORM OF TRANSFEREE CERTIFICATE IN CONNECTION WITH ERISA
              (NON-REGISTERED CERTIFICATES HELD IN BOOK ENTRY FORM)

                                     [Date]

[TRANSFEROR]

     Re:  Credit Suisse First Boston Mortgage Securities Corp., Commercial
          Mortgage Pass-Through Certificates, Series 2004-C3, Class ______
          Certificates [having an initial aggregate Certificate [Principal
          Balance] [Notional Amount] as of August 25, 2004 (the "Closing Date")
          of $__________] [evidencing a ____% Percentage Interest in the related
          Class] (the "Transferred Certificates")

Ladies and Gentlemen:

     This letter is delivered to you in connection with the Transfer by
______________________ (the "Transferor") to _________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of
The Depository Trust Corporation ("DTC") and the Depository Participants) in the
Transferred Certificates. The Certificates, including the Transferred
Certificates, were issued pursuant to the Pooling and Servicing Agreement dated as of August 1, 2004 (the "Pooling and Servicing Agreement"), among Credit
Suisse First Boston Mortgage Securities Corp., as depositor, Midland Loan
Services, Inc., as master servicer (the "Master Servicer"), Clarion Partners,
LLC, as special servicer (the "Special Servicer"), and Wells Fargo Bank, N.A.,
as trustee (the "Trustee"). All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and
Servicing Agreement. The Transferee hereby certifies, represents and warrants to you as follows (check the applicable paragraph):

     ___       The Transferee is neither (A) a retirement plan, an employee benefit plan or other retirement arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including an insurance company general account, that is subject to Section 406 of ERISA or Section 4975 of the Code (each, a "Plan"), nor (B) a
               Person who is directly or indirectly purchasing an interest in the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of, a Plan;

     ___       The Transferee is using funds from an insurance company general account to acquire an interest in the Transferred Certificates, however, the purchase and holding of such interest by such Person is exempt from the prohibited transaction provisions of Section
               406 of ERISA and Section 4975 of the Code by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or

     ___       The Transferred Certificates are Class ____ Certificates, an
               interest in which is being acquired by or on behalf of a Plan in reliance on the individual prohibited transaction

                                     G-2-1

               exemption issued by the U.S. Department of Labor to Credit Suisse
               First Boston LLC (PTE 89-90), and such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
               Securities Act, (Y) is not sponsored (within the meaning of
               Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any
               Mortgage Loan Seller, the Master Servicer, the Special Servicer,
               any Exemption-Favored Party, any Primary Servicer, any
               Sub-Servicer or any Borrower with respect to any Loan or group of
               Loans that represents more than 5% of the aggregate unamortized principal balance of the Loans determined on the date of the initial issuance of the Certificates, or by an Affiliate of any such Person, and (Z) agrees that it will obtain from each of its
               Transferees to which it transfers an interest in the Transferred
               Certificates, a written representation that such Transferee, if a
               Plan, satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such
               Transferee will obtain from each of its Transferees that are
               Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and
               (Y).

                                      ------------------------------------------
                                      (Transferee)

                                      By:
                                         ---------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

                                     G-2-2

                                   EXHIBIT H-1

                FORM OF RESIDUAL TRANSFER AFFIDAVIT AND AGREEMENT
                      FOR TRANSFERS OF CLASS R CERTIFICATES

STATE OF            )
                    ) ss:
COUNTY OF           )

     ____________________, being first duly sworn, deposes and says that:

     1. He/She is the ____________________ of ____________________ (the
prospective transferee (the "Transferee") of Credit Suisse First Boston Mortgage
Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-C3,
Class R, evidencing a ___% Percentage Interest in such Class (the "Residual
Interest Certificates")), a _________________ duly organized and validly existing under the laws of ____________________, on behalf of which he/she makes this affidavit. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing
Agreement pursuant to which the Residual Interest Certificates were issued (the
"Pooling and Servicing Agreement").

     2. The Transferee (i) is, and as of the date of transfer will be, a
Permitted Transferee and will endeavor to remain a Permitted Transferee for so long as it holds the Residual Certificates, and (ii) is acquiring the Residual
Certificates for its own account or for the account of another prospective transferee from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted Transferee" is any Person other than a
Disqualified Organization, a possession of the United States, Non-United States
Tax Person, domestic partnership whose beneficial interests are not all held by
United States Persons (as defined below) or a foreign permanent establishment or fixed based (each within the meaning of an applicable tax treaty) of a United
States Person. (For this purpose, a "Disqualified Organization" means the United
States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality, all of the activities of which are subject to tax and, except for the Federal Home Loan
Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization
(other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income).

     3. The Transferee is aware (i) of the tax that would be imposed under the
Code on transfers of the Residual Interest Certificates to non-Permitted
Transferees; (ii) that such tax would be on the transferor or, if such transfer is through an agent (which Person includes a broker, nominee or middleman) for a non-Permitted Transferee, on the agent; (iii) that the Person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such Person an affidavit that the transferee is a Permitted
Transferee and, at the time of transfer, such Person does not have actual knowledge that the affidavit is false; and (iv) that the Residual Interest
Certificates may be a "noneconomic residual interest" within the meaning of
Treasury regulation Section 1.860E-1(c) and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the

                                     H-1-1

income on such residual interest, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax.

     4. The Transferee is aware of the tax imposed on a "pass-through entity"
holding the Residual Interest Certificates if at any time during the taxable year of the pass-through entity a non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a "pass-through entity"
includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

     5. The Transferee is aware that the Certificate Registrar will not register any transfer of the Residual Interest Certificates by the Transferee unless the
Transferee's transferee, or such transferee's agent, delivers to the Certificate
Registrar, among other things, an affidavit and agreement in substantially the same form as this affidavit and agreement. The Transferee expressly agrees that it will not consummate any such transfer if it knows or believes that any representation contained in such affidavit and agreement is false.

     6. The Transferee consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Residual Interest Certificates will only be owned, directly or indirectly, by a Permitted Transferee. In addition, the
Transferee will honor all the restrictions set forth herein upon any subsequent transfers of the Class R Certificates.

     7. The Transferee's taxpayer identification number is _________________.

     8. The Transferee has reviewed the provisions of Section 5.02(d) of the
Pooling and Servicing Agreement, a description of which provisions is set forth in the Residual Interest Certificates (in particular, clause (ii)(A) of Section
5.02(d) which authorizes the Trustee to deliver payments on the Residual
Interest Certificates to a Person other than the Transferee and clause (ii)(B)
of Section 5.02(d) which authorizes the Trustee to negotiate a mandatory sale of the Residual Interest Certificates, in either case, in the event that the
Transferee holds such Residual Interest Certificates in violation of Section
5.02(d)); and the Transferee expressly agrees to be bound by and to comply with such provisions.

     9. No purpose of the Transferee relating to its purchase or any sale of the
Residual Certificates is or will be to impede the assessment or collection of any tax.

     10. In accordance with Treasury Regulation Section 1.860E-1 [check the statement that applies]:

         (a) The consideration paid to the Transferee for accepting the Class R
     Certificates is greater than the present value of the anticipated net federal income taxes and tax benefits ("Tax Liability Present Value")
     associated with owning such Certificates, with such present value computed using a discount rate equal to the "federal short-term rate" prescribed by
     Section 1274 of the Code as of the date hereof or, to the extent it is not, the Transferee has regularly borrowed, in the ordinary course of its trade or business, substantial funds from unrelated third parties at a lower interest rate than such applicable federal rate and the consideration paid to the Transferee is greater than the Tax Liability Present Value using such lower interest rate as the discount rate and the transactions in question with unrelated third party lenders, the interest rate or rates, the date or dates of such transactions, and the maturity dates or,

                                     H-1-2

     in the case of adjustable rate debt instruments, the relevant adjustment dates or periods, with respect to such borrowings, are accurately reflected in Exhibit A to this letter; _______

          or

         (b) the Transferee (i) is an "eligible corporation" as defined in
     Section 1.860E-1(c)(6)(i) of the Treasury Regulations, as to which the income of the Residual Interest Certificates will only be subject to taxation in the United States, (ii) has, and has had in each of its two preceding fiscal years, gross assets for financial reporting purposes
     (excluding any obligation of a person related to the transferee within the meaning of Section 1.860E-1(c)(6)(i) of the Treasury Regulations or any
     other assets if a principal purpose for holding or acquiring such other assets is to satisfy this condition) in excess of $100 million and net assets of $10 million, and (iii) hereby agrees only to transfer the
     Certificate to another corporation meeting the criteria set forth in this letter. _______

     11. The Transferee will not cause the income from the Residual Interest certificate to be attributed to a foreign permanent establishment or fixed base.

     12. The Transferee hereby represents to and for the benefit of the transferor that the Transferee intends to pay any taxes associated with holding the Residual Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Residual
Certificates.

     For purposes of this affidavit, a "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate whose income from sources without the
United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust as to which (i) a court in the United States is able to exercise primary supervision over the administration of the trust and
(ii) one or more United States fiduciaries have the right to control all substantial decisions of the trust.

                                     H-1-3

     IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its ____________________ and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ______ day of ______________.

                                      [TRANSFEREE]

                                      By:
                                         ---------------------------------------
                                      [Name of Officer]
                                      [Title of Officer]

[Corporate Seal]

ATTEST:

_________________________________
[Assistant] Secretary

     Personally appeared before me the above-named ____________________, known or proved to me to be the same person who executed the foregoing instrument and to be the ____________________ of the Transferee, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Transferee

     Subscribed and sworn before me this ______ day of __________________,
________.

-----------------------------
NOTARY PUBLIC

COUNTY OF____________________

STATE OF______________________

My Commission expires the _________ day of ___________, 20__.

                                     H-1-4

                                   EXHIBIT H-2

                 FORM OF TRANSFEROR CERTIFICATE FOR TRANSFERS OF
                              CLASS R CERTIFICATES

                                     [Date]

Wells Fargo Bank, N.A.
Wells Fargo Center
Sixth and Marquette
MAC # N9303-121
Minneapolis, Minnesota  55479-0113
Attention:  Corporate Trust Services (CMBS)

     Re:  Credit Suisse First Boston Mortgage Securities Corp., Commercial
          Mortgage Pass-Through Certificates, Series 2004-C3, Class R
          Certificates (the"Residual Interest Certificates")

Ladies and Gentlemen:

     This letter is delivered to you in connection with the transfer by
_________________ (the "Transferor") to _________________ (the "Transferee") of
the Residual Interest Certificates, pursuant to the Pooling and Servicing
Agreement dated as of August 1, 2004 (the "Pooling and Servicing Agreement"),
among Credit Suisse First Boston Mortgage Securities Corp. as depositor, Midland
Loan Services, Inc., as master servicer (the "Master Servicer"), Clarion
Partners, LLC, as special servicer (the "Special Servicer"), and Wells Fargo
Bank, N.A., as trustee (the "Trustee"). All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the
Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

     1. No purpose of the Transferor relating to the transfer of the Residual
Interest Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

     2. The Transferor understands that the Transferee has delivered to you a
Transfer Affidavit and Agreement in the form attached to the Pooling and
Servicing Agreement as Exhibit H-1. The Transferor does not know or believe that any representation contained therein is false.

                                     H-2-1

     3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee (or the beneficial owners of the Transferee if the Transferee is classified as a partnership under the Code) as contemplated by Treasury regulation Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the
Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Residual Interest Certificates may not be respected for United
States income tax purposes (and the Transferor may continue to be liable for
United States income taxes associated therewith) unless the Transferor has conducted such an investigation.

                                    Very truly yours,

                                    [TRANSFEROR]

                                    By:
                                       -----------------------------------------
                                    (Transferor)
                                    Name:
                                    Title:

                                     H-2-2

                                    EXHIBIT I

                             INVESTOR CERTIFICATION

                                     [Date]

[TRUSTEE]

[APPLICABLE MASTER SERVICER]

[APPLICABLE SPECIAL SERVICER]

     In accordance with Section ____ of the Pooling and Servicing Agreement, dated as of August 1, 2004 (the "Agreement"), among Credit Suisse First Boston
Mortgage Securities Corp. as Depositor, Midland Loan Services, Inc. as master servicer, Clarion Partners, LLC, as special servicer, and you, as Trustee, with respect to the Credit Suisse First Boston Mortgage Securities Corp., Commercial
Mortgage Pass-Through Certificates, Series 2004-C3 (the "Certificates"), the
undersigned hereby certifies and agrees as follows:

         1. The undersigned is a [registered holder] [beneficial owner]
     [prospective purchaser] of Class ____ Certificates.

         2. The undersigned is requesting, pursuant to Section ___ of the
     Agreement, is requesting access to certain information (the "Information")
     on [the Trustee's] [Master Servicer's] [Special Servicer's] website and/or is requesting the information identified on the schedule attached hereto
     (also, the "Information") pursuant to Section 4.02 of the Agreement.

         3. In consideration of [the Trustee's] [Master Servicer's [Special
     Servicer's] [disclosure to the undersigned of the Information, or providing access in connection therewith, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making an evaluation [of its investment in] in connection with purchasing]
     the related Certificates, from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which the undersigned is subject), and such Information will not, without the prior written consent of the Trustee, be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided that the undersigned may provide all or any part of the Information to any other person or entity that holds or is contemplating the purchase of any Certificate or interest therein, but only if such person or entity confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential.

         4. The undersigned will not use or disclose the Information in any manner which could result in a violation of, or any rule or regulation promulgated under, any provision of the Securities Act of 1933, as amended
     (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate pursuant to Section 5 of the Securities Act.

                                     I-1-1

         5. Investor hereby acknowledges and agrees that:

         (a)   Neither the Master Servicer nor the Trustee will make any
               representations or warranties as to the accuracy or completeness of, and will assume no responsibility for, any report, document or other information delivered pursuant to this request or made available on its Website;

         (b)   Neither the Master Servicer nor the Trustee has undertaken any obligation to verify the accuracy or completeness of any
               information provided by a Borrower, a third party, each other or any other Person that is included in any report, document or other information delivered pursuant to this request or made available on its respective Website;

         (c)   Any transmittal of any report, document or other information to
               Investor by the Master Servicer or the Trustee is subject to, which transmittal may (but need not be) accompanied by a letter containing, the following provision:

                    By receiving the information set forth herein, you hereby
                    acknowledge and agree that the United States securities laws restrict any person who possesses material, non-public
                    information regarding the Trust which issued Credit Suisse
                    First Boston Mortgage Securities Corp., Commercial Mortgage
                    Pass-Through Certificates, Series 2004-C3 from purchasing or selling such Certificates in circumstances where the other party to the transaction is not also in possession of such information. You also acknowledge and agree that such
                    information is being provided to you for the purposes of,
                    and such information may be used only in connection with,
                    evaluation by you or another Certificateholder, Certificate
                    Owner or prospective purchaser of such Certificates or
                    beneficial interest therein;

         (d)   When delivering any report, document or other information
               pursuant to this request, the Master Servicer or the Trustee may
               (i) indicate the source thereof and may affix thereto any
               disclaimer it deems appropriate in its discretion and (ii)
               contemporaneously provide such report, document or information to the Depositor, the Trustee, the Initial Purchaser, any
               Underwriter, any Rating Agency or Certificateholders or
               Certificate Owners.

     6.  The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the
         Depositor, the Trustee, the Master Servicer, the Special Servicer and
         the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its
         Representatives.

     Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.

     IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized signatory, as of the day and year written above.

                         Beneficial Owner or Prospective Purchaser

                         Name:
                               -------------------------------------------------
                         Title:
                         Company:
                         Phone:

                                   EXHIBIT J-1

                    FORM OF INTERIM CERTIFICATION OF TRUSTEE

                                     [Date]

To:  The Parties Listed on Schedule A Attached Hereto.

      Intermediate Review of Mortgage Files by the Trustee Pursuant to the
      --------------------------------------------------------------------
             Pooling and Servicing Agreement (dated August 1, 2004)
             ------------------------------------------------------

Ladies and Gentlemen:

     In accordance with Section 2.02(b) of the Pooling and Servicing Agreement, dated August 1, 2004, by and among Credit Suisse First Boston Mortgage
Securities Corp. as Depositor, Midland Loan Services, Inc., as master servicer,
Clarion Partners, LLC, as special servicer, and Wells Fargo Bank, N.A., as trustee (the "Agreement"), with respect to the Credit Suisse First Boston
Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series
2004-C3, the undersigned, as Trustee, hereby certifies that, subject to Sections
2.01 and 2.02(d), as to each Loan listed on the Mortgage Loan Schedule (other than any Loan paid in full and any Loan specifically identified in any exception report annexed hereto) (i) all documents specified in clauses (i) through (v),
(ix) (without regard to the parenthetical clause), (xi), (xii), (xvi) and
(xviii) of the definition of "Mortgage File" in the Agreement are in its possession, and (ii) all documents delivered or caused to be delivered by the applicable Mortgage Loan Seller constituting the related Mortgage File have been received, appear to have been executed (with the exception of UCC Financing
Statements and assignments thereof), appear to be what they purport to be, purport to be recorded or filed (if recordation or filing is specified for such document in the definition of "Mortgage File") and have not been torn, mutilated or otherwise defaced, and that such documents appear to relate to the subject
Loan.

     The scope and extent of the foregoing review is subject to the limitations and qualifications, and includes the assumptions, set forth in Section 2.02 of the Pooling and Servicing Agreement.

                                     J-1-1

     Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Agreement.

                                  Respectfully,

                                  WELLS FARGO BANK, N.A.,
                                  as Trustee,

                                  By:
                                     -------------------------------------------
                                  Name:
                                  Title:

                                     J-1-2

                                   SCHEDULE A

Credit Suisse First Boston Mortgage Securities Corp.
Eleven Madison Avenue
New York, NY  10010

Midland Loan Services, Inc.
10851 Mastin Street, Suite 700
Overland Park, Kansas 66210

Clarion Partners, LLC
230 Park Avenue, 12th Floor
New York, New York  10169

Column Financial, Inc.
3414 Peachtree Road,
N.E. Suite 1140 Atlanta, Georgia 30326

PNC Bank, National Association
249 Fifth Avenue
One PNC Plaza
Pittsburgh, Pennsylvania 15222

KeyBank National Association (solely with respect to the Mizner Park Loan) [c/o
KeyCorp Real Estate Capital Markets, Inc.
911 Main Street, Suite 1500
Kansas City, Missouri  64105
Attention:  Senior Vice President of Loan Servicing]

                                     J-1-3

                                   EXHIBIT J-2

                     FORM OF FINAL CERTIFICATION OF TRUSTEE

                                     [Date]

To:  The Parties Listed on Schedule A Attached Hereto.

    Receipt and Final Review of Mortgage Files by the Trustee Pursuant to the
    -------------------------------------------------------------------------
             Pooling and Servicing Agreement (dated August 1, 2004)
             ------------------------------------------------------

Ladies and Gentlemen:

     In accordance with Section 2.02(c) of the Pooling and Servicing Agreement, dated August 1, 2004, by and among Credit Suisse First Boston Mortgage
Securities Corp. as Depositor, Midland Loan Services, Inc., as master servicer,
Clarion Partners, LLC, as special servicer and Wells Fargo Bank, N.A., as trustee (the "Agreement"), with respect to the Credit Suisse First Boston
Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series
2004-C3, the undersigned, as trustee, hereby certifies that, subject to Sections
2.01 and 2.02(d), as to each Loan listed on the Mortgage Loan Schedule
(excluding any Loan as to which a Liquidation Event has occurred and any Loan specifically identified in any exception report annexed hereto), (i) all documents specified in clauses (i) through (v), (ix) (without regard to the parenthetical clause), (xi), (xii), (xvi) and (xviii) of the definition of
"Mortgage File" in the Agreement, are in its possession, (ii) it has received either a recorded original of each of the assignments specified in clause (iii)
and clause (v) of the definition of "Mortgage File" in the Agreement, or, insofar as an unrecorded original thereof had been delivered or caused to be delivered by the applicable Mortgage Loan Seller, a copy of such recorded original certified by the applicable public recording office to be true and complete, and (iii) all such Loan Documents have been received, have been executed (with the exception of UCC Financing Statements and assignments thereof), appear to be what they purport to be, purport to be recorded or filed
(if recordation or filing is specified for such document in the definition of
"Mortgage File") and have not been torn, mutilated or otherwise defaced, and that such documents relate to the subject Loan.

     The scope and extent of the foregoing review is subject to the limitations and qualifications, and includes the assumptions, set forth in Section 2.02 of the Pooling and Servicing Agreement.

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Agreement. This Certificate is qualified in all respects by the terms of the Agreement.

                                     J-2-1

                                      WELLS FARGO BANK, N.A., as Trustee,

                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                     J-2-2

                                   SCHEDULE A

Credit Suisse First Boston Mortgage Securities Corp.
Eleven Madison Avenue
New York, NY  10010

Midland Loan Services, Inc.
10851 Mastin Street, Suite 700
Overland Park, Kansas 66210

Clarion Partners, LLC
230 Park Avenue, 12th Floor
New York, New York  10169

Column Financial, Inc.
3414 Peachtree Road,
N.E. Suite 1140 Atlanta, Georgia 30326

PNC Bank, National Association
249 Fifth Avenue
One PNC Plaza
Pittsburgh, Pennsylvania 15222

                                     J-2-3

                                    EXHIBIT K

                           SCHEDULE OF REFERENCE RATES

       DISTRIBUTION DATE                 REFERENCE RATE                DISTRIBUTION DATE                REFERENCE RATE
       -----------------                 --------------                -----------------                --------------

         September 2004                     5.75951%                       March 2008                      5.57219%
          October 2004                      5.57275%                       April 2008                      5.75861%
         November 2004                      5.75951%                        May 2008                       5.57180%
         December 2004                      5.57276%                       June 2008                       5.75842%
          January 2005                      5.57276%                       July 2008                       5.57162%
         February 2005                      5.57276%                      August 2008                      5.75823%
           March 2005                       5.57309%                     September 2008                    5.75814%
           April 2005                       5.75951%                      October 2008                     5.57135%
            May 2005                        5.57275%                     November 2008                     5.75795%
           June 2005                        5.75950%                     December 2008                     5.57131%
           July 2005                        5.57275%                      January 2009                     5.57280%
          August 2005                       5.75950%                     February 2009                     5.57271%
         September 2005                     5.75951%                       March 2009                      5.57580%
          October 2005                      5.57274%                       April 2009                      5.76213%
         November 2005                      5.75949%                        May 2009                       5.60837%
         December 2005                      5.57273%                       June 2009                       5.83935%
          January 2006                      5.57271%                       July 2009                       5.65648%
         February 2006                      5.57271%                      August 2009                      5.88035%
           March 2006                       5.57306%                     September 2009                    5.88520%
           April 2006                       5.75943%                      October 2009                     5.69608%
            May 2006                        5.57266%                     November 2009                     5.88769%
           June 2006                        5.75940%                     December 2009                     5.69750%
           July 2006                        5.57266%                      January 2010                     5.69804%
          August 2006                       5.75942%                     February 2010                     5.69848%
         September 2006                     5.75941%                       March 2010                      5.69912%
          October 2006                      5.57265%                       April 2010                      5.88923%
         November 2006                      5.75940%                        May 2010                       5.69821%
         December 2006                      5.57264%                       June 2010                       5.88906%
          January 2007                      5.57263%                       July 2010                       5.69805%
         February 2007                      5.57263%                      August 2010                      5.88889%
           March 2007                       5.57311%                     September 2010                    5.88881%
           April 2007                       5.75936%                      October 2010                     5.69780%
            May 2007                        5.57260%                     November 2010                     5.88863%
           June 2007                        5.75934%                     December 2010                     5.69763%
           July 2007                        5.57258%                      January 2011                     5.69753%
          August 2007                       5.75932%                     February 2011                     5.69630%
         September 2007                     5.75925%                       March 2011                      5.69814%
          October 2007                      5.57242%                       April 2011                      5.88953%
         November 2007                      5.75907%                        May 2011                       5.69867%
         December 2007                      5.57225%                       June 2011                       5.88952%
          January 2008                      5.75889%                       July 2011                       5.69848%
         February 2008                      5.57208%                      August 2011                      5.88932%

                                      K-1

                                    EXHIBIT L

                      FORM OF SARBANES-OXLEY CERTIFICATION

     Re:  CSFB Commercial Mortgage Trust 2004-C3 (the "Trust"),
          Commercial Mortgage Pass-Through Certificates, Series 2004-C3
          -------------------------------------------------------------

     I, [identify the certifying individual], a[n] [title] of [identify name of company] on behalf of [identify name of company], as [Trustee/Master Servicer]
certify to [identify the individual signing the Sarbanes Oxley Certification],
Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor") and its
partners, representatives, affiliates, members, managers, directors, officers, employees and agents, to the extent that the following information is within our normal area of responsibilities and duties under the pooling and servicing agreement dated as of August 1, 2004 and relating to the Trust (the "Pooling and
Servicing Agreement"), and with the knowledge and intent that they will rely upon this certification, that:

         1. [To be certified by the Trustee] [I have reviewed the annual report on Form 10-K for the fiscal year [___] (the "Annual Report"), and all reports on Form 8-K containing statements to certificateholders filed in respect of periods included in the year covered by that Annual Report
     (collectively with the Annual Reports, the "Reports"), of the Trust;]

         2. [To be certified by the Trustee] [To the best of my knowledge, the information in the Reports, to the extent prepared by the [Trustee] (but not including any information provided to the [Trustee] by any Master
     Servicer or Special Servicer, other than to the extent that such information has been aggregated or manipulated by [Trustee]), taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by the Annual Report;]

         3. [To be certified by the Trustee] [To the best of my knowledge, the distribution or servicing information required to be provided to the
     Trustee by the Master Servicer and the Special Servicer under the Pooling and Servicing Agreement for inclusion in the Reports is included in the
     Reports;]

         4. [To be certified by each Master Servicer] [I am responsible for reviewing the activities performed by Midland Loan Services, Inc. in its capacity as Master Servicer under the Pooling and Servicing Agreement and based upon the annual compliance review required under the Pooling and
     Servicing Agreement with respect to the Midland Loan Services, Inc. in its capacity as Master Servicer and a certificate in the form attached as
     Exhibit A hereto from Clarion Partners, LLC in its capacity as Special
     Servicer, with respect to such entity (which certificate, to our actual knowledge, contains no inaccurate information), and except as disclosed in the annual report on Form 10-K for the fiscal year [___], or in any reports on Form 8-K containing statements to certificateholders of the Trust filed in respect of periods included in the year covered by that annual report,
     Midland Loan Services, Inc. in its capacity as Master Servicer, has fulfilled its obligations under the Pooling and Servicing Agreement, including the

                                       L-1

     provision of all reports required to be submitted to the Trustee thereunder, and that, to the knowledge of Midland Loan Services, Inc. in its capacity as Master Servicer, based upon the annual compliance review required under the Pooling and Servicing Agreement with respect to Midland
     Loan Services, Inc. in its capacity as Master Servicer and a certificate in the form attached as Exhibit A hereto Clarion Partners, LLC in its capacity as Special Servicer No.__, with respect to such entity (which certificate, to our actual knowledge, contains no inaccurate information), such reports do not contain any material misstatements or omissions; and]

         5. [To be certified by each Master Servicer] [We have disclosed to
     Midland Loan Services, Inc.'s certified public accountants all significant deficiencies relating to (a) the compliance of Midland Loan Services, Inc.
     in its capacity as Master Servicer with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single
     Attestation Program for Mortgage Bankers or similar standard as set forth in the Pooling and Servicing Agreement and (b) the compliance of Clarion
     Partners, LLC in its capacity as Special Servicer with the minimum servicing standards based on a certificate in the form attached as Exhibit
     A hereto from such entity.]

         Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement.

Date:    _________________________

[NAME OF COMPANY]

_______________________________
[Signature]
[Title]

                                      L-2

                                                          EXHIBIT A TO EXHIBIT L

                           FORM OF CERTIFICATION TO BE
                         PROVIDED TO THE MASTER SERVICER

     Re:  CSFB Commercial Mortgage Trust 2004-C3 (the "Trust"),
          Commercial Mortgage Pass-Through Certificates, Series 2004-C3

     I, [identify the certifying individual], a[n] [title] of [identify name of company] on behalf of [identify name of company], as Special Servicer certify to the Master Servicer and its partners, representatives, affiliates, members, managers, directors, officers, employees and agents, to the extent that the following information is within our normal area of responsibilities and duties under the pooling and servicing agreement dated as of August 1, 2004 and relating to the Trust (the "Pooling and Servicing Agreement"), and with the knowledge and intent that they will rely upon this certification, that:

         1. [To be certified by each Special Servicer] [I am responsible for reviewing the activities performed by Clarion Partners, LLC in its capacity as Special Servicer under the Pooling and Servicing Agreement and based upon the annual compliance review required under the Pooling and Servicing
     Agreement with respect to Special Servicer, except as disclosed in the annual report on Form 10-K for the fiscal year [___], or in any reports on
     Form 8-K containing statements to certificateholders of the Trust filed in respect of periods included in the year covered by that annual report,
     Clarion Partners, LLC in its capacity as Special Servicer, has fulfilled its obligations as Special Servicer under the Pooling and Servicing
     Agreement, including the provision of all reports required to be submitted by Special Servicer to the Trustee thereunder, and that, to the knowledge of Clarion Partners, LLC in its capacity as Special Servicer, such reports do not contain any material misstatements or omissions; and]

         2. [To be certified by each Special Servicer] [I have disclosed to
     Clarion Partners, LLC's certified public accountants all significant deficiencies relating to the compliance of Clarion Partners, LLC's in its capacity as Special Servicer with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single
     Attestation Program for Mortgage Bankers or similar standard as set forth in the Pooling and Servicing Agreement.]

          Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement.

Date:_________________________

[NAME OF COMPANY]

-------------------------------
[Signature]
[Title]

                                      L-3

                                    EXHIBIT M

                     FORM OF STATEMENT TO CERTIFICATEHOLDERS

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO]             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.                CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                          SERIES 2004-C3                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:  09/17/2004
                                                                                          RECORD DATE:   08/31/2004

------------------------------------------------------------------------------------------------------------------------------------
                                                     DISTRIBUTION DATE STATEMENT

                                                          TABLE OF CONTENTS

                                 ===================================================================
                                 STATEMENT SECTIONS                                          PAGE(s)
                                 ------------------                                          -------

                                 Certificate Distribution Detail                               2
                                 Certificate Factor Detail                                     3
                                 Reconciliation Detail                                         4
                                 Other Required Information                                    5
                                 Cash Reconciliation                                           6
                                 Ratings Detail                                                7
                                 Current Mortgage Loan and Property Stratification Tables    8 - 10
                                 Mortgage Loan Detail                                          11
                                 Principal Prepayment Detail                                   12
                                 Historical Detail                                             13
                                 Delinquency Loan Detail                                       14
                                 Specially Serviced Loan Detail                             15 - 16
                                 Modified Loan Detail                                          17
                                 Liquidated Loan Detail                                        18
                                 ===================================================================

                 DEPOSITOR                                   MASTER SERVICER                              SPECIAL SERVICER
===========================================  ==============================================  =======================================
Credit Suisse First Boston Mortgage          Midland Loan Services, Inc.                     Clarion Partners, LLC
Securities Corp.                             10851 Mastin Street, Bldg. 82                   335 Madison Avenue, 7th Floor
11 Madison Avenue, 5th Floor                 Suite 700                                       New York, NY 10017
New York, NY 10010                           Overland Park, KS 66210

Contact:      General Information Number     Contact:      Brad Hauger                       Contact:      Bruce G. Morrison
Phone Number: (212) 325-2000                 Phone Number: (913) 253-9000                    Phone Number: (212) 883-2500
===========================================  ==============================================  =======================================

This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the
Master Servicer, Special Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 1 of 18

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO]             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.                CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                          SERIES 2004-C3                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:  09/17/2004
                                                                                          RECORD DATE:   08/31/2004

------------------------------------------------------------------------------------------------------------------------------------

                                                   CERTIFICATE DISTRIBUTION DETAIL

==============================================================================================================

                      Pass-Through     Original    Beginning      Principal        Interest      Prepayment
Class       CUSIP         Rate          Balance     Balance      Distribution    Distribution     Premium
==============================================================================================================
A-1                    0.000000%          0.00         0.00          0.00            0.00            0.00
A-2                    0.000000%          0.00         0.00          0.00            0.00            0.00
A-3                    0.000000%          0.00         0.00          0.00            0.00            0.00
A-4                    0.000000%          0.00         0.00          0.00            0.00            0.00
A-5                    0.000000%          0.00         0.00          0.00            0.00            0.00
A-1-A                  0.000000%          0.00         0.00          0.00            0.00            0.00
B                      0.000000%          0.00         0.00          0.00            0.00            0.00
C                      0.000000%          0.00         0.00          0.00            0.00            0.00
D                      0.000000%          0.00         0.00          0.00            0.00            0.00
E                      0.000000%          0.00         0.00          0.00            0.00            0.00
F                      0.000000%          0.00         0.00          0.00            0.00            0.00
G                      0.000000%          0.00         0.00          0.00            0.00            0.00
H                      0.000000%          0.00         0.00          0.00            0.00            0.00
J                      0.000000%          0.00         0.00          0.00            0.00            0.00
K                      0.000000%          0.00         0.00          0.00            0.00            0.00
L                      0.000000%          0.00         0.00          0.00            0.00            0.00
M                      0.000000%          0.00         0.00          0.00            0.00            0.00
N                      0.000000%          0.00         0.00          0.00            0.00            0.00
O                      0.000000%          0.00         0.00          0.00            0.00            0.00
P                      0.000000%          0.00         0.00          0.00            0.00            0.00
R                      0.000000%          0.00         0.00          0.00            0.00            0.00
==============================================================================================================
Totals
==============================================================================================================

=================================================================
       Realized Loss/                                   Current
      Additional Trust       Total        Ending    Subordination
Class  Fund Expenses      Distribution    Balance        Level
=================================================================
A-1         0.00             0.00          0.00          0.00%
A-2         0.00             0.00          0.00          0.00%
A-3         0.00             0.00          0.00          0.00%
A-4         0.00             0.00          0.00          0.00%
A-5         0.00             0.00          0.00          0.00%
A-1-A       0.00             0.00          0.00          0.00%
B           0.00             0.00          0.00          0.00%
C           0.00             0.00          0.00          0.00%
D           0.00             0.00          0.00          0.00%
E           0.00             0.00          0.00          0.00%
F           0.00             0.00          0.00          0.00%
G           0.00             0.00          0.00          0.00%
H           0.00             0.00          0.00          0.00%
J           0.00             0.00          0.00          0.00%
K           0.00             0.00          0.00          0.00%
L           0.00             0.00          0.00          0.00%
M           0.00             0.00          0.00          0.00%
N           0.00             0.00          0.00          0.00%
O           0.00             0.00          0.00          0.00%
P           0.00             0.00          0.00          0.00%
R           0.00             0.00          0.00          0.00%
=================================================================
Totals
=================================================================

==========================================================================================================================
                                        Original    Beginning                                                     Ending
                       Pass-Through     Notional    Notional        Interest      Prepayment        Total         Notional
Class       CUSIP          Rate          Amount      Amount       Distribution     Premium       Distribution      Amount
==========================================================================================================================
A-X                    0.000000%          0.00         0.00          0.00            0.00            0.00           0.00
A-SP                   0.000000%          0.00         0.00          0.00            0.00            0.00           0.00
==========================================================================================================================

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 2 of 18

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO]             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.                CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                          SERIES 2004-C3                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:  09/17/2004
                                                                                          RECORD DATE:   08/31/2004

------------------------------------------------------------------------------------------------------------------------------------

                                                      CERTIFICATE FACTOR DETAIL

=================================================================================================================
                                                                                    Realized Loss/
                  Beginning       Principal        Interest         Prepayment     Additional Trust     Ending
Class  CUSIP      Balance         Distribution     Distribution     Premium         Fund Expenses       Balance
=================================================================================================================
A-1               0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
A-2               0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
A-3               0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
A-4               0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
A-5               0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
A-1-A             0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
B                 0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
C                 0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
D                 0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
E                 0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
F                 0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
G                 0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
H                 0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
J                 0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
K                 0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
L                 0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
M                 0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
N                 0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
O                 0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
P                 0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
R                 0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
=================================================================================================================

==============================================================================
                  Beginning                                         Ending
                  Notional        Interest         Prepayment       Notional
Class  CUSIP      Amount          Distribution     Premium          Amount
==============================================================================
A-X               0.00000000      0.00000000       0.00000000       0.00000000
A-SP              0.00000000      0.00000000       0.00000000       0.00000000
==============================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 3 of 18

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO]             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.                CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                          SERIES 2004-C3                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:  09/17/2004
                                                                                          RECORD DATE:   08/31/2004

------------------------------------------------------------------------------------------------------------------------------------

                                                        RECONCILIATION DETAIL

                  ADVANCE SUMMARY                                                MASTER SERVICING FEE SUMMARY

P & I Advances Outstanding                     0.00            Current Period Accrued Master Servicing Fees                   0.00
Servicing Advances Outstanding                 0.00            Less Master Servicing Fees on Delinquent Payments              0.00
                                                               Less Reductions to Master Servicing Fees                       0.00
Reimbursement for Interest on P & I            0.00            Plus Master Servicing Fees for Delinquent Payments Received    0.00
Advances paid from general collections                         Plus Adjustments for Prior Master Servicing Calculation        0.00
                                                               Total Master Servicing Fees Collected                          0.00
Reimbursement for Interest on Servicing        0.00
Advances paid from general collections

CERTIFICATE INTEREST RECONCILIATION
====================================================================================================================================
                                                          Certificate    Unpaid     Optimal
          Accrued         Uncovered                         Deferred    Interest    Interest     Interest                 Appraisal
        Certificate      Prepayment      Indemnification    Interest   Shortfall  Distribution   Shortfall   Interest     Reduction
Class     Interest   Interest Shortfall      Expenses        Amount      Amount      Amount       Amount   Distribution    Amount
====================================================================================================================================
A-1
A-2
A-3
A-4
A-5
A-1-A
B
C
D
E
F
G
H
J
K
L
M
N
O
P
A-X
A-SP
====================================================================================================================================
Total
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 4 of 18

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO]             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.                CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                          SERIES 2004-C3                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:  09/17/2004
                                                                                          RECORD DATE:   08/31/2004

------------------------------------------------------------------------------------------------------------------------------------

                                                     OTHER REQUIRED INFORMATION

------------------------------------------------------------------------------------------------------------------------------------

                                                                                Appraisal Reduction Amount
Available Distribution Amount                           0.00                    ====================================================
                                                                                          Appraisal     Cumulative     Most Recent
                                                                                Loan      Reduction        ASER         App. Red.
                                                                                Number     Amount         Amount           Date
                                                                                ====================================================
Aggregate Number of Outstanding Loans                      0

Aggregate Unpaid Principal Balance of Loans             0.00

Aggregate Stated Principal Balance of Loans             0.00

Aggregate Amount of Master Servicing Fee                0.00

Aggregate Amount of Special Servicing Fee               0.00

Aggregate Amount of Trustee Fee                         0.00

Aggregate Amount of Primary Servicing Fee               0.00

Aggregate Trust Fund Expenses                           0.00

Specially Serviced Loans not Delinquent

    Number of Outstanding Loans                            0                    ====================================================
                                                                                Total
    Aggregate Unpaid Principal Balance                  0.00                    ====================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 5 of 18

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO]             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.                CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                          SERIES 2004-C3                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:  09/17/2004
                                                                                          RECORD DATE:   08/31/2004

------------------------------------------------------------------------------------------------------------------------------------

                                                     CASH RECONCILIATION DETAIL

------------------------------------------------------------------------------------------------------------------------------------

TOTAL FUNDS COLLECTED                                               TOTAL FUNDS DISTRIBUTED
  INTEREST:                                                           FEES:
    Interest paid or advanced                         0.00              Master Servicing Fee                             0.00
    Interest reductions due to Non-Recoverability                       Trustee Fee                                      0.00
       Determinations                                 0.00              Certificate Administration Fee                   0.00
    Interest Adjustments                              0.00              Insurer Fee                                      0.00
    Deferred Interest                                 0.00              Miscellaneous Fee                                0.00
    Net Prepayment Interest Shortfall                 0.00                                                                    ------
    Net Prepayment Interest Excess                    0.00                TOTAL FEES                                            0.00
    Extension Interest                                0.00
    Interest Reserve Withdrawal                       0.00            ADDITIONAL TRUST FUND EXPENSES:
                                                           ------
      TOTAL INTEREST COLLECTED                               0.00       Reimbursement for Interest on Advances           0.00
                                                                        ASER Amount                                      0.00
  PRINCIPAL:                                                            Special Servicing Fee                            0.00
                                                                        Reduction of funds due to Non-Recoverability
    Scheduled Principal                               0.00                 Determinations                                0.00
    Unscheduled Principal                             0.00              Rating Agency Expenses                           0.00
      Principal Prepayments                           0.00              Attorney Fees & Expenses                         0.00
      Collection of Principal after Maturity Date     0.00              Bankruptcy Expense                               0.00
      Recoveries from Liquidation and Insurance                         Taxes Imposed on Trust Fund                      0.00
         Proceeds                                     0.00              Non-Recoverable Advances                         0.00
      Excess of Prior Principal Amounts paid          0.00              Other Expenses                                   0.00
      Curtailments                                    0.00                                                                    ------
    Negative Amortization                             0.00                TOTAL ADDITIONAL TRUST FUND EXPENSES                  0.00
    Principal Adjustments                             0.00
      TOTAL PRINCIPAL COLLECTED                            ------     INTEREST RESERVE DEPOSIT                                  0.00
                                                             0.00
                                                                      PAYMENTS TO CERTIFICATEHOLDERS & OTHERS:
  OTHER:                                                                Interest Distribution                            0.00
    Prepayment Penalties/Yield Maintenance            0.00              Principal Distribution                           0.00
    Repayment Fees                                    0.00              Prepayment Penalties/Yield Maintenance           0.00
    Borrower Option Extension Fees                    0.00              Borrower Option Extension Fees                   0.00
    Equity Payments Received                          0.00              Equity Payments Paid                             0.00
    Net Swap Counterparty Payments Received           0.00              Net Swap Counterparty Payments Paid              0.00
                                                           ------                                                             ------
      TOTAL OTHER COLLECTED                                  0.00         TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS         0.00
                                                           ------                                                             ------
TOTAL FUNDS COLLECTED                                        0.00   TOTAL FUNDS DISTRIBUTED                                     0.00
                                                           ======                                                             ======

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 6 of 18

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO]             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.                CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                          SERIES 2004-C3                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:  09/17/2004
                                                                                          RECORD DATE:   08/31/2004

------------------------------------------------------------------------------------------------------------------------------------
                                                           RATINGS DETAIL
                           ===============================================================================
                                                        Original Ratings            Current Ratings (1)
                                                   -------------------------     -------------------------
                           Class       CUSIP       Fitch     Moody's     S&P     Fitch     Moody's     S&P
                           ===============================================================================
                           A-1
                           A-2
                           A-3
                           A-4
                           A-5
                           A-1-A
                           B
                           C
                           D
                           E
                           F
                           G
                           H
                           J
                           K
                           L
                           M
                           N
                           O
                           P
                           A-X
                           A-SP
                           ===============================================================================

                           NR  - Designates that the class was not rated by the above agency at the time of original issuance.

                           X   - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.

                           N/A - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained.
Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                                           Moody's Investors Service                    Standard & Poor's Rating Services
One State Street Plaza                                99 Church Street                             55 Water Street
New York, New York 10004                              New York, New York 10007                     New York, New York 10041
(212) 908-0500                                        (212) 553-0300                               (212) 438-2430

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 7 of 18

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO]             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.                CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                          SERIES 2004-C3                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:  09/17/2004
                                                                                          RECORD DATE:   08/31/2004

------------------------------------------------------------------------------------------------------------------------------------

                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                       SCHEDULED BALANCE                                                     STATE (3)
===============================================================   ===============================================================
                                % of                                                              % of
Scheduled    # of   Scheduled   Agg.   WAM          Weighted                   # of   Scheduled   Agg.   WAM          Weighted
 Balance     Loans   Balance    Bal.   (2)   WAC    Avg DSCR (1)  State        Props   Balance    Bal.   (2)   WAC   Avg DSCR (1)
===============================================================   ===============================================================

===============================================================   ===============================================================
Totals                                                            Totals
===============================================================   ===============================================================

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 8 of 18

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO]             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.                CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                          SERIES 2004-C3                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:  09/17/2004
                                                                                          RECORD DATE:   08/31/2004

------------------------------------------------------------------------------------------------------------------------------------

                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                 DEBT SERVICE COVERAGE RATIO (1)                                           PROPERTY TYPE (3)
================================================================   ================================================================
                                    % of                                                               % of
Debt Service    # of    Scheduled   Agg.  WAM        Weighted      Property        # of    Scheduled   Agg.  WAM        Weighted
Coverage Ratio  Loans    Balance    Bal.  (2)  WAC  Avg DSCR (1)   Type            Props   Balance     Bal.  (2)  WAC  Avg DSCR (1)
================================================================   ================================================================

================================================================   ================================================================
Totals                                                             Totals
================================================================   ================================================================

                            NOTE RATE                                                          SEASONING
================================================================   ================================================================
                                    % of                                                               % of
Note            # of    Scheduled   Agg.  WAM        Weighted                      # of    Scheduled   Agg.  WAM        Weighted
Rate            Loans   Balance     Bal.  (2)  WAC  Avg DSCR (1)   Seasoning       Loans   Balance     Bal.  (2)  WAC  Avg DSCR (1)
================================================================   ================================================================

================================================================   ================================================================
Totals                                                             Totals
================================================================   ================================================================

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 9 of 18

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO]             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.                CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                          SERIES 2004-C3                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:  09/17/2004
                                                                                          RECORD DATE:   08/31/2004

------------------------------------------------------------------------------------------------------------------------------------

                                   CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

           ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)                   REMAINING STATED TERM (FULLY AMORTIZING LOANS)
======================================================================   ===========================================================
                                          % of                           Remaining                      % of
Anticipated Remaining   # of   Scheduled  Agg.  WAM        Weighted      Stated       # of   Scheduled  Agg.  WAM        Weighted
Term (2)                Loans   Balance   Bal.  (2)  WAC  Avg DSCR (1)   Term         Loans  Balance    Bal.  (2)  WAC  Avg DSCR (1)
======================================================================   ===========================================================

======================================================================   ===========================================================
Totals                                                                   Totals
======================================================================   ===========================================================

           REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)                            AGE OF MOST RECENT NOI
======================================================================   ===========================================================
                                          % of                                                          % of
Remaining Amortization  # of   Scheduled  Agg.  WAM        Weighted      Age of Most  # of   Scheduled  Agg.  WAM        Weighted
Term                    Loans  Balance    Bal.  (2)  WAC  Avg DSCR (1)   Recent NOI   Loans  Balance    Bal.  (2)  WAC  Avg DSCR (1)
======================================================================   ===========================================================

======================================================================   ===========================================================
Totals                                                                   Totals
======================================================================   ===========================================================

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the Maturity Date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off
Date balance of each property as disclosed in the offering document.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 10 of 18

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO]             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.                CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                          SERIES 2004-C3                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:  09/17/2004
                                                                                          RECORD DATE:   08/31/2004

------------------------------------------------------------------------------------------------------------------------------------

                                                        MORTGAGE LOAN DETAIL

==========================================================================================================
                                                                          Anticipated              Neg.
Loan            Property                  Interest   Principal   Gross     Repayment    Maturity   Amort
Number   ODCR   Type (1)   City   State   Payment    Payment     Coupon       Date        Date     (Y/N)
==========================================================================================================

==========================================================================================================
Totals
==========================================================================================================

=============================================================================
         Beginning    Ending     Paid   Appraisal   Appraisal   Res.     Mod.
Loan     Scheduled   Scheduled   Thru   Reduction   Reduction   Strat.   Code
Number    Balance     Balance    Date      Date       Amount     (2)     (3)
=============================================================================

=============================================================================
Totals
=============================================================================

------------------------------------------------------------------------------------------------------------------------------------
         (1) Property Type Code                           (2) Resolution Strategy Code                     (3) Modification Code
         ----------------------                           ----------------------------                     ---------------------

MF - Multi-Family       OF -  Office               1 - Modification       9 - Pending Return to         1 - Maturity Date Extension
RT - Retail             MU -  Mixed Use            2 - Foreclosure            Master Servicer           2 - Amortization Change
HC - Health Care        LO -  Lodging              3 - Bankruptcy        10 - Deed in Lieu Of           3 - Principal Write-Off
IN - Industrial         SS -  Self Storage         4 - Extension              Foreclosure               4 - Combination
WH - Warehouse          OT -  Other                5 - Note Sale         11 - Full Payoff
MH - Mobile Home Park                              6 - DPO               12 - Reps and Warranties
                                                   7 - REO               13 - Other or TBD
                                                   8 - Resolved
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 11 of 18

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO]             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.                CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                          SERIES 2004-C3                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:  09/17/2004
                                                                                          RECORD DATE:   08/31/2004

------------------------------------------------------------------------------------------------------------------------------------

                                                     PRINCIPAL PREPAYMENT DETAIL

   ==============================================================================================================================
                                              Principal Prepayment Amount                         Prepayment Premium
                   Offering Document     ------------------------------------     -----------------------------------------------
   Loan Number      Cross-Reference      Payoff Amount     Curtailment Amount     Percentage Premium     Yield Maintenance Charge
   ==============================================================================================================================

   ==============================================================================================================================
   Totals
   ==============================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 12 of 18

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO]             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.                CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                          SERIES 2004-C3                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:  09/17/2004
                                                                                          RECORD DATE:   08/31/2004

------------------------------------------------------------------------------------------------------------------------------------

                                                          HISTORICAL DETAIL
===================================================================================================
                                              Delinquencies
---------------------------------------------------------------------------------------------------
Distribution   30-59 Days   60-89 Days   90 Days or More   Foreclosure      REO       Modifications
Date           #  Balance   #  Balance     #   Balance     #   Balance   #  Balance     #  Balance
===================================================================================================

===================================================================================================

======================================   =========================
                    Prepayments             Rate and Maturities
--------------------------------------   -------------------------
Distribution Curtailments     Payoff     Next Weighted Avg.
Date          #   Amount    #   Amount    Coupon    Remit    WAM
======================================   =========================

======================================   =========================

Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 13 of 18

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO]             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.                CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                          SERIES 2004-C3                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:  09/17/2004
                                                                                          RECORD DATE:   08/31/2004

------------------------------------------------------------------------------------------------------------------------------------

                                                       DELINQUENCY LOAN DETAIL

=================================================================================================================================
                   Offering        # of                     Current     Outstanding    Status of    Resolution
                   Document       Months    Paid Through      P&I           P&I        Mortgage     Strategy        Servicing
Loan Number    Cross-Reference    Delinq.       Date        Advances     Advances**    Loan (1)      Code(2)      Transfer Date
=================================================================================================================================

=================================================================================================================================
Totals
=================================================================================================================================

===========================================================================
                               Actual      Outstanding
               Foreclosure    Principal     Servicing     Bankruptcy   REO
Loan Number        Date        Balance       Advances        Date      Date
===========================================================================

===========================================================================
Totals
===========================================================================

------------------------------------------------------------------------------------------------------------------------------------
                (1) Status of Mortgage Loan                                         (2) Resolution Strategy Code
                ---------------------------                                         ----------------------------

A - Payment Not Received       0 - Current                                     1 - Modification     9 - Pending Return to
    But Still in Grace Period  1 - One Month Delinquent                        2 - Foreclosure          Master Servicer
B - Late Payment But Less      2 - Two Months Delinquent                       3 - Bankruptcy      10 - Deed In Lieu Of
    Than 1 Month Delinquent    3 - Three or More Months Delinquent             4 - Extension            Foreclosure
                               4 - Assumed Scheduled Payment                   5 - Note Sale       11 - Full Payoff
                                   (Performing Matured Balloon)                6 - DPO             12 - Reps and Warranties
                               7 - Foreclosure                                 7 - REO             13 - Other or TBD
                               9 - REO                                         8 - Resolved

** Outstanding P & I Advances include the current period advance.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 14 of 18

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO]             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.                CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                          SERIES 2004-C3                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:  09/17/2004
                                                                                          RECORD DATE:   08/31/2004

------------------------------------------------------------------------------------------------------------------------------------

                                               SPECIALLY SERVICED LOAN DETAIL - PART 1

================================================================================================================
              Offering       Servicing    Resolution
Loan          Document       Transfer      Strategy     Scheduled    Property             Interest    Actual
Number    Cross-Reference      Date        Code(1)       Balance     Type (2)    State      Rate      Balance
================================================================================================================

================================================================================================================

======================================================================
            Net                                            Remaining
Loan     Operating    DSCR            Note    Maturity    Amortization
Number    Income      Date    DSCR    Date      Date          Term
======================================================================

======================================================================

                   (1) Resolution Strategy Code                                             (2) Property Type Code
                   ----------------------------                                             ----------------------

1 - Modification   6  - DPO                     10 -  Deed in Lieu Of              MF  -  Multi-Family       OF  -  Office
2 - Foreclosure    7  - REO                           Foreclosure                  RT  -  Retail             MU  -  Mixed Use
3 - Bankruptcy     8  - Resolved                11 -  Full Payoff                  HC  -  Health Care        LO  -  Lodging
4 - Extension      9  - Pending Return          12 -  Reps and Warranties          IN  -  Industrial         SS  -  Self Storage
5 - Note Sale           to Master Servicer      13 -  Other or TBD                 WH  -  Warehouse          OT  -  Other
                                                                                   MH  -  Mobile Home Park
------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 15 of 18

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO]             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.                CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                          SERIES 2004-C3                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:  09/17/2004
                                                                                          RECORD DATE:   08/31/2004

------------------------------------------------------------------------------------------------------------------------------------

                                               SPECIALLY SERVICED LOAN DETAIL - PART 2

====================================================================================================================================
             Offering         Resolution        Site
Loan         Document          Strategy      Inspection                    Appraisal    Appraisal       Other REO
Number    Cross-Reference      Code (1)         Date       Phase 1 Date      Date         Value      Property Revenue    Comment
====================================================================================================================================

====================================================================================================================================

                                                    (1) Resolution Strategy Code
                                                    ----------------------------

                                 1  -  Modification  6  -  DPO                 10  -  Deed in Lieu Of
                                 2  -  Foreclosure   7  -  REO                        Foreclosure
                                 3  -  Bankruptcy    8  -  Resolved            11  -  Full Payoff
                                 4  -  Extension     9  -  Pending Return      12  -  Reps and Warranties
                                 5  -  Note Sale           to Master Servicer  13  -  Other or TBD

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 16 of 18

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO]             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.                CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                          SERIES 2004-C3                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:  09/17/2004
                                                                                          RECORD DATE:   08/31/2004

------------------------------------------------------------------------------------------------------------------------------------

                                                        MODIFIED LOAN DETAIL

====================================================================================================================================
               Offering
 Loan          Document         Pre-Modification
Number     Cross-Reference          Balance          Modification Date                    Modification Description
====================================================================================================================================

====================================================================================================================================
Totals
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 17 of 18

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO]             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.                CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                          SERIES 2004-C3                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:  09/17/2004
                                                                                          RECORD DATE:   08/31/2004
------------------------------------------------------------------------------------------------------------------------------------

                                                       LIQUIDATED LOAN DETAIL

====================================================================================================================================
           Final Recovery        Offering                                                             Gross Proceeds     Aggregate
Loan       Determination         Document        Appraisal     Appraisal     Actual      Gross          as a % of        Liquidation
Number         Date          Cross-Reference        Date          Value      Balance     Proceeds     Actual Balance     Expenses *
====================================================================================================================================

====================================================================================================================================
Current Total
====================================================================================================================================
Cumulative Total
====================================================================================================================================

=================================================================================
                             Net        Net Proceeds                  Repurchased
Loan                    Liquidation       as a % of       Realized     by Seller
Number                    Proceeds      Actual Balance      Loss         (Y/N)
=================================================================================

=================================================================================
Current Total
=================================================================================
Cumulative Total
=================================================================================

* Aggregate liquidation expenses also include outstanding P&I advances and unpaid fees (servicing, trustee, etc.).

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 18 of 18

                                    EXHIBIT N

                                   [RESERVED]

                                      N-1

                                    EXHIBIT O

               FORM OF ACKNOWLEDGMENT OF PROPOSED SPECIAL SERVICER

                                     [Date]

[TRUSTEE]
[MASTER SERVICER]
[SPECIAL SERVICER]
[DEPOSITOR]

     Re:  Credit Suisse First Boston Mortgage Securities Corp., Commercial
          Mortgage Pass-Through Certificates, Series 2004-C3

Ladies and Gentlemen:

     Pursuant to Section [___________] of the Pooling and Servicing Agreement,
dated as of August 1, 2004, relating to Credit Suisse First Boston Mortgage
Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-C3
(the "Agreement"), the undersigned hereby agrees with all the other parties to the Agreement that the undersigned shall serve as Special Servicer under, and as defined in, the Agreement. The undersigned hereby acknowledges and agrees that, as of the date hereof, it is and shall be a party to the Agreement and bound thereby to the full extent indicated therein in the capacity of Special
Servicer. The undersigned hereby makes, as of the date hereof, the representations and warranties set forth in Section [3.24] of the Agreement, with the following corrections with respect to type of entity and jurisdiction of organization: ____________________.

                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:

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